   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2003


                                                     REGISTRATION NO. 333-107788
________________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                            THE WARNACO GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

            DELAWARE                           2300                          95-4032739
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 ORGANIZATION OR INCORPORATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                               501 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 287-8000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                            SEE TABLE OF REGISTRANTS

                              -------------------

                             JAY A. GALLUZZO, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            THE WARNACO GROUP, INC.
                               501 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 287-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                WITH COPIES TO:
                             STACY J. KANTER, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                         NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment is filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              -------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO THE SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                              TABLE OF REGISTRANTS

                                            STATE OR OTHER         PRIMARY STANDARD
                                            JURISDICTION OF           INDUSTRIAL
                                           INCORPORATION OR         CLASSIFICATION           I.R.S. EMPLOYER
       EXACT NAME OF REGISTRANTS(7)            FORMATION             CODE NUMBER          IDENTIFICATION NUMBER
       ----------------------------        -----------------  --------------------------  ---------------------
ISSUER
    Warnaco Inc.(3)......................      Delaware                  2300                  22-1897478

GUARANTORS
    The Warnaco Group, Inc.(3)...........      Delaware                  2300                  95-4032739
    184 Benton Street Inc.(1)............      Delaware                  5600                  06-1045343
    A.B.S. Clothing Collection, Inc.(2)..     California                 5130                  95-3799247
    Abbeville Manufacturing Company(3)...      Delaware                  2300                  13-3779929
    Authentic Fitness Corporation(4).....      Delaware                  2300                  95-4268251
    Authentic Fitness On-Line, Inc.(4)...       Nevada                   5960                  95-4741962
    Authentic Fitness Products Inc.(4)...      Delaware                  2300                  95-4267322
    Authentic Fitness Retail Inc.(4).....      Delaware                  5600                  95-4442062
    CCC Acquisition Corp.(4).............      Delaware                  2300                  95-4456443
    C.F. Hathaway Company(1).............      Delaware                  2300                  01-0263592
    Calvin Klein Jeanswear Company(5)....      Delaware                  5130                  13-3779381
    CKJ Holdings, Inc.(3)................      Delaware                  2300                  13-3928129
    Designer Holdings Ltd.(3)............      Delaware                  2300                  13-3818542
    Gregory Street, Inc.(1)..............      Delaware                  6199                  06-1469376
    Jeanswear Holdings, Inc.(3)..........      Delaware                  2300                  13-3779227
    Kai Jay Manufacturing Company(3).....      Delaware                  2300                  13-3779231
    Myrtle Avenue, Inc.(1)...............      Delaware                  6199                  06-1469379
    Outlet Holdings, Inc.(3).............      Delaware                  2300                  13-3907558
    Outlet Stores, Inc.(1)...............      Delaware                  5600                  13-3907560
    Penhaligon's by Request, Inc.(3).....      Delaware                  5961                  13-4076897
    Rio Sportswear, Inc.(3)..............      Delaware                  5130                  13-3779228
    Ubertech Products, Inc.(6)...........      Delaware                  3060                  06-1577619
    Warnaco International, L.L.C.(1).....      Delaware                  2300                  06-1442942
    Warnaco Men's Sportswear Inc.(1).....      Delaware                  2300                  25-1141063
    Warnaco Puerto Rico, Inc.(1).........      Delaware                  8900                  66-0585156
    Warnaco Sourcing Inc.(1).............      Delaware                  2300                  06-1172666
    Warnaco U.S., Inc.(1)................      Delaware                  2300                  06-1519997
    Warner's de Costa Rica Inc.(1).......      Delaware                  2300                  06-0937741

---------

(1)   470 Wheeler's Farms Rd.
      Milford, CT, 06460
(2)   231 Long Beach Avenue
      Los Angeles, CA 90021
(3)   501 Seventh Avenue
      New York, NY 10018
(4)   6040 Bandini Blvd.
      City of Commerce, CA 90040
(5)   205 West 39th Street
      New York, NY 10018
(6)   704 Bastrop
      Houston, TX 77003
(7)   The agent for service of each of the Registrants is:

           Jay A. Galluzzo, Esq.
           c/o The Warnaco Group, Inc.
           Vice President, General Counsel and Secretary
           501 Seventh Avenue
           New York, NY 10018
           (212) 287-8000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED         , 2003

PROSPECTUS

                                [WARNACO LOGO]

                                  WARNACO INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                            THE WARNACO GROUP, INC.
OFFER TO EXCHANGE $210,000,000 AGGREGATE PRINCIPAL AMOUNT OF 8 7/8% SENIOR NOTES
                                    DUE 2013
CUSIPs 934391 AE3 AND U93439 AA2 FOR $210,000,000 AGGREGATE PRINCIPAL AMOUNT OF
   8 7/8% SENIOR NOTES DUE 2013 CUSIP    WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                              -------------------

 THE EXCHANGE OFFER WILL EXPIRE AT     P.M., NEW YORK CITY TIME, ON      , 2003,
    UNLESS WARNACO INC. EXTENDS THE EXCHANGE OFFER IN ITS SOLE AND ABSOLUTE
                                   DISCRETION

                              -------------------

                          TERMS OF THE EXCHANGE OFFER:

     Warnaco Inc. will exchange the new notes to be issued for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

     The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by The Warnaco Group, Inc. and substantially all of its domestic subsidiaries. The Warnaco Group, Inc.'s direct and indirect foreign subsidiaries will not guarantee the new notes. As of October 4, 2003, Warnaco and the guarantors on a consolidated basis had no senior debt (excluding unused commitments made by lenders and intercompany debt) that is pari passu with the notes or the guarantees, and none of Warnaco's or any guarantor's debt was subordinated to the notes or the guarantees.

     You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

     The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading
     'Material U.S. Federal Income Tax Consequences.'

     Neither Warnaco Inc. nor any of the guarantors will receive any cash proceeds from the exchange offer.

     Warnaco Inc. issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. Warnaco Inc. is making the exchange offer to satisfy your registration rights, as a holder of the old notes.

     There is no established trading market for the new notes or the old notes. The new notes are expected to be eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL'sm' market.


    SEE 'RISK FACTORS' BEGINNING ON PAGE 17 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING OLD NOTES FOR EXCHANGE.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           PROSPECTUS DATED       , 2003

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We also furnish annual reports to our stockholders that include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. Except as expressly provided for herein, such information has not been incorporated by reference into this prospectus. The public may read and copy any reports, proxy statements or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. Our internet website is http://www.warnaco.com. Our common stock is listed on NASDAQ under the symbol 'WRNC.' You can inspect and copy reports, proxy statements and other information about us at: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

    We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information contained in the documents we are incorporating by reference is considered to be part of this prospectus and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference into this prospectus. All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing such documents. These documents are or will be available for inspection or copying at the locations identified above under the caption 'Where You Can Find More Information.'

    You may request a copy, at no cost, of any and all documents that have been incorporated by reference but not delivered with this prospectus, by writing or telephoning us at the following address or phone number:

                            The Warnaco Group, Inc.
                               501 Seventh Avenue
                            New York, New York 10018
                        Attention: Jay A. Galluzzo, Esq.
                 Vice President, General Counsel and Secretary
                                 (212) 287-8000

    IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Forward-Looking Statements..................................  iii
Prospectus Summary..........................................    1
Risk Factors................................................   17
Use of Proceeds.............................................   29
Cash and Capitalization.....................................   29
Market for the Company's Common Equity and Related
  Stockholder Matters.......................................   30
Selected Historical Consolidated Financial Data.............   31
Unaudited Pro Forma Consolidated Financial Information......   34
The Exchange Offer..........................................   41
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   47
Business....................................................   92
Management..................................................  113
Executive Compensation......................................  115
Principal Stockholders......................................  122
Certain Relationships and Related Party Transactions........  124
Description of Material Debt................................  125
Description of the Notes....................................  130
Exchange Offer; Registration Rights.........................  174
Material U.S. Federal Income Tax Consequences...............  175
Plan of Distribution........................................  177
Legal Matters...............................................  178
Experts.....................................................  178
Index to the Consolidated Financial Statements and
  Schedule..................................................  F-1


                              -------------------
    In this prospectus, the terms 'we,' 'us,' and 'our' refer to The Warnaco Group, Inc. and its consolidated subsidiaries, including Warnaco Inc. (the issuer of the new notes). All financial information included in this prospectus is for The Warnaco Group, Inc. and its consolidated subsidiaries.

                           FORWARD-LOOKING STATEMENTS


    This prospectus may contain 'forward-looking statements' that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties, including our level of debt, our ability to obtain additional financing, the restrictions in our senior secured revolving credit facility and the indenture on our operations, our ability to service our debt, the absence of a public market for the notes and the availability of funds to repurchase the notes upon a change of control, our history of losses, the changes in our senior management team, our ability to protect our intellectual property rights, our dependency on a limited number of customers, our dependency on the reputation of our brand names, our exposure to conditions in overseas markets, the competition in our markets, our recent emergence from bankruptcy, the comparability of financial statements for periods before and after our adoption of fresh start accounting, our history of insufficient disclosure controls and procedures and internal controls and restated financial statements, our future plans concerning guidance regarding our results of operations, the effect of the SEC's investigation, the effect of local laws and regulations, shortages of supply of sourced goods or interruptions in our manufacturing, general economic conditions affecting the apparel industry, changing fashion trends, pricing pressures which may cause us to lower our prices, increases in the prices of raw materials we use and changing international trade regulation and elimination of quotas on imports of textiles and apparel. All statements other than statements of historical facts included in this prospectus, including, without limitation, the statements under 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words 'believe,' 'anticipate,' 'expect,' 'estimate,' 'project,' 'will be,' 'will continue,' 'will likely result,' or other similar words and phrases. Forward-looking statements and our plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and our business in general is subject to certain risks that could affect the value of our stock and the notes.

                               PROSPECTUS SUMMARY


    The following summary highlights selected information about us and this exchange offer. This summary does not contain all of the information that you should consider before exchanging the notes. We encourage you to read this prospectus carefully and in its entirety. In this prospectus, 'old notes' refers to the 8 7/8% Senior Notes due 2013 issued on June 12, 2003, 'new notes' refers to the 8 7/8% Senior Notes due 2013 offered hereby and 'notes' refers to the old notes and/or the new notes, as the case may be. In this prospectus, 'Fiscal 2000' refers to the fiscal year ended December 30, 2000, 'Fiscal 2001' refers to the fiscal year ended January 5, 2002, 'Fiscal 2002' refers to the fiscal year ended January 4, 2003, 'Fiscal 2003' refers to the fiscal year ending
January 3, 2004, the 'Third Quarter of Fiscal 2003' refers to the three month period ended October 4, 2003, the 'Nine Months Ended October 5, 2002' refers to the nine month period ended October 5, 2002 and the 'Nine Months Ended
October 4, 2003' refers to the one month period January 5, 2003 to February 4, 2003 (the date we emerged from bankruptcy) combined with the eight month period February 5, 2003 to October 4, 2003. In this prospectus, 'EBITDA' refers to net income before interest expense, income taxes, depreciation and amortization and 'Pro Forma EBITDA' refers to EBITDA on a pro forma basis giving effect to the Pro Forma Adjustments relating to the offering of the old notes and our emergence from bankruptcy as described in 'Unaudited Pro Forma Consolidated Financial Information.'


                               The Exchange Offer

Old Notes.................................  $210.0 million aggregate principal amount of 8 7/8% Senior Notes due
                                            June 15, 2013, which Warnaco Inc. ('Warnaco') issued on June 12,
                                            2003.

New Notes.................................  $210.0 million aggregate principal amount of 8 7/8% Senior Notes due
                                            June 15, 2013, the issuance of which has been registered under the
                                            Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, registration rights and special interest provisions relating to the old notes do not apply to the new notes.

Exchange Offer............................  Warnaco is offering to issue up to $210.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy its obligations under the Registration
                                            Rights Agreement that it entered into when the old notes were issued.
                                            The old notes were issued in a private placement under Section 4(2)
                                            of the Securities Act and in reliance upon the exemption from registration provided by Regulation S under the Securities Act and were qualified for resale pursuant to Rule 144A under the Securities
                                            Act.

Expiration Date; Tenders..................  The exchange offer will expire at     p.m., New York City time, on
                                                         , 2003, unless extended in Warnaco's sole and absolute
                                            discretion. By tendering your old notes, you represent that:

                                                 you are not an 'affiliate,' as defined in Rule 405
                                                 under the Securities Act, of Warnaco or any of the
                                                 guarantors;

                                                 any new notes you receive in the exchange offer are
                                                 being acquired by you in the ordinary course of your
                                                 business;

                                                  at the time of commencement of the exchange offer,
                                                  neither you nor, to your knowledge, anyone receiving
                                                  new notes from you, has any arrangement or
                                                  understanding with any person to participate in the
                                                  distribution, as defined in the Securities Act, of the
                                                  old notes or the new notes in violation of the
                                                  Securities Act;

                                                  if you are not a participating broker-dealer, you are
                                                  not engaged in, and do not intend to engage in, the
                                                  distribution, as defined in the Securities Act, of the
                                                  old notes or the new notes; and

                                                  if you are a broker-dealer, you will receive the new
                                                  notes for your own account in exchange for old notes
                                                  that were acquired by you as a result of your market
                                                  making or other trading activities and that you will
                                                  deliver a prospectus in connection with any resale of
                                                  the new notes you receive. For further information
                                                  regarding resales of the new notes by participating
                                                  broker-dealers, see the discussion under the caption
                                                  'Plan of Distribution.'

Withdrawal; Non-Acceptance................  You may withdraw any old notes tendered in the exchange offer at any
                                            time prior to 5:00 p.m., New York City time, on          , 2003. If
                                            Warnaco decides for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at Warnaco's expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust
                                            Company, or DTC, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see 'The
                                            Exchange Offer -- Terms of the Exchange Offer; Period for Tendering
                                            Old Notes' and the 'The Exchange Offer -- Withdrawal Rights.'

Conditions to the
  Exchange Offer..........................  The exchange offer is subject to certain conditions, which Warnaco may waive. See the discussion below under the caption 'The Exchange
                                            Offer -- Conditions to the Exchange Offer' for more information regarding the conditions to the exchange offer.

Procedures for Tendering
  Old Notes...............................  Unless you comply with the procedures described below under the caption 'The Exchange Offer -- Guaranteed Delivery Procedures,' you
                                            must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

                                                 tender your old notes by sending the certificates for
                                                 your old notes, in proper form for transfer, a
                                                 properly completed and duly executed letter of
                                                 transmittal and all other documents required by the
                                                 letter of transmittal, to Wells Fargo Bank Minnesota,
                                                 National Association, as exchange agent, at one of the
                                                 addresses listed below

                                                 under the caption 'The Exchange Offer -- Exchange
                                                 Agent'; or

                                                 tender your old notes by using the book-entry transfer
                                                 procedures described below and transmitting a properly
                                                 completed and duly executed letter of transmittal, or
                                                 an agent's message instead of the letter of
                                                 transmittal, to the exchange agent. In order for a
                                                 book-entry transfer to constitute a valid tender of
                                                 your old notes in the exchange offer, Wells Fargo Bank
                                                 Minnesota, National Association, as exchange agent,
                                                 must receive a confirmation of book-entry transfer of
                                                 your old notes into the exchange agent's account at
                                                 DTC prior to the expiration or termination of the
                                                 exchange offer. For more information regarding the use
                                                 of book-entry transfer procedures, including a
                                                 description of the required agent's message, see the
                                                 discussion below under the caption 'The Exchange
                                                 Offer -- Book-Entry Transfers.'

Guaranteed Delivery Procedures............  If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but

                                                 the old notes are not immediately available;

                                                 time will not permit your old notes or other required
                                                 documents to reach the exchange agent before the
                                                 expiration or termination of the exchange offer; or

                                                 the procedure for book-entry transfer cannot be
                                                 completed prior to the expiration or termination of
                                                 the exchange offer;

                                            then you may tender old notes by following the procedures described below under the caption 'The Exchange Offer -- Guaranteed Delivery
                                            Procedures.'

Special Procedures for
  Beneficial Owners.......................  If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material U.S. Federal Income
  Tax Consequences........................  The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption 'Material U.S.
                                            Federal Income Tax Consequences' for more information regarding the tax consequences of the exchange offer to you.

Use of Proceeds...........................  Neither Warnaco nor any of the guarantors will receive any cash proceeds from the exchange offer.

Exchange Agent............................  Wells Fargo Bank Minnesota, National Association, is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption 'The Exchange
                                            Offer -- Exchange Agent.'

Resales...................................  Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, Warnaco believes that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities
                                            Act as long as:

                                                 you are acquiring the new notes in the ordinary course
                                                 of your business;

                                                 you are not participating, do not intend to
                                                 participate and have no arrangement or understanding
                                                 with any person to participate, in a distribution of
                                                 the old notes or the new notes; and

                                                 you are not an affiliate of Warnaco or any of the
                                                 guarantors.

                                            If you are an affiliate of Warnaco or any of the guarantors or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the old notes or the new notes:

                                                 you cannot rely on the applicable interpretations of
                                                 the staff of the SEC; and

                                                 you must comply with the registration requirements of
                                                 the Securities Act in connection with any resale
                                                 transaction.

                                            Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of
                                            market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery
                                            requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

                                            Furthermore, any broker-dealer that acquired any of its old notes directly from Warnaco may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital
                                            Holdings Corp., SEC no-action letter (April 13, 1988), Morgan,
                                            Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman
                                            & Sterling, SEC no-action letter (July 2, 1993).

                                            As a condition to its participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the old notes directly from us.

Broker-Dealers............................  Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See 'Plan of Distribution.'

Registration Rights Agreement.............  When Warnaco issued the old notes on June 12, 2003, it entered into a
                                            Registration Rights Agreement with the initial purchasers of the old notes. Under the terms of the Registration Rights Agreement, Warnaco agreed to:

                                                 file a registration statement within 60 days after the
                                                 issue date of the old notes enabling holders to
                                                 exchange the privately placed old notes for publicly
                                                 registered new notes with substantially identical
                                                 terms;

                                                 use its reasonable efforts to cause the registration
                                                 statement to become effective within 210 days after
                                                 the issue date of the old notes;

                                                 keep the exchange offer open for not less than 30 days
                                                 and not more than 45 days; and

                                                 file a shelf registration statement for the resale of
                                                 the notes if it cannot effect an exchange offer within
                                                 the specified time period and in certain other
                                                 circumstances described in this prospectus.

                                            If Warnaco fails to comply with its obligations under the
                                            Registration Rights Agreement, it will be required to pay special interest to holders of the old notes as described under 'Exchange
                                            Offer; Registration Rights.'

                                            A copy of the Registration Rights Agreement is included as an exhibit to the registration statement of which this prospectus is a part.

Consequences of Not
  Exchanging Old Notes....................  If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your old notes. In general, you may offer or sell your old notes only:

                                                 if they are registered under the Securities Act and
                                                 applicable state securities laws;

                                                 if they are offered or sold under an exemption from
                                                 registration under the Securities Act and applicable
                                                 state securities laws; or

                                                 if they are offered or sold in a transaction not
                                                 subject to the Securities Act and applicable state
                                                 securities laws.

                                            Warnaco does not currently intend to register the old notes under the
                                            Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require Warnaco to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders. For more information regarding the consequences of not tendering your old notes and Warnaco's obligations to file a shelf registration statement, see 'The Exchange
                                            Offer -- Consequences of Exchanging or Failing to Exchange Old Notes'
                                            and 'Exchange Offer; Registration Rights.'

                                  OUR COMPANY


    We believe we are one of the world's leading apparel companies. We design, manufacture, source and market a broad line of intimate apparel, sportswear and swimwear worldwide. We sell our products under several highly recognized brand names, including Warner's'r', Olga'r', Calvin Klein'r', Speedo'r', Chaps'r' and Lejaby'r'. For Fiscal 2002, we generated net revenues of approximately $1.5 billion and incurred net losses of $964.9 million. Our net loss of $964.9 million for Fiscal 2002 reflects the aggregate operating income of our Intimate Apparel, Sportswear, Swimwear and Retail Stores Groups of $92.6 million, less
(i) unallocated corporate expenses of $45.2 million, (ii) depreciation of corporate assets and amortization of intangibles of $22.0 million,
(iii) reorganization items related to our bankruptcy of $116.7 million,
(iv) investment income of $0.1 million, (v) interest expense of $22.0 million,
(vi) income taxes of $49.7 million, (vii) loss from discontinued operations of $0.3 million and (viii) cumulative effect of a change in accounting principle, net of taxes, of $801.6 million. For the period February 5, 2003 to October 4, 2003, we generated net revenues of $949.8 million and net income of $7.5 million. Our net income of $7.5 million for the period February 5, 2003 to October 4, 2003 reflects the aggregate operating income of our Intimate Apparel, Sportswear and Swimwear Groups of $101.6 million less (i) (A) unallocated corporate expenses of $71.4 million, (B) interest expense of $15.8 million,
(C) income taxes of $8.5 million and (D) loss from discontinued operations of $0.6 million, plus (ii) other income of $2.2 million.



    Intimate Apparel. Our intimate apparel products, which include bras, panties, loungewear, sleepwear, shapewear and daywear for women, and underwear and sleepwear for men, are principally sold under the Warner's, Olga, Body Nancy Ganz/ /, Calvin Klein, Lejaby and Rasurel'r' brands. According to a survey by The NPD Group, a market research firm, in Fiscal 2002, Olga, Warner's and Calvin Klein represented the second, third and ninth leading brands, respectively, of women's bras sold in participating U.S. department stores, and Calvin Klein was the second leading brand of men's underwear. Our intimate apparel products are sold in the United States, Canada, Mexico, Western Europe and Asia through department stores, independent retailers and chain stores and, to a lesser extent, specialty stores. For Fiscal 2002, our Intimate Apparel Group generated net revenues of $570.7 million and operating income of $48.4 million. For the period February 5, 2003 to October 4, 2003, our Intimate Apparel Group generated net revenues of $401.8 million and operating income of $45.5 million.



    Sportswear. Our sportswear products for men, women and juniors, which include jeanswear and jeans related products, knit and woven shirts, tops and outerwear, are principally sold under the Calvin Klein and Chaps brands. We have licensed the Catalina'r' brand to Wal-Mart Stores, Inc. on an exclusive basis for women's sportswear. According to a December 2001 survey by Women's Wear Daily, Calvin Klein was one of the most recognized brand names in the world. Our sportswear products are sold in the United States, Canada and Mexico through department stores, independent retailers, membership clubs and mass merchandisers and, to a lesser extent, specialty stores. For Fiscal 2002, our Sportswear Group generated net revenues of $482.7 million and operating income of $20.2 million. For the period February 5, 2003 to October 4, 2003, our Sportswear Group generated net revenues of $285.3 million and operating income of $20.3 million.



    Swimwear. Our swimwear products, which include swim accessories and fitness and active apparel, are sold under the Speedo and Speedo Authentic Fitness'r' brand names as well as several designer labels, including Anne Cole'r', Catalina, Sunset Beach'r', Sandcastle'r', Lifeguard'r' and Nautica'r'. Speedo is the leading brand name for competitive swimwear products. Our swimwear products are sold in the United States, Canada and Mexico through department stores, independent retailers, chain stores, membership clubs, mass merchandisers and swim specialty stores, as well as through our 45 Speedo Authentic Fitness retail stores, including our online store. For Fiscal 2002, our Swimwear Group generated net revenues of $305.0 million and operating income of $28.6 million. For the period February 5, 2003 to October 4, 2003, our Swimwear Group generated net revenues of $262.7 million and operating income of $35.8 million.

    Retail Stores. Through January 4, 2003, we also operated a fourth business Group, the Retail Stores Group. Our Retail Stores Group was comprised of both outlet and full price retail stores. During Fiscal 2002, we sold or closed all of our domestic outlet retail stores and closed 47 of our Speedo Authentic Fitness full price retail stores. During Fiscal 2003, we did not operate any domestic outlet retail stores. Due to the closing of many of our outlet and full price retail stores in Fiscal 2001 and Fiscal 2002, we have included the results of our remaining retail stores with our wholesale business groups beginning in Fiscal 2003. For Fiscal 2002, our Retail Stores Group generated net revenues of $89.2 million and an operating loss of $4.5 million.


                    BANKRUPTCY REORGANIZATION AND TURNAROUND

    On June 11, 2001, we filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. We emerged from bankruptcy on February 4, 2003. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Bankruptcy Reorganization and Turnaround.'

    On February 5, 2003, our new common stock, which we issued to creditors in connection with our exit from bankruptcy, began trading on the NASDAQ National Stock Market under the ticker symbol 'WRNC.'



                              RECENT DEVELOPMENTS


    On November 6, 2003, we announced the extension of a Speedo endorsement deal with swimming superstar Michael Phelps through 2009.



    On November 11, 2003, we announced that we had entered into an agreement to sell our A.B.S. by Allen Schwartz business unit to Allen Schwartz and Armand Marciano. The sale is expected to be finalized in the first quarter of fiscal 2004. The purchase price is $15 million in cash plus the assumption of up to $2 million in liabilities.



    On November 12, 2003, we announced that we had signed an exclusive, worldwide licensing agreement with Sweetface Fashion Company (a joint venture between Jennifer Lopez and Andy Hilfiger and Joe Lamastra) to market and produce the new collection of JLO by Jennifer Lopez lingerie. The JLO by Jennifer Lopez lingerie collection will launch in fall 2004.



    On November 19, 2003, we announced that John Kourakos had resigned for personal reasons. Mr. Kourakos has served as our President -- Sportswear Group since January 2002. Mr. Kourakos' resignation will be effective in January 2004.



    On December 10, 2003, we announced that:



       We had entered into a binding agreement to sell our Honduran production facility. We expect the sale to close in early
       2004.

       We plan to close our 44 remaining Speedo Authentic Fitness retail stores. Previously, we had indicated that we would not be seeking lease renewals with respect to five of these 44 stores. We will continue to operate our Speedo Authentic Fitness online store.

       We are considering the rationalization of our Warner's brand organization in the United Kingdom and other European countries. In that connection, we have commenced a consultation process, pursuant to the laws of the United
       Kingdom, with certain employees associated with the Warner's brand in the United Kingdom and Europe.



    On December 10, 2003, we announced the sale of our White Stag trademarks to Wal-Mart Stores, Inc. Under the terms of the sale agreement for the White Stag trademarks, Wal-Mart paid us $10 million in cash on December 10, 2003, and will pay us an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. We will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart. In addition, we will receive design incentive fees of no less than $3.6 million in the aggregate through 2006.


                                     * * *

    Our principal executive offices are located at 501 Seventh Avenue, New York, New York 10018 and our telephone number is (212) 287-8000.

                                   THE NOTES

    The terms of the new notes Warnaco is issuing in this exchange offer and the old notes that are outstanding are identical in all material respects, except:

          the new notes will have been registered under the Securities
          Act;

          the new notes will not contain transfer restrictions and registration rights that relate to the old notes; and

          the new notes will not contain provisions relating to the payment of special interest to be made to the holders of the old notes under certain circumstances related to the timing of the exchange offer.

    A brief description of the material terms of the new notes follows:


ISSUER....................................  Warnaco Inc., a Delaware corporation ('Warnaco') and a wholly owned subsidiary of The Warnaco Group, Inc. ('Holdco').

NOTES OFFERED.............................  $210.0 million aggregate principal amount of 8 7/8% Senior Notes due
                                            2013.

MATURITY..................................  June 15, 2013.

INTEREST PAYMENT DATES....................  June 15 and December 15 of each year, beginning on December 15, 2003.

GUARANTEES................................  The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdco and
                                            substantially all of its domestic subsidiaries. Holdco's direct and indirect foreign subsidiaries will not guarantee the new notes.

                                            For the period February 5, 2003 to October 4, 2003, 25.6% of our consolidated net revenues and 272.1% of our consolidated net income were generated by Holdco's consolidated subsidiaries that are not subsidiary guarantors. As of October 4, 2003, 19.6% of our consolidated assets were owned by the non-guarantor subsidiaries.

RANKING...................................  The new notes will be:
                                                senior unsecured obligations of Warnaco;

                                                effectively subordinate to all debt and other
                                                obligations (including trade payables) of any of
                                                Holdco's subsidiaries that do not guarantee the new
                                                notes;

                                                effectively subordinate to all of Warnaco's existing
                                                and future secured debt, including borrowings under
                                                the senior secured revolving credit facility and
                                                related hedges, to the extent of the value of the
                                                assets securing that debt;

                                                equal in right of payment with all of Warnaco's
                                                existing and future senior debt; and

                                                senior in right of payment to all of Warnaco's future
                                                subordinated debt.

                                            The guarantees of each guarantor will be:

                                                senior unsecured obligations of that guarantor;

                                                effectively subordinate to that guarantor's existing
                                                and future secured debt, including guarantees of the
                                                senior secured revolving credit facility and related
                                                hedges, to the extent of the value of the assets
                                                securing that debt;

                                                equal in right of payment with that guarantor's
                                                existing and future senior debt; and

                                                senior in right of payment to all of that guarantor's
                                                future subordinated debt.

                                            As of October 4, 2003, on a consolidated basis, Warnaco and the guarantors had $211.2 million of senior debt, Warnaco's subsidiaries that are not guarantors had $94.0 million of balance sheet liabilities (in each case excluding unused commitments made by lenders and intercompany debt) and none of Warnaco's or any guarantor's debt was subordinated to the notes or the guarantees.

                                            As of November 28, 2003, we had cash on hand of $4.2 million, no borrowings outstanding and $140.2 million of availability under our senior secured revolving credit facility.
                                            Substantially all of our assets are pledged to secure our obligations to secured creditors, including the lenders under our senior secured revolving credit facility. In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes. Holders of the notes will participate in our remaining assets ratably with all of our unsubordinated creditors.

OPTIONAL REDEMPTION.......................  Prior to June 15, 2008, Warnaco may redeem some or all of the notes by paying a specified 'make-whole' premium. At any time on or after
                                            June 15, 2008, Warnaco may redeem some or all of the notes at the redemption prices specified in this prospectus under 'Description of the Notes -- Optional Redemption.'

                                            At any time prior to June 15, 2006, Warnaco may redeem up to 35% of the aggregate principal amount of the notes in an amount not to exceed the amount of proceeds of one or more public equity offerings, at a price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the notes issued remains outstanding after the redemption.

COVENANTS.................................  Warnaco will issue the new notes under an indenture between Warnaco and Wells Fargo Bank Minnesota, National Association, as trustee. The indenture includes covenants that limit the ability of Holdco and each of its restricted subsidiaries (including Warnaco) to:

                                                incur additional debt;

                                                pay dividends and make other restricted payments;

                                                create or permit certain liens;

                                                use the proceeds from sales of assets and subsidiary
                                                stock;

                                                create or permit restrictions on the ability of
                                                Warnaco's restricted subsidiaries to pay dividends or
                                                make other distributions to Warnaco or to Holdco;

                                                enter into transactions with affiliates;

                                                engage in certain business activities;

                                                engage in sale and leaseback transactions; and

                                                consolidate or merge or sell all or substantially all
                                                of its assets.

                                            All of Holdco's subsidiaries (including Warnaco) are restricted subsidiaries, as defined in the indenture. These covenants will be subject to a number of important exceptions and qualifications as described under 'Description of the Notes -- Certain Covenants.'

CHANGE OF CONTROL.........................  Following a change of control, Warnaco will be required to offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

ABSENCE OF ESTABLISHED MARKET FOR THE NEW
  NOTES...................................  The new notes are a new issue of securities, and currently there is no market for them. Warnaco does not intend to apply for the new notes to be listed on any securities exchange or to arrange for any quotation system to quote them. Warnaco expects the new notes to be eligible for trading in the PORTAL market. The initial purchasers of the old notes have advised Warnaco that they intend to make a market for the new notes, but they are not obligated to do so. The initial purchasers of the old notes may discontinue any market-making in the new notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop for the new notes.

USE OF PROCEEDS...........................  Neither Warnaco nor any of the guarantors will receive any proceeds from the exchange offer.

RISK FACTORS..............................  You should carefully consider the information set forth in the section entitled 'Risk Factors' and the other information included in this prospectus in deciding whether to exchange the old notes for the new notes.

    For more complete information about the new notes, see the 'Description of the Notes' section of this prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


    The following table sets forth our summary historical and pro forma consolidated financial data. The summary historical consolidated data is derived from our audited consolidated financial statements as of and for the year ended January 4, 2003 and our unaudited consolidated condensed financial statements as of October 4, 2003, and for the Nine Months Ended October 5, 2002, the one month period January 5, 2003 to February 4, 2003 (the date we emerged from bankruptcy) and the eight month period February 5, 2003 to October 4, 2003. The one month and eight month periods of 2003 on a combined basis are referred to as the Nine Months Ended October 4, 2003. Our audited consolidated financial statements as of and for the year ended January 4, 2003 are included elsewhere in this prospectus beginning on page F-2. Our unaudited financial statements as of October 4, 2003 and for the Nine Months Ended October 5, 2002 and for the one month period January 5, 2003 to February 4, 2003 and for the eight month period February 5, 2003 to October 4, 2003 are included elsewhere in this prospectus beginning on page H-1. The summary pro forma financial data is derived from our 'Unaudited Pro Forma Consolidated Financial Information' included elsewhere in this prospectus beginning on page 34. For all periods presented in the statement of operations, income from continuing operations excludes the results of our A.B.S by Allen Schwartz business unit and five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals. A.B.S by Allen Schwartz and the five Speedo Authentic Fitness retail stores have been accounted for as discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets ('SFAS 144'). Accordingly, the results of operations of these business units are presented separately in the following table.


    We emerged from bankruptcy on February 4, 2003, and, pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ('SOP 90-7'), we adopted fresh start accounting. Fresh start accounting principles provide, among other things, that we determine the reorganization value of our company and allocate such reorganization value to the fair value of our assets in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations ('SFAS 141'). We engaged an independent third party appraisal firm to assist us in determining our reorganization value. The reorganization value of our company as approved by the bankruptcy court was $750.0 million. Using the work of valuation specialists we allocated the reorganization value to the fair value of our tangible assets, finite lived intangible assets and indefinite lived intangible assets in accordance with the provisions of SFAS 141. Our audited consolidated balance sheet as of February 4, 2003 and related notes thereto reflecting the implementation of our plan of reorganization (the 'Plan') and our emergence from bankruptcy is included in this prospectus beginning on page G-1. Our consolidated balance sheet as of February 4, 2003 is not, and our consolidated statements of operations for periods beginning after February 4, 2003 will not be, comparable in certain material respects to the historical consolidated financial statements for prior periods included elsewhere in this prospectus.

    We believe that the consummation of the Plan, the adoption of fresh start accounting and the offering of the old notes are significant events and, therefore, the presentation of pro forma financial information giving effect to these events provides material information that is useful to investors. The pro forma statement of operations data in the following table is adjusted to reflect the following as if each had been completed at the beginning of Fiscal 2002:

          the implementation of the Plan and our emergence from bankruptcy, including adjustments to:

             reflect fresh start accounting;

             eliminate reorganization items related to our bankruptcy;

             reflect the elimination of interest expense related to certain foreign debt subject to standstill agreements which principal was repaid as part of our reorganization; and record income taxes at normalized post-emergence rates; and

          the issuance of the old notes and the application of the proceeds thereof.

    The pro forma financial information does not purport to be indicative of our operating results.

    The information set forth in the following table should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Selected Historical Consolidated Financial Data,' 'Unaudited Pro Forma Consolidated Financial Information' and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.





                                                Historical                                     Pro Forma(a)
                                ---------------------------------------   ----------------------------------------------------
                                               Nine        Combined                   Nine
                                              Months         Nine                    Months    Combined Nine   Combined Last
                                 Fiscal        Ended      Months Ended    Fiscal      Ended      Months Ended   Twelve Months
                                  Year       October 5,    October 4,      Year     October 5,   October 4,   Ended October 4,
                                  2002          2002         2003          2002       2002         2003           2003
                                  ----          ----         ----          ----       ----         ----           ----
                                                (in millions of dollars, except per share data)
STATEMENT OF OPERATIONS DATA:
 Net revenues................   $1,447.6     $1,104.7      $1,062.5      $1,447.6   $1,104.7     $1,062.5       $1,405.4
 Gross profit................      426.3        322.1         349.8         447.7      330.0        349.8          467.5
 Selling, general and
   administrative expenses...      400.9        282.4         286.2         369.5      257.3        280.6          392.8
 Amortization of sales order
   backlog(b)................         --           --          11.8            --         --           --             --
 Restructuring items.........         --           --          11.4            --         --           --             --
 Reorganization items........      116.7         79.2          29.9            --         --           --             --
 Operating income (loss).....      (91.3)       (39.5)         10.5          78.2       72.7         69.2           74.7
 Gain on cancellation of pre-
   petition indebtedness.....         --           --      (1,692.7)           --         --           --             --
 Fresh start adjustments.....         --           --        (765.7)           --         --           --             --
 Other income (loss).........        0.1           --           1.8           0.1         --          1.8            1.9
 Interest expense............       22.0         14.3          17.7          31.6       24.0         18.4           26.0
 Income (loss) from
   continuing operations
   before income taxes and
   cumulative effect of a
   change in accounting
   principle.................     (113.2)       (53.8)      2,453.0          46.7       48.7         52.6           50.6
 Provision for income
   taxes.....................       49.7         49.8          86.6          18.7       19.5         21.0           20.2
 Income (loss) from
   continuing operations
   before cumulative effect
   of a change in accounting
   principle.................     (162.9)      (103.6)      2,366.4          28.0       29.2         31.6           30.4
 Income (loss) from
   discontinued operations,
   net of taxes..............       (0.3)        (0.1)         (0.5)
 Cumulative effect of change
   in accounting principle,
   net of taxes..............     (801.6)      (801.6)           --
 Net income (loss)...........     (964.8)      (905.3)      2,365.9
 Depreciation and
   amortization..............       57.0         42.2          38.7          34.3       25.5         25.5           34.3


                                                  (table continued on next page)

(table continued from previous page)



                                             HISTORICAL                        PRO FORMA(a)
                               ---------------------------------------   -------------------------
                                               NINE        COMBINED                       NINE
                                              MONTHS         NINE                        MONTHS
                                 FISCAL       ENDED      MONTHS ENDED      FISCAL         ENDED
                                  YEAR      OCTOBER 5,    OCTOBER 4,        YEAR       OCTOBER 5,
                                  2002         2002          2003           2002          2002
                                  ----         ----          ----           ----          ----
                                      (IN MILLIONS OF DOLLARS,           (IN MILLIONS OF DOLLARS,
                                       EXCEPT PER SHARE DATA)             EXCEPT PER SHARE DATA)
PER SHARE DATA:
 Income (loss) from
   continuing operations
   before cumulative effect
   of change in accounting
   principle:
    Basic....................   $  (3.07)    $  (1.96)     $  52.56       $   0.62      $   0.65
    Diluted..................   $  (3.07)    $  (1.96)     $  52.37       $   0.62      $   0.65
 Income (loss) from
   discontinued operations,
   net of taxes:
    Basic....................   $  (0.01)    $  (0.00)     $  (0.01)      $   0.06      $   0.06
    Diluted..................   $  (0.01)    $  (0.00)     $  (0.01)      $   0.06      $   0.06
 Cumulative effect of change
   in accounting principle,
   net of taxes:
    Basic....................   $ (15.13)    $ (15.14)     $     --       $     --      $     --
    Diluted..................   $ (15.13)    $ (15.14)     $     --       $     --      $     --
 Net income (loss):(f)
    Basic....................   $ (18.21)    $ (17.10)     $  52.55       $   0.68      $   0.71
                                --------     --------      --------       --------      --------
                                --------     --------      --------       --------      --------
    Diluted..................   $ (18.21)    $ (17.10)     $  52.36       $   0.68      $   0.71
                                --------     --------      --------       --------      --------
                                --------     --------      --------       --------      --------
 Weighted average number of
   shares used in computing
   earnings per share (in
   thousands):(g)(h)
    Basic....................     52,990       52,936        45,028         45,035        45,028
    Diluted..................     52,990       52,936        45,186         45,233        45,186

OTHER DATA:
 Ratio of earnings to fixed
   charges(e)................        n/a          n/a         86.48           1.80          2.11
 Deficit of earnings to fixed
   charges(e)................      113.2         53.8           n/a            n/a           n/a

                                             PRO FORMA(a)
                               ----------------------------------------

                                 COMBINED NINE         COMBINED LAST
                                  MONTHS ENDED         TWELVE MONTHS
                                   OCTOBER 4,        ENDED OCTOBER 4,
                                      2003                 2003
                                      ----                 ----
                                       (IN MILLIONS OF DOLLARS,
                                        EXCEPT PER SHARE DATA)
PER SHARE DATA:
 Income (loss) from
   continuing operations
   before cumulative effect
   of change in accounting
   principle:
    Basic....................       $   0.70             $   0.67
    Diluted..................       $   0.70             $   0.67
 Income (loss) from
   discontinued operations,
   net of taxes:
    Basic....................       $   0.00             $   0.01
    Diluted..................       $   0.00             $   0.01
 Cumulative effect of change
   in accounting principle,
   net of taxes:
    Basic....................       $     --             $     --
    Diluted..................       $     --             $     --
 Net income (loss):(f)
    Basic....................       $   0.70             $   0.68
                                    --------             --------
                                    --------             --------
    Diluted..................       $   0.70             $   0.68
                                    --------             --------
                                    --------             --------
 Weighted average number of
   shares used in computing
   earnings per share (in
   thousands):(g)(h)
    Basic....................         45,028               45,028
    Diluted..................         45,186               45,186
OTHER DATA:
 Ratio of earnings to fixed
   charges(e)................           2.79                 2.16
 Deficit of earnings to fixed
   charges(e)................            n/a                  n/a



                                                                  AS OF OCTOBER 4,
                                                                        2003
                                                              ------------------------
                                                              (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA:(c)
 Cash.......................................................          $   43.9
 Working capital............................................             373.8
 Total assets...............................................           1,122.6
 Senior secured revolving credit facility...................                 0
 Senior Notes due 2013......................................             210.0
 Total debt(d)..............................................             211.2
 Stockholders' equity.......................................             521.4
 Total capitalization.......................................             732.6



---------



 (a) The pro forma financial information includes adjustments to reflect our results of operations as if we had emerged from bankruptcy at the beginning of Fiscal 2002 and the offering of the old notes and the application of the proceeds thereof had been completed at the beginning of Fiscal 2002. The adjustments to the historical financial information are discussed in 'Unaudited Pro Forma Consolidated Financial
      Data.'

 (b) We recorded intangible assets of $12.6 million related to the value of our sales order backlog in connection with the adoption of fresh start accounting. We consider the amortization of the sales order backlog to be a non-recurring adjustment and, as a result, have excluded the amortization of the sales order backlog from our pro forma adjustments.

 (c) The consolidated balance sheet data is derived from our unaudited consolidated condensed balance sheet as of October
      4, 2003.

 (d) Total debt includes capital lease obligations of $1.2 million.


                                              (footnotes continued on next page)

(footnotes continued from previous page)



 (e) For the purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest expense, including the amortization of deferred financing costs, capitalized interest, and that portion of rental expense which we believe to be representative of an interest factor. The deficit of earnings to fixed charges represents the amount of earnings that would be required to increase the ratio of earnings to fixed charges to 1.00 in those cases where earnings are less than the total fixed charges.

 (f) Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income by the pro forma weighted average number of shares outstanding of 45.0 million and
      45.2 million, respectively. The computation of the pro forma weighted average number of shares outstanding is based upon the number of shares issued pursuant to our Plan. Due to the cancellation of our old common stock and the issuance of new common stock pursuant to our Plan, net income (loss) per share for period beginning February 5, 2003, will not be comparable to net income (loss) per share for periods beginning before February 5, 2003.

 (g) Effective February 4, 2003, all 53.0 million shares of our common stock and all outstanding options to purchase shares of our common stock were cancelled pursuant to the terms of our reorganization under the bankruptcy code.

 (h) Effective February 5, 2003 we issued 45.0 million shares of new common stock pursuant to the terms of the Plan.


EBITDA AND OTHER DATA


    EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization. Our pro forma statement of operations data and the other data set forth below, including EBITDA, give effect to the implementation of the Plan, our emergence from bankruptcy and the offering of the old notes and the application of the proceeds thereof as if each had occurred at the beginning of Fiscal 2002. We believe that information regarding EBITDA is useful to investors in evaluating our performance because our depreciation and amortization expenses have decreased from $94.4 million in Fiscal 2001 to $34.3 million (on a pro forma basis) for Fiscal 2002. Depreciation and amortization expense decreased as a result of the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and other Intangible Assets (which provides that goodwill and certain intangible assets should no longer be amortized), the sale or discontinuance of certain business units and the adoption of fresh start accounting on February 4, 2003. We believe that providing EBITDA makes it easier for investors and others to evaluate our results and to compare our operating results from period to period. Disclosure of EBITDA also provides investors and others with the same criteria used by us in assessing our operating performance. EBITDA is used by us (i) as the primary performance measure by which our key decision makers evaluate our operating performance and the operating performance of our operating divisions,
(ii) as a performance measure in presentations to our Board of Directors and
(iii) as a component used in determining annual incentive bonus payments to certain of our employees who participate in our Incentive Compensation Plan. In addition, our senior secured revolving credit facility and the indenture governing the notes include provisions that use EBITDA as a component of certain covenants. Accordingly, we believe that information regarding EBITDA also provides useful information to investors in evaluating our liquidity and our long-term and short-term debt.



    EBITDA is a non-GAAP performance and liquidity measure and you should not construe EBITDA as an alternative to net income (loss), as an indicator of our operating performance, or as an alternative to cash flows from operating activities as a measure of our liquidity. We may calculate EBITDA differently than other companies. A reconciliation of pro forma income from continuing operations to Pro Forma EBITDA is set forth below:

                                                                 PRO FORMA
                                     -----------------------------------------------------------------
                                                                        COMBINED          COMBINED
                                                     NINE MONTHS       NINE MONTHS       LAST TWELVE
                                     FISCAL YEAR        ENDED             ENDED         MONTHS ENDED
                                        2002       OCTOBER 5, 2002   OCTOBER 4, 2003   OCTOBER 4, 2003
                                        ----       ---------------   ---------------   ---------------
                                                         (IN MILLIONS OF DOLLARS)
EBITDA AND OTHER DATA:
  EBITDA...........................    $112.6                                              $110.9
  Total debt.......................     211.2 (a)                                           211.2
  Interest expense.................      31.6                                                26.0
  Total debt to EBITDA.............      1.88                                                1.90x
  EBITDA to interest expense.......      3.56x                                               4.27x
RECONCILIATION OF INCOME FROM
  CONTINUING OPERATIONS TO EBITDA:
Income from continuing
  operations.......................    $ 28.0           $29.2             $31.6            $ 30.4
  Provision for income taxes.......      18.7            19.5              21.0              20.2
  Interest expense.................      31.6            24.0              18.4              26.0
  Other (income) loss..............      (0.1)             --              (1.8)             (1.9)
                                       ------           -----             -----            ------
Operating income...................      78.2            72.7              69.2              74.7
  Other (income) loss..............       0.1              --               1.8               1.9
  Depreciation and amortization....      34.3            25.5              25.5              34.3
                                       ------           -----             -----            ------
EBITDA.............................    $112.6           $98.2             $96.5            $110.9
                                       ------           -----             -----            ------
                                       ------           -----             -----            ------


---------


(a) Total debt reflects the balance as of October 4, 2003. We believe that the total debt balance as of January 4, 2003 is not meaningful because substantially all of the debt was subject to compromise in our bankruptcy.

                                  RISK FACTORS

    Our business, operations and financial condition are subject to various risks. The most significant risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to exchange the old notes for the new notes. This section does not describe all the risks applicable to us, our industry or our business and it is intended only as a summary of the most significant risks.

RISKS RELATING TO THE NOTES

    OUR LEVEL OF DEBT COULD LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD ADVERSELY AFFECT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING, IF NECESSARY; OUR ABILITY TO OBTAIN ADDITIONAL FINANCING THROUGH THE ISSUANCE OF DEBT OR EQUITY SECURITIES MAY ALSO BE LIMITED BY THE TERMS OF OUR CONTRACTUAL ARRANGEMENTS AND BY OUR CURRENT INTENTION NOT TO PROVIDE GUIDANCE REGARDING OUR FUTURE OPERATING RESULTS.


    We emerged from bankruptcy on February 4, 2003. As of October 4, 2003, we and the guarantors had total debt of $211.2 million and our total debt as a percentage of our total capitalization was 28.8%. At November 28, 2003, we had $140.2 million of availability under our senior secured revolving credit facility, which we expect will be drawn upon from time to time for working capital purposes. Our level of debt could restrict our operations and make it more difficult for us to satisfy our obligations under the notes. Among other things, our debt may:


          limit our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions and general corporate purposes;

          require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures or acquisitions;

          limit our flexibility in planning for or reacting to changes in the markets in which we compete;

          place us at a competitive disadvantage relative to our competitors with less debt;

          render us more vulnerable to general adverse economic and industry conditions; and

          make it more difficult for us to satisfy our financial obligations, including those relating to the notes.


    We and our subsidiaries may still be able to incur additional debt. The terms of our senior secured revolving credit facility, the indenture governing the notes and the agreements governing our other debt will permit additional borrowings and any such borrowings may rank equally with the notes and the related guarantees. Our incurrence of additional debt could further exacerbate the risks described in this prospectus, including our ability to make payments on the notes. The subsidiaries that guarantee the notes may be borrowers or guarantors under such new credit facilities. See 'Description of the Notes -- Certain Covenants -- Limitation on Debt' and 'Description of Material Debt.'


    In addition, our ability to obtain additional financing through the issuance of debt or equity securities may be limited by the terms of our contractual agreements with certain stockholders of The Warnaco Group, Inc. In connection with our emergence from Chapter 11, we issued common stock to certain of our creditors and we entered into a registration rights agreement that restricts us from issuing equity securities until February 4, 2006, except under limited circumstances. Our ability to raise capital through the issuance of debt or equity securities may also be affected because we do not currently intend to provide guidance regarding our future operating results although many comparable apparel companies provide such guidance.

    WE MAY ENTER INTO ACQUISITIONS, REFINANCINGS OR OTHER RECAPITALIZATIONS THAT WOULD NOT CONSTITUTE A CHANGE OF CONTROL UNDER THE INDENTURE BUT THAT COULD INCREASE THE AMOUNT OF OUR OUTSTANDING DEBT.



    Upon the occurrence of a 'change of control' under the indenture, holders of the notes would be entitled to require us to repurchase their notes. We may enter into acquisitions, refinancings or other recapitalizations that would not constitute a change of control under the indenture but that could increase significantly the amount of our outstanding debt. Holders of the notes would not be entitled to require us to repurchase the notes in those events. Our incurrence of additional debt could further exacerbate the risks described in this prospectus, including our ability to make payments on the notes.


    IF OUR NON-GUARANTOR SUBSIDIARIES ARE UNABLE TO DISTRIBUTE CASH TO US WHEN NEEDED, WE MAY BE UNABLE TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.


    We conduct certain of our operations through subsidiaries that do not guarantee the notes. For the period February 5, 2003 to October 4, 2003, 25.6% of our consolidated net revenues were generated by our subsidiaries that are not guarantors of the notes. As a result, we depend in part upon dividends or other intercompany transfers of funds from our non-guarantor subsidiaries for the funds necessary to meet our debt service obligations, including payments on the notes. We only receive the cash that remains after the non-guarantor subsidiaries satisfy their obligations. If those subsidiaries are unable to pass on the amount of cash that we need, we will be unable to make payments to our noteholders. Any agreements our non-guarantor subsidiaries enter into with other parties, as well as applicable laws and regulations limiting the right and ability of non-guarantor subsidiaries and affiliates to pay dividends and remit earnings to affiliated companies, may restrict the ability of our non-guarantor subsidiaries to pay dividends or make other distributions to us.


    THE COVENANTS IN OUR SENIOR SECURED REVOLVING CREDIT FACILITY AND THE INDENTURE GOVERNING THE NOTES IMPOSE RESTRICTIONS THAT MAY LIMIT OUR OPERATING AND FINANCIAL FLEXIBILITY.

    Our senior secured revolving credit facility and the indenture governing the notes contain a number of significant restrictions and covenants, including ones which limit our ability and our subsidiaries' ability to:

          incur liens and debt or provide guarantees regarding the obligations of any other person;

          issue redeemable preferred stock and non-guarantor subsidiary preferred stock;

          increase our common stock dividends above specified levels;

          make redemptions and repurchases of capital stock;

          make loans, investments and capital expenditures;

          prepay, redeem or repurchase debt;

          engage in mergers, consolidations and asset dispositions;

          engage in sale/leaseback transactions and affiliate transactions;

          change our business, amend the indenture and other documents governing any subordinated debt that we may issue in the future and issue and sell capital stock of subsidiaries;

          change our accounting treatment and reporting policies;

          modify our constituent documents including, for example, our charter and by-laws; and

          restrict distributions from subsidiaries.

    For a more detailed discussion of these covenants, see 'Description of Material Debt -- Credit Facility' and 'Description of the Notes.'

    Further, the senior secured revolving credit facility contains various covenants, including financial covenants, with which we are required to comply. Failure to meet such covenants may cause us to be unable to make additional borrowings under the senior secured revolving credit facility, may require us to prepay our debt, may result in an event of default under the senior secured revolving credit facility and could cause a cross default under our swap agreements and other debt which contains cross default provisions (to the extent we become party to such agreements). Operating results substantially below our business plan or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants. If we do not comply with these covenants and are unable to obtain waivers from our lenders, our debt under these agreements would be in default and could be accelerated by our lenders. If our debt is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. If our expectations of future operating results are not achieved, or our debt is in default for any reason, our business, financial condition and results of operations would be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to these types of restrictions.

    OUR ABILITY TO SERVICE OUR DEBT AND MEET OUR CASH REQUIREMENTS DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

    Our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

          refinance all or a portion of our debt, including the notes;

          obtain additional financing;

          sell some of our assets or operations;

          reduce or delay capital expenditures; or

          revise or delay our strategic plans.

    If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition or results of operations. Our ability to take these actions may be limited, and taking such actions may not be sufficient to enable us to continue to satisfy our capital requirements. Further, these actions would be permitted under the terms of our various debt instruments, including the senior secured revolving credit facility and the indenture governing the notes. Any such failure may result in our inability to satisfy our obligations under the notes.

    THE NOTES AND THE GUARANTEES RANK EQUALLY IN RIGHT OF PAYMENT WITH ALL OF OUR EXISTING AND FUTURE SENIOR DEBT, INCLUDING TRADE PAYABLES, AND ARE EFFECTIVELY SUBORDINATE TO ALL OF OUR SECURED DEBT. IF A DEFAULT OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO FULFILL OUR OBLIGATIONS UNDER THE NOTES AND THE GUARANTEES.


    The notes are general unsecured senior obligations that rank equally in right of payment with all of our existing and future senior debt, including trade payables. In addition, because the notes are unsecured, the notes are effectively subordinate to any secured debt with respect to the right to be satisfied from the assets that secure such secured debt as collateral. As of October 4, 2003, on a consolidated basis, we and the guarantors had $211.2 million of senior debt and none of our or any guarantor's debt were subordinated to the notes or the guarantees. As of November 28, 2003, we had $140.2 million available for borrowing under the senior secured revolving credit facility. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt (and the related swaps) will be available to pay obligations on the notes only after all secured debt has been repaid in full from our assets, and our senior creditors have been satisfied. Likewise, because our senior secured revolving credit facility is a secured obligation, our failure to comply with the terms of the senior secured revolving credit facility would entitle those lenders to foreclose on substantially all of our assets which serve as collateral. In that event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. If there are not sufficient assets remaining to pay amounts due on all the unsecured debt that is deemed to be of the same class as the notes, then all or a portion of the notes then outstanding would remain unpaid. The guarantees of the notes will have a similar ranking with respect to secured and unsecured senior debt of the subsidiaries as the notes do with respect to our secured and unsecured senior debt.


    THE NOTES WILL BE STRUCTURALLY SUBORDINATED TO ALL OF THE DEBT AND OTHER LIABILITIES, INCLUDING TRADE PAYABLES, OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS OF THE NOTES.


    Some, but not all, of our subsidiaries will guarantee the notes. Holders of notes will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes. Therefore, debt and other liabilities, including trade payables, whether secured or unsecured, of our non-guarantor subsidiaries will effectively be senior to your claims against those subsidiaries. As of October 4, 2003, on a consolidated basis, our subsidiaries that are not guarantors represented 19.7% of our consolidated total assets. For the eight month period February 5, 2003 to October 4, 2003, 25.6% of our consolidated net revenues were generated by the subsidiaries that are not guarantors. In addition, the indenture does not restrict these subsidiaries from incurring additional debt and does not contain any limitation on the amount of other liabilities, such as trade payables, that they may incur.


    A SUBSIDIARY GUARANTEE COULD BE VOIDED OR SUBORDINATED BECAUSE OF FEDERAL BANKRUPTCY LAW OR COMPARABLE STATE LAW PROVISIONS.

    Our obligations under the notes are guaranteed by certain of our subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, one or more of the subsidiary guarantees could be voided or claims against a subsidiary guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

          was insolvent or rendered insolvent by reason of such incurrence;

          was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

          intended to incur, or believed that it would incur, debts beyond its ability to pay its debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measure of insolvency for purposes of fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

          the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

          the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

          it could not pay its debts as they become due.

    We cannot be sure which standards a court would use to determine whether or not the guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the new notes would not be subordinated to that guarantor's other debt. If the guarantees were legally challenged, any guarantee could also be subject to the claim that the obligations of the applicable guarantor were incurred for less than fair consideration, since the guarantee was incurred for our benefit.

    A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the notes.

    THERE IS NO PUBLIC MARKET FOR THE NOTES AND WE DO NOT KNOW IF A MARKET WILL EVER DEVELOP OR, IF A MARKET DOES DEVELOP, WHETHER IT WILL BE SUSTAINED.

    Both the old notes and the new notes are a new issue of securities with no existing trading market. The initial purchasers of the old notes have no obligation to make a market in the notes and may discontinue making a market at any time without notice. As a result, a liquid market for the notes may not develop and you may not be able to sell your notes at a particular time or at favorable prices.

    Warnaco does not intend to apply for listing or quotation of the notes on any securities exchange or stock market, although we expect that the notes will be eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. The liquidity of any market for the notes will depend on a number of factors, including:

          the number of holders of notes;

          our operating performance and financial condition;

          our ability to complete the offer to exchange the old notes for the new notes;

          the market for similar securities;

          the interest of securities dealers in making a market in the notes; and

          prevailing interest rates.

    Historically, the market for non-investment grade debt has been subject to substantial volatility. Any such volatility could have an adverse effect on holders of the notes.

    WE MAY NOT HAVE SUFFICIENT FUNDS TO SATISFY OUR REPURCHASE OBLIGATIONS THAT ARISE UPON A CHANGE OF CONTROL.

    If a change of control occurs, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.


    As of October 4, 2003, we did not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. The source of funds for any purchase of these notes will be our available cash, cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. If we do not have sufficient cash on hand, we could seek to refinance the debt under our senior secured revolving credit facility, the notes, and our other debt or obtain a waiver from the lenders or the holders of the notes. We may not, however, be able to obtain a waiver or refinance our debt on satisfactory terms, or at all.


    Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes, which would in turn be a default under our senior secured revolving credit facility. In addition, a change of control will constitute an event of default under our senior secured revolving credit facility. A default under our senior secured revolving credit facility would result in an event of default under the indenture governing the notes if the lenders were to accelerate the debt under the senior secured revolving credit facility. Furthermore, if the holders of the notes exercise their right to require us to repurchase notes, the financial effect of this repurchase could cause a default under our other debt, even if the event itself would not cause a default.

RISKS RELATING TO THE EXCHANGE OFFER

    HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

    If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. The restrictions on transfer of your old notes arise because Warnaco issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. Warnaco does not plan to register the old notes under the Securities Act. For further information regarding the consequences of not tendering your old notes in the exchange offer, see the discussions below under the captions 'The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes' and 'Material U.S. Federal Income Tax Consequences.'

    SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS AND THESE HOLDERS WILL BE REQUIRED TO COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS IN CONNECTION WITH ANY RESALE TRANSACTION.

    If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RISKS RELATING TO OUR BUSINESS

    WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND WE MAY NOT BE ABLE TO SUCCESSFULLY IMPROVE OUR PERFORMANCE OR MAINTAIN PROFITABILITY.

    We incurred net losses of $390.0 million, $861.2 million and $964.9 million during Fiscal 2000, Fiscal 2001 and Fiscal 2002, respectively. Our ability to improve our performance and maintain profitability is dependent on our ability to maintain operating discipline, improve our cost structure, foster organic growth within our operating groups and capitalize on licensing and sublicensing opportunities. Our failure to improve our performance or maintain profitability could have a material adverse effect on our business, results of operations or financial condition, and could adversely affect our ability to make payments on the notes.

    WE HAVE MADE SIGNIFICANT CHANGES IN OUR SENIOR MANAGEMENT TEAM.

    Members of our former senior management, including our former Chief Executive Officer and our former Chief Financial Officer, were replaced during our reorganization. Our current Chief Executive Officer and Chief Financial Officer were hired in April 2003 and September 2003, respectively. Our current or future management team may not be able to successfully execute our strategy, and our business and financial condition and our ability to make payments on your notes may suffer if it fails to do so.

    OUR SUCCESS DEPENDS UPON THE CONTINUED PROTECTION OF OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE FORCED TO INCUR SUBSTANTIAL COSTS TO MAINTAIN, DEFEND, PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

    Our registered and common law trademarks, as well as certain of our licensed trademarks, have significant value and are instrumental to our ability to market our products. Third parties may assert claims against any such intellectual property and we may not be able to successfully resolve such claims. In addition, the laws of some foreign countries may not allow us to protect, defend or enforce our intellectual property rights to the same extent as the laws of the United States. We could also incur substantial costs to defend legal actions relating to use of our intellectual property, which could have a material adverse effect on our business, results of operations or financial condition.

    Certain of our license agreements, including the license agreements with Speedo International, Ltd., Calvin Klein, Inc., Nautica Apparel, Inc. and Anne Cole and Anne Cole Design Studio Ltd., require us to make minimum royalty payments, subject us to restrictive covenants, require us to provide certain services (such as design services) and may be terminated if certain conditions are not met. We may not be able to continue to meet our obligations or fulfill the conditions under these agreements in the future. The termination of certain of these license agreements could have a material adverse effect on our business, results of operations or financial condition and on our ability to make payments on your notes.

    In addition, some of our license agreements with third parties will expire by their terms over the next several years. We may not be able to negotiate and conclude extensions of such agreements on similar economic terms or at all.

    WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES, AND OUR FINANCIAL SUCCESS IS LINKED TO THE SUCCESS OF OUR CUSTOMERS, OUR CUSTOMERS' COMMITMENT TO OUR PRODUCTS AND OUR ABILITY TO SATISFY AND MAINTAIN OUR CUSTOMERS.

    Net revenues from our ten largest customers totaled 49.2% and 51.9% of our worldwide net revenues during Fiscal 2001 and 2002, respectively. One customer, Federated Department Stores, Inc., accounted for 10.5% of our Fiscal 2002 net revenues.

    We do not have long-term contracts with any of our customers. Sales to customers are generally on an order-by-order basis. If we cannot fill customers' orders on time, orders may be cancelled and relationships with customers may suffer, which could have an adverse effect on us, especially if the relationship is with a major customer. Furthermore, if any of our customers experience a significant downturn in their business, or fail to remain committed to our programs or brands, the customer may reduce or discontinue purchases from us. The loss of a major customer or a reduction in the amount of our products purchased by several of our major customers could have a material adverse effect on our business, results of operations or financial condition and on our ability to make payments on your notes.

    In addition, during the past several years, various retailers, including some of our customers, have experienced significant changes and difficulties, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. These and other financial problems experienced by some of our customers that are retailers, as well as general weakness in the retail environment, increase the risk of extending credit to these retailers. A significant adverse change in a customer relationship or in a customer's financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer's receivables or limit our ability to collect amounts related to previous purchases by that customer, all of which could have a material adverse effect on our business, results of operations or financial condition and on our ability to make payments on your notes.

    OUR SUCCESS DEPENDS ON THE REPUTATION OF OUR OWNED AND LICENSED BRAND NAMES.

    The success of our business depends on the reputation and value of our owned and licensed brand names. The value of our brands could be diminished by actions taken by licensors or others who have interests in the brands for other products and/or territories. Because we cannot control the quality of other products produced and sold under such licensed brand names, if such products are of poor quality, the value of the brand name could be damaged, which could have a material adverse effect on our sales. In addition, some of the brand names licensed by us reflect the names of living individuals, whose actions are outside our control. If the reputation of one of these individuals is significantly harmed, our products bearing such individual's name may fall into disfavor, which could adversely affect our business, financial condition and results of operations and our ability to make payments on your notes. Moreover, the actions of our sublicensees may diminish the reputation of the brand, which could adversely affect our business, financial condition and results of operations.

    OUR BUSINESS OUTSIDE OF THE UNITED STATES EXPOSES US TO UNCERTAIN CONDITIONS IN OVERSEAS MARKETS.


    Our foreign operations subject us to risks customarily associated with foreign operations. As of November 28, 2003, we sold our products in more than 25 countries and had facilities in 15 countries. In addition, we source many of our products from third-party vendors based in foreign countries. For Fiscal 2002, we had net revenues outside of the United States of $325.3 million, representing 21.8% of our total net revenues, with the majority of these sales in Canada and Europe. We are exposed to the risk of changes in social, political and economic conditions inherent in operating in foreign countries, including:


          currency fluctuations;

          import and export license requirements;

          trade restrictions;

          changes in quotas, tariffs, taxes and duties;

          restrictions on repatriating foreign profits back to the United States;

          foreign laws and regulations;

          international trade agreements;

          difficulties in staffing and managing international operations;

          political unrest; and

          disruptions or delays in shipments.


    We have foreign currency exposure relating to buying, selling and financing in currencies other than the U.S. dollar, our functional currency. We also have foreign currency exposure related to foreign denominated revenues and costs translated into U.S. dollars. These exposures are primarily concentrated in the Canadian Dollar, Euro, British pound sterling and Mexican peso. Fluctuations in foreign currency exchange rates may adversely affect our reported earnings and the comparability of period-to-period results of operations. Moreover, changes in currency exchange rates may affect the relative prices at which we and our foreign competitors sell products in the same market. Changes in the value of the relevant currencies may also affect the cost of certain items required in our operations. Management of our foreign currency exposure may not sufficiently protect us from fluctuations in foreign currency exchange rates, which could have a material adverse effect on our business, results of operations and financial condition and on our ability to make payments on your notes.

    In addition, transactions between us and our foreign subsidiaries may be subject to United States and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the United States, and change periodically.

    THE MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

    The apparel industry is extremely competitive. We compete with many domestic and foreign apparel manufacturers, some of which are larger, more diversified and have greater financial and other resources than us. This competition could cause reduced unit sales or prices, or both, which could materially and adversely affect us. We compete on the basis of a variety of factors, including:

          product quality;

          brand recognition;

          price;

          product differentiation (including product innovation and technology);

          manufacturing and distribution expertise and efficiency;

          marketing and advertising; and

          customer service.

    Our ability to remain competitive in these areas will, in large part, determine our future success. Our failure to compete successfully could adversely affect our business, results of operations or financial condition and our ability to make payments on your notes.

    OUR BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT OUR OPERATIONS GOING FORWARD.

    We sought protection under Chapter 11 of the Bankruptcy Code on June 11, 2001 and emerged from bankruptcy on February 4, 2003. The Chapter 11 cases could adversely affect our operations going forward. The Chapter 11 cases may affect our ability to negotiate favorable terms from suppliers, customers, landlords and others. The failure to obtain such favorable terms could adversely affect our financial performance and our ability to make payments on your notes.

    FRESH START ACCOUNTING MAY MAKE FUTURE FINANCIAL STATEMENTS DIFFICULT TO COMPARE.

    In accordance with the requirements of SOP 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, we have adopted fresh start accounting as of February 4, 2003. Our consolidated balance sheets as of and after February 4, 2003, and our consolidated statements of operations for periods beginning after February 4, 2003 will not be comparable in certain material respects to the consolidated financial statements for prior periods included elsewhere herein, making it difficult to assess our future prospects based on historical performance.

    WE HAVE A HISTORY OF INSUFFICIENT DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS, AS WELL AS RESTATED FINANCIAL STATEMENTS, THE RECURRENCE OF WHICH WOULD AFFECT OUR ABILITY TO ENSURE TIMELY AND RELIABLE FINANCIAL INFORMATION AND MAY ADVERSELY AFFECT OUR BUSINESS.

    On March 29, 2001, we announced that we intended to restate our balance sheet as of January 3, 1998. In our Annual Report on Form 10-K for the fiscal year ended December 30, 2000, we restated our consolidated financial statements for our fiscal year ended January 4, 1997 (Fiscal 1996) and our fiscal year ended January 3, 1998 (Fiscal 1997). In addition, on April 20, 2001, we filed a restated quarterly report for the third fiscal quarter of 2000. On August 22, 2001, we announced that we expected to restate our financial results for the prior three fiscal years. Subsequently, in our Annual Report on Form 10-K for the fiscal year ended January 5, 2002, we restated our consolidated financial statements for fiscal 1999, Fiscal 2000, each of the quarterly periods in Fiscal 1999 and Fiscal 2000 and the quarter ended April 7, 2001. The restatements resulted from a variety of different reasons.

    In connection with the audits of our consolidated financial statements for Fiscal 2000 and Fiscal 2001, our independent auditors, Deloitte & Touche LLP ('Deloitte'), advised our management and the audit committee of our board of directors of the following matters that Deloitte considered material weaknesses constituting reportable conditions under standards established by the American Institute of Certified Public Accountants:

          certain corporate and U.S. division accounting personnel lacked appropriate experience and/or technical accounting knowledge appropriate for their responsibilities and required additional supervision and review of their work on an ongoing basis;

          there were an insufficient number of qualified accounting personnel and certain employees or management lacked the qualifications and training to fulfill their assigned functions;

          there was an absence of appropriate reviews and approvals of transactions, accounting entries, systems output, account reconciliations and analyses, and there were inadequate procedures for assessing and applying accounting principles; and

          there were numerous company-prepared closing entries and adjusting entries as a result of Deloitte's audits.

    Beginning in Fiscal 2001 and continuing through Fiscal 2002, we took corrective actions to address each of these matters including:

          replacing certain financial staff and hiring additional accounting and financial staff with appropriate experience and technical accounting knowledge in certain domestic divisions and in corporate finance;

          replacing and upgrading certain financial staff in our international divisions and assigning personnel with extensive accounting and internal control experience to provide additional supervision of our international accounting personnel and review of our international accounting and financial operations;

          instituting monthly and quarterly reviews to ensure timely and consistent application of accounting principles and procedures and approval and appropriate review of transactional activity by each of our business units; and

          recruiting new personnel to create a corporate financial reporting department with responsibility for financial reporting and the assessment and application of accounting principles.

    In connection with the audit of our consolidated financial statements for Fiscal 2002, Deloitte did not advise our management or the audit committee of any material weaknesses or reportable conditions related to our internal controls or our operations.

    In connection with its audit of our financial statements for Fiscal 2002, Deloitte recommended that we make certain operational and efficiency improvements. The recommendations related to the continued integration of corporate information systems by our operating divisions, improvements to our documentation of accounting policies and procedures and enhancements to security over our information systems. Deloitte also recommended that we upgrade our disaster recovery and business continuity plans. We have taken action during Fiscal 2003 to address Deloitte's recommendations.

    As part of our ongoing evaluation of our internal controls and procedures, we continue to identify and implement measures to further improve the effectiveness of our internal controls, including our disclosure controls and internal controls over financial reporting. To the extent we identify any weaknesses in our internal controls, significant resources from our management team may be required to implement and maintain effective controls and procedures. In addition, we may need to hire additional employees and further train our existing employees.

    If we fail to maintain effective internal controls and procedures for financial reporting, we could be unable to provide timely and reliable financial information.

    THE SEC'S CURRENT INVESTIGATION RELATING TO CERTAIN OF OUR HISTORICAL FINANCIAL STATEMENTS AND OTHER DOCUMENTS IS ONGOING. THE RESOLUTION OF THIS MATTER COULD ADVERSELY AFFECT OUR BUSINESS.

    The staff of the SEC's Division of Enforcement has been conducting an investigation to determine whether there have been any violations of the Exchange Act in connection with, among other things, the preparation and publication by us of (i) the financial statements included in our Annual Reports on Form 10-K for fiscal 1998, fiscal 1999 and Fiscal 2000 and our Quarterly Report on Form 10-Q for the third quarter of Fiscal 2000 and (ii) our press release announcing our results for fiscal 1998. In July 2002, the SEC staff informed us that it intends to recommend that the SEC bring a civil injunctive action against us, alleging violations of the federal securities laws, including Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1 and 13a-13 promulgated thereunder. The SEC staff invited us to make a Wells Submission describing the reasons why no action should be brought. In September 2002, we filed our Wells Submission and we are continuing discussions with the SEC staff as to a settlement of this investigation.

    We are also aware that the SEC staff has informed certain persons who were employed by us at the time of the preparation of the documents referred to above (including one current member of management) that it intends to recommend that the SEC bring a civil injunctive action against such persons alleging violations of the securities laws. We are advised that such persons also have filed Wells Submissions.

    Publicity surrounding the SEC's investigation or any related enforcement action, or the ultimate resolution of this matter, could adversely affect our financial condition, results of operations or business. The resolution of this matter could have a material effect on our business, financial condition or results of operations. In addition, the ultimate resolution of this matter could result in our being unable to take advantage of a 'safe harbor' under the Private Securities Litigation Reform Act of 1995 for certain forward-looking statements (including guidance as to future results). The loss of the safe harbor would eliminate a defense that could otherwise be available to us in any future securities litigation.

    WE ARE SUBJECT TO LOCAL LAWS AND REGULATIONS IN THE COUNTRIES IN WHICH WE OPERATE.

    We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various labor, workplace and related laws, as well as environmental laws and regulations. Our international businesses are subject to similar regulations in the countries where they operate. Failure to comply with such laws may expose us to potential liability and have an adverse effect on our results of operations and our ability to make payments on your notes.

    SHORTAGES OF SUPPLY OF SOURCED GOODS FROM SUPPLIERS OR INTERRUPTIONS IN OUR MANUFACTURING COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

    We utilize multiple supply sources and manufacturing facilities. An unexpected interruption in any of the sources or facilities could temporarily adversely affect our results of operations until alternate sources or facilities can be secured.



RISKS RELATING TO OUR INDUSTRY

    THE WORLDWIDE APPAREL INDUSTRY IS HEAVILY INFLUENCED BY GENERAL ECONOMIC CONDITIONS.

    The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of consumers. Our wholesale customers may anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our products.

    The effects of the recent economic slowdown and the deteriorating global economic environment may have an adverse effect on our financial results. The ongoing war against terrorism and the turmoil in Iraq have created a significant amount of uncertainty about future U.S. and global economic prospects and have led to declines in consumer spending. Moreover, a continued delay in the recovery from the recession, the turmoil in the Middle East, additional terrorist attacks or similar events could have further material adverse effects on consumer confidence and spending and, as a result, on our results of operations and on our ability to make payments on your notes.

    THE APPAREL INDUSTRY IS SUBJECT TO CONSTANTLY CHANGING FASHION TRENDS AND IF WE MISJUDGE CONSUMER PREFERENCES, THE IMAGE OF ONE OR MORE OF OUR BRANDS MAY SUFFER AND THE DEMAND FOR OUR PRODUCTS MAY DECREASE.

    The apparel industry is subject to shifting consumer demands and evolving fashion trends and our success is also dependent upon our ability to anticipate and promptly respond to these changes. Failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences may result in decreased demand for our products, as well as excess inventories and markdowns, which could have a material adverse effect on our business, results of operations, and financial condition. In addition, if we misjudge consumer preferences, our brand image may be impaired, resulting in an adverse effect on our results of operations and on our ability to make payments on your notes.

    THE APPAREL INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO LOWER THE PRICES WE CHARGE FOR OUR PRODUCTS.

    Prices in the apparel industry have been declining over the past several years primarily as a result of the trend to move sewing operations offshore, the introduction of new manufacturing technologies, growth of the mass retail channel of distribution, increased competition, consolidation in the retail industry and the general economic slowdown. Products sewn offshore generally cost less to manufacture than those made domestically primarily because labor costs are lower offshore. Many of our competitors also source their product requirements from developing countries to achieve a lower cost operating environment, possibly in environments with lower costs than our offshore facilities, and those manufacturers may use these cost savings to reduce prices. To remain competitive, we must adjust our prices from time to time in response to these industry-wide pricing pressures. Moreover, increased customer demands for allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance and our ability to make payments on your notes may be negatively affected by these pricing pressures if we are forced to reduce our prices and if we cannot reduce our production costs or if our production costs increase and we cannot increase our prices.

    INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

    The principal fabrics used in our business are made from cotton, wool, silk, synthetic and cotton-synthetic blends. The prices we pay for these fabrics are dependent on the market price for the raw materials used to produce them, primarily cotton and chemical components of synthetic fabrics. These raw materials are subject to price volatility caused by weather, supply conditions, government regulations, economic climate and other unpredictable factors. Fluctuations in petroleum prices may also influence the prices of related items such as chemicals, dyestuffs and polyester yarn. Any raw material price increase could increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce their production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a materially adverse effect on our business, results of operations or financial condition and our ability to make payments on your notes.

    CHANGING INTERNATIONAL TRADE REGULATION AND THE ELIMINATION OF QUOTAS ON IMPORTS OF TEXTILES AND APPAREL MAY INCREASE COMPETITION IN OUR INDUSTRY. FUTURE QUOTAS, DUTIES OR TARIFFS MAY INCREASE OUR COSTS OR LIMIT THE AMOUNT OF PRODUCTS THAT WE CAN IMPORT INTO A COUNTRY.

    Substantially all of our operations are subject to quotas imposed by bilateral textile agreements between the countries from which we procure raw materials, such as yarn, and the countries where our manufacturing facilities are located. These quotas limit the amount of products that may be imported from a particular country.

    In addition, the countries in which our products are manufactured or into which they are imported may from time to time impose additional new quotas, duties, tariffs and requirements as to where raw materials must be purchased, additional workplace regulations, or other restrictions on our imports or adversely modify existing restrictions. Adverse changes in these costs and restrictions could harm our business. Future trade agreements could provide our competitors an advantage over us, or increase our costs, either of which could have a material adverse effect on our business, results of operations or financial condition and our ability to make payments on your notes.

    Our operations are also subject to various international trade agreements and regulations such as the North American Free Trade Agreement and the Caribbean Basin Initiative, and the activities and regulations of the World Trade Organization ('WTO'). Trade agreements could impose requirements that may negatively affect our business, such as limiting the countries from which we can purchase raw materials and setting quotas on products that may be imported into the United States from a particular country. In addition, the WTO may commence a new round of trade negotiations that liberalize textile trade. The elimination of quotas on WTO member countries by 2005 and other effects of these trade agreements could result in increased competition from developing countries which historically have had lower labor costs, including China and Taiwan, both of which recently became members of the WTO. This increased competition from developing countries could have a material adverse effect on our business, results of operations or financial condition and our ability to make payments on your notes.

                                USE OF PROCEEDS

    Neither Warnaco nor any of the guarantors will receive any proceeds from the exchange offer.

    The proceeds of the offering of the old notes were $210.0 million, before deducting discounts, commissions and expenses related to the offering of $7.1 million in the aggregate. We used the net proceeds of the offering of the old notes to repay the outstanding principal of $200.9 million of our Second Lien Notes due February 4, 2008 plus accrued interest of approximately $2.0 million.

                            CASH AND CAPITALIZATION


    The following table sets forth our cash and capitalization as of October 4, 2003. You should read the capitalization data set forth in the table below in conjunction with 'Selected Historical Consolidated Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and our consolidated financial statements and the accompanying notes appearing elsewhere in this prospectus.



                                                                   AS OF
                                                              OCTOBER 4, 2003
                                                              ---------------
                                                              (IN MILLIONS OF
                                                                 DOLLARS)
Cash........................................................      $ 43.9
                                                                  ------
                                                                  ------
Debt
    Senior secured revolving credit facility(a).............          --
    GECC debt...............................................          --
    Capital leases..........................................         1.2
    Senior Notes due 2013...................................       210.0
                                                                  ------
Total debt..................................................       211.2
Total stockholders' equity..................................       521.4
                                                                  ------
Total capitalization........................................      $732.6
                                                                  ------
                                                                  ------


---------


(a) As of November 28, 2003, we had no borrowings outstanding and $140.2 million of availability under our senior secured revolving credit facility.

               MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS

Old Common Stock

    Prior to June 11, 2001, our Old Common Stock, was traded on the New York Stock Exchange (the 'NYSE') under the symbol 'WAC'. On June 11, 2001, the NYSE suspended trading of our old common stock. The table below sets forth, for the periods indicated through June 11, 2001, the high and low sales prices of the old common stock, as reported on the New York Stock Exchange Composite Tape. From June 11, 2001 until February 4, 2003, the old common stock was traded on the over-the-counter electronic bulletin board (the 'OTCBB') under the ticker symbol 'WACGQ.PK'. The table below sets forth the high and low sales prices of the old common stock per the OTCBB from June 12, 2001 through February 4, 2003.

                                                               HIGH       LOW
                                                               ----       ---
2001
First Quarter...............................................  $5.3200   $1.1200
Second Quarter (through June 11, 2001)......................  $1.5000   $0.3900
Second Quarter (from June 12, 2001)(a)......................  $0.1550   $0.0570
Third Quarter (a)...........................................  $0.2245   $0.0600
Fourth Quarter (a)..........................................  $0.2500   $0.0200

2002
First Quarter (a)...........................................  $0.0750   $0.0350
Second Quarter (a)..........................................  $0.0600   $0.0210
Third Quarter (a)...........................................  $0.1600   $0.0400
Fourth Quarter (a)..........................................  $0.0990   $0.0001

2003
First Quarter (through February 4, 2003) (a)................  $0.0010   $0.0000

---------

(a) The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions.

New Common Stock


    Effective with the consummation of our Plan of Reorganization on February 4, 2003, our old common stock was cancelled and we issued 44,999,973 shares of new common stock to certain of our pre-petition creditors in reliance on the exemption from registration afforded to us by Section 1145 of the Bankruptcy Code. Our new common stock began trading on the NASDAQ National Stock Market on February 5, 2003 under the ticker symbol 'WRNC'. The table below sets forth the high and low sales prices of our new common stock as reported on the NASDAQ Composite Tape from February 5, 2003 through December 12, 2003.



                                                                HIGH       LOW
                                                                ----       ---
2003
First Quarter (from February 5, 2003).......................  $14.1000   $ 8.8000
Second Quarter..............................................  $13.9900   $ 8.9600
Third Quarter...............................................  $17.9300   $13.5700
Fourth Quarter (through December 12, 2003)..................  $18.2300   $12.9400



    As of October 6, 2003, there were 2,096 holders of our common stock, based upon the number of holders of record and the number of individual participants in certain security position listings.



    The last reported sale price of the new common stock as reported on the NASDAQ Composite Tape on December 12, 2003 was $15.61 per share.


    From January 2000 through December 2000, we paid a quarterly cash dividend of $0.09 per share. We suspended payment of our quarterly cash dividend in December 2000. Our current revolving credit agreement places restrictions on our ability to pay dividends on the new common stock.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    The following table sets forth our selected historical consolidated financial and operating data for the periods indicated. The selected consolidated financial data as of January 5, 2002 and January 4, 2003 and for each of the three years in the period ended January 4, 2003 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of October 4, 2003, for the Nine Months Ended October 5, 2002, for the one month period January 5, 2003 to February 4, 2003 and for the eight month period February 5, 2003 to October 4, 2003 are derived from our unaudited consolidated condensed financial statements included elsewhere in this prospectus. The selected consolidated financial data as of January 1, 2000 and December 30, 2000 and for the year ended January 1, 2000 is derived from our audited financial statements not included in this prospectus. In Fiscal 2000, we restated our balance sheet for Fiscal 1997 by adjusting stockholders' equity as of January 3, 1998. This restatement reflected adjustments to accounts receivable and other items and did not have an impact on net income (loss) for any subsequent period. Our previous independent auditors did not issue a consent with respect to the inclusion of their report on the consolidated financial statements for Fiscal 1997 and Fiscal 1998 in our Annual Report on Form 10-K for Fiscal 2000. As a result, the selected financial information included below for Fiscal 1998 is derived from unaudited financial statements.



    For all periods presented in the statement of operation, income from continuing operations excludes the results of our A.B.S by Allen Schwartz business unit and five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals. A.B.S by Allen Schwartz and the five Speedo Authentic Fitness retail stores have been accounted for as discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets. Accordingly, the results of operations of these business units are presented separately in the following table.


    Our fiscal year ends on the Saturday nearest to January 1. Fiscal 1998, 1999, 2000, 2001 and 2002 ended on January 2, 1999, January 1, 2000, December 30, 2000, January 5, 2002 and January 4, 2003, respectively, and each contained 52 weeks.

    We emerged from bankruptcy on February 4, 2003, and, pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ('SOP 90-7'), we adopted fresh start accounting. Fresh start accounting principles provide, among other things, that we determine the reorganization value of our company and allocate such reorganization value to the fair value of our assets in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations ('SFAS 141'). We engaged an independent third party appraisal firm to assist us in determining our reorganization value. The reorganization value of our company as approved by the bankruptcy court was $750.0 million. Using the work of valuation specialists we allocated the reorganization value to the fair value of our tangible assets, finite lived intangible assets and indefinite lived intangible assets in accordance with the provisions of SFAS 141. Our audited consolidated balance sheet as of February 4, 2003 reflecting the implementation of the Plan and our emergence from bankruptcy is included in this prospectus beginning on page G-1. Our consolidated balance sheet at February 4, 2003 is not, and our consolidated statements of operations for periods beginning after February 4, 2003 will not be, comparable in certain material respects to the historical consolidated financial statements for prior periods included elsewhere in this prospectus.

    References to the 'Predecessor' refer to us prior to February 4, 2003. References to the 'Successor' refer to us on and after February 4, 2003 after giving effect to the implementation of fresh start accounting.

    The information set forth in the following table should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                          PREDECESSOR                                               SUCCESSOR
                  -----------------------------------------------------------------------------------------------  -----------
                                                                                           NINE         PERIOD       PERIOD
                                                                                          MONTHS      JANUARY 5,   FEBRUARY 5,
                                              FISCAL YEAR                                  ENDED       2003 TO       2003 TO
                  --------------------------------------------------------------------   OCTOBER 5,   FEBRUARY 4,   OCTOBER 4,
                  1998(a)(b)      1999       2000(c)(d)(e)     2001(f)       2002(f)       2002         2003          2003
                  ----------      ----       -------------     -------       -------    -----------  ------------  -----------
                  (UNAUDITED)                          (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
STATEMENT OF
 OPERATIONS
 DATA:
Net revenues....  $   1,950.3  $   2,100.5    $   2,202.5    $   1,640.9   $   1,447.6  $  1,104.7   $     112.7   $    949.8
Gross profit....        537.2        675.8          389.7          293.9         426.3       322.1          44.6        305.3
Selling, general
 and
 administrative
 expenses.......        451.6        473.5          611.2          585.7         400.9       282.4          34.3        251.9
Amortization of
 sales order
 backlog........           --           --             --             --            --          --            --         11.8
Impairment
 charge.........           --           --             --           65.0            --          --            --           --
Restructuring
 items..........           --           --             --             --            --          --            --         11.4
Reorganization
 items..........           --           --             --          177.8         116.7        79.2          29.9           --
Operating income
 (loss).........         85.6        202.3         (221.5)        (534.5)        (91.3)      (39.5)        (19.6)        30.1
Gain on
 cancellation of
 pre-petition
 indebtedness...           --           --             --             --            --          --      (1,692.7)          --
Fresh start
 adjustments....           --           --             --             --            --          --        (765.7)          --
Other income
 (loss).........           --           --           36.9           (6.6)          0.1          --           0.4          2.2
Interest
 expense........         63.8         80.9          172.2          122.8          22.0        14.3           1.9         15.8
Income (loss)
 from continuing
 operations
 before
 cumulative
 effect of a
 change in
 accounting
 principle......         14.1         91.6         (377.9)        (814.8)       (162.9)     (103.6)      2,358.3          8.1
Income (loss)
 from
 discontinued
 operations, net
 of taxes.......           --          2.1            1.1          (46.4)         (0.3)       (0.1)          0.1         (0.6)
Cumulative
 effect of
 change in
 accounting
 principle, net
 of taxes.......        (46.3)          --          (13.1)            --        (801.6)     (801.6)           --           --
Net income
 (loss).........        (32.2)        93.7         (389.9)        (861.2)       (964.8)     (905.3)      2,358.4          7.5
Net income
 (loss)
 applicable to
 Common Stock...        (32.2)        93.7         (389.9)        (861.2)       (964.8)     (905.3)      2,358.4          7.5
Dividends on
 Common Stock...         22.4         20.3           13.0             --            --          --            --           --
PER SHARE DATA:
Income (loss)
 from continuing
 operations
 before
 cumulative
 effect of
 change in
 accounting
 principle:
   Basic........  $      0.23  $      1.64    $     (7.16)   $    (15.40)  $     (3.07) $    (1.96)  $     44.51   $     0.18
   Diluted......         0.22         1.61          (7.16)        (15.40)        (3.07)      (1.96)        44.51         0.18
Income (loss)
 from
 discontinued
 operations, net
 of taxes:
   Basic........           --         0.04           0.02          (0.88)        (0.01)      (0.00)         0.00        (0.01)
   Diluted......           --         0.04           0.02          (0.88)        (0.01)      (0.00)         0.00        (0.01)
Cumulative
 effect of
 change in
 accounting
 principle, net
 of taxes:
   Basic........        (0.75)          --          (0.25)            --        (15.13)     (15.14)           --           --
   Diluted......        (0.73)          --          (0.25)            --        (15.13)     (15.14)           --           --
Net income
 (loss):
   Basic........        (0.52)        1.68          (7.39)        (16.28)       (18.21)     (17.10)        44.51         0.17
   Diluted......        (0.51)        1.65          (7.39)        (16.28)       (18.21)     (17.10)        44.51         0.17
Dividends
 declared.......         0.36         0.36           0.27             --            --          --            --           --
Shares used in
 computing
 earnings per
 share:(g)
   Basic........   61,361,843   55,910,371     52,783,379     52,911,005    52,989,965  52,936,000    52,989,965   45,027,954
   Diluted......   63,005,358   56,796,203     52,783,379     52,911,005    52,989,965  52,936,000    52,989,965   45,185,564
OTHER DATA:
Cash flows from
 operating
 activities.....        334.7         10.0          (10.7)        (422.8)       (226.2)      203.2         (24.9)       (75.5)
Cash flows from
 investing
 activities.....       (222.8)      (736.5)         (69.6)         (21.4)         16.2        22.3          (0.7)       (11.9)
Cash flows from
 financing
 activities.....       (116.3)       724.7          (82.1)        (474.6)       (176.8)     (168.9)        (67.6)       (44.3)
Depreciation and
 amortization...         46.5         60.3           98.6           94.4          57.0        42.2           4.5         34.2
Capital
 expenditures...        142.8        109.1          110.1           24.7          11.2         8.1           0.7         12.0
Ratio of
 earnings to
 fixed
 charges........          1.2          1.9            n/a            n/a           n/a         n/a        785.97         1.65
Deficit of
 earnings to
 fixed
 charges(h).....           --           --          356.8          663.9         113.2        53.8           n/a          n/a


                                               PREDECESSOR                                                   SUCCESSOR
                        ---------------------------------------------------------------------         ------------------------
                        JANUARY 2,    JANUARY 1,   DECEMBER 30,     JANUARY 5,     JANUARY 4,         FEBRUARY 4,   OCTOBER 4,
                         1999(b)        2000          2000            2002           2003                2003         2003
                        ----------   -----------   ------------    -----------    -----------         -----------   ----------
                        (UNAUDITED)                                 (IN MILLIONS OF DOLLARS)
BALANCE SHEET DATA:
Working capital...         (38.3)        229.8       (1,484.2)         446.3(i)      470.6(i)            327.7          373.8
Total assets.....        1,761.2       2,753.2        2,342.1        1,985.5         947.9             1,163.9        1,122.6
Liabilities subject
 to compromise...             --            --             --        2,435.0       2,486.1                  --             --
Debtor-in-possession
 financing.......             --            --             --          155.9            --                  --             --
Senior secured
 credit facility...           --            --             --             --            --                39.2             --
Second Lien Notes
 due 2008........             --            --             --             --            --               200.9             --
8 7/8% Senior Notes
 due 2013........             --            --             --             --            --                  --          210.0
Long-term debt
 (excluding current
 maturities).....          411.9       1,188.0             --(j)         2.2           1.3               202.2          211.2
Mandatorily
 redeemable
 convertible
 preferred
 securities......          101.8         102.9          103.4             --(k)          --(k)              --             --
Stockholders'
 equity
 (deficit).......          552.1         533.2           27.2         (851.3)     (1,856.1)              503.5          521.4



                                                        (footnotes on next page)

(footnotes from previous page)

 (a) Effective Fiscal 1998, we adopted the provisions of SOP 98-5, which requires, among other things, that certain pre-operating costs, which had previously been deferred and amortized, be expensed as incurred.
      We recorded the impact as the cumulative effect of a change in accounting principle of $46.3 million (net of income tax benefit of $25.2 million).
 (b) In Fiscal 2000, the balance sheet as of January 3, 1998 was restated resulting in a reduction of $26 million in stockholders' equity. This restatement reflected adjustments to accounts receivable and other items and had no effect on reported net income in any subsequent year. Our previous independent auditors did not issue a consent for our restated consolidated financial statements for Fiscal 1997 and 1998. As a result, the selected financial information for the fiscal year ended January 2, 1999 is derived from unaudited financial statements.
 (c) Fiscal 2000 includes investment income of $36.9 million resulting from a $42.8 million gain on our sale of our investments in InterWorld Corporation, net of losses of $5.9 million in connection with certain equity forward purchase agreements that we entered into prior to our bankruptcy with certain of our lenders, which were discharged in our bankruptcy.
 (d) Fiscal 2000 includes the impact of a change in accounting of $13.1 million (net of income tax benefit of $8.6 million) related to a change in the method of valuation of inventory in our retail outlet stores.
 (e) Fiscal 2000 includes a tax provision valuation reserve allowance of $129.2 million for the deferred tax asset.
 (f) Includes reorganization items related to the Chapter 11 cases of $177.8 million and $116.7 million in Fiscal 2001 and Fiscal 2002, respectively, impairment charges of $101.8 million in Fiscal 2001, and a tax provision of $151.0 million in Fiscal 2001 primarily related to the increase in the valuation allowance related to future income tax benefits. Also includes the cumulative effect of a change in accounting of $801.6 million, net of income tax benefit of $53.5 million related to the adoption of SFAS No. 142 in Fiscal 2002.
 (g) On February 4, 2003, pursuant to the terms of our Plan, our outstanding Class A Common Stock was cancelled and we issued 44,999,973 shares of new common stock.
 (h) For the purposes of computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges and less capitalized interest. Fixed charges are defined as the sum of interest expense, including the amortization of deferred financing costs, capitalized interest, and that portion of rental expense which we believe to be representative of an interest factor. The deficit of earnings to fixed charges represents the amount of earnings that would be required to increase the ratio of earnings to fixed charges to 1.00 in those cases where earnings are less than the total fixed charges.
 (i)  Does not include liabilities subject to compromise.
 (j)  Included in working capital as a current liability.
 (k)  Included in liabilities subject to compromise.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    We emerged from bankruptcy on February 4, 2003 and, pursuant to American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ('SOP 90-7'), we adopted fresh start accounting. Fresh start accounting principles provide, among other things, that we determine the reorganization value of our company and allocate such reorganization value to the fair value of our assets in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations ('SFAS 141'). We engaged an independent third party appraisal firm to assist us in determining our reorganization value. The reorganization value of our company as approved by the bankruptcy court was $750.0 million. Using the work of valuation specialists we allocated the reorganization value to the fair value of our tangible assets, finite lived intangible assets and indefinite lived intangible assets in accordance with the provisions of SFAS 141. Our audited consolidated balance sheet as of February 4, 2003 and related notes thereto reflecting the implementation of the Plan and our emergence from bankruptcy is included in this prospectus beginning on page G-1. Our consolidated balance sheet as of February 4, 2003 is not, and our consolidated statements of operations for periods beginning after February 4, 2003 will not be, comparable in certain material respects to the historical consolidated financial statements for prior periods included elsewhere in this prospectus.

    We believe that the consummation of the Plan, the adoption of fresh start accounting and the offering of the old notes are significant events and, therefore, the presentation of pro forma financial information giving effect to these events provides material information that is useful to investors.


    The unaudited pro forma consolidated condensed statement of operations data in the following tables for Fiscal 2002, the Nine Months Ended October 5, 2002 and the Nine Months Ended October 4, 2003 is adjusted (the 'Pro Forma Adjustments') to reflect the following as if each had been completed at the beginning of Fiscal 2002:


          the implementation of the Plan and our emergence from bankruptcy, including adjustments to:

             reflect fresh start accounting;

             eliminate reorganization items related to our bankruptcy;

             reflect the elimination of interest expense related to certain foreign debt subject to standstill agreements which principal was repaid as part of our reorganization; and

             record income taxes at normalized post-emergence rates; and

          the issuance of the old notes and the application of the proceeds thereof.

    The pro forma financial information does not purport to be indicative of our operating results.


    In addition, for all periods presented in the consolidated condensed statement of operations data, income from continuing operations excludes the results of our A.B.S by Allen Schwartz business unit and five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals. A.B.S by Allen Schwartz and the five Speedo Authentic Fitness retail stores have been accounted for as discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets. Accordingly, the results of operations of these business units are presented separately in the following tables.


    The pro forma financial information should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Selected Historical Consolidated Financial Data' and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                            THE WARNACO GROUP, INC.
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                                          HISTORICAL         PRO                PRO FORMA
                                                            FISCAL          FORMA                FISCAL
                                                             2002        ADJUSTMENTS              2002
                                                             ----        -----------              ----
                                                          (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
Net revenues...........................................    $1,447.6        $    --               $1,447.6
Cost of goods sold.....................................     1,021.3          (21.4)(a)              999.9
                                                           --------        -------               --------
Gross profit...........................................       426.3           21.4                  447.7
Selling, general and administrative expenses...........       400.9          (31.4)(b)              369.5
Reorganization items...................................       116.7         (116.7)(c)                 --
Amortization of sales order backlog....................          --             -- (d)                 --
                                                           --------        -------               --------
Operating income (loss)................................       (91.3)         169.5                   78.2
Other income...........................................         0.1             --                    0.1
Interest expense.......................................        22.0            9.6 (e)               31.6
                                                           --------        -------               --------
Income (loss) from continuing operations before
  provision for income taxes...........................      (113.2)         159.9                   46.7
Provision for income taxes.............................        49.7          (31.0)(f)               18.7
                                                           --------        -------               --------
Income (loss) from continuing operations...............    $ (162.9)       $ 190.9               $   28.0
                                                           --------        -------               --------
                                                           --------        -------               --------
Basic and diluted income (loss) per common share:
    Income (loss) from continuing operations...........    $  (3.07)                             $   0.62
                                                           --------                              --------
                                                           --------                              --------
Weighted average number of shares outstanding used
  in computing income (loss) per common share
  (in thousands):                                                          (52,990)(g)
    Basic(i)...........................................      52,990         45,028 (h)             45,028
                                                           --------                              --------
                                                           --------                              --------
    Diluted(i).........................................      52,990         45,186 (h)             45,186
                                                           --------                              --------
                                                           --------                              --------


---------


 (a) Upon the adoption of fresh start accounting, we applied accounting policies to expense certain design, procurement, receiving and other product related costs as incurred. Prior to the adoption of fresh start accounting, we capitalized these costs as part of inventory. To account for this difference in accounting policy, the pro forma adjustment eliminates $23.6 million of design, procurement, receiving and other product related costs previously capitalized that were reflected in cost of goods sold for Fiscal 2002, offset by $2.2 million of inventory costs that would have been expensed in continuing operations in Fiscal 2002.

 (b) Eliminates historical depreciation and amortization expenses of $57.4 million, records depreciation and amortization expense of $34.3 million based upon the fair value of our assets and eliminates lease expenses of $8.3 million related to certain leases settled as part of our bankruptcy in accordance with fresh start accounting.


 (c)  Eliminates reorganization items of $116.7 million.

 (d) We valued our sales order backlog as part of our determination of the fair value of our assets in connection with our adoption of fresh start accounting. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on our results of operations after it is fully amortized in Fiscal 2003 and, as a result, has been excluded from the pro forma statement of operations. The amortization of this backlog will be $12.6 million for Fiscal 2003.

 (e) Reflects interest expense of $18.6 million on the old notes, offset by the elimination of interest expense of $9.8 million on certain foreign debt agreements subject to standstill

                                              (footnotes continued on next page)

(footnotes continued from previous page)


      agreements that was paid as part of the Plan and reflects interest expense of $0.8 million on certain leases settled in connection with our bankruptcy. Although our average borrowings for the Nine Months Ended October 4, 2003 have been substantially lower than our average borrowings in the Nine Months Ended October 5, 2002, no adjustment has been made to interest expense for the lower level of borrowings.

 (f) Adjusts income tax provision to reflect our estimated income tax rate of 40%.

 (g) Effective February 4, 2003, all 53.0 million shares of our common stock and all outstanding options to purchase shares of our common stock were cancelled pursuant to the terms of our reorganization under the bankruptcy code.

 (h) Effective February 5, 2003 we issued 45.0 million shares of new common stock pursuant to the terms of the Plan.

 (i) Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income by the pro forma weighted average number of shares outstanding of 45.0 million and
      45.2 million, respectively. The computation of the pro forma weighted average number of shares outstanding is based upon the number of shares issued pursuant to our Plan. Due to the cancellation of our old common stock and the issuance of new common stock pursuant to our Plan, net income (loss) per share for period beginning February 5, 2003, will not be comparable to net income (loss) per share for periods beginning before February 5, 2003. A reconciliation of the weighted average number of shares of common stock outstanding is as follows:



                                                               BASIC    DILUTED
                                                               -----    -------
                                                               (IN THOUSANDS)
Weighted average number of shares outstanding used in
  computing income (loss) per share -- historical:
    Old common stock -- issued and outstanding..............   65,233    65,233
    Old common stock -- treasury shares.....................  (12,243)  (12,243)
Shares cancelled:
    Old common stock -- issued and outstanding..............  (65,233)  (65,233)
    Old common stock -- treasury shares.....................   12,243    12,243
Weighted average number of shares outstanding used in
  computing income (loss) per share -- current:
    New common stock -- issued and outstanding..............   45,028    45,028
    New common stock -- common stock equivalents............       --       158
    New common stock -- treasury shares.....................       --        --
                                                              -------   -------
Weighted average number of shares outstanding used in
  computing income (loss) per share -- pro forma............   45,028    45,186
                                                              -------   -------
                                                              -------   -------

                            THE WARNACO GROUP, INC.
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                                   HISTORICAL                              PRO FORMA
                                                   NINE MONTHS         PRO                NINE MONTHS
                                                      ENDED           FORMA                  ENDED
                                                 OCTOBER 5, 2002   ADJUSTMENTS          OCTOBER 5, 2002
                                                 ---------------   -----------          ---------------
                                                   (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Net revenues...................................     $1,104.7        $     --               $ 1,104.7
Cost of goods sold.............................        782.6            (7.9)(a)               774.7
                                                    --------        --------               ---------
Gross profit...................................        322.1             7.9                   330.0
Selling, general and administrative expenses...        282.4           (25.1)(b)               257.3
Reorganization items...........................         79.2           (79.2)(c)                  --
Amortization of sales order backlog............           --              -- (d)                  --
                                                    --------        --------               ---------
Operating income (loss)........................        (39.5)          112.2                    72.7
Interest expense...............................         14.3             9.7 (e)                24.0
                                                    --------        --------               ---------
Income (loss) from continuing operations before
  provision for income taxes...................        (53.8)          102.5                    48.7
Provision for income taxes.....................         49.8           (30.3)(f)                19.5
                                                    --------        --------               ---------
Income (loss) from continuing operations.......     $ (103.6)       $  132.8               $    29.2
                                                    --------        --------               ---------
                                                    --------        --------               ---------
Basic and diluted income (loss) per common
  share:
    Income (loss) from continuing operations...     $  (1.96)                              $    0.65
                                                    --------                               ---------
                                                    --------                               ---------
Weighted average number of shares outstanding
  used in computing income (loss) per common
  share (in thousands):                                              (52,936)(g)
    Basic(i)...................................       52,936          45,028 (h)              45,028
                                                    --------                               ---------
                                                    --------                               ---------
    Diluted(i).................................       52,936          45,186 (h)              45,186
                                                    --------                               ---------
                                                    --------                               ---------


---------


 (a) Upon the adoption of fresh start accounting, we applied accounting policies to expense certain design, procurement, receiving and other product related costs as incurred. Prior to the adoption of fresh start accounting, we capitalized these costs as part of inventory. To account for this difference in accounting policy, the pro forma adjustment eliminates $9.0 million of design, procurement, receiving and other product related costs previously capitalized that were reflected in cost of goods sold for the Nine Months Ended October 5, 2002, offset by $1.1 million of inventory costs that would have been expensed in continuing operations for the Nine Months Ended October 5, 2002.

 (b) Eliminates historical depreciation and amortization expense of $42.4 million, records depreciation and amortization expense of $25.5 million based on the fair value of our assets and eliminates lease expense of $8.2 million related to certain leases settled as part of our bankruptcy in accordance with fresh start accounting.

 (c)  Eliminates reorganization items of $79.2 million.


 (d) We valued our sales order backlog as part of our determination of the fair value of our assets in connection with our adoption of fresh start accounting. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on our results of operations after it is fully amortized in Fiscal 2003 and, as a result has been excluded from the pro forma statement of operations. The amortization of this backlog will be $12.6 million for Fiscal 2003.


 (e) Reflects interest expense of $13.9 million on the old notes, offset by the elimination of interest expense of $4.9 million on certain foreign debt agreements subject to standstill agreements that was paid as part of the Plan and reflects interest expense of $0.7 million on certain leases settled in connection with our bankruptcy. Although our average borrowings for the Nine Months Ended October 4, 2003 have been substantially lower than our average


                                              (footnotes continued on next page)

(footnotes continued from previous page)


      borrowings for the Nine Months Ended October 5, 2002, no adjustment has been made to interest expense for the lower level of borrowings.

 (f) Adjusts income tax provision to reflect our estimated income tax rate of 40%.

 (g) Effective February 4, 2003, all 53.0 million shares of our common stock and all outstanding options to purchase shares of our common stock were cancelled pursuant to the terms of our reorganization under the bankruptcy code.

 (h) Effective February 5, 2003 we issued 45.0 million shares of new common stock pursuant to the terms of our Plan.

 (i) Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income by the pro forma weighted average number of shares outstanding of 45.0 million and
      45.2 million, respectively. The computation of the pro forma weighted average number of shares outstanding is based upon the number of shares issued pursuant to our Plan. Due to the cancellation of our old common stock and the issuance of new common stock pursuant to our Plan, net income (loss) per share for period beginning February 5, 2003, will not be comparable to net income (loss) per share for periods beginning before February 5, 2003. A reconciliation of the weighted average number of shares of common stock outstanding is as follows:



                                                               BASIC    DILUTED
                                                               -----    -------
                                                               (IN THOUSANDS)
Weighted average number of shares outstanding used in
  computing income (loss) per share -- historical:
    Old common stock -- issued and outstanding..............   69,179    69,179
    Old common stock -- treasury shares.....................  (12,243)  (12,243)
Shares cancelled:
    Old common stock -- issued and outstanding..............  (69,179)  (69,179)
    Old common stock -- treasury shares.....................   12,243    12,243
Weighted average number of shares outstanding used in
  computing income (loss) per share -- current:
    New common stock -- issued and outstanding..............   45,028    45,028
    New common stock -- common stock equivalents............       --       158
    New common stock -- treasury shares.....................       --        --
                                                              -------   -------
Weighted average number of shares outstanding used in
  computing income (loss) per share -- pro forma............   45,028    45,186
                                                              -------   -------
                                                              -------   -------

                            THE WARNACO GROUP, INC.
      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                                     HISTORICAL
                             -----------------------------------------------------------
                                PREDECESSOR           SUCCESSOR            COMBINED                           PRO FORMA
                                -----------           ---------        -----------------                     NINE MONTHS
                             JANUARY 5, 2003 TO    FEBRUARY 5, 2003    NINE MONTHS ENDED    PRO FORMA           ENDED
                              FEBRUARY 4, 2003    TO OCTOBER 4, 2003    OCTOBER 4, 2003    ADJUSTMENTS     OCTOBER 4, 2003
                              ----------------    ------------------    ---------------    -----------     ---------------
                                                  (IN MILLIONS OF DOLLARS, EXCLUDING PER SHARE DATA)
Net revenues...............      $   112.7             $ 949.8             $ 1,062.5        $      --         $ 1,062.5
Cost of goods sold.........           68.1               644.6                 712.7               --             712.7
                                 ---------             -------             ---------        ---------         ---------
Gross profit...............           44.6               305.2                 349.8               --             349.8
Selling, general and
 administrative expenses...           34.3               251.9                 286.2             (5.6)(a)         280.6
Restructuring items........             --                11.4                  11.4            (11.4)(b)            --
Reorganization items.......           29.9                  --                  29.9            (29.9)(b)            --
Amortization of sales order
 backlog...................             --                11.8                  11.8            (11.8)(c)            --
                                 ---------             -------             ---------        ---------         ---------
Operating income (loss)....          (19.6)               30.1                  10.5             58.7              69.2
Gain on cancellation of
 pre-petition
 indebtedness..............       (1,692.7)                 --              (1,692.7)         1,692.7 (b)            --
Fresh start adjustments....         (765.7)                 --                (765.7)           765.7 (b)            --
Other income (loss), net...            0.4                (2.2)                 (1.8)              --              (1.8)
Interest expense...........            1.9                15.8                  17.7              0.7 (d)          18.4
                                 ---------             -------             ---------        ---------         ---------
Income from continuing
 operations before
 provision for income
 taxes.....................        2,436.5                16.5               2,453.0         (2,400.4)             52.6
Provision for income
 taxes.....................           78.2                 8.4                  86.6            (65.6)(e)          21.0
                                 ---------             -------             ---------        ---------         ---------
Income from continuing
 operations................      $ 2,358.3             $   8.1             $ 2,366.4        $(2,334.8)        $    31.6
                                 ---------             -------             ---------        ---------         ---------
                                 ---------             -------             ---------        ---------         ---------
Basic income per common
 share:
   Income from continuing
     operations............      $   44.51             $  0.18             $   52.56                          $    0.70
                                 ---------             -------             ---------                          ---------
                                 ---------             -------             ---------                          ---------
Diluted income per common
 share:
   Income from continuing
     operations............      $   44.51             $  0.18             $   52.37                          $    0.70
                                 ---------             -------             ---------                          ---------
                                 ---------             -------             ---------                          ---------
Weighted average number of
 shares outstanding used in
 computing income per share
 (in thousands):
   Basic(h)................         52,990 (f)          45,028 (g)            45,028                             45,028
                                 ---------             -------             ---------                          ---------
                                 ---------             -------             ---------                          ---------
   Diluted(h)..............         52,990              45,186                45,186                             45,186
                                 ---------             -------             ---------                          ---------
                                 ---------             -------             ---------                          ---------


---------


 (a) Eliminates historical depreciation and amortization expense of $4.5 million for the one month period January 5, 2003 to February 4, 2003 and records depreciation and amortization expense of $3.1 million based upon the fair value of our assets in accordance with fresh start accounting and eliminates bankruptcy and reorganization related expenses included in selling, general and administrative expenses of $4.2 million.

 (b) Eliminates gain on cancellation of pre-petition debt of $1,692.7 million, fresh start adjustments of $765.7 million and other reorganization and restructuring items of $29.9 million and $11.4 million, respectively.

 (c) Eliminates the amortization of sales order backlog of $11.8 million. The amortization of sales order backlog results from our adoption of fresh start accounting as of February 4, 2003. The amortization of sales order backlog is a non-recurring charge and is not expected to have a continuing effect on our results of operations after it is fully amortized in Fiscal 2003.


                                              (footnotes continued on next page)

(footnotes continued from previous page)


 (d) Reflects interest expense of $1.6 million on the old notes, offset by the elimination of interest expense of $0.9 million on certain foreign debt agreements subject to standstill agreements that was paid as part of the Plan. Although our average borrowings for the Nine Months Ended October 4, 2003 have been substantially lower than our average borrowings for the Nine Months Ended October 5, 2002, no adjustment has been made to interest expense for the lower level of borrowings.


 (e) Adjusts the income tax provision using our estimated rate of 40%.

 (f) Effective February 4, 2003, all 53.0 million shares of our common stock and all outstanding options to purchase shares of our common stock were cancelled pursuant to the terms of our reorganization under the bankruptcy code.

 (g) Effective February 5, 2003 we issued 45.0 million shares of new common stock pursuant to the terms of our Plan.


 (h) Pro forma basic and diluted earnings per share is calculated by dividing pro forma net income by the pro forma weighted average number of shares outstanding of 45.0 million and
      45.2 million, respectively. The computation of the pro forma weighted average number of shares outstanding is based upon the number of shares issued pursuant to our Plan. Due to the cancellation of our old common stock and the issuance of new common stock pursuant to our Plan, net income (loss) per share for period beginning February 5, 2003, will not be comparable to net income (loss) per share for periods beginning before February 5, 2003. A reconciliation of the weighted average number of shares of common stock outstanding is as follows:



                                                               BASIC    DILUTED
                                                               -----    -------
                                                               (IN THOUSANDS)
Weighted average number of shares outstanding used in
  computing income (loss) per share -- historical:
    Old common stock -- issued and outstanding..............   65,233    65,233
    Old common stock -- treasury shares.....................  (12,243)  (12,243)
Shares cancelled:
    Old common stock -- issued and outstanding..............  (65,233)  (65,233)
    Old common stock -- treasury shares.....................   12,243    12,243
Weighted average number of shares outstanding used in
  computing income (loss) per share -- current:
    New common stock -- issued and outstanding..............   45,028    45,028
    New common stock -- common stock equivalents............       --       158
    New common stock -- treasury shares.....................       --        --
                                                              -------   -------
Weighted average number of shares outstanding used in
  computing income (loss) per share -- pro forma............   45,028    45,186
                                                              -------   -------
                                                              -------   -------

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Subject to terms and conditions, Warnaco will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn
as permitted below. As used herein, the term expiration date means     p.m., New
York City time,          , 2003. Warnaco may, however, in its sole discretion,
extend the period of time during which the exchange offer is open. In the event of any such extension, the term expiration date means the latest time and date to which the exchange offer is extended.

    As of the date of this prospectus, $210.0 million principal amount of old notes are outstanding. Warnaco is sending this prospectus, together with the letter of transmittal, to all holders of old notes that it knows of.

    Warnaco expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by Warnaco. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

    Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

    Warnaco expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under ' -- Conditions to the Exchange Offer.' Warnaco will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to Warnaco of old notes by you as set forth below and Warnaco's acceptance of the old notes will constitute a binding agreement between Warnaco and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to Wells Fargo Bank Minnesota, National Association, as exchange agent, at the address set forth below under 'Exchange Agent' on or prior to the expiration date. In addition, either:

          certificates for such old notes must be received by the exchange agent along with the letter of transmittal, or a timely confirmation of a book-entry transfer (a 'book-entry confirmation') of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 43 must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.


    The term 'agent's message' means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that Warnaco may enforce such letter of transmittal against such participant.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

          by a holder of the old notes who has not completed the box entitled 'Special Issuance Instructions' or 'Special
          Delivery Instructions' on the letter of transmittal, or

          for the account of an Eligible Institution (as defined below).

    In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an 'Eligible Institution'). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as Warnaco or the exchange agent determines in its sole discretion, duly executed by the holders with the signature thereon guaranteed by an Eligible Institution.

    Warnaco (or the exchange agent on its behalf) in its sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. Warnaco reserves the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in its judgment or its counsel's judgment, be unlawful. Warnaco also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer), except that Warnaco will not waive any condition of the exchange offer with respect to an individual holder unless it waives that condition with respect to all holders. Warnaco's or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as Warnaco determines. Warnaco is not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

    If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by Warnaco or the exchange agent, proper evidence satisfactory to Warnaco of their authority to so act must be submitted with the letter of transmittal.

    By tendering old notes, you represent that, among other things:


          you are not our affiliate or a broker-dealer that acquired the old notes directly from us;


          the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

          neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the old notes or the new notes.

    In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent that the holder is not engaged in or does not intend to engage in a distribution of the old notes or the new notes.


    If you engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the old notes or the new notes to be acquired pursuant to the exchange offer, you or any such other person:

          could not rely on the applicable interpretations of the staff of the SEC; and

          must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See 'Plan of Distribution.' The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, Warnaco will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See ' -- Conditions to the Exchange Offer.' For purposes of the exchange offer, Warnaco will be deemed to have accepted properly tendered old notes for exchange if and when it gives oral (confirmed in writing) or written notice to the exchange agent.

    The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Accordingly, holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

    In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

          certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

          a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

          all other required documents.

    If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) promptly after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

    For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under ' -- Exchange Agent' on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, and the procedure for book-entry transfer cannot be completed prior to the expiration or termination or the exchange offer, a tender may be effected if:

          prior to the expiration date, the exchange agent received from an Eligible Institution a notice of guaranteed delivery, substantially in the form Warnaco provides (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ('NYSE') trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and

          the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under ' -- Exchange Agent.' This notice must specify:

          the name of the person having tendered the old notes to be withdrawn;

          the old notes to be withdrawn (including the principal amount of such old notes); and

          where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

    Warnaco or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under ' -- Procedures for Tendering Old Notes' above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, Warnaco is not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date of the exchange offer (or, with respect to governmental or regulatory approvals, prior to the acceptance of such old notes):

          the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

          an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair Warnaco's or any guarantor's ability to proceed with the exchange offer;

          Warnaco shall not have received all governmental approvals that it deems necessary to consummate the exchange offer; or

          there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in Warnaco's reasonable judgment, would materially impair its ability to consummate the exchange offer.

    The foregoing conditions are for Warnaco's sole benefit and may be asserted by it regardless of the circumstances giving rise to any condition or may be waived by Warnaco in whole or in part at any time in its reasonable discretion. Warnaco's failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

    In addition, Warnaco will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

EXCHANGE AGENT

    Wells Fargo Bank Minnesota, National Association, has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                          Wells Fargo Corporate Trust
                 c/o The Depository Trust and Clearing Company
                            1st Floor -- TADS Dept.
                                55 Water Street
                               New York, NY 10041
                        Telephone Number: (800) 344-5128
                        Facsimile Number: (612) 667-4927
                        Attention: Warnaco Administrator

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The principal solicitation is being made by mail by Wells Fargo Bank Minnesota, National Association, as exchange agent. Warnaco will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. Warnaco will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

    Additional solicitations may be made by telephone, facsimile or in person by Warnaco and its affiliates' officers and regular employees and by persons so engaged by the exchange agent.

ACCOUNTING TREATMENT

    Warnaco will record the new notes at the same carrying value as the old notes, as reflected in its accounting records on the date of the exchange. Accordingly, Warnaco will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

    Warnaco will pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct Warnaco to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

    If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the Indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your old notes. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Warnaco does not plan to register the old notes under the Securities Act.


    Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, Warnaco believes that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who intends to participate in the exchange offer for the purpose of distributing the new notes:


          will not be able to rely on the interpretation of the SEC's staff;

          will not be able to tender its old notes in the exchange offer; and

          must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See 'Plan of Distribution.'

    Warnaco does not intend to seek its own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although it has no reason to believe otherwise.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. See 'Plan of Distribution.'

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
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL


    We believe we are one of the world's leading apparel companies. We design, manufacture, source and market a broad line of intimate apparel, sportswear and swimwear worldwide. We sell our products under several highly recognized brand names, including Warner's, Olga, Calvin Klein, Speedo, Chaps and Lejaby. For Fiscal 2002, we generated net revenues of approximately $1.5 billion and incurred net losses of $964.9 million.


    We operate our business in three segments: Intimate Apparel, which includes bras, panties, loungewear, sleepwear, shapewear and daywear for women, and underwear and sleepwear for men; Sportswear for men, women and juniors, which includes jeanswear, khakis, knit and woven shirts, tops and outerwear; and Swimwear for men, women, juniors and children, which includes swim accessories and fitness and active apparel. Through January 4, 2003, we also operated a fourth segment, the Retail Stores Group, which was comprised of both outlet and full price retail stores, however, beginning in Fiscal 2003, the results of operations of the Retail Stores Group are allocated among our Intimate Apparel, Sportswear and Swimwear Groups according to the type of product sold.


    In this prospectus, 'Fiscal 2000' refers to the fiscal year ended on December 30, 2000, 'Fiscal 2001' refers to the fiscal year ended on January 5, 2002, 'Fiscal 2002' refers to the fiscal year ended on January 4, 2003, 'Fiscal 2003' refers to the fiscal year ending January 3, 2004, the 'Third Quarter of Fiscal 2002' refers to the three month period ended October 5, 2002, the 'Third Quarter of Fiscal 2003' refers to the three month period ended October 4, 2003, the 'Nine Months Ended October 5, 2002' refers to the nine month period ended October 5, 2002 and the 'Nine Months Ended October 4, 2003' refers to the one month period (the 'Stub Period') January 5, 2003 to February 4, 2003 (the date we emerged from bankruptcy) combined with the eight month period February 5, 2003 to October 4, 2003.


BANKRUPTCY REORGANIZATION AND TURNAROUND

    On June 11, 2001, we filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. A number of factors contributed to our decision to file for reorganization, including our highly leveraged capital structure, the impact of litigation with certain licensors and general operating problems. We incurred substantial debt in part to finance and support our acquisition strategy and share repurchase program during the period from 1994 to 2001, and were unable to refinance our debt. In addition, Calvin Klein, Inc. and the Calvin Klein Trademark Trust filed a lawsuit against us alleging our breach of a license agreement by selling to retailers other than those permitted by the agreement and by our use of the license. Although this lawsuit ultimately was settled favorably and dismissed in January 2001, it generated adverse publicity that we believe had a negative effect on our business. Additional factors contributing to our deteriorating financial performance in Fiscal 2001 included: increased competition in the apparel industry, the closings and/or bankruptcies of a number of the stores that carried our product lines, escalating interest rates under our then outstanding credit agreements, a softening retail environment and a weak overall economy.

    As part of our reorganization, we implemented a comprehensive turnaround plan intended to stabilize and improve operations of our core business units and sell or liquidate certain of our non-core businesses. We also explored the potential sale of our core businesses.

    As part of the reorganization plan, we:

          Sold non-core business units and assets, including GJM Manufacturing Ltd., a private label manufacturer of women's sleepwear, and Penhaligon's Ltd., a United Kingdom-based retailer of perfumes, soaps, toiletries and other products;

          Closed 204 retail stores and terminated their related leases;

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

          Replaced certain members of our senior management and recruited new leadership for our business groups; and

          Instituted new financial controls and discipline.

    In connection with the reorganization and our emergence from bankruptcy on February 4, 2003 pursuant to the Plan, we have strengthened the overall financial health of our company with a conservative capitalization that we believe will provide us with significant operating and financial flexibility to implement our business strategy. We have:


          Increased our gross margin from 17.9% in Fiscal 2001 to 29.5% in Fiscal 2002;

          Reduced our selling, general and administrative costs from $585.7 million in Fiscal 2001 to $400.9 million in Fiscal 2002;

          Decreased our operating loss from $534.5 million in Fiscal 2001 to $91.3 million in Fiscal 2002;

          Generated Pro Forma EBITDA of $112.6 million in Fiscal 2002 (for a reconciliation of net income to EBITDA see 'EBITDA and Other Data' on page 15);

          Generated $226.2 million of cash flow from operating activities in Fiscal 2002, reflecting substantial improvements in operating earnings and working capital management;

          Restructured our balance sheet, including reducing outstanding debt from $2.2 billion as of January 4, 2003 to $211.2 million as of October 4, 2003;

          Achieved a ratio of total debt to total capitalization of 28.8% as of October 4, 2003; and

          Entered into a $275.0 million senior secured revolving credit facility under which, as of November 28, 2003, we had no borrowings outstanding and $140.2 million of availability.


    In connection with our emergence from bankruptcy on February 4, 2003, we issued $200.9 million Second Lien Notes, primarily to our pre-petition lenders (including affiliates of some of the initial purchasers of the old notes). We repaid the Second Lien Notes, plus accrued interest of approximately $2.0 million, with the proceeds of the offering of the old notes.

DISCUSSION OF CRITICAL ACCOUNTING POLICIES


    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses in our consolidated financial statements and accompanying notes. The following critical accounting policies are based on, among other things, judgments and assumptions made by us that involve inherent risks and uncertainties.


    USE OF ESTIMATES

    We use estimates and assumptions in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses. Actual results could materially differ from these estimates. The estimates we make are based on historical factors, current circumstances and the experience and judgment of our management. We evaluate our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. We believe that the use of estimates affects the application of all of our accounting policies and procedures.


    In connection with the adoption of 'Fresh Start' accounting in accordance with the provisions of SOP 90-7, we obtained the assistance of third party appraisers to help us determine the fair value of our fixed, intangible and certain other assets. We also engaged a third party appraiser to help us determine the reorganization (business enterprise) value of our company. Our business enterprise value, or BEV, as approved by the Bankruptcy Court, was $750 million. Our BEV was


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

determined using a combination of the market approach and income approaches. The BEV appraiser made certain assumptions in its work. The weighted average long-term debt interest rate was assumed to be 7.81% and the weighted average cost of capital was assumed to be 13.80%. The appraiser used three years of financial projections in its evaluation and determined the terminal value based upon our weighted average cost of capital and expected free cash flow using a 5.00% growth rate per annum. The determination of our projected income and free cash flow required the use of significant judgments and estimates by us. Changes in economic conditions, the cost of equity or debt financing and many other factors will have a significant effect on our ability to earn the income or generate the free cash flow assumed in our projections. As a result, variations in the amounts of income and cash flow actually earned by us will have a significant effect on our BEV.



    We considered many factors in determining our reorganization value, including the amount and nature of our monetary assets, the future estimated earnings and cash flow to be generated by us in the future, the enterprise value of apparel companies selling similar products based on quoted market prices and the value of recently completed transactions for the purchase and sale of companies or parts of companies in the apparel industry. All of these factors involved the use of judgments and estimates, the most significant of which involve estimates of future earnings and cash flow that we will generate. We also allocated the overall BEV to our various business units. The determination of the value of each of our business units was based upon the estimated future earnings and cash flow to be generated by those business units. We also considered the type and amount of assets held by each of those units. In addition, we offered several of our business units for sale as part of our reorganization under the bankruptcy code. We considered the prices offered for those business units in allocating our BEV to our business units. We allocated the value of each business unit to the individual assets and liabilities held by each business unit based on the fair value of the specific assets. We used the work of third party appraisers to assist us in allocating such fair value.


    During the fourth quarter of Fiscal 2002, we completed a strategic review of our Intimate Apparel operations in Europe and formalized a plan to consolidate certain manufacturing facilities, restructure other manufacturing operations and consolidate certain sales and back office operations in Europe. We expect to incur severance, outplacement, legal, accounting and other expenses associated with the consolidation covering approximately 350 employees. Portions of the consolidation plan involve the consolidation of certain operations in France. Consolidating operations in France requires us to comply with certain procedures and processes that are defined in French law and French labor regulations. We recorded a restructuring charge of $8.7 million in the fourth quarter of Fiscal 2002, reflecting the statutory and regulatory defined severance and other obligations that we expect to incur related to the consolidation. Included in the restructuring charge are $0.1 million of legal and other professional fees incurred in Fiscal 2002 related to the consolidation. During the first quarter of Fiscal 2003, we established a minimum level of benefits to be paid to terminated employees and recorded $6.5 million of additional costs in connection with the European consolidation. The determination of the amount of liabilities that we will ultimately incur in connection with the consolidation and our other restructuring initiatives involves the use of estimates and judgments by us and our professional and legal advisors. The amount and timing of the final settlement of such liabilities could differ from those estimates.

    REVENUE RECOGNITION


    We recognize revenue when goods are shipped to customers and title and risk of loss has passed, net of estimated customer returns, allowances and other discounts. We recognize revenue from our consignment accounts and retail stores when goods are sold to consumers, net of allowances for future returns. The determination of allowances and returns involves the use of significant judgment and estimates by us. We base our estimates of allowance rates on past experience by product line and account, the financial stability of our customers, the expected rate of retail sales growth and general economic and retail forecasts. We review and adjust our accrual rates each month based on our current experience. During our monthly review, we also consider our accounts receivable collection rate and the nature and amount of customer deductions and


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

requests for promotion assistance. We believe it is likely that our accrual rates will vary over time and could change materially if our mix of customers, channels of distribution or product mix changes. Our current rates of accrual for sales allowances, returns and discounts vary by business unit and channel of distribution and range from 5.0% to 20.0%.


    COST OF GOODS SOLD


    Cost of goods sold for the Successor consists of the cost of products produced or purchased and certain period costs related to the production and manufacturing process. Product costs include (i) material, direct labor and overhead (including the costs incurred by external contractors), (ii) duty, quota and related tariffs, (iii) in-bound freight and traffic costs, including inter-plant freight, (iv) procurement and material handling costs, (v) indirect production overhead including inspection, quality control, sample making/room, production control and planning, cost accounting and engineering and
(vi) in-stocking costs in our warehouse (cost to receive, unpack and stock product available for sale in our distribution center). Period costs included in cost of goods sold include (a) royalty, (b) design and merchandising, (c) samples, (d) manufacturing variances (net of amounts capitalized), (e) loss on seconds and (f) provisions for inventory losses (including provisions for shrinkage and losses on the disposition of excess and obsolete inventory). Costs incurred to store, pick, pack and ship inventory to customers are included in shipping and handling costs and are classified in selling, general and administrative expenses. Our gross profit and gross margin may not be comparable to those of other companies as some companies include shipping and handling costs in cost of goods sold. The Predecessor included design, merchandising and other product related costs in its determination of inventory value. Beginning as of February 4, 2003, we expense such costs as incurred. The total capitalized costs included in inventory amounted to $54.6 million, $45.8 million, $44.7 million, $30.2 million and $29.8 million at January 5, 2002, July 6, 2002, October 5, 2002, January 4, 2003 and February 4, 2003 (in each case, prior to the adoption of fresh start accounting), respectively.


    ACCOUNTS RECEIVABLE


    We maintain reserves for estimated amounts that we do not expect to collect from our trade customers. Accounts receivable reserves include amounts we expect our customers to deduct for trade discounts, amounts for accounts that go out of business or seek the protection of the Bankruptcy Code and amounts related to charges in dispute with customers. Our estimate of the allowance amounts that are necessary includes amounts for specific deductions we have authorized and an amount for other estimated losses. Adjustments for specific account allowances and negotiated settlements of customer deductions are recorded as deductions to revenue in the period the specific adjustment is identified. The provision for accounts receivable allowances is affected by general economic conditions, the financial condition of our customers, the inventory position of our customers and many other factors.



    As of January 5, 2002, January 4, 2003 and October 4, 2003, we had approximately $361.5 million, $276.9 million and $257.0 million of open trade invoices and other accounts receivable and $33.8 million, $10.4 million and $11.0 million of open debit memos, respectively. Based upon our analysis of estimated recoveries and collections associated with the related invoices and debit memos, as of January 5, 2002, January 4, 2003 and October 4, 2003 we had $112.9 million, $87.5 million and $65.3 million of accounts receivable reserves, respectively. As of February 4, 2003, we had approximately $281.9 million of open trade invoices and other receivables and $10.8 million of open debit memos. Based upon our analysis of estimated recoveries and collections associated with the related invoices and debit memos, we reduced our accounts receivable balance by $79.7 million to reflect our accounts receivable at fair value of $213.0 million. The determination of the amount of accounts receivable reserves is subject to significant levels of judgment and estimation by us. If circumstances change or economic conditions deteriorate, we may need to increase the reserve significantly. We have purchased credit insurance to help mitigate the potential losses we may incur from the bankruptcy, reorganization or liquidation of some of our customers.


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
    INVENTORIES


    We value our inventories at the lower of cost, determined on a first-in first-out basis, or market value. We evaluate our inventories to determine excess units or slow-moving styles based upon quantities on hand, orders in-house and expected future orders. For those items for which we believe we have an excess supply or for styles or colors that are obsolete, we estimate the net amount that we expect to realize from the sale of such items. Our objective is to recognize projected inventory losses at the time the loss is evident rather than when the goods are ultimately sold. Our calculation of the reduction in carrying value necessary for the disposition of excess inventory is highly dependent on our projections of future sales of those products and the prices we are able to obtain for such products. We review our inventory position monthly and adjust our reserves for excess and obsolete goods based on revised projections and current market conditions for the disposition of excess and obsolete inventory. If economic conditions worsen we may have to increase our reserve estimates substantially.



    As of January 5, 2002, January 4, 2003 and October 4, 2003, we had identified inventory with a carrying value of approximately $88.3 million, $61.5 million and $51.0 million, respectively, as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of January 5, 2002, January 4, 2003 and October 4, 2003, we had approximately $50.1 million, $33.8 million and $25.7 million, respectively, of inventory reserves for excess, obsolete and other inventory adjustments. At February 4, 2003, we had identified inventory with a cost value of approximately $57.2 million as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of February 4, 2003, we reduced such inventory by $32.8 million to reflect such inventory at fair value.


    LONG-LIVED ASSETS


    As of February 4, 2003, we adopted fresh start accounting and our long-lived assets, including property, plant and equipment, were recorded at their fair values based upon the preliminary appraised values of such assets. We used the work of an independent third party appraisal firm to assist us in determining the fair values of our property, plant and equipment. We, together with the independent third party appraiser, determined the fair value of our property, plant and equipment using the planned future use of each asset or group of assets, quoted market prices for assets where a market exists for such assets, the expected future revenue and profitability of the business unit utilizing such assets and the expected future life of such assets. In our determination of fair value, we also considered whether an asset would be sold either individually or with other assets and the proceeds we expect to receive from such a sale. Assumptions relating to the expected future use of individual assets could affect the fair value of such assets and the depreciation expense recorded related to such assets in the future.



    Intangible assets consist primarily of licenses and trademarks. We used the work of an independent third party appraiser to assist us in determining the fair value of our trademarks, licenses and other intangible assets. The fair values were calculated using the discounted estimated future cash flow to be generated from the sales of products utilizing such trademarks and/or licenses. The determination of fair value considered the royalty rates attributable to products of similar types, recent sales or licensing agreements entered into by companies selling similar products and the expected term during which we expect to earn cash flows from each license or trademark. The majority of our license and trademark agreements cover periods of time in excess of forty years. The estimates and assumptions used in the determination of the value of these intangible assets will not have any effect on our future earnings unless a future evaluation of trademark or license value indicates that such asset is impaired. Identifiable intangible assets with finite useful lives are amortized on a straight-line basis over the estimated useful lives of the assets. Pursuant to the provisions of SFAS 142 we do not amortize assets with indefinite lives.



    We review our long-lived assets for possible impairment when events or circumstances indicate that the carrying value of the assets may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. In addition, depreciation and amortization expense is affected by our determination of the estimated useful lives of the related assets. The estimated


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remaining useful lives of our fixed assets and finite lived intangible assets for periods at February 4, 2003 are based upon the remaining useful lives as determined by independent third party appraisers and us. The estimated useful lives of fixed assets and finite lived intangible assets acquired after February 5, 2003 are based on their classification and expected usage, as determined by us.


    INCOME TAXES


    Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is established to reduce the amount of deferred tax assets to an amount that we believe, based upon objectively verifiable evidence, is realizable. The only objectively verifiable evidence we used in determining the need for a valuation allowance were the future reversals of existing temporary differences. The future recognition of deferred tax assets will, through a reduction in valuation allowances that existed at February 4, 2003, first reduce goodwill. Should the recognition of deferred tax assets result in the elimination of goodwill, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.


    PENSION PLAN


    We have a defined benefit pension plan covering certain full time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The determination of the total liability attributable to benefits owed to participants covered by the pension plan are determined by the pension plan's third party actuary using assumptions provided by us. The assumptions used can have a significant effect on the amount of pension expense and pension liability recorded by us. The pension plan actuary also determines the annual cash contribution to the pension plan using the assumptions set forth by the Pension Benefit Guaranty Corporation. The pension plan was under-funded as of January 5, 2002, January 4, 2003, February 4, 2003 and October 4, 2003. The pension plan and our plan of reorganization contemplate that we will continue to fully fund our minimum required contributions and any other premiums due under the Employee Retirement Income Security Act of 1974, as amended and the United States Internal Revenue Code of 1986, as amended. Effective
January 1, 2003, the pension plan was amended and, as a result, no future benefits will accrue to participants of the pension plan. As a result of the amendment, we will not record any pension expense for current service costs after January 1, 2003. We have recorded a pension plan liability equal to the amount that the present value of accumulated benefit obligations (discounted using an interest rate of approximately 5.3%) exceeded the fair value of pension plan assets at October 4, 2003 as determined by the pension plan trustee. Our cash contributions to the pension plan for Fiscal 2003 will be approximately $9.4 million and will be approximately $46.3 million in the aggregate from fiscal 2004 through fiscal 2008. The amount of estimated cash contributions that we will be required to make to the pension plan could increase or decrease depending on the actual return earned by the assets of the pension plan compared to the estimated rate of return on pension plan assets. The accrued long-term pension plan liability and accruals for other post retirement benefits are classified as other long-term liabilities in the consolidated condensed balance sheets. Cash contributions to the pension plan were $7.7 million for the period February 5, 2003 to October 4, 2003. Contributions to the pension plan to be paid in Fiscal 2003 of $1.7 million are classified with accrued liabilities at October 4, 2003.


    STOCK BASED COMPENSATION


    Effective February 5, 2003, we adopted the fair value method of accounting for stock options for all options granted by us after February 4, 2003 pursuant to the prospective method provisions of Statement of Financial Accounting Standards No. 148, Accounting for Stock Based Compensation, Transition and Disclosure ('SFAS 148'). We used the Black-Scholes model to calculate the fair value of stock option awards. The Black-Scholes model requires us to make


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significant judgments regarding the assumptions used within the Black-Scholes model, the most significant of which are the stock price volatility assumptions, the expected life of the option award and the risk free rate of return. We emerged from bankruptcy on February 4, 2003, and, as a result, we do not have sufficient stock price history upon which to base our volatility assumption. In determining the stock price volatility assumption of 35% used in our model, we considered the volatility of the stock prices of selected companies in the apparel industry, the nature of those companies, our recent emergence from bankruptcy and other factors. We based our estimate of the average life of a stock option of five years upon the vesting period of 42 months and the option term of ten years. Our risk-free rate of return assumption of 2.55% for options granted in Fiscal 2003 is equal to the quoted yield for five-year U.S. treasury bonds at the valuation date.



    Prior to February 5, 2003, we followed the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ('SFAS 123'). SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock option compensation. We accounted for stock based compensation for employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ('APB') No. 25, Accounting for Stock Issued to Employees ('APB 25'), and related interpretations. Under APB 25, no compensation expense was recognized for employee share option grants because the exercise price of the options granted has equaled the market price of the underlying shares on the date of grant (the 'intrinsic value method'). Compensation expense related to restricted grants is recognized over the vesting period of the grants.





ADVERTISING COSTS



    Advertising costs are included in selling, general and administrative expenses and are expensed when the advertising or promotion is published or presented to consumers. Cooperative advertising allowances provided to customers are charged to operations as incurred and are included in selling, general and administrative expenses. The amounts charged to operations for advertising expense (including cooperative advertising, marketing and promotion expenses) for the Nine Months Ended October 5, 2002, Fiscal 2000, Fiscal 2001 and Fiscal 2002 were $82.5 million, $139.1 million, $137.8 million and $107.1 million, respectively. Cooperative advertising expense for the Nine Months Ended
October 5, 2002, Fiscal 2000, Fiscal 2001 and Fiscal 2002 was $25.2 million, $16.9 million, $28.4 million, $46.8 million and $31.7 million, respectively.
The amount charged to operations for advertising expense (including cooperative advertising, marketing and promotion expenses) for the period January 5, 2003 to February 4, 2003 and the period February 5, 2003 to October 4, 2003 were $7.6 million and $51.8 million, respectively. Cooperative advertising expense for the period January 5, 2003 to February 4, 2003 and the period February 5, 2003 to October 4, 2003 was $1.4 million and $15.5 million, respectively.





    GOODWILL



    Goodwill represents the amount by which our reorganization value exceeded the fair value of our tangible assets and identified intangible assets minus our liabilities allocated in accordance with the provisions of SFAS 141, Business Combinations, as of February 4, 2003. Pursuant to the provisions of SFAS 142, goodwill is not amortized and is subject to an annual impairment test which we will perform in the fourth quarter of each fiscal year.


    REORGANIZATION VALUE

    Reorganization value in excess of the fair value of net assets represents the amount by which our reorganization value exceeded the fair value of our tangible assets, identified intangible assets minus our liabilities as of February 4, 2003. We allocated reorganization value to our various assets in accordance with the provisions of SFAS No. 141, Business Combinations. Reorganization value is not amortized.

REORGANIZATION ITEMS

    In connection with the Chapter 11 cases, we initiated several strategic and organizational changes to streamline our operations, focus on our core businesses and return us to profitability. Many of the strategic actions are long-term in nature and, though initiated in Fiscal 2001 and Fiscal 2002, will not be completed until the end of Fiscal 2003. In connection with these actions, we have closed all of our domestic outlet retail stores and reorganized our Speedo Authentic Fitness retail stores. We closed 204 of the 283 or 72.1% of the retail stores we operated at the

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beginning of Fiscal 2001. We closed 86 stores during Fiscal 2001 and 118 stores were closed during Fiscal 2002. In the first quarter of Fiscal 2003, three additional Speedo Authentic Fitness retail stores were closed. The closing of the domestic outlet retail stores and the sale of the related inventory generated net proceeds of $23.2 million in Fiscal 2002.



    We wrote off $13.3 million of fixed assets and accrued $9.4 million of lease termination costs related to rejected leases of the closed stores in Fiscal 2002. In October 2002, we agreed to settle certain lease obligations with Bancomext related to certain leased facilities in Mexico. Under the terms of the settlement agreement, Bancomext received $0.1 million in cash for outstanding rent payments and other fees and was granted an unsecured claim in the amount of $9.5 million in consideration for (i) Bancomext's release of our lease obligation on a closed facility and (ii) certain amendments to leases for two other facilities. We had accrued $6.9 million in the fourth quarter of Fiscal 2001 as a reorganization item for our estimated obligations under the lease for the closed facility. The additional accrual of $2.6 million for the total unsecured claim pursuant to the settlement agreement is included in reorganization items in Fiscal 2002. Lease termination costs are classified as liabilities subject to compromise.


    In the first quarter of Fiscal 2002, we sold the assets of GJM and Penhaligon's for net proceeds of $20.5 million in the aggregate. The net loss on the sale of Penhaligon's and GJM was $2.9 million and is included in reorganization items in Fiscal 2002. In Fiscal 2001, we recorded an impairment loss related to the goodwill of GJM of $26.8 million.


    On June 12, 2002, the Bankruptcy Court approved our settlement of certain operating lease agreements with General Electric Capital Corporation ('GECC'). The leases had original terms from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. GECC's claims under the leases totaled $51.2 million. Under the terms of the settlement agreement GECC received $15.2 million payable as follows: (i) prior to the Effective Date of the Plan, we paid GECC monthly installments of $0.55 million, and, (ii) after the Effective Date, we are obligated to pay GECC monthly installments of $0.75 million until the balance is paid in full. Through
June 12, 2002, we had paid GECC $5.5 million of the $15.2 million. The present value of the remaining cash payments to GECC under the settlement agreement of $5.6 million as of January 4, 2003 is included in the current portion of long-term debt not subject to compromise. The remaining amount of the GECC claim of $36.0 million is included in liabilities subject to compromise as of January 4, 2003. We had recorded accrued liabilities related to the GECC leases of $13.0 million prior to the settlement and recorded $22.9 million as reorganization items in Fiscal 2002. Lease expense included in operating loss incurred prior to the settlement with GECC was $18.1 million, $16.5 million and $8.2 million in Fiscal 2000, 2001 and 2002, respectively. All obligations under the GECC settlement agreement had been paid to GECC as of October 4, 2003. Liabilities subject to compromise include debt, accounts payable, accrued expenses and other liabilities that were settled as part of our emergence from bankruptcy. Creditors received distributions consisting of cash, debt securities and common stock in settlement of their bankruptcy claims. The ratio of cash, debt securities and common stock that individual creditors received depended upon the priority of the claim made by each creditor. We recorded a gain on the final settlement of these liabilities of $1,692.7 million in the period from January 5, 2003 to February 4, 2003.


    During Fiscal 2001 and Fiscal 2002, we sold certain personal property, vacated buildings, surplus land and other assets generating net proceeds of $6.2 million and $6.8 million, respectively. The losses related to the write-down of these assets were $3.7 million and $1.0 million for Fiscal 2001 and Fiscal 2002, respectively. We vacated certain leased premises and rejected those leases (many related to our Retail Stores Group) under the provisions of the Bankruptcy Code.

    During the fourth quarter of Fiscal 2002, we completed a strategic review of our Intimate Apparel operations in Europe and formalized a plan to consolidate our European manufacturing operations and to restructure certain other manufacturing, sales and administrative operations in Europe. We expect to incur severance, outplacement, legal, accounting and other expenses associated with the consolidation covering approximately 350 employees. We recorded a restructuring charge of $8.7 million in the fourth quarter of Fiscal 2002 reflecting the statutory and regulatory defined severance and other obligations that we expect to incur related to the consolidation. Included in the restructuring charge is $0.1 million of legal and other professional fees incurred in Fiscal 2002 related to the consolidation. During the first quarter of Fiscal 2003, we established a minimum level of benefits to be paid to terminated employees and recorded $6.5 million of additional costs in connection with the European consolidation. In the period February 5, 2003 to October 4, 2003, we recorded an additional
$1.7 million for obligations due under the consolidation plan. We expect that the ultimate costs of the consolidation that have been incurred will be approximately $17.0 million.



    As a direct result of the Chapter 11 cases, we have recorded certain liabilities, incurred certain legal and professional fees and written-down certain assets. The transactions were recorded in accordance with the provisions of SOP 90-7.



    Reorganization items included in the consolidated condensed statement of operations for the periods January 5, 2003 to February 4, 2003, the Third Quarter of Fiscal 2002 and the Nine Months Ended October 5, 2002 were $29.9 million, $21.1 million and $79.2 million, respectively. Included in reorganization items are certain non-cash asset impairment provisions and accruals for items that have been, or will be, paid in cash. Certain accruals at January 4, 2003 were subject to compromise under the provisions of the Bankruptcy Code. We had recorded these accruals at the estimated amount the creditor would have been entitled to claim under the provisions of the Bankruptcy Code. The ultimate amount of and settlement terms for such liabilities are detailed in the Plan. See Note 7 to the consolidated condensed financial statements included elsewhere in this prospectus beginning on page H-1. Subsequent to February 4, 2003, to the extent that we have incurred reorganization items in respect of the Chapter 11 cases, such items have been recorded in selling, general and administrative expenses. Included in selling, general and administrative expenses for the Third Quarter of Fiscal 2003 and the period February 5, 2003 to October 4, 2003 are legal and professional fees and certain employee related costs relating to the Chapter 11 cases of $0.2 million and $4.1 million, respectively.



    RESTRUCTURING ITEMS. In the Third Quarter of Fiscal 2003, we continued the process of consolidating our manufacturing and distribution operations in accordance with the Plan. Included in restructuring charges are accruals for closing and/or consolidating two sewing plants located in Puerto Cortes, Honduras and Los Angeles, California, one cutting and warehousing facility in Thomasville, Georgia, distribution facilities in Secaucus, New Jersey, and Montreal, Canada, and the consolidation of certain manufacturing operations in France, resulting in total restructuring charges of $5.2 million and $11.4 million for the Third Quarter of Fiscal 2003 and the period February 5, 2003 to October 4, 2003, respectively. Accruals for restructuring items at February 4, 2003 and charges to the statement of operations for the period February 5, 2003 to October 4, 2003 primarily relate to severance and other benefits payable to approximately 1,463 terminated employees. We expect that substantially all payments to terminated employees will be completed by the end of Fiscal 2003. Also included in restructuring items for the period February 5, 2003 to October 4, 2003 are asset impairment charges related to the write-down to salvage value of idle plant and machinery at certain of the distribution and manufacturing facilities and legal expenses primarily related to the shutdown of the manufacturing operations in France.




RESULTS OF OPERATIONS


    COMPARISON OF THIRD QUARTER OF FISCAL 2003 TO THIRD QUARTER OF FISCAL 2002 AND NINE MONTHS ENDED OCTOBER 4, 2003 TO NINE MONTHS ENDED OCTOBER 5, 2002



    The following tables summarize our historical results of operations for the Third Quarter of Fiscal 2002, Third Quarter of Fiscal 2003, the Stub Period, the period February 5, 2003 to October 4, 2003, the Nine Months Ended October 5, 2002 and the Nine Months Ended October 4, 2003.



    The Third Quarter of Fiscal 2003 and Third Quarter of Fiscal 2002 each included 13 weeks of operations, the Stub Period included four weeks of operations and the period February 5, 2003 to October 4, 2003 included 35 weeks of operations. The Nine Months Ended October 4, 2003 and October 5, 2002 each included 39 weeks of operations. References to the 'Predecessor' refer to us prior to February 4, 2003. References to the 'Successor' refer to us on and after February 4, 2003 after giving effect to the implementation of fresh start reporting.

                                                      PREDECESSOR                SUCCESSOR
                                                -----------------------   -----------------------
                                                THREE MONTHS              THREE MONTHS
                                                   ENDED                     ENDED
                                                 OCTOBER 5,    % OF NET    OCTOBER 4,    % OF NET
                                                    2002       REVENUES       2003       REVENUES
                                                    ----       --------       ----       --------
                                                            (IN THOUSANDS OF DOLLARS)
Net revenues..................................    $331,463       100.0%     $303,059       100.0%
Cost of goods sold............................     237,183        71.6%      210,499        69.5%
                                                  --------      ------      --------      ------
Gross profit..................................      94,280        28.4%       92,560        30.5%
Selling, general and administrative
  expenses....................................      84,576        25.5%       88,146        29.1%
Amortization of sales order backlog...........          --         n/m         1,967         0.6%
Restructuring items...........................          --         n/m         5,242         1.7%
Reorganization items..........................      21,122         6.4%           --         n/m
                                                  --------      ------      --------      ------
Operating loss................................     (11,418)        3.4%       (2,795)        0.9%
Other (income) expense........................          --         n/m          (904)        0.3%
Interest expense..............................       4,283         1.3%        5,988         2.0%
                                                  --------      ------      --------      ------
Loss from continuing operations before
  provision (benefit) for income taxes........     (15,701)        4.7%       (7,879)        2.6%
Provision (benefit) for income taxes..........       2,544         0.8%       (1,336)        0.4%
                                                  --------      ------      --------      ------
Loss from continuing operations...............     (18,245)        5.5%       (6,543)        2.2%
Income (loss) from discontinued operations,
  net of income taxes.........................       2,614         0.8%         (117)        0.1%
                                                  --------      ------      --------      ------
Net loss......................................    $(15,631)        4.7%     $ (6,660)        2.2%
                                                  --------      ------      --------      ------
                                                  --------      ------      --------      ------



                                                           PREDECESSOR     SUCCESSOR      COMBINED
                                                           ------------   ------------   -----------
                                                              PERIOD         PERIOD
                                                            JANUARY 5,    FEBRUARY 5,    NINE MONTHS
                                                             2003 TO        2003 TO         ENDED
                                                           FEBRUARY 4,     OCTOBER 4,    OCTOBER 4,
                                                               2003           2003          2003
                                                               ----           ----          ----
                                                                   (IN THOUSANDS OF DOLLARS)
Net revenues.............................................  $   112,739      $949,821     $ 1,062,560
Cost of goods sold.......................................       68,083       644,574         712,657
                                                           -----------      --------     -----------
Gross profit.............................................       44,656       305,247         349,903
Selling, general and administrative expenses.............       34,322       251,929         286,251
Amortization of sales order backlog......................           --        11,800          11,800
Restructuring items......................................           --        11,382          11,382
Reorganization items.....................................       29,922            --          29,922
                                                           -----------      --------     -----------
Operating income (loss)..................................      (19,588)       30,136          10,548
Gain on cancellation of pre-petition indebtedness........   (1,692,696)           --      (1,692,696)
Fresh start adjustments..................................     (765,726)           --        (765,726)
Other (income) loss......................................          359        (2,232)         (1,873)
Interest expense.........................................        1,887        15,838          17,725
                                                           -----------      --------     -----------
Income from continuing operations before provision for
  income taxes...........................................    2,436,588        16,530       2,453,118
Provision for income taxes...............................       78,150         8,456          86,606
                                                           -----------      --------     -----------
Income from continuing operations........................    2,358,438         8,074       2,366,512
Income (loss) from discontinued operations, net of income
  taxes..................................................           99          (559)           (460)
                                                           -----------      --------     -----------
Net income...............................................  $ 2,358,537      $  7,515     $ 2,366,052
                                                           -----------      --------     -----------
                                                           -----------      --------     -----------

                                                        PREDECESSOR                COMBINED
                                                   ----------------------   ----------------------
                                                   NINE MONTHS              NINE MONTHS
                                                      ENDED        % OF        ENDED        % OF
                                                   OCTOBER 5,      NET      OCTOBER 4,      NET
                                                      2002       REVENUES      2003       REVENUES
                                                      ----       --------      ----       --------
                                                              (IN THOUSANDS OF DOLLARS)
Net revenues.....................................  $1,104,744     100.0%    $1,062,560     100.0%
Cost of goods sold...............................     782,600      70.8%       712,657      67.1%
                                                   ----------     -----     -----------    -----
Gross profit.....................................     322,144      29.2%       349,903      32.9%
Selling, general and administrative expenses.....     282,367      25.6%       286,251      26.9%
Amortization of sales order backlog..............          --       n/m         11,800       1.1%
Restructuring items..............................          --       n/m         11,382       1.1%
Reorganization items.............................      79,207       7.2%        29,922       2.8%
                                                   ----------     -----     -----------    -----
Operating income (loss)..........................     (39,430)      3.6%        10,548       1.0%
Gain on cancellation of pre-petition
  indebtedness...................................          --       n/m     (1,692,696)      n/m
Fresh start adjustments..........................          --       n/m       (765,726)      n/m
Other (income) expense...........................          --       n/m         (1,873)      0.2%
Interest expense.................................      14,340       1.3%        17,725       1.7%
                                                   ----------     -----     -----------    -----
Income (loss) from continuing operations before
  provision for income taxes and cumulative
  effect of change in accounting principle.......     (53,770)      4.9%     2,453,118     230.9%
Provision for income taxes.......................      49,839       4.5%        86,606       8.2%
                                                   ----------     -----     -----------    -----
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle......................................    (103,609)      9.4%     2,366,512     222.7%
Income (loss) from discontinued operations, net
  of income taxes................................        (141)      n/m           (460)      n/m
Cumulative effect of change in accounting
  principle, net.................................    (801,622)     72.6%            --       n/m
                                                   ----------     -----     -----------    -----
Net income (loss)................................  $ (905,372)     82.0%    $2,366,052     222.7%
                                                   ----------     -----     -----------    -----
                                                   ----------     -----     -----------    -----



NET REVENUES



    Net revenues are as follows:


                                                     THREE MONTHS ENDED
                                     --------------------------------------------------
                                     OCTOBER 5,    OCTOBER 4,     INCREASE        %
                                        2002          2003       (DECREASE)    CHANGE
                                        ----          ----       ----------    ------
                                                 (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group.............   $156,663      $152,503      $ (4,160)       -2.7%
Sportswear Group...................    138,248       112,002       (26,246)      -19.0%
Swimwear Group.....................     36,552        38,554         2,002         5.5%
                                      --------      --------      --------    ---------
Net revenues (a)...................   $331,463      $303,059      $(28,404)       -8.6%
                                      --------      --------      --------    ---------
                                      --------      --------      --------    ---------

                                                     NINE MONTHS ENDED
                                     -------------------------------------------------
                                     OCTOBER 5,    OCTOBER 4,     INCREASE       %
                                        2002          2003       (DECREASE)    CHANGE
                                        ----          ----       ----------    ------
                                                 (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group.............  $  474,765    $  438,456     $(36,309)       -7.6%
Sportswear Group...................     355,989       323,182      (32,807)       -9.2%
Swimwear Group.....................     273,990       300,922       26,932         9.8%
                                     ----------    ----------     --------    --------
Net revenues (a)...................  $1,104,744    $1,062,560     $(42,184)       -3.8%
                                     ----------    ----------     --------    --------
                                     ----------    ----------     --------    --------



---------



(a) Consolidated net revenues for the Third Quarter of Fiscal 2002 and Nine Months Ended October 5, 2002 included $9.8 million and $42.6 million, respectively, of revenues from GJM, Penhaligon's, Fruit of the Loom, Weight Watchers, IZKA and domestic outlet retail stores (the 'discontinued and sold units'). The absence of net revenues from discontinued and sold units accounted for a 2.9% decrease in net revenues in the Third Quarter of Fiscal 2003 compared to the Third Quarter of Fiscal 2002 and accounted for the entire 3.8% decrease in net revenues in the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002.

    Our products are widely distributed through many major channels of trade. The following table summarizes our net revenues by channel of trade for the Nine Months Ended October 5, 2002 and the Nine Months Ended October 4, 2003:



                                                             COMBINED
                                              NINE MONTHS   NINE MONTHS
                                                 ENDED         ENDED
                                              OCTOBER 5,    OCTOBER 4,
                                                 2002          2003
                                                 ----          ----
United States -- wholesale
    Department stores, independent retailers
      and specialty stores..................       40%           37%
    Chain stores............................        7%            7%
    Mass merchandisers......................        6%            7%
    Other...................................       20%           22%
                                                  ---           ---
        Total United States -- wholesale....       73%           73%
International -- wholesale..................       21%           24%
Retail......................................        6%            3%
                                                  ---           ---
Net revenues -- consolidated................      100%          100%
                                                  ---           ---
                                                  ---           ---



    Third Quarter



    Net revenues decreased $28.4 million, or 8.6%, to $303.1 million for the Third Quarter of Fiscal 2003 compared to $331.5 million for the Third Quarter of Fiscal 2002. In the same period, the absence of net revenues from discontinued and sold units accounted for a $9.8 million, or 2.9%, decrease in net revenues for the Third Quarter of Fiscal 2003 compared to the Third Quarter of Fiscal 2002. The remaining decrease in net revenues reflects weakness in Warner's/Olga/Body Nancy Ganz offset by strength in Calvin Klein underwear and Lejaby. Sportswear Group net revenues decreased $26.3 million, or 19.0%, to $112.0 million with weakness in Chaps, Calvin Klein jeans and Calvin Klein accessories offset by a modest strength in mass sportswear licensing. Swimwear Group net revenues increased by $2.0 million, or 5.5%, to $38.6 million with strength in Speedo and Designer swimwear, partially offset by weakness in Retail.



    Nine Months



    Net revenues decreased $42.1 million, or 3.8%, to $1,062.6 million for the Nine Months Ended October 4, 2003 compared to $1,104.7 million for the Nine Months Ended October 5, 2002. The absence of net revenues from discontinued and sold units accounted for the entire 3.8% decrease in net revenues for the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002. Weakness in Warner's/Olga/Body Nancy Ganz net revenues was offset by strength in Calvin Klein underwear and Lejaby. Sportswear Group net revenues decreased $32.8 million, or 9.2%, to $323.2 million with weakness in Chaps, Calvin Klein jeans and Calvin Klein accessories offset by modest strength in mass sportswear licensing. Swimwear Group net revenues increased by $26.9 million, or 9.8%, to $300.9 million with strength in Speedo and Designer swimwear, partially offset by weakness in Retail.

Intimate Apparel Group



    Intimate Apparel Group net revenues are as follows:



                                             THREE MONTHS ENDED                                 NINE MONTHS ENDED
                              ---------------------------------------------  ----------------------------------------------
                              OCTOBER 5,  OCTOBER 4,   INCREASE       %       OCTOBER 5,   OCTOBER 4,   INCREASE        %
                                 2002        2003     (DECREASE)   CHANGE        2002         2003     (DECREASE)    CHANGE
                                 ----        ----     ----------   ------        ----         ----     ----------    ------
                                                                  (IN THOUSANDS OF DOLLARS)
INTIMATE APPAREL
Continuing:
   Warner's/Olga/Body Nancy
    Ganz...................    $ 56,787    $ 51,359    $(5,428)       -9.6%    $180,674     $146,581    $(34,093)      -18.9%
   Calvin Klein
    Underwear..............      65,389      76,293     10,904        16.7%     169,215      204,263      35,048        20.7%
   Lejaby..................      19,769      21,824      2,055        10.4%      70,181       78,486       8,305        11.8%
   Retail..................       4,926       3,007     (1,919)      -39.0%      12,079        9,090      (2,989)      -24.7%
                               --------    --------    -------    ---------    --------     --------    --------    --------
Total continuing business
 units.....................    $146,871    $152,483    $ 5,612         3.8%    $432,149     $438,420    $  6,271         1.5%
Discontinued/sold business
 units.....................       9,792          20     (9,772)      -99.8%      42,616           36     (42,580)      -99.9%
                               --------    --------    -------    ---------    --------     --------    --------    --------
Intimate Apparel Group.....    $156,663    $152,503    $(4,160)       -2.7%    $474,765     $438,456    $(36,309)       -7.6%
                               --------    --------    -------    ---------    --------     --------    --------    --------
                               --------    --------    -------    ---------    --------     --------    --------    --------



    Third Quarter



    Intimate Apparel net revenues decreased $4.2 million, or 2.7%, to $152.5 million for the Third Quarter of Fiscal 2003, from $156.7 million for the Third Quarter of Fiscal 2002. The absence of net revenues from discontinued and sold units accounted for a $9.8 million, or 6.2%, decrease in net revenues for the Third Quarter of Fiscal 2003 compared to the Third Quarter of Fiscal 2002. Warner's/Olga/Body Nancy Ganz net revenues decreased $5.4 million, reflecting a decrease of $8.1 million in sales volume offset by improved sales allowance and markdown experience of $2.7 million. The decrease in sales volume reflects lower reorders due to a slow sell through at retail as a result of a less favorable reception of certain product lines coupled with the effect of a soft market. Management is in the process of addressing product issues and developing and repositioning the Warner's/Olga/Body Nancy Ganz brands. Net revenues in Calvin Klein underwear increased 16.7% from $65.4 million for the Third Quarter of Fiscal 2002 to $76.3 million for the Third Quarter of Fiscal 2003, reflecting increased off price sales in the United States together with an increase in off price and concession store sales in the United Kingdom, Belgium and Germany. The stronger Euro also had a positive effect on net revenues in Europe. Calvin Klein net revenues in Asia also increased primarily as a result of the addition of new distributors in Korea, China, Singapore and Malaysia. Lejaby net revenues increased $2.1 million, or 10.4%, primarily reflecting the positive effect of a stronger Euro offset by a decrease in sales volume due to a market slow down. Revenues from sold or discontinued business units decreased $9.8 million primarily as a result of the decision to close all domestic outlet retail stores.



    Nine Months



    Intimate Apparel net revenues decreased $36.3 million, or 7.6%, to $438.5 million for the Nine Months Ended October 4, 2003, from $474.8 million for the Nine Months Ended October 5, 2002. The absence of net revenues from discontinued and sold units accounted for a $42.6 million, or 9.0%, decrease in net revenues for the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 4, 2002. Warner's/Olga/Body Nancy Ganz net revenues decreased $34.1 million, reflecting lower reorders due to a slow sell through at retail as a result of less favorable reception of certain product lines coupled with the effect of a soft market. In addition, sales allowances and markdowns as a percentage of gross sales increased 1.8%, also reflecting the soft market. Calvin Klein underwear net revenues increased 20.7% from $169.2 million for the Nine Months Ended October 5, 2002 to $204.3 million for the Nine Months Ended October 4, 2003, reflecting increases in the United States, Europe and Asia due to improved sell through at retail, primarily in the off price category, coupled with the effect of a stronger Euro. Lejaby net revenues increased $8.3 million, or 11.8% primarily reflecting the positive effect of a stronger Euro offset by a decrease in sales volume due to a market slow down in the second and Third Quarters of Fiscal 2003. Revenues from sold or discontinued business units decreased $42.6 million.

Sportswear Group



    Sportswear Group net revenues are as follows:



                                             THREE MONTHS ENDED                                 NINE MONTHS ENDED
                             ------------------------------------------------   ---------------------------------------------
                             OCTOBER 5,   OCTOBER 4,    INCREASE        %       OCTOBER 5,   OCTOBER 4,   INCREASE        %
                                2002         2003      (DECREASE)    CHANGE        2002         2003     (DECREASE)    CHANGE
                                ----         ----      ----------    ------        ----         ----     ----------    ------
                                                                   (IN THOUSANDS OF DOLLARS)
SPORTSWEAR GROUP
Chaps Ralph Lauren.........   $ 41,867     $ 39,650     $ (2,217)       -5.3%    $ 98,915     $ 98,489    $   (426)     -0.4%
Calvin Klein jeans.........     89,006       64,565      (24,441)      -27.5%     235,645      203,693     (31,952)    -13.6%
Calvin Klein accessories...      3,970        3,482         (488)      -12.3%      10,071        8,951      (1,120)    -11.1%
Mass sportswear
 licensing.................      3,405        4,305          900        26.4%      11,358       12,049         691       6.1%
                              --------     --------     --------    ---------    --------     --------    --------    ------
Sportswear Group...........   $138,248     $112,002     $(26,246)      -19.0%    $355,989     $323,182    $(32,807)     -9.2%
                              --------     --------     --------    ---------    --------     --------    --------    ------
                              --------     --------     --------    ---------    --------     --------    --------    ------



    Third Quarter



    Sportswear net revenues decreased by $26.3 million, or 19.0%, to $112.0 million for the Third Quarter of Fiscal 2003, from $138.2 million for the Third Quarter of Fiscal 2002, reflecting an overall weakness in the retail environment. Calvin Klein jeans net revenues decreased $24.4 million, reflecting lower sales volumes in both department store and club sales. A portion of the decrease relates to certain programs in Calvin Klein jeans that were shipped in the first quarter of Fiscal 2003 while the corresponding programs in Fiscal 2002 were shipped in the second and third quarters. Chaps net revenues decreased $2.2 million reflecting a softer market in the United States and Canada. In Canada, net revenues decreased approximately $1.0 million offset by the effect of a strengthened Canadian dollar of approximately $0.7 million. Net revenues in Mexico decreased by approximately $1.0 million primarily as a result of the downsizing and consolidation of operations in that country. Mass sportswear licensing net revenues increased 26.4% due to increased sales volume experienced at Wal-Mart during the Third Quarter of Fiscal 2003.



    Nine Months



    Sportswear net revenues decreased by $32.8 million, or 9.2%, to $323.2 million for the Nine Months Ended October 4, 2003, from $356.0 million for the Nine Months Ended October 5, 2002. The decrease in Calvin Klein jeans net revenues is due to lower orders (primarily from department stores and membership clubs), reflecting a weak status denim market. Chaps net revenues decreased $0.4, reflecting a decrease of $0.8 million in the United States due to a softer market, offset by an increase in foreign net revenues of $0.4 million. In Canada, net revenues increased approximately $1.9 million primarily resulting from a strengthened Canadian dollar of approximately $1.3 million. Net revenues in Mexico decreased by approximately $1.4 million primarily as a result of the downsizing and consolidation of operations in that country.



Swimwear Group



    Swimwear Group net revenues are as follows:



                                             THREE MONTHS ENDED                                 NINE MONTHS ENDED
                              ------------------------------------------------   --------------------------------------------
                              OCTOBER 5,   OCTOBER 4,   INCREASE        %       OCTOBER 5,   OCTOBER 4,    INCREASE      %
                                 2002         2003     (DECREASE)    CHANGE        2002         2003      (DECREASE)   CHANGE
                                 ----         ----     ----------    ------        ----         ----      ----------   ------
                                                                   (IN THOUSANDS OF DOLLARS)
SWIMWEAR GROUP
Speedo......................   $26,779      $28,774     $ 1,995          7.4%    $160,512     $192,960     $32,448       20.2%
Designer....................     1,855        3,497       1,642         88.5%      86,621       90,772       4,151        4.8%
Retail......................     7,918        6,283      (1,635)       -20.7%      26,857       17,190      (9,667)     -36.0%
                               -------      -------     -------     ---------    --------     --------     -------     ------
Swimwear Group..............   $36,552      $38,554     $ 2,002          5.5%    $273,990     $300,922     $26,932        9.8%
                               -------      -------     -------     ---------    --------     --------     -------     ------
                               -------      -------     -------     ---------    --------     --------     -------     ------



    Third Quarter



    Swimwear net revenues increased $2.0 million, or 5.5%, to $38.6 million for the Third Quarter of Fiscal 2003, from $36.6 million for the Third Quarter of Fiscal 2002. The increase in swimwear net revenues in the Third Quarter of Fiscal 2003 primarily reflects earlier shipment of orders in the Third Quarter of Fiscal 2003 compared to corresponding orders in Fiscal 2002 which were shipped in the fourth quarter. This increase was offset by higher sales allowance and markdown experience in Fiscal 2003 compared to Fiscal 2002, primarily as a result of the elimination of certain reserves in the Third Quarter of Fiscal 2002 which were no longer required. The decrease in retail net revenues is primarily due to the closing of 50 stores in Fiscal 2002 coupled with a decrease in same store sales of 1.1%.



    Nine Months



    Swimwear net revenues increased $26.9 million, or 9.8%, to $300.9 million for the Nine Months Ended October 4, 2003, from $274.0 million for the Nine Months Ended October 5, 2002. The increase in net revenues reflects a larger backlog entering the spring 2003 season, new product lines, an expanded customer base and lower return levels. Speedo net revenues increased $32.5 million, or 20.2%, to $193.0 million for the Nine Months Ended October 4, 2003 compared to $160.5 million for the Nine Months Ended October 5, 2002. The increase in Speedo net revenues primarily reflects increased sales of Speedo fitness swim products and accessories to department stores, clubs and team dealers. In addition, designer swimwear net revenues increased $4.2 million, or 4.8%, to $90.8 million for the Nine Months Ended October 4, 2003 compared to $86.6 million for the Nine Months Ended October 5, 2002 due to favorable reception at retail, primarily of the Anne Cole line. Speedo Authentic Fitness retail net revenues decreased $9.7 million, or 36.0%, to $17.2 million for the Nine Months Ended October 4, 2003 compared to $26.9 million for the Nine Months Ended October 5, 2002 reflecting the closed stores noted above and a decrease of 11.5% in same store sales.



GROSS PROFIT



    Gross profit is as follows:



                                          THREE MONTHS ENDED                               NINE MONTHS ENDED
                             ---------------------------------------------   ---------------------------------------------
                             OCTOBER 5,     % OF     OCTOBER 4,     % OF     OCTOBER 5,     % OF     OCTOBER 4,     % OF
                                2002      REVENUES      2003      REVENUES      2002      REVENUES      2003      REVENUES
                                ----      --------      ----      --------      ----      --------      ----      --------
                                                               (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group.....   $52,580       33.6%     $53,318       35.0%     $152,480      32.1%     $159,842      36.5%
Sportswear Group...........    29,904       21.6%      27,798       24.8%       78,288      22.0%       79,380      24.6%
Swimwear Group.............    11,796       32.3%      11,444       29.7%       91,376      33.3%      110,681      36.8%
                              -------       ----      -------       ----      --------      ----      --------      ----
   Total Gross Profit......   $94,280       28.4%     $92,560       30.5%     $322,144      29.2%     $349,903      32.9%
                              -------       ----      -------       ----      --------      ----      --------      ----
                              -------       ----      -------       ----      --------      ----      --------      ----



    Third Quarter



    Gross profit decreased $1.7 million, or 1.8%, to $92.6 million (30.5% of net revenues) for the Third Quarter of Fiscal 2003 from $94.3 million (28.4% of net revenues) for the Third Quarter of Fiscal 2002. Gross profit for the Third Quarter of Fiscal 2002 was reduced by $11.1 million of distribution and other product-related expenses that were classified in cost of goods sold. Commencing February 4, 2003 (the date we emerged from bankruptcy), we classify these items as selling, general and administrative expenses. To meaningfully compare gross margin for the Third Quarter of Fiscal 2003 to the Third Quarter of Fiscal 2002, the change in classification of these expenses should be considered. Adjusting the Third Quarter of Fiscal 2002 to reflect this change, gross profit decreased $12.8 million for the Third Quarter of Fiscal 2003 compared to the Third Quarter of Fiscal 2002. The decline in gross profit was primarily due to lower revenues and associated profit margins with businesses targeted for repair or repositioning and lower margins generally. Speedo's gross profit also declined relative to the Third Quarter of Fiscal 2002 because last year's results reflected the elimination of reserves in the Third Quarter of Fiscal 2002 which were no longer required.



    Intimate Apparel Group gross profit increased $0.7 million, or 1.4%, to $53.3 million for the Third Quarter of Fiscal 2003 from $52.6 million for the Third Quarter of Fiscal 2002. The increase in gross profit reflects the change in classification of certain product-related costs of $4.6 million (as noted above) partially offset by a less favorable sales mix of $3.9 million. Gross margin increased from 33.6% for the Third Quarter of Fiscal 2002 to 35.0% for the Third Quarter of Fiscal 2003. The increase in gross margin includes the effect of a 2.6% reduction in the rate of sales allowances and returns coupled with the positive effect of the change in classification offset by the less favorable sales mix.



    Sportswear Group gross profit decreased $2.1 million, or 7.0%, to $27.8 million for the Third Quarter of Fiscal 2003 from $29.9 million for the Third Quarter of Fiscal 2002. Gross margin increased from 21.6% for the Third Quarter of Fiscal 2002 to 24.8% for the Third Quarter of Fiscal 2003. The decrease in gross profit reflects a less favorable sales mix of $13.2 million, primarily related to lower sales volume, offset by the change in the classification of certain product-related costs of $5.8 million. The increase in gross margin reflects the effect of the change in classification and a 2% decrease in the rate of sales allowances as a percentage of gross revenues. Gross margin was also adversely affected by an increase in off price sales as a percentage of total revenues.



    Swimwear Group gross profit decreased $0.4 million, or 3.0%, to $11.4 million for the Third Quarter of Fiscal 2003 from $11.8 million for the Third Quarter of Fiscal 2002, primarily as a result of a less favorable sales mix of $1.2 million, partially offset by the change in classification of certain product-related costs of $0.7 million. Gross margin decreased 2.6% primarily as a result of the less favorable sales mix coupled with a 0.4% increase in the rate of sales allowances and returns as a percentage of gross revenues.



    Nine Months



    Gross profit increased $27.8 million, or 8.6%, to $349.9 million (32.9% of net revenues) for the Nine Months Ended October 4, 2003 from $322.1 million (29.2% of net revenues) for the Nine Months Ended October 5, 2002. Gross profit for the Nine Months Ended October 5, 2002 was reduced by $34.4 million of distribution and other product-related expenses that were classified in cost of goods sold. Commencing February 4, 2003 (the date we emerged from bankruptcy), we classify these items as selling, general and administrative expenses. To meaningfully compare gross margin for the Nine Months Ended October 4, 2003 to the Nine Months Ended October 5, 2002, the change in classification of these expenses should be considered. Adjusting the Nine Months Ended October 5, 2002 to reflect this change, gross profit decreased $6.6 million for the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002. The decline in gross profit primarily reflects lower sales volume.



    Intimate Apparel Group gross profit increased $7.3 million, or 4.8%, to $159.8 million for the Nine Months Ended October 4, 2003 from $152.5 million for the Nine Months Ended October 5, 2002. Gross margin increased from 32.1% for the Nine Months Ended October 5, 2002 to 36.5% for the Nine Months Ended October 4, 2003. The increase in gross profit and gross margin reflects the change in classification discussed above and favorable production and manufacturing variances aggregating $24.8 million, offset primarily by a less favorable sales mix of $17.5 million and a reduction in sales volume.



    Sportswear Group gross profit increased $1.1 million, or 1.4%, to $79.4 million for the Nine Months Ended October 4, 2003 from $78.3 million for the Nine Months Ended October 5, 2002. Gross margin increased from 22.0% for the Nine Months Ended October 5, 2002 to 24.6% for the Nine Months Ended October 4, 2003. The increase in gross profit reflects the change in classification of certain product-related costs and favorable manufacturing and production variances aggregating $24.7 million, partially offset by a less favorable sales mix of $23.6 million. In addition, the Sportswear Group experienced a 1.2% reduction in the rate of sales allowances and returns as a percentage of gross revenues during the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002.



    Swimwear Group gross profit increased $19.3 million, or 21.1%, to $110.7 million for the Nine Months Ended October 4, 2003 from $91.4 million for the Nine Months Ended October 5, 2002. Gross margin increased from 33.4% for the Nine Months Ended October 5, 2002 to 36.8% for the Nine Months Ended October 4, 2003. The increase in gross profit and gross margin reflects a more favorable sales mix of $8.4 million as a result of an increase in sales volume and favorable manufacturing and production variances, combined with the change in classification of product-related costs noted above aggregating $10.6 million. The increase in the gross margin also reflects a 0.5% decrease in the rate of sales allowances and returns as a percentage of gross sales.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES



    Third Quarter



    Selling, general and administrative expenses for the Third Quarter of Fiscal 2003 increased $3.5 million, or 4.1%, to $88.1 million (29.1% of net revenues) compared to $84.6 million (25.5% of net revenues) for the Third Quarter of Fiscal 2002. Selling, general and administrative expenses for the Third Quarter of Fiscal 2003 included certain product related expenses that were included in cost of goods sold in the Third Quarter of Fiscal 2002. As adjusted for this change in classification, selling general and administrative expenses declined $8.0 million compared to the Third Quarter of Fiscal 2002 due primarily to lower sales volumes, lower depreciation and amortization expense of $4.5 million due to the revaluation of our fixed and intangible assets at February 4, 2003, and lower selling expenses in our retail stores due to store closings and reductions in general overhead expenses due to our ongoing expense management initiatives. These reductions were partially offset by the inclusion in selling, general and administrative expenses of $2.0 million of non-cash stock-based compensation expenses related to restricted stock and stock options granted during fiscal 2003.



    Nine Months



    Selling, general and administrative expenses for the Nine Months Ended October 4, 2003 increased $3.9 million, or 1.4%, to $286.3 million (26.9% of net revenues) compared to $282.4 million (25.6% of net revenues) for the Nine Months Ended October 5, 2002. Selling, general and administrative expenses for the Nine Months Ended October 4, 2003 included certain product related costs which were included in cost of goods sold in the Nine Months Ended October 5, 2002. As adjusted for this change in classification, selling, general and administrative expenses declined $30.5 million for the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002. The decline in selling, general and administrative expenses reflects lower sales volumes, the reduction in lease expenses of $8.2 million for certain operating leases that were settled in connection with our bankruptcy, lower depreciation and amortization expenses of approximately $15.3 million and our expense management initiatives. These reductions were partially offset by the inclusion in selling, general and administrative expenses of non-cash stock-based compensation expenses of $4.4 million related to restricted stock and stock options granted during fiscal 2003. Selling, general and administrative expenses include $4.2 million of legal and professional fees and certain employee related costs relating to the Chapter 11 cases. Comparable expenses in the Nine Months Ended October 5, 2002 were included in reorganization items.



AMORTIZATION OF SALES ORDER BACKLOG



    Using the assistance of a third party appraiser, we determined that the fair value of our order backlog at February 4, 2003 was $12.6 million. The sales order backlog was amortized over six months using the straight-line method and was fully amortized as of October 4, 2003. Amortization of sales order backlog of $2.0 million and $11.8 million for the Third Quarter of Fiscal 2003 and Nine Months Ended October 4, 2003, respectively, represents amortization expense of the appraised value of our existing sales order backlog at February 4, 2003. Included in the results of discontinued operations for the Third Quarter of Fiscal 2003 and Nine Months Ended October 4, 2003 is amortization related to the sales order backlog of our A.B.S by Allen Schwartz business unit of $0.1 million and $0.8 million, respectively.



REORGANIZATION ITEMS



    Reorganization items were $29.9 million for the Stub Period, reflecting the final settlement of bankruptcy claims and lease terminations of $10.1 million, employee retention and severance claims of $14.5 million, legal and professional fees of $4.5 million and other costs of $0.8 million. Reorganization items for the Nine Months Ended October 5, 2002 were $79.2 million reflecting the

GECC lease settlement of $22.9 million, losses and write-downs related to sales of fixed assets and sales of business units of $13.9 million, employee retention and severance of $15.8 million, legal and professional fees of $20.1 million and lease termination and other costs of $6.5 million.



RESTRUCTURING ITEMS



    In the Third Quarter of Fiscal 2003, we continued the process of consolidating our manufacturing and distribution operations in accordance with the Plan. Included in restructuring charges are accruals for closing and/or consolidating two sewing plants located in Puerto Cortes, Honduras and Los Angeles, California, one cutting and warehousing facility in Thomasville, Georgia, distribution facilities in Secaucus, New Jersey, and Montreal, Canada, and the consolidation of certain manufacturing operations in France, resulting in total restructuring charges of $5.2 million and $11.4 million for the Third Quarter of Fiscal 2003 and the period February 5, 2003 to October 4, 2003, respectively. Accruals for restructuring items at February 4, 2003 and charges to the statement of operations for the period February 5, 2003 to October 4, 2003 primarily relate to severance and other benefits payable to approximately 1,463 terminated employees. We expect that substantially all payments to terminated employees will be completed by the end of Fiscal 2003. Also included in restructuring items for the period February 5, 2003 to October 4, 2003 are asset impairment charges related to the write-down to salvage value of idle plant and machinery at certain of the distribution and manufacturing facilities and legal expenses primarily related to the shutdown of the manufacturing operations in France. A summary of restructuring items is as follows:



                                                          THREE MONTHS        PERIOD
                                                             ENDED       FEBRUARY 5, 2003
                                                           OCTOBER 4,     TO OCTOBER 4,
                                                              2003             2003
                                                              ----             ----
                                                             (IN MILLIONS OF DOLLARS)
Contract termination costs..............................      $ --            $ 2.5
Employee termination costs, related legal fees and other
  items.................................................       2.6              6.1
Write-down of fixed assets and other shutdown costs
  related to closed facilities..........................       2.6              2.8
                                                              ----            -----
                                                              $5.2            $11.4
                                                              ----            -----
                                                              ----            -----
Cash portion of restructuring items.....................      $3.0            $ 9.0
Non-cash portion of restructuring items.................       2.2              2.4



OPERATING INCOME (LOSS)



    The following table presents operating income by group, including depreciation and amortization expense in each group:



                                              THREE MONTHS ENDED                                NINE MONTHS ENDED
                                -----------------------------------------------  ---------------------------------------------
                                OCTOBER 5,     % OF      OCTOBER 4,     % OF     OCTOBER 5,     % OF      OCTOBER 4,    % OF
                                   2002       REVENUE       2003       REVENUE      2002       REVENUE       2003      REVENUE
                                   ----       -------       ----       -------      ----       -------       ----      -------
                                                                    (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group........   $ 18,563       11.8%    $ 17,009       11.2%    $ 39,487        8.3%    $ 47,985        10.9%
Sportswear Group..............     11,575        8.4%      10,373        9.3%      23,273        6.5%      26,029         8.1%
Swimwear Group................     (3,876)     -10.6%      (8,576)     -22.2%      29,752       10.9%      44,319        14.7%
                                 --------    --------    --------    --------    --------    --------    --------    --------
Group operating income........     26,262        7.9%      18,806        6.2%      92,512        8.4%     118,333        11.1%
Unallocated corporate
 expenses.....................    (16,332)      -4.9%     (13,392)      -4.4%     (52,060)      -4.7%     (52,923)       -5.0%
Amortization of intangibles...       (226)      -0.1%      (2,967)      -1.0%        (678)      -0.1%     (13,558)       -1.3%
Restructuring items...........         --        0.0%      (5,242)      -1.7%          --        0.0%     (11,382)       -1.1%
Reorganization items..........    (21,122)      -6.4%          --        0.0%     (79,207)      -7.2%     (29,922)       -2.8%
                                 --------    --------    --------    --------    --------    --------    --------    --------
Operating (loss) income.......   $(11,418)      -3.4%    $ (2,795)      -0.9%    $(39,430)      -3.6%    $ 10,548         1.0%
                                 --------    --------    --------    --------    --------    --------    --------    --------
                                 --------    --------    --------    --------    --------    --------    --------    --------



    Third Quarter



    Operating loss decreased $8.6 million to $2.8 million for the Third Quarter of Fiscal 2003 compared to an operating loss of $11.4 million for the Third Quarter of Fiscal 2002. The decrease was primarily due to a decrease of $15.9 million in reorganization and restructuring items from

$21.1 million in the Third Quarter of Fiscal 2002 to $5.2 million in the Third Quarter of Fiscal 2003. The decrease in reorganization and restructuring items was offset by a decrease in operating income generated by our business groups of $7.5 million and a $2.7 million increase in amortization of intangibles, due primarily to the amortization of sales order backlog of $2.0 million. The decrease in corporate expenses of $2.9 million is due primarily to a reduction in depreciation expense of approximately $3.7 million resulting from adjustments in the carrying value of our fixed assets to fair value in connection with the adoption of fresh start reporting on February 4, 2003, offset by an increase in stock compensation expense of $2.1 million.



    Nine Months



    Operating income increased $49.9 million to $10.5 million for the Nine Months Ended October 4, 2003 compared to an operating loss of $39.4 million for the Nine Months Ended October 5, 2002, primarily reflecting increased operating income generated by our business groups of $25.8 million and a $37.9 million decrease in reorganization and restructuring items. The $12.9 million increase in amortization of intangibles reflects the amortization of sales order backlog of $11.8 million as well as adjustments in the carrying value of our intangible assets to fair value in connection with the adoption of fresh start reporting on February 4, 2003. Corporate expenses increased $0.9 million reflecting the recognition of stock compensation expense of $4.4 million and legal and professional fees and certain employee costs relating to the Chapter 11 cases of $4.2 million. Comparable expenses in the Nine Months Ended October 5, 2002 were included in reorganization items. These increases were partially offset by a reduction in depreciation expense and our expense management initiatives, as noted above.



Intimate Apparel Group



    Intimate Apparel Group operating income is as follows:



                                            THREE MONTHS ENDED                                  NINE MONTHS ENDED
                              -----------------------------------------------   -----------------------------------------------
                              OCTOBER 5,     % OF      OCTOBER 4,     % OF      OCTOBER 5,     % OF      OCTOBER 4,      % OF
                                 2002      REVENUES       2003      REVENUES       2002      REVENUES       2003       REVENUES
                                 ----      --------       ----      --------       ----      --------       ----       --------
                                                                   (IN THOUSANDS OF DOLLARS)
INTIMATE APPAREL
Continuing:
   Warner's/Olga/Body Nancy
    Ganz....................   $ 5,240          9.2%    $ 2,844          5.5%    $13,819          7.7%    $ 7,237         4.9%
   Calvin Klein underwear...    11,956         18.3%     13,652         17.9%     22,694         13.4%     32,855        16.1%
   Lejaby...................     1,470          7.4%        256          1.2%      8,117         11.6%      8,437        10.7%
   Retail...................       (46)        -0.9%        269          8.9%     (1,335)       -11.1%       (167)       -1.8%
                               -------     ---------    -------     ---------    -------     ---------    -------     -------
Total continuing business
 units......................   $18,620         12.7%    $17,021         11.2%    $43,295         10.0%    $48,362        11.0%

Discontinued/sold business
 units......................       (57)        -0.6%        (12)       -60.0%     (3,808)        -8.9%       (377)    -1047.2%
                               -------     ---------    -------     ---------    -------     ---------    -------     -------
Intimate Apparel Group......   $18,563         11.8%    $17,009         11.2%    $39,487          8.3%    $47,985        10.9%
                               -------     ---------    -------     ---------    -------     ---------    -------     -------
                               -------     ---------    -------     ---------    -------     ---------    -------     -------



    Third Quarter



    Intimate Apparel Group operating income decreased $1.6 million, or 8.4%, to $17.0 million (11.2% of net revenues) for the Third Quarter of Fiscal 2003 compared to operating income of $18.6 million (11.8% of net revenues) for the Third Quarter of Fiscal 2002. The decrease in operating income is primarily attributable to the $3.6 million decrease in Warner's/Olga/Body Nancy Ganz and Lejaby operating income partially offset by a $1.7 million increase in the operating income of Calvin Klein underwear. The decline in operating income of Warner's/Olga/Body Nancy Ganz primarily reflects the decreased revenue and associated gross profit resulting from lower sales volume. The increase in Calvin Klein underwear operating income reflects increased revenues and associated gross profit as well as the positive effect of a stronger Euro.



    Nine Months



    The Intimate Apparel Group's operating income increased $8.5 million to $48.0 million (10.9% of net revenues) for the Nine Months Ended October 4, 2003 compared to operating income of $39.5 million (8.3% of net revenues) for the Nine Months Ended October 5, 2002. Operating losses from discontinued and sold units were $0.4 million for the Nine Months Ended October 4,

2003 compared to $3.8 million for the Nine Months Ended October 5, 2002. The improvement in operating margin is attributable to the closure of the domestic outlet retail stores coupled with increased operating margins in Calvin Klein underwear, partially offset by lower operating margins in Warner's/Olga/Body Nancy Ganz and Lejaby.



Sportswear Group



    Sportswear Group operating income is as follows:



                                                 THREE MONTHS ENDED                               NINE MONTHS ENDED
                                    --------------------------------------------   -------------------------------------------
                                    OCTOBER 5,     % OF     OCTOBER 4,    % OF     OCTOBER 5,     % OF     OCTOBER 4,   % OF
                                       2002      REVENUES      2003     REVENUES      2002      REVENUES      2003    REVENUES
                                       ----      --------      ----     --------      ----      --------      ----    --------
                                                                      (IN THOUSANDS OF DOLLARS)
SPORTSWEAR GROUP
Chaps Ralph Lauren................   $ 2,015       4.8%     $ 5,667      14.3%     $ 7,841        7.9%     $11,077       11.2%
Calvin Klein jeans................     6,586       7.4%         725       1.1%       6,520        2.8%       4,654        2.3%
Calvin Klein accessories..........       594      15.0%         718      20.6%         132        1.3%       1,175       13.1%
Mass sportswear licensing.........     2,380      69.9%       3,263      75.8%       8,780       77.3%       9,123       75.7%
                                     -------      ----      -------      ----      -------       ----      -------     ------
Sportswear Group..................   $11,575       8.4%     $10,373       9.3%     $23,273        6.5%     $26,029        8.1%
                                     -------      ----      -------      ----      -------       ----      -------     ------
                                     -------      ----      -------      ----      -------       ----      -------     ------



    Third Quarter



    Sportswear Group operating income decreased $1.2 million, or 10.4%, to $10.4 million (9.3% of net revenues) for the Third Quarter of Fiscal 2003 compared to operating income of $11.6 million (8.4% of net revenues) for the Third Quarter of Fiscal 2002. Calvin Klein jeans operating income decreased $5.8 million reflecting lower operating margins, an unfavorable mix of off price to regular sales and the timing of the shipments of certain programs in Calvin Klein jeans that were shipped in the first quarter of Fiscal 2003. Chaps operating income increased by $3.7 million. The improvement in Chaps operating margin is attributable to increased gross profit (despite a decrease in net revenues) and gross profit percentage, coupled with lower selling, general and administrative expenses.



    Nine Months



    Sportswear Group operating income increased $2.7 million, or 11.8%, to $26.0 million (8.1% of net revenues) for the Nine Months Ended October 4, 2003 compared to operating income of $23.3 million (6.5% of net revenues) for the Nine Months Ended October 5, 2002. The improvement in operating margin is attributable to increased operating margins in Chaps and Calvin Klein accessories partially offset by lower operating margins in Calvin Klein jeans. The improvement in Chaps operating margin is attributable to increased gross profit and gross profit percentage coupled with lower selling, general and administrative expenses. The decrease in Calvin Klein operating margins reflects lower sales volumes and an unfavorable mix of off price to regular sales.



Swimwear Group



    Swimwear Group operating income (loss) is as follows:



                                               THREE MONTHS ENDED                                 NINE MONTHS ENDED
                                ------------------------------------------------   ------------------------------------------
                                OCTOBER 5,      % OF      OCTOBER 4,      % OF      OCTOBER 5,   % OF     OCTOBER 4,  % OF
                                   2002       REVENUES       2003       REVENUES       2002     REVENUES    2003     REVENUES
                                   ----       --------       ----       --------       ----     --------    ----     --------
                                                                    (IN THOUSANDS OF DOLLARS)
SWIMWEAR GROUP
Speedo........................   $ 1,208           4.5%    $(3,824)        -13.3%    $21,577     13.4%     $34,496     17.9%
Designer......................    (5,630)       -303.5%     (5,069)       -145.0%      7,895      9.1%       9,499     10.5%
Ubertech......................      (111)          0.0%         31           0.0%       (634)     0.0%           8      0.0%
Retail........................       657           8.3%        286           4.5%        914      3.4%         316      1.8%
                                 -------     ----------    -------     ----------    -------     ----      -------     ----
Swimwear Group................   $(3,876)        -10.6%    $(8,576)        -22.2%    $29,752     10.9%     $44,319     14.7%
                                 -------     ----------    -------     ----------    -------     ----      -------     ----
                                 -------     ----------    -------     ----------    -------     ----      -------     ----

    Third Quarter



    Swimwear Group operating loss increased $4.7 million, or 121.3%, to $8.6 million (22.2% of net revenues) for the Third Quarter of Fiscal 2003 compared to an operating loss of $3.9 million (10.6% of net revenues) for the Third Quarter of Fiscal 2002. The increase in loss reflects lower gross margin percentage, less favorable sales mix and an increase in the rate of sales allowances and returns as a percentage of gross revenues.



    Nine Months



    Swimwear Group operating income increased $14.5 million, or 49.0%, to $44.3 million (14.7% of net revenues) for the Nine Months Ended October 4, 2003 compared to operating income of $29.8 million (10.9% of net revenues) for the Nine Months Ended October 5, 2002. The increase in Swimwear Group operating income for the Nine Months Ended October 4, 2003 compared to the Nine Months Ended October 5, 2002 reflects increased operating margins in the Speedo business. Increased Speedo operating margin reflects a more efficient manufacturing and sourcing operation and lower returns and allowances. Swimwear Group operating income for the Nine Months Ended Fiscal 2002 includes approximately $2.5 million of bad debt expense primarily associated with certain Speedo team dealers.



REORGANIZATION ITEMS -- GAIN ON CANCELLATION OF DEBT AND FRESH START ADJUSTMENTS



    The Nine Months Ended October 4, 2003 includes a gain of $1,692.7 million related to the cancellation of our pre-petition debt and other liabilities subject to compromise net of the fair value of cash and securities distributed to the pre-petition creditors. Fresh start adjustments of $765.7 million represent adjustments to the carrying amount of our assets to fair value in accordance with the provisions of SOP 90-7. See Note 5 to the consolidated condensed financial statements included elsewhere in this prospectus beginning on page H-1.



INTEREST EXPENSE



    During the term of the Chapter 11 cases, we did not accrue interest on our pre-petition debt and, as a result, our interest expense consisted of interest on the Debtor-in-Possession Financing Agreement, as amended and extended (the 'Amended DIP'), and certain foreign debt agreements subject to standstill agreements that were repaid in connection with the settlement of the Chapter 11 cases. As a result of our emergence from bankruptcy and the issuance of the Second Lien Notes (repaid in connection with the offering of the old notes on June 12, 2003), interest expense for Fiscal 2003 will be higher than the amounts recorded in Fiscal 2002.



    Third Quarter



    Interest expense increased $1.7 million, or 39.8%, to $6.0 million for the Third Quarter of Fiscal 2003 compared with $4.3 million for the Third Quarter of Fiscal 2002. Interest expense for the Third Quarter of Fiscal 2003 includes interest of $4.6 million related to the old notes, amortization of deferred financing costs of $0.5 million and other bank fees and interest of $0.9 million. Interest expense for the Third Quarter of Fiscal 2002 consisted of amortization of deferred financing costs of $2.2 million, $0.7 million of interest and fees related to the Amended DIP, $1.7 million related to the foreign credit facilities repaid as part of the Plan and other interest of $0.1 million. Interest expense was partially offset by interest income of $0.4 million, primarily related to foreign income tax refunds in Europe and interest income on our cash collateral accounts.



    Nine Months



    Interest expense increased $3.4 million, or 23.6%, to $17.7 million for the Nine Months Ended October 4, 2003 from $14.3 million for the Nine Months Ended October 5, 2002. Interest expense for the Nine Months Ended October 4, 2003 included interest on foreign debt for one month of $1.1 million, interest on the Second Lien Notes of $6.7 million, interest on the old notes of $5.8 million, amortization of deferred financing fees of $1.5 million and other interest and fees of $2.6 million. Interest expense for the Nine Months Ended October 5, 2002 included the amortization of deferred financing costs of $7.0 million related to fees and charges on the Amended DIP, $4.5 million related to borrowing on the Amended DIP, interest on foreign debt agreements paid as part of the Plan of $4.9 million and other interest and fees of $0.8 million. These interest expenses were partially offset by $2.9 million of interest income related to tax refunds received by us in June 2002 and interest earned on cash balances held in our cash collateral accounts.



INCOME TAXES



    Third Quarter



    Income tax benefit of $1.3 million in the Third Quarter of Fiscal 2003 reflects a benefit of $1.9 million on domestic losses, offset by an income tax expense of $0.5 million. Income tax expense consists of an income tax expense of $2.5 million on foreign earnings offset by an income tax benefit of $2.0 million resulting from a favorable settlement of a foreign tax examination. The provision for income taxes of $2.6 million during the Third Quarter of Fiscal 2002 consists of taxes on foreign earnings. The increase in the valuation allowance resulted from adjustments to the preliminary estimates of the fair value of fixed and intangible assets and to reflect the amount of deferred tax asset that will, more likely than not, be realized. The decrease in the deferred tax asset (established during the first quarter of Fiscal 2003 for the utilization of domestic tax losses carried forward for U.S. tax purposes) resulted from a decrease in our domestic taxable income through the Third Quarter of Fiscal 2003. We have not provided any tax benefit for domestic and certain foreign losses incurred during the Third Quarter of Fiscal 2003 where it is more likely than not that we will not realize the income tax benefit for these losses.



    Nine Months



    The provision for income taxes for the Nine Months Ended October 4, 2003 of $86.6 million reflects accrued income taxes of $0.9 million on domestic earnings and an income tax expense of $8.1 million related to foreign operations. Income tax expense related to foreign operations consists of $10.1 million on foreign earnings, offset by an income tax benefit of $2.0 million resulting from a favorable settlement of a foreign tax examination, as well as deferred income taxes of $77.6 million related to the increase in asset values recorded as part of our adoption of fresh start reporting. We recorded a valuation allowance against the deferred tax assets created in the Nine Months Ended October 4, 2003 as a result of the fresh start adjustments, as well as against domestic and certain foreign net operating losses, to the amount that will, more likely than not, be realized. The provision for income taxes for the Nine Months Ended October 5, 2002 of $49.8 million reflects accrued income taxes of $8.0 million on foreign earnings and an increase in our valuation allowance of $41.8 million associated with impairment losses recorded by us in connection with the adoption of SFAS 142.



DISCONTINUED OPERATIONS



    As part of our ongoing restructuring activities, in the Third Quarter of Fiscal 2003, we committed to a plan to sell our A.B.S. by Allen Schwartz business unit. In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit for $15 million in cash and the assumption of up to $2 million in liabilities. The sale is expected to be finalized in the first quarter of fiscal 2004. In addition, during the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of 2004.



    A.B.S. by Allen Schwartz and the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals have been accounted for as discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, the results of operations, assets and liabilities of these business units are separately presented in the accompanying consolidated condensed financial statements. Prior to accounting for A.B.S. by Allen Schwartz and the five

Speedo Authentic Fitness retail stores as discontinued operations, the results of operations, assets and liabilities of these business units were included in the results of operations, assets and liabilities of the Sportswear and Swimwear segments, respectively.



    Summarized operating results for the discontinued operations are as follows:



                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                  -------------------------   -------------------------
                                                  OCTOBER 5,    OCTOBER 4,    OCTOBER 5,    OCTOBER 4,
                                                     2002          2003          2002          2003
                                                     ----          ----          ----          ----
                                                                (IN MILLIONS OF DOLLARS)
Net revenues....................................     $14.9         $ 9.4         $35.2         $29.6
                                                     -----         -----         -----         -----
                                                     -----         -----         -----         -----
Income (loss) before provision for income
  taxes.........................................       2.6          (0.1)          4.1          (0.5)
Provision for income taxes......................        --            --           4.2            --
                                                     -----         -----         -----         -----
Income (loss) from discontinued operations......     $ 2.6         $(0.1)        $(0.1)        $(0.5)
                                                     -----         -----         -----         -----
                                                     -----         -----         -----         -----



    Summarized assets and liabilities of the discontinued operations at October 4, 2003 are presented in the consolidated condensed balance sheet as follows:



                                                              OCTOBER 4, 2003
                                                              ---------------
                                                              (IN MILLIONS OF
                                                                  DOLLARS)
Accounts receivable, net....................................       $ 3.7
Inventories, net............................................         3.7
Prepaid expenses and other current assets...................         0.6
Property, plant and equipment, net..........................         1.2
Intangible assets...........................................        13.2
                                                                   -----
    Assets of discontinued operations.......................       $22.4
                                                                   -----
                                                                   -----
Accounts payable............................................       $ 1.5
Accrued liabilities.........................................         0.7
                                                                   -----
Liabilities of discontinued operations......................       $ 2.2
                                                                   -----
                                                                   -----



CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING



    As of January 5, 2002, we had goodwill and other indefinite lived intangible assets net of accumulated amortization of approximately $940.1 million. We adopted SFAS 142 effective January 6, 2002. Under the provisions of SFAS 142, goodwill is deemed impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. Intangible assets may be deemed impaired if the carrying amount exceeds the fair value of the assets. We engaged an independent third party appraisal firm to assist in our determination of our BEV in connection with the preparation of the Plan. We allocated the BEV to our various reporting units and determined that the value of certain of our indefinite lived intangible assets and goodwill was impaired. As a result, we recorded a charge of $801.6 million, net of income tax benefit of $53.5 million, as a cumulative effect of a change in accounting from the adoption of SFAS 142 on January 6, 2002.

COMPARISON OF FISCAL 2002 TO FISCAL 2001

    Our consolidated statements of operations are summarized below:


                                      FISCAL                  FISCAL                  FISCAL
                                       2000                    2001                    2002
                               ---------------------   ---------------------   ---------------------
                                            % OF NET                % OF NET                % OF NET
                                            REVENUES                REVENUES                REVENUES
                                            --------                --------                --------
                                                     (IN THOUSANDS OF DOLLARS)
Net revenues.................  $2,202,467     100.0%   $1,640,891    100.0%    $1,447,549    100.0%
Cost of goods sold...........   1,812,817      82.3     1,346,945     82.1      1,021,243     70.5
                               ----------    ------    ----------    -----     ----------    -----
Gross profit.................     389,650      17.7       293,946     17.9        426,306     29.5
Selling, general and
  administrative expenses....     611,174      27.7       585,671     35.7        400,889     27.7
Impairment charge............          --        --        64,969      4.0             --      0.0
Reorganization items.........          --        --       177,791     10.8        116,682      8.1
                               ----------    ------    ----------    -----     ----------    -----
Operating loss...............    (221,524)      n/m      (534,485)     n/m        (91,265)     n/m
Investment income (loss),
  net........................      36,882                  (6,556)                     62
Interest expense(a)..........     172,232                 122,752                  22,048
                               ----------              ----------              ----------
Loss from continuing
  operations before provision
  for income taxes and
  cumulative effect of change
  in accounting principle....    (356,874)               (663,793)               (113,251)
Provision for income taxes...      21,044                 150,970                  49,671
                               ----------              ----------              ----------
Loss from continuing
  operations before
  cumulative effect of change
  in accounting principle....    (377,918)               (814,763)               (162,922)
Income (loss) from
  discontinued operations,
  net of income taxes........       1,057                 (46,390)                   (319)
Cumulative effect of change
  in accounting principle,
  net of income tax benefits
  of $8,577 for Fiscal 2000
  and $53,513 for Fiscal
  2002.......................     (13,110)                     --                (801,622)
                               ----------              ----------              ----------
Net loss.....................  $ (389,971)             $ (861,153)             $ (964,863)
                               ----------              ----------              ----------
                               ----------              ----------              ----------


---------
(a) Contractual interest was $221.6 million and $180.2 million for Fiscal 2001 and Fiscal 2002, respectively.

    NET REVENUES. Net revenues were as follows:


                                            FISCAL       FISCAL      INCREASE
                                             2001         2002      (DECREASE)   % CHANGE
                                          ----------   ----------   ----------   --------
                                                     (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group..................  $  594,889   $  570,694   $ (24,195)        -4.1%
Sportswear Group........................     546,244      482,676     (63,568)       -11.6
Swimwear Group..........................     311,802      304,994      (6,808)        -2.2
Retail Stores Group.....................     187,956       89,185     (98,771)       -52.6
                                          ----------   ----------   ---------
                                          $1,640,891   $1,447,549   $(193,342)       -11.8%
                                          ----------   ----------   ---------
                                          ----------   ----------   ---------



    Net revenues decreased $193.3 million, or 11.8%, to $1,447.6 million in Fiscal 2002 compared to $1,640.9 million in Fiscal 2001. In the same period, Intimate Apparel Group net revenues decreased $24.2 million, or 4.1%, to $570.7 million (excluding discontinued and sold business units, Intimate Apparel Group net revenues increased $45.2 million, or 8.7%), Sportswear Group net revenues decreased $63.6 million, or 11.6%, to $482.7 million, Swimwear Group net revenues decreased $6.8 million, or 2.2%, to $305.0 million and Retail Stores Group net revenues decreased $98.8 million, or 52.6%, to $89.2 million.

    Intimate Apparel Group. Intimate Apparel Group net revenues were as follows:

                                       FISCAL     FISCAL     INCREASE
                                        2001       2002     (DECREASE)   % CHANGE
                                      --------   --------   ----------   --------
                                               (IN THOUSANDS OF DOLLARS)
Continuing:
    Warner's/Olga/Body Nancy Ganz...  $229,446   $235,893    $  6,447          2.8%
    Calvin Klein underwear..........   211,141    239,662      28,521         13.5
    Lejaby..........................    80,201     90,468      10,267         12.8
                                      --------   --------    --------
Total continuing....................   520,788    566,023      45,235          8.7
Discontinued/sold business units....    74,101      4,671     (69,430)       -93.7
                                      --------   --------    --------
Intimate Apparel Group..............  $594,889   $570,694    $(24,195)        -4.1%
                                      --------   --------    --------
                                      --------   --------    --------

    For Fiscal 2002, Intimate Apparel Group net revenues decreased $24.2 million, or 4.1%, to $570.7 million compared with $594.9 million in Fiscal 2001. Excluding net revenues from sold and discontinued business units (GJM, Fruit of the Loom and Weight Watchers), Intimate Apparel Group net revenues increased $45.2 million, or 8.7%, to $566.0 million in Fiscal 2002 compared to $520.8 million in Fiscal 2001. Increases in Warner's, Olga and Lejaby net revenues primarily reflect improved distribution fulfillment, favorable reception of Lejaby products at retail and more favorable customer allowance and markdown experience. Despite our decision to exit the J.C. Penney business, Calvin Klein underwear net revenues increased $28.5 million due to improved sell-through at the retail level, particularly in the women's business. J.C. Penney's business decreased $9.7 million in Fiscal 2002 compared to Fiscal 2001. The decrease in J.C. Penney's business was partially offset by a re-launch of Calvin Klein underwear in Dillard's which accounted for $4.3 million of net revenues in the fourth quarter of Fiscal 2002.

    Sportswear Group. Sportswear Group net revenues were as follows:


                                       FISCAL     FISCAL     INCREASE
                                        2001       2002     (DECREASE)   % CHANGE
                                      --------   --------   ----------   --------
                                               (IN THOUSANDS OF DOLLARS)
Chaps Ralph Lauren..................  $190,896   $137,022    $(53,874)       -28.2%
Calvin Klein jeans..................   325,168    317,167      (8,001)        -2.5
Calvin Klein accessories............    14,049     14,404         355          2.5
White Stag/Catalina (licensed)......    16,131     14,083      (2,048)       -12.7
                                      --------   --------    --------
Sportswear Group....................  $546,244   $482,676    $(63,568)       -11.6%
                                      --------   --------    --------
                                      --------   --------    --------



    For Fiscal 2002, Sportswear Group net revenues decreased $63.6 million, or 11.6%, to $482.7 million compared with $546.2 million in Fiscal 2001. The decrease in Chaps net revenues reflects lower sales to warehouse clubs ($32.8 million), lower sales to department stores ($17.2 million), including the loss of the Dillard's business ($4.2 million), lower sales in Mexico and the overall softness in the men's sportswear business. Sales to military related retail stores, which accounted for 9.8% of Chaps gross sales in Fiscal 2002, could be negatively affected in 2003 with the deployment of troops in the Middle East and the war with Iraq. The decrease in Calvin Klein jeans net revenues primarily reflects softness in the sportswear business and the decision to exit the Calvin Klein kids business. We are seeking to sublicense the rights to sell Calvin Klein kids products in Fiscal 2003.


    Swimwear Group. Swimwear Group net revenues were as follows:

                                       FISCAL     FISCAL     INCREASE
                                        2001       2002     (DECREASE)   % CHANGE
                                      --------   --------   ----------   --------
                                               (IN THOUSANDS OF DOLLARS)
Speedo..............................  $184,089   $200,376    $ 16,287         8.8%
Designer(a).........................   127,626    104,618     (23,008)      -18.0
Ubertech............................        87         --         (87)        n/m
                                      --------   --------    --------
Swimwear Group......................  $311,802   $304,994    $ (6,808)       -2.2%
                                      --------   --------    --------
                                      --------   --------    --------

---------

(a)  Includes Catalina/White Stag wholesale swimwear.

    For Fiscal 2002, Swimwear Group net revenues decreased $6.8 million, or 2.2%, to $305.0 million compared with $311.8 million in Fiscal 2001. The increase in Speedo's net revenues of $16.3 million is primarily a result of more favorable customer allowance and return experience due to improvements in operations, order fulfillment rates and on-time deliveries. The increase in net revenues was accomplished despite the strategic decision to reduce accounts receivable exposure to certain swim team dealers, which resulted in a reduction in shipments to team dealers in Fiscal 2002 compared to Fiscal 2001. The decrease in Designer Swimwear's net revenues in Fiscal 2002 compared to Fiscal 2001 primarily reflects a decrease due to the reduction in the Victoria's Secret catalog business ($8.8 million) and general softness in the department store business.

    Retail Stores Group. Retail Stores Group net revenues were as follows:


                                        FISCAL    FISCAL     INCREASE
                                         2001      2002     (DECREASE)   % CHANGE
                                       --------   -------   ----------   --------
                                                (IN THOUSANDS OF DOLLARS)
Outlet stores........................  $123,948   $56,033    $(67,915)      -54.8%
Speedo Authentic Fitness stores......    51,365    32,139     (19,226)      -37.4
Penhaligon's.........................    11,511       676     (10,835)        n/m
IZKA.................................     1,132       337        (795)        n/m
                                       --------   -------    --------
Retail Group.........................  $187,956   $89,185    $(98,771)      -52.6%
                                       --------   -------    --------
                                       --------   -------    --------



    In Fiscal 2001, we made a strategic decision to close all our domestic outlet retail stores. During Fiscal 2002, we closed 64 domestic outlet stores and 47 Speedo Authentic Fitness stores. We closed three additional Speedo Authentic Fitness stores in January 2003. The closing of the domestic outlet retail stores and the related sale of inventory generated net proceeds of $23.2 million through January 4, 2003. During the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness stores. The results of operations for these five stores have been included in income (loss) from discontinued operations in accordance with SFAS 144. Beginning with the first quarter of Fiscal 2003, the operating results of the remaining 40 Speedo Authentic Fitness stores (including one online store) were included in the results of operations of the Swimwear Group and the remaining 16 Calvin Klein full price and 15 outlet stores were included in the Intimate Apparel Group.



    For Fiscal 2002, net revenues decreased $98.8 million, or 52.6%, to $89.2 million compared to $188.0 million in Fiscal 2001. The decrease in net revenues reflects the reduction in the number of retail outlet stores and Speedo Authentic Fitness stores we operate. Same store sales for the 45 Speedo Authentic Fitness stores we continue to operate decreased 5.6% in Fiscal 2002 compared to the comparable period of Fiscal 2001. The Penhaligon's business was sold in February 2002 and IZKA, a French retail subsidiary, was liquidated in the third quarter of Fiscal 2002.


    GROSS PROFIT. Gross profit was as follows:


                                                            % OF                  % OF
                                                FISCAL      NET       FISCAL      NET
                                                 2001     REVENUES     2002     REVENUES
                                                 ----     --------     ----     --------
                                                       (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group.......................  $ 76,221     12.8%    $186,439     32.7%
Sportswear Group.............................    95,133     17.4      101,826     21.1
Swimwear Group...............................    55,093     17.7       97,628     32.0
Retail Stores Group..........................    67,499     35.9       40,413     45.3
                                               --------     ----     --------     ----
                                               $293,946     17.9%    $426,306     29.5%
                                               --------     ----     --------     ----
                                               --------     ----     --------     ----



    Gross profit for Fiscal 2002 increased $132.4 million, or 45.0%, to $426.3 million compared to $293.9 million in Fiscal 2001. Gross margin for Fiscal 2002 was 29.5% compared to 17.9% in Fiscal 2001. The improvement in gross margin reflects the more favorable mix of full price sales, improved markdown and allowance experience, improved manufacturing efficiencies and more efficient product sourcing.


    Intimate Apparel Group. Intimate Apparel Group gross profit increased
$110.2 million, or 144%, to $186.4 million in Fiscal 2002 from $76.2 million in Fiscal 2001. The increase in gross profit reflects more favorable sales allowance experience of $38.4 million, improved manufacturing efficiency, including lower manufacturing and product procurement variances of $91.3 million and more favorable selling mix of $18.9 million, offset by lower sales volume. The more efficient manufacturing operations include the effect of closing certain manufacturing operations and the elimination of excess production capacity that was initiated as part of our restructuring efforts. Gross margin increased from 12.8% in Fiscal 2001 to 32.7% in Fiscal 2002. The improved gross margin primarily reflects the more favorable markdown experience, more efficient manufacturing operations and the more favorable sales mix.


    Sportswear Group. Sportswear Group gross profit increased $6.7 million, or 7.0%, to $101.8 million in Fiscal 2002 from $95.1 million in Fiscal 2001. The increase in gross profit reflects improved sales allowance experience of $17.0 million, favorable manufacturing and product procurement variances of $17.0 million and a more favorable regular to off-price sales mix of $1.0 million. The improved product procurement variances reflect the shift from internally manufactured jeans products to third party sourced products and tighter inventory controls resulting in lower write-downs for excess and obsolete products. Gross margin increased from 17.4% in Fiscal 2001 to 21.1% in Fiscal 2002 due primarily to the more favorable sales allowance experience, more efficient product procurement operations and more favorable sales mix.


    Swimwear Group. Swimwear Group gross profit increased $42.5 million, or 77.2%, to $97.6 million in Fiscal 2002 from $55.1 million in Fiscal 2001. The increase in gross profit reflects more favorable sales allowance experience of $23.5 million, more efficient manufacturing operations which resulted in favorable manufacturing and product procurement variances of $40.8 million, and more favorable sales mix of $1.7 million, offset by lower sales volume. The improvement in manufacturing efficiency reflects a shift in manufacturing from domestic to off-shore operations and better product sourcing from third parties. Gross margin improved 17.7% in Fiscal 2001 to 32.0% in Fiscal 2002. The increase in gross margin reflects improved sales allowance experience, more efficient manufacturing operations and better sales mix.


    Retail Stores Group. Retail Stores Group gross profit decreased
$27.1 million, or 40.1%, to $40.4 million in Fiscal 2002 from $67.5 million in Fiscal 2001, primarily as a result of lower sales volume due to the closing of the domestic outlet retail stores and the unprofitable Authentic Fitness retail stores. Gross margin increased from 35.9% in Fiscal 2001 to 45.3% in Fiscal 2002. The improvement in gross margin primarily reflects the closing of unprofitable outlet and Authentic Fitness stores and the elimination of the related markdown expenses. The improved gross margin also reflects the higher mix of full price stores. Our full price retail stores earn significantly higher margins than our outlet retail stores earned.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for Fiscal 2002 decreased $184.8 million, or 31.6%, to $400.9 million compared to $585.7 million in Fiscal 2001. Selling, general and administrative expenses as a percentage of net revenues were 27.7% in Fiscal 2002 compared with 35.7% in Fiscal 2001. The decrease in selling, general and administrative expenses reflects lower marketing expenses, lower amortization expense of $33.3 million (due to the adoption of SFAS 142 effective January 6, 2002), lower retail expenses of $37.1 million due to the reduction in the number of retail stores we operate, lower expenses in the Intimate Apparel Group of $60.9 million related to lower distribution expenses due to the consolidation of certain of our distribution facilities in Duncansville, Pennsylvania, cost saving measures implemented as part of our restructuring efforts, the discontinuance of the Fruit of the Loom and Weight Watchers business units and the sale of GJM. Marketing expenses decreased approximately $30.7 million, or from 8.4% of net revenues in Fiscal 2001, to 7.4% of net revenues in Fiscal 2002, due primarily to a decrease in cooperative advertising expenses of $15.2 million and lower sales volume which decreased the amount we were required to pay certain licensors for national advertising.

    OPERATING LOSS. The following table presents operating loss by Group:




                                     FISCAL      FISCAL      INCREASE
                                      2001        2002      (DECREASE)   % CHANGE
                                    ---------   ---------   ----------   --------
                                              (IN THOUSANDS OF DOLLARS)
Intimate Apparel Group............  $ (96,317)  $  48,386    $144,703          n/m
Sportswear Group..................     (9,096)     20,185      29,281          n/m
Swimwear Group....................     (9,933)     28,561      38,494          n/m
Retail Stores Group...............    (20,162)     (4,485)     15,677          n/m
                                    ---------   ---------    --------    ---------
Group operating income (loss).....   (135,508)     92,647     228,155          n/m
Unallocated corporate expenses....   (156,217)    (67,230)     88,987          n/m
Impairment charge.................    (64,969)         --      64,969          n/m
Reorganization items..............   (177,791)   (116,682)     61,109          n/m
                                    ---------   ---------    --------    ---------
Operating loss....................  $(534,485)  $ (91,265)   $443,220          n/m
                                    ---------   ---------    --------    ---------
                                    ---------   ---------    --------    ---------



    Operating loss decreased $443.2 million to $91.3 million ( - 6.0% of net revenues) in Fiscal 2002 compared to an operating loss of $534.5 million
( - 32.6% of net revenues) in Fiscal 2001. The decrease in operating loss reflects the increase in gross margin to 29.5% from 17.9% and the decrease in selling, general and administrative expenses to 27.7% of net revenues from 35.7% of net revenues. The improvement in gross margin reflects the better regular to off-price sales mix, improved management of customer sales allowance and markdown deductions and improved manufacturing efficiencies, as noted above. The decrease in selling, general and administrative expenses reflects the lower depreciation and amortization (due to the adoption of SFAS 142 in January 2002), lower cooperative advertising expenses, lower retail selling costs and other cost savings, as noted above. Operating income (loss) includes the impact of a reduction in certain capitalized design, receiving and other product related costs of $23.6 million and $9.6 million in Fiscal 2002 and Fiscal 2001, respectively. Operating income also includes the impact of lease expenses incurred prior to the GECC settlement of $8.2 million and $16.5 million in Fiscal 2002 and Fiscal 2001, respectively.


    Intimate Apparel Group. Intimate Apparel Group operating income (loss) was as follows:

                                        FISCAL    FISCAL     INCREASE
                                         2001      2002     (DECREASE)   % CHANGE
                                       --------   -------   ----------   --------
                                                (IN THOUSANDS OF DOLLARS)
Continuing:
    Warner's/Olga/Body Nancy Ganz....  $(83,259)  $10,081    $ 93,340          n/m
    Calvin Klein underwear...........      (730)   27,736      28,466          n/m
    Lejaby...........................     4,968     8,572       3,604         72.5%
                                       --------   -------    --------
Total continuing business units......   (79,021)   46,389     125,410          n/m
Discontinued/sold business units.....   (17,296)    1,997      19,293          n/m
                                       --------   -------    --------
Intimate Apparel Group...............  $(96,317)  $48,386    $144,703          n/m
                                       --------   -------    --------
                                       --------   -------    --------

    The Intimate Apparel Group's operating income for Fiscal 2002 increased $144.7 million to $48.4 million compared to an operating loss of $96.3 million in Fiscal 2001. Warner's/Olga operating income for Fiscal 2002 increased $93.3 million, or 112.1%, to $10.1 million compared to an operating loss of $83.3 million in Fiscal 2001 reflecting more favorable experience related to customer sales allowances and markdowns and improved manufacturing efficiencies. Warner's/Olga also benefited from lower selling, general and administrative expenses reflecting the consolidation of Warner's/Olga distribution in Duncansville, Pennsylvania as well as other cost reduction efforts. The increase in Calvin Klein underwear operating income reflects higher gross profit due to higher sales volume and improved gross margins and lower selling, general and administrative expenses. The improved gross margin reflects favorable markdown and allowance experience. Selling, general and administrative expenses decreased due to better bad debt experience and other cost saving measures. Fiscal 2001 includes a $17.3 million loss from the discontinued/sold GJM, Weight Watchers and Fruit of the Loom businesses compared to operating income of $2.0 million in Fiscal 2002. The operating income for Fiscal 2002 related to discontinued/sold business units reflects the settlement of final liabilities and sales of residual inventories for amounts that were more favorable than originally anticipated.

    Sportswear Group. Sportswear Group operating income (loss) was as follows:


                                        FISCAL    FISCAL     INCREASE
                                         2001      2002     (DECREASE)   % CHANGE
                                       --------   -------   ----------   --------
                                                (IN THOUSANDS OF DOLLARS)
Chaps Ralph Lauren...................  $  6,957   $ 8,947    $ 1,990          28.6%
Calvin Klein jeans...................   (27,568)     (147)    27,421           n/m
Calvin Klein accessories.............    (1,746)      761      2,507           n/m
White Stag/Catalina (licensed).......    13,261    10,624     (2,637)        -19.9
                                       --------   -------    -------
Sportswear Group.....................  $ (9,096)  $20,185    $29,281           n/m
                                       --------   -------    -------
                                       --------   -------    -------



    The improvement in Chaps operating income in Fiscal 2002 compared to Fiscal 2001 reflects lower selling, general and administrative expenses due primarily to lower sales volumes and cost saving measures that were implemented in the second half of Fiscal 2001. Chaps gross margin improved 1.1% in Fiscal 2002 from Fiscal 2001. The improved gross margin in Chaps reflects better markdown and allowance experience. The increase in Calvin Klein jeans operating income reflects higher gross profit (despite lower sales) and lower selling, general and administrative expenses.


    Swimwear Group. Swimwear Group operating income (loss) was as follows:

                                        FISCAL    FISCAL     INCREASE
                                         2001      2002     (DECREASE)   % CHANGE
                                        -------   -------   ----------   --------
                                                (IN THOUSANDS OF DOLLARS)
Speedo................................  $(9,873)  $21,340    $31,213        n/m
Designer..............................    1,443     7,875      6,432      445.7%
Ubertech..............................   (1,503)     (654)       849        n/m
                                        -------   -------    -------
Swimwear Group........................  $(9,933)  $28,561    $38,494        n/m
                                        -------   -------    -------
                                        -------   -------    -------

    The Swimwear Group's operating income for Fiscal 2002 increased $38.5 million to $28.6 million compared to an operating loss of $9.9 million in Fiscal 2001. The improvement in operating income reflects higher gross profit and lower selling, general and administrative expenses in both Speedo and Designer Swimwear. The improvement in gross profit primarily reflects better markdown and allowance experience. Lower selling, general and administrative expenses primarily reflect cost saving measures.

    Retail Stores Group. Retail Stores Group operating loss was as follows:


                                        FISCAL    FISCAL     INCREASE
                                         2001      2002     (DECREASE)   % CHANGE
                                       --------   -------   ----------   --------
                                               (IN THOUSANDS OF DOLLARS)
Outlet retail stores.................  $(15,593)  $(3,755)   $11,838       n/m
Speedo Authentic Fitness stores......    (3,457)      343      3,800       n/m
Penhaligon's.........................       729      (125)      (854)      n/m
IZKA.................................    (1,841)     (948)       893       n/m
                                       --------   -------    -------
Retail Stores Group..................  $(20,162)  $(4,485)   $15,677       n/m
                                       --------   -------    -------
                                       --------   -------    -------



    The decrease in the Retail Stores Group's operating loss for Fiscal 2002 compared to Fiscal 2001 primarily reflects the closing of our outlet retail stores and the liquidation of IZKA. The closing of the outlet retail stores during the year resulted in a decrease in outlet retail stores operating losses from $15.6 million in 2001 to $3.8 million in 2002. Speedo Authentic Fitness stores' operating income improved $3.8 million in Fiscal 2002 compared to Fiscal 2001 due primarily to the closing of unprofitable and marginally profitable stores during the first six months of Fiscal 2002. We closed three additional Speedo Authentic Fitness stores in January 2003. As we determined in the Third Quarter of Fiscal 2003 that we would not be seeking lease renewals for five Speedo Authentic Fitness retail stores, the results of operations for these stores have been included in income (loss) from discontinued operations.

    GENERAL CORPORATE EXPENSES AND AMORTIZATION OF INTANGIBLES. Operating income also includes the impact of lease expenses incurred prior to the GECC settlement of $16.5 million and $8.2 million in Fiscal 2001 and Fiscal 2002, respectively. General corporate expenses represent corporate expenses that are not allocated to individual operating groups. General corporate expenses and amortization of intangibles decreased $89.0 million to $67.2 million in Fiscal 2002 from $156.2 million in Fiscal 2001. The decrease in general corporate expenses primarily reflects cost savings measures implemented during the second half of Fiscal 2001 and in Fiscal 2002. Amortization expense for Fiscal 2002 was $33.3 million lower than Fiscal 2001 due to the adoption of SFAS 142 on January 6, 2002.



    IMPAIRMENT CHARGE. In the fourth quarter of Fiscal 2001 we recorded, as part of the results of continuing operations and as part of the loss from discontinued operations, impairment charges related to the write-down of certain intangible assets and goodwill in the amount of $65.0 million and $36.8 million, respectively.


    REORGANIZATION ITEMS. Due to the Chapter 11 cases, we have recorded certain items directly related to the Chapter 11 cases including legal and professional fees, asset write-downs, lease termination costs, employee retention costs, retail store closure provisions and other items totaling $177.8 million and $116.7 million in Fiscal 2001 and Fiscal 2002, respectively. Reorganization items are separately identified in operating loss in the consolidated statement of operations. A summary of reorganization items is as follows:


                                                               FISCAL     FISCAL
                                                                2001       2002
                                                                ----       ----
                                                                 (IN THOUSANDS
                                                                  OF DOLLARS)
Legal & professional fees...................................  $ 24,206   $ 27,734
Employee contracts and retention............................     8,728     25,571
GECC lease settlement.......................................        --     22,898
Write-off of fixed assets related to retail stores closed...     6,105     13,250
Facility shutdown costs.....................................     8,440      9,201
Lease terminations..........................................    20,591      9,352
Loss on the sales of Penhaligon's, GJM and Ubertech.........        --      4,262
Employee benefit costs related to plant closings............       821      3,068
Losses on the sale of aviation and other assets.............     1,650      1,176
Losses from write-offs and sales of fixed assets............    37,061        170
Acceleration of original issue discount on Company-obligated
  mandatorily redeemable preferred securities...............    21,411         --
Systems development abandoned...............................    33,066         --
Write-off of deferred financing fees on pre-petition debt...    34,599         --
Gain on the termination of interest rate swaps..............   (18,887)        --
                                                              --------   --------
    Total reorganization items..............................  $177,791   $116,682
                                                              --------   --------
                                                              --------   --------



    The increase in employee contracts and retention costs to $25.6 million in Fiscal 2002 from $8.7 million in Fiscal 2001 reflects a full 12 months of retention accruals in Fiscal 2002 compared to six months in Fiscal 2001 and $8.7 million of employee termination costs related to the European consolidation plan. Lease termination costs are primarily related to the closing of our domestic outlet retail stores and the reorganization of our Speedo Authentic Fitness full-price retail stores. Lease termination costs for Fiscal 2001 include $2.6 million related to the settlement of lease obligations related to a Mexican manufacturing facility. Losses from write-offs and sales of fixed assets include the write off of goodwill related to our GJM and IZKA business units of approximately $31.7 million in Fiscal 2001.


    INVESTMENT LOSS. Investment loss for Fiscal 2001 was $6.5 million. The investment loss reflects the adjustment of amounts due under the equity forward purchase agreements ('Equity Agreements') entered into in connection with our stock repurchase program based upon changes in the price of the old common stock. No comparable adjustment was recorded in Fiscal 2002 because the Equity Agreements are liabilities subject to compromise. Investment gain of $0.1 million for Fiscal 2002 represents the unrealized appreciation in the market value of certain marketable securities received by us in various bankruptcy and other settlements. Our practice with respect to such securities is to sell such securities as soon as practicable.

    INTEREST EXPENSE. Interest expense decreased $100.7 million to $22.1 million in Fiscal 2002 compared with $122.8 million in Fiscal 2001. As of June 11, 2002, we stopped accruing interest on $2.3 billion of pre-petition debt (not including certain foreign debt agreements). Interest expense for Fiscal 2002 primarily reflects interest and related fees on the Amended DIP and interest on certain foreign debt. We had repaid all amounts borrowed under the Amended DIP prior to the start of the third quarter of Fiscal 2002. Certain of our foreign debt agreements were subject to standstill and inter-creditor agreements with our pre-petition lenders. We continued to accrue interest on these foreign debt agreements. We repaid the outstanding principal amount and accrued interest on the foreign debt of $106.1 million as part of the consummation of the Plan on February 4, 2003. Interest expense for Fiscal 2002 includes $9.8 million of interest on these foreign debt agreements. Interest expense for Fiscal 2002 includes interest income of $3.0 million related to tax refunds received by us in June 2002 and interest earned on cash balances held in our cash collateral accounts.


    INCOME TAXES. We have incurred operating losses in the United States in Fiscal 2001 and 2002 and, as a result, do not owe federal income taxes. We have taxable income in foreign countries and, as a result, pay foreign income taxes. The income tax provision for Fiscal 2002 was $49.7 million, which consists primarily of an increase in the valuation allowance of $47.4 million resulting mainly from the adoption of SFAS 142, a tax provision of $32.8 million relating to a distribution of foreign earnings and a tax provision of $6.5 million relating to earnings from foreign operations, offset by a tax benefit of $39.6 million relating to our pre-tax operating loss of $113.3 million. This compares to a provision for income taxes in Fiscal 2001 of $151.0 million, which consists of an increase in the valuation allowance of $135.0 million and a tax provision of $16.0 million relating to earnings from foreign operations. We file tax returns in over 100 jurisdictions around the world. Such tax returns are the subject of routine examinations by federal, state and local authorities on an ongoing basis. We do not believe that any of the open examinations will result in a material liability, either individually or in the aggregate, to our financial position or results of operations.


    The consummation of the Plan resulted in the forgiveness of $2.5 billion of our pre-petition debt and other liabilities subject to compromise. We expect to utilize virtually all of our U.S. net operating loss carryforwards to offset the tax impact resulting from such debt forgiveness. As a result of the consummation of the Plan, we anticipate that the 'change in ownership' rules as defined by the Internal Revenue Code of 1986 will limit our ability to utilize any remaining U.S. net operating loss carryforwards.


    DISCONTINUED OPERATIONS. As part of our ongoing restructuring activities in the Third Quarter of Fiscal 2003, we committed to a plan to sell our A.B.S. by Allen Schwartz business unit. In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit for $15 million in cash and the assumption of up to $2 million in liabilities. The sale is expected to be finalized in the first quarter of fiscal 2004. In addition, during the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of fiscal 2004.



    A.B.S by Allen Schwartz and the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals have been accounted for as discontinued operations in accordance with SFAS No. 144. Accordingly, the results of operations of these business units are separately presented in the consolidated statement of operations on page 70. Prior to accounting for A.B.S by Allen Schwartz and the five Speedo Authentic Fitness retail stores as discontinued operations, the results of operations of these business units were included in the results of operations of the Sportswear and Swimwear segments, respectively.

    Summarized operating results for the discontinued operations are as follows:



                                                               FISCAL           FISCAL
                                                                2001             2002
                                                                ----             ----
                                                                    (IN THOUSANDS
                                                                     OF DOLLARS)
Net revenues................................................  $ 30,365         $ 45,407
                                                              --------         --------
Income (loss) before provision (benefit) for income taxes...   (46,390)(a)        3,924
Provision for income taxes..................................        --            4,243
                                                              --------         --------
Loss from discontinued operations...........................  $(46,390)        $   (319)
                                                              --------         --------
                                                              --------         --------



---------



(a) Included in income (loss) before provision (benefit) for income taxes in Fiscal 2001 is $36.8 million related to the write-off of goodwill in A.B.S. by Allen Schwartz.



    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. As of January 5, 2002, we had goodwill and other indefinite lived intangible assets net of accumulated amortization of $940.1 million. We adopted SFAS 142 effective January 6, 2002. Under the provisions of SFAS 142, goodwill is deemed potentially impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. Intangible assets may be deemed impaired if the carrying amount exceeds the fair value of the assets. We engaged an independent third party appraisal firm to assist us in evaluating our BEV in connection with the preparation of the Plan. We allocated the appraised BEV to our various reporting units and determined that the value of certain of our indefinite lived intangible assets and goodwill was impaired. As a result, we recorded a charge of $801.6 million net of income tax benefit of $53.5 million as a cumulative effect of a change in accounting from the adoption of SFAS 142 in the first quarter of Fiscal 2002. The income tax benefit of $53.5 million includes a tax benefit of $81.7 million relating to tax deductible goodwill of $206.8 million offset by an increase in the valuation allowance of $28.2 million on our deferred tax asset resulting from the adoption of SFAS 142.


    COMPARISON OF FISCAL 2001 TO FISCAL 2000

    FISCAL 2000 -- SPECIAL CHARGES. We recorded special charges during Fiscal 2000 in an amount equal to $269.6 million, of which $171.3 million represents non-cash asset write-downs. Of the total amount, $201.3 million is reflected in cost of goods sold and $68.3 million is reflected in selling, general and administrative expenses.


    NET REVENUE. Net revenues in Fiscal 2001 decreased $561.6 million, or 25.5%, to $1,640.9 million from $2,202.5 million in Fiscal 2000. The decrease reflects a decrease in revenues from the Intimate Apparel Group of $174.4 million, a decrease in Sportswear Group net revenues of $292.3 million, a decrease in Swimwear Group net revenues of $43.4 million and a decrease in the Retail Stores Group net revenues of $51.4 million. Net revenues for Fiscal 2001 were negatively affected by the disruption in our business caused by the Chapter 11 cases and the overall decrease in retail traffic and sales experienced by our core department and specialty store customers in part related to the events of September 11, 2001 and the downturn in the United States economy. Due to the poor retail selling environment, particularly in our core department and specialty stores, and our deteriorating experience relating to discounts, allowances and customer deductions, we increased our estimate of the reserves required for expected sales returns, discounts and allowances. The increase in our reserve estimate resulted in a decrease of $35 million in net revenues in Fiscal 2001 compared to Fiscal 2000. We also made a strategic decision during Fiscal 2001 to improve the quality of our sales to our customers. As a result of this strategy our off-price sales volume for Fiscal 2001 decreased by $158.1 million compared to Fiscal 2000.


    Intimate Apparel Group. Net revenues decreased $174.4 million, or 22.7%, to $594.9 million in Fiscal 2001 compared to $769.3 million in Fiscal 2000. All brands experienced significant sales declines. Overall retail sales in department stores decreased significantly in Fiscal 2001 compared to Fiscal 2000, adversely affecting our intimate apparel business. The Intimate Apparel Group increased our estimate of reserves necessary for customer returns and allowances to 13.6% in Fiscal 2001 from 13.1% in Fiscal 2000. The increased estimate resulted in a decrease of $4.0 million in net revenues compared to Fiscal 2000. Excluding net revenues from sold and discontinued business units (GJM, Fruit of the Loom and Weight Watchers), Intimate Apparel Group net revenues decreased $150.0 million, or 22.4%, to $520.1 million in Fiscal 2001 compared to $670.7 million in Fiscal 1999. Calvin Klein underwear net revenues decreased $55.5 million, or 20.8%, to $211.1 million from $266.6 million in Fiscal 2000. Calvin Klein net revenues decreased in all geographic regions. Lejaby net revenues were $80.2 million in Fiscal 2001 compared to $83.4 million in Fiscal 2000. The decrease in Lejaby net revenues was primarily related to a decrease of $2 million in Lejaby sales in the United States.


    Sportswear Group. Net revenues decreased $292.3 million, or 35.0%, to $546.2 million in Fiscal 2001 from $838.5 million in Fiscal 2000. Consistent with the Intimate Apparel Group, the Sportswear Group was also adversely affected by the poor retail environment and our overall strategy to reduce off-price sales, as noted above. The Sportswear Group increased its estimate of reserves necessary for customer returns and allowances from 3.3% of gross sales in Fiscal 2000 to 13.8% of gross sales in Fiscal 2001. The increased reserves estimate resulted in a decrease of $58.9 million in Fiscal 2001 net revenues compared to Fiscal 2000. Calvin Klein jeans net revenues decreased $194.8 million, or 38.4%, to $312.5 million in Fiscal 2001 from $507.3 million in Fiscal 2000. The decrease in Calvin Klein jeans net revenues includes a decrease in net revenues of $74.6 million in Fiscal 2001 compared to Fiscal 2000 to certain discount and membership club customers. Calvin Klein kids net revenues decreased by $24.2 million in Fiscal 2001 compared to Fiscal 2000. Chaps net revenues decreased $63.6 million, or 25.0%, to $190.9 million in Fiscal 2001 from $254.5 million in Fiscal 2000. Chaps was negatively affected by the overall poor retail environment for department and specialty stores noted above. The White Stag unit earned royalty income of $16.1 million in Fiscal 2001 compared to $15.7 million in Fiscal 2000. The increase in royalty income in Fiscal 2001 compared to Fiscal 2000 reflected the relative strength of Wal-Mart's retail business. Wal-Mart experienced same store sales growth in Fiscal 2001 compared to the substantial same store sales decreases experienced by many of the Sportswear Group's department store customers.


    Swimwear Group. Net revenues decreased $43.4 million, or 12.2%, to $311.8 million in Fiscal 2001 from $355.2 million in Fiscal 2000. The decrease in Swimwear net revenues is attributable to our inability to deliver customer orders on a timely basis and to increased allowances to swim team dealers. Designer Swimwear net revenues decreased $4.7 million, or 3.5%, to $127.6 million in Fiscal 2001 compared to $132.3 million in Fiscal 2000 primarily from the increase in returns and allowances reserves attributed to overall weakness of the department store business.


    Retail Stores Group. Net revenues decreased $51.4 million, or 21.3%, to $188.0 million in Fiscal 2001 from $239.4 million in Fiscal 2000. During Fiscal 2001 we closed 86 of the 283, or 30.4%, of the retail stores we were operating at the beginning of Fiscal 2001.



    GROSS PROFIT. Gross profit decreased $95.7 million, or 24.5%, to $293.9 million in Fiscal 2001 from $389.6 million in Fiscal 2000. The Intimate Apparel Group's gross profit increased $28.2 million, the Sportswear and Swimwear Group's gross profit decreased $114.9 million and the Retail Stores Group's gross profit decreased $9.0 million. Gross profit as a percentage of net revenues was 17.9% in Fiscal 2001 compared to 17.7% in Fiscal 2000. The decrease in gross profit primarily reflected the lower net revenues noted above. Gross profit was adversely affected in both Fiscal 2001 and Fiscal 2000 by inventory liquidations, plant closings, inventory markdown and other charges. We recorded $36.0 million of additional inventory reserves in May and June of Fiscal 2001 to reflect our revised strategy of disposing of our excess and obsolete inventory at the end of each selling season.



    Intimate Apparel Group. Gross profit increased $28.2 million, or 59.0%, to $76.2 million in Fiscal 2001 from $48.0 million in Fiscal 2000 despite the 22.7% decrease in net revenues. Gross profit as a percentage of net revenues was 12.8% in Fiscal 2001 compared to 6.2% in Fiscal 2000. The increase in gross profit included the effect of $143.1 million of restructuring charges incurred in Fiscal 2000 related to plant closings, inventory markdowns and other items, as well as improvements in the Calvin Klein underwear business where gross profit as a percentage of net revenues increased by over 10 percentage points of net revenue in Fiscal 2001 compared to Fiscal 2000.

    Sportswear Group. Gross profit decreased $33.3 million, or 25.9%, in Fiscal 2001 to $95.1 million compared to $128.4 million in Fiscal 2000. Gross profit as a percentage of net revenues decreased to 17.4% in Fiscal 2001 from 15.3% in Fiscal 2000. The Chaps and Calvin Klein accessories businesses recorded higher gross profit as a percentage of net revenues in Fiscal 2001 compared to Fiscal 2000 due primarily to reduced off-price sales. Calvin Klein jeans gross profit as a percentage of net revenues decreased approximately 2% in Fiscal 2001 compared to Fiscal 2000 due primarily to lower sales volume and the reduction in the Calvin Klein kids business noted above.



    Swimwear Group. Gross profit decreased $81.6 million, or 60.0%, to $55.1 million in Fiscal 2001 from $136.7 million in Fiscal 2000. Gross profit as a percentage of net revenues decreased to 17.67% in Fiscal 2001 from 38.5% in Fiscal 2000. The gross profit decrease primarily reflects the generally weak retail environment and the effect of inventory reserves of $9.2 million recorded in the second quarter of Fiscal 2001.



    Retail Stores Group. Gross profit decreased $9.0 million, or 11.8%, to $67.5 million in Fiscal 2001 compared to $76.5 million in Fiscal 2000. Gross profit as a percentage of net revenues increased to 35.9% of net revenues in Fiscal 2001 from 31.9% in Fiscal 2000. The decrease in gross profit reflects the lower sales volume. The improvement in gross profit as a percentage of net revenues in Fiscal 2001 compared to Fiscal 2000 reflects our strategic decision to close marginal retail outlet stores. Our decision to close 39 of our less profitable Speedo Authentic Fitness stores in Fiscal 2001 also contributed to the Retail Stores Group's improvement in gross profit as a percentage of net revenues.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $25.5 million, or 4.2%, to $585.7 million in Fiscal 2001 compared to $611.2 million in Fiscal 2000. Marketing and advertising expenses decreased slightly in Fiscal 2001 to $137.8 million, or 8.4%, of net revenues compared to $139.1 million, or 6.3%, of net revenues in Fiscal 2000. Marketing expense for Fiscal 2001 includes $15.7 million related to our review of the amounts necessary for customer cooperative advertising claims. The increase in cooperative advertising claims was caused, in part, by the decrease in retail traffic and sales experienced by our core department and specialty store customers due to the events of September 11, 2001 and the downturn in the United States economy. Selling expenses decreased $21.2 million in Fiscal 2001 compared to Fiscal 2000. The decrease in selling expenses in Fiscal 2001 compared to Fiscal 2000 is primarily a result of lower variable selling costs on the lower sales volumes noted above and the consolidation of our distribution operations into our most efficient locations. Selling, general and administrative expenses for Fiscal 2001 included the write-down of $30.7 million related to certain barter assets. Depreciation and amortization expense was $94.4 million in Fiscal 2001 compared to $98.6 million in Fiscal 2000.



    OPERATING INCOME (LOSS). The operating loss for Fiscal 2001 was $534.5 million compared to an operating loss of $221.5 million in Fiscal 2000. The increased operating loss was a result of the lower gross profit of $95.7 million discussed above, the effect of the impairment charge of $65.0 million and reorganization items of $177.8 million also noted above, partially offset by lower selling, general and administrative expenses.


    Intimate Apparel Group. Operating loss decreased $40.7 million to $96.3 million in Fiscal 2001 from $137.0 million in Fiscal 2000 reflecting increased gross profit of $30.4 million.


    Sportswear Group. Operating income (loss) decreased $34.6 million to an operating loss of $9.1 million in Fiscal 2001 from operating income of $25.5 million in Fiscal 2000. Operating loss for Fiscal 2001 reflected a gross profit decline, as noted above.


    Swimwear Group. Operating income (loss) decreased $81.8 million to an operating loss of $9.9 million in Fiscal 2001 from operating income of $71.9 million in Fiscal 2000. Operating loss for Fiscal 2001 reflected a gross profit decline, as noted above.


    Retail Stores Group. Operating loss improved $7.2 million to $20.2 million in Fiscal 2001 compared to $27.4 million in Fiscal 2000. The reduction in operating loss reflected our efforts to close less profitable retail doors, which commenced in Fiscal 2000.

    IMPAIRMENT CHARGE. In the fourth quarter of Fiscal 2001 we recorded, as part of the results of continuing operations and as part of the loss from discontinued operations, impairment charges related to the write-down of certain intangible assets and goodwill in the amount of $65.0 million and $36.8 million, respectively.


    REORGANIZATION ITEMS. Due to the Chapter 11 cases during Fiscal 2001, we recorded certain items directly related to the Chapter 11 cases, including legal and professional fees, asset write-downs, lease termination costs, employee retention costs, retail store closure provisions and other items totaling $177.8 million. Reorganization items are separately identified in operating loss in the consolidated statement of operations.

    INTEREST EXPENSE. Interest expense decreased $49.4 million to $122.8 million in Fiscal 2001 from $172.2 million recorded in Fiscal 2000. The reduction in interest expense primarily reflected the impact of the Chapter 11 cases. We stopped accruing interest in accordance with the provisions of SOP 90-7 on June 11, 2001 on $2.2 billion (including $351.4 million of trade drafts payable) of outstanding debt that is subject to compromise. Interest expense in Fiscal 2001 was also favorably affected by an overall decrease in market interest rates since the beginning of Fiscal 2001. Certain of our foreign subsidiaries (non-Debtor entities in the Chapter 11 cases) were parties to debt agreements that are subject to standstill agreements and intercreditor agreements. We recorded $4.1 million of interest on these debt agreements for the year ended January 5, 2002.

    INCOME TAXES. The provision for income taxes in Fiscal 2001 was $151.0 million, which consisted of foreign income taxes of $16.0 million and $135.0 million of domestic tax expense. The provision for domestic income taxes primarily reflected an increase in the valuation allowance. The increase in the valuation allowance related to an increase in the net operating loss and other deferred tax assets that may not be realized. In addition, we were unable to implement certain tax planning strategies resulting in a further increase to the valuation allowance. At January 5, 2002, we estimated U.S. net operating loss carryforwards of $1,173.2 million and foreign net operating loss carryforwards of $95.3 million available to offset future taxable income. The estimated U.S. net operating loss carryforwards were adjusted for certain carryback claims, restatements and other adjustments. The U.S. and foreign net operating loss carryforwards expire, in varying amounts, between 2003 and 2021.


    DISCONTINUED OPERATIONS. As part of our ongoing restructuring activities in the Third Quarter of Fiscal 2003, we committed to a plan to sell our A.B.S. by Allen Schwartz business unit. In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit for $15 million in cash and the assumption of up to $2 million in liabilities. The sale is expected to be finalized in the first quarter of fiscal 2004. In addition, during the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of fiscal 2004.



    A.B.S. by Allen Schwartz and the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals have been accounted for as discontinued operations in accordance with SFAS No. 144. Accordingly, the results of operations of these business units are separately presented in the consolidated statement of operations on page 70. Prior to accounting for A.B.S. by Allen Schwartz and the five Speedo Authentic Fitness retail stores as discontinued operations, the results of operations of these business units were included in the results of operations of the Sportswear and Swimwear segments, respectively.

    Summarized operating results for the discontinued operations are as follows:



                                                              FISCAL     FISCAL
                                                               2000       2001
                                                               ----       ----
                                                                (IN THOUSANDS
                                                                 OF DOLLARS)
Net revenues................................................  $47,469   $ 30,365
                                                              -------   --------
Income (loss) before provision (benefit) for income taxes...    1,057    (46,390)(a)
Provision (benefit) for income taxes........................       --         --
                                                              -------   --------
Loss from discontinued operations...........................  $ 1,057   $(46,390)
                                                              -------   --------
                                                              -------   --------



---------



(a) Included in income (loss) before provision (benefit) for income taxes in Fiscal 2001 is $36.8 million related to the write-off of goodwill in A.B.S. by Allen Schwartz.



    NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE AND INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Net loss before cumulative effect of a change in accounting principle increased to $814.8 million ($15.40 per common share) in Fiscal 2001 compared to $377.9 million ($7.16 per common share) in Fiscal 2000. The increased net loss in Fiscal 2001 is primarily a result of the decreased gross profit of $95.7 million noted above, the impact of the reorganization expenses of $177.8 million and the impairment loss of $65.0 million.


CAPITAL RESOURCES AND LIQUIDITY

    LIQUIDITY


    We emerged from bankruptcy on February 4, 2003. Initial borrowings under our senior secured revolving credit facility were $39.2 million on February 4, 2003, all of which had been repaid by October 4, 2003. As of November 28, 2003, we had no borrowings outstanding and $140.2 million of availability under our senior secured revolving credit facility. As of October 4, 2003, we had $25.0 million of cash available to collateralize $60.3 million of letters of credit outstanding.



    At October 4, 2003, debt had decreased $35.3 million to $211.2 million from $246.5 million at February 4, 2003 (the date we emerged from bankruptcy). Cash at October 4, 2003 had increased $23.2 million to $43.9 from $20.7 million at February 4, 2003. The decrease in debt and increase in cash reflects strong cash flow from operations in the period February 5, 2003 to October 4, 2003.



    During Fiscal 2002, we operated under the provisions of the Bankruptcy Code which directly affected our cash flows. Operating under the protection of the Bankruptcy Court, we made improvements in our operations and sold certain assets, thereby improving our cash position subsequent to June 11, 2001 through February 4, 2003. We were not permitted to pay any pre-petition liabilities without prior approval of the Bankruptcy Court, including interest or principal on our pre-petition debt obligations. We had $2,486 million of pre-petition liabilities outstanding at January 4, 2003, including $349.7 million of trade drafts and $164.8 million of accounts payable and accrued liabilities. From June 11, 2001 through January 4, 2003, we sold certain personal property, certain owned buildings and land and other assets for $36.2 million, including $23.2 million from the sale of inventory associated with our closed outlet retail stores. Substantially all of the net proceeds from these sales were used to reduce outstanding borrowing under the Amended DIP or provide collateral for outstanding trade and stand-by letters of credit. The Amended DIP terminated on February 4, 2003.



    In addition, during the first quarter of Fiscal 2002, we sold the businesses and substantially all of the assets of GJM and Penhaligon's. The sales of GJM and Penhaligon's generated aggregate net proceeds of $20.5 million and an aggregate net loss of $2.9 million. Proceeds from the sale of GJM and Penhaligon's were used to: (i) reduce amounts outstanding under certain debt agreements of our foreign subsidiaries which were not part of the Chapter 11 cases ($4.8 million); (ii) reduce amounts outstanding under the Amended DIP ($4.2 million); (iii) create an escrow fund (subsequently returned in June 2002) for the benefit of pre-petition secured lenders ($9.4 million); and (iv) create an escrow fund (subsequently returned to us in February 2003) for the benefit of the purchasers of GJM and Penhaligon's for potential indemnification claims and for any working capital valuation adjustments ($1.7 million).



    At January 4, 2003, we had working capital of $470.6 million, excluding $2,486.1 million of pre-petition liabilities that were subject to compromise. The working capital calculation includes $94.1 million of excess cash at January 4, 2003. This excess cash was distributed to our pre-petition secured lenders in connection with the consummation of the Plan. At February 4, 2003, we had working capital of $327.7 million. At October 4, 2003, we had working capital of $373.8 including $43.9 million of cash.



    Since the filing of our Annual Report on Form 10-K for Fiscal 2002, other than the financial commitments in connection with the sale of the old notes, there have been no material changes to our financial commitments that may require the use of funds.



    We believe that credit available under the senior secured revolving credit facility combined with cash flows to be generated by operations will be sufficient to fund our operating and capital expenditures requirements for at least the next two to four years. If we require additional sources of capital, we will consider reducing capital expenditures, seeking additional financing or selling assets to meet such requirements.


CASH FLOWS


    The following discussion of cash flows includes the cash flows from discontinued operations, as we determined that these cash flows were not significant and therefore did not require separate identification. In addition cash flows for the period January 5, 2003 to February 4, 2003 have been combined with cash flows for the period February 5, 2003 to October 4, 2003 in order to provide comparison to the Nine Months Ended October 5, 2002. The following table summarizes the cash flows from our operating, investing and financing activities for the Nine Months Ended October 4, 2003 and the Nine Months Ended October 5, 2002:



                                         SUCCESSOR         PREDECESSOR                      PREDECESSOR
                                      ----------------   ----------------                   ------------
                                           PERIOD             PERIOD        COMBINED NINE       NINE
                                      FEBRUARY 5, 2003   JANUARY 5, 2003    MONTHS ENDED    MONTHS ENDED
                                       TO OCTOBER 4,      TO FEBRUARY 4,     OCTOBER 4,      OCTOBER 5,
                                            2003               2003             2003            2002
                                            ----               ----             ----            ----
                                                           (IN MILLIONS OF DOLLARS)
Net cash provided by (used in)
  operating activities..............       $ 75.5             $(24.9)          $  50.6        $ 203.2
Net cash provided by (used in)
  investing activities..............        (11.9)              (0.8)            (12.7)          22.3
Net cash used in financing
  activities........................        (44.3)             (67.6)           (111.9)        (168.9)
Translation adjustments.............          3.9                 --               3.9           (0.3)
                                           ------             ------           -------        -------
Increase (decrease) in cash.........       $ 23.2             $(93.3)          $ (70.1)       $  56.3
                                           ------             ------           -------        -------
                                           ------             ------           -------        -------



    For the Nine Months Ended October 4, 2003, cash provided by operating activities was $50.6 million compared to $203.2 million in the Nine Months Ended October 5, 2002. Cash provided by operating activities for the Nine Months Ended October 4, 2003 reflects positive net income, improvements in accounts receivable and inventory management partially offset by the seasonal reduction in accounts payable primarily related to the purchase of swimwear inventory. Cash provided by operating activities in the Nine Months Ended October 5, 2002 reflects the disposal of excess and obsolete inventory and the collection of old accounts receivable accomplished as part of our turnaround plan in Fiscal 2002 as well as the sale of inventory related to the closing of our domestic outlet retail stores. For the Nine Months Ended October 4, 2003, cash used in investing activities was $12.7 million compared to cash provided from investing activities of $22.3 million in the Nine Months Ended October 5, 2002. During the Nine Months Ended October 4, 2003, cash used in investing activities primarily reflects the purchase of property, plant and equipment. Cash provided by investing activities during the Nine Months Ended October 5, 2002 includes proceeds from the sales of the GJM and Penhaligon's business units of $20.6 million and proceeds from the sale of other assets of $9.8 million partially offset by capital expenditures of $8.1 million.

    Cash used in financing activities for both the Nine Months Ended October 5, 2002 and the Nine Months Ended October 4, 2003 primarily reflects the repayment of amounts outstanding on our revolving credit agreement. Financing activities for the Nine Months Ended October 4, 2003 include the realization of gross proceeds of $210.0 million from the issuance of the old notes in June 2003 offset by the repayment of the principal balance of the Second Lien Notes of $200.9 million, and the payment of underwriting and professional fees associated with the issuance of the old notes of approximately $7.1 million. Cash used in financing activities for the period January 5, 2003 to February 4, 2003 includes the payment of outstanding amounts on certain foreign debt agreements of $106.1 million in connection with our emergence from bankruptcy on February 4, 2003 partially offset by initial borrowings of $39.2 million under our senior secured revolving credit facility.



    As of October 4, 2003, we had repaid all amounts outstanding under our senior secured revolving credit facility and had approximately $25.0 million of cash available as collateral against outstanding letters of credit of $60.3 million. Cash in operating accounts primarily represents lockbox receipts not yet cleared or available to us, cash held by foreign subsidiaries and compensating balances required under various trade, credit and other arrangements.



    Pursuant to the terms of the Plan, we distributed $106.1 million of cash to our pre-petition secured creditors on February 4, 2003. The source of the cash distribution was excess cash on hand of $75.5 million and borrowing of $39.2 million under our senior secured revolving credit facility. We also made $8.6 million of cash distributions for various administrative claims and expenses, including bank fees associated with our senior secured revolving credit facility.



    For Fiscal 2002, cash provided by operating activities was $226.2 million compared to cash used in operating activities of $422.8 million in Fiscal 2001. We repurchased $185.0 million of accounts receivable previously subject to a securitization arrangement in June 2001 as part of the completion of the DIP financing. The improvement in cash flow from operating activities (not including the repurchase of the accounts receivable of $185.0 million) of $464.1 million in Fiscal 2002 compared to Fiscal 2001 reflects improved operating income of $493.5 million (including reductions in amortization expenses of $36.0 million due to the adoption of SFAS 142), lower interest expense of $100.7 million, proceeds of $23.2 million from the sale of outlet retail store inventory and improved working capital management. Better management of inventory and accounts receivable contributed $173.9 million of improvement. The reduction in inventory balances reflects improved inventory management including a reduction in excess and obsolete inventory at January 4, 2003 to $61.5 million from $88.3 million at January 5, 2002. Inventory turned 3.3 times in Fiscal 2002 compared to 2.7 times in Fiscal 2001. Improved accounts receivable collection efforts have resulted in a reduction of 15 days of sales outstanding to 49 days at January 4, 2003 compared to 64 days at January 5, 2002. Cash interest expense for Fiscal 2002 was $13.5 million, $89.8 million lower than the $103.3 million in Fiscal 2001. The decrease in cash interest is primarily a result of the improved cash flow and the Chapter 11 cases. Amortization expense decreased $36.0 million in Fiscal 2002 compared to Fiscal 2001, reflecting the adoption of SFAS 142 effective with the first quarter of Fiscal 2002.



    Net cash provided from investing activities was $16.2 million in Fiscal 2002 compared to cash used in investing activities of $21.4 million in Fiscal 2001. Cash provided from investing activities in Fiscal 2002 primarily reflects proceeds from the sales of GJM, Penhaligon's and Ubertech Products, Inc. of $20.6 million and proceeds from other asset dispositions of $6.8 million partially offset by capital expenditures of $11.2 million. Cash used in investing activities in Fiscal 2001 primarily reflects capital expenditures of $24.7 million offset by the disposition of certain fixed assets of $6.2 million. In general, our capital expenditures are limited to $25.0 million per year through Fiscal 2006 due to restrictions contained in the senior secured revolving credit facility.



    Cash used in financing activities of $176.8 million in Fiscal 2002 reflects the repayment of borrowing under the Amended DIP of $155.9 million, repayments of other debt of $14.6 million consisting primarily of repayments of certain pre-petition debt amounts with proceeds from the sales of GJM, Penhaligon's and other assets and payments of amounts due to GECC under the settlement agreement of $3.5 million. In Fiscal 2001, we financed our increase in working capital, as noted above, by borrowing $474.6 million net of debt repayments and deferred financing costs. Financing activity for Fiscal 2001 included the payment of $19.9 million of amendment fees and deferred financing costs associated with our pre-petition credit agreements and with the Amended DIP.



    There were no loans outstanding under the Amended DIP at January 4, 2003. We had stand-by and documentary letters of credit outstanding under the Amended DIP at January 4, 2003 of $60.7 million. We had excess cash available as collateral against outstanding trade and stand-by letters of credit of $94.1 million at January 4, 2003. We also had cash in operating accounts of $19.9 million at January 4, 2003, not including restricted cash held in escrow (subsequently returned to us in February 2003) of $1.7 million related to the sale of Penhaligon's and cash deposits of $4.4 million, subsequently returned to us.



    We believe that our conservative capitalization and liquidity provides us with significant operating and financial flexibility.



COMMITMENTS AND CONTINGENCIES



    Prior to June 11, 2001, the Petition Date, we utilized a bankruptcy remote special purpose entity for the purpose of securitizing our outstanding accounts receivable. Pursuant to the terms of the Amended DIP, the securitization facility was terminated and all outstanding amounts due under the securitization facility were repaid on June 11, 2001. As of January 4, 2003, we are not engaged in off-balance sheet arrangements through unconsolidated, limited purpose entities. There are no material guarantees of debt or other commitments, other than those mentioned herein related to trade and standby letters of credit issued under the Amended DIP, or otherwise reflected in the table below, existing at January 4, 2003.



    We have entered into operating lease agreements for manufacturing, distribution and administrative facilities and retail stores. We have provided $20.6 million and $32.4 million for the estimated total amount of claims we expected to receive related to rejected leases as of January 5, 2002 and January 4, 2003, respectively. In addition, we have entered into operating leases for equipment and other assets and have accepted certain lease agreements pursuant to the Plan.



    Our contractual obligations, including leases accepted as part of the Plan as of January 4, 2003, are summarized below:



                                                         PAYMENTS DUE BY YEAR(a)
                                      -------------------------------------------------------------
                                        2003      2004      2005      2006      2007     THEREAFTER
                                        ----      ----      ----      ----      ----     ----------
                                                        (IN THOUSANDS OF DOLLARS)
Senior secured revolving credit
  facility(b).......................  $     --   $    --   $    --   $    --   $    --    $     --
Retention plan bonuses(c)...........     4,746        --        --        --        --          --
Severance obligations(d)............    12,000        --        --        --        --          --
Pension plan funding(e).............     9,320    10,854    11,196     9,506    10,472       3,548
GECC debt(f)........................     5,603        --        --        --        --          --
Operating leases(g).................    20,264    14,790     9,417     6,386     4,855      35,401
Minimum royalties(h)................    19,828    20,403    22,603    22,803    23,003     205,840
Second Lien Notes(i)................        --    40,188    40,188    40,188    40,188      40,188
Trade letters of credit(j)..........    45,504        --        --        --        --          --
Other long-term debt................       475       313       313       313        --          --
                                      --------   -------   -------   -------   -------    --------
    Total...........................  $117,740   $86,548   $83,717   $79,196   $78,518    $284,977
                                      --------   -------   -------   -------   -------    --------
                                      --------   -------   -------   -------   -------    --------



---------




 (a) Does not include $2.5 billion of liabilities subject to compromise in the Chapter 11 cases (including $120.0 million payable under our obligated mandatorily redeemable convertible preferred securities).

 (b) The senior secured revolving credit facility matures on February 4, 2007. There were no amounts outstanding under the senior secured revolving credit facility or the Amended DIP as of January 4, 2003, therefore no maturity amount is included in the commitments table. As of


                                              (footnotes continued on next page)

(footnotes continued from previous page)


      November 28, 2003, we had no borrowings outstanding, and $140.2 million of availability, under our senior secured revolving credit facility.
 (c) Reflects the liability for stay bonuses and discretionary bonuses for key employees during the Chapter 11 cases.
 (d) Reflects estimated severance and other obligations related to our European consolidation.
 (e) Estimates of total Pension Plan funding subject to final calculation by actuaries based on assumptions and other factors.
 (f) Reflects remaining GECC settlement payments as approved by the Bankruptcy Court in June 2002.
 (g) Includes all operating leases which were accepted under the provisions of the Bankruptcy and includes rent due under the lease entered in March 2003 for office space in New York, New York of $2.1 million -- 2003, $3.6 million -- 2004, $3.6 million -- 2005, $3.6 million -- 2006, $3.6 million -- 2007,
      $33.5 million thereafter.
 (h) Includes all minimum royalty obligations. Some of our license agreements have no expiration date or extend beyond
      20 years. The duration of these agreements for the purposes of this item are assumed to be 20 years. Variable based minimum royalty obligations are based upon payments for the most recent fiscal year.
 (i) Issued pursuant to the Plan on February 4, 2003 and repaid on June 12, 2003.
 (j) Trade letters of credit represent obligations to suppliers for inventory purchases. The trade letters of credit generally have maturities of six months or less and will only be paid upon satisfactory delivery of the inventory by the supplier. We also have contingent liabilities under standby letters of credit in the amount of $15.2 million representing guarantees of performance under various contractual obligations. These commitments will only be drawn if we fail to meet our obligations under the related contract.



    We paid a quarterly cash dividend on our common stock from June 1995 through December 2000. Total dividends paid in Fiscal 2000 were $14.4 million. We suspended payment of our cash dividend in December 2000. Under the terms of the senior secured revolving credit facility, we are prohibited from paying dividends or making distributions to stockholders.



SEASONALITY



    Our operations are somewhat seasonal. In Fiscal 2002, 53.1% of our net revenues were generated in the first half of the fiscal year. Our Swimwear business is seasonal; 71.2% of the Swimwear Group's net revenues were generated in the first half of the 2002 fiscal year. The working capital needs of the Swimwear Group partially offset the working capital needs of our remaining businesses. Sales and earnings from our other Groups and business units are generally expected to be somewhat higher in the second half of the fiscal year.



    The following table presents the net revenues, operating income and net cash flow from operating activities generated for each quarter of Fiscal 2001 and Fiscal 2002 and the first quarter, second quarter and Third Quarter of Fiscal 2003:





                                                             THREE MONTHS ENDED
                               -------------------------------------------------------------------------------
                               APRIL 7,   JULY 7,   OCT. 6,   JAN. 5,   APRIL 6,   JULY 6,   OCT. 5,   JAN. 4,
                                 2001      2001      2001      2002       2002      2002      2002      2003
                                 ----      ----      ----      ----       ----      ----      ----      ----
                                                          (IN MILLIONS OF DOLLARS)
Net revenues.................  $ 490.0    $ 356.2   $389.2    $ 405.4    $400.3    $371.3    $331.5    $344.4
Operating income (loss)......      7.8     (287.3)   (52.7)    (202.3)      0.3     (28.4)    (11.4)    (51.8)
Cash flow provided by (used
 in) operating activities....  $(257.5)   $(197.1)  $ 15.8    $   5.6    $ 43.0    $175.4    $(15.2)   $ 29.2

                                    THREE MONTHS ENDED
                               ----------------------------
                               APRIL 5,   JULY 5,   OCT. 4,
                                 2003      2003      2003
                                 ----      ----      ----
                                 (IN MILLIONS OF DOLLARS)
Net revenues.................   $430.9    $347.0    $303.1
Operating income (loss)......     23.1     (10.3)     (2.8)
Cash flow provided by (used
 in) operating activities....   $(37.1)   $ 77.0    $  9.6


INFLATION

    We do not believe that the relatively moderate levels of inflation in the United States, Canada and Western Europe have had a significant effect on our net revenues or our profitability in any of the last three fiscal years. We believe that, in the past, we have been able to offset such effects by increasing prices or instituting improvements in productivity. Mexico historically has been subject to high rates of inflation; however, the effects of inflation on the operation of our Mexican subsidiaries have not had a material effect on our results in any of the last three fiscal years.


NEW ACCOUNTING STANDARDS

    In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ('FIN 45'). This interpretation requires certain disclosures to be made by a guarantor in our interim and annual financial statements about our obligations under certain guarantees that we have issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual periods beginning after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. We do not believe the adoption of the recognition and initial measurement requirements of FIN 45 will have a material impact on our consolidated financial statements.

    In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, establish accounting and reporting standards for derivative instruments including derivatives embedded in other contracts (collectively referred to as 'derivatives') and for hedging activities. SFAS 149 amends SFAS 133 for certain decisions made by FASB as part of the Derivatives Implementation Group process. This Statement contains amendments relating to FASB Concepts Statement No. 7, Using Cash Flow Information and Present Value in Accounting Measurements, and FASB Statements No. 65, Accounting for Certain Mortgage Banking Activities,
No. 91 Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, No. 95, Statement of Cash Flows, and No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 is not expected to have a material effect on our financial statements.

    During May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ('SFAS 150'), 'Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'. SFAS 150 clarifies the accounting for certain financial instruments that could previously be accounted for as equity. SFAS 150 requires financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe the adoption of SFAS 150 will have a material effect on our consolidated financial statements.


SUBSEQUENT EVENTS



    In December 2003, as part of our ongoing strategy to source product from lower-cost third-party providers, we entered into a binding agreement to sell our intimate apparel production facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004.

    The summarized assets and liabilities of this entity as of October 4, 2003 are presented below:



                                                           OCTOBER 4,
                                                              2003
                                                              ----
                                                          (IN THOUSANDS
                                                           OF DOLLARS)
Cash....................................................     $  244
Prepaid expenses and other current assets...............          8
Property, plant and equipment, net......................      1,956
                                                             ------
    Total assets........................................     $2,208
                                                             ------
                                                             ------
Accounts payable........................................     $   56
Accrued liabilities.....................................      1,018
                                                             ------
    Total liabilities...................................     $1,074
                                                             ------
                                                             ------



    In addition, in December 2003, in order to better focus on our core Speedo wholesale business, we decided to close our 39 Speedo Authentic Fitness retail stores in the United States, in addition to the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals. We will continue to operate our Speedo Authentic Fitness online store. We expect the closures to begin in January 2004 and be completed by April 2004.



    The summarized operating results for these 39 stores are presented below:



                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                             -----------------------      -----------------
                                             OCTOBER 4,   OCTOBER 5,   OCTOBER 4,   OCTOBER 5,
                                                2003         2002         2003         2002
                                                ----         ----         ----         ----
                                                         (IN THOUSANDS OF DOLLARS)
Net revenues...............................    $5,248       $6,829      $13,902      $23,559
                                               ------       ------      -------      -------
                                               ------       ------      -------      -------
Loss before provision (benefit) for income
  taxes....................................    $ (148)      $  327      $(2,109)     $  (249)
Provision (benefit) for income taxes.......        --           --           --           --
                                               ------       ------      -------      -------
    Loss from discontinued operations, net
      of income taxes......................    $ (148)      $  327      $(2,109)     $  (249)
                                               ------       ------      -------      -------
                                               ------       ------      -------      -------



                                                               FISCAL YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
                                                           (IN THOUSANDS OF DOLLARS)
Net revenues.......................................    $56,741       $48,020      $27,933
                                                       -------       -------      -------
                                                       -------       -------      -------
Income (loss) before provision (benefit) for income
  taxes............................................    $   793       $(3,852)     $(1,132)
Provision (benefit) for income taxes...............         --            --           --
                                                       -------       -------      -------
    Net income (loss)..............................    $   793       $(3,852)     $(1,132)
                                                       -------       -------      -------
                                                       -------       -------      -------

    The summarized assets and liabilities of these 39 stores as of October 4, 2003 are presented below:



                                                          OCTOBER 4,
                                                             2003
                                                             ----
                                                         (IN THOUSANDS
                                                          OF DOLLARS)
Cash...................................................     $  218
Accounts receivable, net...............................         --
Inventories, net.......................................      4,455
Prepaid expenses and other current assets..............        360
Property, plant and equipment, net.....................      3,772
Intangible assets......................................
                                                            ------
    Total assets.......................................     $8,805
                                                            ------
                                                            ------
Accounts payable.......................................     $  258
Accrued liabilities....................................        711
                                                            ------
    Total liabilities..................................     $  969
                                                            ------
                                                            ------



    In December 2003, we also announced that we have commenced a consultation process with employees associated with our Warner's brand in the United Kingdom and Europe to rationalize that organization. The process is expected to conclude by fiscal year-end and may result in significant job reductions.



    The summarized operating results of this entity are presented below:



                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                             -----------------------   -----------------------
                                             OCTOBER 4,   OCTOBER 5,   OCTOBER 4,   OCTOBER 5,
                                                2003         2002         2003         2002
                                                ----         ----         ----         ----
                                                         (IN THOUSANDS OF DOLLARS)
Net revenues...............................   $ 3,969       $4,074      $11,661      $11,027
                                              -------       ------      -------      -------
                                              -------       ------      -------      -------
Loss before provision (benefit) for income
  taxes....................................   $(1,640)      $ (534)     $(2,907)     $(1,744)
Provision (benefit) for income taxes.......        --           --           --           --
                                              -------       ------      -------      -------
    Loss from discontinued operations, net
      of income taxes......................   $(1,640)      $ (534)     $(2,907)     $(1,744)
                                              -------       ------      -------      -------
                                              -------       ------      -------      -------



                                                               FISCAL YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
                                                           (IN THOUSANDS OF DOLLARS)
Net revenues.......................................    $ 18,453      $ 13,028     $13,652
                                                       --------      --------     -------
                                                       --------      --------     -------
Income (loss) before provision (benefit) for income
  taxes............................................    $(12,253)     $(17,250)    $(7,913)
Provision (benefit) for income taxes...............           3             3          23
                                                       --------      --------     -------
    Net loss.......................................    $(12,256)     $(17,253)    $(7,936)
                                                       --------      --------     -------
                                                       --------      --------     -------

    The summarized assets and liabilities of this entity are presented below:



                                                          OCTOBER 4,
                                                             2003
                                                             ----
                                                         (IN THOUSANDS
                                                          OF DOLLARS)
Cash...................................................     $ 2,399
Accounts receivable, net...............................       3,508
Inventories, net.......................................       5,641
Prepaid expenses and other current assets..............         503
Property, plant and equipment, net.....................       1,194
Assets held for sale...................................       1,047
Other..................................................          71
                                                            -------
    Assets of discontinued operations..................     $14,363
                                                            -------
                                                            -------
Accounts payable.......................................     $   674
Accrued liabilities....................................       1,368
                                                            -------
    Liabilities of discontinued operations.............     $ 2,042
                                                            -------
                                                            -------



    We anticipate that the abovementioned restructuring initiatives will result in a total pre-tax restructuring charge of between $18 million and $26 million. We expect that approximately half of the total charge will be non-cash.



    On December 10, 2003, we entered into an agreement to sell our White Stag trademarks to Wal-Mart Stores, Inc. Under the terms of the sale agreement for the White Stag trademarks, Wal-Mart paid us $10 million in cash on December 10, 2003, and will pay us an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. We will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart. The carrying value of the White Stag trademark was $32.0 million at October 4, 2003 In addition, we will receive design incentive fees of no less than $3.6 million in the aggregate through 2006.



    The revenues and operating income related to the White Stag trademark are presented below:



                                                          THREE MONTHS ENDED              NINE MONTHS ENDED
                                                     -----------------------------   -----------------------------
                                                      OCTOBER 4,      OCTOBER 5,      OCTOBER 4,      OCTOBER 5,
                                                         2003            2002            2003            2002
                                                         ----            ----            ----            ----
                                                                       (IN THOUSANDS OF DOLLARS)
Net revenues.......................................     $ 4,305         $ 3,405         $12,049         $11,358
                                                        -------         -------         -------         -------
                                                        -------         -------         -------         -------
Operating income...................................     $ 3,263         $ 2,380         $ 9,123         $ 8,780



                                                                   FISCAL YEAR ENDED
                                                     ----------------------------------------------
                                                      JANUARY 4,       JANUARY 5,      DECEMBER 30,
                                                          2003            2002            2000
                                                          ----            ----            ----
                                                               (IN THOUSANDS OF DOLLARS)
Net revenues.......................................     $10,764          $16,131         $14,083
                                                        -------          -------         -------
                                                        -------          -------         -------
Operating income...................................     $12,314          $13,261         $10,624
                                                        -------          -------         -------
                                                        -------          -------         -------


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


    We are exposed to market risk related to changes in interest rates and foreign currency exchange rates. Prior to the Petition Date, we selectively used financial instruments to manage these risks.



    INTEREST RATE RISK



    We are subject to market risk from exposure to changes in interest rates based primarily on our financing activities. As of October 4, 2003, we did not have any borrowings outstanding under our senior secured revolving credit facility, however, if the initial borrowing of $39.2 million at February 4, 2003 had been outstanding for the entire Third Quarter and Nine Months Ended
October 4, 2003, a hypothetical adverse change in interest rates of 100 basis points as of

February 4, 2003 (i.e., an increase from our actual interest rate of 3.65% at October 4, 2003 to 4.65%) would have resulted in an increase of approximately $0.1 million and $0.3 million in interest expense for the Third Quarter and Nine Months Ended October 4, 2003, respectively. A 1% change in interest rates would not have had any effect on interest related to the Second Lien Notes or the old notes, as the minimum interest rate on the Second Lien Notes was significantly higher than current variable interest rate plus the applicable margin and the interest rate on the old notes is fixed. See Note 16 of Notes to Consolidated Condensed Financial Statements.



    In September 2003 we entered into an interest rate swap, effectively converting $50 million of our fixed rate old notes to variable rate debt. By entering into the swap agreement we agreed to exchange the difference between the fixed and variable interest rates on the $50 million notional amount semi-annually. The interest rate swap outstanding on October 4, 2003 meets the requirements of SFAS 133 as a fair value hedge of an aggregate principal amount of $50 million of our outstanding old notes. Accordingly, gains and losses arising from the swap are completely offset against gains or losses on the old notes. The fair value loss on the interest rate swap on October 3, 2003 was $0.2 million based on quoted market prices. The swap expires in June 2013. A hypothetical adverse change in interest rates of 100 basis points as of October 4, 2003 (i.e., an increase from our actual interest rate of 5.27% to 6.27%) would result in an increase in interest expense of $0.5 million, on an annualized basis, related to the notional amount of $50 million.



    FOREIGN EXCHANGE RISK



    We have foreign currency exposures related to buying, selling and financing in currencies other than the functional currency in which we operate. These exposures are primarily concentrated in the Canadian dollar, Mexican peso, British pound and the Euro. Prior to the Petition Date, we entered into foreign currency forward and option contracts to mitigate the risk of doing business in foreign currencies. As of October 4, 2003, we had no such financial instruments outstanding.

                                    BUSINESS

INTRODUCTION


    We believe we are one of the world's leading apparel companies. We design, manufacture, source and market a broad line of intimate apparel, sportswear and swimwear worldwide. We sell our products under several highly recognized brand names, including Warner's, Olga, Calvin Klein, Speedo, Chaps and Lejaby. For Fiscal 2002, we generated net revenues of approximately $1.5 billion and incurred net losses of $964.9 million.



    Our products are distributed primarily to wholesale customers through multiple distribution channels, including major department stores, independent retailers, chain stores, membership clubs, specialty and other stores and mass merchandisers, including such leading retailers as Macy's and other units of Federated Department Stores, The May Department Stores, J.C. Penney, Kohl's, Sears, Target and Wal-Mart. We also operate 80 retail stores throughout the world. In Fiscal 2002, 93.9% of our net revenues were generated from sales to our wholesale customers and 6.1% were generated by our direct retail sales. Also in Fiscal 2002, 77.5% of our net revenues were generated from our domestic sales and 22.5% were generated from our international sales.



    We own and license a portfolio of highly recognized brand names. As described below, the majority of trademarks used by us are either owned or licensed in perpetuity, and have generated approximately 68.0% of our revenues during Fiscal 2002, while brand names we license generated approximately 32.0% of our revenues during that period. Our core brands have been established in their respective markets for extended periods and have attained a high level of consumer awareness.



    The following table sets forth our trademarks and licenses as of November 28, 2003:



                                      OWNED TRADEMARKS
--------------------------------------------------------------------------------------------
Warner's'r'                                    White Stag'r'(a)
Olga'r'                                        Catalina'r'(b)
Body Nancy Ganz'TM'/Bodyslimmers'r'            A.B.S. by Allen Schwartz'r' and related
Lejaby'r'                                         trademarks(c)
Rasurel'r'                                     Cole of California'r'
Calvin Klein'r' (beneficially owned for men's  Sunset Beach'r'
  and women's underwear, loungewear and        Sandcastle'r'
  sleepwear)



                             TRADEMARKS LICENSED IN PERPETUITY
--------------------------------------------------------------------------------------------
                  TRADEMARK                                      TERRITORY
---------------------------------------------  ---------------------------------------------
Speedo'r'/Speedo'r' Authentic Fitness'r'(d)    United States, Canada, Mexico, Caribbean
Anne Cole'r' (for swimwear and sportswear)(e)  Worldwide



                               TRADEMARKS LICENSED FOR A TERM
--------------------------------------------------------------------------------------------
               TRADEMARK                                TERRITORY                 EXPIRES(K)
---------------------------------------  ---------------------------------------  ----------
Calvin Klein'r' for jeans and            North, South and Central America         12/31/2044
  jeans-related products)(f)
Chaps'r' (for men's sportswear)(g)       United States, Canada, Mexico            12/31/2018
Nautica'r' (for women's swimwear,        United States, Canada, Mexico,            6/30/2009
  beachwear and accessories)(h)            Caribbean
Lifeguard'r' (for swimwear and related   Worldwide                                 6/30/2030
  products)(i)
Calvin Klein for women's and juniors     Worldwide                                12/31/2013
  swimwear(j)


---------



 (a) In December 2003, we entered into an agreement to sell our White Stag trademarks to Wal-Mart Stores, Inc.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (b)  Licensed to Wal-Mart Stores, Inc. for sportswear through
      2004. We also sell swimwear wholesale to Wal-Mart Stores, Inc. using the Catalina trademark.

 (c) In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit, including the related trademarks. The sale is expected to be finalized in the first quarter of 2004.
 (d)  Licensed in perpetuity from Speedo International, Ltd.
 (e)  Licensed in perpetuity from Anne Cole and Anne Cole Design
      Studio.
 (f) Includes a renewal option which permits us to extend for an additional 10-year term subject to compliance with certain conditions.
 (g) Includes two renewal options, each of which permits us to extend for an additional 5-year term (subject to compliance with certain conditions) for the trademark Chaps and new Chaps mark and logo. The current form of the licensed mark, Chaps Ralph Lauren, will continue to be sold by us through December 31, 2004.
 (h)  License executed in March 2003.
 (i) Includes four renewal options, each of which permits us to extend for an additional 5-year term subject to compliance with certain conditions.
 (j) License term commences January 2004. Initial term of license expires on December 31, 2008.
 (k)  Assumes exercise of renewal option(s).



                              -------------------
    We rely on our highly recognized brand names to appeal to a broad range of consumers. We design products that address a wide range of price points and strive to meet the needs and shopping preferences of male and female consumers across a broad age spectrum. We believe that our ability to serve multiple domestic and international distribution channels with a diversified portfolio of products under widely recognized brand names at varying price points distinguishes us from many of our competitors and reduces our reliance on any single distribution channel, product, brand or price point.

    In April 2001, we hired Alvarez & Marsal, Inc., the turnaround and crisis management consulting firm, to advise us and evaluate our operations. On
June 11, 2001, The Warnaco Group, Inc. and certain of its subsidiaries (including Warnaco Inc.) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. During the course of our reorganization, we developed a turnaround plan that focused on three strategies intended to maximize our value:
(i) stabilize and improve the operations of our core business units;
(ii) pursue the sale or liquidation of certain non-core businesses; and
(iii) explore the sale of our main operating units, or the company and its subsidiaries as a whole.

    In connection with our reorganization, we:


          Closed 204 retail stores and terminated their related leases;

          Sold non-core business units and assets, including GJM
          Manufacturing Ltd., a private label manufacturer of women's sleepwear, and Penhaligon's, a United Kingdom-based retailer of perfumes, soaps, toiletries and other products;

          Replaced certain members of our senior management and recruited new leadership for our business Groups; and


          Restructured our balance sheet, including reducing our outstanding debt from $2.2 billion as of January 4, 2003 to $211.2 million as of October 4, 2003.



    On February 4, 2003, we emerged from Chapter 11 bankruptcy protection and our new common stock began trading on the NASDAQ National Stock Market on February 5, 2003 under the ticker symbol 'WRNC.' We have since appointed a permanent Chief Executive Officer and Chief Financial Officer to replace previously serving interim executive officers.

    The Warnaco Group, Inc., a Delaware corporation, was organized in 1986.

BUSINESS STRATEGY

    Our strategy is to capitalize on our portfolio of highly recognized brands, improved capital structure and improved operating efficiency and discipline to provide consistent revenue and earnings growth. Principal elements of this strategy are the following:

    MAINTAINING OUR OPERATING DISCIPLINE WITH A FOCUS ON CONSUMER DEMAND

    We believe that one of the keys to improving our operating performance is to maintain the operating discipline developed and implemented since
December 2001. We intend to continue to:


          Reduce manufacturing and distribution inefficiencies by manufacturing, sourcing and selling only quantities of goods to retailers that retailers are likely to sell, and by monitoring the performance of our products at the retail level, thereby improving performance at the retail level by minimizing retailers' requests for sales discounts, returns and allowances; and

          Conduct the monthly operating reviews of our business
          Groups, including reviews monitoring purchasing and production levels, key retailer sell-through and inventory positions, excess and obsolete inventory and the collection of accounts receivable.


    We believe that this operating discipline has contributed to an improvement in our gross margin (from 17.9% in Fiscal 2001 to 29.5% in Fiscal 2002) and liquidity position in Fiscal 2002.


    FURTHER IMPROVING OUR COST STRUCTURE

    Since December 2001, we have improved our operating margins and cost structure by consolidating manufacturing and distribution operations and reducing selling, general and administrative costs, and by actively seeking the most efficient sources of production, whether through internal sources of supply or though outsourced production. We intend to continue to:


          Identify more efficient manufacturing operations and improved product sourcing;

          Further consolidate our European and North American Intimate Apparel Group manufacturing operations; and

          Maintain and enhance a low cost infrastructure and a flexible supply chain, including by expanding our use of lower cost, third party contractors, particularly in our Intimate Apparel and Swimwear Groups.

    FOSTERING ORGANIC GROWTH WITHIN OUR OPERATING UNITS

    We rely on our portfolio of highly recognized brand names to appeal to male and female consumers in various age groups at varying price points. We believe that the quality, strength and diversity of our brand portfolio enhance our ability to achieve organic growth. We intend to continue to:

          Introduce new products and product extensions;

          Enter new channels of distribution; and

          Further expand the international distribution of our brands.


    CAPITALIZING ON LICENSING AND SUBLICENSING OPPORTUNITIES

    We intend to seek to expand our business and enhance our profitability by licensing additional brands to complement our current product portfolio and licensing or sublicensing our existing brands in certain non-core products. For example, we recently entered into:


          An exclusive licensing agreement with Nautica Apparel, Inc., under which we will manufacture, distribute and sell women's fashion swimwear and related products bearing the Nautica brand name in the United States, Canada, Mexico and the Caribbean Islands; and

          A sublicense agreement with Riviera Trading Inc., under which Riviera will develop and sell a line of Speedo sunglasses in North America.

    PURSUING POTENTIAL STRATEGIC ACQUISITIONS TO COMPLEMENT OUR EXISTING BRAND PORTFOLIO

    We believe that, over the long-term, attractive opportunities will exist to increase revenues and earnings in our core operating units with acquisitions of complementary product lines and businesses. We intend to pursue these opportunities, in a disciplined manner, to the extent that they become available. As part of the active management of our brands, we will also continue to assess our brand portfolio and may choose to rationalize certain assets over time.

BUSINESS GROUPS


    During Fiscal 2001, we operated in three business Groups: (i) Intimate Apparel Group; (ii) Sportswear and Swimwear Group; and (iii) Retail Stores Group. Commencing in Fiscal 2002, we operated in four business Groups:
(i) Intimate Apparel Group; (ii) Sportswear Group; (iii) Swimwear Group; and
(iv) Retail Stores Group. The Sportswear and Swimwear Groups (previously combined as the Sportswear and Swimwear Group) were separated in Fiscal 2002 to reflect the manner in which we evaluated our business. Accordingly, certain financial information contained in this prospectus relating to fiscal periods prior to Fiscal 2002 has been restated to correspond with our revised reporting. Beginning in Fiscal 2003, we operated in three business segments or Groups:
(i) Intimate Apparel Group; (ii) Sportswear Group; and (iii) Swimwear Group. Because we have closed more than 200 retail stores in the last three years, the retail stores no longer represent a material portion of our net revenues (retail stores accounted for 2.5% of consolidated net revenue in the Nine Months Ended October 4, 2003). In addition, the operations of the remaining retail stores have been combined both on a functional and on a reporting basis with the operations of our three wholesale business Groups. Beginning in Fiscal 2003, the operations of the Retail Stores Group were included with our three wholesale business Groups according to the type of product sold. Certain financial information contained in this prospectus has been restated to correspond to our current segment presentation. We believe that in evaluating our operating results and the operating results of our Groups for the past three years based on operating loss it is important to consider the effect of depreciation and amortization on those results. Since June 11, 2001, we have sold assets, written down impaired assets, recorded a transitional impairment adjustment for the adoption of SFAS 142 and stopped amortizing certain intangible assets that were previously amortized. As a result, depreciation and amortization expense has decreased by approximately $37.4 million in Fiscal 2002 compared to Fiscal 2001 and by $41.6 million compared to Fiscal 2000. For informational purposes, we have separately identified the depreciation and amortization components of operating loss in the following table.


    The following table sets forth for each of the last three fiscal years net revenues and operating income (loss) for each of our Groups and for our company on a consolidated basis. We do not allocate interest expense, income taxes, amortization of intangible assets and deferred financing costs, corporate overhead (including depreciation of corporate assets), reorganization items or impairment charges to our operating Groups:

                                    FISCAL 2000             FISCAL 2001             FISCAL 2002
                               ---------------------   ---------------------   ---------------------
                                              % OF                    % OF                    % OF
                                             TOTAL                   TOTAL                   TOTAL
                                             -----                   -----                   -----
                                                     (IN THOUSANDS OF DOLLARS)
NET REVENUES:
Intimate Apparel.............  $  769,326     34.9%    $  594,889     36.3%    $  570,694     39.4%
Sportswear...................     838,540     38.1        546,244     33.3        482,676     33.3
Swimwear.....................     355,199     16.1        311,802     19.0        304,994     21.1
Retail Stores................     239,402     10.9        187,956     11.5         89,185      6.2
                               ----------    -----     ----------    -----     ----------    -----
                               $2,202,467    100.0%    $1,640,891    100.0%    $1,447,549    100.0%
                               ----------    -----     ----------    -----     ----------    -----
                               ----------    -----     ----------    -----     ----------    -----



OPERATING LOSS:
    Intimate Apparel.........  $ (114,791)             $  (74,378)             $   64,126
    Sportswear...............      35,605                     531                  29,373
    Swimwear.................      81,323                  (6,555)                 34,124
    Retail Stores............     (23,151)                (13,114)                     39
    Group depreciation and
      amortization...........     (45,990)                (41,992)                (35,015)
                                ----------              ----------              ----------
Group operating income
  (loss).....................     (67,004)               (135,508)                 92,647
    Unallocated corporate
      expenses...............    (101,871)               (103,770)                (45,208)
    Corporate depreciation and
      amortization of
      intangibles............     (52,649)                (52,447)                (22,022)
    Impairment charge........          --                 (64,969)                     --
    Reorganization items.....          --                (177,791)               (116,682)
                               ----------              ----------              ----------
Operating loss...............  $ (221,524)             $ (534,485)             $  (91,265)
                               ----------              ----------              ----------
                               ----------              ----------              ----------



    For additional information relating to our business groups, see Note 7 to the consolidated financial statements included elsewhere in this prospectus beginning on page F-2.


    INTIMATE APPAREL

    The Intimate Apparel Group designs, manufactures, sources and markets moderate to premium priced intimate apparel and other products for women and better to premium priced men's underwear and loungewear. The Intimate Apparel Group also operates 29 retail stores, including 11 full price Calvin Klein underwear retail stores in Asia, five full price Calvin Klein underwear retail stores in Europe, two Warnaco outlet stores in Canada and 11 Warnaco outlet retail stores in Europe. Net revenues of the Intimate Apparel Group accounted for approximately 38.2% of our net revenues in Fiscal 2002.

    The following table sets forth the Intimate Apparel Group's brand names and the apparel price ranges and types:

            BRAND NAME                  PRICE RANGE                TYPE OF APPAREL
-----------------------------------  ------------------  -----------------------------------
Warner's...........................  Upper moderate to   Women's intimate apparel
                                     better
Olga...............................  Better              Women's intimate apparel
Body Nancy Ganz/Bodyslimmers.......  Better to premium   Women's intimate apparel
Calvin Klein.......................  Better to premium   Women's intimate apparel/men's
                                                         underwear
Lejaby/Rasurel.....................  Better to premium   Women's intimate apparel, swimwear

    According to a survey by The NPD Group, a market research firm, in Fiscal 2002, we owned or licensed three of the top ten selling intimate apparel brands in participating U.S. department stores. Olga, Warner's and Calvin Klein were the second, third and ninth leading sellers, respectively, of women's bras in participating U.S. department stores in 2002. Our Calvin Klein, Warner's and Olga brands were the third, fourth and ninth leading sellers, respectively, of women's panties in participating U.S. department stores in 2002. Calvin Klein men's underwear was the number two selling brand of men's underwear in participating U.S. department stores in 2002. According to Mercier, a European market research firm, during Fiscal 2001, Lejaby was the number two selling intimate apparel brand in the better to premium category in Western Europe.

    The Warner's, Olga and Lejaby lines consist primarily of bras, panties, daywear and sleepwear. The Calvin Klein women's lines consist primarily of women's underwear, bras, panties, daywear, loungewear and sleepwear. The Calvin Klein men's lines consist primarily of men's underwear, briefs, boxers, T-shirts, loungewear and sleepwear. The Body Nancy Ganz/Bodyslimmers line is primarily a shapewear line. The Rasurel lines consist primarily of swimwear sold in Europe.

    The Intimate Apparel Group targets a broad range of consumers and provides products at a wide range of price points. Our design team strives to design products of a price, quality, fashion and style that meet our customers' demands.

    Our Intimate Apparel brands are distributed primarily through department stores, independent retailers, chain stores and, to a lesser extent, specialty stores.

    The following table sets forth the Intimate Apparel Group's principal distribution channels and customers:

CHANNELS OF DISTRIBUTION              CUSTOMERS                           BRANDS
------------------------  ---------------------------------  ---------------------------------
UNITED STATES
    Department Stores     Federated Department Stores, The   Warner's, Olga, Body Nancy
                          May Company, Saks Fifth Avenue     Ganz/Bodyslimmers, Lejaby and
                          and Target                         Calvin Klein underwear

    Independent           Nordstrom, Dillard's, Neiman       Warner's, Olga, Body Nancy
      Retailers           Marcus and Belk                    Ganz/Bodyslimmers, Lejaby and
                                                             Calvin Klein underwear

    Chain Stores          J.C. Penney, Kohl's, Sears and     Warner's, Olga, Body Nancy
                          Target                             Ganz/Bodyslimmers and private
                                                             label

CANADA                    Hudson Bay Company, Zellers,       Warner's, Olga, Body Nancy
                          Sears and Wal-Mart                 Ganz/Bodyslimmers, Calvin Klein
                                                             underwear and Lejaby

MEXICO                    Wal-Mart, Sears, Liverpool and     Warner's, Olga, Body Nancy
                          Palacio de Hierro                  Ganz/Bodyslimmers and Calvin
                                                             Klein underwear

EUROPE                    Harrods, House of Fraser,          Warner's, Body Nancy
                          Galeries Lafayette, Au Printemps,  Ganz/Bodyslimmers, Lejaby,
                          Karstadt, Kaufhof and El Corte     Rasurel and Calvin Klein
                          Ingles                             underwear

ASIA                      Distributors                       Calvin Klein underwear

    The Intimate Apparel Group generally markets its product lines for three retail-selling seasons (spring, fall and holiday). Its revenues are generally consistent throughout the year, with 49.8%, 45.8% and 49.3% of the Intimate Apparel Group's net revenues recorded in the first half of Fiscal 2000, 2001 and 2002, respectively.


    The Intimate Apparel Group has operations in the Americas (United States, Canada, Honduras and Mexico), Europe (Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Switzerland and the United Kingdom) and Asia (Hong
Kong). In December 2003, we entered into a binding agreement to sell our intimate apparel production facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004.


    The following table sets forth the domestic and international net revenues of the Intimate Apparel Group:

                                       FISCAL 2000          FISCAL 2001          FISCAL 2002
                                     ----------------     ----------------     ----------------
                                       NET      % OF        NET      % OF        NET      % OF
                                     REVENUES   TOTAL     REVENUES   TOTAL     REVENUES   TOTAL
                                     --------   -----     --------   -----     --------   -----
                                                     (IN THOUSANDS OF DOLLARS)
United States......................  $512,093    66.6%    $372,149    62.6%    $330,286    57.9%
International......................   257,233    33.4      222,740    37.4      240,408    42.1
                                     --------   -----     --------   -----     --------   -----
                                     $769,326   100.0%    $594,889   100.0%    $570,694   100.0%
                                     --------   -----     --------   -----     --------   -----
                                     --------   -----     --------   -----     --------   -----

    Our intimate apparel products for the Warner's, Olga, Body Nancy Ganz/Bodyslimmers and Lejaby labels are either manufactured in our facilities in the United States, Honduras, Mexico and France or sourced from third parties located in Morocco, China and Tunisia. Calvin Klein underwear products are sourced primarily from third parties located in Asia. Sourcing allows us to maximize production flexibility while avoiding significant capital expenditures, work-in-process inventory buildups and the costs of managing a large production work force. We inspect products manufactured by contractors to ensure that they meet our standards.


    As part of our overall business strategies, the Intimate Apparel Group is implementing the following specific strategic initiatives:

          Further improving the cost structure of the Intimate Apparel Group and reducing our manufacturing and product acquisition cost by:

             Consolidating existing manufacturing facilities. We are consolidating certain manufacturing operations in North America and Europe.

             Strategically utilizing contractors. We intend to use contractors to: (i) facilitate the consolidation of certain manufacturing operations in North America and Europe;
             (ii) provide the Intimate Apparel Group with greater flexibility in aligning its manufacturing capacity with the changing demands of our customers; and (iii) reduce the Intimate Apparel Group's manufacturing and product acquisition costs.

             Consolidating distribution facilities in Canada. We intend to consolidate all of our distribution facilities in Canada to reduce our selling and distribution costs.

          Fostering organic growth of existing businesses by:

             Expanding distribution of our products outside existing geographic territories. For example, we believe that there is an opportunity to increase revenues by re-launching the Lejaby brand in the premium priced distribution channel in North America.

             Increasing penetration of our Calvin Klein men's and women's underwear brands in Europe and Asia. For example, in Fiscal 2002, we signed new distribution agreements with third parties in China, Korea, Malaysia and Singapore.

             Building our private label business. We believe that our design, product manufacturing and sourcing expertise will enable us to build a private label intimate apparel business. We believe that these private label programs could provide incremental revenue and profitability and will not directly compete with our existing branded product offerings because the private label products will generally be offered at lower price points and will be sold to customers that do not carry our branded products.

             Introducing products to the mass merchandise channels of distribution. We believe that there is an opportunity to develop and introduce new intimate apparel products to the growing chain and mass merchandise market in the United States and to the comparable European mass merchandise channel, the hyper-market channel of distribution.

    SPORTSWEAR


    The Sportswear Group designs, sources and markets mass market to premium priced men's and women's sportswear. Net revenues of the Sportswear Group accounted for 33.3% of our net revenues in Fiscal 2002.

    The following table sets forth the Sportswear Group's brand names and the apparel price ranges and types:


          BRAND NAME                PRICE RANGE                     TYPE OF APPAREL
-------------------------------  -----------------  -----------------------------------------------
Calvin Klein...................  Better to premium  Men's, women's, junior's and children's designer jeanswear, khakis and jeans-related
                                                    products and men's accessories

Chaps..........................  Upper moderate     Men's knit and woven sport shirts, sweaters,
                                                    outerwear, sportswear and bottoms

A.B.S. by Allen Schwartz(a)....  Better to premium  Women's and junior's casual sportswear and dresses

Catalina.......................  Mass market        Men's and women's sportswear


---------


 (a) In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit. The sale is expected to be finalized in the first quarter of 2004.



                              -------------------
    The Sportswear Group benefits from our association with some of the best known and most innovative American fashion designers. According to a December 2001 Women's Wear Daily survey, the Calvin Klein trademark was one of the most recognized brand names in the world.



    We license the Catalina brand on an exclusive basis to Wal-Mart for women's sportswear. We design products under the Catalina brand name and receive royalty payments on sales by Wal-Mart. In addition, in connection with the sale of our White Stag trademarks to Wal-Mart, we will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart and, in addition, will receive design incentive fees of no less than $3.6 million in the aggregate through 2006.



    The Calvin Klein line includes men's and women's jeans and jeans-related products, including khakis, knit and woven tops and shirts. Chaps is a main-floor brand, offering a moderately priced men's sportswear line providing a more casual product offering to the consumer. Catalina is a women's mass market sportswear line with a full range of products. The Catalina line includes women's sportswear, including tops, bottoms and activewear.


    The Sportswear Group's products are distributed primarily through department stores, independent retailers, membership clubs and mass merchandisers and, to a lesser extent, specialty stores.

    The following table sets forth the Sportswear Group's principal distribution channels and customers:


  CHANNELS OF DISTRIBUTION               CUSTOMERS                       BRANDS
-----------------------------  -----------------------------  -----------------------------
UNITED STATES
    Department Stores          Federated Department           Calvin Klein jeans, Chaps
                               Stores, The May Company,
                               Saks Fifth Avenue and
                               Target

    Independent Retailers      Nordstrom, Dillard's,          Calvin Klein jeans, Chaps
                               Neiman Marcus and Belk

    Other                      Military                       Chaps and Calvin Klein jeans

    Membership Clubs           Costco and Sam's Club          Calvin Klein jeans

    Mass Merchandisers         Wal-Mart                       Catalina (licensed)

CANADA                         Hudson Bay Company,            Calvin Klein jeans and
                               Zellers, Sears and Wal-Mart    Chaps

MEXICO                         Wal-Mart, Sears, Liverpool     Calvin Klein jeans and Chaps
                               and Palacio de Hierro


    The Sportswear Group generally markets its products for four retail selling seasons (spring, summer, fall and holiday). New styles, fabrics and colors are introduced based upon consumer preferences and market trends, and to coincide with the appropriate selling season. Sportswear

Group recorded 47.1%, 42.4% and 41.4% of its net revenues in the first half of Fiscal 2000, 2001 and 2002, respectively.


    The Sportswear Group has operations in the United States, Canada and Mexico.

    The following table sets forth the domestic and international net revenues of the Sportswear Group:


                                       FISCAL 2000          FISCAL 2001          FISCAL 2002
                                     ----------------     ----------------     ----------------
                                       NET      % OF        NET      % OF        NET      % OF
                                     REVENUES   TOTAL     REVENUES   TOTAL     REVENUES   TOTAL
                                     --------   -----     --------   -----     --------   -----
                                                     (IN THOUSANDS OF DOLLARS)
United States......................  $778,687    92.9%    $485,323    88.8%    $429,327    88.9%
International......................    59,853     7.1       60,921    11.2       53,350    11.1
                                     --------   -----     --------   -----     --------   -----
                                     $838,540   100.0%    $546,244   100.0%    $482,677   100.0%
                                     --------   -----     --------   -----     --------   -----
                                     --------   -----     --------   -----     --------   -----


    The Sportswear Group's products are primarily sourced from third party contractors in the United States, Mexico and Asia.

    As part of our overall business strategies, the Sportswear Group is implementing the following specific strategic initiatives:


          Further improving the cost structure of the Sportswear Group and reducing its manufacturing and product acquisition cost by:

             Reducing product cost. The Sportswear Group seeks to reduce the costs of its products by increasing the use of competitive sourcing. With the shutdown of the domestic Calvin Klein jeans manufacturing facilities in Fiscal 2002, we now source all of the Sportswear Group's products from third party vendors.

             Reducing our selling and distribution costs. The Sportswear Group seeks to reduce its selling and distribution costs by consolidating certain distribution operations in the United States and Canada.

          Fostering organic growth of the Sportswear Group's business by:



             Exploring potential sublicensing opportunities. We hold the rights to distribute children's jeans and jeans-related apparel under the Calvin Klein label. We do not believe that children's apparel is a core business and are seeking to sublicense to a third party the right to sell Calvin Klein children's products, which could provide incremental royalty income for us.


    SWIMWEAR GROUP

    The Swimwear Group designs, manufactures, sources and markets mass market to premium priced swimwear, fitness apparel, swim accessories and related products. The Swimwear Group also operates 45 full price Speedo Authentic Fitness retail stores (including one online store). Net revenues of the Swimwear Group accounted for 20.4% of our net revenues in Fiscal 2002.

    The following table sets forth the Swimwear Group's brand names and the apparel price ranges and types:


              BRAND NAME                        PRICE RANGE                  TYPE OF APPAREL
--------------------------------------  ----------------------------  ------------------------------
Speedo/Speedo Authentic Fitness.......  Better                        Men's and women's competitive
                                                                      swimwear and swim accessories,
                                                                      men's swimwear and
                                                                      coordinating T-shirts, women's
                                                                      fitness swimwear, Speedo
                                                                      Authentic Fitness activewear
                                                                      and children's swimwear
Anne Cole.............................  Better to premium             Women's swimwear
Cole of California....................  Upper moderate to better      Women's swimwear
Sunset Beach..........................  Upper moderate to better      Junior's swimwear
Sandcastle............................  Upper moderate to better      Women's swimwear
Catalina..............................  Mass market                   Men's and women's swimwear
Lifeguard.............................  Upper moderate to better      Swimwear and related products
Nautica...............................  Upper moderate to better      Women's swimwear, beachwear
                                                                      and accessories
Calvin Klein..........................  Better to premium             Women's and juniors swimwear



    Speedo is the pre-eminent competitive swimwear brand in the world and innovations by the Swimwear Group and its licensor, Speedo International, Ltd. have led and continue to lead the competitive swimwear industry. For example, a Speedo product innovation was the development of the Speedo Fastskin suit (developed by the Swimwear Group and its licensor, Speedo International, Ltd.) which was introduced in 2000 and mimics shark skin for maximum speed. Based on data compiled by our Swimwear Group, we believe that 89% of the 2003 United States individual swimming national champions raced in Fastskin suits. Speedo competitive swimwear is primarily distributed through sporting goods stores and swim specialty shops. Competitive swimwear accounted for 10.0% of the Swimwear Group's net revenues in Fiscal 2002.


    The Swimwear Group leverages the performance image of the Speedo competitive swimwear brand to market its Speedo Authentic Fitness active and fitness apparel. We also capitalize on this image in marketing our Speedo brand fitness and fashion swimwear for both men and women by incorporating performance elements in these more fashion oriented products. Speedo fitness and fashion swimwear, Speedo swimwear for children and Speedo/Speedo Authentic Fitness active apparel are distributed through department and specialty stores, independent retailers, chain stores, sporting goods stores, catalog retailers and membership clubs. Speedo fashion swimwear, active apparel and related products accounted for 32.1% of the Swimwear Group's net revenues in Fiscal 2002.

    Speedo accessories, including swim goggles, water shoes, water-based fitness products, water toys, electronics and other swim and fitness-related products for adults and children, are primarily distributed through sporting goods stores, chain stores, swim specialty shops, membership clubs and mass merchandisers. Speedo accessories accounted for 21.6% of the Swimwear Group's net revenues in Fiscal 2002.

    The Swimwear Group's Designer Swimwear business unit designs, manufactures, sources and sells a broad range of fashion swimwear and beachwear for juniors and women. Designer Swimwear products are distributed through all channels of distribution in the United States and Canada including department stores, independent retailers, chain stores, membership clubs, mass merchandisers and swim specialty shops. Designer Swimwear accounted for 36.3% of the Swimwear Group's net revenues in Fiscal 2002.

    The Swimwear Group's products are distributed primarily through department stores, independent retailers, chain stores, membership clubs, mass merchandisers and swim specialty stores.

    The following table sets forth the Swimwear Group's principal distribution channels and customers:


  CHANNELS OF DISTRIBUTION               CUSTOMERS                         BRANDS
-----------------------------  ------------------------------  ------------------------------
UNITED STATES
    Department Stores........  Federated Department Stores,    Speedo fitness and active
                               The May Company, Saks Fifth     apparel, Anne Cole, Cole of
                               Avenue and Target               California, Sandcastle and
                                                               Sunset Beach

    Independent Retailers....  Nordstrom, Dillard's, Neiman    Anne Cole and Speedo fitness
                               Marcus and Belk                 and active apparel

    Chain Stores.............  J. C. Penney, Kohl's, Sears     Speedo accessories and fitness
                               and Target                      and active apparel and private
                                                               label

    Other....................  Military, Victoria's Secret     Speedo performance, fitness
                               Catalog and The Sports          and active apparel and
                               Authority                       accessories, Anne Cole and
                                                               private label

    Membership Clubs.........  Costco and Sam's Club           Speedo fitness and active
                                                               apparel and accessories

    Mass Merchandisers.......  Wal-Mart                        Catalina (wholesale basis)

CANADA.......................  Hudson Bay Company, Zellers,    Speedo fitness and active
                               Sears and Wal-Mart              apparel and accessories

MEXICO.......................  Wal-Mart, Sears, Liverpool,     Speedo fitness and active
                               and Palacio de Hierro           apparel and accessories


    The Swimwear Group generally markets its products for three retail selling seasons (spring, fall and holiday). New styles, fabrics and colors are introduced based upon consumer preferences and market trends, and to coincide with the appropriate selling season. The swimwear business is seasonal. Approximately 76.5%, 78.1% and 71.2% of the Swimwear Group's net revenues were recorded in the first halves of Fiscal 2000, 2001 and 2002, respectively.

    The Swimwear Group has operations in the United States, Mexico and Canada.

    The following table sets forth the domestic and international net revenues of the Swimwear Group:

                                       FISCAL 2000          FISCAL 2001          FISCAL 2002
                                     ----------------     ----------------     ----------------
                                       NET      % OF        NET      % OF        NET      % OF
                                     REVENUES   TOTAL     REVENUES   TOTAL     REVENUES   TOTAL
                                     --------   -----     --------   -----     --------   -----
                                                     (IN THOUSANDS OF DOLLARS)
United States......................  $340,286    95.8%    $297,174    95.3%    $291,032    95.4%
International......................    14,913     4.2       14,628     4.7       13,962     4.6
                                     --------   -----     --------   -----     --------   -----
                                     $355,199   100.0%    $311,802   100.0%    $304,994   100.0%
                                     --------   -----     --------   -----     --------   -----
                                     --------   -----     --------   -----     --------   -----

    The Swimwear Group's products are manufactured in our facilities in Mexico and are sourced from third party contractors in the United States, Mexico and Asia.

    As part of our overall business strategies, the Swimwear Group has developed the following specific strategic initiatives:

          Further improving the cost structure of the Swimwear Group and reducing our manufacturing and product acquisition cost by reducing manufacturing costs. The Swimwear Group intends to reduce manufacturing costs through more efficient plant capacity utilization, further cost cutting initiatives and enhancements to its manufacturing planning and material requirements planning software and practices.

          Fostering organic growth of the Swimwear Group's business
          by:

             Expanding distribution channels for its existing products to new customers in new retail segments. The Swimwear Group seeks to market Speedo accessories (such as swim goggles and water toys for children) in grocery and drug store chains, market our electronic products (such as Speedo timing watches and underwater radios) in electronics stores, expand the department store distribution of our fashion swimwear lines and expand the distribution of Speedo outerwear and fleece products.

             Developing new products. We believe that the Speedo brand can be further expanded to move Speedo 'out of the water' through product offerings in classifications such as fitness-related active sportswear.

             Entering into new licensing agreements. In March 2003, we entered into a license agreement with Nautica to manufacture, distribute and sell women's fashion swimwear. The Nautica brand adds to our fashion swimwear product portfolio.

             Capitalizing on sublicensing opportunities. We believe that the Speedo brand offers opportunities for sublicenses that can generate royalty income. For example, the Swimwear Group recently entered into a sublicense for the distribution of Speedo sunglasses with Riviera. We believe that further sublicense opportunities exist in swim and active-related consumer products.

    RETAIL STORES


    Beginning in Fiscal 2003, the operations of our remaining retail stores have been combined with the operations of our three wholesale business Groups. Through January 4, 2003, our Retail Stores Group was comprised of both outlet and full price retail stores. As of January 5, 2002, we operated 95 Speedo Authentic Fitness retail stores, 86 domestic and international outlet retail stores and 16 full price Calvin Klein retail stores. During Fiscal 2002, we sold the assets of, and closed, all of our domestic outlet retail stores. During Fiscal 2002, we also closed 47 Speedo Authentic Fitness full price retail stores. We closed three additional Speedo Authentic Fitness full price retail stores in January 2003. The closing of our domestic outlet retail stores and the sale of the related inventory generated $23.2 million of net proceeds through January 4, 2003. We no longer operate any domestic outlet retail stores. As of October 4, 2003, we sold our products directly through 78 retail stores, including two Warnaco outlet retail stores in Canada; 11 outlet retail stores in Europe; 45 Speedo Authentic Fitness full price retail stores in North America (including one online store); four A.B.S. by Allen Schwartz retail stores in North America; five Calvin Klein underwear full price retail stores in Europe; and 11 full price Calvin Klein underwear retail stores in Asia. In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit, including the four A.B.S. by Allen Schwartz store leases. The sale is expected to be finalized in the first quarter of fiscal 2004. In addition, during the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of 2004. On December 10, 2003, we announced that we plan to close our 44 remaining Speedo Authentic Fitness retail stores, which includes the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals.


    The following table sets forth the domestic and international net revenues of the Retail Stores Group:


                                        FISCAL 2000          FISCAL 2001          FISCAL 2002
                                      ----------------     ----------------     ----------------
                                        NET      % OF        NET      % OF        NET      % OF
                                      REVENUES   TOTAL     REVENUES   TOTAL     REVENUES   TOTAL
                                      --------   -----     --------   -----     --------   -----
                                                      (IN THOUSANDS OF DOLLARS)
United States.......................  $210,315    87.9%    $157,709    83.9%    $71,655     80.3%
International.......................    29,087    12.1       30,247    16.1      17,530     19.7
                                      --------   -----     --------   -----     -------    -----
                                      $239,402   100.0%    $187,956   100.0%    $89,185    100.0%
                                      --------   -----     --------   -----     -------    -----
                                      --------   -----     --------   -----     -------    -----

    Net revenues of our retail operations accounted for 6.2% of our net revenues in Fiscal 2002 and are expected to account for approximately 3% of our net revenues in Fiscal 2003. As a result, beginning in Fiscal 2003, the results of operations of the Retail Stores Group have been allocated among our Intimate Apparel and Swimwear Groups according to the type of product sold.


CUSTOMERS

    Our products are widely distributed to department and specialty stores, independent retailers, chain stores, membership clubs and mass merchandise stores in North America and Europe. One customer, Federated Department Stores, Inc., accounted for 10.5% of our net revenues in Fiscal 2002, and our top ten customers accounted for 51.9% of our net revenues in Fiscal 2002. No customer accounted for 10% or more of our net revenues in either Fiscal 2000 or Fiscal 2001.

    We offer a diversified portfolio of brands across multiple distribution channels to a wide range of customers. We utilize focus groups, market research and in-house and licensor design staffs to align our brands with the preferences of consumers. We believe that this strategy reduces our reliance on any single distribution channel and allows us to market products with designs and features that appeal to a wide range of consumers at varying price points.

ADVERTISING AND PROMOTION

    We devote significant resources to advertising and promoting our various brands. The goal of our advertising and promotional program is to increase consumer awareness of our products with the retail consumer and, consequently, to increase consumer demand.


    Total advertising and promotion expense was $139.1 million, or 6.3% of net revenues, in Fiscal 2000, compared with $137.8 million, or 8.4% of net revenues, in Fiscal 2001, and $107.1 million, or 7.4% of net revenues, in Fiscal 2002. We focus our advertising and promotional spending on brand and/or product specific advertising, primarily through point of sale product displays, visuals and individual in-store promotions. Some of our brands also advertise in national print publications. Our Swimwear Group sponsors a number of world-class swimmers, divers, volleyball players and triathletes that wear our products in competition and participate in various promotional activities on behalf of the Speedo brand.


    We participate in cooperative advertising programs with many of our domestic customers, reimbursing customers for a portion of the cost incurred by the customer in placing print advertising featuring our products.


    Our licenses to use the Calvin Klein, Nautica and Chaps trademarks include provisions requiring us to spend a specified percentage (ranging from 2% to 3%) of revenues on advertising and promotion related to the licensed products. We also benefit from general advertising campaigns conducted by our licensors. Though some of these advertising campaigns do not focus specifically on our licensed products and often include the products of other licensees in addition to ours, we benefit from the general brand recognition that these campaigns generate.


SALES

    Our wholesale customers are served by more than 300 salaried and commissioned sales representatives, who are generally assigned to specific brands and products. We also employ sales coordinators who assist our customers in presenting our products effectively and in educating consumers about our various products. In addition, we have customer service departments for each business unit that assist our sales representatives and customers in tracking goods available for sale, determining order and shipping lead times and tracking the status of open orders.

    We utilize Electronic Data Interchange programs, or EDI, wherever possible, which permit us to receive purchase orders electronically from customers and, in some cases, to transmit invoices electronically to customers. EDI helps us ensure that our customers receive our products in a timely and efficient manner.

DISTRIBUTION

    We distribute our products to our wholesale customers and our retail stores from our various distribution facilities located in the United States (five facilities including one third party logistics facility), Mexico (one facility), Canada (three facilities) and the Netherlands (one facility managed through a joint venture). Several of our facilities are shared by more than one of our business units and/or operating segments. We currently subcontract the distribution and logistics of our Calvin Klein jeans operation in the United States pursuant to an agreement which expires in December 2003. We expect to either extend the contract or consolidate our Calvin Klein jeans distribution in other facilities. We own one of our distribution facilities and lease all of our other distribution facilities, other than the joint venture and sub-contracted facilities. We expect to consolidate our three Canadian distribution operations in one facility in the fourth quarter of Fiscal 2003 in order to improve operating efficiency.

RAW MATERIALS

    Our raw materials are principally cotton, wool, silk, synthetic and cotton-synthetic blends of fabrics and yarns. Raw materials are available from multiple sources. We have not experienced any material shortage of raw materials.

TRADEMARKS AND LICENSING AGREEMENTS

    We own and license a portfolio of highly recognized brand names. Most of the trademarks used by us are either owned or licensed in perpetuity. Our core brands have been established in their respective markets for extended periods and have attained a high level of consumer awareness. The Warner's and Olga brands have been in existence for 130 and 63 years, respectively, Speedo has been in existence for 75 years, Lejaby has been in existence for more than 50 years and Calvin Klein has been in existence for more than 25 years. Warner's, Olga and Calvin Klein were three of the top ten selling intimate apparel brands in U.S. department and specialty stores in Fiscal 2002 and we believe Speedo is the dominant competitive swimwear brand in the United States.


    The following table summarizes our principal trademarks and license agreements as of November 28, 2003:



                                      OWNED TRADEMARKS
--------------------------------------------------------------------------------------------
Warner's'r'                                    White Stag'r'(a)
Olga'r'                                        Catalina'r'(b)
Body Nancy Ganz'TM'/Bodyslimmers'r'            A.B.S. by Allen Schwartz'r' and related
Lejaby'r'                                        trademarks(c)
Rasurel'r'                                     Cole of California'r'
Calvin Klein'r' (beneficially owned for men's  Sunset Beach'r'
  and women's underwear, loungewear and        Sandcastle'r'
  sleepwear)



                             TRADEMARKS LICENSED IN PERPETUITY
--------------------------------------------------------------------------------------------

                  TRADEMARK                                      TERRITORY
---------------------------------------------  ---------------------------------------------
Speedo'r'/Speedo Authentic Fitness'r'(d)       United States, Canada, Mexico, Caribbean
Anne Cole'r' (for swimwear and sportswear)(e)  Worldwide

                               TRADEMARKS LICENSED FOR A TERM
--------------------------------------------------------------------------------------------

               TRADEMARK                                TERRITORY                 EXPIRES(k)
---------------------------------------  ---------------------------------------  ----------
Calvin Klein'r' (for jeans and           North, South and Central America         12/31/2044
  jeans-related products)(f)
Chaps'r' (for men's sportswear)(g)       United States, Canada, Mexico            12/31/2018
Nautica'r' (for women's swimwear,        United States, Canada, Mexico,            6/30/2009
  beachwear and accessories)(h)            Caribbean
Lifeguard'r' (for swimwear and related   Worldwide                                 6/30/2030
  products)(i)
Calvin Klein for women's and juniors     Worldwide                                12/13/2013
  swimwear(j)


---------



 (a) In December 2003, we entered into an agreement to sell our White Stag trademarks to Wal- Mart Stores, Inc.

 (b)  Licensed to Wal-Mart Stores, Inc. for sportswear through
      2004. We also sell swimwear wholesale to Wal-Mart Stores, Inc. using the Catalina trademark.

 (c) In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit, including the related trademarks. The sale is expected to be finalized in the first quarter of 2004.
 (d)  Licensed in perpetuity from Speedo International, Ltd.
 (e)  Licensed in perpetuity from Anne Cole and Anne Cole Design
      Studio.
 (f) Includes a renewal option which permits us to extend for an additional 10-year term subject to compliance with certain conditions.
 (g) Includes two renewals options, each of which permits us to extend for an additional 5-year term (subject to compliance with certain conditions) for the trademark Chaps and new Chaps mark and logo. The current form of the licensed mark, Chaps Ralph Lauren, will continue to be sold by us through December 31, 2004.
 (h)  License executed in March 2003.
 (i) Includes four renewal options, each of which permits us to extend for an additional 5-year term subject to compliance with certain conditions.
 (j) License term commences January 2004. Initial term of license expires on December 31, 2008.
 (k)  Assumes exercise of renewal option(s).



                              -------------------

    We regard our intellectual property in general, and in particular our owned trademarks and licenses, as our most valuable assets. We believe the trademarks and licenses have substantial value in the marketing of our products. We protect our trademarks by registering them with the U.S. Patent and Trademark Office and with governmental agencies in other countries where our products are manufactured and sold. We work vigorously to enforce and protect our trademark rights by engaging in regular market reviews, helping local law enforcement authorities detect and prosecute counterfeiters, issuing cease-and-desist letters against third parties infringing or denigrating our trademarks and initiating litigation as necessary. We also work with trade groups and industry participants seeking to strengthen laws relating to the protection of intellectual property rights in markets around the world.

    Although the specific terms of each of our license agreements vary, generally the agreements provide for minimum royalty payments and/or royalty payments based on a percentage of net sales. The license agreements generally also grant the licensor the right to approve any designs marketed by us.


    We license the Catalina brand name to Wal-Mart for sportswear and other products. The agreements require the licensee to pay royalties and fees to us. The license with Wal-Mart for the use of the Catalina name expires on December 31, 2004. On an ongoing basis, we evaluate entering into distribution or license agreements with other companies that would permit those companies to market products under our trademarks. In evaluating a potential distributor or licensee, we generally consider the experience, financial stability, manufacturing performance and marketing ability of the proposed licensee. Royalty income derived from licensing was $14.1 million, $16.1 million and $16.5 million in Fiscal 2002, 2001 and 2000, respectively.

    We have license agreements in perpetuity with Speedo International, Ltd. which permit us to design, manufacture and market certain men's, women's and children's apparel including swimwear, sportswear and a wide variety of other products using the Speedo trademark and certain other trademarks, including Speedo, Surf Walker'r' and Speedo Authentic Fitness. Our license to use the Speedo and other trademarks was granted in perpetuity subject to certain conditions and is exclusive in the United States, its territories and possessions, Canada, Mexico and the Caribbean. The agreements provide for minimum royalty payments to be credited against future royalty payments based on a percentage of net sales. The license agreements may be terminated with respect to a particular territory in the event we do not pay royalties or abandon the trademark in such territory. Moreover, the license agreements may be terminated in the event we manufacture, or are controlled by a company that manufactures, racing/competitive swimwear, swimwear caps or swimwear accessories under a different trademark, as specifically defined in the license agreements. We generally may sublicense the Speedo trademark within the geographic regions covered by the licenses. Speedo International, Ltd. retains the right to use or license our brand names in other jurisdictions and actively uses or licenses the brand names throughout the world outside of our licensed territory.

    In 1992, we entered into an agreement with Speedo Holdings B.V. and its successor, Speedo International, Ltd., granting certain additional irrevocable rights to us relating to the use of the Authentic Fitness name and service mark, which rights are in addition to the rights under the license agreements with Speedo International, Ltd.

    We have an exclusive worldwide license agreement with Anne Cole and Anne Cole Design Studio Ltd. Under the license agreement, we have the right to use, in perpetuity, the Anne Cole trademark for women's swimwear, activewear and beachwear and children's swimwear, subject to certain terms and conditions. Under the license agreement, we are required to pay certain minimum guaranteed annual royalties, to be credited against earned royalties, based on a percentage of net sales. Anne Cole and Anne Cole Design Studio Ltd. have the right to approve products bearing the licensed trademark, as set forth in the license.

    We have a license to develop, manufacture and market designer jeanswear and jeans-related products under the Calvin Klein trademark in North, South and Central America. The initial term of the license expires on December 31, 2034 and is extendable by us for a further 10-year term expiring on December 31, 2044 if we achieve certain sales targets in the United States, Mexico and Canada. Our exclusive worldwide license agreement with Calvin Klein, Inc. to produce Calvin Klein men's accessories expires on June 30, 2004. We do not expect to extend this license agreement.

    All of the Calvin Klein trademarks (including all variations and formatives thereof) for all products and services are owned by the Calvin Klein Trademark Trust. The trust is co-owned by Calvin Klein, Inc. and us. The Class B and C Series Estates of the trust correspond to the Calvin Klein trademarks for men's, women's and children's underwear, intimate apparel and sleepwear, and are owned by us. Accordingly, as owner of the Class B and C Estate Shares of the trust corresponding to these products categories, we are the beneficial owner of the Calvin Klein trademarks for men's, women's and children's underwear, intimate apparel, loungewear and sleepwear throughout the entire world.


    We have the exclusive right to use the Chaps trademark for high quality men's sportswear, jeanswear, activewear, sports shirts and swimwear in the United States, its territories and possessions, including Puerto Rico; the Caribbean Islands; Mexico; and Canada; and rights of first refusal with respect to Europe. The license extends through December 31, 2008, subject to our right to renew for two additional 5-year terms beyond the expiration date up to and including December 31, 2013 and December 31, 2018, as the case may be, provided that we have achieved certain levels of minimum earned royalties.

    In March 2003, the Swimwear Group entered into a license agreement with Nautica. Under the license agreement, we have the exclusive right to manufacture, distribute and sell Nautica women's swimwear and related products in the United States, Canada, Mexico and the Caribbean Islands for an initial term of four years. The license agreement may be renewed at our option for two additional years if we achieve certain sales targets.


    In July 1995, the Swimwear Group entered into a license agreement with Lifeguard Licensing Corp. Under the license agreement, we have the exclusive right to manufacture, source, sublicense, distribute, promote and advertise Lifeguard apparel worldwide and the non-exclusive right to manufacture, source, sublicense, distribute, promote and advertise certain sporting accessories (other than sunglasses, watches and soap). The current term of the license agreement expires on June 30, 2010. The agreement includes four renewal options, each of which permits us to extend for an additional 5-year term (through
June 20, 2030) subject to compliance with certain conditions.


    Some of our license agreements with third parties will expire by their terms over the next several years. There can be no assurance that we will be able to negotiate and conclude extensions of such agreements on similar economic terms or at all.

INTERNATIONAL OPERATIONS


    We have operations in the Americas (Canada, Mexico and Honduras), Europe (Austria, Belgium, France, Germany, Italy, the Netherlands, Portugal, Spain, Switzerland and the United Kingdom) and Asia (Hong Kong and Singapore), which engage in sales, manufacturing and/or marketing activities. International operations generated $357.7 million, or 15.9% of our net revenues, in Fiscal 2000 compared with $328.4 million, or 19.6% of our net revenues, in Fiscal 2001 and $325.3 million, or 21.8% of our net revenues, in Fiscal 2002. Export sales are not significant.


    The movement of foreign currency exchange rates influence our results of operations. With the exception of the fluctuation in the rates of exchange of the local currencies in which our subsidiaries in Canada, Western Europe and Hong Kong conduct their business, we do not believe that our operations in Canada, Western Europe or Hong Kong are subject to risks that are significantly different from those of our domestic operations. Mexico historically has been subject to high rates of inflation and currency restrictions that may, from time to time, adversely affect our Mexican operation. However, fluctuation of the Peso against the United States dollar is not expected to have a material effect on our consolidated financial position or results of operations.


    We have manufacturing facilities in Honduras, Mexico and France. We have warehousing facilities in Canada, Mexico, France and the Netherlands (through a joint venture). The Intimate Apparel and Swimwear Groups operate manufacturing facilities in Honduras and Mexico pursuant to duty-advantaged (commonly referred to as 'Item 807') programs. A significant amount of our Warner's, Olga and Body Nancy Ganz/Bodyslimmers products are currently manufactured in our facilities in Honduras. A sustained loss of production from these facilities could have an adverse effect on our ability to deliver these products to our customers. We maintain insurance policies designed to substantially mitigate the financial effects of any disruption in our sources of supply. In December 2003, we entered into a binding agreement to sell our manufacturing facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004. The agreement to sell the facility includes a short-term production commitment from our Intimate Apparel Group. We believe that there is ample production capacity available to us worldwide to offset any loss in our Honduran production. We have many potential sources of manufacturing and, except with respect to production through approximately the middle of 2004 at the Honduras facility, we believe a disruption at any one facility would not have a material adverse effect on us.


    The majority of our purchases which are imported into the United States are invoiced in United States dollars or Hong Kong dollars (which currently fluctuate in tandem with the United States dollar) and, therefore, are not subject to currency fluctuations.

    Substantially all of our products are imported and are subject to federal customs laws, which impose tariffs as well as import quota restrictions established by the United States Department of Commerce. Importation of goods from some countries may be subject to embargo by United States Customs authorities if shipments exceed quota limits. We closely monitor import quotas and can, in most cases, shift production to contractors located in countries with available quotas or to domestic manufacturing facilities. As a result, existence of import quotas has not had a material effect on our business. Our policy is to have many manufacturing sources so that a disruption at any one facility will not significantly affect us; however, there can be no guarantee that a disruption will not occur in the future.

    The following table sets forth our domestic and international net revenues:


                                    FISCAL 2000             FISCAL 2001             FISCAL 2002
                                 ------------------     -------------------     -------------------
                                    NET       % OF         NET        % OF         NET        % OF
                                  REVENUES    TOTAL      REVENUES    TOTAL       REVENUES    TOTAL
                                  --------    -----      --------    -----       --------    -----
                                                     (IN THOUSANDS OF DOLLARS)
United States..................  $1,844,750    83.8%    $1,312,538    79.99%    $1,122,299    77.53%
Canada.........................      96,840     4.4         82,897     5.05         83,185     5.75
Europe.........................     199,736     9.1        185,570    11.31        195,529    13.51
Mexico.........................      45,112     2.0         41,896     2.55         25,971     1.79
Asia...........................      16,029     0.7         17,990     1.10         20,565     1.42
                                 ----------   -----     ----------   ------     ----------   ------
                                 $2,202,467   100.0%    $1,640,891    100.0%    $1,447,549    100.0%
                                 ----------   -----     ----------   ------     ----------   ------
                                 ----------   -----     ----------   ------     ----------   ------


    The following table summarizes our property, plant and equipment, net, located worldwide:

                                       DECEMBER 30, 2000      JANUARY 5, 2002      JANUARY 4, 2003
                                       ------------------     ----------------     ----------------
                                                    % OF                 % OF                 % OF
                                                   TOTAL                 TOTAL                TOTAL
                                                   ------                -----                -----
                                                        (IN THOUSANDS OF DOLLARS)
United States........................  $293,384     89.0%     $173,569    81.8%    $137,351    87.6%
Canada...............................     6,888      2.1         4,638     2.2        3,452     2.2
All other............................    29,242      8.9        33,922    16.0       15,909    10.2
                                       --------    -----      --------   -----     --------   -----
                                       $329,514    100.0%     $212,129   100.0%    $156,712   100.0%
                                       --------    -----      --------   -----     --------   -----
                                       --------    -----      --------   -----     --------   -----

COMPETITION

    The apparel industry is highly competitive. We compete with many domestic and foreign apparel manufacturers, some of which are larger and more diversified and have greater financial and other resources than us. In addition to competition from other branded apparel manufacturers, we compete in certain product lines with department and specialty store private label programs. We also compete with both domestic and foreign manufacturers.

    We offer a diversified portfolio of brands across a wide range of price points in many channels of distribution in an effort to appeal to all consumers. We compete on the basis of product quality, brand recognition, price, product differentiation, marketing and advertising, customer service and other factors. Although some of our competitors have greater sales, we do not believe that any single competitor dominates any channel in which we operate. We believe that our ability to serve multiple distribution channels with a diversified portfolio of products under widely recognized brand names distinguishes us from many of our competitors.

GOVERNMENT REGULATIONS

    We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations. Our international businesses are subject to similar regulations in the countries where they operate. We believe that we are in compliance in all material respects with all applicable governmental regulations.

    Our operations are also subject to various international trade agreements and regulations such as the North American Free Trade Agreement and the Caribbean Basin Initiative, and the activities and regulations of the WTO. Generally, these trade agreements benefit our business by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country. However, trade agreements can also impose requirements that negatively affect our business, such as limiting the countries from which we can purchase raw materials and setting quotas on products that may be imported from a particular country. We monitor trade-related matters pending with the United States government for potential positive or negative effects on our operations.

EMPLOYEES

    As of January 4, 2003, we employed 13,536 employees. Approximately 4% of our employees, all of whom are engaged in the manufacture and distribution of our products, are represented by labor unions. We consider labor relations with employees to be satisfactory and have not experienced any significant interruption of our operations due to labor disagreements.

BACKLOG

    Open orders for shipments by our Swimwear Group totaled $153.7 million and $213.1 million as of January 5, 2002 and January 4, 2003, respectively. A substantial portion of net revenues of our other businesses is based on orders for immediate delivery and therefore backlog is not necessarily indicative of future net revenues.

PROPERTIES

    Our principal executive offices are located at 501 Seventh Avenue, New York, New York, which we lease pursuant to a 14-year lease that we entered into in March 2003. In addition to our executive offices, we lease offices in California, Connecticut and New York, pursuant to leases that expire between 2003 and 2008.


    We have five domestic manufacturing and warehouse facilities located in California, Georgia and Pennsylvania and 22 international manufacturing and warehouse facilities in Canada, France, Honduras, Mexico, the Netherlands (through a joint venture) and the United Kingdom. Some of our manufacturing and warehouse facilities are also used for administrative and retail functions. We own two of our domestic and two of our international facilities. The domestic owned facilities are subject to liens in favor of the lenders under our senior secured revolving credit facility. The rest of our facilities are leased with terms (except for month-to-month leases) expiring between 2003 and 2020.



    We lease sales offices in a number of major cities, including Atlanta, Dallas, Los Angeles and New York in the United States; Brussels, Belgium; Toronto, Canada; Paris, France; Cologne, Germany; Hong Kong; Milan, Italy; Mexico City, Mexico; and Lausanne, Switzerland. The sales office leases expire between 2003 and 2008 and are generally renewable at our option. We currently lease 44 Speedo Authentic Fitness retail store sites, four A.B.S. by Allen Schwartz stores and 29 retail store sites in Canada, Europe and Asia. Retail leases expire between 2003 and 2008 and are generally renewable at our option. In November 2003, we entered into an agreement to sell our A.B.S. by Allen Schwartz business unit, including the four A.B.S. by Allen Schwartz store leases. The sale is expected to be finalized in the first quarter of fiscal 2004. In addition, during the Third Quarter of Fiscal 2003, we determined that we will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of 2004. On December 10, 2003, we announced that we plan to close our 44 remaining Speedo Authentic Fitness retail stores, which includes the five Speedo Authentic Fitness retail stores for which we determined in the Third Quarter of Fiscal 2003 that we will not be seeking lease renewals.

    All of our production and warehouse facilities are located in appropriately designed buildings, which are kept in good repair. All such facilities have well-maintained equipment and sufficient capacity to handle present and expected future volumes.

LEGAL PROCEEDINGS

    SHAREHOLDER CLASS ACTIONS

    Between August 22, 2000 and October 26, 2000, seven putative class action complaints were filed in the U.S. District Court for the Southern District of New York (the 'District Court') against us and certain of our officers and directors (the 'Shareholder I Class Action'). The complaints, on behalf of a putative class of our shareholders who purchased the old common stock between September 17, 1997 and July 19, 2000 (the 'Class Period'), allege, among other things, that the defendants violated the Exchange Act by artificially inflating the price of the old common stock and failing to disclose certain information during the Class Period.


    On November 17, 2000, the District Court consolidated the complaints into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation, No. 00-Civ-6266 (LMM), and appointed a lead plaintiff and approved a lead counsel for the putative class. A second amended consolidated complaint was filed on May 31, 2001. On October 5, 2001, the defendants other than us filed a motion to dismiss based upon, among other things, the statute of limitations, failure to state a claim and failure to plead fraud with the requisite particularity. On April 25, 2002, the District Court granted the motion to dismiss this action based on the statute of limitations. On May 10, 2002, the plaintiffs filed a motion for reconsideration in the District Court. On May 24, 2002, the plaintiffs filed a notice of appeal with respect to such dismissal. On July 23, 2002, plaintiffs' motion for reconsideration was denied. On July 30, 2002, the plaintiffs voluntarily dismissed, without prejudice, their claims against us. On October 2, 2002, the plaintiffs filed a notice of appeal with respect to the District Court's entry of a final judgment in favor of the individual defendants. On July 7, 2003, the United States Court of Appeals for the Second Circuit reversed and remanded the District Court's entry of a final judgment in favor of the individual defendants. On September 15, 2003, the individual defendants filed a renewed motion to dismiss based upon, among other things, failure to plead actionable fraud, failure to plead fraud with particularity and failure adequately to plead scienter. On November 13, 2003, the parties to the Shareholder I Class Action entered into a Stipulation and Agreement of Settlement. On the same day, the court entered a preliminary order approving the settlement.


    Between April 20, 2001 and May 31, 2001, five putative class action complaints against us and certain of our officers and directors were filed in the District Court (the 'Shareholder II Class Action'). The complaints, on behalf of a putative class of 64 shareholders who purchased the old common stock between September 29, 2000 and April 18, 2001 (the 'Second Class Period'), allege, among other things, that defendants violated the Exchange Act by artificially inflating the price of the old common stock and failing to disclose negative information during the Second Class Period.

    On August 3, 2001, the District Court consolidated the actions into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation (II), No. 01 CIV 3346 (MCG), and appointed a lead plaintiff and approved a lead counsel for the putative class. A consolidated amended complaint was filed against certain of our current and former officers and directors, which expanded the Second Class Period to encompass August 16, 2000 to June 8, 2001. The amended complaint also dropped us as a defendant, but added as defendants certain outside directors. On April 18, 2002, the District Court dismissed the amended complaint, but granted plaintiffs leave to replead. On June 7, 2002, the plaintiffs filed a second amended complaint, which again expanded the Second Class Period to encompass August 15, 2000 to June 8, 2001. On June 24, 2002, the defendants filed motions to dismiss the second amended complaint. On August 21, 2002, the plaintiffs filed a third amended complaint adding our current independent auditors as a defendant. On June 2, 2003, the District Court granted the outside directors' motion to dismiss and dismissed the motions to dismiss of the other individual defendants.

    As we have been dismissed from both suits, neither the Shareholder I Class Action nor the Shareholder II Class Action has had, or will have, a material adverse effect on our financial condition, results of operations or business.


    SEC INVESTIGATION

    The staff of the Division of Enforcement of the SEC has been conducting an investigation to determine whether there have been any violations of the Exchange Act in connection with, among other things, the preparation and publication by us of (i) the financial statements included in our Annual Reports on Form 10-K for Fiscal 1998, Fiscal 1999 and Fiscal 2000 and our Quarterly Report on Form 10-Q for the third quarter of Fiscal 2000 and (ii) our press release announcing our results for Fiscal 1998. In July 2002, the SEC staff informed us that it intends to recommend that the SEC bring a civil injunctive action against us, alleging violations of the federal securities laws, including Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and
Rules 10b-5, 12b-20, 13a-1 and 13a-13 promulgated thereunder. The SEC staff invited us to make a Wells Submission describing the reasons why no action should be brought. In September 2002, we filed our Wells Submission and we are continuing discussions with the SEC staff as to a settlement of this investigation. We do not expect the resolution of this matter to have a material effect on our business, financial condition or results of operations.

    We are also aware that the SEC staff has informed certain persons who were employed by us at the time of the preparation of the documents referred to above (including one current member of management) that it intends to recommend that the SEC bring a civil injunctive action against such persons alleging violations of the securities laws. We are advised that such persons also have filed Wells Submissions.

    OTHER

    In addition to the above, from time to time, we are involved in arbitrations or legal proceedings that arise in the ordinary course of our business. We cannot predict the timing or outcome of these claims and proceedings. Currently, we are not involved in any arbitration and/or legal proceeding that we expect to have a material effect on our financial condition, results of operations or business.

                                   MANAGEMENT

DIRECTORS AND OFFICERS OF THE WARNACO GROUP, INC.


    Except as otherwise indicated, the information in this section relates solely to The Warnaco Group, Inc. The directors and executive officers, their age and their position as of November 28, 2003 are set forth below.



                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Stuart D. Buchalter.......................  66    Non-Executive Chairman of the Board
Joseph R. Gromek..........................  57    Director, President and Chief Executive
                                                  Officer
Lawrence R. Rutkowski.....................  45    Senior Vice President -- Finance and Chief
                                                  Financial Officer
John A. Kourakos(a).......................  54    President -- Sportswear Group
Roger A. Williams.........................  56    President -- Swimwear Group
J. Thomson Wyatt..........................  48    President -- Intimate Apparel Group
Stanley P. Silverstein....................  51    Senior Vice President -- Corporate
                                                  Development and Chief Administrative
                                                  Officer
Jay A. Galluzzo...........................  29    Vice President, General Counsel and
                                                  Secretary
Antonio C. Alvarez II(b)..................  55    Director
David A. Bell.............................  60    Director
Richard Karl Goeltz.......................  61    Director
Sheila A. Hopkins.........................  48    Director
Charles R. Perrin.........................  58    Director



(a) On November 18, 2003, Mr. Kourakos resigned for personal reasons. Mr. Kourakos' resignation will be effective in January 2004.



(b) Mr. Alvarez served as our President and Chief Executive Officer through mid-April 2003.


    Mr. Buchalter currently serves as our Non-Executive Chairman of the Board of Directors. Mr. Buchalter was elected to our Board of Directors in February 2000 and served as a member of the Board's Restructuring Committee from June 2001 to February 2003. Mr. Buchalter is Of Counsel to the California law firm of Buchalter, Nemer, Fields & Younger P.C. Mr. Buchalter serves as a director of City National Corporation. He also serves as the Chairman of the Board of Trustees of Otis College of Art & Design.

    Mr. Gromek was elected our President and Chief Executive Officer in April 2003, at which time he was also elected to the Board of Directors. From 1996 to January 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc. From January 2002 until he joined us in April 2003, Mr. Gromek worked as an independent consultant. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores Corporation. Mr. Gromek is the Vice Chairman of the Board of Trustees of Volunteers of America.

    Mr. Rutkowski was elected our Senior Vice President -- Finance and Chief Financial Officer in September 2003. Over the last 20 years, Mr. Rutkowski has held senior management positions at National Broadcasting Company/General Electric and Walt Disney Studios. From December 1999 to June 2003, he served as Executive Vice President and Chief Financial Officer at Primedia, Inc. From November 1993 to December 1999 he served at National Broadcasting Company/General Electric as Senior Vice President and Chief Financial
Officer -- Strategic Business Development and Controller of Corporate Finance.


    Mr. Kourakos has served as our President -- Sportswear Group since January 2002 and oversees our Calvin Klein jeans, Calvin Klein underwear and Chaps brands. Prior to joining us, Mr. Kourakos served as President of Mens Sportswear and Jeans/Junior Jeans at Tommy Hilfiger

Corporation from 1996 to 2001. On November 18, 2003, Mr. Kourakos resigned for personal reasons. Mr. Kourakos' resignation will be effective in January 2004.



    Mr. Williams has served as our President -- Swimwear Group since May 2002 and oversees each of our swimwear brands. Prior to joining us, Mr. Williams owned his own private consulting firm from 1998 to 2002. Between 1994 and 1997, Mr. Williams served as Executive Vice President of Guess?. He also served as Executive Vice President of Donna Karan from 1992 to 1994. From 1982 to 1990, Mr. Williams served as Chief Operating Officer of Olga Intimate Apparel and Group President, Warnaco Retail, and thereafter as Executive Vice President and Chief Financial Officer for Warnaco Inc. Mr. Williams also served as Chief Operating Officer of Authentic Fitness Corporation from 1990 to 1992.



    Mr. Wyatt has served as our President -- Intimate Apparel Group since May 2002 and oversees our Olga, Warner's, Lejaby and JLO by Jennifer Lopez brands. Prior to joining us, Mr. Wyatt served as Executive Vice President of Strategic Planning at Saks Inc. From 1998 to 1999, Mr. Wyatt was Chairman and Chief Executive Officer of Parisian, a division of Saks Inc. Mr. Wyatt also served as President of our Intimate Apparel Group between 1997 and 1998. In addition,
Mr. Wyatt held senior level positions during his 24-year career at VF Corporation, including President of Vanity Fair Intimates from 1992-1995 and Vanity Fair Intimates Coalition President from 1995 to 1997.


    Mr. Silverstein has served as our Senior Vice President-Corporate Development since March 2003 and as our Chief Administrative Officer since December 2001. Mr. Silverstein served as our Vice President and General Counsel from December 1990 until February 2003. Mr. Silverstein served as our Assistant Secretary from June 1986 to January 1987 and as our Secretary from January 1987 until May 2003.

    Mr. Galluzzo has served as our Vice President and General Counsel since March 2003 and as our Secretary since May 2003. Mr. Galluzzo was associated with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from October 2000 to March 2003. From September 1999 to September 2000, Mr. Galluzzo served as a law clerk to the Hon. Charles L. Brieant, United States District Judge for the Southern District of New York. Mr. Galluzzo received a J.D. from Columbia Law School in May 1999.




    Mr. Alvarez was elected our President and Chief Executive Officer in November 2001 and was elected to the Board of Directors in March 2002.
Mr. Alvarez served as a member of the Board's Restructuring Committee from March 2002 until February 2003. Mr. Alvarez served as our Chief Restructuring Officer from June 2001 to November 2001 and as our Chief Restructuring Advisor while employed by Alvarez & Marsal, Inc., a leading turnaround and crisis management consulting firm, from April 2001 to June 2001. Mr. Alvarez is a co-founding Managing Director of Alvarez & Marsal. Over the last 18 years, Mr. Alvarez has served as restructuring officer, consultant or operating officer of numerous troubled companies. Following the April 2003 election of Mr. Gromek as our President and Chief Executive Officer and an orderly transition, Mr. Alvarez returned to Alvarez & Marsal.

    Mr. Bell has served as a member of our Board of Directors since April 2003. In February 2003, Mr. Bell was named Chairman and Chief Executive Officer of The Interpublic Group of Companies. Previously, he served as Interpublic's Vice Chairman. From March 1999 to 2001, he served as Chairman and Chief Executive Officer of True North Communications, Inc. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell World Wide. He is currently Chairman of the Advertising Educational Foundation, PRO-AD PAC and the Ad Council. Mr. Bell also serves on the Board of Directors of Primedia Inc. and The New York City Partnership. He is a Trustee of the Convent of the Sacred Heart School in New York City and the Pittsburgh Theological Seminary.

    Mr. Goeltz has served as a member of our Board of Directors since July 2002. Mr. Goeltz served as Vice Chairman and Chief Financial Officer of the American Express Company from 1996 to 2000. Previously, Mr. Goeltz was Group Chief Financial Officer and a member of the Board of Directors of NatWest Group, the parent company of National Westminister Bank PLC.

Prior to joining NatWest, Mr. Goeltz served The Seagram Company for over 20 years in a variety of management positions. Mr. Goeltz previously held various financial positions in the treasurer's department of Exxon Corporation in New York and Central America. Mr. Goeltz is a director of the New Germany Fund, a member of the Board of Overseers of Columbia Business School, a director of Opera Orchestra of New York, a member of the Council on Foreign Relations and a member of the Court of Governors of the London School of Economics and Political Science.

    Ms. Hopkins has served as a member of our Board of Directors since July 2003. Ms. Hopkins currently serves as Vice President and General Manager of U.S. Personal Care at Colgate-Palmolive Company. Previously, Ms. Hopkins served as Vice President of U.S. Marketing at Tambrands and in various marketing positions at Procter & Gamble Company.

    Mr. Perrin has served as a member of our Board of Directors since April 2003. Mr. Perrin served as Chairman of Avon Products, Inc. from May 1999 to November 1999 and Chief Executive Officer of Avon from July 1998 to November 1999. He served as Avon's Vice Chairman from January 1998 to May 1999 and Avon's Chief Operating Officer from January 1998 to July 1998. Mr. Perrin served as Chairman and Chief Executive Officer of Duracell International, Inc. from 1994 to 1996. He is a Trustee of Trinity College, Vice Chairman of Ability Beyond Disability, Chairman of Clearpool, Inc. and currently serves as a director of Campbell Soup Company.

DIRECTORS AND OFFICERS OF WARNACO INC.


    The directors and executive officers of Warnaco Inc. are identical to those of The Warnaco Group, Inc.




DIRECTORS AND OFFICERS OF OTHER GUARANTORS

    The directors and executive officers of each of the guarantors (other than The Warnaco Group, Inc.) are: Stanley P. Silverstein, Director, President and Secretary; Lawrence R. Rutkowski, Director, Vice President and Treasurer; Wallis
H. Brooks, Director; and Jay A. Galluzzo, Vice President.

                             EXECUTIVE COMPENSATION

    Except as otherwise indicated, the information in this section relates solely to The Warnaco Group, Inc. The following table discloses summary information regarding the compensation of (i) Antonio C. Alvarez II, the Chief Executive Officer serving at January 4, 2003 and (ii) the two most highly compensated officers serving at January 4, 2003 other than Mr. Alvarez, namely James P. Fogarty, Senior Vice President -- Finance and Chief Financial Officer and Stanley P. Silverstein, Senior Vice President -- Corporate Development, Chief Administrative Officer and Secretary (collectively, the 'Named Executives').

                                                                                 LONG-TERM AWARDS
                                               ANNUAL COMPENSATION                 COMPENSATION
                                      --------------------------------------   --------------------
                                                                               SECURITIES
                                                                                 UNDER-
                                                                      OTHER      LYING        ALL
                                                                     ANNUAL     OPTIONS/     OTHER
                                                                     COMPEN-      SARS      COMPEN-
                                      YEAR     SALARY      BONUS     SATION     (SHARES)    SATION
                                      ----   ----------    -----     ------     --------    ------
NAME OF OFFICER AND POSITION(S):
Antonio C. Alvarez II (a)...........  2002   $1,500,058   $     --    $   (b)   $     --    $   --
    President and Chief Executive     2001    1,152,927         --        (b)         --        --
    Officer                           2000           --         --      --            --        --
James P. Fogarty (c)................  2002      375,014         --        (b)         --     1,530(e)
    Senior Vice President -- Finance  2001      210,344         --        (b)         --        --
    and Chief Financial Officer       2000           --         --      --            --        --
Stanley P. Silverstein (f)..........  2002      450,018    187,500(d)     (b)         --        --
    Senior Vice President             2001      450,018    187,500(d)     (b)         --        --
      -- Corporate
    Development and Chief             2000      525,061         --        (b)    100,000        --
    Administrative Officer

                                                        (footnotes on next page)

(footnotes from previous page)

(a) Mr. Alvarez was elected our President and Chief Executive Officer on November 16, 2001. Mr. Alvarez continues to serve as a director; however, in connection with Mr. Gromek's election as the President and Chief Executive Officer on April 15, 2003, Mr. Alvarez no longer serves as our President and Chief Executive Officer.

(b) Other annual compensation was less than $50,000 or 10% of such officer's annual salary and bonus for such year.

(c) Mr. Fogarty was elected our Chief Financial Officer on December 20, 2001. Prior to his election to this position, Mr. Fogarty served as our Senior Vice President from
     June 11, 2001 to December 20, 2001 and served as an advisor to us (while employed by Alvarez & Marsal) from April 30, 2001 to June 11, 2001. Following the election of
     Lawrence R. Rutkowski on September 11, 2003, Mr. Fogarty no longer serves as our Senior Vice President -- Finance and Chief Executive Officer. Following an orderly transition, Mr. Fogarty returned to Alvarez & Marsal.

(d)  Represents retention bonus paid pursuant to our Key Domestic
     Employee Retention Plan implemented as a result of the Chapter 11 cases.

(e) Represents employer matching contributions under our Employee Savings Plan.

(f) In March 2003, Mr. Silverstein was appointed our Senior Vice President -- Corporate Development and continues to serve as our Chief Administrative Officer. Prior to March 2003,
     Mr. Silverstein served as our Vice President, General Counsel and Chief Administrative Officer. In addition,
     Mr. Silverstein served as our Secretary from January 1987 until May 2003.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

    There were no Option/SAR grants to any employee, including the Named Executives, in Fiscal 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    There were no Option/SAR exercises by any employee or Named Executive in Fiscal 2002. Pursuant to the terms of the Plan, the old common stock was cancelled and holders of the old common stock received no distribution. As of January 4, 2003, all options (including Mr. Silverstein's options) were out-of-the money and were cancelled pursuant to the Plan on February 4, 2003.

                      AGGREGATED OPTIONS/SAR EXERCISES IN
            LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                 NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                UNEXERCISED
                                                              OPTIONS/SARS AT
                                                              FISCAL YEAR-END
                                                              (#) EXERCISABLE/
                                                               UNEXERCISABLE
                                                               -------------
Antonio C. Alvarez II.......................................              0/0
James P. Fogarty............................................              0/0
Stanley P. Silverstein......................................   792,077/50,000

PENSION PLAN

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
AVERAGE ANNUAL COMPENSATION             ---------------------------------------------------------
BEST 12 YEARS                              5        10        15        20        25        30
-------------                           -------   -------   -------   -------   -------   -------
$100,000..............................  $ 6,884   $13,767   $20,651   $27,535   $34,418   $41,302
$150,000..............................   10,884    21,767    32,651    43,535    54,418    65,302
$200,000..............................   11,350    22,701    34,051    45,401    56,752    68,102
$250,000..............................   11,350    22,701    34,051    45,401    56,752    68,102
$300,000..............................   11,350    22,701    34,051    45,401    56,752    68,102

    The preceding table sets forth the annual pension benefit payable at age 65 pursuant to our pension plan, which provides such pension benefit to all qualified personnel based on the average highest twelve consecutive calendar years' compensation multiplied by the years of credited service. Such benefits payable are expressed as straight life annuity amounts and are not subject to reduction for social security or other offset. Benefits under our pension plan were frozen effective December 31, 2002, and as a result no future benefits will be earned by any participant in the Plan. As of January 4, 2003, the credited years of service under the plan for the Named Executives were: Mr. Fogarty, one year, seven months; and Mr. Silverstein, 18 years, nine months. Pursuant to the terms of his employment agreement, Mr. Alvarez was not eligible to participate in our pension plan. The current maximum remuneration covered by our Employee Retirement Plan for each such individual is $170,000. Such amounts are included in the Summary Compensation Table under 'Salary' and 'Bonus.'

COMPENSATION OF DIRECTORS

    We do not pay any additional remuneration to employees for serving as our directors. For his service as Non-Executive Chairman of the Board from November 2001 through February 4, 2003, Mr. Buchalter was paid an annual fee of $500,000, payable semi-monthly. As reported in the Plan, Mr. Buchalter received $500,000 per year for his continued service as Non-Executive Chairman of the Board. Upon the hiring of Mr. Gromek and the appointment of Messrs. Bell and Perrin, Mr. Buchalter's compensation for his service as Non-Executive Chairman of the Board was reduced to $250,000 per year. In connection with the consummation of the Plan on February 4, 2003, Mr. Buchalter was paid a cash bonus of $210,004. In addition, Mr. Buchalter received 12,975 shares of new common stock upon the approval by the stockholders of our 2003 Stock Incentive Plan.

    In Fiscal 2002, other directors who were not employees received an annual retainer fee of $50,000, payable in cash, plus fees of $1,500 per day for attendance at meetings of the board of directors and $1,000 per day for attendance at meetings of our committees. In addition, the Chairmen of the Audit, Restructuring, Compensation and Pension Committees were paid additional fees of $4,375, $4,375, $1,458 and $1,458, respectively. Directors were also reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees.

    Effective February 4, 2003, our other directors who are not employees receive an annual retainer fee of $65,000, payable 60% in cash and 40% in equity, plus fees of $2,500 per day for attendance at meetings of the board of directors and $1,000 per day for attendance at meetings of our committees, and the Chairmen of the Audit, Compensation and Nominating and Corporate Governance Committees are paid additional annual fees of $10,000, $5,000 and $5,000, respectively. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees.

EMPLOYMENT AGREEMENTS

          Antonio C. Alvarez II. Mr. Alvarez's services to us were initially governed by a contract with Alvarez & Marsal, Inc., dated April 30, 2001, pursuant to which Mr. Alvarez served as our Chief Restructuring Advisor. We then entered into an employment agreement with Mr. Alvarez, effective June 11, 2001, pursuant to which Mr. Alvarez served as our Chief

          Restructuring Officer. The employment agreement was amended in connection with his election to the positions of President and Chief Executive Officer in November 2001.
          Mr. Alvarez's employment agreement, as further amended, was subsequently approved by the Bankruptcy Court on February 21, 2002. The term of the employment agreement was further amended as of July 16, 2002 to extend through the earlier of April 30, 2003 or consummation of a plan of reorganization for all or substantially all of the debtors in the Chapter 11 cases. The employment agreement provided for Mr. Alvarez's employment as our President and Chief Executive Officer at a monthly base salary of $0.125 million. Under the employment agreement, Mr. Alvarez was not entitled to participate in our benefit plans or programs, including our pension or group health care programs. The employment agreement provided that Mr. Alvarez would be entitled to earn an incentive bonus of not less than $2.25 million, payable following the 'final payment date,' which was defined as the earlier of (i) the expiration of Mr. Alvarez's employment agreement, (ii) the date on which there is a complete disposition of our company (whether by a sale of substantially all of our stock or assets or otherwise), (iii) the date on which a plan of reorganization is consummated or (iv) the date on which Mr. Alvarez's employment is terminated either by us without 'cause' or by Mr. Alvarez for 'Good Reason' (each term as defined in Mr. Alvarez's employment agreement). All or part of Mr. Alvarez's bonus could have become payable earlier than the final payment date of the bonus if certain financial targets were met. Mr. Alvarez was also entitled to earn an incremental bonus based upon the value of the pool of funds available for distribution to creditors under the plan of reorganization. No incremental bonus was payable until the pool available for distribution to creditors exceeded $625.0 million. The amount of the incremental bonus was to be calculated as an escalating percentage of the amount by which the pool available for distribution to creditors exceeded $625.0 million. The incremental bonus, if earned, was payable following the final payment date of the bonus, but portions of the incremental bonus may have been paid earlier than the final payment date of the bonus if certain financial targets were met. Mr. Alvarez's employment agreement provided that the incremental bonus was to be paid in cash, debt or securities in the same proportions as the pool available for distribution to creditors, except that no less than $2.25 million of the incremental bonus was to be paid in cash. Pursuant to the Plan and pursuant to Mr. Alvarez's employment agreement, as modified, on February 4, 2003, Mr. Alvarez received an incentive bonus in an aggregate amount of $5.873 million, comprising $1.950 million in cash, Second Lien Notes in the principal amount of $0.942 million (which, together with accrued interest thereon, was repaid in connection with the issuance of the old notes) and 0.59% of the new common stock (266,400 shares of common stock valued at $11.19 per share, for an aggregate value of $2.981 million). Effective as of February 4, 2003, the Alvarez agreement was replaced with, and superceded by, the January 29, 2003 agreement with Alvarez & Marsal (as described below). In April of 2003, we recruited Joseph R. Gromek to be our President and Chief Executive Officer. Following an orderly transition, Mr. Alvarez returned to Alvarez & Marsal.

          James P. Fogarty. Mr. Fogarty's services to us were initially governed by the contract with Alvarez & Marsal, dated April 30, 2001, pursuant to which Mr. Fogarty served as an advisor to us. On June 11, 2001, we entered into an employment agreement with Mr. Fogarty which set forth the terms and conditions of Mr. Fogarty's employment. The term of the Fogarty agreement was amended as of July 16, 2002 to extend through the earlier of April 30, 2003 or consummation of a plan of reorganization for all or substantially all of the Debtors in the Chapter 11 cases. The Fogarty agreement could have been terminated by either party upon 30 days' written notice. The Fogarty agreement provided for Mr. Fogarty's employment as Senior Vice President -- Finance at an annual base salary of $0.375 million as well as certain other benefit and reimbursement of expenses.
          Mr. Fogarty was elected to the additional position of Chief Financial Officer on December 20, 2001. Mr. Fogarty was entitled to participate in all of our employee benefit plans and programs, including our pension and group health benefit plans. Effective as of February 4, 2003, the Fogarty agreement was replaced with, and superceded by, the Alvarez & Marsal agreement (as described below). Following the election of Lawrence R. Rutkowski on September 11, 2003, Mr. Fogarty no longer serves as our Senior Vice President -- Finance and Chief Executive Officer. Following an orderly transition, Mr. Fogarty returned to Alvarez & Marsal.

          Joseph R. Gromek. In connection with Mr. Gromek's employment, we entered into an employment agreement, dated April 14, 2003, with Mr. Gromek. The Gromek agreement has an initial two-year term which commenced on April 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek agreement, Mr. Gromek will receive a base salary of $900,000 per year for the initial two-year term and employee benefits and perquisites consistent with those provided to our other senior executives. In addition, Mr. Gromek's agreement provides for a target bonus opportunity equal to 100% of his base salary (pro-rated for partial years) and a guaranteed bonus for the 2003 fiscal year of no less than 50% of his base salary. Pursuant to the terms of the Gromek agreement, we granted to Mr. Gromek 150,000 restricted shares of common stock and a 10-year option to purchase 600,000 shares of common stock, each award to be made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards will vest with respect to 25% of the shares on each September 12, beginning in 2003, provided Mr. Gromek is employed by us on each date, and will become fully vested if a Change in Control (as defined in the Gromek agreement) occurs during the term of the Gromek agreement. If
          Mr. Gromek's employment with us is terminated either by us without Cause (as defined in the Gromek agreement) or by Mr. Gromek for Good Reason (as defined in the Gromek agreement), Mr. Gromek will be entitled to (1) salary continuation and participation in welfare benefit plans for 12 months, (2) a pro rata bonus for the fiscal year in which the termination occurs and (3) immediate vesting of 50% of the remaining unvested shares of the restricted stock award that are outstanding as of the date of such termination. If Mr. Gromek is terminated because we choose not to renew a term, Mr. Gromek will be entitled to salary continuation and participation in welfare benefit plans for six months. If Mr. Gromek's employment with us is terminated by us without Cause or by Mr. Gromek for Good Reason within one year following a Change in Control, Mr. Gromek is entitled to
          (1) salary continuation and participation in welfare benefit plans for 18 months and (2) a pro rata bonus for the fiscal year in which such termination occurs. In order for Mr. Gromek to receive severance benefits, he will be required to execute a release of claims against us and our affiliates, and we will execute a release (with certain exceptions) of claims against Mr. Gromek. Under the terms of the Gromek agreement, Mr. Gromek is bound by a perpetual confidentiality covenant, a post-termination non-competition covenant and a post-termination non-solicitation covenant.

          Lawrence R. Rutkowski. In connection with Mr. Rutkowski's employment, we entered into an employment agreement with Mr. Rutkowski effective September 11, 2003. Mr. Rutkowski's agreement has an initial two-year term commencing
          September 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under Mr. Rutkowski's agreement, he will receive a base salary of $550,000 (which may be reviewed annually for increase by Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. In addition, Mr. Rutkowski's agreement provides for a target bonus opportunity of 70% of his base salary (pro-rated for fiscal year 2003). Mr. Rutkowski's agreement also provides for a grant of 50,000 shares of restricted stock (the 'Initial RS Grant') and an option to purchase 200,000 shares of our common stock (the 'Initial Option'), in each case, generally subject to the terms and conditions set forth under our 2003 Stock Incentive Plan and the agreement evidencing the award. Each of these equity awards will vest with respect to 25% of the shares covered thereby on each of February 29, 2004, February 28, 2005, February 28, 2006 and February 28, 2007, provided that Mr. Rutkowski is employed by us on such date. If Mr. Rutkowski's employment is terminated by us without Cause or by Mr. Rutkowski for Good Reason (each term as defined in Mr. Rutkowski's agreement), he is entitled to
          (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which he is terminated and
          (iii) immediate vesting of that portion of the Initial RS Grant that would have vested if he had remained employed on the vesting date immediately following the date of his termination. In addition, that portion of the Initial Option that is vested on the date of his termination will remain exercisable for two years following the date of his termination. If Mr. Rutkowski's employment is terminated because of his death or disability, he (or his estate or legal representative) is entitled to (i) a pro-rata bonus for the fiscal year during which his employment terminates,
          (ii) immediate vesting of 50% of the remaining shares subject to the Initial RS Award and full vesting of the Initial Option, which will remain exercisable for 12 months following the date of termination. If Mr. Rutkowski is terminated because we choose not to renew the term of his agreement, Mr. Rutkowski will be entitled to salary continuation and participation in medical and dental plans for six months, and the vested portion of the Initial Option will remain exercisable for nine months following the date of termination. If Mr. Rutkowski's employment is terminated by us without Cause or by Mr. Rutkowski for Good Reason within one year following a Change in Control, Mr. Rutkowski is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which he is terminated and (iii) full vesting of the Initial RS Award and the Initial Option, with the option remaining exercisable for six months following the date of termination. If Mr. Rutkowski's employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any remaining shares subject to the Initial RS Award and the unvested portion of the Initial Option. In addition, if Mr. Rutkowski is terminated by us for Cause, he will be required to return to us any shares of common stock that were previously subject to the Initial RS Award and which had vested within six months prior to the date of termination, and to sell back to us any shares purchased pursuant to the Initial Option within six months prior to the date of termination; if any such shares have been sold or otherwise disposed of, Mr. Rutkowski will be required to repay to us the aggregate fair market value of such shares (less, if applicable, the exercise price) on the date of the sale or other disposition. In order to receive severance benefits, Mr. Rutkowski will be required to execute a release of claims against us and our affiliates. Mr. Rutkowski's agreement contains a perpetual confidentiality covenant and post-termination non-competition and non-solicitation covenants.


KEY DOMESTIC EMPLOYEE RETENTION PLAN

    In connection with the Chapter 11 cases, we instituted a Key Domestic Employee Retention Plan which was approved by the Bankruptcy Court. The retention plan provided for stay bonuses, enhanced severance protection and discretionary transaction bonus opportunities during the Chapter 11 cases. The stay bonuses provided under the retention plan replaced our existing bonus and other cash incentive compensation programs for the participants. The retention plan covered approximately 245 key domestic employees, including Mr. Silverstein. One-third of the total stay bonus was paid to Mr. Silverstein on December 10, 2001, one-third was paid on June 10, 2002 and one-third was paid on February 7, 2003. No severance or discretionary transaction bonus was paid to Mr. Silverstein.

    As a condition to participating in the retention plan, all participants were required to execute an Employee Waiver, Release and Discharge of Claims which released us and our affiliates from claims by the participants against us (except with respect to certain indemnification rights and claims arising under our retirement and savings plans).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 2002, the members of the Compensation Committee were Mr. Joseph A. Califano, Jr., Mr. Donald G. Drapkin and Mr. Harvey Golub, Chairman, all of whom were non-employee directors.

EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information as of January 4, 2003 with respect to our old common stock issuable under our equity compensation plans:

                                                                                        NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE
                                                NUMBER OF                                FOR FUTURE ISSUANCE
                                                SECURITIES         WEIGHTED-AVERAGE         UNDER EQUITY
                                            TO BE ISSUED UPON      EXERCISE PRICE OF     COMPENSATION PLANS
                                               EXERCISE OF            OUTSTANDING       (EXCLUDING SECURITIES
                                           OUTSTANDING OPTIONS,        OPTIONS,             REFLECTED IN
              PLAN CATEGORY                WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      COLUMN (a))(2)
              -------------                -------------------    -------------------      --------------
                                                   (a)                    (b)
Equity Compensation Plans approved by
  stockholders:
    1991 Stock Option Plan...............          59,900               $26.74                  143,025
    1993 Stock Plan......................       1,177,613                22.54               12,954,701
    1993 Non-Employee Director Stock
      Plan...............................          70,000                20.21                  330,000
    1998 Stock Plan for Non-Employee
      Directors..........................         340,000                12.45               11,902,629
Equity Compensation Plans not approved by
  stockholders:
    1988 Employee Stock Purchase Plan....              --                  n/a                  278,700
    1997 Stock Option Plan(1)............       2,044,850                19.03                9,844,515

---------

(1) Provided for issuance of shares up to the number of shares held in our treasury.
(2) Pursuant to the terms of the Plan, the old common stock and derivative securities relating to the old common stock, including all outstanding options, were cancelled on February 4, 2003.

                              -------------------

    As of January 4, 2003, there remained outstanding options to purchase shares of old common stock and restricted shares of old common stock that were previously granted to employees and directors under various of our management incentive plans. Pursuant to the terms of the Plan, the old common stock and derivative securities relating to the old common stock, including all outstanding options, were cancelled on February 4, 2003.

    On March 12, 2003, our board of directors approved the adoption of the 2003 Stock Incentive Plan and also approved the granting of an aggregate of 750,000 shares of restricted stock and options to purchase 3,000,000 shares of new common stock at fair market value. On May 28, 2003, our stockholders approved the Stock Incentive Plan.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information with respect to beneficial ownership of the new common stock as of November 28, 2003 (except as otherwise noted) by (i) each of our directors, (ii) each of our executive officers, (iii) all directors and executive officers as a group and (iv) each person who is known by us to own five percent or more of any class of our voting securities.



                                                                 SHARES BENEFICIALLY
                                                                        OWNED
                                                              --------------------------
                                                                NUMBER OF       PERCENT
NAME                                                              SHARES       OF SHARES
----                                                          --------------   ---------
Antonio C. Alvarez II(a)....................................          52,113      *
David A. Bell(a)............................................           5,813      *
Stuart D. Buchalter(a)......................................          14,988      *
Jay A. Galluzzo(a)(b).......................................           5,692      *
Richard Karl Goeltz(a)......................................           5,113      *
Joseph R. Gromek(a)(b)......................................         325,000      *
Sheila A. Hopkins(a)........................................           1,670      *
John A. Kourakos(a)(b)(c)...................................          60,000      *
Charles R. Perrin(a)........................................          12,113      *
Lawrence R. Rutkowski(a)....................................          51,200      *
Stanley P. Silverstein(a)(b)................................          63,072      *
Roger A. Williams(a)(b).....................................          60,000      *
J. Thomson Wyatt(a)(b)......................................         117,675      *
All directors and executive officers as a group.............         714,449      1.6%

CERTAIN BENEFICIAL OWNERS
The Bank of Nova Scotia(d)..................................       4,407,211      9.8%
Chesapeake Partners Management Co., Inc.(e).................       2,159,613      4.8
General Electric Capital Corporation(f).....................       3,939,786      8.7
JPMorgan Chase Bank(g)......................................       1,774,244      3.9
Societe Generale(h).........................................       4,425,436      9.8


---------


  *  Less than 1%
(a) The business address of each of the directors and officers is c/o The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.
(b) Includes vested but unexercised options in the following amounts: Mr. Galluzzo: 3,000; Mr. Gromek: 150,000;
     Mr. Kourakos: 60,000; Mr. Silverstein: 33,000;
     Mr. Williams: 60,000; and Mr. Wyatt: 60,000.
(c) On November 18, 2003, Mr. Kourakos resigned for personal reasons. Mr. Kourakos' resignation will be effective in January 2004.
(d) Information based solely on a Schedule 13G dated February 10, 2003 filed with the SEC by The Bank of Nova Scotia ('Scotiabank'), 44 West King Street West, Toronto, Ontario, Canada, M5H 1H1, reporting the beneficial ownership of the shares of new common stock set forth in the table. According to the Schedule 13G, Scotiabank has sole voting power and sole dispositive power with respect to all such shares.
(e) Information based solely on a Schedule 13F, dated November 14, 2003 (reporting information as of September 30, 2003), filed with the SEC by Chesapeake Partners Management Co., Inc. 1829 Reisterstown Road, Suite 220, Baltimore, Maryland 21208. According to the Schedule 13F, Chesapeake Partners Management Co., Inc. has sole voting power with respect to all such shares.
(f) Information based on a Schedule 13G, dated April 8, 2003, filed with the SEC by GE Capital CFE, Inc.


                                              (footnotes continued on next page)

(footnotes continued from previous page)


     ('CFE'), 201 High Ridge Road, Stamford, CT 06927, General Electric Capital Corporation ('GECC'), 260 Long Ridge Road, Stamford, CT 06927, General Electric Capital Services, Inc. ('GECS'), 260 Long Ridge Road, Stamford, CT 06927, and General Electric Company ('GEC'), 3135 Easton Turnpike, Fairfield, CT 06431, reporting beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13D, CFE has sole voting power and sole dispositive power with respect to all such shares, and each of GECC, GECS and GEC disclaim voting and dispositive power for such shares.
(g) Information based solely on a Schedule 13F dated November 14, 2003 (reporting information as of September 30, 2003) filed with the SEC by J.P. Morgan Chase & Co, 270 Park Avenue, New York, New York 10017. According to the Schedule 13F, J.P. Morgan Chase & Co has sole voting power with respect to all such shares.
(h) Total represents the number of shares of new common stock distributed to Societe Generale on February 4, 2003 pursuant to the terms of the Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    From April 30, 2001 to June 11, 2001, we paid consulting fees to Alvarez & Marsal, Inc. of $1,256,000 pursuant to a consulting agreement. Under this agreement, several individuals who held executive positions with us (including Messrs. Alvarez and Fogarty) provided services as advisors to us. The Alvarez & Marsal consulting agreement was terminated on June 11, 2001 and certain Alvarez & Marsal employees became our employees.


    In connection with our emergence from Chapter 11 bankruptcy protection, we entered into a second consulting agreement with Alvarez & Marsal on January 29, 2003, which was supplemented by a March 18, 2003 letter agreement, pursuant to which Mr. Alvarez and Mr. Fogarty continued serving us as Chief Executive Officer and Chief Financial Officer, respectively, and certain other Alvarez & Marsal affiliated persons continued serving us in a consulting capacity. The Alvarez & Marsal agreement was effective as of February 4, 2003 and replaced and superceded the Alvarez and Fogarty agreements. The Alvarez & Marsal agreement may be terminated by either party, without cause, upon 30 days' written notice. Upon the commencement of employment of a permanent Chief Executive Officer ('New CEO') or Chief Financial Officer ('New CFO'), Mr. Alvarez and Mr. Fogarty were obligated to provide transitional assistance to the New CEO and New CFO, respectively, as reasonably required by us. The Alvarez & Marsal agreement provides that we would pay Alvarez & Marsal on account of Mr. Alvarez's service as follows: (i) $0.125 million per month until commencement of employment of the New CEO; (ii) $0.125 million per month for 15 days after the commencement of employment of the New CEO; and (iii) after the period described in (ii) above, $750 per hour of transition services provided by Mr. Alvarez. The Alvarez & Marsal agreement further provides that we would pay Alvarez & Marsal on account of Mr. Fogarty's service at a rate of $475 per hour. Moreover, Alvarez & Marsal is eligible to receive the following incentive compensation under the terms of the agreement: (i) additional payments upon the consummation of certain transactions (including $0.21 million which was paid to Alvarez & Marsal following the consummation of the offering of the old notes and an aggregate of $0.9 million which was paid in connection with the consummation of certain other transactions), and (ii) participation in our incentive compensation program for the periods Mr. Alvarez and Mr. Fogarty served as Chief Executive Officer and Chief Financial Officer, respectively. Mr. Alvarez, Mr. Fogarty and Alvarez & Marsal are bound by certain confidentiality, indemnification and non-solicitation obligations under the terms of the Alvarez & Marsal Agreement. Prior to entering into these transactions, we determined that the terms of these transactions were as favorable to us as could be obtained with unrelated third parties.


    In connection with the repayment of the Second Lien Notes with the proceeds of the offering of the old notes, amounts, including accrued interest, was paid to Mr. Alvarez on account of the $942,000 aggregate principal amount of Second Lien Notes then owned by Mr. Alvarez. In addition, amounts, including accrued interest, were paid to affiliates of some of the initial purchasers of the old notes on account of Second Lien Notes then owned by such affiliates.

    Mr. Alvarez is a co-founding Managing Director and Mr. Fogarty is a Managing Director of Alvarez & Marsal.

    In April 2003, we recruited Joseph R. Gromek to be our President and Chief Executive Officer. Following an orderly transition, Mr. Alvarez returned to Alvarez & Marsal. In September 2003, we recruited Lawrence R. Rutkowski to be our Senior Vice President -- Finance and Chief Financial Officer. Following an orderly transition, Mr. Fogarty returned to Alvarez & Marsal.


    We lease certain real property from an entity controlled by an employee who is the former owner of A.B.S. by Allen Schwartz. In connection with the sale of our A.B.S. by Allen Schwartz business unit (which is expected to be finalized in the first quarter of fiscal 2004), this lease will be transferred back to the lessor. The lease would have expired on May 31, 2005 and included four five-year renewal options. Rent expense related to this lease for Fiscal 2002 was $0.5 million. We believe that the lease payments for this property are at or below fair market values for similar property in that geographic area. Prior to entering into this transaction, we determined that the terms of the transaction were as favorable to us as could be obtained with unrelated third parties.

                          DESCRIPTION OF MATERIAL DEBT

CREDIT FACILITY


    On February 4, 2003, we entered into a senior secured revolving credit facility with a syndicate of financial institutions, for which Citicorp North America, Inc. is acting as administrative agent, JPMorgan Chase Bank is acting as syndication agent, Bank of America, NA, The CIT Group/Commercial Services, Inc. and Congress Financial Corporation (Central) are acting as co-documentation agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as joint lead arrangers and joint lead book managers. Proceeds from the initial borrowings under the senior secured revolving credit facility were used by us (a) to fund costs and expenses of the consummation of the Plan, (b) to provide working capital from time to time for us and our subsidiaries and (c) for us and our subsidiaries' other general and corporate purposes. On November 12, 2003, we and the requisite lenders under the senior secured revolving credit facility entered into on Amendment No. 1, Consent and Waiver. The following discussion summarizes the material terms (including all material covenants) of our senior secured revolving credit facility, as amended and waived by the first amendment.


    LOANS

    The senior secured revolving credit facility provides for initial commitments by the lenders for up to $275.0 million in revolving loans, with sub-limits of $150.0 million for letters of credit and $20.0 million for swingline loans.

    INTEREST

    We may choose Eurodollar rate loans or base rate loans pricing, and may elect interest periods of one, two, three or six months for Eurodollar borrowings, except that all swingline loans will have base rate pricing.

    The revolving loans under the senior secured revolving credit facility accrue interest in the following manner:

          through February 4, 2004, for base rate loans, at Citibank's base rate plus 1.50% or, for Eurodollar rate loans, at LIBOR plus 2.50%; and

          thereafter through the term of the senior secured revolving credit facility, for base rate loans:

             if the ratio of debt to EBITDAR (the 'Leverage Ratio') is greater than or equal to 1.5 to 1 and no Margin Reduction Event (as defined below) has occurred, at Citibank's base rate plus 1.50%;

             if the Leverage Ratio is greater than or equal to 1.5 to 1 and after the occurrence of a Margin Reduction Event; at Citibank's base rate plus 1.25%;

             if the Leverage Ratio is less than 1.5 to 1 and equal to or greater than 1.0 to 1, at Citibank's base rate plus 1.25%; or

             if the Leverage Ratio is less than 1.0 to 1, at Citibank's base rate plus 1.00%; or

          thereafter through the term of the senior secured revolving credit facility, for Eurodollar rate loans:

             if the Leverage Ratio is greater than or equal to 1.5 to 1 and no Margin Reduction Event has occurred, at LIBOR plus 2.50%;

             if the Leverage Ratio is greater than or equal to 1.5 to 1 and after the occurrence of a Margin Reduction Event; at LIBOR plus 2.25%;

             if the Leverage Ratio is less than 1.5 to 1 and equal to or greater than 1.0 to 1, at LIBOR plus 2.25%; or

             if the Leverage Ratio is less than 1.0 to 1, at LIBOR plus
             2.00%.

    A 'Margin Reduction Event' is the refinancing or repurchase of all outstanding Second Lien Notes from the proceeds of unsecured debt securities and the release of all liens in favor of the holders of the Second Lien Notes. Upon the issuance of the notes and the consummation of all conditions to closing thereof, a Margin Reduction Event will have occurred.

    GUARANTEES

    Our obligations under the senior secured revolving credit facility are guaranteed by our parent company, Holdco and all of our domestic subsidiaries other than Warnaco Operations Corporation.

    SECURITY

    The senior secured revolving credit facility and the related guarantees are secured by a first priority lien on substantially all of our and the guarantors' tangible and intangible assets, including, without limitation, their equity ownership in domestic subsidiaries and 65% of their equity ownership in first-tier foreign subsidiaries and their intellectual property rights.

    MATURITY

    The senior secured revolving credit facility will mature on February 4, 2007. The outstanding principal amount of all revolving loans and swingline loans shall be repaid on or prior to that date. No letters of credit may have a maturity later than five days prior to February 4, 2007.

    PREPAYMENTS

    MANDATORY PREPAYMENTS. The senior secured revolving credit facility requires that in the event of certain asset dispositions, the receipt by us, Holdco or any other guarantor of certain insurance proceeds and the issuance of certain debt or equity securities, the proceeds of such event shall be applied first to repay outstanding principal swingline loans until all outstanding swingline loans shall have been repaid in full; second, to repay the other outstanding loans until all outstanding loans shall have been repaid in full; and third, to provide cash collateral for any issued letters of credit until all such letters of credit have been fully cash collateralized. Subject to certain limited exceptions, such prepayments of the loans and cash collateralization of the letters of credit will reduce the commitments.

    VOLUNTARY PREPAYMENTS. At any time during the term of the senior secured revolving credit facility, we may voluntarily prepay outstanding loans thereunder, in whole or in part.

    COVENANTS

    The senior secured revolving credit facility contains affirmative and negative covenants customary for facilities and transactions of this type, including, but not limited to:

          limitations on the incurrence of indebtedness, which permit only certain limited indebtedness, including indebtedness with respect to:

             the senior secured revolving credit facility;

             the notes;

             certain existing indebtedness;

             (i) guarantee obligations incurred in respect of permitted indebtedness, (ii) guarantee obligations incurred by a foreign subsidiary in respect of permitted indebtedness of a foreign subsidiary and (iii) unsecured guarantee obligations in respect of the indebtedness of permitted foreign subsidiary debt;

             capital lease obligations and purchase money indebtedness incurred to finance the acquisition or construction of fixed assets in an aggregate amount of up to $20,000,000;

             renewals of existing indebtedness, purchase money indebtedness and capital lease obligations;

             indebtedness of foreign subsidiaries in an aggregate amount of up to $25,000,000;

             indebtedness with respect to permitted sale and leaseback transactions;

             indebtedness arising from intercompany loans, to the extent that it qualifies as permitted investments;

             indebtedness incurred to finance the payment of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed $15,000,000;

             indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

             obligations under permitted hedging contracts; and

             other indebtedness in the aggregate amount of up to $5,000,000.

          limitations on acquisitions and investments, permitting only:

             certain investments in other Warnaco entities;

             investments in cash and cash equivalents held in restricted accounts;

             existing investments;

             investments in payment intangibles, chattel paper, accounts, notes receivable and similar items arising or acquired in the ordinary course of business;

             investments consisting of stock, obligations, securities or other property received in a bankruptcy proceeding or in settlement of claims arising in the ordinary course of business;

             advances or loans to directors or employees that do not exceed $1,000,000 and advances for employee travel, relocation and other similar expenses incurred in the ordinary course of business in an aggregate amount of up to $2,500,000;

             investments consisting of promissory notes received in connection with a permitted asset sale;

             permitted guarantee obligations; and


             other investments in an aggregate amount invested not to exceed $1,000,000. Under the first amendment, we are now permitted to use any cash on hand to acquire other businesses, subject to certain requirements, including having no cash borrowings outstanding under the senior secured revolving credit facility.


          limitations on any dividend or other distributions from Holdco or any of its subsidiaries, permitting only:

             distributions by any direct or indirect subsidiary to Warnaco or its other subsidiaries;

             distributions to stockholders of, and payable only in common stock of, Holdco; and

             limited cash dividends by Warnaco to Holdco.

          limitations on liens, permitting only:

             liens created pursuant to the loan documents related to the senior secured revolving credit facility;

             liens granted by a foreign subsidiary securing permitted foreign subsidiary indebtedness;

             certain existing liens;

             customary permitted liens;

             purchase money liens securing permitted purchase money indebtedness;

             renewals of existing liens and purchase money liens;

             liens in favor of lessors securing operating leases and permitted sale and leaseback transactions;

             certain judgment liens;

             liens on any documents of title delivered with respect to letters of credit issued for the benefit of suppliers of inventory pursuant to facilities provided to a foreign subsidiary and in respect of which all inventory and goods are located outside the United States;

             liens securing indebtedness incurred to finance the payment of insurance premiums in the ordinary course of business not in excess of $15,000,000; and

             other liens not to exceed $5,000,000 in an aggregate amount outstanding at any time.

          limitations on sale of assets, permitting only:

             the sale or disposition of inventory in the ordinary course of business;

             the sale of assets within certain guidelines and as long as the aggregate purchase price paid to all Warnaco entities for all assets sold pursuant to this clause will not exceed $20,000,000;

             certain asset transfers between Warnaco entities;

             certain licensing or sublicensing of trademarks and trade names;

             the rental by the Warnaco entities, as lessors or sub-lessors, in the ordinary course of their respective businesses, on an arm's length basis, of real property and personal property, under leases;

             the disposition of obsolete machinery and equipment;

             any sale of fixed assets not in connection with a sale and leaseback transaction that were purchased in connection with a proposed lease financing transaction within 45 days of such asset sale, which assets are subsequently leased back by Warnaco or one of its subsidiaries;

             any asset sale permitted in connection with certain permitted fundamental changes; and


             any asset sale in connection with a permitted sale and leaseback transaction. Under the first amendment, the requisite lenders consented to the sale of our White Stag trademarks and our A.B.S. by Allen Schwartz business unit.



    The senior secured revolving credit facility includes other covenants and limitations, including certain reporting requirements; restrictions on fundamental changes or changes in the nature of Holdco's, our or Holdco's other subsidiaries' businesses; and restrictions on transactions with affiliates. In addition, we are limited in our ability to repay and cancel certain indebtedness, including the notes. Pursuant to the first amendment, however, we are now permitted to repurchase up to $10,000,000 of notes with cash on hand after June 30, 2004.



    The senior secured revolving credit facility also contains financial covenants requiring Holdco to maintain a leverage ratio, as determined as of the last day of each fiscal quarter set forth below, for the previous four quarters ending on such day, of not more than the maximum ratio set forth below:


                                                               MAXIMUM
                                                              LEVERAGE
             FISCAL QUARTERS ENDING ON OR ABOUT                 RATIO
             ----------------------------------                 -----
Fiscal quarters June 30, 2003 through December 31, 2003.....  2.75 to 1
March 31, 2004 through December 31, 2004....................  2.50 to 1
March 31, 2005 and each fiscal quarter ending thereafter,...  2.25 to 1

    Subject to certain exceptions, Holdco is also required to maintain a fixed charge coverage ratio, as determined as of the last day of each fiscal quarter set forth below, for the four fiscal quarters ending on such day of at least the minimum ratio set forth below opposite such fiscal quarter:

                                                                 MINIMUM
                                                               FIXED CHARGE
             FISCAL QUARTERS ENDING ON OR ABOUT               COVERAGE RATIO
             ----------------------------------               --------------
December 31, 2003...........................................    2.00 to 1
March 31, 2004..............................................    1.50 to 1
June 30, 2004...............................................    1.50 to 1
September 30, 2004 and each fiscal quarter ending               1.75 to 1
  thereafter................................................



    Holdco and its subsidiaries are permitted to make capital expenditures during each fiscal year of up to $32 million (subject to certain adjustments).



    As of October 4, 2003, we were in compliance with the provisions of the senior secured revolving credit facility.


    EVENTS OF DEFAULT

    The senior secured revolving credit facility contains events of default provisions that are customary for facilities and transactions of this type, including, without limitation:

          failure to pay principal when and as due;

          failure to pay interest or fees or any other amount under the senior secured revolving credit facility within three days after such failure;

          representations or warranties incorrect in any material respect when made;

          failure to comply with covenants;

          cross-default to certain other indebtedness;

          bankruptcy or insolvency;

          invalidity or unenforceability of any loan document;

          material judgments;

          ERISA events; and

          change of control of ownership of Holdco or us.

                            DESCRIPTION OF THE NOTES

    The terms of the new notes Warnaco is issuing in this exchange offer and the old notes that are outstanding are identical in all material respects, except:

          the new notes will have been registered under the Securities
          Act;

          the new notes will not contain transfer restrictions and registration rights that relate to the old notes; and

          the new notes will not contain provisions relating to the payment of special interest to be made to the holders of the old notes under certain circumstances related to the timing of the exchange offer.

    You can find the definitions of certain terms used in this description under the subheading 'Certain Definitions.' In this description, 'old notes' refers to the 8 7/8% Senior Notes due 2013 issued on June 12, 2003, 'new notes' refers to the 8 7/8% Senior Notes due 2013 offered hereby and 'Notes' refers to the old notes and/or the new notes, as the case may be. In this description, 'Warnaco' refers only to Warnaco Inc., the issuer of the Notes, and not to Holdco or any of their other Subsidiaries, and 'Holdco' refers to The Warnaco Group, Inc. (the owner of 100% of the outstanding common stock of Warnaco), and not to any of its Subsidiaries. We refer to any direct or indirect Subsidiary of Holdco that is not an Unrestricted Subsidiary, including Warnaco, as a 'Restricted Subsidiary.' We also refer collectively to Holdco, each Domestic Restricted Subsidiary (other than Warnaco) and any other Person that becomes a Guarantor pursuant to the terms of the Indenture as the 'Guarantors.'

    Warnaco will issue the new notes under the indenture dated as of June 15, 2003 (the 'Indenture'), among Warnaco and the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the 'Trustee'). The Indenture will comply with the Trust Indenture Act of 1939 (the 'Trust Indenture Act'). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

    We urge you to read the Indenture because it, and not this description, defines your rights as a Holder. A copy of the Indenture is available upon request to Warnaco at the address indicated under 'Where You Can Find More Information.'

PRINCIPAL, MATURITY AND INTEREST

    Warnaco issued $210.0 million aggregate principal amount of old notes in the offering and, subject to compliance with the limitations described under ' -- Certain Covenants -- Limitation on Debt,' may issue an unlimited amount of additional Notes at later dates under the same Indenture (the 'Additional Notes'). Warnaco can issue the Additional Notes as part of the same series or as an additional series. Any Additional Notes that Warnaco issues in the future will be identical in all respects to the Notes that Warnaco has issued, except that notes issued in the future will have different issuance dates and may have different issuance prices. Warnaco will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

    The Notes will mature on June 15, 2013.

    Interest on the Notes will accrue at a rate of 8 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. Warnaco will pay interest to those persons who were holders of record on the June 1 or December 1 immediately preceding each interest payment date.

    Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

RANKING

    The Notes will be:

          senior, unsecured obligations of Warnaco;

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

          equal in right of payment ('pari passu') with all existing and future senior debt of Warnaco;

          senior in right of payment to all future subordinated debt of Warnaco; and

          guaranteed on a senior, unsecured basis by the Guarantors.


    As of October 4, 2003, Warnaco and the Guarantors on a consolidated basis had no senior debt (excluding unused commitments made by lenders and intercompany debt) that is pari passu with the Notes or the Note Guarantees, as applicable, none of which was secured and none of Warnaco's or any Guarantor's debt were subordinated to the Notes or Note Guaranties.


    Substantially all of the assets of Warnaco and the Guarantors are pledged to secure our obligations to the lenders under the senior secured revolving credit facility. In the event that these lenders exercise their rights with respect to the pledged assets, the secured creditors would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the Notes. Holders of the Notes will participate in Warnaco's and the Guarantors' remaining assets ratably with all of their other unsubordinated creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the Notes and the Guarantees then outstanding.

    A substantial portion of the operations of Warnaco are conducted through its Subsidiaries. Therefore, Warnaco's ability to service its debt, including the Notes, is partially dependent upon the cash flows of its Subsidiaries and their ability to distribute those cash flows as dividends, loans or other payments to Warnaco. Certain laws restrict the ability of Warnaco's Subsidiaries to pay it dividends or make loans and advances to it. If these restrictions are applied to Subsidiaries, then Warnaco would not be able to use the cash flows of those Subsidiaries to make payments on the Notes. Furthermore, under certain circumstances, bankruptcy 'fraudulent conveyance' laws or other similar laws could invalidate the Note Guaranties of the Guarantors that are Subsidiaries of Warnaco. Any of the situations described above could make it more difficult for Warnaco to service its debt.

    In addition, Warnaco has only a stockholder's claim in the assets of its Subsidiaries (except in the case where there is also an intercompany loan, Guarantee or other obligation payable to it by the Subsidiaries). The stockholder's claim is junior to the claims that creditors of Warnaco's Subsidiaries have against those Subsidiaries. Holders will only be creditors of Warnaco and the Guarantors. In the case of Subsidiaries of Holdco that are not Guarantors, all the existing and future liabilities of those Subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Notes.


    The total balance sheet liabilities of (i) Warnaco and the Guarantors and
(ii) Holdco's non-Guarantor Subsidiaries, as of October 4, 2003, excluding unused commitments made by lenders and any intercompany debt, were as follows:



$507.2 million                               approximate total balance sheet
                                             liabilities of Warnaco and the
                                             Guarantors

$94.0 million                                approximate total balance sheet
                                             liabilities of all Holdco's non-
                                             Guarantor Subsidiaries


    Warnaco, the Guarantors and Holdco's non-Guarantor Subsidiaries have other liabilities including contingent liabilities, that are significant. The Indenture contains limitations on the amount of additional Debt that Holdco and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Guarantors or by Holdco's non-Guarantor Subsidiaries.

    See 'Risk Factors -- Our level of debt could limit cash flow available for our operations and could adversely affect our ability to obtain additional financing, if necessary; our ability to obtain

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
additional financing through the issuance of debt or equity securities may also be limited by the terms of our contractual arrangements and by our current intention not to provide guidance regarding our future operating results,'
' -- Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control' and ' -- A subsidiary guarantee could be voided or subordinated because of federal bankruptcy law or comparable state law provisions.'

GUARANTIES

    The obligations of Warnaco under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdco and all the existing and future Domestic Restricted Subsidiaries of Holdco other than Securitization Entities. See ' -- Certain Covenants -- Future Guarantors.'

    The Subsidiaries of Holdco that are not Guarantors (currently consisting of all Holdco's foreign Subsidiaries) currently generate a significant portion of Holdco's net revenues and net income and own a significant portion of Holdco's total assets. The Subsidiaries of Holdco that are not Guarantors (other than Warnaco, which as issuer of the Notes is not a Guarantor), represented the following approximate percentages of Holdco's consolidated net revenues, net income and total assets:


        25.6% of Holdco's consolidated net revenues for the period February 5, 2003 to October 4, 2003,



        100% of Holdco's consolidated net income for the period February 5, 2003 to October 4, 2003 and



        19.6% of Holdco's consolidated total assets as of October 4, 2003.


    If Warnaco or a Guarantor sells or otherwise disposes of either:

        (1) its ownership interest in a Guarantor, or

        (2) all or substantially all the assets of a Guarantor,

then the transferred Guarantor will be released from all its obligations under its Note Guaranty. In addition, a Guarantor will be released from its obligations under the Indenture, the Guarantee and the Registration Rights Agreement if Warnaco designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

    If any Guarantor fails to make payments under its Note Guaranty, each of Warnaco and the other Guarantors must contribute their share of such payments. Warnaco's and the other Guarantors' shares of such payment will be computed based on the proportion that the net worth of Warnaco or the relevant Guarantor represents relative to the aggregate net worth of Warnaco and all such other Guarantors combined.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the option of Warnaco prior to June 15, 2008. Starting on that date, Warnaco may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

                                                              REDEMPTION
                            YEAR                                PRICE
                            ----                                -----
2008........................................................   104.438%
2009........................................................   102.958%
2010........................................................   101.479%
2011 and thereafter.........................................   100.000%

    At any time prior to June 15, 2008, Warnaco may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture, at a redemption price equal to the greater of:

        (a) 100% of the principal amount of the Notes to be redeemed, and

        (b) the sum of the present values of (1) the redemption price of the Notes at June 15, 2008 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through June 15, 2008, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 75 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    In addition, at any time and from time to time prior to June 15, 2006, Warnaco may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

    Any notice to Holders of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date unless clause (b) of the definition of 'Comparable Treasury Price' is applicable, in which case such Officer's Certificate should be delivered on the redemption date.

SINKING FUND

    There will be no mandatory sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder shall have the right to require Warnaco to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the 'Change of Control Offer') at a purchase price (the 'Change of Control Purchase Price') equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    Within 30 days following any Change of Control, Warnaco shall:

        (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

        (b) send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder's address appearing in the security register, a notice stating:

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
           (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled 'Repurchase at the Option of Holders Upon a Change of Control' and that all Notes timely tendered will be accepted for payment;

           (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

           (3) the circumstances and relevant facts regarding the Change of Control; and

           (4) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

    Warnaco will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Warnaco and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    Warnaco will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Warnaco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

    Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that it will decide to do so in the future. Subject to certain covenants described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

    The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of 'all or substantially all' the Property of Holdco and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase 'substantially all,' there is no precise established definition of the phrase under applicable law. Accordingly, if Holdco and the Restricted Subsidiaries, considered as a whole, dispose of less than all their Property by any of the means described above, the ability of a Holder to require Warnaco to repurchase its Notes may be uncertain. In such a case, Holders may not be able to resolve this uncertainty without resorting to legal action.

    The Senior Credit Facility provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Facility. Additionally, our future debt may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased or repaid upon a Change of Control. Moreover, the exercise by Holders of their right to require us to repurchase such Notes could cause a default under debt of Warnaco, even if the Change of Control itself does not, due to the financial effect of such repurchase on the relevant Person. Finally, Warnaco's ability to pay cash to Holders upon a repurchase may be limited by Warnaco's then existing financial resources. Warnaco cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Warnaco's failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under the Senior Credit Facility and may constitute a default under future debt as well. Warnaco's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes. See ' -- Amendments and Waivers.'

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
CERTAIN COVENANTS

    For the purposes of determining compliance with any covenant, the U.S. Dollar Equivalent will be used, if and to the extent relevant.

    LIMITATION ON DEBT

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

        (1) such Debt is Debt of Warnaco or a Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.25 to 1.00 or

        (2) such Debt is Permitted Debt.

    The term 'Permitted Debt' is defined to include the following:

        (a) (1) Debt of Warnaco evidenced by the Notes issued in the offering of the old notes and the new notes issued in exchange for such notes and in exchange for any Additional Notes and (2) Debt of the Guarantors evidenced by Note Guaranties relating to the Notes issued in the offering of the old notes and the new notes issued in exchange for such notes and in exchange for any Additional Notes;

        (b) Debt of Warnaco or a Guarantor under Credit Facilities or Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to Holdco or any Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt under this clause (b) at any one time outstanding shall not exceed the greater of:

           (1) $325.0 million, which amount shall be permanently reduced by the amount of proceeds from Asset Sales used to Repay Senior Debt, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under ' -- Limitation on Asset Sales' and

           (2) the sum of the amounts equal to

               (A) 85% of the book value of the accounts receivable of Holdco and the Restricted Subsidiaries, plus

               (B) 50% of the book value of the inventory of Holdco and the Restricted Subsidiaries,

   minus, in the case of each of subsections (1) and (2) under this clause (b), the Debt of any Foreign Restricted Subsidiary Incurred under clause (j) below that is then outstanding;

        (c) Debt of Warnaco or a Guarantor in respect of Capital Lease Obligations, Purchase Money Debt and (without double counting) Attributable Debt in respect of Sale and Leaseback Transactions otherwise permitted by the Indenture, provided that

        (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

        (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $25.0 million aggregate principal amount outstanding at any one time;

        (d) Debt of Holdco owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Holdco or any Restricted Subsidiary, provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Holdco or a Restricted Subsidiary) shall be deemed, in

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
    each case, to constitute the Incurrence of such Debt by the obligor thereof, and provided, that for purposes of this provision, a pledge or collateral assignment shall not be deemed to constitute a transfer until the disposition of the collateral upon foreclosure thereon), and provided, further, that if Warnaco or any Guarantor is the obligor on such Debt, such Debt must be expressly subordinated in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of Warnaco, or the Note Guaranty, in the case of a Guarantor;

        (e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Holdco or was otherwise acquired by Holdco), provided that at the time such Restricted Subsidiary is acquired by Holdco or a Restricted Subsidiary or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, Holdco would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant, or the incurrence of such Debt is otherwise permitted by this covenant;

        (f) Debt of Holdco or any Restricted Subsidiary under Interest Rate Agreements entered into for the purpose of limiting interest rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are, at the time of Incurrence thereof, related to payment obligations on Debt otherwise permitted by the terms of this covenant;

        (g) Debt of Holdco or any Restricted Subsidiary under Currency Exchange Protection Agreements entered into for the purpose of limiting currency exchange rate risks in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes;

        (h) Debt of Holdco or any Restricted Subsidiary (1) under Commodity Price Protection Agreements entered into in the ordinary course of the financial management of Holdco or such Restricted Subsidiary and not for speculative purposes, and (2) in respect of ordinary course of business cash management services provided by lenders under Credit Facilities;

        (i) Debt in connection with one or more standby letters of credit or surety or performance bonds issued by Holdco or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

        (j) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the Foreign Borrowing Base;

        (k) Debt of Holdco or any Restricted Subsidiary outstanding on the Issue Date, after giving effect to the offering and the application of the net proceeds therefrom not otherwise described in clauses (a) through (j) above;

        (l) Debt of Holdco, Warnaco or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $30.0 million; and

        (m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses
    (a), (c), (e) and (k) above.

        Notwithstanding anything to the contrary contained in this covenant,

        (a) Holdco and Warnaco shall not, and shall not permit any Guarantors to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt unless such Debt shall be subordinated to the Notes or the applicable Note Guaranty, as the case may be, to at least the same extent as such Subordinated Debt; and

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
        (b) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this covenant.

    For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, Warnaco shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant.

    LIMITATION ON RESTRICTED PAYMENTS

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

        (a) a Default or Event of Default shall have occurred and be continuing,

        (b) Holdco could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under ' -- Limitation on Debt,' or

        (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made in Property other than in cash, to be based upon Fair Market Value of such Property at the time such Restricted Payment is paid) would exceed an amount equal to the sum of:

           (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter in respect of which financial statements have been delivered in accordance with the terms of the Indenture (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

           (2) 100% of Capital Stock Sale Proceeds, plus

           (3) the sum of:

               (A) the aggregate net cash proceeds received by Holdco or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Holdco, and

               (B) the aggregate amount by which Debt (other than Subordinated
           Debt) of Holdco or any Restricted Subsidiary is reduced on Holdco's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date into Capital Stock (other than Disqualified Stock) of Holdco, excluding, in the case of clause (A) or (B):

        (x) any such Debt issued or sold to Holdco or a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees, and

        (y) the aggregate amount of any cash or other Property distributed by Holdco or any Restricted Subsidiary upon any such conversion or exchange, plus

           (4) an amount equal to the sum of:

               (A) the aggregate reduction in Investments in any Person other than Holdco or a Restricted Subsidiary resulting from dividends, returns of capital, repayments of loans or advances, interest or other transfers of Property, in each case to Holdco or any Restricted Subsidiary from such Person, and

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
               (B) the portion (proportionate to Holdco's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net worth of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; plus

               (C) $10.0 million.

    Notwithstanding the foregoing limitation, Holdco may:

        (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

        (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Holdco or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Holdco (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees); provided, however, that

           (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

           (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

        (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

        (d) so long as no Default or Event of Default has occurred and is continuing,

           (1) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock, or any options, warrants or other rights to acquire Capital Stock, from any officer, director or employee of Holdco or its Restricted Subsidiaries for an amount not to exceed $2.0 million per year, and

           (2) purchase, repurchase, redeem, legally defease, retire, refinance or acquire for value shares of Capital Stock upon a change of control if required pursuant to director and employee equity incentive plans for an amount not to exceed $10.0 million; provided, however, in the event that, in connection with the events giving rise to such change of control, there shall have occurred a Change of Control pursuant to which Warnaco is required to make a Change of Control Offer, then no purchase, repurchase, redemption, legal defeasance, retirement, refinancing or acquisition for value shall be made pursuant to this clause (d)(2) until the completion of such Change of Control Offer and the repurchase of the Notes validly tendered for payment in connection with such Change of Control Offer; and

    provided, however, that any such purchase, repurchase, redemption, legal defeasance, retirement, refinancing or acquisition for value under subsections (1) and (2) of this clause (d) shall be excluded in the calculation of the amount of Restricted Payments; and

        (e) purchase, repurchase, redeem, legally defease, retire, refinance or acquire for value Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a change of control under the terms of such Subordinated Debt pursuant to a provision similar to the ' -- Repurchase at the Option of Holders Upon a Change of Control' provision above; provided, however, that prior to any such purchase, repurchase, redemption, legal defeasance, retirement, refinancing or acquisition for value, Warnaco has consummated a Change of Control Offer with respect to the Notes as provided in ' -- Repurchase at the Option of Holders Upon a Change of Control' above and has

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    repurchased all Notes validly tendered for payment in connection with such
    Change of Control Offer; and provided, further, however, that any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value of Subordinated Debt pursuant to this clause (e) shall be included in subsequent calculations of the amount of Restricted Payments.

    LIMITATION ON LIENS

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of their Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Note Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of Holdco or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

    LIMITATION ON ASSET SALES

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

        (a) Holdco, Warnaco or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

        (b) at least 75% of the consideration paid to Holdco, Warnaco or their respective Restricted Subsidiaries in connection with such Asset Sale is in the form of cash or Temporary Cash Investments (or securities, notes or other obligations received by Holdco, Warnaco or such Restricted Subsidiary that are converted within 90 days by Holdco, Warnaco or the Restricted Subsidiary into cash) or the assumption by the purchaser of liabilities of Holdco, Warnaco or any of their respective Restricted Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Note Guaranty) as a result of which Holdco, Warnaco and the Restricted Subsidiaries are no longer obligated with respect to such liabilities.

    The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Holdco or a Restricted Subsidiary, to the extent Holdco or a Restricted Subsidiary elects (or is required by the terms of any Debt):

        (i) to Repay Senior Debt of Warnaco or any Guarantor (excluding, in any such case, any Debt owed to Holdco or Warnaco); or

        (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Holdco or another Restricted Subsidiary).

    Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of Warnaco for investment in identified Additional Assets in respect of a project that shall have been commenced (including by paydown of revolving loans without a related commitment reduction), and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been abandoned shall constitute 'Excess Proceeds'; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute 'Excess Proceeds' at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable.

    When the aggregate amount of Excess Proceeds exceeds $15.0 million (taking into account income earned on such Excess Proceeds, if any), Warnaco will be required to make an offer to

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repurchase (the 'Prepayment Offer') the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Holdco or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero.

    The term 'Allocable Excess Proceeds' shall mean the product of:

        (a) the Excess Proceeds and

        (b) a fraction,

        (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

        (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Holdco, Warnaco or a Restricted Subsidiary outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Holdco, Warnaco or such Restricted Subsidiary to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

    Within 30 business days after Warnaco is obligated to make a Prepayment Offer as described in the preceding paragraph, Warnaco shall send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Asset Sale as Warnaco in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

    Warnaco will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Warnaco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    Notwithstanding the foregoing, any disposition of the Properties constituting all or a portion of the A.B.S. by Allen Schwartz and White Stag businesses shall not be subject to the requirements of the first clause (b) of this 'Limitation on Asset Sales' covenant above, provided, however, that the aggregate consideration paid to Holdco or any Restricted Subsidiary for all such dispositions shall not exceed $70.0 million.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of their respective Restricted Subsidiaries to:

        (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Holdco or any Restricted Subsidiaries,

        (b) make any loans or advances to Holdco or any Restricted Subsidiary, or

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        (c) transfer any of its Property to Holdco or any Restricted Subsidiary.

    The foregoing limitations will not apply:

        (1) with respect to clauses (a), (b) and (c) to:

        (i) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date,

        (ii) restrictions arising under Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Holdco or Warnaco,

        (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of clause (1) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing or amendment are no less favorable in any material respect to the holders of the Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements,

        (iv) any customary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition and provided, that the consummation of such transaction would not result in a Default or Event of Default,

        (v) any encumbrance or restriction under applicable corporate law or regulation relating to the payment of dividends or distributions,

        (vi) any encumbrance or restriction arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity and

        (vii) any encumbrance with respect to Debt described in clause (j) under the definition of 'Permitted Debt' in the covenant described under ' -- Limitation on Debt,' or

        (2) with respect to clause (c) only, to:

        (i) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or in licenses or similar contracts entered into in the ordinary course of business to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder or pursuant to customary provisions restricting dispositions of real property interest set forth in any reciprocal easement agreement of Holdco, Warnaco or a Restricted Subsidiary,

        (ii) any encumbrance or restriction contained in security agreements or mortgages securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages,

        (iii) restrictions relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Note Guaranty pursuant to the covenants described under ' -- Limitation on Debt' and ' -- Limitation on Liens' that limit the right of the debtor to dispose of or transfer the Property securing such Debt, and

        (iv) encumbering Property at the time such Property was acquired by Holdco or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition.

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    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Holdco or Warnaco (an 'Affiliate Transaction'), unless:

        (a) the terms of such Affiliate Transaction are:

        (1) set forth in writing, and

        (2) no less favorable to Holdco, Warnaco or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Holdco, Warnaco or such Restricted Subsidiary,

        (b) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, concludes that such Affiliate Transaction complies with clause (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

        (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, Holdco or Warnaco obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Holdco, Warnaco or such Restricted Subsidiary, as the case may be.

    Notwithstanding the foregoing limitation, Holdco, Warnaco or any of their respective Restricted Subsidiaries may enter into, suffer to exist and perform its obligations under the following:

        (a) any transaction or series of transactions between Holdco and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

        (b) any Restricted Payment permitted to be made pursuant to the covenant described under ' -- Limitation on Restricted Payments' or any Permitted Investment;

        (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Holdco, Warnaco or any of their respective Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

        (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of Holdco or such Restricted Subsidiary, provided that such loans and advances do not exceed $2.5 million in the aggregate at any one time outstanding;

        (e) agreements in effect on the Issue Date and described in this prospectus (including but not limited to the Equity Registration Rights Agreement and any modifications, extensions or renewals thereto that are no less favorable in any material respect to Holdco, Warnaco or any Restricted Subsidiary than such agreements as in effect on the Issue Date);

        (f) any transactions between or among any of Holdco, Warnaco, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of the Indenture; and

        (g) any agreements for the provision of commercial or investment banking or consulting services entered into in good faith and approved by the Board of Directors (including at least a majority of the disinterested members of the Board of Directors).

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    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    Holdco and Warnaco shall not, and shall not permit any of their respective Restricted Subsidiaries, to enter into any Sale and Leaseback Transaction with respect to any Property unless:

        (a) Holdco, Warnaco or such Restricted Subsidiary would be entitled to:

           (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under ' -- Limitation on Debt,' and

           (2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Note Guaranty pursuant to the covenant described under ' -- Limitation on Liens,' and

           (b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under ' -- Limitation on Asset Sales.'

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors may designate any Subsidiary of Holdco other than Warnaco to be an Unrestricted Subsidiary if such Subsidiary:

        (a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Holdco or any Restricted Subsidiary;

        (b) has no Debt other than Debt:

           (1) as to which neither Holdco nor any of its Restricted Subsidiaries
       (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender, provided, however, that Holdco or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary concurrently with or after the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under ' -- Limitation on Restricted Payments,'

           (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than any Guarantee permitted by the proviso to the preceding clause (1)) of Holdco or any Restricted Subsidiaries to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

           (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of Holdco or any Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

        (c) is not party to any agreement, contract, arrangement or understanding with Holdco or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdco;

        (d) is a Person with respect to which neither Holdco nor any Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

        (e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of Holdco or any Restricted Subsidiaries.

    Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Holdco will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted

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Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

    Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and none of Holdco, Warnaco nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee in its reasonable judgment, be released from any Note Guaranty previously made by such Restricted Subsidiary.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

        (x) Holdco could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under ' -- Limitation on Debt,' and

        (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

    Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate of Warnaco that:

        (a) certifies that such designation or redesignation complies with the foregoing provisions, and

        (b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of Warnaco in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Holdco's fiscal year, within 90 days after the end of such fiscal year).

    LIMITATION ON WARNACO'S AND HOLDCO'S BUSINESSES

    Warnaco shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than the Permitted Business. Holdco shall not engage in any business other than the Permitted Holdco Business.

    FUTURE GUARANTORS

    Holdco and Warnaco shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date, other than any Securitization Entities, to execute and deliver to the Trustee a Note Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

    In addition, Holdco and Warnaco will cause each of their existing non-Guarantor Subsidiaries and each of their Foreign Restricted Subsidiaries created or acquired after the Issue Date which has Guaranteed or which Guarantees any Debt of Holdco or any Domestic Restricted Subsidiary, to execute and deliver to the Trustee a Guarantee agreement pursuant to which such non-Guarantor or Foreign Restricted Subsidiary will Guarantee payment of Warnaco's obligations under the Notes on the same terms and conditions as set forth in the Guarantee of such other Debt of Holdco or any Domestic Restricted Subsidiary given by such non-Guarantor or Foreign Restricted Subsidiary.

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MERGER, CONSOLIDATION AND SALE OF PROPERTY

    Warnaco shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into Warnaco) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

        (a) Warnaco shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than Warnaco) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

        (b) the Surviving Person (if other than Warnaco) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by Warnaco;

        (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of Warnaco, such Property shall have been transferred as an entirety or substantially as an entirety to one Person or a group of related persons;

        (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause
    (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

        (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either Warnaco or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under ' -- Certain Covenants -- Limitation on Debt'; and

        (f) Warnaco shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

    Holdco shall not, and Holdco and Warnaco shall not permit any other Guarantor to, merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into Warnaco or a Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

        (a) the Surviving Person (if other than such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

        (b) the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Note Guaranty and, in the case of Holdco, due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by Holdco;

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        (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Guarantor, such Property shall have been transferred as an entirety or substantially as an entirety to one Person;

        (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause
    (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, Warnaco or any Guarantor as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, Warnaco or such Guarantor at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

        (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, Holdco would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under ' -- Certain Covenants -- Limitation on Debt'; and

        (f) Warnaco shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel of Warnaco, each stating that such transaction or series of transactions and such Note Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

    The foregoing provisions (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if Holdco has complied with the covenant described under ' -- Certain
Covenants -- Limitation on Asset Sales.'

    The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Holdco and Warnaco under the Indenture (or of the Guarantor under the Note Guaranty, as the case may be), but the predecessor of Holdco or Warnaco, as the case may be, in the case of:

        (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Holdco or Warnaco as an entirety or substantially as an entirety), or

        (b) a lease,

shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

    Notwithstanding the preceding clause (e), any Restricted Subsidiary of Holdco may consolidate with, merge into or transfer all or substantially all its Property to Warnaco or a Subsidiary Guarantor.

    PAYMENT FOR CONSENTS

    Holdco and Warnaco will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    SEC REPORTS

    Notwithstanding that Warnaco may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Warnaco shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the SEC and provided at the times specified for the filing of such information, documents and reports under

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such Sections; provided, however, that Warnaco shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

    In addition, Warnaco shall furnish to Holders and to prospective investors, upon the request of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are 'restricted securities' within the meaning of Rule 144(a)(3) under the Securities Act.

EVENTS OF DEFAULT

    Events of Default in respect of the Notes include:

        (1) failure to make the payment of any interest, including Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

        (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

        (3) failure to comply with the covenant described under ' -- Merger, Consolidation and Sale of Property';

        (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to Warnaco as provided below;

        (5) a default under any Debt in an aggregate amount in excess of $25.0 million by Holdco or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt within any applicable grace period at maturity (the 'cross acceleration provisions');

        (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million (net of applicable insurance, if any, that is not subject to any reservation of rights by the insurer) that shall be rendered against Holdco or any Restricted Subsidiaries and that shall not be waived, satisfied, vacated, bonded or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the 'judgment default provisions');

        (7) certain events involving bankruptcy, insolvency or reorganization of Holdco, Warnaco, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the 'bankruptcy provisions');

        (8) the Note Guaranty of Holdco or any Note Guaranty of a Significant Subsidiary or a group of Subsidiary Guarantors that, taken as a whole, would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty), or Holdco, any Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary denies or disaffirms its obligations under its Note Guaranty (the 'guaranty provisions'); and

        (9) any security interest securing the notes shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, the release of the security interest in accordance with its terms or the release of the Lien securing such other Debt as gave rise to the granting of the security interest securing the notes (the 'other lien'), or any security interest created thereunder shall be declared invalid or unenforceable or Warnaco or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the 'security default provisions'), except that no Event of Default under this clause (9) shall occur to the extent that (a) the other lien also ceases to be in full force and effect, (b) the other lien shall be declared invalid or unenforceable or (c) Warnaco or the applicable Guarantor shall assert that the other lien is invalid or unenforceable.

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    A Default under clause (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes and any Additional Notes then outstanding notify Warnaco of the Default and Warnaco does not cause such Default to be cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a 'Notice of Default.'

    Warnaco shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status, and what action Warnaco is taking or proposes to take with respect thereto, provided, however, that if the event giving rise to the requirement to deliver such notice is cured, the failure to give notice shall not, in and of itself, constitute an Event of Default.

    If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Warnaco) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes and any Additional Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Warnaco shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

    No Holder will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

        (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

        (b) the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

        (c) the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, Warnaco and the Trustee with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend the Indenture and the Notes, and the registered Holders of at least a majority in

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aggregate principal amount of the Notes outstanding may waive any past default or compliance with any provisions of the Indenture and the Notes (except a default in the payment of principal, premium, interest, including Special Interest, if any, and certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder of an outstanding Note). However, without the consent of each Holder of an outstanding Note, no amendment may, among other things,

        (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver,

        (2) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note,

        (3) reduce the principal of, or extend the Stated Maturity of, any Note,

        (4) make any Note payable in money other than that stated in the Note,

        (5) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Note Guaranty,

        (6) subordinate the Notes or any Note Guaranty to any other obligation of Warnaco or the applicable Guarantor,

        (7) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest,

        (8) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under ' -- Optional Redemption,'

        (9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

        (10) at any time after Warnaco is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto, or

        (11) make any change in any Note Guaranty that would adversely affect the rights of Holders to receive payments under the Note Guaranty other than any release of a Note Guaranty in accordance with the provisions of the Indenture.

    The Indenture and the Notes may be amended by Warnaco and the Trustee without the consent of any Holder to:

        (1) cure any ambiguity, omission, defect or inconsistency,

        (2) provide for the assumption by a Surviving Person of the obligations of Holdco or Warnaco under the Indenture,

        (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) and all other applicable sections of the Code, or, with respect to Section 163(f), in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
    Code),

        (4) add additional Guarantors with respect to the Notes or release Guarantors from Note Guaranties as provided or permitted by the terms of the Indenture,

        (5) secure the Notes, release all or any portion of any security interest, add to the covenants of Holdco or Warnaco for the benefit of the Holders or surrender any right or power conferred upon Holdco or Warnaco,

        (6) make any change that does not adversely affect the rights of any Holder,

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        (7) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, or

        (8) provide for the issuance of additional Notes in accordance with the Indenture.

    The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, Warnaco is required to mail to each registered Holder at such Holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

    Holdco or Warnaco may, at any time, terminate all their obligations under the Notes and the Indenture ('legal defeasance'), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Holdco or Warnaco may, at any time, terminate:

        (1) Warnaco's and Holdco's obligations under the covenants described under ' -- Repurchase at the Option of Holders Upon a Change of Control' and ' -- Certain Covenants,'

        (2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the guaranty provisions and the security default provisions described under ' -- Events of Default' above, and

        (3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, ' -- Merger, Consolidation and Sale of Property' above ('covenant defeasance').

Holdco or Warnaco may exercise their legal defeasance option notwithstanding their prior exercise of the covenant defeasance option.

    If Holdco or Warnaco exercises their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Holdco or Warnaco exercises their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under ' -- Certain Covenants'), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under ' -- Events of Default' above or because of the failure of Warnaco to comply with clause (e) under the first paragraph of, or with the second paragraph of, ' -- Merger, Consolidation and Sale of Property' above. If Holdco or Warnaco exercises their legal defeasance option or covenant defeasance option, any collateral will be released and each Guarantor will be released from all its obligations under its Note Guaranty.

    The legal defeasance option or the covenant defeasance option may be exercised only if:

        (a) Warnaco irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

        (b) Warnaco delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

        (c) 123 days pass after the deposit is made, and during the 123-day period, no Default described in clause (7) under ' -- Events of Default' occurs with respect to Warnaco or any other Person making such deposit which is continuing at the end of the period;

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        (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

        (e) such deposit does not constitute a default under any other agreement or instrument binding on Warnaco;

        (f) Warnaco delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

        (g) in the case of the legal defeasance option, Warnaco delivers to the Trustee an Opinion of Counsel stating that:

           (1) Warnaco has received from the Internal Revenue Service a ruling, or

           (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

        (h) in the case of the covenant defeasance option, Warnaco delivers to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

        (i) Warnaco delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

SATISFACTION AND DISCHARGE

    Warnaco may discharge the Indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all outstanding Notes when:

    (1) either

        (a) all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by Warnaco and is thereafter repaid to Warnaco or discharged from the trust) have been delivered to the Trustee for cancellation; or

        (b) all Notes not previously delivered to the Trustee for cancellation

           (A) have become due and payable, or

           (B) will become due and payable at their maturity within one year, or

           (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee, and in the case of (A), (B) or (C), Warnaco has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of such cash and non-callable U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

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    (2) Warnaco has paid or caused to be paid all other sums payable by it under the Indenture; and

    (3) if required by the Trustee, Warnaco delivers to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

GOVERNING LAW

    The Indenture and the Notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

THE TRUSTEE

    Wells Fargo Bank Minnesota, National Association, is the Trustee under the Indenture.

    Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

    'Additional Assets' means:

        (a) any Property (other than cash, Temporary Cash Investments and securities) owned by Holdco or any Restricted Subsidiary and used in a Permitted Business; or

        (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdco or another Restricted Subsidiary from any Person other than Holdco or a controlled Affiliate of Holdco; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

    'Affiliate' of any specified Person means:

        (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

        (b) any other Person who is a director or officer of:

           (1) such specified Person,

           (2) any Subsidiary of such specified Person, or

           (3) any Person described in clause (a) above.

For the purposes of this definition, 'control,' when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing. For purposes of the covenants described under ' -- Certain Covenants -- Limitation on Transactions with Affiliates' and ' -- Certain Covenants -- Limitation on Asset Sales' and the definition of 'Additional Assets' only, 'Affiliate' shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Holdco or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

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    'Asset Sale' means any sale, lease, transfer, issuance or other disposition
(or series of related sales, leases, transfers, issuances or dispositions) by Holdco or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a 'disposition'), of

        (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a person other than Holdco or a Restricted Subsidiary), or

        (b) any other Property of Holdco or any Restricted Subsidiary outside of the ordinary course of business of Holdco or such Restricted Subsidiary, other than,

        (1) any disposition by a Restricted Subsidiary to Warnaco or by Holdco or a Restricted Subsidiary to a Restricted Subsidiary,

        (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under ' -- Certain Covenants -- Limitation on Restricted Payments,'

        (3) any disposition effected in compliance with the first or second paragraph of the covenant described under ' -- Merger, Consolidation and Sale of Property,'

        (4) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $2.5 million,

        (5) any disposition of obsolete, damaged or worn-out equipment or property, or property that is no longer useful in the conduct of the business of Holdco and its Restricted Subsidiaries,

        (6) any disposition of cash or Temporary Cash Investments, and

        (7) any sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of 'Qualified Securitization Transaction' to or by a Securitization Entity for the fair market value thereof.

    For the avoidance of doubt, the sale or disposition of inventory in the ordinary course of business shall be considered dispositions not outside of the ordinary course of business.

    'Attributable Debt' in respect of a Sale and Leaseback Transaction means, at any date of determination,

        (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of 'Capital Lease Obligations,' and

        (b) in all other instances, the greater of:

           (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction at the time of the consummation thereof, and

           (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction at the time of consummation thereof (including any period for which such lease has been extended).

    'Average Life' means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

        (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

        (b) the sum of all such payments.

    'Board of Directors' means the board of directors of Warnaco or any duly authorized committee thereof.

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    'Capital Lease Obligations' means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of ' -- Certain Covenants -- Limitation on Liens,' a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

    'Capital Stock' means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

    'Capital Stock Sale Proceeds' means the aggregate cash proceeds received by Holdco from the issuance or sale (other than to a Subsidiary of Holdco or an employee stock ownership plan or trust established by Holdco or any such Subsidiary for the benefit of their employees) by Holdco of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    'Change of Control' means the occurrence of any of the following events:

        (a) Holdco shall at any time cease to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 100% of the Capital Stock of Warnaco; or

        (b) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have 'beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdco (for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the 'parent corporation') so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

        (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Holdco, Warnaco and their Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or Holdco or Warnaco merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into Holdco or Warnaco, in any such event pursuant to a transaction in which the outstanding Voting Stock of Holdco or Warnaco is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

           (1) the outstanding Voting Stock of Holdco or Warnaco is reclassified into or exchanged for other Voting Stock of Holdco or Warnaco or for Voting Stock of the Surviving Person, and

           (2) the holders of the Voting Stock of Holdco or Warnaco immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Holdco or Warnaco or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

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        (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of, as relevant, Holdco or Warnaco (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of, as relevant, Holdco or Warnaco was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the relevant board of directors then in office; or

        (e) the shareholders of Holdco or Warnaco shall have approved any plan of liquidation or dissolution of Holdco or Warnaco, as applicable.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Commodity Price Protection Agreement' means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

    'Comparable Treasury Issue' means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. 'Independent Investment Banker' means one of the Reference Treasury Dealers appointed by the Trustee after consultation with Warnaco.

    'Comparable Treasury Price' means, with respect to any redemption date:

        (a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated 'H.15(519)' (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption 'Treasury Constant Maturities,' or

        (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

    'Consolidated Interest Coverage Ratio' means, as of any date of determination, the ratio of:

        (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters in respect of which financial statements are publicly available on or prior to the date of determination to

        (b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

        (1) if

           (A) since the beginning of such period Holdco or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

           (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

    Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four-quarter period (or any shorter period in which such facilities are in effect) and, provided further, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if Holdco or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

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        (2) if

           (A) since the beginning of such period Holdco or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

           (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

           (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdco or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

    If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the interest rate in effect for such floating rate of interest on the date of determination had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, Holdco shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent Holdco and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

    'Consolidated Interest Expense' means, for any period, the total interest expense of Holdco and its consolidated Restricted Subsidiaries (net of interest income and payments received in respect of Interest Rate Agreements), plus, to the extent not included in such total interest expense, and to the extent Incurred by Holdco or its Restricted Subsidiaries,

        (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

        (b) amortization of debt discount and debt issuance cost, including commitment fees,

        (c) capitalized interest,

        (d) non-cash interest expense,

        (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

        (f) costs associated with Interest Rate Agreements (including amortization of fees),

        (g) Disqualified Stock Dividends,

        (h) Preferred Stock Dividends,

        (i) interest Incurred in connection with Investments in discontinued operations,

        (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by Holdco or any of its Restricted Subsidiaries, and

        (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Holdco) in connection with Debt Incurred by such plan or trust.

    Notwithstanding the foregoing, there shall be excluded from Consolidated Interest Expense the interest expense attributable to any Debt of a Foreign Restricted Subsidiary, but only if (x) the Debt of the Foreign Restricted Subsidiary giving rise to such interest expense is without recourse to or guaranteed by Holdco, Warnaco, any Subsidiary Guarantor or any other Domestic Restricted Subsidiary of Holdco and (y) the net income of such Foreign Restricted Subsidiary is not included in the calculation of Consolidated Net Income for the same period.

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    'Consolidated Net Income' means, for any period, the net income (loss) of
Holdco and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

        (a) any net income (loss) of any Person if such Person is not Holdco or a Restricted Subsidiary, except that:

           (1) subject to the exclusion contained in clause (c) below, equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to Holdco or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

           (2) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash or other property from Holdco, or a Restricted Subsidiary,

        (b) any net income (loss) of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to Holdco or Warnaco, except that:

           (1) subject to the exclusion contained in clause (c) below, the equity of Holdco and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to Holdco or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

           (2) the equity of Holdco and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

        (c) any gain or loss realized upon the sale or other disposition of any Property of Holdco or any of its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

        (d) any extraordinary gain or loss,

        (e) the cumulative effect of a change in accounting principles and

        (f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of Holdco or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of Holdco (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under ' -- Certain Covenants -- Limitation on Restricted Payments' only, there shall be excluded from Consolidated Net Income any dividends, returns of capital, repayments of loans or advances, interest or other transfers of Property from Unrestricted Subsidiaries to Holdco or a Restricted Subsidiary to the extent such dividends, returns, repayments, interest or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

    'Credit Facilities' means, with respect to Holdco or any Restricted Subsidiary, one or more debt or credit facilities with banks or other lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, notes, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case as such facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any

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agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under ' -- Certain Covenants -- Limitation on Debt') or adding Restricted Subsidiaries as additional borrowers or collateral guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements, in each case with banks or other lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters or credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).

    'Currency Exchange Protection Agreement' means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option, forward contract or other similar agreement or arrangement, in each case, including any Guarantee and collateral documents referred to therein, designed to protect such Person against fluctuations in currency exchange rates.

    'Debt' means, with respect to any Person on any date of determination (without duplication):

        (a) the principal of and premium (if any) in respect of:

           (1) debt of such Person for money borrowed, and

           (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

        (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

        (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and other accrued liabilities arising in the ordinary course of business that are not overdue or are being contested in good faith and are not required to be reflected as debt in Holdco's consolidated financial statements under GAAP);

        (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

        (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

        (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

        (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

        (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all

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unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

        (1) zero if such Hedging Obligation has been Incurred pursuant to clause
    (f), (g) or (h) of the second paragraph of the covenant described under ' -- Certain Covenants -- Limitation on Debt,' or

        (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

    'Default' means any event which is, or after notice or passage of time or both would be, an Event of Default.

    'Disqualified Stock' means any Capital Stock of Holdco or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

        (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

        (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, including upon a change of control, provided, however, that such Capital Stock shall not constitute Disqualified Stock if the terms of such Capital Stock (and any such securities into which it is directly or indirectly convertible or exchangeable) provide that Holdco or any of its Restricted Subsidiaries may not repurchase or redeem any such Capital Stock (and any such securities into which it is directly or indirectly convertible or exchangeable) pursuant to a change of control provision:

           (1) unless the events giving rise to such change of control would constitute a Change of Control pursuant to which Warnaco is required to make a Change of Control Offer, and

           (2) prior to any such repurchase or redemption of any such Capital Stock (and any such securities into which it is convertible or exchangeable), Warnaco shall have completed such Change of Control Offer and repurchased all Notes validly tendered for payment in connection with such Change of Control Offer, or

        (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

    'Disqualified Stock Dividends' means all dividends with respect to Disqualified Stock of Holdco held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to Holdco.

    'Domestic Restricted Subsidiary' means any Restricted Subsidiary other than
(a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

    'EBITDA' means, for any period, an amount equal to, for Holdco and its consolidated Restricted Subsidiaries:

        (a) the sum of Consolidated Net Income for such period, plus the following to the extent deducted in determining Consolidated Net Income for such period:

           (1) the provision for taxes based on income or profits or utilized in computing net loss,

           (2) Consolidated Interest Expense,

           (3) depreciation,

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           (4) amortization of intangibles,

           (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), and

           (6) any one-time, non-recurring expenses or charges relating to, or arising from the recapitalization and restructuring of Holdco, Warnaco and certain other Subsidiaries in proceedings under Chapter 11 of the U.S. Bankruptcy Code, minus

        (b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Holdco by such Restricted Subsidiary.

    'Equity Registration Rights Agreement' means the Registration Rights Agreement, dated as of February 4, 2003, among Holdco and certain former creditors of Warnaco.

    'Event of Default' has the meaning set forth under ' -- Events of Default.'

    'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    'Fair Market Value' means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

        (a) if such Property has a Fair Market Value equal to or less than $10.0 million, by any Officer of Warnaco, or

        (b) if such Property has a Fair Market Value in excess of $10.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

    'Foreign Borrowing Base' means the sum of the amounts equal to (a) 85% of the book value of the accounts receivable of all Foreign Restricted Subsidiaries plus (b) 50% of the book value of the inventory of such Foreign Restricted Subsidiaries.

    'Foreign Restricted Subsidiary' means any Restricted Subsidiary which is
(a) not organized under the laws of the United States of America or any State thereof or the District of Columbia or (b) any other Restricted Subsidiary whose assets consist, directly or indirectly, solely of the Capital Stock of one or more Subsidiaries which are not organized under the laws of the United States of America or any State thereof or the District of Columbia.

    'GAAP' means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

        (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

        (b) the statements and pronouncements of the Financial Accounting Standards Board,

        (c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

        (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

    'Guarantee' means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

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        (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

        (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term 'Guarantee' shall not include:

        (1) endorsements for collection or deposit in the ordinary course of business, or

        (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of 'Permitted Investment.'

The term 'Guarantee' used as a verb has a corresponding meaning.

    'Guarantor' means Holdco, each Domestic Restricted Subsidiary (other than Warnaco and any Securitization Entity) and any other Person that becomes a Guarantor pursuant to the covenant described under ' -- Certain
Covenants -- Future Guarantors' or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Note Guaranty.

    'Hedging Obligation' of any Person means any obligation or liability, direct or indirect, contingent or otherwise, of such Person in respect of any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

    'Holder' means a Person in whose name a Note is registered in the Notes' security register.

    'Incur' means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and 'Incurrence' and 'Incurred' shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

    'Independent Financial Advisor' means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of Holdco.

    'Interest Rate Agreement' means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement, in each case, including any Guarantee and collateral documents referred to therein designed to protect such Person against fluctuations in interest rates and including, without limitation, any such arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

    'Investment' by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, provided, that none of the following will be deemed to be an Investment:

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        (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the indenture;

        (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

        (3) an acquisition of assets, Capital Stock or other securities by Holdco, Warnaco or a Restricted Subsidiary for consideration to the extent such consideration consists of Capital Stock of Warnaco or Holdco, other than Disqualified Stock.

    For purposes of the covenants described under ' -- Certain
Covenants -- Limitation on Restricted Payments' and ' -- Designation of Restricted and Unrestricted Subsidiaries' and the definition of 'Restricted Payment,' the term 'Investment' shall include the portion (proportionate to Holdco's beneficial equity interest in such Subsidiary) of the Fair Market Value of the net worth of any Subsidiary of Holdco at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdco shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary of an amount (if positive) equal to:

        (a) Holdco's 'Investment' in such Subsidiary at the time of such redesignation, less

        (b) the portion (proportionate to Holdco's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

    'Issue Date' means the date on which the Notes (other than any Additional Notes) are initially issued.

    'Lien' means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

    'Moody's' means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

    'Net Available Cash' from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

        (a) all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

        (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms thereof, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds of such Asset Sale,

        (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

        (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Holdco or any Restricted Subsidiary after such Asset Sale.

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    'Note Guaranty' means a Guarantee of Warnaco's obligations with respect to the Notes on the terms set forth in the Indenture.

    'Obligations' means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

    'Officer' means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of Warnaco.

    'Officers' Certificate' means a certificate signed by two Officers of Warnaco, at least one of whom shall be the principal executive officer or principal financial officer of Warnaco, and delivered to the Trustee.

    'Opinion of Counsel' means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Warnaco or the Trustee.

    'Permitted Business' means the business conducted on the date hereof by Holdco and its Subsidiaries and businesses that are similar, ancillary, complementary or related thereto.

    'Permitted Holdco Business' means (a) holding shares of Capital Stock of Warnaco or any other Restricted Subsidiary, (b) paying taxes, (c) preparing proper reports to governmental authorities, including the SEC, the Nasdaq National Market and to its stockholders, (d) being a party to, and taking all actions required to be taken under, the Indenture and any Credit Facilities and
(e) holding meetings of the Board of Directors and of the stockholders of Holdco, preparing corporate records and other corporate activities required to maintain its separate corporate structure.

    'Permitted Investment' means any Investment by Holdco, Warnaco or any of their Restricted Subsidiaries in:

        (a) Holdco or any Restricted Subsidiary,

        (b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

        (c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Holdco or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

        (d) Cash and Temporary Cash Investments;

        (e) receivables owing to Holdco or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdco or such Restricted Subsidiary deems reasonable under the circumstances;

        (f) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (g) loans and advances to employees made in the ordinary course of business consistent with past practices of Holdco or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.5 million in the aggregate at any one time outstanding;

        (h) stock, obligations or other securities received in settlement of obligations created in the ordinary course of business and owing to Holdco or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

        (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with

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    the covenant described under ' -- Certain Covenants -- Limitation on Asset
    Sales,' or (B) any disposition of Property not constituting an Asset Sale;

        (j) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

        (k) Investments by Warnaco or any Restricted Subsidiary in any Unrestricted Subsidiary or joint venture the primary business of which is a Permitted Business, provided that the amount of all Investments made pursuant to this clause (k) in the aggregate does not exceed $15.0 million outstanding at any one time;

        (l) Currency Exchange Protection Agreements, Interest Rate Agreements and Guarantees to the extent otherwise permitted under the Indenture;

        (m) any Debt or extension of credit represented by a bank deposit other than a time deposit; and

        (n) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

    'Permitted Liens' means:

        (a) Liens to secure Debt permitted to be Incurred under clauses (b) and
    (j) of the definition of 'Permitted Debt' in the second paragraph of the covenant described under ' -- Certain Covenants -- Limitation on Debt,' including, in the case of such clause (b), any related hedging or cash management services provided by the lenders under the Credit Facilities;

        (b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under ' -- Certain
    Covenants -- Limitation on Debt,' provided that any such Lien may not extend to any Property of Holdco or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

        (c) Liens for taxes, assessments or governmental charges or levies on the Property of Holdco or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

        (d) Liens imposed by law, such as carriers', supplier's, workmen's, warehousemen's, landlord's, materialmen's and mechanics' Liens and other similar Liens and judgment liens on the Property of Holdco or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

        (e) Liens on the Property of Holdco or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Holdco and the Restricted Subsidiaries taken as a whole;

        (f) Liens on Property at the time Holdco or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Holdco or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or

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    series of transactions pursuant to which such Property was acquired by
    Holdco or any Restricted Subsidiary;

        (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Holdco or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

        (h) pledges or deposits by Holdco or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Holdco or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Holdco, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

        (i) utility easements, building and zoning restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

        (j) Liens on the Capital Stock of any joint venture that is not a Subsidiary of Holdco or any Restricted Subsidiary, provided, that such Lien secures only obligations of Holdco or any Restricted Subsidiary to such joint venture or the obligations of such joint venture;

        (k) Liens existing on the Issue Date not otherwise described in clauses
    (a) through (j) above;

        (l) Liens not otherwise described in clauses (a) through (k) above on the Property of any Restricted Subsidiary that is not a Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under ' -- Certain Covenants -- Limitation on Debt';

        (m) Liens on the Property of Holdco or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

           (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture;

           (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs related to such Refinancing; and

           (3) accrued and unpaid interest on the Debt being Refinanced;

        (n) Liens on accounts receivable and related assets (including contract rights) of the type specified in the definition of 'Qualified Securitization Transaction' transferred to a Securitization Entity in a Qualified Securitization Transaction;

        (o) Liens on amounts payable to Holdco or any Restricted Subsidiary under any insurance policy (including any gross unearned premiums and any payment on account of loss which results in a reduction of an earned premium with respect to the underlying policy), provided that such Liens secure solely Debt Incurred solely for the purpose of financing the payment of insurance premiums for such insurance policy in the ordinary course of business and, provided, further, that such Debt is permitted to be Incurred under the covenant described under ' -- Certain Covenants -- Limitations on Debt' and the amount of Debt secured by a Lien pursuant to this clause (o) does not exceed $15.0 million outstanding at any time;

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        (p) encumbrances consisting of leases or subleases of real property owned by Holdco or any Restricted Subsidiary which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

        (q) financing statements reflecting a lessor's rights in and to personal property leased to Holdco or any Restricted Subsidiary in the ordinary course of such lessor's business;

        (r) Liens in favor of lessors under operating leases with respect to any property leased by Holdco or any Restricted Subsidiary to the extent such Liens relate solely to the lessors' interest in the leased property;

        (s) Liens on any bills of lading, airway bills, receipts and other applicable documents of title (and inventory and goods covered thereby) delivered with respect to letters of credit issued for the benefit of suppliers of inventory pursuant to facilities provided to a Foreign Subsidiary provided that such inventory is located outside the United States; and

        (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of $5.0 million.

    'Permitted Refinancing Debt' means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

        (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

           (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced plus accrued and unpaid interest, and

           (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

        (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, and

        (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced or after maturity of the Notes;

provided, however, that Permitted Refinancing Debt shall not include:

        (x) Debt of a Subsidiary of Holdco other than Warnaco that is not a Guarantor that Refinances Debt of Warnaco or a Guarantor, or

        (y) Debt of Holdco or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

    'Person' means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    'Preferred Stock' means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

    'Preferred Stock Dividends' means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Holdco or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

    'pro forma' means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of Warnaco, or otherwise a

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calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Warnaco, as the case may be.

    'Property' means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

    'Public Equity Offering' means an underwritten public offering of common stock of Holdco pursuant to an effective registration statement under the Securities Act.

    'Purchase Money Debt' means Debt:

        (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, and

        (b) Incurred to finance the acquisition, construction or lease by Warnaco or a Guarantor of Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by Warnaco or such Guarantor.

    'Purchase Money Note' means a promissory note evidencing a line of credit, or evidencing other Debt owed to Holdco or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

    'Qualified Securitization Transaction' means any transaction or series of transactions that may be entered into by Holdco or any Restricted Subsidiary pursuant to which Holdco or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by Holdco or any Restricted Subsidiary) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of Holdco or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

    'Reference Treasury Dealer' means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a 'Primary Treasury Dealer'), Warnaco shall substitute therefor another Primary Treasury Dealer.

    'Reference Treasury Dealer Quotations' means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

    'Refinance' means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. 'Refinanced' and 'Refinancing' shall have correlative meanings.

    'Repay' means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. 'Repayment' and 'Repaid' shall have correlative meanings. For purposes of the covenant described under ' -- Certain Covenants -- Limitation on Asset Sales' and the definition of 'Consolidated Interest Coverage Ratio,' Debt shall be considered to have been

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Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

    'Restricted Payment' means:

        (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of Holdco or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Holdco or any Restricted Subsidiary), except for any dividend or distribution that is made solely to Holdco or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Holdco or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of Holdco;

        (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Holdco or any Restricted Subsidiary or any securities exchangeable for or convertible into any such Capital Stock (other than from Holdco or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of Holdco that is not Disqualified Stock), but excluding net settlements to satisfy tax withholding in connection with vesting of restricted shares and delivery of shares in connection with the exercise of options granted to employees pursuant to an equity incentive plan;

        (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

        (d) any Investment (other than Permitted Investments) in any Person; or

        (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than Holdco or a Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such 'Restricted Payment' shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Holdco and the other Restricted Subsidiaries.

    'Restricted Subsidiary' means Warnaco and any other Subsidiary of Holdco other than an Unrestricted Subsidiary.

    'S&P' means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

    'Sale and Leaseback Transaction' means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Holdco or a Restricted Subsidiary transfers such Property to another Person and Holdco or a Restricted Subsidiary leases it from such Person, provided, however, that a Sale and Leaseback Transaction shall not include any transfer and leaseback of any Property completed within 90 days of the acquisition of such Property by Holdco or any Restricted Subsidiary.

    'SEC' means the U.S. Securities and Exchange Commission.

    'Securities Act' means the Securities Act of 1933, as amended.

    'Securitization Entity' means any wholly owned Subsidiary of Holdco or any Restricted Subsidiary (or another Person in which Holdco or any Restricted Subsidiary make an Investment and to which Holdco or any Restricted Subsidiary transfers accounts receivable and related assets) (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Debt or any other Obligations (contingent or

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otherwise) of which (i) is guaranteed by Holdco or any Restricted Subsidiary
(excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity, (ii) is recourse to or obligates Holdco or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdco or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Holdco or any Restricted Subsidiary, (d) with which none of Holdco nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdco or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdco or such Restricted Subsidiary, and (e) to which none of Holdco nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

    'Senior Credit Facility' means the facility provided by the Senior Secured Revolving Credit Agreement, dated as of February 4, 2003, among Warnaco, Holdco, the Administrative Agent, the Lenders, the Issuing Banks, the Syndication Agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint lead book managers, and the several banks and other financial institutions or entities from time to time parties thereto, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified, or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents or lenders (including increasing the available borrowings thereunder to the extent permitted under the Indenture).

    'Senior Debt' of Warnaco means:

        (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Warnaco to the extent post-filing interest is allowed in such proceeding) in respect of:

           (1) Debt of Warnaco for borrowed money, and

           (2) Debt of Warnaco evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which Warnaco is responsible or liable;

        (b) all Capital Lease Obligations of Warnaco and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by Warnaco;

        (c) all obligations of Warnaco

           (1) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction or to provide cash collateral in respect of any undrawn letter of credit, banker's acceptance or similar credit transaction,

           (2) under Hedging Obligations, or

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           (3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of Warnaco and all obligations under any title retention agreement permitted under the Indenture; and

        (d) all obligations of other Persons of the type referred to in clauses
    (a), (b) and (c) for the payment of which Warnaco is responsible or liable as Guarantor;

    provided, however, that Senior Debt shall not include:

           (A) Debt of Warnaco that is by its terms subordinate in right of payment to the Notes, including any Subordinated Debt;

           (B) any Debt Incurred in violation of the provisions of the Indenture;

           (C) accounts payable or any other obligations of Warnaco to trade creditors created or assumed by Warnaco in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

           (D) any liability for Federal, state, local or other taxes owed or owing by Warnaco;

           (E) any obligation of Warnaco to any of its Subsidiaries; or

           (F) any obligations with respect to any Capital Stock of Warnaco.

    'Senior Debt' of any Guarantor shall have a correlative meaning.

    'Significant Subsidiary' means any 'significant Subsidiary' of Holdco within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    'Special Interest' means the additional interest, if any, to be paid on the Notes as described under 'Exchange Offer; Registration Rights.'

    'Standard Securitization Undertakings' means representations, warranties, covenants and indemnities entered into by Holdco or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction so long as none of the same constitute Debt, a Guarantee or otherwise require the provision of credit support.

    'Stated Maturity' means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    'Subordinated Debt' means any Debt of Warnaco or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinate or junior in right of payment to the Notes or the applicable Note Guaranty pursuant to a written agreement to that effect.

    'Subsidiary' means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

        (a) such Person,

        (b) such Person and one or more Subsidiaries of such Person, or

        (c) one or more Subsidiaries of such Person.

    'Surviving Person' means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under ' -- Merger, Consolidation and Sale of Property,' a Person to whom all or substantially all of the Property of Warnaco or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

    'Temporary Cash Investments' means any of the following:

        (a) any investment in direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof maturing within 365 days of the date of acquisition thereof;

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
        (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated 'A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

        (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

        (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of Holdco or Warnaco) organized and in existence under the laws of the United States with a rating at the time as of which any investment therein is made of 'P-1' (or higher) according to Moody's Investors Service, Inc. or 'A-1' (or higher) according to Standard & Poor's Ratings Group; and

        (e) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least 'A' by Standard & Poor's Ratings Group or 'A' by Moody's Investors Service, Inc.

    'Treasury Rate' means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

    'Unrestricted Subsidiary' means:

        (a) any Subsidiary of Holdco that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under ' -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries' and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

        (b) any Subsidiary of an Unrestricted Subsidiary.

    'U.S. Dollar Equivalent' means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for purchase of U.S. dollars with the applicable foreign currency as published in the Financial Times on the date two business days prior to such determination, provided, that if any such amount is subject to at least a coterminous Currency Exchange Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such amount, the amount of such currency will be as provided in the Currency Exchange Protection Agreement.

    Whenever it is necessary to determine whether Holdco or a Restricted Subsidiary has complied with any covenant in the Indenture or a Default has occurred or is continuing and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

    'U.S. Government Obligations' means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    'Voting Stock' of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    'Wholly Owned Restricted Subsidiary' means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements) is at such time owned, directly or indirectly, by Holdco and its other Wholly Owned Subsidiaries.

BOOK-ENTRY SYSTEM

    The Notes will be initially issued in the form of one or more Global Securities registered in the name of The Depository Trust Company ('DTC') or its nominee.

    Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such Persons in the offering. Such accounts shall be designated by the initial purchasers of the old notes. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ('participants') or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    Payment of principal of and interest on Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder represented thereby for all purposes under the Indenture. Warnaco has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in 'street name' and will be the sole responsibility of such participants.

    A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated Notes only if:

        (a) DTC notifies Warnaco that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

        (b) Warnaco in its discretion at any time determines not to have all the Notes represented by such Global Security, or

        (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,

        (a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

        (b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of Warnaco maintained for such purposes, and

        (c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although Warnaco may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

    So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or Holder represented by such Global Security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or Holders of any Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. Warnaco understands that under existing industry practices, in the event that Warnaco requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    DTC has advised Warnaco that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers of the old notes), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Warnaco, the Trustee or the initial purchasers of the old notes will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

    We have filed the registration statement (the 'Exchange Offer Registration Statement') of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a Registration Rights Agreement (the 'Registration Rights Agreement') between Warnaco, the guarantors and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

    The Registration Rights Agreement provides, inter alia, that in the event that (i) applicable interpretations of the staff of the SEC do not permit Warnaco to effect the exchange offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days after the date of the original issuance of the old notes the exchange offer is not consummated within 240 days after the original issuance of the old notes,
(iii) the initial purchasers of the old notes so request with respect to old notes not eligible to be exchanged for new notes in the exchange offer or
(iv) any holder (other than an initial purchaser of the old notes) is not eligible to participate in the exchange offer or does not receive freely tradeable new notes in the exchange offer other than by reason of such holder being an affiliate of Warnaco or any of the guarantors (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of new notes shall not result in such new notes being not 'freely tradeable'), Warnaco would, at its cost, (a) as promptly as practicable, file a registration statement (the 'Shelf Registration Statement') covering resales of the old notes or the new notes, as applicable, (b) use reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(c) use its best efforts to keep the Shelf Registration Statement effective until the earlier of the disposition of the notes covered by the Shelf Registration Statement or two years after its effective date (or such earlier time as the notes are eligible for resale under Rule 144(c)). Warnaco would, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, would be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

    The Registration Rights Agreement also provides that, if (a) on or prior to the 60th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (b) on or prior to the 210th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective,
(c) on or prior to the 240th day following the date of original issuance of the old notes, neither the exchange offer has been consummated nor the Shelf Registration Statement has been declared effective, or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d), a 'Registration Default'), interest ('Special Interest') would accrue on the principal amount of the affected old notes or new notes (in addition to the stated interest on the old notes and new notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest would accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and would increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event would such rate exceed 1.00% per annum.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is included as an exhibit to the Exchange Offer Registration Statement of which this prospectus is a part.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the material United States federal income tax considerations of (i) the exchange of outstanding old notes for the new notes in this exchange offer, and (ii) the acquisition, ownership and disposition of the new notes for Non-U.S. Persons (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This discussion does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations or private foundations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the United States dollar or holders who hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprising of the notes and one or more other investments, or certain expatriates or former long-term residents of the United States). This summary deals only with persons who hold the new notes and old notes as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of United States federal income taxation that may be relevant to holders of the notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the notes.

    As used herein, the term 'United States Holder' means a beneficial owner of a note that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation or partnership (or any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or
(iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or
(y) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States Holder. If a partnership (including any entity treated as a partnership or other pass through entity for United States federal income tax purposes) is a holder of the notes, the United States federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their own tax advisors as to the particular federal income tax consequences applicable to them.

    A 'Non-United States Holder' is any beneficial holder of a note that is not a United States Holder.

THE EXCHANGE OFFER

    The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, you will not recognize taxable gain or loss as a result of exchanging notes pursuant to the exchange offer. Your holding period for the new notes will include your holding period of your old notes surrendered in the exchange, and your tax basis in your new notes will be the same as your tax basis in your old notes immediately before the exchange. There will be no federal income tax consequences of the exchange offer to a holder who does not tender the old notes pursuant to the exchange offer.

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
NON-UNITED STATES HOLDERS

    Under present United States federal income tax law, subject to the discussion of backup withholding and information reporting below:

        (a) payments of interest on the notes to any Non-United States Holder will not be subject to United States federal income, branch profits or withholding tax provided that (i) the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the Non-United States Holder is not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iii) the Non-United States Holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership, (iv) such interest payments are not effectively connected with a United States trade or business and (v) certain certification requirements are met. Such certification will be satisfied if the beneficial owner of the note certifies on IRS Form W-8 BEN or a substantially similar substitute form, under penalties of perjury, that it is not a United States person and provides its name and address, and, prior to the payment of interest, (x) such beneficial owner files such form with the withholding agent or (y) in the case of a note held through a foreign partnership or intermediary, the beneficial owner and the foreign partnership or intermediary satisfy certification requirements of applicable United States Treasury regulations; and

        (b) a Non-United States Holder will not be subject to United States federal income or branch profits tax on gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless (i) the gain is effectively connected with a trade or business carried on by such holder within the United States or, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is generally attributable to a United States permanent establishment maintained by the holder, or (ii) the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

    A new note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax with respect to a new note as a result of such individual's death, provided that (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, (ii) the interest accrued on the note was not effectively connected with the conduct of a United States trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, proceeds of the sale, exchange, redemption, retirement or other disposition of the new notes payable by a United States paying agent or other United States intermediary, as well as interest payments on the new notes, will be subject to information reporting. In addition, backup withholding at the applicable rate (currently 28%) will generally apply to these amounts if (i) in the case of a United States Holder, the holder fails to provide an accurate taxpayer identification number, or fails to certify that such holder is not subject to backup withholding or fails to report all interest and dividends required to be shown on its United States federal income tax returns, or
(ii) in the case of a Non-United States Holder, the holder fails to provide the certification on IRS Form W-8 BEN described above or otherwise does not provide evidence of exempt status. Certain United States Holders (including, among others, corporations) and Non-United States Holders that comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the holder's United States federal income tax liability provided that the required information is timely furnished to the IRS. Holders of new notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

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
                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. Warnaco and the guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), they will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until                  ,
all dealers effecting transactions in the new notes may be required to deliver a prospectus.

    Neither Warnaco nor any of the guarantors will receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

    For a period of 180 days after the expiration date, Warnaco and the guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Warnaco has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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
                                 LEGAL MATTERS

    The validity of the new notes and related guarantees offered by this prospectus will be passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters of Nevada law will be passed on for us by Schreck Brignone, Las Vegas, Nevada.

                                    EXPERTS

    The consolidated financial statements of The Warnaco Group, Inc. and its subsidiaries (the 'Company') as of January 4, 2003 and January 5, 2002, and for each of the three years in the period ended January 4, 2003, and the related financial statement schedule included in this registration statement on Form S-4 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs referring to 1) the Company's bankruptcy proceedings and confirmation of the Company's plan of reorganization, 2) the change in the Company's method of accounting for goodwill and other intangible assets, and 3) the change in the Company's method of accounting for its retail outlet store inventory).

    The consolidated balance sheet as of February 4, 2003, included in this registration statement has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's adoption of fresh-start reporting following the confirmation of its plan of reorganization by the bankruptcy court and emergence from Chapter 11).

    Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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
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
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS


Independent auditors' report................................  F-2

Consolidated balance sheets as of January 5, 2002 and
  January 4, 2003...........................................  F-3

Consolidated statements of operations for fiscal years ended
  December 30, 2000, January 5, 2002 and January 4, 2003....  F-4

Consolidated statements of stockholders' deficiency and
  comprehensive loss for fiscal years ended December 30,
  2000, January 5, 2002 and January 4, 2003.................  F-5

Consolidated statements of cash flows for fiscal years ended
  December 30, 2000, January 5, 2002 and January 4, 2003....  F-6

Notes to consolidated financial statements..................  F-7

Independent auditors' report................................  G-1

Consolidated balance sheet as of February 4, 2003...........  G-2

Notes to consolidated balance sheet.........................  G-3

Consolidated condensed balance sheets as of January 4, 2003,
  February 4, 2003 and October 4, 2003 (unaudited)..........  H-1

Consolidated condensed statements of operations for the
  three months ended October 5, 2002 and October 4, 2003
  (unaudited)...............................................  H-2

Consolidated condensed statements of operations for the nine months ended October 5, 2002 for the period January 5,
  2003 to February 4, 2003 and for the period February 5,
  2003 to October 4, 2003 (unaudited).......................  H-3

Consolidated condensed statements of cash flows for the nine months ended October 5, 2002, for the period January 5,
  2003 to February 4, 2003 and for the period February 5,
  2003 to October 4, 2003 (unaudited).......................  H-4

Notes to consolidated condensed financial statements
  (unaudited)...............................................  H-5

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of THE WARNACO GROUP, INC.

    We have audited the accompanying consolidated balance sheets of The Warnaco Group, Inc. (Debtor-in-Possession) and its subsidiaries (the 'Company') as of January 4, 2003 and January 5, 2002, and the related consolidated statements of operations, stockholders' deficiency and comprehensive loss and of cash flows for each of the three years in the period ended January 4, 2003. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Warnaco Group, Inc. (Debtor-in-Possession) and its subsidiaries as of January 4, 2003 and January 5, 2002, and the results of their operations and their cash flows for each of the three years in the period ended January 4, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    As discussed in Note 1 to the consolidated financial statements, effective January 5, 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, 'Goodwill and Other Intangible Assets'.

    As discussed in Note 1 to the consolidated financial statements, effective January 2, 2000, the Company changed its method of accounting for its retail outlet store inventory.

    As discussed in Note 1, The Warnaco Group, Inc. and certain of its subsidiaries have filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their net realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status or priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company or; (d) as to operations, the effect of any changes that may be made in its business. On January 16, 2003, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective on February 4, 2003. Under the plan of reorganization, the Company is required to comply with certain terms and conditions as more fully described in Note 1.

DELOITTE & TOUCHE LLP
New York, New York


March 12, 2003
(August 1, 2003 as to Note 24)
(December 16, 2003 as to Note 2)

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCLUDING SHARE DATA)


                                                              JANUARY 5,    JANUARY 4,
                                                                 2002          2003
                                                                 ----          ----
                           ASSETS
Current assets:
    Cash....................................................  $    39,558   $   114,025
    Restricted cash.........................................      --              6,100
    Accounts receivable, less reserves of $112,918 -- 2001
      and $87,512 -- 2002...................................      282,387       199,817
    Inventories, less reserves of $50,097 -- 2001 and
      $33,816 -- 2002.......................................      418,902       345,268
    Prepaid expenses and other current assets...............       36,988        31,438
    Assets held for sale....................................       31,066         1,458
    Deferred income taxes...................................      --              2,972
                                                              -----------   -----------
        Total current assets................................      808,901       701,078
                                                              -----------   -----------
Property, plant and equipment -- net........................      212,129       156,712
Other assets:
    Licenses, trademarks, intangible and other assets, at
      cost, less accumulated amortization of
      $108,067 -- 2001 and $19,069 -- 2002..................      271,500        90,090
    Goodwill, less accumulated amortization of
      $101,094 -- 2001......................................      692,925       --
                                                              -----------   -----------
        Total other assets..................................      964,425        90,090
                                                              -----------   -----------
                                                              $ 1,985,455   $   947,880
                                                              -----------   -----------
                                                              -----------   -----------

          LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Liabilities not subject to compromise:
  Current liabilities:
    Current portion of long-term debt.......................  $     2,111   $     5,765
    Debtor-in-possession revolving credit facility..........      155,915       --
    Accounts payable........................................       84,764       103,630
    Accrued liabilities.....................................      105,278       102,026
    Accrued income taxes payable............................       14,505        28,420
                                                              -----------   -----------
        Total current liabilities...........................      362,573       239,841
                                                              -----------   -----------
  Other long-term liabilities...............................       31,754        71,837
  Long-term debt............................................        2,207         1,252
Liabilities subject to compromise...........................    2,435,075     2,486,082
Deferred income taxes.......................................        5,130         4,964
Commitments and Contingencies
Stockholders' deficiency:
    Class A Common Stock, $0.01 par value, 130,000,000
      shares authorized, 65,232,594 issued and outstanding
      as of January 5, 2002 and January 4, 2003.............          654           654
    Additional paid-in capital..............................      909,054       908,939
    Accumulated other comprehensive loss....................      (53,016)      (93,223)
    Deficit.................................................   (1,393,674)   (2,358,537)
    Treasury stock, at cost -- 12,242,629 shares as of
      January 5, 2002 and January 4, 2003...................     (313,889)     (313,889)
    Unearned stock compensation.............................         (413)          (40)
                                                              -----------   -----------
        Total stockholders' deficiency......................     (851,284)   (1,856,096)
                                                              -----------   -----------
                                                              $ 1,985,455   $   947,880
                                                              -----------   -----------
                                                              -----------   -----------


                 See Notes to Consolidated Financial Statements

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCLUDING PER SHARE DATA)



                                                                    FOR THE YEARS ENDED
                                                           --------------------------------------
                                                           DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                               2000          2002         2003
                                                               ----          ----         ----
Net revenues.............................................   $2,202,467    $1,640,891   $1,447,549
Cost of goods sold.......................................    1,812,817     1,346,945    1,021,243
                                                            ----------    ----------   ----------
Gross profit.............................................      389,650       293,946      426,306
Selling, general and administrative expenses.............      611,174       585,671      400,889
Impairment charge........................................      --             64,969       --
Reorganization items.....................................      --            177,791      116,682
                                                            ----------    ----------   ----------
Operating loss...........................................     (221,524)     (534,485)     (91,265)
Investment income (loss), net............................       36,882        (6,556)          62
Interest expense (contractual interest of $221,557 for
  Fiscal 2001 and $180,237 for Fiscal 2002)..............      172,232       122,752       22,048
                                                            ----------    ----------   ----------
Loss from continuing operations before provision for
  income taxes and cumulative effect of change in
  accounting principle...................................     (356,874)     (663,793)    (113,251)
Provision for income taxes...............................       21,044       150,970       49,671
                                                            ----------    ----------   ----------
Loss from continuing operations before cumulative effect
  of a change in accounting principle....................     (377,918)     (814,763)    (162,922)
Income (loss) from discontinued operations, net of income
  taxes..................................................        1,057       (46,390)        (319)
Cumulative effect of change in accounting principle, net
  of income tax benefit of $8,577 for Fiscal 2000 and
  $53,513 for Fiscal 2002................................      (13,110)       --         (801,622)
                                                            ----------    ----------   ----------
Net loss.................................................   $ (389,971)   $ (861,153)  $ (964,863)
                                                            ----------    ----------   ----------
                                                            ----------    ----------   ----------
Basic and diluted loss per common share:
    Loss from continuing operations before cumulative
      effect of accounting change........................   $    (7.16)   $   (15.40)  $    (3.07)
    Income (loss) from discontinued operations...........         0.02         (0.88)       (0.01)
    Cumulative effect of accounting change...............        (0.25)       --           (15.13)
                                                            ----------    ----------   ----------
    Net loss.............................................   $    (7.39)   $   (16.28)  $   (18.21)
                                                            ----------    ----------   ----------
                                                            ----------    ----------   ----------
Weighted average number of shares outstanding used in
  computing loss per common share:
    Basic and diluted....................................       52,783        52,911       52,990
                                                            ----------    ----------   ----------
                                                            ----------    ----------   ----------


                 See Notes to Consolidated Financial Statements

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                             AND COMPREHENSIVE LOSS
                      (IN THOUSANDS, EXCLUDING SHARE DATA)

                                                           ACCUMULATED
                                     CLASS A  ADDITIONAL      OTHER                                   UNEARNED
                                     COMMON    PAID-IN    COMPREHENSIVE                  TREASURY      STOCK
                                      STOCK    CAPITAL    INCOME/(LOSS)      DEFICIT       STOCK    COMPENSATION     TOTAL
                                      -----    -------    -------------      -------       -----    ------------     -----
Balance at January 1, 2000.........   $654     $961,368    $    24,877     $  (129,592)  $(313,138)   $(10,984)   $   533,185
Net loss...........................                                           (389,971)                              (389,971)
Foreign currency translation
 adjustments.......................                             (4,618)                                                (4,618)
Unfunded minimum pension
 liability.........................                            (14,648)                                               (14,648)
Unrealized loss on marketable
 securities net of tax.............                               (680)                                                  (680)
                                                                                                                  -----------
Comprehensive loss.................                                                                                  (409,917)
Adjustment for items included in
 net income, net of tax............                            (38,681)                                               (38,681)
Shares tendered for withholding tax
 on restricted stock...............   --                                                      (702)                      (702)
Dividends declared.................                                            (12,958)                               (12,958)
Amortization of unearned stock
 compensation......................                 787                                                  4,643          5,430
Equity Forward Contract............             (49,172)                                                              (49,172)
                                      ----     --------    -----------     -----------   ---------    --------    -----------
Balance at December 30, 2000.......    654      912,983        (33,750)       (532,521)   (313,840)     (6,341)        27,185
                                      ----     --------    -----------     -----------   ---------    --------    -----------
Transition adjustments related to
 the adoption of accounting
 principle.........................                             21,744                                                 21,744
Recognition of deferred gain on
 interest rate swap................                            (21,744)                                               (21,744)
Net loss...........................                                           (861,153)                              (861,153)
Foreign currency translation
 adjustments.......................                             (1,854)                                                (1,854)
Unrealized gain on marketable
 securities, net of tax............                                434                                                    434
Unfunded minimum pension
 liability.........................                            (17,846)                                               (17,846)
                                                                                                                  -----------
Comprehensive loss.................                                                                                  (880,419)
Shares tendered for withholding tax
 on restricted stock...............                                                            (49)                       (49)
Restricted shares forfeited........             (3,929)                                                  3,929        --
Amortization of unearned stock
 compensation......................              --                                                      1,999          1,999
                                      ----     --------    -----------     -----------   ---------    --------    -----------
Balance at January 5, 2002.........    654      909,054        (53,016)     (1,393,674)   (313,889)       (413)      (851,284)
                                      ----     --------    -----------     -----------   ---------    --------    -----------
Net loss...........................                                           (964,863)                              (964,863)
Foreign currency translation
 adjustments.......................                                153                                                    153
Unrealized loss on marketable
 securities, net of tax............                               (195)                                                  (195)
Unfunded minimum pension
 liability.........................                            (40,165)                                               (40,165)
                                                                                                                  -----------
Comprehensive loss.................                                                                                (1,005,070)
Restricted shares forfeited........                (115)                                                   115        --
Amortization of unearned stock
 compensation......................                                                                        258            258
                                      ----     --------     -----------    -----------   ---------    --------    -----------
Balance at January 4, 2003.........   $654     $908,939     $   (93,223)   $(2,358,537)  $(313,889)   $    (40)   $(1,856,096)
                                      ----     --------     -----------    -----------   ---------    --------    -----------
                                      ----     --------     -----------    -----------   ---------    --------    -----------

                 See Notes to Consolidated Financial Statements

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       FOR THE YEARS ENDED
                                                              --------------------------------------
                                                              DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                                  2000          2002         2003
                                                                  ----          ----         ----
Cash flow from operating activities:
   Net loss.................................................   $(389,971)    $(861,153)   $(964,863)
   Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Pre-tax gain on sale of investment....................     (42,782)       --           --
      Net loss on sale of GJM, Penhaligon's and Ubertech....      --            --            4,262
      Loss on sale of fixed assets..........................      --            37,061          170
      Depreciation and amortization.........................     102,079        97,818       57,419
      Provision for receivable allowances...................     262,641       253,943      188,771
      Provision for inventory reserves......................     179,254        74,786       42,354
      Cumulative effect of accounting change, net of
        taxes...............................................      13,110        --          801,622
      Amortization of deferred financing costs..............      12,353        19,414        8,508
      Interest rate swap income.............................      (4,064)      (21,355)      --
      Preferred stock accretion.............................         483        16,613       --
      Market value adjustment to Equity Agreements..........       5,900         6,556       --
      Non-cash reorganization items and asset write-downs...      22,704       236,585       52,531
      Amortization of unearned stock compensation...........       4,643         1,999          258
      Deferred income taxes.................................      17,343       149,691       53,347
   Sale of accounts receivable..............................      53,700        --           --
   Repurchase of accounts receivable........................      --          (185,000)      --
   Accounts receivable......................................    (204,603)     (229,306)    (109,759)
   Inventories..............................................      38,857       (21,647)      32,731
   Prepaid expenses and other current and long term
    assets..................................................      32,401        (5,087)       7,556
   Accounts payable and accrued expenses....................    (114,748)        6,241       51,341
                                                               ---------     ---------    ---------
Net cash provided by (used in) operating activities.........     (10,700)     (422,841)     226,248
                                                               ---------     ---------    ---------
Cash flows from investing activities:
   Disposal of fixed assets.................................       2,599         6,213        6,814
   Increase in intangibles and other assets.................      (9,976)       (1,427)      --
   Purchase of property, plant and equipment................    (110,062)      (24,727)     (11,238)
   Acquisition of businesses, net of cash acquired..........      (2,585)       (1,492)      --
   Proceeds from sale of business units.....................      --            --           20,609
   Proceeds from sale of marketable securities..............      50,432        --           --
                                                               ---------     ---------    ---------
Net cash provided by (used in) investing activities.........     (69,592)      (21,433)      16,185
                                                               ---------     ---------    ---------
Cash flows from financing activities:
   Proceeds from the termination of interest rate swaps.....      26,076        --           --
   Borrowings under revolving credit facilities.............     133,724       303,377       --
   Borrowings under term loan agreements....................      15,499        --           --
   Borrowings under acquisition loan facility...............      13,800        --           --
   Borrowings under foreign credit facilities...............      --            72,842       --
   Repayments of acquisition loan facility..................     (12,452)       --           --
   Repayments of term loan and other pre-petition debt......     (22,079)      (36,195)     (14,554)
   Repayments of foreign credit facilities..................     (18,720)       --           --
   Repayments of GECC debt..................................      --            --           (3,458)
   Repayments of capital lease obligations..................      (2,762)         (938)      (2,902)
   Borrowings (repayments) under DIP facility...............      --           155,915     (155,915)
   Cash dividends paid......................................     (14,362)       --           --
   Payment of withholding taxes on option exercises and
    restricted stock vesting................................        (702)          (49)      --
   Purchase of treasury shares and net cash settlements
    under Equity Arrangements...............................       1,404        --           --
   Deferred Financing Costs.................................     (37,314)      (19,852)      --
   Other....................................................      --              (490)      --
                                                               ---------     ---------    ---------
Net cash provided by (used in) financing activities.........      82,112       474,610     (176,829)
                                                               ---------     ---------    ---------
Translation adjustment......................................         (72)       (1,854)       8,863
                                                               ---------     ---------    ---------
Increase in cash............................................       1,748        28,482       74,467
Cash at beginning of year...................................       9,328        11,076       39,558
                                                               ---------     ---------    ---------
Cash at end of year.........................................   $  11,076     $  39,558    $ 114,025
                                                               ---------     ---------    ---------
                                                               ---------     ---------    ---------

                 See Notes to Consolidated Financial Statements

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1 -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization: The Warnaco Group, Inc. was incorporated in Delaware on
March 14, 1986 and on May 10, 1986 acquired substantially all of the outstanding shares of Warnaco Inc. ('Warnaco'). Warnaco is the principal operating subsidiary. The Warnaco Group, Inc. and Warnaco were reorganized under Chapter 11 of the Bankruptcy Code effective February 4, 2003.


    Nature of Operations: The Warnaco Group, Inc. and its subsidiaries (collectively, the 'Company') design, manufacture, source and market a broad line of (i) intimate apparel (including bras, panties, sleepwear, loungewear, shapewear and daywear for women, and underwear and sleepwear for men);
(ii) sportswear for men, women and juniors (including jeanswear, khakis, knit and woven shirts, tops and outerwear); and (iii) swimwear for men, women, juniors and children (including swim accessories and fitness and active apparel). The Company's products are sold under a number of internationally known owned or licensed brand names. The Company offers a diversified portfolio of brands across multiple distribution channels to a wide range of customers. The Company distributes its products worldwide to wholesale customers through a variety of channels, including department and specialty stores, independent retailers, chain stores, membership clubs and mass merchandisers. The Company also sells its products directly to consumers through 76 retail stores, including 45 Company-operated Speedo Authentic Fitness full price retail stores in North America, two outlet retail stores in Canada, five Calvin Klein underwear full price retail stores in Europe, 11 Calvin Klein underwear full price retail stores in Asia and 13 Warnaco outlet retail stores in Europe. During the third quarter of fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores (see
Note 2). In addition, on December 10, 2003, the Company announced that it plans to close its 44 remaining Speedo Authentic Fitness retail stores (see Note 27), which includes the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals. The Company will continue to operate the Speedo Authentic Fitness online store.



    Basis of Consolidation and Presentation: The accompanying consolidated financial statements include the accounts of the Company for the years ended December 30, 2000 ('Fiscal 2000'), January 5, 2002 ('Fiscal 2001') and
January 4, 2003 ('Fiscal 2002'). All inter-company accounts and transactions are eliminated in consolidation. The statement of cash flows includes the cash flows from discontinued operations as the Company determined that these cash flows were not significant and therefore did not require separate identification. The accompanying consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code ('SOP 90-7').


    Chapter 11 Cases. On June 11, 2001 (the 'Petition Date'), The Warnaco Group, Inc. and certain of its subsidiaries (each a 'Debtor' and, collectively, the 'Debtors') each filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. 'SS''SS' 101-1330, as amended (the 'Bankruptcy Code'), in the United States Bankruptcy Court for the Southern District of New York (the 'Bankruptcy Court') (collectively the 'Chapter 11 Cases'). The Warnaco Group, Inc., 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ('Warnaco Canada') were Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries were not debtors in the Chapter 11 Cases, nor were they subject to foreign bankruptcy or insolvency proceedings.

    As a result of the Chapter 11 Cases and the circumstances leading to the filing thereof, as of January 4, 2003, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provisions of the

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Bankruptcy Code, compliance with such terms and conditions in executory contracts generally were either excused or suspended during the Chapter 11 Cases. Upon the Company's emergence from bankruptcy, the Company was in compliance with the terms and covenants of its license and other agreements.

    In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes from affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets.

    On November 8, 2002, the Debtors filed the First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtor-In-Possession Under Chapter 11 of the Bankruptcy Code (the 'Plan'). On January 16, 2003, the Bankruptcy Court entered its (i) Findings of Fact to and Conclusions of Law Re: Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and (ii) an Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and Granting Related Relief (the 'Confirmation Order').


    In accordance with the provisions of the Plan and the Confirmation Order, the Plan became effective on February 4, 2003 and the Company entered into the $275,000 Senior Secured Revolving Credit Facility (the 'Exit Financing Facility'). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. The Exit Financing Facility includes provisions that allow the Company to increase the maximum available borrowing from $275,000 to $325,000, subject to certain conditions (including obtaining the agreement of existing or new lenders to commit to lend the additional amount). Borrowings under the Exit Financing Facility currently bear interest at Citibank's base rate plus 1.50% or at the London Interbank Offered Rate ('LIBOR') plus 2.50%. Pursuant to the terms of the Exit Financing Facility, the interest rate the Company will pay on its outstanding loans will decrease by as much as 1/2% in the event the Company achieves certain defined ratios. The Exit Financing Facility contains financial covenants that, among other things, require the Company to maintain a fixed charged coverage ratio above a minimum level, a leverage ratio below a maximum level and limit the amount of the Company's capital expenditures. In addition, the Exit Financing Facility contains certain covenants that, among other things, limit investments and asset sales, prohibit the payment of dividends and prohibit the Company from incurring material additional indebtedness. Initial borrowings under the Exit Financing Facility on February 4, 2003 were $39,200. The Exit Financing Facility is secured by substantially all of the domestic assets of the Company. The Exit Financing Facility replaced the Amended DIP (as defined below) which is discussed in
Note 15.


    In accordance with the Plan, on February 4, 2003, the Company issued Second Lien Notes to pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 1145(a) of the Bankruptcy Code. The aggregate principal amount of the New Warnaco Second Lien Notes due 2008 (the 'Second Lien Notes') issued totaled $200,942. The Second Lien Notes mature on February 4, 2008, subject, in certain instances, to earlier repayment in whole or in part. The Second Lien Notes bear a per annum interest rate which is the higher of (i) 9.5% plus a margin (initially 0% and beginning on July 4, 2003, 0.5% is added to the margin every six months) and (ii) LIBOR plus a margin (initially 5%, and beginning on July 4, 2003, 0.5% is added to the margin every six months). The

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

indenture pursuant to which the Second Lien Notes were issued contains certain covenants that, among other things, limit investments and asset sales, prohibits the payment of cash dividends and prohibit the Company from incurring material additional indebtedness. The Second Lien Notes are guaranteed by most of the Company's domestic subsidiaries, and the obligations under such guarantee, together with the Company's obligations under the Second Lien Notes, are secured by a second priority lien on substantially the same assets which secure the Exit Financing Facility.

    Set forth below is a summary of certain material provisions of the Plan. Among other things, as described below, the Plan resulted in the cancellation of the Company's Class A Common Stock, par value $0.01 per share (the 'Old Common Stock'), issued prior to the Petition Date. The holders of Old Common Stock did not receive any distribution on account of the Old Common Stock under the Plan. The Company, as reorganized under the Plan, issued 45,000,000 shares of common stock, par value $0.01 per share (the 'New Common Stock'), which was distributed to pre-petition creditors as specified below. In addition, 5,000,000 shares of New Common Stock of the Company were reserved for issuance pursuant to management incentive stock grants. On March 12, 2003, subject to approval by the stockholders of the Company's proposed 2003 Management Incentive Plan, the Company authorized the grant of 750,000 shares of restricted stock and options to purchase 3,000,000 of New Common Stock at the fair market value on the date of grant. The Plan also provided for the issuance by the Company of $200,942 of New Warnaco Second Lien Notes due 2008 (the 'Second Lien Notes') to pre-petition creditors and others as specified below, secured by a second priority security interest in substantially all of the Debtors' domestic assets and guaranteed by the Company and its domestic subsidiaries.

    The following is a summary of distributions pursuant to the Plan:

    (i) the Old Common Stock, including all stock options and restricted shares, was extinguished, and holders of the Old Common Stock received no distribution on account of the Old Common Stock;

    (ii) general unsecured claimants will receive approximately 2.55% (1,147,050 shares) of the New Common Stock which the Company expects to distribute in the second quarter of fiscal 2003;

    (iii) the Company's pre-petition secured lenders received their pro-rata share of approximately $106,112 in cash, Second Lien Notes in the principal amount of $200,000 and approximately 96.26% (43,318,350 shares) of the New Common Stock;

    (iv) holders of claims arising from or related to certain preferred securities received approximately 0.60% of the New Common Stock (268,200 shares);

    (v) pursuant to the terms of his employment agreement, as modified by the Plan, Antonio C. Alvarez II, the President and Chief Executive Officer of the Company, received an incentive bonus consisting of approximately $1,950 in cash, Second Lien Notes in the principal amount of approximately $942 and approximately 0.59% of the New Common Stock (266,400 shares); and

    (vi) in addition to the foregoing, allowed administrative and certain priority claims were paid in full in cash.

    Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated statement of operations as reorganization items through January 4, 2003. The Company expects to recognize additional reorganization items in fiscal 2003.

    During the course of the Chapter 11 Cases, the Company obtained Bankruptcy Court authorization to sell assets and settle liabilities for amounts other than those reflected in the consolidated financial statements. Management evaluated the Company's operations and identified

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

assets for potential disposition. From the Petition Date, through January 4, 2003, the Company sold certain personal property, certain owned buildings and land and other assets, including certain inventory of its domestic outlet retail stores, generating net proceeds of approximately $36,256 of which approximately $30,043 was generated during Fiscal 2002 (collectively, the 'Asset Sales'). The Asset Sales did not result in a material gain or loss since the Company had previously written-down assets identified for potential disposition to their estimated net realizable value. Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowings under the Amended DIP or provide collateral for outstanding trade and standby letters of credit. In Fiscal 2002, the Company closed all of its domestic outlet retail stores. The closing of the outlet retail stores and the related sale of inventory at approximately net book value generated approximately $23,200 of net proceeds through January 4, 2003, which were used to reduce amounts outstanding under the Amended DIP or to provide collateral for outstanding trade letters of credit.

    In addition, during the first quarter of Fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd. ('GJM'), a private label manufacturer of women's sleepwear, and Penhaligon's Ltd. ('Penhaligon's'), a United Kingdom-based retailer of perfumes, soaps, toiletries and other products. The sales of GJM and Penhaligon's generated aggregate net proceeds of approximately $20,459 and an aggregate net loss on the sales of approximately $2,897. Proceeds from the sale of GJM and Penhaligon's were used to: (i) reduce amounts outstanding under certain debt agreements of the Company's foreign subsidiaries which were not part of the Chapter 11 Cases (approximately $4,800); (ii) reduce amounts outstanding under the Amended DIP (approximately $4,200); (iii) create an escrow fund (subsequently disbursed in June 2002) for the benefit of pre-petition secured lenders (approximately $9,400); and (iv) create an escrow fund (subsequently returned to the Company in February 2003) for the benefit of the purchasers of GJM and Penhaligon's for potential indemnification claims and for any working capital valuation adjustments (approximately $1,700). In September 2002, the Company sold other assets generating approximately $150 of net proceeds and a loss on the sale of approximately $1,365.


    Changes in accounting principles: Effective January 6, 2002, the Company adopted Statement of Financial Accounting Standards ('SFAS') No. 142 Goodwill and Other Intangible Assets ('SFAS 142'). SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets with indefinite lives. As a result of adopting SFAS 142, goodwill and a substantial amount of the Company's intangible assets are no longer amortized. During Fiscal 2002, the Company completed its impairment review (see Note 13).


    Effective January 2, 2000, the Company changed its accounting method for valuing its retail outlet store inventory. Prior to the change, the Company valued its retail inventory using average cost. Under its new method, the Company values its retail inventory using the actual cost method. The Company believes its new method is preferable because it results in a better matching of revenue and expense and is consistent with the method used for its other inventories. The cumulative effect of the change as of January 1, 2000 was to increase net loss by $13,110, net of tax of $8,577.

    Use of Estimates: The Company uses estimates and assumptions in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses. Actual results could materially differ from these estimates. The estimates the Company makes are based upon historical factors, current circumstances and the experience and judgment of

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

the Company's management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company's evaluations. The Company believes that the use of estimates affects the application of all of the Company's accounting policies and procedures.


    Revenue Recognition. The Company recognizes revenue when goods are shipped to customers and title and risk of loss has passed, net of estimated customer returns, allowances and other discounts. The Company recognizes revenue from its consignment accounts and retail stores when goods are sold to consumers, net of allowances for future returns. The determination of allowances and returns involves the use of significant judgment and estimates by the Company. The Company bases its estimates of allowance rates on past experience by product line and account, the financial stability of its customers, the expected rate of retail sales growth and general economic and retail forecasts. The Company reviews and adjusts its accrual rates each month based on its current experience. During the Company's monthly review, the Company also considers its accounts receivable collection rate and the nature and amount of customer deductions and requests for promotion assistance. The Company believes it is likely that its accrual rates will vary over time and could change materially if the Company's mix of customers, channels of distribution or product mix changes. The Company's current rates of accrual for sales allowances, returns and discounts range from 5.0% to 20.0%.



    Cost of Goods Sold. Cost of goods sold for the Successor consists of the cost of products produced or purchased and certain period costs related to the production and manufacturing process. Product costs include (i) material, direct labor and overhead (including the costs incurred by external contractors), (ii) duty, quota and related tariffs, (iii) in-bound freight and traffic costs, including inter-plant freight, (iv) procurement and material handling costs, (v) indirect production overhead including inspection, quality control, sample making/room, production control and planning, cost accounting and engineering and (vi) in-stocking costs in our warehouse (cost to receive, unpack and stock product available for sale in our distribution center). Period costs included in cost of goods sold include (a) royalty, (b) design and merchandising, (c) samples, (d) manufacturing variances (net of amounts capitalized), (e) loss on seconds and (f) provisions for inventory losses (including provisions for shrinkage and losses on the disposition of excess and obsolete inventory). Costs incurred to store, pick, pack and ship inventory to customers are included in shipping and handling costs and are classified in selling, general and administrative expenses. The Company's gross profit and gross margin may not be comparable to those of other companies as some companies include shipping and handling costs in cost of goods sold. The Predecessor included design, merchandising and other product related costs in its determination of inventory value. The Company expenses such costs as incurred since February 4, 2003.
Total capitalized costs amounted to $54.6 million and $30.2 million at January 5, 2002 and January 4, 2003, respectively.



    Accounts receivable. The Company maintains reserves for estimated amounts that the Company does not expect to collect from its trade customers. Accounts receivable reserves include amounts the Company expects its customers to deduct for trade discounts, amounts for accounts that go out of business or seek the protection of the Bankruptcy Code and amounts related to charges in dispute with customers. The Company's estimate of the allowance amounts that are necessary includes amounts for specific deductions the Company has authorized and an amount for other estimated losses. Adjustments for specific account allowances and negotiated settlements of customer deductions are recorded as deductions to revenue in the period the specific adjustment is identified. The provision for accounts receivable allowances is affected by general economic conditions, the financial condition of the Company's customers, the inventory position of the Company's customers and many other factors. As of January 4, 2003, the Company had $276,889 of open trade invoices and other receivables and $10,440 of outstanding debit memos. Based upon

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company had $87,512 of accounts receivable reserves. As of January 5, 2002, the Company had $361,530 of open trade invoices and other receivables and $33,775 of outstanding debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company had $112,918 of accounts receivable reserves. The determination of the amount of the accounts receivable reserve is subject to significant levels of judgment and estimation by the Company's management. If circumstances change or economic conditions deteriorate, the Company may need to increase the reserve significantly. The Company has purchased credit insurance to help mitigate the potential losses it may incur from the bankruptcy, reorganization or liquidation of some of its customers.


    Inventories. The Company values its inventories at the lower of cost, determined on a first-in first-out basis, or market value. The Company includes certain design, procurement, receiving and other product-related costs in its determination of inventory cost. Such costs amounted to approximately $54,600 and $30,200 at January 5, 2002 and January 4, 2003, respectively. The Company evaluates its inventories to determine excess units or slow-moving styles based upon quantities on hand, orders in house and expected future orders. For those items for which the Company believes it has an excess supply or for styles or colors that are obsolete, the Company estimates the net amount that the Company expects to realize from the sale of such items. The Company's objective is to recognize projected inventory losses at the time the loss is evident rather than when the goods are ultimately sold. The Company's calculation of the reduction in carrying value necessary for the disposition of excess inventory is highly dependent on its projections of future sales of those products and the prices it is able to obtain for such products. The Company reviews its inventory position monthly and adjusts its reserves for excess and obsolete goods based on revised projections and current market conditions for the disposition of excess and obsolete inventory. If economic conditions worsen the Company may have to increase its reserve estimates substantially. As of January 4, 2003, the Company had identified inventory with a carrying value of approximately $61,500 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of January 4, 2003, the Company had approximately $33,816 of inventory reserves for excess, obsolete and other inventory adjustments. As of January 5, 2002, the Company had identified inventory with a carrying value of approximately $88,300 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of January 5, 2002, the Company had approximately $50,097 of inventory reserves for excess, obsolete and other inventory adjustments.


    Long-Lived Assets. The Company reviews its long-lived assets for possible impairment when events or circumstances indicate that the carrying value of the assets may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. In addition, depreciation and amortization expense is affected by the Company's determination of the estimated useful lives of the related assets.

    Income Taxes: Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is established to reduce the amount of deferred tax assets to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The only objectively verifiable evidence the Company used in determining the need for a valuation allowance were the future reversals of existing temporary differences. The future recognition of deferred tax assets will first reduce goodwill. Should the recognition of deferred tax assets result in the elimination of goodwill, any additional

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.

    Provision for U.S. income taxes on unremitted earnings of foreign subsidiaries is made only on those amounts in excess of the funds considered to be permanently reinvested.

    Pension Plan. The Company has a defined benefit pension plan (the 'Pension Plan') covering substantially all full-time non-union and certain union domestic employees. The determination of the total amount of liability attributable to benefits owed to participants covered by the Pension Plan and the amount of pension expenses recorded by the Company related to the Pension Plan are determined by the Pension Plan's third party actuary as of the first day of the fiscal year using assumptions provided by the Company. The assumptions used can have a significant impact on the amount of pension expense and pension liability recorded by the Company. The Pension Plan actuary also determines the annual cash contribution to the Pension Plan using assumptions defined by the Pension Benefit Guaranty Corporation (the 'PBGC'). The Pension Plan was under-funded as of January 4, 2003 and January 5, 2002. The Pension Plan contemplates that the Company will continue to fully fund its minimum required contributions and any other premiums due under ERISA and the Internal Revenue Code. The amount of pension contributions that is deductible for Federal income tax purposes is also determined by the Pension Plan actuary using assumptions defined by the Internal Revenue Service (the 'IRS') and other regulatory agencies. Effective January 1, 2003, the Pension Plan was amended and as a result no future benefits will accrue to participants under the Pension Plan. This amendment resulted in a curtailment of the Pension Plan and a reduction in the total liability determined by the Pension Plan actuary of approximately $8,897 as of January 4, 2003. The Company's cash contribution to the Pension Plan for fiscal 2003 will be approximately $9,320 and is estimated to be approximately $27,704 over the next five years. The amount of cash contribution the Company will be required to make to the Pension Plan could increase or decrease depending upon the actual return that the Pension Plan assets earn compared to the estimated rate of return on Pension Plan assets of 7%.

    Translation of Foreign Currencies: Cumulative translation adjustments, arising primarily from consolidating the net assets and liabilities of the Company's foreign operations at current rates of exchange as of the respective balance sheet date, are applied directly to stockholders' deficiency and are included as part of accumulated other comprehensive loss. Income and expense items for the Company's foreign operations are translated using monthly average exchange rates.

    Marketable Securities: Marketable securities are stated at fair value based on quoted market prices. Marketable securities are classified as available-for-sale with any unrealized gains or losses, net of tax, included as a component of stockholders' deficiency and included in other comprehensive loss.

    Assets held for sale: The Company classifies assets to be sold as assets held for sale. Assets held for sale are reported at the lower of their carrying amount or estimated fair value less selling costs. Assets held for sale at January 5, 2002 include accounts receivable, inventories, prepaid expenses, fixed assets and other assets of GJM and Penhaligon's and other assets identified for disposition. Assets held for sale at January 4, 2003 include certain land, buildings and other assets identified for disposition.

    Property, Plant and Equipment: Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided over the lesser of the estimated useful lives of the asset or terms of the lease, using the straight-line method, as summarized below:

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Buildings......................................    20 - 40 years
Building improvements..........................     2 - 20 years
Machinery and equipment........................     3 - 10 years
Furniture and fixtures.........................     7 - 10 years
Computer hardware..............................      3 - 5 years
Computer software..............................      3 - 7 years


    Depreciation and amortization expense related to property, plant and equipment was $61,639, $60,218 and $56,115 for Fiscal 2000, 2001 and 2002,
respectively.


    Computer Software Costs: Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property, plant and equipment in accordance with SOP 98-1 'Accounting for the Costs of Computer Software Developed or Obtained for Internal Use' and related guidance and are amortized on a straight-line basis, over the estimated useful life of the software (3 to 7 years). General and administrative costs related to developing or obtaining such software are expensed as incurred.

    Intangible and Other Assets: Intangible and other assets consisted of goodwill, licenses, trademarks, deferred financing costs and other intangible assets as of January 5, 2002. Intangible assets consist of licenses and trademarks at January 4, 2003. Goodwill represents the excess of cost over net assets acquired from business acquisitions. The Company performs an annual impairment test for goodwill and intangible assets in the fourth quarter of each fiscal year. Goodwill was allocated to various reporting units, which are either the operating segment or one reporting level below the operating segment. The Company's reporting units for purposes of applying the provisions of SFAS 142 are: Warner's'r'/Olga'r'/Body by Nancy Ganz'TM'/Bodyslimmers'r', Calvin Klein'r' underwear, Lejaby'r', White Stag'r'/Catalina'r', Calvin Klein'r' jeans, A.B.S. by Allen Schwartz'r', Chaps Ralph Lauren'r' and Swimwear. SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill within the reporting unit is less than its carrying value. If the carrying amount of the intangible asset with an indefinite life exceeds its fair value, an impairment loss is recognized. Fair values for goodwill and intangible assets are determined based on discounted cash flows, market multiples or appraised values as appropriate.

    Identified intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Deferred financing costs are amortized over the life of the related debt, using the interest method and included in interest expense.

    Prior to the adoption of SFAS 142, the Company amortized its license agreements on a straight-line basis over the remaining term of the license ranging from five to 40 years. Trademarks were amortized on a straight-line basis over their estimated remaining useful lives ranging from 20 to 40 years. Other intangible assets were amortized over their estimated useful lives ranging from eight to 20 years.


    The Company engaged in the exchange of inventory and other assets with a barter company in periods prior to Fiscal 2000. The Company has not engaged in any barter exchange transactions in Fiscal 2000, 2001 or 2002. At December 30, 2000, January 5, 2002 and January 4, 2003, the Company had barter assets remaining from the pre-fiscal 2000 barter exchange transactions of $34,402, $2,688 and $1,405, respectively. Barter usage totaled $1,955, $980 and $1,283 in Fiscal 2000, 2001 and 2002, respectively. Based upon the Company's historical usage and expected future use of barter credits, the Company recorded a reduction in the estimated net realizable value of its barter assets in Fiscal 2001 of $30,734. At January 5, 2002 and January 4, 2003 $682 and $722 of the
barter assets were classified as prepaid and other current assets, respectively.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


    Advertising Costs: Advertising costs are included in selling, general and administrative expenses and are expensed when the advertising or promotion is published or presented to consumers. Cooperative advertising allowances provided to customers are charged to operations as incurred and included in selling, general and administrative expenses. The amounts charged to operations for advertising, marketing and promotion expenses during Fiscal 2000, 2001 and 2002 were $139,106, $137,761 and $107,066, respectively (including cooperative advertising expense of $28,384, $46,828 and $31,724, respectively).


    Shipping and Handling Costs: Shipping and handling costs in selling, general and administrative expenses, which includes the costs of the Company's distribution network to pick, pack and ship goods to customers, are expensed as incurred. The amounts charged to operations for shipping and handling costs during Fiscal 2000, 2001 and 2002 were $64,888, $76,085 and $71,510, respectively.

    Reorganization Items: Reorganization items relate to expenses incurred and amounts accrued as a direct result of the Chapter 11 Cases and include certain impairment losses, professional fees, facility shutdown costs, employee severance payments, employee retention payments, lease termination accruals, and other items. Reorganization items are separately identified on the consolidated statement of operations.

    Stock Based Compensation: The Company follows the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS 123'). SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock option compensation. The Company continues to account for stock-based compensation for employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees ('APB 25')' and related Interpretations. Under APB 25, no compensation expense is recognized for employee share option grants because the exercise price of the options granted to date has equaled the market price of the underlying shares on the date of grant (the 'intrinsic value method'). The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation for the years ended December 30, 2000, January 5, 2002 and January 4, 2003, respectively.

                                                              FOR THE YEAR ENDED
                                                    --------------------------------------
                                                    DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                        2000          2002         2003
                                                        ----          ----         ----
Reported net loss.................................   $(389,971)    $(861,153)   $(964,863)
Less: Total stock-based employee compensation
  expense determined under fair value based
  methods for all awards, net of tax:.............     (18,267)      (12,250)      (6,996)
                                                     ---------     ---------    ---------
Pro forma net loss................................   $(408,238)    $(873,403)   $(971,859)
                                                     ---------     ---------    ---------
                                                     ---------     ---------    ---------
Net loss per share
    Reported
        Basic and diluted.........................   $   (7.39)    $  (16.28)   $  (18.21)
                                                     ---------     ---------    ---------
                                                     ---------     ---------    ---------
    Pro forma
        Basic and diluted.........................   $   (7.73)    $  (16.51)   $  (18.34)
                                                     ---------     ---------    ---------
                                                     ---------     ---------    ---------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The fair values of these stock options were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                               FOR THE YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
Risk-free interest rate............................      5.24%         4.50%        n/a
Dividend yield.....................................     --             --           n/a
Expected volatility of market price of Company's
  Common Stock.....................................     54.50%       104.64%        n/a
Expected option life...............................   5 years       5 years         n/a

    Pro forma compensation expense reflected for prior periods is not indicative of future compensation expense that would be recorded by the Company if it adopted the fair value based recognition provisions of SFAS 123. Future pro forma expense may vary based upon factors such as the number of awards granted by the Company and the then-current fair market value of such awards.


    Detailed information for activity in the Company's stock plans can be found in Note 18.


    Financial Instruments: Derivative financial instruments were used by the Company in the management of its interest rate and foreign currency exposures prior to the Petition Date. The Company also used derivative financial instruments to execute purchases of its shares under its stock buyback program. The Company does not use derivative financial instruments for speculation or for trading purposes. Gains and losses realized prior to the Petition Date on termination of interest rate swap contracts were deferred and amortized over the remaining terms of the original hedging relationship.

    A number of major international financial institutions are counterparties to the Company's financial instruments and letters of credit. The Company monitors its positions with, and the credit quality of, these counterparty financial institutions and does not anticipate non-performance of these counter parties. Management believes that the Company would not suffer a material loss in the event of nonperformance by these counterparties.

    Equity Instruments Indexed to the Company's Common Stock: Prior to
September 19, 2000, equity instruments indexed to the Company's Old Common Stock (the 'Equity Agreements') were recorded at fair value. Proceeds received under net share settlements or amounts paid upon the purchase of such equity instruments were recorded as a component of stockholders' deficiency. Subsequent changes in the fair value of the Equity Agreements were not recorded. Repurchases of common stock pursuant to the terms of the Equity Agreements were recorded as treasury stock. On September 19, 2000, the Company amended its Equity Agreements and elected to cash settle a portion of its obligation to the bank through notes payable. As a result, the Company recorded notes payable ('Equity Agreement Notes') in an amount equal to the difference between the forward equity price of the Company's Old Common Stock and the fair value of the Company's Old Common Stock. The recognition of the Equity Agreement Notes was recorded as an adjustment to stockholders' deficiency. On October 6, 2000, the Company amended its outstanding credit agreements and recorded an adjustment to increase the balance of the Equity Agreement Notes based upon the change in fair value of the Company's Old Common Stock. Changes in the fair value of the equity instruments after October 6, 2000 through the Petition Date were recorded as a component of operating loss and as a change in the carrying amount of the related Equity Agreement Notes. Subsequent to October 6, 2000, the Company was required to cash settle the Equity Agreements. Since the Petition Date, no changes in the fair value of the Equity Agreement

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


Notes have been recorded. Equity Agreement Notes are classified in liabilities subject to compromise as of January 5, 2002 and January 4, 2003 (see Note 16).


    Comprehensive Loss: Comprehensive loss consists of net loss, unrealized gain/(loss) on marketable securities (net of tax), unfunded minimum pension liability and cumulative foreign currency translation adjustments. Because such cumulative translation adjustments are considered a component of permanently invested earnings of foreign subsidiaries, no income taxes are provided on such amounts.

    Start-Up Costs: Pre-operating costs relating to the start-up of new manufacturing facilities, product lines and businesses are expensed as incurred.

    Recent accounting pronouncements: In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The Company will adopt the provisions of SFAS 143 for its 2003 fiscal year and does not expect the adoption of SFAS 143 to have a material impact on the Company's consolidated financial statements.

    In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections ('SFAS 145'). SFAS 145 rescinds the provisions of SFAS 4 that require companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for the period beginning after May 15, 2002. The provisions of SFAS 145 related to lease modifications are effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material impact on the financial position or results of operations of the Company's consolidated financial statements.

    In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ('SFAS 146'). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ('EITF') Issue No. 94-3, 'Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).' SFAS 146 requires that a liability for costs associated with the exit or disposal of an activity be recognized when the liability is incurred. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

    The FASB has issued SFAS No. 148 Accounting for Stock-Based Compensation, Transition and Disclosure ('SFAS 148'). SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS 148. As of January 4, 2003, the Company accounts for stock-based employee compensation in accordance with APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations.

    In November 2002, the FASB issued Interpretation Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees. Including Indirect Guarantees of Indebtedness of Others ('FIN 45'). This interpretation requires certain disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual period beginning after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. The Company does not believe the adoption of the recognition and initial measurement requirements of FIN 45 will have a material impact on the Company's consolidated financial statements.

    In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ('FIN 46'). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. It requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. It also requires certain disclosures by the primary beneficiary of a variable interest entity and by an enterprise that holds significant variable interests in a variable interest entity where the enterprise is not the primary beneficiary. FIN 46 is effective for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date, and effective for the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 requires an entity to disclose certain information regarding a variable interest entity, if, when the Interpretation becomes effective, it is reasonably possible that an enterprise will consolidate or have to disclose information about that variable interest entity, regardless of the date on which the variable entity interest was created. The Company currently does not have any interest in any unconsolidated entity for which variable interest entity accounting is required and therefore does not expect FIN 46 to have a material affect on the Company's consolidated financial statements.

    Reclassifications: Certain Fiscal 2000 and 2001 amounts have been reclassified to conform to the current year presentation.


NOTE 2 -- DISCONTINUED OPERATIONS



    As part of the Company's ongoing restructuring activities, in the third quarter of fiscal 2003, the Company committed to a plan to sell its A.B.S. by Allen Schwartz ('ABS') business unit. In November 2003, the Company entered into an agreement to sell ABS. The sale is expected to be finalized in the first quarter of fiscal 2004. The purchase price is $15,000 in cash plus the assumption of up to $2,000 in liabilities. In addition, during the third quarter of fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of fiscal 2004.



    ABS and the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals have been accounted for as discontinued operations in accordance with SFAS No. 144. Accordingly, the results of operations of these business units are separately presented in the accompanying consolidated statements of operations and related notes thereto. Prior to accounting for ABS and the five Speedo Authentic Fitness retail stores as discontinued operations, the results of operations of these business units were included in the results of operations of the Sportswear and Swimwear segments, respectively.



    Summarized operating results for the discontinued operations are as follows:

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                   FISCAL 2000   FISCAL 2001         FISCAL 2002
                                                   -----------   -----------         -----------
Net revenues.....................................    $47,469      $ 30,365             $45,407
                                                     -------      --------             -------
Income (loss) before provision (benefit) for
  income taxes...................................      1,057       (46,390)(a)           3,924
Provision for income taxes.......................     --            --                   4,243
                                                     -------      --------             -------
Income (loss) from discontinued operations, net
  of income taxes................................    $ 1,057      $(46,390)            $  (319)
                                                     -------      --------             -------
                                                     -------      --------             -------



---------



(a) Included in income (loss) before provision (benefit) for income taxes in Fiscal 2001 is $36,803 million related to the write-off of goodwill of ABS based on the Company's impairment analysis.



NOTE 3 -- REORGANIZATION ITEMS


    In connection with the Chapter 11 Cases, the Company initiated several strategic and organizational changes to streamline the Company's operations, focus on its core businesses, and return the Company to profitability. Many of the strategic actions are long-term in nature and, though initiated in Fiscal 2001 and Fiscal 2002, will not be completed until the end of fiscal 2003. In connection with these actions, the Company has closed all of its domestic outlet retail stores and reorganized its Speedo Authentic Fitness retail stores. The Company closed 204 of the 283 or 72% of the retail stores it operated at the beginning of Fiscal 2001. In Fiscal 2001, the Company closed 86 stores and 118 stores were closed during Fiscal 2002. In the first quarter of fiscal 2003, the Company closed three additional Speedo Authentic Fitness retail stores. The closing of the domestic outlet retail stores and the sale of the related inventory generated net proceeds of approximately $23,200 in Fiscal 2002.

    In the first quarter of Fiscal 2002, the Company sold the assets of GJM and Penhaligon's for net proceeds of approximately $20,459 in the aggregate. The net loss on the sale of GJM and Penhaligon's was approximately $2,897 and is included in reorganization items in Fiscal 2002. In Fiscal 2001, the Company recorded an impairment loss related to the goodwill of GJM of approximately $26,842.

    During Fiscal 2001 and Fiscal 2002, the Company sold certain personal property, vacated buildings, surplus land and other assets generating net proceeds of approximately $6,213 and $6,814 respectively, since the Petition Date. The losses related to the write-down of these assets was approximately $3,656 and $1,035 for the fiscal years ended January 5, 2002 and January 4, 2003, respectively. The Company has vacated certain leased premises, and rejected those leases (many related to its Retail Stores Division) under the provisions of the Bankruptcy Code.

    During the fourth quarter of Fiscal 2002, the Company completed a strategic review of its Intimate Apparel operations in Europe and formalized a plan to consolidate its European manufacturing operations and to restructure certain other manufacturing, sales and back office operations in Europe. The Company expects to incur severance, outplacement, legal, accounting and other expenses associated with the consolidation covering approximately 350 employees. The consolidation includes the consolidation of certain manufacturing operations in France which requires that the Company comply with certain procedures and processes that are defined in French law and French labor regulations. The Company has recorded a restructuring charge of $8,657 in the fourth quarter of Fiscal 2002 reflecting the statutory and regulatory defined severance and other obligations that the Company will incur related to the consolidation. Included in the restructuring charge is approximately $113 of legal and other professional fees incurred in Fiscal

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2002 related to the consolidation. Additional severance costs attributable to negotiated settlements with individual employees are subject to final negotiation. The Company expects that all severance, outplacement, legal and other costs attributable to the consolidation will be fully paid by the end of fiscal 2003. The Company expects that the ultimate cost of the consolidation that have been incurred and will be incurred in fiscal 2003 will be between $12,000 and $15,000 including the $8,657 recorded in Fiscal 2002.

    As a direct result of the Chapter 11 Cases, the Company has recorded certain liabilities, incurred certain legal and professional fees, written-down certain assets and accelerated the recognition of certain deferred charges. The transactions were recorded in accordance with the provisions of SOP 90-7.

    Reorganization items included in the consolidated statements of operations in Fiscal 2001 and Fiscal 2002 were $177,791 and $116,682, respectively. Included in reorganization items are certain non-cash asset impairment provisions and accruals for items that have been, or will be, paid in cash. In addition, certain accruals are subject to compromise under the provisions of the Bankruptcy Code. The Company has recorded these accruals at the estimated amount the creditor is entitled to claim under the provisions of the Bankruptcy Code. The ultimate amount of and settlement terms for such liabilities are detailed in the Plan.

                                                                FISCAL YEARS ENDED
                                                              -----------------------
                                                              JANUARY 5,   JANUARY 4,
                                                                 2002         2003
                                                                 ----         ----
Legal & professional fees...................................   $ 24,206     $ 27,734
Employee contracts and retention............................      8,728       25,571
GECC lease settlement.......................................     --           22,898
Write-off of fixed assets related to retail stores closed...      6,105       13,250
Facility shutdown costs.....................................      8,440        9,201
Lease terminations..........................................     20,591        9,352
Sales of Penhaligon's, GJM and Ubertech.....................     --            4,262
Employee benefit costs related to plant closings............        821        3,068
Aviation and other assets...................................      1,650        1,176
Losses from write-offs and sales of fixed assets............     37,061          170
Company-obligated mandatorily redeemable preferred
  securities(a).............................................     21,411       --
Systems development abandoned...............................     33,066       --
Deferred financing fees.....................................     34,599       --
Interest rate swap gain.....................................    (18,887)      --
                                                               --------     --------
                                                               $177,791     $116,682
                                                               --------     --------
                                                               --------     --------
Cash portion of reorganization items........................   $ 36,893     $ 59,719
Non-cash portion of reorganization items....................   $140,898     $ 56,963

---------

(a) Includes original issue discount and deferred bond issue costs of $4,798 net of accumulated amortization.

    Certain accruals are included in liabilities subject to compromise. The Plan was consummated on February 4, 2003. Pursuant to the Plan, unsecured pre-petition claimants will receive their pro-rata share of 1,147,050 shares of New Common Stock. The number of shares to be distributed to each claimant is subject to the final approval and reconciliation of all of the unsecured pre-petition claims. The Company expects that such distribution will take place in the second quarter of fiscal 2003.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 4 -- SPECIAL CHARGES -- FISCAL 2000


    The Company performed a strategic review of its worldwide businesses, manufacturing, distribution and other facilities, and product lines and styles and initiated a global implementation of programs designed to create cost efficiencies through plant consolidations, workforce reductions and consolidation of the finance, manufacturing and operations organizations within the Company and the discontinuation of product lines and styles that were unprofitable. As a result of these initiatives which commenced in Fiscal 2000, the Company recorded special charges of $269,626 during Fiscal 2000 related to costs to exit certain facilities and activities and consolidate such operations, including charges related to inventory write-downs and other asset write-offs, facility shutdown and lease obligation costs, employee termination and severance costs, retail outlet store closings and other related costs. The non-cash portion of the charge was originally estimated to be $171,317 and the cash portion was originally estimated to be $98,309. As of January 4, 2003, $3,332 of accruals remained related primarily to severance obligations and expected payments under discontinued licenses. Actual cash charges through January 4, 2003 were $93,593. Non-cash charges were $172,574. Of the total amount of charges, $201,279 is reflected in cost of goods sold and $68,347 is reflected in selling, general and administrative expenses in the Fiscal 2000. The detail of the charge, including costs incurred and reserves remaining for costs the Company expects to incur through completion of the aforementioned programs are summarized below:

                                            FACILITY
                           INVENTORY        SHUTDOWN       EMPLOYEE
                        WRITE-DOWNS AND   AND CONTRACT    TERMINATION                       LEGAL AND
                          OTHER ASSET     TERMINATION    AND SEVERANCE   RETAIL OUTLET    OTHER RELATED
                          WRITE-OFFS         COSTS           COSTS       STORE CLOSINGS       COSTS         TOTAL
                          ----------         -----           -----       --------------       -----         -----
Provisions............     $ 154,851        $ 53,261       $ 25,772         $ 20,037        $ 15,705      $ 269,626
Cash Reductions --
  2000................       --              (41,456)       (19,117)          (2,969)        (10,909)       (74,451)
Non-cash reductions --
  2000................      (125,350)         --             --              (12,357)           (976)      (138,683)
                           ---------        --------       --------         --------        --------      ---------
Balance as of Dec. 30,
  2000................        29,501          11,805          6,655            4,711           3,820         56,492
Cash Reductions --
  2001................       --               (3,998)        (6,376)          (1,578)         (4,186)       (16,138)
Non-cash reductions --
  2001................       (29,501)         (1,257)        --               (3,133)         --            (33,891)
Other adjustments --
  2001(a).............       --                 (493)        --              --                  366           (127)
                           ---------        --------       --------         --------        --------      ---------
Balance as of Jan 5,
  2002................       --                6,057            279          --               --              6,336
Cash Reductions --
  2002................       --               (2,743)          (261)         --               --             (3,004)
                           ---------        --------       --------         --------        --------      ---------
Balance as of Jan 4,
  2003................     $ --             $3,314(b)      $     18         $--             $ --          $   3,332
                           ---------        --------       --------         --------        --------      ---------
                           ---------        --------       --------         --------        --------      ---------

---------

(a) Other adjustments represent reversals of over accruals related to facility shutdowns and additional legal costs.
     The net effect of other adjustments is included in selling, general and administrative expenses in Fiscal 2001 and Fiscal 2002.

(b)  Includes $2,923 of liabilities subject to compromise.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

INVENTORY WRITE-DOWNS AND OTHER ASSET WRITE-OFFS $(154,851)

    Management's strategic review of the Company's manufacturing, distribution and administrative facilities and product lines and styles resulted in the decision to close seven manufacturing plants, twelve distribution facilities and two administrative facilities as well as the closure of 26 outlet stores. In addition, the Company discontinued the manufacturing of certain raw materials and product styles and wrote-off shop and fixture costs no longer in service at certain of its customer's retail locations. Included in the above amount are charges for inventory write-downs of $127,825 and write-off of fixed assets and other assets of $27,026. Of the total charge, $134,901 is included in cost of sales and $19,950 is included in selling, general and administrative expenses.

FACILITY SHUTDOWN AND CONTRACT TERMINATION COSTS $(53,261)

    Costs associated with the shutdown of the facilities mentioned above include plant reconfiguration and shutdown costs of $47,751, which were expensed as incurred and lease obligation costs of $5,510. Of the total charge, $40,281 is included in cost of sales and $12,980 is included in selling, administrative and general expenses in Fiscal 2000. Accruals amounting to $3,314 for future lease and contract payments remain at January 4, 2003.

EMPLOYEE TERMINATION AND SEVERANCE COSTS $(25,772)

    The Company recorded charges of $11,729 to cost of goods sold related to providing severance and benefits to 3,589 manufacturing related employees terminated as a result of the closure of certain facilities in Fiscal 2000. The Company also recorded charges of $14,043 to selling, administrative and general expenses related to providing severance and benefits to 816 distribution and administrative employees who were terminated in Fiscal 2000. Remaining severance amounts at January 4, 2003 were $18, and are expected to be paid in fiscal 2003.

RETAIL OUTLET STORE CLOSINGS $(20,037)

    During Fiscal 2000, the Company announced plans to close 26 retail outlet stores. Included in the charge are costs for the write-down of inventory of discontinued product lines and styles which the Company intends to liquidate through these stores of $13,697, the write-off of fixed assets associated with these stores of $1,793 and the costs of terminating leases of $1,653. Of the total charge, $13,697 is included in cost of sales and $6,340 is included in selling, general and administrative expenses in Fiscal 2000.

LEGAL AND OTHER RELATED COSTS $(15,705)

    Also included in the charge are $12,490 of legal expenses related to the Calvin Klein litigation and global initiatives mentioned above and $3,215 of other costs in Fiscal 2000. Of the total charge, $671 is included in cost of sales and $15,034 is included in selling, general and administrative expenses in Fiscal 2000.


NOTE 5 -- ACCOUNTS RECEIVABLE SECURITIZATION


    In October 1998, the Company entered into a revolving accounts receivable securitization facility, to mature on August 12, 2002, whereby it could obtain up to $200,000 of funding from the securitization of eligible United States trade accounts receivable through a bankruptcy remote special purpose subsidiary. The facility was amended in March 2000 to provide up to $300,000 of funding. In Fiscal 1999 the Company securitized $383,827 of accounts receivable (gross) for which

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

it received cash proceeds of $195,900. In Fiscal 2000, the Company securitized $454,862 of accounts receivable (gross) for which it received cash proceeds of $249,600. In Fiscal 2001, prior to the Petition Date, the Company securitized $366,233 of accounts receivable (gross) for which it received cash proceeds of approximately $185,000. The Company retained the interest in and subsequent realization of the excess of amounts securitized over the proceeds received and provided allowances as appropriate on the entire balance. The proceeds received are included in cash flows from operating activities in the consolidated statement of cash flows. Fees for this program were paid monthly and were based on variable rates indexed to commercial paper and are included in selling, general and administrative expense. On June 11, 2001, concurrent with the completion of the DIP, the Company terminated the revolving accounts receivable securitization agreement by repaying $186,214 previously received under the account receivable securitization facility. The repayment of the accounts receivable securitization facility included $1,214 of fees and accrued interest. Consequently, none of the Company's outstanding trade accounts receivable were securitized at January 5, 2002 or January 4, 2003.


NOTE 6 -- RELATED PARTY TRANSACTIONS


    A former director of the Company is the sole stockholder, President and a director of The Spectrum Group, Inc. ('Spectrum'). The Company recognized consulting expenses of $560 in Fiscal 2000 pursuant to a consulting agreement with Spectrum that was terminated effective December 31, 2000.


    The Company leases certain real property from an entity controlled by an employee and the former owner of ABS. The lease expires on May 31, 2005 and includes four five-year renewal options. All rights and obligations related to this lease will be transferred to the new owners of ABS in the first quarter of Fiscal 2004 (See Note 2). Rent expense related to this lease for Fiscal 2000, Fiscal 2001 and Fiscal 2002 was $345, $458 and $470, respectively, and is included in income (loss) from discontinued operations.


    From April 30, 2001 to June 11, 2001, the Company incurred consulting fees to Alvarez & Marsal, Inc. ('A&M') of $1,256 pursuant to a consulting agreement. The President and Chief Executive Officer and the Chief Financial Officer of the Company are affiliated with A&M. The A&M consulting agreement was terminated on June 11, 2001. In connection with the Company's emergence from bankruptcy on February 4, 2003 and as contemplated by the Plan, the Company entered into a new consulting agreement with A&M. Pursuant to the terms of his Employment Agreement, as adjusted under the Plan, Antonio C. Alvarez II, the President and Chief Executive Officer of the Company, received an incentive bonus consisting of $1,950 in cash, Second Lien Notes in the principal amount of $942 and 0.59% of the New Common Stock (266,400 shares) of the reorganized Company.

    The Company entered into a second consulting agreement with A&M on January 29, 2003 (as supplemented by the March 18, 2003 letter agreement, the 'A&M Agreement'), pursuant to which Mr. Alvarez and Mr. Fogarty will continue serving the Company as Chief Executive Officer and Chief Financial Officer, respectively, and certain other A&M affiliated persons will continue serving the Company in a consulting capacity. The A&M Agreement was effective as of February 4, 2003 and replaced and superceded the Alvarez and Fogarty Agreements. The A&M Agreement may be terminated by either party, without cause, upon 30 days' written notice. Upon the commencement of employment of a new Chief Executive Officer ('New CEO') or Chief Financial Officer ('New CFO'), Mr. Alvarez and Mr. Fogarty are obligated to provide transitional assistance to the New CEO and New CFO, respectively, as reasonably required by the Company. The A&M Agreement provides that the Company will pay A&M on account of Mr. Alvarez's service as follows: (i) $125

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

per month until commencement of employment of the New CEO; (ii) $125 per month for 15 days after the commencement of employment of the New CEO; and (iii) after the period described in (ii) above, $.750 per hour of transition services provided by Mr. Alvarez. The A&M Agreement further provides that the Company will pay A&M on account of Mr. Fogarty's service at a rate of $.475 per hour. Moreover, A&M is eligible to receive the following incentive compensation under the terms of the agreement: (i) additional payments upon the consummation of certain transactions and (ii) participation in the Company's incentive compensation program for the periods Mr. Alvarez and Mr. Fogarty serve as Chief Executive Officer and Chief Financial Officer, respectively. Incentive compensation payable to A&M upon the consummation of certain transactions is not currently determinable because it is contingent upon future events which may or may not occur. Mr. Alvarez, Mr. Fogarty and A&M are bound by certain confidentiality, indemnification and non-solicitation obligations under the terms of the A&M Agreement.

    The Company believes that the terms of the relationships and transactions described above are at least as favorable to the Company as could have been obtained from a third party.


NOTE 7 -- BUSINESS SEGMENTS AND GEOGRAPHIC INFORMATION


BUSINESS SEGMENTS

    During Fiscal 2001, the Company operated in three business segments or groups: (i) Intimate Apparel Group; (ii) Sportswear and Swimwear Group; and
(iii) Retail Stores. During Fiscal 2002, the Company operated in four business segments: (i) Intimate Apparel Group; (ii) Sportswear Group; (iii) Swimwear Group; and (iv) Retail Stores Group. The Sportswear and Swimwear Groups (previously combined as the Sportswear and Swimwear Group) were separated in Fiscal 2002 to reflect the manner in which management currently evaluates the Company's business. Accordingly, certain financial information contained in this Annual Report on Form 10-K relating to fiscal periods prior to Fiscal 2002 has been restated to correspond with the Company's four segment business operations. The Groups currently operate as separate business segments. Moreover, the Company expects that, because of the retail store closings during Fiscal 2001 and Fiscal 2002, the Retail Stores Group's net revenues will not represent a material portion of the Company's net revenues in fiscal 2003. The Company does not intend to operate any retail outlet stores in fiscal 2003. As a result, beginning in fiscal 2003, the results of operations of the Retail Stores Group will be included with the Company's three wholesale Groups according to the type of product sold.

    The Company designs, manufactures and markets apparel within the Sportswear, Swimwear and Intimate Apparel markets and operates a Retail Stores Group, with stores under the Speedo'r' Authentic Fitness'r' and Calvin Klein names.

    The Intimate Apparel Group designs, manufactures, sources and markets moderate to premium priced intimate apparel and other products for women and better to premium priced men's underwear and sleepwear under the Warner's'r', Olga'r', Body by Nancy Ganz'TM'/Bodyslimmers'r', Calvin Klein'r', Lejaby'r' and Rasurel'r' names.


    The Sportswear Group designs, sources, and markets moderate to premium priced men's and women's sportswear under the Calvin Klein'r', Chaps Ralph Lauren'r', Catalina'r' and White Stag'r' names.


    The Swimwear Group designs, manufactures, sources and sells moderate to premium priced swimwear, fitness apparel, swim accessories and related products under the Speedo'r'/Speedo Authentic Fitness'r', Anne Cole'r', Cole of California'r', Sunset Beach'r', SandCastle'r', Catalina'r', White Stag'r', Lifeguard'r', Nautica'r' and Ralph Lauren'r' names.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


    The Retail Stores Group principally sells the Company's products to the general public through stores under the Speedo'r' Authentic Fitness'r' and Calvin Klein names. As of January 5, 2002, the Company operated 95 Speedo Authentic Fitness retail stores, 16 Calvin Klein full-price underwear stores, 86 domestic and international outlet retail stores. During Fiscal 2002, the Company closed 47 Speedo Authentic Fitness full price retail stores and all 64 of its domestic outlet retail stores leaving 48 Speedo Authentic Fitness, 15 international outlet retail stores and 16 full price international Calvin Klein underwear stores operating as of January 4, 2003. The closing of the domestic outlet retail stores and the related sale of inventory generated approximately $23,200 of net proceeds in Fiscal 2002. During Fiscal 2002, the Company accrued approximately $22,889 related to rejected leases and wrote-off approximately $13,250 of fixed assets related to the above-mentioned store closures. The Company closed three additional Speedo Authentic Fitness retail stores in the first quarter of fiscal 2003. During the third quarter of fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness stores. The results of operations for these five stores have been included in income (loss) from discontinued operations in accordance with SFAS 144. In addition, on December 10, 2003, the Company announced that it plans to close its 44 remaining Speedo Authentic Fitness retail stores, which includes the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals (See Note 27). The Company will continue to operate the Speedo Authentic Fitness online store.


    Net revenues for the closed domestic outlet retail stores for Fiscal 2000, 2001 and 2002 were $153,049, $107,775 and $40,505, respectively.

    Net revenues for the 47 Speedo Authentic Fitness stores closed during Fiscal 2000, Fiscal 2001 and Fiscal 2002 were $18,563, $17,596 and $7,482, respectively.


    The accounting policies of the segments are the same as those described in the 'Summary of Significant Accounting Policies' in Note 1. Transfers to the Retail Stores Group are made at standard cost and are not reflected in net revenues of the Intimate Apparel, Sportswear or Swimwear segments. Management evaluates the performance of its segments based on operating income (loss) before depreciation, interest, taxes, amortization of intangibles and deferred financing costs, impairment charges, reorganization items and certain general corporate expenses not allocated to segments, as well as the effect of the adoption of new accounting pronouncements or other changes in accounting ('Group EBITDA'). The table below also presents group operating income (loss) which includes depreciation of property, plant and equipment. The Company believes that an evaluation of the Company's operating results and the operating results of its segments for the past three years based solely on operating income (loss) is not complete without considering the effect of depreciation and amortization on those results. Since the Petition Date, the Company has sold assets, written down impaired assets, recorded a transitional impairment adjustment for the adoption of SFAS 142 and stopped amortizing certain intangible assets that were previously amortized. As a result, depreciation and amortization expense has decreased by approximately $37.4 million in Fiscal 2002 compared to Fiscal 2001 and by approximately $41.6 million compared to Fiscal 2000. For informational purposes, the Company has separately identified the depreciation and amortization components of operating income (loss) in the following table. The presentation of

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

segment information in prior years has been restated to reflect current year classification of the segments. Information by business segment is set forth below:


                                     INTIMATE APPAREL   SPORTSWEAR   SWIMWEAR    RETAIL      TOTAL
                                     ----------------   ----------   --------    ------      -----
Fiscal 2002
    Net revenues...................     $ 570,694        $482,676    $304,994   $ 89,185   $1,447,549
    Group EBITDA...................        64,126          29,373      34,124         39      127,662
    Group operating income
      (loss).......................        48,386          20,185      28,561     (4,485)      92,647
Fiscal 2001
    Net revenues...................     $ 594,889        $546,244    $311,802   $187,956   $1,640,891
    Group EBITDA...................       (74,378)            531      (6,555)   (13,114)     (93,516)
    Group operating loss...........       (96,317)         (9,096)     (9,933)   (20,162)    (135,508)
Fiscal 2000
    Net revenues...................     $ 769,326        $838,540    $355,199   $239,402   $2,202,467
    Group EBITDA...................      (114,791)         35,605      81,323    (23,151)     (21,014)
    Group operating income
      (loss).......................      (137,023)         25,508      71,868    (27,357)     (67,004)



    A reconciliation of Group operating income (loss) to consolidated loss from continuing operations before provision for income taxes and cumulative effect of a change in accounting principle for fiscal years ended December 30, 2000, January 5, 2002 and January 4, 2003, is as follows:



                                                                      FOR THE YEAR ENDED
                                                            --------------------------------------
                                                            DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                                2000          2002         2003
                                                                ----          ----         ----
Group EBITDA..............................................   $ (21,014)    $ (93,516)   $ 127,662
Group depreciation........................................      45,990        41,992       35,015
                                                             ---------     ---------    ---------
Group operating income (loss).............................     (67,004)     (135,508)      92,647
General corporate expenses not allocated..................     101,871       103,770       45,208
Depreciation of corporate assets and amortization of
  intangibles(a)..........................................      52,649        52,447       22,022
Impairment charge.........................................          --        64,969           --
Reorganization items......................................          --       177,791      116,682
                                                             ---------     ---------    ---------
Consolidated operating loss...............................    (221,524)     (534,485)     (91,265)
Investment income (loss)..................................      36,882        (6,556)          62
Interest expense..........................................     172,232       122,752       22,048
                                                             ---------     ---------    ---------
Loss from continuing operations before provision for
  income taxes and cumulative effect of a change in
  accounting principle....................................   $(356,874)    $(663,793)   $(113,251)
                                                             ---------     ---------    ---------
                                                             ---------     ---------    ---------


---------


 (a) Includes amortization of intangibles of $37,000, $34,221 and $922 for the years ended December 30, 2000, January 5, 2002 and January 4, 2003, respectively, which is a corporate item not allocated to business segments.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                  INTIMATE                            RETAIL    RECONCILING
                                  APPAREL    SPORTSWEAR   SWIMWEAR    STORES     ITEMS(a)     CONSOLIDATED
                                  -------    ----------   --------    ------     --------     ------------
Year Ended January 4, 2003
    Total Assets(b).............  $296,365    $147,815    $194,634   $ 18,186    $290,880      $  947,880
    Depreciation and
      amortization..............    15,740       9,188       5,563      4,524      22,022          57,037
    Capital
      expenditures(c)(d)........     6,233       2,357       1,423        132      10,164          20,309
Year Ended January 5, 2002
    Total Assets(b).............  $415,965    $544,078    $605,238   $ 87,613    $332,561      $1,985,455
    Depreciation and
      amortization..............    21,939       9,627       3,378      7,048      52,447          94,439
    Capital expenditures(d).....     8,463       2,005       2,947      1,187      10,125          24,727
Year Ended December 30, 2000
    Total Assets(b).............  $616,228    $739,171    $637,484   $116,735    $232,531      $2,342,149
    Depreciation and
      amortization..............    22,232      10,097       9,455      4,206      52,649          98,639
    Capital expenditures(d).....    33,043      15,195       2,513     10,089      49,222         110,062


---------


(a) Includes corporate items not allocated to business segments, primarily fixed assets related to the Company's management information systems and corporate facilities and goodwill, intangible and other assets.
(b)  Includes assets of discontinued operations.
(c) Includes assets acquired pursuant to the GECC lease settlement of $9,071.
(d)  Includes capital expenditures of discontinued operations.


GEOGRAPHIC INFORMATION

    Included in the consolidated financial statements are the following amounts relating to geographic locations:




                                                              FISCAL YEAR ENDED
                                -----------------------------------------------------------------------------
                                DECEMBER 30,                 JANUARY 5,                 JANUARY 4,
                                    2000            %           2002           %           2003           %
                                    ----            -           ----           -           ----           -
Net revenues:
    United States.............   $1,844,750        83.8      $1,312,538       80.0      $1,122,299       77.5
    Canada....................       96,840         4.4          82,897        5.0          83,185        5.8
    Europe....................      199,736         9.1         185,570       11.3         195,529       13.5
    Mexico....................       45,112         2.0          41,896        2.6          25,971        1.8
    Asia......................       16,029         0.7          17,990        1.1          20,565        1.4
                                 ----------       -----      ----------      -----      ----------      -----
                                 $2,202,467       100.0      $1,640,891      100.0      $1,447,549      100.0
                                 ----------       -----      ----------      -----      ----------      -----
                                 ----------       -----      ----------      -----      ----------      -----
Property, plant and equipment,
  net
    United States.............   $  293,384        89.0      $  173,569       81.8      $  137,351       87.6
    Canada....................        6,888         2.1           4,638        2.2           3,452        2.2
    All other.................       29,242         8.9          33,922       16.0          15,909       10.2
                                 ----------       -----      ----------      -----      ----------      -----
                                 $  329,514       100.0      $  212,129      100.0      $  156,712      100.0
                                 ----------       -----      ----------      -----      ----------      -----
                                 ----------       -----      ----------      -----      ----------      -----


INFORMATION ABOUT MAJOR CUSTOMERS

    In Fiscal 2000 and 2001 no customer accounted for more than 10% of the Company's net revenues. In Fiscal 2002, one customer, Federated Department Stores, Inc., accounted for approximately 10.5% of the Company's net revenues.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 8 -- INCOME TAXES


    The following presents the United States and foreign components of income from continuing operations before income taxes and cumulative effect of change in accounting principle and the total provision for United States federal and other income taxes:


                                                                      FISCAL YEAR ENDED
                                                            --------------------------------------
                                                            DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                                2000          2002         2003
                                                                ----          ----         ----
Loss from continuing operations before provision for
  income taxes and cumulative effect of change in
  accounting principle:
    Domestic..............................................   $(338,451)    $(612,931)   $(105,849)
    Foreign...............................................     (18,423)      (50,862)      (7,402)
                                                             ---------     ---------    ---------
        Total.............................................   $(356,874)    $(663,793)   $(113,251)
                                                             ---------     ---------    ---------
                                                             ---------     ---------    ---------
Current tax provision:
    Federal...............................................   $      --     $      --    $      --
    State and local.......................................         588           600          600
    Foreign...............................................         410        17,946        9,506
                                                             ---------     ---------    ---------
Total current tax provision...............................   $     998     $  18,546    $  10,106
                                                             ---------     ---------    ---------
Deferred tax provision:
    Federal...............................................   $(107,234)    $(185,914)   $     137
    State and local.......................................     (20,237)      (42,432)         146
    Foreign...............................................      (4,901)      (14,201)      (8,097)
    Valuation allowance increase..........................     152,418       374,971       47,379
                                                             ---------     ---------    ---------
Total deferred tax provision..............................   $  20,046     $ 132,424    $  39,565
                                                             ---------     ---------    ---------
Provision for income taxes................................   $  21,044     $ 150,970    $  49,671
                                                             ---------     ---------    ---------
                                                             ---------     ---------    ---------


    The following presents the reconciliation of the provision for income taxes to United States federal income taxes computed at the statutory rate:


                                                                      FISCAL YEAR ENDED
                                                            --------------------------------------
                                                            DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                                2000          2002         2003
                                                                ----          ----         ----
Loss from continuing operations before provision for
  income taxes and cumulative effect of change in
  accounting principle....................................   $(356,874)    $(663,793)   $(113,251)
                                                             ---------     ---------    ---------
                                                             ---------     ---------    ---------
Benefit for income taxes at the statutory rate............   $(124,906)    $(232,328)   $ (39,638)
State income taxes benefit, net of federal tax benefit....     (18,995)      (26,242)         656
Impact of foreign taxes accrued...........................       1,344         3,899        4,000
Net U.S. tax on distribution of foreign earnings..........      --            --           32,846
Non-deductible intangible amortization and impairment
  charges.................................................       6,504        16,297       --
Increase in valuation allowance...........................     152,418       374,971       47,379
Other, net................................................       4,679        14,373        4,428
                                                             ---------     ---------    ---------
Provision for income taxes................................   $  21,044     $ 150,970    $  49,671
                                                             ---------     ---------    ---------
                                                             ---------     ---------    ---------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The components of deferred tax assets and liabilities as of January 5, 2002 and January 4, 2003 are as follows:

                                                              JANUARY 5,   JANUARY 4,
                                                                 2002         2003
                                                                 ----         ----
Deferred Tax Assets:
    Discounts and sales allowances..........................  $   2,060    $   1,857
    Inventory...............................................     22,594       20,559
    Postretirement benefits.................................     16,721       30,507
    Alternative minimum tax credit carryovers...............      5,245        2,270
    Advertising credits.....................................     13,219       13,219
    Reserves and accruals...................................     88,666       94,606
    Depreciation and amortization...........................     --           10,951
    Net operating losses and tax credits....................    501,432      502,197
                                                              ---------    ---------
    Gross deferred tax assets...............................    649,937      676,166
    Valuation allowances....................................   (582,249)    (670,772)
                                                              ---------    ---------
        Deferred tax assets -- net..........................     67,688        5,394
                                                              ---------    ---------
Deferred Tax Liabilities:
    Prepaid and other assets................................      3,280        3,057
    Depreciation and amortization...........................     48,509       --
    Bond discount...........................................      6,865       --
    Other...................................................     14,164        4,329
                                                              ---------    ---------
        Deferred tax liabilities............................     72,818        7,386
                                                              ---------    ---------
        Net deferred tax asset (liability)..................  $  (5,130)   $  (1,992)
                                                              ---------    ---------
                                                              ---------    ---------

    During Fiscal 2002, the Company repatriated approximately $98,000 of foreign earnings. No U.S. income taxes were incurred in connection with the repatriation since those earnings were completely offset by the Company's U.S. operating losses. At January 4, 2003, unremitted earnings of foreign subsidiaries were approximately $62,500. Since it is the Company's intention to permanently reinvest these earnings, no U.S. income taxes have been provided. Management believes that there would be no additional liability on the statutory earnings of foreign subsidiaries, if remitted.

    The Company and its subsidiaries' income tax returns are routinely examined by various tax authorities. In connection with such examinations, tax authorities have raised issues and proposed tax adjustments. The Company is reviewing the issues raised and will contest any adjustments it deems appropriate. In management's opinion, adequate provision for income taxes have been made for all open years.

    The Company has estimated United States net operating loss carryforwards of approximately $1,166,500 and foreign net operating loss carryforwards of approximately $85,400 at January 4, 2003. The United States net operating loss carryforwards, if they remain unused, expire as follows:

YEAR                                                   AMOUNT
----                                                   ------
2003 - 2010........................................  $  119,000
2011 - 2017........................................      46,300
2018 - 2022........................................   1,001,200
                                                     ----------
                                                     $1,166,500
                                                     ----------
                                                     ----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized. The valuation allowance increased to $670,772 (of which $29,334 relates to foreign entities) in Fiscal 2002 from $582,249 (of which $28,041 relates to foreign entities) in Fiscal 2001. The increase in the valuation allowance results from the Fiscal 2002 operating loss and other deferred tax assets that may not be realized.

    A portion of the valuation allowance in the amount of approximately $19,026 (of which $4,841 relates to foreign entities) and approximately $14,185 at January 5, 2002 and January 4, 2003, respectively, relates to net deferred tax assets which were recorded in purchase accounting. The realization of such amount in future years will be allocated to reduce other non-current intangible assets.

    The consummation of the Plan resulted in the forgiveness of approximately $2,486,000 of the Company's pre-petition debt and other liabilities subject to compromise. The Company expects to utilize virtually all of its U.S. net operating loss carryforwards to offset the tax impact resulting from such debt forgiveness. As a result of the Chapter 11 Cases, the Company anticipates that the 'change in ownership' rules as defined by the Internal Revenue Code of 1986 will limit the Company's ability to utilize any remaining net operating loss carryforwards.

    At January 5, 2002 and January 4, 2003, prepaid expenses and other current assets includes current income taxes receivable of $19,500 (of which $3,200 relates to foreign entities) and $10,031 (of which $6,896 relates to foreign entities), respectively, and current liabilities include income taxes payable of $14,505 (of which $13,900 relates to foreign entities) and $28,420 (of which $18,371 relates to foreign entities), respectively.


NOTE 9 -- EMPLOYEE RETIREMENT PLANS


    The Company has a defined benefit pension plan, which covers substantially all full time domestic employees (the 'Pension Plan'). The Pension Benefit Plan is noncontributory and benefits are based upon years of service. The Company also has defined benefit health care and life insurance plans that provide postretirement benefits to retired employees and former directors ('Other Benefit Plans'). The Other Benefit Plans are, in most cases, contributory with retiree contributions adjusted annually.

    The components of net periodic benefit cost is as follows:

                                      PENSION BENEFIT PLAN                     OTHER BENEFIT PLANS
                                       FOR THE YEAR ENDED                       FOR THE YEAR ENDED
                             --------------------------------------   --------------------------------------
                             DECEMBER 30,   JANUARY 5,   JANUARY 4,   DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                 2000          2002         2003          2000          2002         2003
                                 ----          ----         ----          ----          ----         ----
Service Cost...............    $  2,640      $ 2,658      $ 2,845        $ 143         $ 163        $ 223
Interest Cost..............       9,307        9,316        9,155          424           283          259
Expected return on plan
  assets...................     (11,252)      (9,645)      (8,797)       --            --           --
Amortization of prior
  service cost.............         (74)         (74)         (49)         (33)          (33)         (33)
Net actuarial gain
  (loss)...................      --              684        2,245         (263)         (133)        (107)
                               --------      -------      -------        -----         -----        -----
Net benefit cost...........    $    621      $ 2,939      $ 5,399        $ 271         $ 280        $ 342
                               --------      -------      -------        -----         -----        -----
                               --------      -------      -------        -----         -----        -----

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    A reconciliation of the balance of the benefit obligations is as follows:

                                                       PENSION BENEFIT PLAN       OTHER BENEFIT PLANS
                                                      -----------------------   -----------------------
                                                      JANUARY 5,   JANUARY 4,   JANUARY 5,   JANUARY 4,
                                                         2002         2003         2002         2003
                                                         ----         ----         ----         ----
Change in benefit obligations
    Benefit obligation at beginning of year.........   $126,676     $134,073      $5,296      $ 5,204
    Settlements.....................................     --           --           --          (1,899)
    Service cost....................................      2,658        2,845         163          223
    Interest cost...................................      9,316        9,155         283          259
    Change in actuarial assumptions.................      5,015       31,142        (233)       1,093
    Curtailment.....................................     --           (8,897)      --           --
    Benefits paid...................................     (9,592)      (9,785)       (305)        (255)
                                                       --------     --------      ------      -------
    Benefit obligation at end of year...............   $134,073     $158,533      $5,204      $ 4,625
                                                       --------     --------      ------      -------
                                                       --------     --------      ------      -------

    A reconciliation of the change in the fair value of plan assets is as follows:

                                                       PENSION BENEFIT PLAN       OTHER BENEFIT PLANS
                                                      -----------------------   -----------------------
                                                      JANUARY 5,   JANUARY 4,   JANUARY 5,   JANUARY 4,
                                                         2002         2003         2002         2003
                                                         ----         ----         ----         ----
    Fair value of plan assets at beginning of
      year..........................................   $104,249     $ 95,858     $ --         $ --
    Actual return on plan assets....................     (2,985)      (5,314)      --           --
    Employer's contributions........................      4,186        2,606         305          255
    Benefits paid...................................     (9,592)      (9,785)       (305)        (255)
                                                       --------     --------     -------      -------
    Fair value of plan assets at end of year........   $ 95,858     $ 83,365     $ --         $ --
                                                       --------     --------     -------      -------
                                                       --------     --------     -------      -------
    Funded status...................................   $(38,215)    $(75,168)    $(5,204)     $(4,625)
    Unrecognized prior service cost.................        (48)      --            (406)        (373)
    Unrecognized net actuarial (gain) loss..........     38,547       72,659      (3,588)        (991)
                                                       --------     --------     -------      -------
    Net amount recognized...........................   $    284     $ (2,509)    $(9,198)     $(5,989)
                                                       --------     --------     -------      -------
                                                       --------     --------     -------      -------

    Effective January 1, 2003 the Pension Plan was amended such that participants in the Pension Plan will not earn any additional pension benefits after December 31, 2002. The amendment to the Pension Plan resulted in a curtailment gain of $8,897 in the fourth quarter of Fiscal 2002. As a result of the curtailment, the Company's pension liability was reduced by $8,897. The curtailment gain reduced the unrecognized net actuarial (gain) loss component of the Company's accrued pension liability which was recorded in other comprehensive loss in the fourth quarter of Fiscal 2002. In addition, the Pension Plan was underfunded at January 5, 2002 and January 4, 2003, respectively. The Company will make cash contributions to the Pension Plan of approximately $9,320 in fiscal 2003 and approximately $27,704 over the next five years.

    Pension Plan assets include fixed income securities and marketable equity securities, including 673,100 shares of the Company's Old Common Stock, which had a fair market value of $37 and $2 at January 5, 2002 and January 4, 2003, respectively. The Company's Old Common Stock was cancelled on February 4, 2003 pursuant to the Plan. Holders of the Old Common Stock, including the Pension Plan did not receive any distribution under the terms of the Plan and as a result, the Pension Plan's investment in such Old Common Stock was written off in February 2003. The Company contributes to multi-employer defined benefit pension plans on behalf of union employees of two manufacturing facilities and a warehouse and distribution facility, which amounts are not significant for the periods presented. The Company closed the two manufacturing facilities in Fiscal 2002 and recorded a termination liability of $2,317 related to the multi-employer plans

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

associated with the closed plants during Fiscal 2002. The accrued liability of $2,317 is included in liabilities subject to compromise at January 4, 2003.

    The weighted-average assumptions used in the actuarial calculations were as follows:

                                              FISCAL   FISCAL   FISCAL    FISCAL
                                               2000     2001     2002    2003(A)
                                               ----     ----     ----    --------
Discount rate...............................  7.75%    7.25%    5.30%     5.30%
Expected return on plan assets..............  9.50%    9.50%    9.50%     7.00%
Rate of compensation increase...............  5.00%    5.00%    5.00%       N/A

---------

(a) The Company evaluated its assumptions related to the expected return on plan assets in the fourth quarter of Fiscal 2002 and revised the expected return on plan assets for future valuations to 7% effective with the Pension Plan's fiscal 2003 year. The rate of compensation increase is not applicable because no future benefits will be earned by Pension Plan participants.

    For measurement purposes, the weighted average annual assumed rate of increase in the per capita cost of covered benefits (health care cost trend rate) was 11.5% for 2002 and decreases by 0.5% each year from 2003 to 2014 to 5.5%. Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                              ONE PERCENTAGE   ONE PERCENTAGE
                                                              POINT INCREASE   POINT DECREASE
                                                              --------------   --------------
Effect on total of service and interest cost components.....       $ 43            $ (37)
Effect on health care component of the accumulated
  post-retirement benefit obligation........................       $307            $(256)

    The Company also sponsors a defined contribution plan for substantially all of its domestic employees. Employees can contribute to the plan, on a pre-tax and after-tax basis, a percentage of their qualifying compensation up to the legal limits allowed. The Company contributes amounts equal to 15.0% of the first 6.0% of employee contributions to the defined contribution plan. The Company increased the Company's contribution to 35.0% of the first 6.0% of employee contributions effective January 1, 2003. The maximum Company contribution on behalf of any employee was $1.530, $1.530 and $1.800 for Fiscal 2000, Fiscal 2001 and Fiscal 2002, respectively. Employees vest in the Company contribution over four years. Company contributions to the defined contribution plan totaled $552, $483 and $377 for Fiscal 2000, 2001 and 2002, respectively.


NOTE 10 -- MARKETABLE SECURITIES


    During 1998 and 1999, the Company made investments, aggregating $7,650, to acquire an interest in InterWorld Corporation, a provider of E-Commerce software systems and other applications for electronic commerce sites. These investments were classified as available-for-sale securities and recorded at fair value based on quoted market prices at January 1, 2000. In the first quarter of Fiscal 2000, the Company sold its investment in InterWorld resulting in a realized pre-tax gain of $42,782 ($25,862 net of taxes), which is recorded as investment income.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 11 -- INVENTORIES


                                                          JANUARY 5,   JANUARY 4,
                                                             2002         2003
                                                             ----         ----
Finished goods..........................................   $375,956     $281,610
Work in process.........................................     47,325       51,792
Raw materials...........................................     45,718       45,682
                                                           --------     --------
                                                            468,999      379,084
Less: reserves..........................................     50,097       33,816
                                                           --------     --------
                                                           $418,902     $345,268
                                                           --------     --------
                                                           --------     --------


NOTE 12 -- PROPERTY, PLANT AND EQUIPMENT


                                                        JANUARY 5,   JANUARY 4,
                                                           2002         2003
                                                           ----         ----
Land and land improvements............................  $     573    $   1,223
Building and building improvements....................     70,428       51,513
Furniture and fixtures................................    102,833      101,861
Machinery and equipment...............................     76,711       73,104
Computer hardware and software........................    169,811      169,194
Construction in progress..............................      1,101          435
                                                        ---------    ---------
                                                        $ 421,457    $ 397,330
Less: Accumulated depreciation and amortization.......   (209,328)    (240,618)
                                                        ---------    ---------
Property, plant and equipment, net....................  $ 212,129    $ 156,712
                                                        ---------    ---------
                                                        ---------    ---------


NOTE 13 -- INTANGIBLE ASSETS AND GOODWILL


    Prior to the adoption of SFAS 142, the Company reviewed any potential impairment of long-lived assets when changes in circumstances, which include, but are not limited to, the historical and projected operating performance of business operations, specific industry trends and general economic conditions, indicated that the carrying value of business specific intangibles or goodwill may not be recoverable. Under these circumstances, the Company estimates future undiscounted cash flows as a basis for determining any impairment loss. If undiscounted cash flows are less than the carrying amount of the asset then impairment charges are recorded to adjust the carrying value of long-lived assets to the estimated fair value. The Company recorded an impairment charge of $101,772 for the write-off of goodwill related to Bodyslimmers, CK Kids and ABS of $96,171 and the write-off of certain other intangible assets of $5,601 in the fourth quarter of Fiscal 2001.

    In June 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets. SFAS 142 eliminates the amortization of goodwill and certain other intangible assets with indefinite lives and was effective for the Company's 2002 fiscal year. SFAS 142 requires that indefinite lived intangible assets be tested for impairment at least annually. Intangible assets with finite useful lives are to be amortized over their useful lives and reviewed for impairment in accordance with SFAS 144, Accounting for Impairment or Disposal of Long-Lived Assets.

    As of January 5, 2002, the Company had intangible assets with indefinite useful lives and goodwill net of accumulated amortization of approximately $940,065. The Intimate Apparel Group's intangible assets consisted of goodwill of $136,960 and indefinite lived intangible assets (primarily owned trademarks) of $64,992. The Sportswear Group's and Swimwear Group's intangible assets

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

consisted of goodwill of $551,864 and indefinite lived intangible assets (primarily owned trademarks and license rights for periods exceeding forty years) of $172,683. The Retail Stores Group had intangible assets consisting of goodwill of $3,616 (subsequently written-off in connection with the sale of Penhaligon's). The Company also had other indefinite lived intangible assets consisting of owned trademarks of $9,950. In addition, the Sportswear Group had finite lived intangible assets consisting of certain license rights of $6,316 net of accumulated amortization.

    Under the provisions of SFAS 142, goodwill is deemed potentially impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. As of January 5, 2002, the Company had incurred losses in each of its previous two fiscal years and had filed bankruptcy on June 11, 2001. As a result the Company's 'Business Enterprise Value' ('BEV') decreased. Intangible assets are deemed impaired if the carrying amount exceeds the fair value of the assets. The Company utilized the work of an independent third party appraiser to determine its BEV in connection with the preparation of the Plan. The appraiser determined the Company's business enterprise value using a combination of the market approach and income approaches. The BEV appraiser made certain assumptions in its work. The weighted average long-term debt interest rate was assumed to be 7.81% and the weighted average cost of capital was assumed to be 13.80%. The appraiser used three years of financial projections in its evaluation and determined the terminal value based upon the Company's weighted average cost of capital and expected free cash flow using a 5.00% growth rate per annum. The determination of the Company's projected income and free cash flow required the use of significant judgments and estimates by the Company. Changes in economic conditions, the cost of equity or debt financing and many other factors will have a significant effect on the Company's ability to earn the income or generate the free cash flow assumed in its projections. As a result, variations in the amounts of income and cash flow actually earned by the Company will have a significant effect on its business enterprise value. The Company allocated the BEV to its various reporting units and determined that the value of certain of the Company's intangible assets and goodwill were impaired. As a result, the Company recorded a charge of $801,622 net of income tax benefit of $53,513 as a cumulative effect of a change in accounting from the adoption of SFAS 142 on January 6, 2002. The income tax benefit of $53,513 includes a tax benefit of $81,657 relating to tax deductible goodwill of $206,811 offset by an increase in valuation allowance of $28,144 on the Company's deferred tax asset resulting from the adoption of SFAS 142. The remaining value of intangible assets with indefinite useful lives after the adoption of SFAS 142 is $81,305. The Intimate Apparel Group has indefinite lived intangible assets of $52,037 related to certain owned trademarks. The Sportswear Group has indefinite lived intangible assets of $19,327 related to certain licensed trademarks. The Company also has other indefinite lived intangible assets of $9,941 related to certain owned trademarks. The Retail Stores Group had goodwill of $3,616 (subsequently written-off in connection with the sale of Penhaligon's). In addition, the Sportswear Group, as of January 5, 2002 and January 4, 2003 had finite lived intangible assets of $6,316 and $5,522, net of accumulated amortization of $2,712 and $2,494, respectively, with a remaining useful life of six years as of January 4, 2003 related to certain licensed trademarks. Future amortization expense of finite lived intangible assets will be approximately $925 per year through 2008.


    Amortization expense related to goodwill and intangible assets, included in selling, general and administrative expenses, was $37,000, $34,221 and $922 for Fiscal 2000, Fiscal 2001 and Fiscal 2002, respectively. Amortization expense related to goodwill and intangible assets, included in income (loss) from discontinued operations, was $2,931 and $2,707 for Fiscal 2000 and Fiscal 2001, respectively. Net loss for Fiscal 2000 and Fiscal 2001, assuming SFAS No. 142 had been adopted effective January 1, 2000 is as follows:

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                       FISCAL YEAR ENDED
                                                   -------------------------
                                                   DECEMBER 30,   JANUARY 5,
                                                       2000          2002
                                                       ----          ----
Net loss -- as reported..........................   $(389,971)    $(861,153)
Decrease in amortization expense.................      39,009        36,006
                                                    ---------     ---------
Net loss -- as adjusted..........................   $(350,962)    $(825,147)
                                                    ---------     ---------
                                                    ---------     ---------
Basic and diluted loss per weighted average share
  outstanding:
    As reported..................................   $   (7.39)    $  (16.28)
                                                    ---------     ---------
                                                    ---------     ---------
    As adjusted..................................   $   (6.65)    $  (15.59)
                                                    ---------     ---------
                                                    ---------     ---------


    Deferred financing costs, net of accumulated amortization, were $8,971 and $463 as of January 5, 2002 and January 4, 2003, respectively. Deferred financing costs relating to pre-petition debt of the Company were written-off as of the Petition Date resulting in a charge to reorganization items of $34,599 in the second quarter of Fiscal 2001. Other assets of $11,612 at January 5, 2002 and $2,800 at January 4, 2003 include long-term investments, other non-current assets and deposits. The Company reviews other long-term assets for potential impairment, annually or when circumstances indicate that a long-term asset may be impaired. As a result of this review, in the fourth quarter of Fiscal 2001, the Company wrote down the carrying amount of certain barter credits by $30,734 to $2,688 based upon the Company's plans to utilize such credits in the future. Barter credits included in other assets amounted to $2,006 and $683 as of January 5, 2002 and January 4, 2003, respectively.



NOTE 14 -- ACCUMULATED OTHER COMPREHENSIVE LOSS


    The components of accumulated other comprehensive loss as of December 30, 2000, January 5, 2002 and January 4, 2003 are summarized below:

                                                               FOR THE YEAR ENDED
                                                    -----------------------------------------
                                                    DECEMBER 30,   JANUARY 5,      JANUARY 4,
                                                        2000          2002            2003
                                                        ----          ----            ----
Foreign currency translation adjustments..........    $(18,707)     $(20,561)       $(20,408)
Unfunded minimum pension liability................     (14,648)      (32,494)        (72,659)
Unrealized holding (loss) gain -- net.............        (395)           39            (156)
                                                      --------      --------        --------
Total accumulated other comprehensive loss........    $(33,750)     $(53,016)       $(93,223)
                                                      --------      --------        --------
                                                      --------      --------        --------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 15 -- DEBT


                                                  JANUARY 5,    JANUARY 4,
                                                     2002         2003(A)
                                                     ----         -------
Amended DIP.....................................  $   155,915   $   --
GECC lease settlement (b).......................      --              5,603
$600 million term loan..........................      587,548       584,824
Revolving credit facilities.....................    1,018,719     1,013,995
Term loan agreements............................       27,161        27,034
Capital lease obligations.......................        5,582         2,679
Foreign credit facilities (c)...................      143,439       146,958
Equity Agreement Notes (d)......................       56,677        56,506
                                                  -----------   -----------
                                                    1,995,041     1,837,599
Current portion.................................     (158,026)       (5,765)
Reclassified to liabilities subject to
  compromise....................................   (1,834,808)   (1,830,582)
                                                  -----------   -----------
    Total long-term debt........................  $     2,207   $     1,252
                                                  -----------   -----------
                                                  -----------   -----------

---------

(a) The reduction in pre-petition credit facilities primarily reflects the pro-rata repayment of certain amounts from the proceeds generated from the sale of GJM and Penhaligon's and certain other assets.
(b) Represents amounts due pursuant to the GECC lease settlement, net of payments made through January 4, 2003.
(c) Includes the impact of fluctuations in foreign currency exchange rates.
(d) Interest bearing notes payable to certain banks related to the settlement of equity forward purchase agreements ('Equity Agreements') entered into in connection with the Company's stock repurchase program.

    Total debt does not include pre-petition trade drafts outstanding as of January 5, 2002 and January 4, 2003 of $351,367 and $349,737, respectively, that are included in liabilities subject to compromise.

DEBTOR-IN-POSSESSION FINANCING

    On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ('DIP') with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, certain extensions were granted under the DIP on April 12, 2002, June 19, 2002, July 18, 2002,
August 22, 2002 and September 30, 2002 (the DIP, subsequent to such extensions and amendments, is referred to as the 'Amended DIP'). The amendments and extensions, among other things, amended certain definitions and covenants, permitted the sale of certain of the Company's assets and businesses, extended deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduced the size of the facility to reflect the Debtor's revised business plan. The Amended DIP (when originally executed) provided for a $375,000 non-amortizing revolving credit facility (which includes a letter of credit facility of up to $200,000) ('Tranche A') and a $225,000 revolving credit facility ('Tranche B'). On December 27, 2001 the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company voluntarily elected to eliminate Tranche B based upon its determination that the Company's liquidity position had

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

improved significantly since the Petition Date and Tranche B would not be needed to fund the Company's on-going operations. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. Borrowing under the Amended DIP bore interest at either the London Inter Bank Offering Rate (LIBOR) plus 2.75% (approximately 4.25% at January 4, 2003) or at the Citibank N.A. Base Rate plus 1.75% (6.5% at January 4, 2003). The Amended DIP contained restrictive covenants which required the Company to achieve $70,800 of earnings before interest, income taxes, depreciation, amortization and restructuring charges, as defined ('EBITDAR') and limited capital expenditures. As of January 4, 2003, the Company was in compliance with all of the covenants under the Amended DIP.

    All outstanding borrowings under the Amended DIP had been repaid as of January 4, 2003. Loans outstanding under the Amended DIP at January 5, 2002 and January 4, 2003 were $155,915 and $0, respectively with a weighted average interest rate of 4.8% for Fiscal 2001. In addition, the Company had stand-by and documentary letters of credit outstanding under the Amended DIP at January 5, 2002 and January 4, 2003 of approximately $60,031 and $60,672, respectively. The total amount of additional credit available to the Company at January 5, 2002 and January 4, 2003 was $159,054 and $160,906, respectively. In addition, at January 4, 2003, the Company had approximately $94,059 of excess cash available as collateral against outstanding stand-by and trade letters of credit.

    The Amended DIP was secured by substantially all of the domestic assets of the Company. The Amended DIP terminated on the Effective Date and was replaced by the Exit Financing Facility.

GECC SETTLEMENT

    On June 12, 2002, the Bankruptcy Court approved the Company's settlement of certain operating lease agreements with General Electric Capital Corporation ('GECC'). The leases had original terms from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. GECC's claims under the leases totaled approximately $51,152. Under the terms of the settlement agreement GECC will receive $15,200 payable as follows:
(i) prior to the Effective Date of the Plan, the Company paid GECC monthly installments of $550; and (ii) after the Effective Date, the Company is obligated to pay GECC monthly installments of $750 until the balance is paid in full. Through June 12, 2002, the Company had paid GECC $5,500 of the $15,200. The present value of the remaining cash payments to GECC under the settlement agreement of $5,603 as of January 4, 2003 are included in the current portion of long-term debt not subject to compromise. The remaining amount of the GECC claim of approximately $35,952 is included in liabilities subject to compromise as of January 4, 2003. The Company had recorded accrued liabilities related to the GECC leases of approximately $13,045 prior to the settlement and recorded approximately $22,907 as reorganization items in Fiscal 2002. GECC retains a perfected security interest in the leased assets equal to the outstanding cash settlement payments due under the settlement agreement until all such amounts are paid. Lease expenses related to the GECC leases was $18,011, $16,504 and $8,228 for Fiscal 2000, 2001 and 2002, respectively.

    The assets acquired pursuant to the terms of the settlement agreement were recorded at their estimated fair value, which was estimated to be equal to the present value of payments due to GECC under the terms of the settlement agreement. Such assets are being depreciated using the straight-line method over their estimated remaining useful lives of two to four years.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

PRE-PETITION DEBT

    The Company was in default of substantially all of its U.S. pre-petition credit agreements as of January 4, 2003. All pre-petition debt of the Debtors has been classified as liabilities subject to compromise in the consolidated balance sheet at January 4, 2003 and January 5, 2002. In addition, the Company stopped accruing interest on all domestic pre-petition credit facilities and outstanding balances on June 11, 2001. The Company continued to accrue interest on certain foreign credit agreements that are subject to standstill and inter-creditor agreements. Such interest of approximately $14,844 was paid pursuant to the Plan on February 4, 2003. Such interest is included in liabilities subject to compromise at January 4, 2003. A brief description of each pre-petition credit facility and the terms thereof is included below.

    A brief description of each pre-petition credit facility and its terms is included below.

    AMENDMENT AGREEMENT

    On October 6, 2000, the Company and the lenders under its credit facilities entered into an Amendment, Modification, Restatement and General Provisions Agreement (the 'Amendment Agreement') and an Inter-creditor Agreement. Pursuant to the Amendment Agreement, the Company's credit facilities were modified so that each contained identical representations and warranties, covenants, mandatory prepayment obligations and events of default. The Amendment Agreement also amended uncommitted credit facilities and those which matured prior to August 12, 2002 so that they would mature on August 12, 2002 (maturity dates of the credit facilities due after August 12, 2002 were unaffected).

    The Amendment Agreement made the margins added to a base rate or Eurodollar rate loan uniform under the credit facilities with such rate determined according to the debt rating of the Company. As of December 30, 2000, the applicable margin for base rate advances under the credit facilities was 2.5% and the applicable margin for Eurodollar rate advances under the credit facilities was 3.5%. The Amendment Agreement also made the fee charged based on the letters of credit outstanding and a commitment fee charged based on the undrawn amount of the credit facilities consistent across the credit facilities. Both of these fees also varied according to the Company's debt rating.

    As part of the signing of the Amendment Agreement, obligations under each of the credit facilities were guaranteed by the Company and by all of its domestic subsidiaries. Additionally, on a limited basis, several foreign subsidiaries cross guaranteed the foreign obligations. The Company and each of such entities have granted liens on substantially all of their assets to secure these obligations. As a result of the Amendment Agreement, as of December 30, 2000, the Company had committed to credit facilities in an aggregate amount of $2,609,000, all of which were to mature on or after August 12, 2002 with substantially no debt amortization until then. All obligations under the Amendment Agreement were in default under the Chapter 11 Cases. The Company did not accrue interest on these obligations since the Petition Date, except for interest on certain foreign credit agreements, as previously noted. Creditors under the Amendment Agreement were considered secured creditors in the Chapter 11 Cases, and as such, in accordance with applicable bankruptcy law, received a higher priority than other classes of creditors. Amounts outstanding under the Amendment Agreement, not including accrued interest, at January 5, 2002 and January 4, 2003 were approximately $2,184,911, including trade drafts of $351,367, and $2,179,054, including trade drafts of $349,737 respectively. The Company has classified these obligations as liabilities subject to compromise. The Amendment Agreement and Amended DIP required that the proceeds from certain asset sales be used to repay amounts outstanding under

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

the Company's pre-petition debt agreements. Such repayments were approximately $14,500 in Fiscal 2002.

    $600,000 REVOLVING CREDIT FACILITY

    The Company was the borrower under a $600,000 Revolving Credit Facility, which included a $100,000 sub-facility available for letters of credit. This facility was scheduled to expire on August 12, 2002 in accordance with the terms of the Amended and Restated Credit Agreement, dated November 17, 1999, which governed the facility. Amounts borrowed under this facility were borrowed at either base rate or at an interest rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. As of January 5, 2002 and January 4, 2003, $595,119 and $592,359, respectively, was outstanding under this facility, all of which is included in liabilities subject to compromise.

    $450,000 REVOLVING CREDIT FACILITY

    The Company was also a borrower under a $450,000 Revolving Credit Facility, which was reduced to $423,600 under the Amendment Agreement. The credit agreement governing this facility, dated November 17, 1999, provided that the term of the facility will expire on November 17, 2004. Amounts borrowed under this facility were subject to interest at a base rate or at an interest rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. As of January 5, 2002, and January 4, 2003, $423,600 and $421,636, respectively, was outstanding under this facility, all of which is included in liabilities subject to compromise.

    $587,548 TERM LOAN

    The Company was a borrower under a $600,000 Term Loan, dated November 17, 1999, which was reduced to approximately $587,548 under the Amendment Agreement. The maturity of this loan was also extended until August 12, 2002 in connection with the Amendment Agreement. Amounts borrowed under this facility were subject to interest at a base rate or an interest rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. As of January 5, 2002 and January 4, 2003, $587,548 and $584,824, respectively, was outstanding under this facility all of which is included in liabilities subject to compromise.

    FRENCH FRANC FACILITIES

    The Company and its subsidiaries entered into French Franc facilities in July and August 1996 relating to its acquisition of Lejaby. These facilities, which were amended in April 1998 and in August and November 1999, included a term loan facility in an original amount of 370 million French Francs and a revolving credit facility of 480 million French Francs, which was reduced to
441.6 million French Francs pursuant to the Amendment Agreement. Amounts borrowed under these facilities were subject to interest at an interest rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. Beginning in July 1997, the Company began repaying the term loan in annual installments, with a final installment due on December 31, 2001. In conjunction with the Amendment Agreement the annual installments were eliminated and the maturity of the loan was extended to August 12, 2002. The revolving portion of this facility provided for multi-currency revolving loans to be made to the Company and a number of its European subsidiaries. As of January 5, 2002 and January 4, 2003, the total amount outstanding

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

under these facilities was $59,545 and $55,424 equivalent, respectively, all of which is included in liabilities subject to compromise.

    $400,000 TRADE CREDIT FACILITY

    On October 6, 2000, in conjunction with signing the Amendment Agreement, the Company entered into a new $400,000 Trade Credit Facility which provided commercial letters of credit for the purchase of inventory from suppliers and offered the Company extended terms for periods of up to 180 days ('Trade Drafts'). Amounts drawn under this facility were subject to interest at an interest rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. The Company classified the 180-day Trade Drafts in trade accounts payable. At January 5, 2002 and January 4, 2003, the Company had approximately $351,367 and $349,737, respectively of Trade Drafts outstanding under this facility, all of which is included in liabilities subject to compromise.

    OTHER FACILITIES

    In July 1998, the Company entered into a term loan agreement with a member of its existing bank group. This loan was due to be repaid in equal installments with a final maturity date of July 4, 2002. Amounts outstanding under this agreement as of January 5, 2002 and January 4, 2003 were $27,161 and $27,034, respectively, and are included in liabilities subject to compromise.

    The Company issued $40,372 of notes in conjunction with the amendment of its Equity Agreements with two of its banks. Amounts borrowed under these notes were subject to interest at a rate based on the Eurodollar rate plus a margin determined under the Amendment Agreement. These notes were to mature on August 12, 2002. As of January 5, 2002 and January 4, 2003, the total amount outstanding under the Equity Agreements, including Equity Adjustments was $56,677 and $56,506, respectively. Loans related to the Equity Agreements outstanding are included in liabilities subject to compromise.

    FOREIGN CREDIT FACILITIES

    The Company and certain of its foreign subsidiaries entered into credit agreements that provided for revolving lines of credit and issuance of letters of credit ('Foreign Credit Facilities'). At January 5, 2002 and January 4, 2003, the total outstanding amounts of the Foreign Credit Facilities were approximately $83,894 equivalent and $91,534 equivalent, respectively. The increase in the Foreign Credit Facilities outstanding balance from the end of Fiscal 2001 to the end of Fiscal 2002 reflects unfavorable exchange rate movement in the Euro, Pound Sterling and Canadian dollar compared to the United States dollar. The foreign subsidiaries were not parties to the Chapter 11 Cases. The Foreign Credit Facilities are subject to standstill and inter-creditor agreements. The Company recorded interest expense of $4,110 and $9,833 in Fiscal 2001 and Fiscal 2002, respectively, on certain of these foreign credit facilities. The Plan required the payment of such interest and, as a result, the Company repaid the outstanding principal amount and accrued interest totaling $106,112 pursuant to the terms of the Plan on February 4, 2003.

RESTRICTIVE COVENANTS -- AMENDMENT AGREEMENT

    Pursuant to the terms of the Amendment Agreement, the Company was required to maintain certain financial ratios and was prohibited from paying dividends. On March 29, 2001, lenders under the Amendment Agreement waived compliance with the financial ratios until April 16, 2001. On April 13, 2001, the lenders extended this waiver until May 16, 2001 and on May 16, 2001, the

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

lenders extended the waiver to June 15, 2001. The Company filed for protection under Chapter 11 of the Bankruptcy Code on June 11, 2001.

RESTRICTIVE COVENANTS -- AMENDED DIP

    The Amended DIP contained financial and restrictive covenants that, among other things, required the Company to achieve a minimum level of EBITDAR, as defined, restricted the amount of capital expenditures the Company could incur and prohibited the Company from incurring additional indebtedness and paying dividends. As of January 5, 2002 and January 4, 2003, the Company was in compliance with all covenants of the Amended DIP.

LEASE REJECTIONS

    The Company has entered into operating lease agreements for manufacturing, distribution and administrative facilities and retail stores. The Company has provided approximately $20,600 and $32,389 for the estimated total amount of claims the Company expected to receive related to rejected leases as of January 5, 2002 and January 4, 2003, respectively. In addition, the Company has entered into operating leases for equipment and other assets and has accepted certain lease agreements pursuant to the Plan.

INTEREST RATE SWAPS

    As of December 30, 2000, the Company had four interest rate swap agreements in place which were used to convert variable interest rate borrowings of $329,500 to fixed interest rates. The counter-parties to all of the Company's interest rate swap agreements were banks who were lenders in the Company's bank credit agreements. The fair value of these swaps based on quoted market prices at December 30, 2000 was $512 less than the carrying amount. Due to the Chapter 11 Cases, the Company's outstanding swap agreement maturing in June 2006 were cancelled as of the Petition Date resulting in a loss $420 in Fiscal 2001.

    The Company's agreements in place as of January 1, 2000 in the amounts of $75,000, $210,000, $150,000 and $250,000 were terminated in March 2000 for a cash gain of $26,076, which was being amortized over the life of the agreements. Unamortized deferred swap income of $21,744 was reclassified to other comprehensive income as a transition adjustment upon the adoption of SFAS 133 in the first quarter of Fiscal 2001. In conjunction with the Chapter 11 Cases, the Company suspended interest payments on the outstanding debt obligations of the Debtors, and as a result, realized the deferred income as of the Petition Date. The unamortized amount of $18,887 was included in reorganization items for the year ended January 5, 2002.

    Differences between the fixed interest rate on each swap and the one-month or three-month LIBOR rate were settled at least quarterly between the Company and each counter-party. Pursuant to its interest rate swap agreements, the Company made payments totaling $372 in the year ended December 30, 2000 (none in Fiscal 2001 and Fiscal 2002).


NOTE 16 -- LIABILITIES SUBJECT TO COMPROMISE


    The principal categories of obligations classified as liabilities subject to compromise are identified below. The amounts set forth below may vary significantly from the stated amounts of proofs of claim as filed with the Bankruptcy Court and may be subject to future adjustments depending on the final settlement of certain unsecured pre-petition obligations prior to the final distributions of shares of New Common Stock to unsecured creditors. The Company expects to

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

make such final distributions in April 2003. The following summarizes the amount of liabilities subject to compromise:

                                                                FISCAL YEARS ENDED
                                                              -----------------------
                                                              JANUARY 5,   JANUARY 4,
                                                                 2002         2003
                                                                 ----         ----
Current liabilities:
    Accounts payable(a).....................................  $  386,711   $  385,931
    Accrued liabilities, including unsecured GECC claim.....      66,070      128,567
Debt:
    $600 million term loan(b)...............................     587,548      584,824
    Revolving credit facilities(b)..........................   1,018,719    1,013,995
    Term loan agreements(b).................................      27,161       27,034
    Capital lease obligations...............................       1,265        1,265
    Foreign credit facilities(b)............................     143,439      146,958
    Equity Agreement Notes(b)...............................      56,677       56,506
    Company-obligated mandatorily redeemable convertible
      preferred securities..................................     120,000      120,000
    Other liabilities.......................................      27,485       21,002
                                                              ----------   ----------
                                                              $2,435,075   $2,486,082
                                                              ----------   ----------
                                                              ----------   ----------

---------

(a) Accounts payable includes $351,367 and $349,737 of trade drafts payable at January 5, 2002 and January 4, 2003, respectively. As a result of the Chapter 11 Cases, no principal or interest payments were made on unsecured pre-petition debt.

(b) Changes due to pro-rata repayments and fluctuations in foreign currency exchange rates.


NOTE 17 -- COMPANY-OBLIGATED MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SECURITIES


    In 1996, Designer Holdings, Ltd. ('Designer Holdings') issued 2.4 million Company-obligated mandatorily redeemable convertible preferred securities of a wholly owned subsidiary (the 'Preferred Securities') for aggregate gross proceeds of $120,000. The Preferred Securities represented preferred undivided beneficial interests in the assets of Designer Finance Trust ('Trust'), a statutory business trust formed under the laws of the State of Delaware in 1996. Designer Holdings owned all of the common securities representing undivided beneficial interests of the assets of the Trust. Accordingly, the Trust is included in the consolidated financial statements of the Company. The Trust exists for the sole purpose of (i) issuing the Preferred Securities and common securities (together with the Preferred Securities, the 'Trust Securities'),
(ii) investing the gross proceeds of the Trust Securities in 6% Convertible Subordinated Debentures of Designer Holdings due 2016 ('Convertible Debentures') and (iii) engaging in only those other activities necessary or incidental thereto. The Company indirectly owns 100% of the voting common securities of the Trust, which is equal to 3% of the Trust's total capital.

    Each Preferred Security was convertible at the option of the holder thereof into 0.6888 of a share of Old Common Stock of the Company, or 1,653,177 shares of the Company's Old Common Stock in the aggregate, at an effective conversion price of $72.59 per share of Old Common Stock, subject to adjustments in certain circumstances.

    The holders of the Preferred Securities were entitled to receive cumulative cash distributions at an annual rate of 6% of the liquidation amount of $50.00 per Preferred Security, payable quarterly in arrears. The distribution rate and payment dates correspond to the interest rate and interest payment dates on the Convertible Debentures, which were the sole assets of the Trust. As a result of the acquisition of Designer Holdings by the Company, the Preferred Securities were

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

adjusted to their estimated fair value at the date of acquisition of $100,500, resulting in a decrease in their recorded value of approximately $19,500. This decrease was being amortized, using the effective interest rate method to maturity of the Preferred Securities. Such distributions and accretion to redeemable value were included in interest expense. As of the Petition Date the Company suspended payments due under the Convertible Debentures and wrote off the original issue discount related to the Convertible Debentures and the related bond issue costs, net of accumulated amortization, as of the Petition Date totaling $21,411. This amount is included in reorganization items and the nominal value of the Convertible Debentures of $120,000 is included in liabilities subject to compromise as of January 5, 2002 and January 4, 2003.

    The Company had the right to defer payments of interest on the Convertible Debentures and distributions on the Preferred Securities for up to twenty consecutive quarters (five years), provided such deferral did not extend past the maturity date of the Convertible Debentures. Upon the payment, in full, of such deferred interest and distributions, the Company may defer such payments for additional five-year periods. The Company deferred the interest payments under these instruments that were due on December 31, 2000 and March 31, 2001. The deferred interest and distributions through the Petition Date amounting to $4,975 are included in liabilities subject to compromise at January 5, 2002 and January 4, 2003.

    The Preferred Securities were mandatorily redeemable upon the maturity of the Convertible Debentures on December 31, 2016, or earlier to the extent of any redemption by the Company of any Convertible Debenture, at a redemption price of $50.00 per share plus accrued and unpaid distributions to the date fixed for redemption. In addition, there are certain circumstances wherein the Trust will be dissolved, with the result that the Convertible Debentures will be distributed pro-rata to the holders of the Trust Securities.

    The Company guaranteed, on a subordinated basis, distributions and other payments due on the Preferred Securities ('Guarantee'). In addition, the Company entered into a supplemental indenture pursuant to which it has assumed, as a joint and several obligor with Designer Holdings, liability for the payment of principal, premium, if any, and interest on the Convertible Debentures, as well as the obligation to deliver shares of Old Common Stock, par value $.01 per share, of the Company upon conversion of the Preferred Securities as described above. The claims of the holders of the Convertible Debentures are subordinate to the secured creditors and other preferred creditors under the Chapter 11 Cases and are structurally subordinated to general unsecured claims. Holders of the Convertible Debentures received 268,200 shares of New Common Stock on February 4, 2003, pursuant to the terms of the Plan.

    The following is summarized financial information of Designer Holdings and its subsidiaries as of January 5, 2002 and January 4, 2003 and for each of the three fiscal years in the period ended January 4, 2003.

                                                              JANUARY 5,   JANUARY 4,
                                                                 2002         2003
                                                                 ----         ----
Current assets..............................................   $ 96,536     $ 70,605
Non-current assets..........................................    421,955      111,117
Current liabilities.........................................     24,684       25,335
Non-current liabilities.....................................     39,562       --
Liabilities subject to compromise:
    Current liabilities.....................................      8,564        8,595
    Redeemable preferred securities.........................    120,000      120,000
Stockholder's equity........................................    325,681       27,792

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              FOR THE YEAR       FOR THE YEAR       FOR THE YEAR
                                                  ENDED              ENDED             ENDED
                                              DECEMBER 30,        JANUARY 5,         JANUARY 4,
                                                 2000(a)            2002(a)           2003(a)
                                                 -------            -------           -------
Net revenues................................    $481,835           $287,655          $ 282,861
Cost of goods sold..........................     374,221            236,675            214,757
Net loss....................................     (43,171)(b)        (97,129)(b)       (297,889)(b),(c)

---------


(a) Excludes Retail Store Group net revenues of $72,456, $53,146 and $31,063 for Fiscal 2000, 2001 and Fiscal 2002, respectively, and cost of goods sold of $49,025, $38,643 and $17,238 for Fiscal 2000, Fiscal 2001 and Fiscal 2002, respectively. As a result of the integration of Designer Holdings into the operations of the Company, net income associated with these revenues cannot be separately identified. Excludes special charges of $18,074 in Fiscal 2000 as described in Note 6.


(b)  Net loss includes a charge of $54,752, $38,842 and $16,702 of general corporate expenses for Fiscal 2000, Fiscal 2001 and Fiscal 2002, respectively.

(c) Includes the cumulative effect of a change in accounting policy of $294,497 in Fiscal 2002 related to the adoption of SFAS No. 142.


NOTE 18 -- STOCKHOLDERS' DEFICIENCY


    Total dividends declared during Fiscal 2000 was $12,958 ($0.27 per share). In December 2000, the Company suspended payment of its quarterly cash dividend. The Amended DIP and the Exit Financing Facility prohibits the Company from the paying dividends or making distributions to the holders of common stock.

    The Company has 10,000,000 shares of authorized and unissued preferred stock with a par value of $0.01 per share.

    In August 1999, the Board of Directors of the Company adopted a rights agreement (the 'Old Rights Agreement'). Under the terms of the Old Rights Agreement, the Company declared a dividend distribution of one right for each outstanding share of Old Common Stock to stockholders of record on August 31, 1999. Each right entitled the holder to purchase from the Company a unit consisting of one one-thousandth of a Series A Junior Participating Preferred Stock, par value $.01 per share, at a purchase price of $100 per unit. The rights only became exercisable, if not redeemed, ten days after a person or group has acquired 15% or more of the Company's Old Common Stock or the announcement of a tender offer that would result in a person or group acquiring 15% or more of the Old Common Stock. The Old Rights Agreement expired on February 4, 2003 in conjunction with the consummation of the Plan.

    On the Effective Date, pursuant to the Plan and a rights agreement (the 'New Rights Agreement'), the Company distributed one Right (a 'Right') for each outstanding share of Company New Common Stock to stockholders of record at the Effective Date and authorized the issuance of one Right for each share of New Common Stock issued thereafter and prior to the Distribution Date (as defined in the New Rights Agreement). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a 'Unit') of Series A Preferred Stock, par value $0.01 per share, at a purchase price of $45.00 per Unit, subject to adjustment. Subject to the terms and conditions of the New Rights Agreement, if not earlier redeemed upon the approval of the holders of 55% of the New Common Stock, the Rights only become exercisable upon the occurrence of certain events as set forth in the New Rights Agreement.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The plans described below relate to Old Common Stock that was cancelled in connection with the Plan.

STOCK COMPENSATION PLANS

    The Board of Directors and Compensation Committee thereof are responsible for administration of the Company's compensation plans and determine, subject to the provisions of the plans, the number of shares to be issued, the terms of awards, the sale or exercise price, the number of shares awarded and the rate at which awards vest or become exercisable. A summary of option and other stock awards outstanding under the Company's various stock compensation plans as of January 4, 2003 are summarized below. All such options and the related stock were cancelled in connection with the Plan.

1988 EMPLOYEE STOCK PURCHASE PLAN

    In 1988, the Company adopted the 1988 Employee Stock Purchase Plan ('Stock Purchase Plan'), which provides for sales of up to 4,800,000 shares of Old Common Stock of the Company to certain key employees. At December 31, 2000, January 5, 2002 and January 4, 2003, 4,521,300 shares were issued and outstanding pursuant to grants under the Stock Purchase Plan. All shares were sold at amounts determined to be equal to the fair market value.

1991 STOCK OPTION PLAN

    In 1991, the Company established The Warnaco Group, Inc. 1991 Stock Option Plan ('Option Plan') and authorized the issuance of up to 1,500,000 shares of Old Common Stock pursuant to incentive and non-qualified option grants to be made under the Option Plan. The exercise price on any stock option award may not be less than the fair market value of the Company's Common Stock at the date of the grant. The Option Plan limits the amount of qualified stock options that may become exercisable by any individual during a calendar year. Options generally expire ten years from the date of grant and vest ratably over four years.

1993 STOCK PLAN

    On May 14, 1993, the stockholders approved the adoption of The Warnaco Group, Inc. 1993 Stock Plan ('Stock Plan') which provided for the issuance of up to 2,000,000 shares of Old Common Stock of the Company through awards of stock options, stock appreciation rights, performance awards, restricted stock units and stock unit awards. On May 12, 1994, the stockholders approved an amendment to the Stock Plan whereby the number of shares issuable under the Stock Plan was to be automatically increased each year by 3% of the number of outstanding shares of Old Common Stock of the Company as of the beginning of each fiscal year. The exercise price of any stock option award may not be less than the fair market value of the Old Common Stock at the date of the grant. Options generally expire ten years from the date of grant and vest ratably over four years.

    In accordance with the provisions of the Stock Plan, the Company granted 190,680 shares of restricted stock to certain employees, including certain officers of the Company, during the fiscal year ended January 1, 2000. During Fiscal 2000, 2001 and 2002, there were no restricted stock grants. The restricted shares vest over four years. The fair market value of the restricted shares was $5,458 at the date of grant. The Company recognizes compensation expense equal to the fair value of the restricted shares over the vesting period. Compensation expense for the 2000, 2001 and 2002 fiscal years was $4,643, $1,999 and $258, respectively. During Fiscal 2000, there were no

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

restricted shares cancelled. During Fiscal 2001, 119,250 unvested restricted shares were cancelled and the unearned stock compensation of $3,929 was reversed in stockholders' equity (deficiency). During Fiscal 2002, 4,000 unvested restricted shares were cancelled and the unearned stock compensation of $115 was reversed in stockholders' deficiency. Unearned stock compensation at December 30, 2000, January 5, 2002 and January 4, 2003 was $6,341, $413 and $40
respectively, and is included in stockholders' deficiency.

1993 NON-EMPLOYEE DIRECTOR STOCK PLAN AND 1998 DIRECTOR PLAN

    In May 1994, the Company's stockholders approved the adoption of the 1993 Non-Employee Director Stock Plan ('Director Plan'). The Director Plan provides for awards of non-qualified options to non-employee directors of the Company. Options granted under the Director Plan are exercisable in whole or in part until the earlier of ten years from the date of the grant or one year from the date on which an option holder ceases to be a Director eligible for grants. Options are granted at the fair market value of the Company's Common Stock at the date of the grant. In May 1998, the Board of Directors approved the adoption of the 1998 Stock Plan for Non-Employee Directors ('1998 Director Plan', and together with the Director Plan, 'Combined Director Plan'). The 1998 Director Plan includes the same features as the Director Plan and provides for issuance of the Company's Common Stock held in treasury. The Combined Director Plan provides for the automatic grant of options to purchase (i) 30,000 shares of Common Stock upon a Director's election to the Company's Board of Directors and
(ii) 20,000 shares of Common Stock immediately following each annual shareholder's meeting as of the date of such meeting.

1997 STOCK OPTION PLAN

    In 1997, the Company's Board of Directors approved the adoption of The Warnaco Group, Inc. 1997 Stock Option Plan ('1997 Plan') which provides for the issuance of incentive and non-qualified stock options and restricted stock up to the number of shares of common stock held in treasury. The exercise price on any stock option award may not be less than the fair market value of the Company's common stock on the date of grant. The Plan limits the amount of qualified stock options that may become exercisable by any individual during a calendar year and limits the vesting period for options awarded under the 1997 Plan.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    A summary of the status of the Company's stock option plans are presented below:

                                     FISCAL 2000             FISCAL 2001              FISCAL 2002
                                ---------------------   ----------------------   ---------------------
                                             WEIGHTED                 WEIGHTED                WEIGHTED
                                             AVERAGE                  AVERAGE                 AVERAGE
                                             EXERCISE                 EXERCISE                EXERCISE
                                 OPTIONS      PRICE       OPTIONS      PRICE      OPTIONS      PRICE
                                 -------      -----       -------      -----      -------      -----
Outstanding at beginning of
  year........................  13,857,346    $29.85     15,741,796    $26.03     6,011,639    $20.92
Granted.......................   2,718,750     10.73        430,000      3.52        --
Exercised.....................      --         --           --          --           --
Cancelled.....................    (834,300)    24.10    (10,160,157)    28.85    (2,319,276)    22.87
                                ----------              -----------              ----------
Outstanding at end of year....  15,741,796     26.03      6,011,639     20.92     3,692,363     19.69
                                ----------              -----------              ----------
                                ----------              -----------              ----------
Options exercisable at end of
  year........................  12,237,437     28.62      3,793,572     23.00     2,887,229     10.34
                                ----------              -----------              ----------
                                ----------              -----------              ----------
Weighted average fair value of
  options granted.............                $ 5.66                   $ 2.75                  $--
                                              ------                   ------                  ------
                                              ------                   ------                  ------
Options available for future
  grant.......................   2,788,611               14,226,104              16,545,380
                                ----------              -----------              ----------
                                ----------              -----------              ----------

    In Fiscal 2000, Fiscal 2001 and Fiscal 2002, in exchange for shares received from option holders with a fair value of $702, $49 and $0, respectively, the Company paid $702, $49 and $0, respectively, of withholding taxes on options that were exercised during the year. Such shares have been included in treasury at cost, which equals fair value at date of option exercise or vesting.

    Summary information related to options outstanding and exercisable at January 4, 2003 is as follows:

                                                   OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                           ------------------------------------   ----------------------
                                                          WEIGHTED
                                                           AVERAGE
                                           OUTSTANDING    REMAINING    WEIGHTED   EXERCISABLE   WEIGHTED
                                               AT        CONTRACTUAL   AVERAGE        AT        AVERAGE
                                           JANUARY 4,       LIFE       EXERCISE   JANUARY 4,    EXERCISE
        RANGE OF EXERCISE PRICES              2003         (YEARS)      PRICE        2003        PRICE
        ------------------------              ----         -------      -----        ----        -----
$ 0.67 - $10.00..........................     427,500       8.04        $ 3.94       181,250     $ 4.44
$10.01 - $20.00..........................   1,335,250       4.98         12.27       880,125      13.12
$20.01 - $30.00..........................   1,219,538       5.44         25.18     1,115,779      25.19
$30.01 - $40.00..........................     655,075       4.72         33.01       655,075      33.01
$40.01 - $50.00..........................      55,000       5.32         41.85        55,000      41.85
                                            ---------                              ---------
                                            3,692,363                              2,887,229
                                            ---------                              ---------
                                            ---------                              ---------

    The Company reserved 16,545,380 shares of Old Common Stock for issuance under the Director Plan, Stock Plan and Option Plan as of January 4, 2003. In addition, as of January 4, 2003 there were 12,242,629 shares of Old Common Stock in treasury stock available for issuance under the 1997 Plan.

    The following are the number of shares of Old Common Stock and treasury stock outstanding as of December 30, 2000, January 5, 2002 and January 4, 2003.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                      NUMBER OF SHARES
                                                           --------------------------------------
                                                           DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                               2000          2002         2003
                                                               ----          ----         ----
Common Stock:
    Balance at beginning of year.........................   65,393,038    65,232,594   65,232,594
    Shares issued under restricted stock grants, net of
      cancellations......................................     (160,444)       --           --
                                                            ----------    ----------   ----------
    Balance at end of year...............................   65,232,594    65,232,594   65,232,594
                                                            ----------    ----------   ----------
                                                            ----------    ----------   ----------
Treasury Stock:
    Balance at beginning of year.........................   12,163,650    12,063,672   12,242,629
    Net additions/returned...............................      (99,978)      178,957       --
                                                            ----------    ----------   ----------
    Balance at end of year...............................   12,063,672    12,242,629   12,242,629
                                                            ----------    ----------   ----------
                                                            ----------    ----------   ----------

STOCK BUYBACK PROGRAM

    On November 14, 1996, the Board of Directors approved a stock buyback program of up to 2.0 million shares. On May 14, 1997, the Company's Board of Directors approved an increase of this program to 2,420,000 shares. On February 19, 1998 and on March 1, 1999, the Company's Board of Directors authorized the repurchase of an additional 10,000,000 shares, resulting in a total authorization of 22.42 million shares. During Fiscal 1999, the Company repurchased 6,182,088 shares of its Old Common Stock under the repurchase programs at a cost of $144,688. At January 4, 2003, there were 10,353,894 shares available for repurchase under this program.

    The Company has used a combined put-call option contract to facilitate the repurchase of its common stock. This contract provides for the sale of a put option giving the counter-party the right to sell the Company's shares to the Company at a preset price at a future date and for the simultaneous purchase of a call option giving the Company the right to purchase its shares from the counter-party at the same price at the same future date.

    In connection with the Company's stock repurchase program, the Company entered into Equity Forward Purchase Agreements ('Equity Agreements') on December 10, 1999 and February 10, 2000, with two banks for terms of up to two and one-half years. The Equity Agreements provided for the purchase by the Company of up to 5.2 million shares of the Company's Old Common Stock. The Equity Agreements were required to be settled by the Company, in a manner elected by the Company, on a physical settlement, cash settlement or net share settlement basis within the duration of the Equity Agreements. As of December 30, 2000, the banks had purchased 5.2 million shares under the Equity Agreements. On September 19, 2000, the Equity Agreements were amended and supplemented to reduce the price at which the Equity Agreements could be settled from $12.90 and $10.90, respectively, to $4.50 a share. In return for this reduction, the banks received interest-bearing notes payable on August 12, 2002 in an aggregate amount of $40,372 which resulted in a corresponding charge to shareholders equity. As of January 5, 2002 and January 4, 2003, the price at which the Company could affect physical settlement or settle in cash or net shares with the two banks under the Equity Agreements was $4.50. Losses related to the Equity Agreements are included with investment income (loss) in the consolidated statements of operations for the years ended January 5, 2002 and January 4, 2003 were $6,556 and $0, respectively. Amounts due to the banks under these agreements totaled $56,677 and $56,506, respectively, at January 5, 2002 and January 4, 2003 and are included in liabilities subject to compromise.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 19 -- LOSS PER SHARE



                                                                   FOR THE YEAR ENDED
                                                         --------------------------------------
                                                         DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                             2000          2002         2003
                                                             ----          ----         ----
Numerator for basic and diluted loss per share:
    Loss from continuing operations before cumulative
      effect of change in accounting...................   $(377,918)    $(814,763)   $(162,922)
    Income (loss) from discontinued operations, net of
      income taxes.....................................       1,057       (46,390)        (319)
    Cumulative effect of change in accounting, net of
      taxes............................................     (13,110)       --         (801,622)
                                                          ---------     ---------    ---------
Net loss...............................................   $(389,971)    $(861,153)   $(964,863)
                                                          ---------     ---------    ---------
                                                          ---------     ---------    ---------
Denominator for basic and diluted loss per
  share -- Weighted average shares.....................      52,783        52,911       52,990 (a)
                                                          ---------     ---------    ---------
Basic and diluted loss per share from continuing
  operations before cumulative effect of change
  in accounting........................................   $   (7.16)    $  (15.40)   $   (3.07)
                                                          ---------     ---------    ---------
                                                          ---------     ---------    ---------


---------

(a) The effect of dilutive securities was not included in the computation of diluted loss per share for the fiscal years ended December 30, 2000, January 5, 2002 and January 4, 2003 because the effect would have been anti-dilutive. Dilutive securities included options outstanding to purchase 15,741,796, 6,011,639 and 3,692,363 shares of Old Common
     Stock, unvested restricted stock of 260,950, 19,424 and 5,200, and 5,200,000 of shares under Equity Agreements at December 30, 2000, January 5, 2002 and January 4, 2003, respectively. Additionally, incremental shares issuable on the assumed conversion of the Preferred Securities of 1,653,177 were not included in the Fiscal 2000, 2001 or 2002 computation of diluted earnings per share as the impact would have been anti-dilutive for each period presented. There are no outstanding in-the-money stock options at or for the years ended December 30, 2000, January 5, 2002 and January 4, 2003


NOTE 20 -- LEASE AND OTHER COMMITMENTS


    The Company is a party to various lease agreements for equipment, real estate, furniture, fixtures and other assets, which expire at various dates through 2020. Under these agreements, the Company is required to pay various amounts including property taxes, insurance, maintenance fees, and other costs. The following is a schedule of future minimum rental payments required under operating leases with terms in excess of one year, as of January 4, 2003:

                                                                  RENTAL PAYMENTS
                                                              -----------------------
YEAR                                                          REAL ESTATE   EQUIPMENT
----                                                          -----------   ---------
2003........................................................    $17,206       $947
2004........................................................     11,116         55
2005........................................................      5,763         35
2006........................................................      2,742         25
2007........................................................      1,223         13
2008 and thereafter.........................................      1,887       --

    Rent expense included in the consolidated statements of operations for the years ended December 31, 2000, January 5, 2002 and January 4, 2003 was $70,827, $56,519 and $38,401, respectively.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    In March 2003, the Company entered into a 14 year operating lease for office space in New York City. Minimum lease commitments under the lease are:

                                                               RENTAL
YEAR                                                          PAYMENTS
----                                                          --------
2003........................................................  $ 2,111
2004........................................................    3,619
2005........................................................    3,619
2006........................................................    3,619
2007........................................................    3,619
2008 and thereafter.........................................   33,514

    The Company's domestic lease agreements are subject to the provisions of the Bankruptcy Code. Accrued rent for leases rejected pursuant to the bankruptcy proceedings totaled $20,600 and $32,389 at January 5, 2002 and January 4, 2003, respectively. The accrual for rejected leases is included in liabilities subject to compromise at January 5, 2002 and January 4, 2003. Lease rejection accruals represent general unsecured claims. All general unsecured claimants will receive their pro-rata share of 1,147,050 shares of New Common Stock pursuant to the Company's plan of reorganization. The number of shares that each claimant will ultimately receive is subject to the final reconciliation of all unsecured claims. The Company expects that all distributions to unsecured claimants will be completed in the second quarter of fiscal 2003.


    As discussed in Note 15, on June 9, 2002, the Bankruptcy Court approved the Company's settlement of certain operating lease agreements with GECC. The leases had original terms of from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. The total amount payable to GECC under the settlement agreement was $15,200 of which $5,500 had been paid by the Company, via operating lease payments, through June 12, 2002. The present value of the remaining liability was $9,071 and this amount was capitalized on June 12, 2002. The Company made principal payments of $3,458 against this liability and at January 4, 2003 the amount outstanding was $5,603. This liability is to be settled by the Company in equal installments of $750 inclusive of finance charges.


    The Company has license agreements with the following minimum guaranteed royalty payments:

                                                              MINIMUM
YEAR                                                          ROYALTY
----                                                          -------
2003........................................................  $ 19,828
2004........................................................    20,403
2005........................................................    22,603
2006........................................................    22,803
2007........................................................    23,003
2008 and thereafter(a)......................................   205,840

---------

(a) Includes all minimum royalty obligations. Some of the Company's license agreements have no expiration date or extend beyond 20 years. The duration of these agreements for the purposes of this item are assumed to be 20 years. Variable based minimum royalty obligations are based upon payments for the most recent fiscal year.

    Although the specific terms of each of the Company's license agreements vary, generally such agreements provide for minimum royalty payments and/or royalty payments based upon a percentage of net sales. Such license agreements also generally grant the licensor the right to approve any designs marketed by the licensee.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    Certain of the Company's license agreements with third parties will expire by their terms over the next several years. There can be no assurance that the Company will be able to negotiate and conclude extensions of such agreements on similar economic terms.

    In connection with the Chapter 11 Cases, the Company instituted a Key Domestic Employee Retention Plan (the 'Retention Plan'), which was approved by the Bankruptcy Court. The Retention Plan provided for stay bonuses, severance protection and discretionary bonuses during the Chapter 11 Cases. Approximately 245 domestic employees are covered under the Retention Plan. Participants must meet certain criteria to receive payments under the Retention Plan. The Company incurred $5,982 of expenses related to the Retention Plan in the year ended January 4, 2003, representing approximately one-third of the total amount due under the Retention Plan. Retention Plan payments are included in reorganization items for the year ended January 4, 2003. On June 10, 2002 the Company made the second payment of $4,654 amounting to one-third of amounts due to employees under the Retention Plan. The Company paid the final Retention Plan payment in the amount of $4,746 on February 7, 2003.


    During Fiscal 2001, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. The employment agreement, as amended, provided for a monthly salary of $125 payable through April 30, 2003 or the consummation of a plan of reorganization for all or substantially all of the Debtors in the Chapter 11 Cases. In conjunction with the consummation of the Plan, the employee received (i) a cash bonus in the amount of $1,950; (ii) 266,400 shares of New Common Stock; and (iii) $942 of Second Lien Notes. Based upon the assumed BEV in the Plan ('implied equity value') of $10.79 per share of the Company's New Common Stock on February 5, 2003, the total amount of bonus received by the employee is estimated to be approximately $5,766. The employment agreement was terminated on February 4, 2003 and replaced by a consulting agreement as described in Note 6.



NOTE 21 -- FINANCIAL INSTRUMENTS


    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

    Accounts Receivable. The carrying amount of the Company's accounts receivables approximates fair value.

    Marketable Securities. Marketable securities are stated at fair value based on quoted market prices.

    Pre-petition revolving loans, term loans and other borrowings. The carrying amounts of the Company's outstanding balances under its various pre-petition Bank Credit Agreements are recorded at the nominal amount plus accrued interest and fees through the Petition Date less pro-rata repayments from the proceeds of certain asset sales and are included in liabilities subject to compromise at January 5, 2002 and January 4, 2003. Pursuant to the terms of the Plan, the Company's pre-petition secured lenders received their pro-rata share of (i) $106,112 in cash; (ii) $200,000 in Second Lien Notes; and (iii) 43,318,350
shares of New Common Stock. The estimated fair value of all distributions is approximately $773,517 based upon the cash of $106,112, $200,000 nominal amount of the Second Lien Notes and New Common Stock valued at approximately $467,405. The value of the Company's New Common Stock is estimated at $10.79 per share based upon the Company's BEV as described in the Plan.

    Amended DIP. The carrying amounts under the Amended DIP, if any are recorded at the nominal amount which approximates its fair value because the interest rate on the outstanding debt is variable and there are no prepayment penalties.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    Redeemable preferred securities. These securities were publicly traded on the New York Stock Exchange prior to the petition date. At January 5, 2002 the redeemable preferred securities are recorded at their nominal value of $120,000 and are included in liabilities subject to compromise. Pursuant to the Company's plan of reorganization, holders of redeemable preferred securities received 268,200 shares of New Common Stock valued at approximately $2,894 based on the implied equity value of $10.79 per share.

    Letters of credit -- post petition. Letters of credit collateralize the Company's obligations to third parties and have terms ranging from 30 days to one year. The face amounts of the letters of credit are a reasonable estimate of the fair value since the value for each is fixed over its relatively short maturity.

    Letters of credit -- pre-petition. Letters of credit collateralize the Company's obligations to third parties and have terms ranging from 30 days to one year. The face amounts of the letters of credit are a reasonable estimate of the fair value since the value for each is fixed over its relatively short maturity. Pre-petition letters of credit are recorded at their face amount. Pre-petition letters of credit were satisfied by the Company's lenders or by the Company during Fiscal 2001.

    Equity agreements. These arrangements could be settled, at the Company's option, by the purchase of shares, on a net basis in shares of the Company's Old Common Stock or on a net cash basis prior to Petition Date. To the extent that the market price of the Company's Old Common Stock on the settlement date was higher or lower than the forward purchase price, the net differential could have been paid or received by the Company in cash or in the Company's common stock. Amounts payable under the Equity Agreements are included in liabilities subject to compromise at January 5, 2002 and January 4, 2003. Equity Agreements were included with the Company's other secured pre-petition lenders in the Plan. Holders of the Equity Agreements received their pro-rata share of cash, New Common Stock and Second Lien Notes.

    Foreign currency transactions. Prior to the Petition Date, the Company entered into various foreign currency forward and option contracts to hedge certain commercial transactions. The fair value of open foreign currency forward and option contracts was based upon quotes from brokers and reflects the cash benefit if the existing contracts had been sold. The Company has no foreign currency forward contracts outstanding as of January 5, 2002 and January 4, 2003. The Company had no foreign currency option contracts outstanding at January 5, 2002 and January 4, 2003.

    The carrying amounts and fair value of the Company's financial instruments as of January 5, 2002 and January 4, 2003, are as follows:

                                             JANUARY 5, 2002          JANUARY 4, 2003
                                          ---------------------   -----------------------
                                           CARRYING      FAIR      CARRYING
                                            AMOUNT      VALUE       AMOUNT     FAIR VALUE
                                            ------      -----       ------     ----------
Accounts receivable.....................  $  282,387   $282,387   $  199,817   $  199,817
Marketable securities...................         155        155          156          156
Amended DIP.............................     155,915    155,915       --           --
Revolving loans.........................   1,162,158        (a)    1,160,953      412,113
Acquisition term loan...................     587,548        (a)      584,824      207,600
Term loans..............................      27,161        (a)       27,034        9,596
Other long term debt....................       5,582      4,317        2,679        1,414
GECC lease settlement...................      --          --           5,603        5,603
Redeemable preferred securities.........     120,000        (a)      120,000        2,894
Equity agreements.......................      56,677        (a)       56,506       20,058
Letters of credit.......................      --         60,031       --           60,672

---------

(a) Amounts outstanding under these debt agreements were subject to compromise under the Chapter 11 Cases and as a result the fair value could not be estimated at January 5, 2002.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

FOREIGN CURRENCY-RISK MANAGEMENT

    The Company's international operations are subject to certain risks, including currency fluctuations and government actions. The Company closely monitors its operations in each country so that it can respond to changing economic and political environments and to fluctuations in foreign currencies. Accordingly, prior to the Petition Date the Company utilized foreign currency option contracts and forward contracts to hedge its exposure on anticipated transactions and firm commitments, primarily for receivables and payables denominated in currencies other than the entities' functional currencies. Foreign currency instruments generally had maturities that did not exceed twelve months.

    The Company had foreign currency instruments, primarily denominated in Canadian dollars, British pounds, Euros and Mexican pesos. At December 30, 2000, the Company had $4,996 in foreign currency instruments outstanding. For Fiscal 2000, the net realized gains or losses associated with these types of instruments were not material.

    The Company did not have any foreign currency hedge contracts at January 5, 2002 or January 4, 2003.


NOTE 22 -- CASH FLOW INFORMATION


    The following table sets forth supplemental cash flow information for Fiscal 2000, 2001 and 2002:

                                                               FOR THE YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
Cash paid (received) during the year for:
    Interest.......................................     166,523       85,957        6,228
    Income taxes, net of refunds received..........     (10,008)       6,148       (7,519)
Supplemental Non-Cash Investing and Financing
  Activities:
    Debt issued for purchase of fixed assets(a)....      --            --           9,071

---------


(a) Represents debt incurred and assets purchased under the GECC lease settlement -- Note 15.



NOTE 23 -- LEGAL MATTERS


    Shareholder Class Actions. Between August 22, 2000 and October 26, 2000, seven putative class action complaints were filed in the U.S. District Court for the Southern District of New York (the 'District Court') against the Company and certain of its officers and directors (the 'Shareholder I Class Action'). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 17, 1997 and July 19, 2000 (the 'Class Period'), allege, inter alia, that the defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose certain information during the Class Period.

    On November 17, 2000, the District Court consolidated the complaints into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation, No. 00-Civ-6266 (LMM), and appointed a lead plaintiff and approved a lead counsel for the putative class. A second amended consolidated complaint was filed on May 31, 2001. On October 5, 2001, the defendants other than the Company filed a motion to dismiss based upon, among other things, the statute of limitations, failure to state a claim and failure to plead fraud with the requisite particularity. On April 25, 2002, the District Court granted the motion to dismiss this action based on the statute of limitations. On May 10, 2002, the plaintiffs filed a motion for reconsideration in the District Court.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

On May 24, 2002, the plaintiffs filed a notice of appeal with respect to such dismissal. On July 23, 2002, plaintiffs' motion for reconsideration was denied. On July 30, 2002, the plaintiffs voluntarily dismissed, without prejudice, their claims against the Company. On October 2, 2002, the plaintiffs filed a notice of appeal with respect to the District Court's entry of a final judgment in favor of the individual defendants.

    Between April 20, 2001 and May 31, 2001, five putative class action complaints against the Company and certain of its officers and directors were filed in the District Court (the 'Shareholder II Class Action'). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 29, 2000 and April 18, 2001 (the 'Second Class Period'), allege, inter alia, that defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose negative information during the Second Class Period.

    On August 3, 2001, the District Court consolidated the actions into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation (II), No. 01 CIV 3346 (MCG), and appointed a lead plaintiff and approved a lead counsel for the putative class. A consolidated amended complaint was filed against certain current and former officers and directors of the Company, which expanded the Second Class Period to encompass August 16, 2000 to June 8, 2001. The amended complaint also dropped the Company as a defendant, but added as defendants certain outside directors. On April 18, 2002, the District Court dismissed the amended complaint, but granted plaintiffs leave to replead. On June 7, 2002, the plaintiffs filed a second amended complaint, which again expanded the Second Class Period to encompass August 15, 2000 to June 8, 2001. On June 24, 2002, the defendants filed motions to dismiss the second amended complaint. On August 21, 2002, the plaintiffs filed a third amended complaint adding the Company's current independent auditors as a defendant.

    Neither the Shareholder I Class Action nor Shareholder II Class Action has had, or will have, a material adverse effect on the Company's financial condition, results of operations or business.

    Speedo Litigation. On September 14, 2000, Speedo International, Ltd. filed a complaint in the U.S. District Court for the Southern District of New York, styled Speedo International Limited v. Authentic Fitness Corp., et al., No. 00 Civ. 6931 (DAB) (the 'Speedo Litigation'), against The Warnaco Group, Inc. and various other Warnaco entities (the 'Warnaco Defendants') alleging claims, inter alia, for breach of contract and trademark violations (the 'Speedo Claims'). The complaint sought, inter alia, termination of certain licensing agreements, injunctive relief and damages.

    On November 8, 2000, the Warnaco Defendants filed an answer and counterclaims against Speedo International, Ltd. seeking, inter alia, a declaration that the Warnaco Defendants have not engaged in trademark violations and are not in breach of the licensing agreements, and that the licensing agreements in issue (the 'Speedo Licenses') may not be terminated.

    On or about October 30, 2001, Speedo International, Ltd. filed a motion in the Bankruptcy Court seeking relief from the automatic stay to pursue the Speedo Litigation in the District Court, and have its rights determined there through a jury trial (the 'Speedo Motion'). The Debtors opposed the Speedo Motion, and oral argument was held on February 21, 2002. On June 11, 2002, the Bankruptcy Court denied the Speedo Motion on the basis that inter alia, (i) the Speedo Motion was premature and (ii) the Bankruptcy Court has core jurisdiction over resolution of the Speedo Claims.

    On November 25, 2002, the Warnaco Defendants entered into a settlement agreement with Speedo International, Ltd. to resolve the Speedo Claims on a final basis (the 'Speedo Settlement Agreement'). On December 13, 2002, the Bankruptcy Court entered an order approving the

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Speedo Settlement Agreement and the Speedo Litigation was subsequently dismissed with prejudice.

    The Speedo Settlement Agreement provided for (a) a total payment by the Company to Speedo International, Ltd. in the amount of $2,558 in settlement of disputed claims; (b) the assignment to Speedo International, Ltd. of certain domain names; (c) an amendment to the Speedo Licenses and related agreements (which remain in full force and effect for a perpetual term) to clarify certain contractual provisions therein; (d) the execution of a separate Web Site Agreement to govern the use of the Speedo mark in connection with the web site operated by the Company; and (e) full mutual releases in favor of each of the parties. The settlement of the Speedo Litigation did not have a material adverse effect on the Company's financial condition, results of operations or business.

    Wachner Claim. On January 18, 2002, Mrs. Linda J. Wachner, former President and Chief Executive Officer of the Company, filed a proof of claim in the Chapter 11 Cases related to the post-petition termination of her employment with the Company asserting an administrative priority claim in excess of $25,000 (the 'Wachner Claim'). The Debt Coordinators for the Company's pre-petition lenders, the Official Committee of Unsecured Creditors and the Company have objected to the Wachner Claim. On November 15, 2002, the parties entered into a settlement agreement (the 'Wachner Settlement'), pursuant to which Mrs. Wachner would receive, in full settlement of the Wachner Claim, the following: (a) an Allowed Unsecured Claim in connection with the termination of her employment agreement in the amount of $3,500 (which would be satisfied under the Plan by a distribution of its pro rata share of New Common Stock having a value of approximately $250 at the time of distribution; and (b) an Allowed Administrative Claim of $200 (which was satisfied by a cash payment of such amount upon confirmation of the Plan). The Wachner Settlement Agreement was approved by the Bankruptcy Court on December 13, 2002.

    SEC Investigation. As previously disclosed, the staff of the Securities and Exchange Commission (the 'SEC') has been conducting an investigation to determine whether there have been any violations of the Exchange Act in connection with the preparation and publication by the Company of various financial statements and other public statements. On July 18, 2002, the SEC staff informed the Company that it intends to recommend that the SEC authorize an enforcement action against the Company and certain persons who have been employed by or affiliated with the Company since prior to the periods covered by the Company's previous restatements of its financial results alleging violations of the federal securities laws. The SEC staff invited the Company to make a Wells Submission describing the reasons why no such action should be brought. On September 3, 2002, the Company filed its Wells Submission and is continuing discussions with the SEC staff as to a settlement of this investigation. The Company does not expect the resolution of this matter as to the Company to have a material effect on the Company's financial condition, results of operation or business.

    Chapter 11 Cases. For a discussion of proceedings under Chapter 11 of the Bankruptcy Code, see Note 1.

    In addition to the above, from time to time, the Company is involved in arbitrations or legal proceedings that arise in the ordinary course of its business. The Company cannot predict the timing or outcome of these claims and proceedings. Currently, the Company is not involved in any arbitration and/or legal proceeding that it expects to have a material effect on its business, financial condition or results of operations.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 24 -- SUPPLEMENTAL CONSOLIDATING CONDENSED FINANCIAL INFORMATION


    The following tables set forth supplemental consolidating condensed financial information as of January 5, 2002 and January 4, 2003 and for the fiscal years ended December 30, 2000, January 5, 2002 and January 4, 2003 for
(i) The Warnaco Group, Inc., (ii) Warnaco Inc., (iii) the Guarantor Subsidiaries, (iv) the Non-Guarantor Subsidiaries and (v) The Warnaco Group, Inc. on a consolidated basis.

                                                                          JANUARY 5, 2002
                                       --------------------------------------------------------------------------------------
                                       THE WARNACO                   GUARANTOR     NON-GUARANTOR   ELIMINATION
                                       GROUP, INC.   WARNACO INC.   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                       -----------   ------------   ------------   ------------      -------     ------------
                                                                     (IN THOUSANDS OF DOLLARS)
               ASSETS
Current assets:
    Cash.............................   $      --    $    16,652     $    1,042      $  21,864      $      --     $   39,558
    Accounts receivable, net.........          --             --        213,844         68,543             --        282,387
    Inventories, net.................          --        175,321        157,813         85,768             --        418,902
    Prepaid expenses and other
      current assets.................          --         23,304          8,143          5,541             --         36,988
    Assets held for sale.............          --          2,895            519         27,652             --         31,066
                                        ---------    -----------     ----------      ---------      ---------     ----------
            Total current assets.....          --        218,172        381,361        209,368             --        808,901
Property, plant and equipment, net...          --        151,489         34,867         25,773             --        212,129
Investment in subsidiaries...........    (202,084)       301,409        354,001        (28,454)      (424,872)            --
Other assets.........................          --         73,045        808,022         83,358             --        964,425
                                        ---------    -----------     ----------      ---------      ---------     ----------
                                        $(202,084)   $   744,115     $1,578,251      $ 290,045      $(424,872)    $1,985,455
                                        ---------    -----------     ----------      ---------      ---------     ----------
                                        ---------    -----------     ----------      ---------      ---------     ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)
Liabilities not subject to
  compromise:
  Current liabilities:
        Current portion of long-term
          debt.......................   $      --    $        --     $       55      $   2,056      $      --     $    2,111
        Debtor-in-possession
          revolving credit
          facility...................          --        155,915             --             --             --        155,915
        Accounts payable and accrued
          liabilities................          --         70,059         66,043         68,445             --        204,547
                                        ---------    -----------     ----------      ---------      ---------     ----------
            Total current
              liabilities............          --        225,974         66,098         70,501             --        362,573
  Intercompany accounts..............     649,200       (467,956)      (234,261)        53,017             --             --
  Long-term debt.....................          --             --             --          2,207             --          2,207
  Other long-term liabilities........          --         32,262           (526)            18             --         31,754
  Deferred income taxes..............          --        (41,670)        46,800             --             --          5,130
Liabilities subject to compromise....          --      2,258,157        120,029         56,889             --      2,435,075
Stockholders' equity (deficiency)....    (851,284)    (1,262,652)     1,580,111        107,413       (424,872)      (851,284)
                                        ---------    -----------     ----------      ---------      ---------     ----------
                                        $(202,084)   $   744,115     $1,578,251      $ 290,045      $(424,872)    $1,985,455
                                        ---------    -----------     ----------      ---------      ---------     ----------
                                        ---------    -----------     ----------      ---------      ---------     ----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        JANUARY 4, 2003
                                     --------------------------------------------------------------------------------------
                                     THE WARNACO                   GUARANTOR     NON-GUARANTOR   ELIMINATION
                                     GROUP, INC.   WARNACO INC.   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                     -----------   ------------   ------------   ------------      -------     ------------
                                                                   (IN THOUSANDS OF DOLLARS)
              ASSETS
Current assets:
    Cash...........................  $        --   $    93,676     $      340      $  20,009      $      --    $   114,025
    Accounts receivable, net.......           --         7,498        134,053         58,266             --        199,817
    Inventories, net...............           --       142,108        132,752         70,408             --        345,268
    Prepaid expenses and other
      current assets...............           --        21,216          7,086         12,208             --         40,510
    Assets held for sale...........           --           332             --          1,126             --          1,458
                                     -----------   -----------     ----------      ---------      ---------    -----------
            Total current assets...           --       264,830        274,231        162,017             --        701,078
Property, plant and equipment,
  net..............................           --       100,346         23,427         32,939             --        156,712
Investment in subsidiaries.........   (1,140,116)      293,909        380,371        (21,054)       486,890             --
Other assets.......................           --         1,852         81,923          6,315             --         90,090
                                     -----------   -----------     ----------      ---------      ---------    -----------
                                     $(1,140,116)  $   660,937     $  759,952      $ 180,217      $ 486,890    $   947,880
                                     -----------   -----------     ----------      ---------      ---------    -----------
                                     -----------   -----------     ----------      ---------      ---------    -----------
   LIABILITIES AND STOCKHOLDERS'
        EQUITY (DEFICIENCY)
Liabilities not subject to
  compromise:
  Current liabilities:
        Current portion of long-
          term debt................  $        --   $     4,265     $       --      $   1,500      $      --    $     5,765
        Accounts payable and
          accrued liabilities......           --        67,869         79,262         86,945             --        234,076
                                     -----------   -----------     ----------      ---------      ---------    -----------
            Total current
              liabilities..........           --        72,134         79,262         88,445             --        239,841
  Intercompany accounts............      622,756      (319,199)      (394,409)        90,852             --             --
  Long-term debt...................           --            --             --          1,252             --          1,252
  Other long-term liabilities......           --        71,790             29             18             --         71,837
  Deferred income taxes............           --        (1,290)            --          6,254             --          4,964
Liabilities subject to
  compromise.......................           --     2,310,063        120,010         56,009             --      2,486,082
Stockholders' equity
  (deficiency).....................   (1,762,872)   (1,472,561)       955,060        (62,613)       486,890     (1,856,096)
                                     -----------   -----------     ----------      ---------      ---------    -----------
                                     $(1,140,116)  $   660,937     $  759,952      $ 180,217      $ 486,890    $   947,880
                                     -----------   -----------     ----------      ---------      ---------    -----------
                                     -----------   -----------     ----------      ---------      ---------    -----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)





                                                                FOR THE YEAR ENDED DECEMBER 30, 2000
                                       --------------------------------------------------------------------------------------
                                       THE WARNACO                   GUARANTOR     NON-GUARANTOR   ELIMINATION
                                       GROUP, INC.   WARNACO INC.   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                       -----------   ------------   ------------   ------------      -------     ------------
                                                                     (IN THOUSANDS OF DOLLARS)
Net revenues.........................   $      --    $   964,584     $  879,387      $ 358,496      $      --     $2,202,467
Cost of goods sold...................          --        901,463        655,393        255,961             --      1,812,817
                                        ---------    -----------     ----------      ---------      ---------     ----------
Gross profit.........................          --         63,121        223,994        102,535             --        389,650
Selling, general and administrative
  expenses...........................          --        359,383        135,923        115,868             --        611,174
                                        ---------    -----------     ----------      ---------      ---------     ----------
Operating income (loss)..............          --       (296,262)        88,071        (13,333)            --       (221,524)
Equity in income (loss) of
  subsidiaries.......................    (389,971)            --             --             --        389,971             --
Royalty and management fees..........          --         48,394        (52,011)         3,617             --             --
Investment income (loss), net........          --         67,858        (30,976)            --             --         36,882
Interest expense.....................          --        130,522         35,479          6,231             --        172,232
                                        ---------    -----------     ----------      ---------      ---------     ----------
Income (loss) from continuing
  operations before provision for
  income taxes and cumulative effect
  of change in accounting
  principle..........................    (389,971)      (407,320)        73,627        (23,181)       389,971       (356,874)
Provision (benefit) for income
  taxes..............................          --         (4,339)        29,874         (4,491)            --         21,044
                                        ---------    -----------     ----------      ---------      ---------     ----------
Income (loss) from continuing
  operations before cumulative effect
  of change in accounting
  principle..........................    (389,971)      (402,981)        43,753        (18,690)       389,971       (377,918)
Income from discontinued operations,
  net of income taxes................                                     1,057                                        1,057
Cumulative effect of change in
  accounting principle, net of income
  taxes..............................          --             --        (13,110)            --             --        (13,110)
                                        ---------    -----------     ----------      ---------      ---------     ----------
Net income (loss)....................   $(389,971)   $  (402,981)    $   31,700      $ (18,690)     $ 389,971     $ (389,971)
                                        ---------    -----------     ----------      ---------      ---------     ----------
                                        ---------    -----------     ----------      ---------      ---------     ----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)





                                                                 FOR THE YEAR ENDED JANUARY 5, 2002
                                         -----------------------------------------------------------------------------------
                                         THE WARNACO    WARNACO     GUARANTOR     NON-GUARANTOR   ELIMINATION
                                         GROUP, INC.     INC.      SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                         -----------     ----      ------------   ------------      -------     ------------
                                                                      (IN THOUSANDS OF DOLLARS)
Net revenues...........................   $      --    $ 677,775    $ 634,763       $328,353       $     --      $1,640,891
Cost of goods sold.....................          --      613,226      531,394        202,325             --       1,346,945
                                          ---------    ---------    ---------       --------       --------      ----------
Gross profit...........................          --       64,549      103,369        126,028             --         293,946
Selling, general and administrative
  expenses.............................          --      244,313      180,963        160,395             --         585,671
Impairment charge......................                   59,369        5,600             --                         64,969
Reorganization items...................                  107,080       58,401         12,310                        177,791
                                          ---------    ---------    ---------       --------       --------      ----------
Operating loss.........................          --     (346,213)    (141,595)       (46,677)            --        (534,485)
Equity in income (loss) of
  subsidiaries.........................    (861,153)          --           --             --        861,153              --
Royalty and management fees............          --       24,592      (36,736)        12,144             --              --
Investment income (loss), net..........          --       (6,552)          --             (4)            --          (6,556)
Interest expense.......................          --      120,280       (2,161)         4,633             --         122,752
                                          ---------    ---------    ---------       --------       --------      ----------
Income (loss) from continuing
  operations before provision for
  income taxes.........................    (861,153)    (497,637)    (102,698)       (63,458)       861,153        (663,793)
Provision (benefit) for income taxes...          --      152,879       (8,502)         6,593             --         150,970
                                          ---------    ---------    ---------       --------       --------      ----------
Loss from continuing operations........    (861,153)    (650,516)     (94,196)       (70,051)       861,153        (814,763)
Loss from discontinued operations, net
  of income taxes......................                               (46,390)                                      (46,390)
                                          ---------    ---------    ---------       --------       --------      ----------
Net loss...............................   $(861,153)   $(650,516)   $(140,586)      $(70,051)      $861,153      $ (861,153)
                                          ---------    ---------    ---------       --------       --------      ----------
                                          ---------    ---------    ---------       --------       --------      ----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)





                                                                FOR THE YEAR ENDED JANUARY 4, 2003
                                      --------------------------------------------------------------------------------------
                                      THE WARNACO                   GUARANTOR     NON-GUARANTOR   ELIMINATION
                                      GROUP, INC.   WARNACO INC.   SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                      -----------   ------------   ------------   ------------      -------     ------------
                                                                    (IN THOUSANDS OF DOLLARS)
Net revenues........................   $      --    $   518,590     $  605,042      $ 323,917      $      --     $1,447,549
Cost of goods sold..................          --        377,722        446,228        197,293             --      1,021,243
                                       ---------    -----------     ----------      ---------      ---------     ----------
Gross profit........................          --        140,868        158,814        126,624             --        426,306
Selling, general and administrative
  expenses..........................          --        166,123        121,962        112,804             --        400,889
Reorganization items................          --        100,437          2,735         13,510                       116,682
                                       ---------    -----------     ----------      ---------      ---------     ----------
Operating income (loss).............          --       (125,692)        34,117            310             --        (91,265)
Equity in income (loss) of
  subsidiaries......................    (964,863)            --             --             --        964,863             --
Royalty and management fees.........          --             --             --             --             --             --
Investment income (loss), net.......          --             62             --             --             --             62
Interest expense....................          --         22,048             --             --             --         22,048
                                       ---------    -----------     ----------      ---------      ---------     ----------
Income (loss) from continuing
  operations before provision for
  income taxes and cumulative effect
  of change in accounting
  principle.........................    (964,863)      (147,678)        34,117            310        964,863       (113,251)
Provision (benefit) for income
  taxes.............................          --           (588)        38,739         11,520             --         49,671
                                       ---------    -----------     ----------      ---------      ---------     ----------
Loss from continuing operations
  before cumulative effect of change
  in accounting principle...........    (964,863)      (147,090)        (4,622)       (11,210)       964,863       (162,922)
Loss from discontinued operations,
  net of income taxes...............                                      (319)                                        (319)
Cumulative effect of change in
  accounting principle, net of
  income taxes......................          --        (84,532)      (651,663)       (65,427)                     (801,622)
                                       ---------    -----------     ----------      ---------      ---------     ----------
Net loss............................   $(964,863)   $  (231,622)    $ (656,604)     $ (76,637)     $ 964,863     $ (964,863)
                                       ---------    -----------     ----------      ---------      ---------     ----------
                                       ---------    -----------     ----------      ---------      ---------     ----------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  FOR THE YEAR ENDED DECEMBER 30, 2000
                                           ----------------------------------------------------------------------------------
                                           THE WARNACO   WARNACO     GUARANTOR     NON-GUARANTOR   ELIMINATION
                                           GROUP, INC.     INC.     SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                           -----------     ----     ------------   ------------      -------     ------------
                                                                       (IN THOUSANDS OF DOLLARS)
Net cash provided by (used in) operating
  activities.............................   $ 13,660     $(77,630)    $ 14,143       $ 39,127       $      --     $ (10,700)
                                            --------     --------     --------       --------       ---------     ---------
Cash flows from investing activities:
    Disposal of fixed assets.............         --        2,599           --             --              --         2,599
    Increase in intangibles and other
      assets.............................         --       (8,007)      (1,924)           (45)             --        (9,976)
    Purchase of property, plant and
      equipment..........................         --      (81,823)     (14,241)       (13,998)             --      (110,062)
    Acquisition of businesses, net of
      cash acquired......................         --        1,656           --         (4,241)             --        (2,585)
    Proceeds from sale of marketable
      securities.........................         --       50,432           --             --              --        50,432
                                            --------     --------     --------       --------       ---------     ---------
Net cash used in investing activities....         --      (35,143)     (16,165)       (18,284)             --       (69,592)
                                            --------     --------     --------       --------       ---------     ---------
Cash flows from financing activities:
    Proceeds from the termination of
      interest rate swaps................         --       26,076           --             --              --        26,076
    Borrowings under revolving credit
      facilities.........................         --      133,724           --             --              --       133,724
    Borrowings under term loan and other
      debt agreements....................         --       29,299           --             --              --        29,299
    Repayments of debt, including capital
      lease obligations..................         --      (37,293)          --        (18,720)             --       (56,013)
    Cash dividends paid..................    (14,362)          --           --             --              --       (14,362)
    Purchase of treasury shares and net
      cash settlements under Equity
      Arrangements.......................      1,404           --           --             --              --         1,404
    Deferred Financing Costs.............         --      (37,260)          --            (54)             --       (37,314)
    Other................................       (702)          --           --             --              --          (702)
                                            --------     --------     --------       --------       ---------     ---------
Net cash provided by (used in) financing
  activities.............................    (13,660)     114,546           --        (18,774)             --        82,112
                                            --------     --------     --------       --------       ---------     ---------
Translation adjustment...................         --           --           --            (72)             --           (72)
                                            --------     --------     --------       --------       ---------     ---------
Increase (decrease) in cash..............         --        1,773       (2,022)         1,997              --         1,748
Cash at beginning of year................         --        5,650        2,237          1,441              --         9,328
                                            --------     --------     --------       --------       ---------     ---------
Cash at end of year......................   $     --     $  7,423     $    215       $  3,438       $      --     $  11,076
                                            --------     --------     --------       --------       ---------     ---------
                                            --------     --------     --------       --------       ---------     ---------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    FOR THE YEAR ENDED JANUARY 5, 2002
                                            -----------------------------------------------------------------------------------
                                            THE WARNACO    WARNACO     GUARANTOR     NON-GUARANTOR   ELIMINATION
                                            GROUP, INC.     INC.      SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                            -----------     ----      ------------   ------------      -------     ------------
                                                                         (IN THOUSANDS OF DOLLARS)
Net cash provided by (used in) operating
  activities..............................     $ 49       $(383,628)    $ 7,293        $(46,555)      $      --     $(422,841)
                                               ----       ---------     -------        --------       ---------     ---------
Cash flows from investing activities:
    Disposal of fixed assets..............       --           6,213          --              --              --         6,213
    Increase in intangibles and other
      assets..............................       --          (1,427)         --              --              --        (1,427)
    Purchase of property, plant and
      equipment...........................       --         (15,052)     (4,548)         (5,127)             --       (24,727)
    Acquisition of businesses, net of cash
      acquired............................       --              --      (1,492)             --              --        (1,492)
                                               ----       ---------     -------        --------       ---------     ---------
Net cash used in investing activities.....       --         (10,266)     (6,040)         (5,127)             --       (21,433)
                                               ----       ---------     -------        --------       ---------     ---------
Cash flows from financing activities:
    Borrowings under revolving credit
      facilities..........................       --         459,292          --              --              --       459,292
    Borrowings under term loan and other
      debt agreements.....................       --              --          --          72,842              --        72,842
    Repayments of debt, including capital
      lease obligations...................       --         (36,317)       (426)           (390)             --       (37,133)
    Deferred Financing Costs..............       --         (19,852)         --              --              --       (19,852)
    Other.................................      (49)             --          --            (490)             --          (539)
                                               ----       ---------     -------        --------       ---------     ---------
Net cash provided by (used in) financing
  activities..............................      (49)        403,123        (426)         71,962              --       474,610
                                               ----       ---------     -------        --------       ---------     ---------
Translation adjustment....................       --              --          --          (1,854)             --        (1,854)
                                               ----       ---------     -------        --------       ---------     ---------
Increase in cash..........................       --           9,229         827          18,426              --        28,482
Cash at beginning of year.................       --           7,423         215           3,438              --        11,076
                                               ----       ---------     -------        --------       ---------     ---------
Cash at end of year.......................     $ --       $  16,652     $ 1,042        $ 21,864       $      --     $  39,558
                                               ----       ---------     -------        --------       ---------     ---------
                                               ----       ---------     -------        --------       ---------     ---------

                                                                    FOR THE YEAR ENDED JANUARY 4, 2003
                                            -----------------------------------------------------------------------------------
                                            THE WARNACO    WARNACO     GUARANTOR     NON-GUARANTOR   ELIMINATION
                                            GROUP, INC.     INC.      SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                            -----------     ----      ------------   ------------      -------     ------------
                                                                         (IN THOUSANDS OF DOLLARS)
Net cash provided by (used in) operating
  activities..............................     $ --       $ 250,446     $ 2,365        $(26,563)      $      --     $ 226,248
Cash flows from investing activities:
    Disposal of fixed assets..............       --           6,814          --              --              --         6,814
    Purchase of property, plant and
      equipment...........................       --          (4,001)     (3,172)         (4,065)             --       (11,238)
    Proceeds from sale of business units..       --              --         150          20,459              --        20,609
                                               ----       ---------     -------        --------       ---------     ---------
Net cash provided by (used in) investing
  activities..............................       --           2,813      (3,022)         16,394              --        16,185
Cash flows from financing activities:
    Borrowings (repayments) under revolving
      credit facilities...................       --        (155,915)         --              --              --      (155,915)
    Repayments of debt, including capital
      lease obligations...................       --         (20,313)        (47)           (554)             --       (20,914)
                                               ----       ---------     -------        --------       ---------     ---------
Net cash used in financing activities.....       --        (176,228)        (47)           (554)             --      (176,829)
                                               ----       ---------     -------        --------       ---------     ---------
Translation adjustment....................       --              --          --           8,863              --         8,863
                                               ----       ---------     -------        --------       ---------     ---------
Increase (decrease) in cash...............       --          77,031        (704)         (1,860)             --        74,467
Cash at beginning of year.................       --          16,652       1,042          21,864              --        39,558
                                               ----       ---------     -------        --------       ---------     ---------
Cash at end of year.......................     $ --       $  93,683     $   338        $ 20,004       $      --     $ 114,025
                                               ----       ---------     -------        --------       ---------     ---------
                                               ----       ---------     -------        --------       ---------     ---------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 25 -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)





                                                             YEAR ENDED JANUARY 5, 2002
                                                     -------------------------------------------
                                                      FIRST      SECOND      THIRD      FOURTH
                                                     QUARTER     QUARTER    QUARTER     QUARTER
                                                     -------     -------    -------     -------
Net revenues.......................................  $490,033   $ 356,204   $389,207   $ 405,447
Gross profit (loss)................................   143,505     (23,429)    85,621      88,250
Impairment charges.................................        --          --         --      64,969
Reorganization items...............................        --      78,202     25,735      73,854
Loss from continuing operations....................   (61,949)   (334,045)   (63,706)   (355,063)
Loss from discontinued operations, net of income
  tax..............................................    (1,669)     (4,373)      (465)    (39,883)
                                                     --------   ---------   --------   ---------
Net loss...........................................  $(63,618)  $(338,418)  $(64,171)  $(394,946)
                                                     --------   ---------   --------   ---------
                                                     --------   ---------   --------   ---------
Basic and diluted loss per common share:
    Loss from continuing operations................  $  (1.17)  $   (6.32)  $  (1.20)  $   (6.71)
    Loss from discontinued operations, net of
      income taxes.................................     (0.03)      (0.08)     (0.01)      (0.75)
                                                     --------   ---------   --------   ---------
    Net loss.......................................  $  (1.20)  $   (6.40)  $  (1.21)  $   (7.46)
                                                     --------   ---------   --------   ---------
                                                     --------   ---------   --------   ---------






                                                             YEAR ENDED JANUARY 4, 2003
                                                     ------------------------------------------
                                                       FIRST      SECOND     THIRD      FOURTH
                                                      QUARTER    QUARTER    QUARTER    QUARTER
                                                      -------    -------    -------    -------
Net revenues.......................................  $ 400,219   $371,242   $330,604   $345,484
Gross profit.......................................    115,607    112,257     94,280    104,160
Reorganization items...............................     15,531     42,554     21,122     37,475
Income (loss) from continuing operations before
  cumulative effect of accounting change...........    (52,308)   (33,058)   (18,248)   (59,308)
Income (loss) from discontinued operations, net of
  income tax.......................................     (3,822)     1,069      2,617       (183)
Cumulative effect of accounting change, net of
  income tax.......................................   (801,622)        --         --         --
                                                     ---------   --------   --------   --------
Net loss...........................................  $(857,752)  $(31,989)  $(15,631)  $(59,491)
                                                     ---------   --------   --------   --------
                                                     ---------   --------   --------   --------
Basic and diluted loss per common share:
    Loss from continuing operations before
      cumulative effect of accounting change.......  $   (0.99)  $  (0.62)  $  (0.34)  $  (1.12)
    Income (loss) from discontinued operations, net
      of income taxes..............................      (0.07)      0.02       0.05      (0.00)
    Cumulative effect of accounting change, net of
      income taxes.................................     (15.14)        --         --         --
                                                     ---------   --------   --------   --------
    Net loss.......................................  $  (16.20)  $  (0.60)  $  (0.30)  $  (1.12)
                                                     ---------   --------   --------   --------
                                                     ---------   --------   --------   --------



NOTE 26 -- FRESH START ACCOUNTING (UNAUDITED)


    The Company's emergence from Chapter 11 proceedings on February 4, 2003 will result in a new reporting entity and adoption of fresh start accounting as of that date, in accordance with SOP 90-7. The consolidated financial statements as of January 4, 2003 do not give effect to any adjustments in the carrying value of assets or the amounts of liabilities that will be recorded upon implementation of the Company's plan of reorganization.

    The following unaudited pro forma financial information reflects the implementation of the Plan as if the Plan had been effective on January 4, 2003. Reorganization adjustments have been

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

estimated in the pro forma financial information to reflect the discharge of debt and the adoption of fresh start reporting in accordance with SOP 90-7. Accordingly, the estimated reorganization value of the Company of $750,000 and equity value of $485,500, which served as the basis for the Plan as approved by the Bankruptcy Court, has been used to determine the pro forma value allocated to the assets and liabilities of the Company in proportion to their relative fair values in conformity with SFAS No. 141 'Business Combinations.'

    Estimated reorganization adjustments in the Pro Forma Balance Sheet result primarily from the:

        (i)   reduction of property, plant and equipment carrying values;

        (ii)  reduction in the carrying value of inventory;

        (iii) increase in the carrying value of the Company's various trademarks and license agreements;

        (iv)  forgiveness of the Company's pre-petition debt;

        (v) issuance of New Common Stock and Second Lien Notes pursuant to the Plan;

        (vi) payment of various administrative and other claims associated with the Company's emergence from Chapter 11; and

        (vii) distribution of cash of $106,112 to the Company's pre-petition secured lenders.

    These adjustments were based upon the preliminary work of outside appraisers and financial consultants, as well as other valuation estimates to determine the relative fair values of the Company's assets and liabilities. The allocation of the reorganization value to individual assets and liabilities will change based upon facts present at the actual effective date of the Company's plan of reorganization and will result in differences to the fresh start adjustments and allocated values estimated in this pro forma information.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                          PRO-FORMA
                                          JANUARY 4,    DISCHARGE OF     ISSUANCE OF      FRESH START     JANUARY 4,
                                             2003       INDEBTEDNESS      SECURITIES      ADJUSTMENTS        2003
                                             ----       ------------      ----------      -----------        ----
                ASSETS
Current assets:
   Cash................................  $    114,025    $  (94,059)(a)  $        --       $     --       $   19,966
   Restricted cash.....................         6,100                                                          6,100
   Accounts receivable.................       199,817                                                        199,817
   Inventories, net....................       345,268                                       (22,494)(d)      322,774
   Prepaid expenses and other current
    assets.............................        31,438                                                         31,438
   Assets held for sale................         1,458                                                          1,458
   Deferred income taxes...............         2,972                                                          2,972
                                         ------------    ----------      -----------       --------       ----------
Current assets.........................       701,078       (94,059)              --        (22,494)         584,525
                                         ------------    ----------      -----------       --------       ----------
Property, plant and equipment -- net...       156,712                                       (26,712)(d)      130,000
Other assets:
   Licenses, trademarks and other
    intangible assets..................        87,031                                       213,169 (d)      300,200
   Other assets........................         3,059                                         4,158 (e)        7,217
   Reorganization value in excess of
    net assets.........................            --      (537,577)(a)(b)     686,492 (c)   (97,755)(d)(e)   51,160
                                         ------------    ----------      -----------       --------       ----------
         Total other assets............        90,090      (537,577)         686,492        119,572          358,577
                                         ------------    ----------      -----------       --------       ----------
                                         $    947,880    $ (631,636)     $   686,492       $ 70,366       $1,073,102
                                         ------------    ----------      -----------       --------       ----------
                                         ------------    ----------      -----------       --------       ----------

 LIABILITIES AND STOCKHOLDERS' EQUITY
              (DEFICIENCY)
Current liabilities:
   Current portion of long-term debt...  $      5,765                                                     $    5,765
   Debtor-in-possession revolving
    credit facility....................            --                                                             --
   Revolving credit facility...........            --        12,052 (a)           --         14,561 (e)       26,613 (f)
   Accounts payable....................       103,630                                            --          103,630
   Accrued liabilities.................       102,026       (13,702)(a)           --         (9,203)(e)       79,121
   Accrued income taxes payable........        28,420                                                         28,420
                                         ------------    ----------      -----------       --------       ----------
         Total current liabilities.....       239,841        (1,650)              --          5,358          243,549
                                         ------------    ----------      -----------       --------       ----------
      Other long term liabilities......        71,837            --               --             --           71,837
Long-term debt:
   Second Lien Notes due 2008..........                          -- (a)      200,942 (c)         --          200,942
   Other...............................         1,252                                                          1,252
Liabilities subject to compromise......     2,486,082    (2,486,082)(b)           --             --               --
Deferred income taxes..................         4,964                                        65,008 (d)       69,972
Stockholders' equity (deficiency):
   Class A Common Stock, $0.01 par
    value..............................           654          (654)(b)          450 (c)         --              450
   Additional paid-in capital..........       908,939      (908,939)(b)      485,100 (c)         --          485,100
   Accumulated other comprehensive
    loss...............................       (93,223)       93,223 (b)           --             --               --
   Deficit.............................    (2,358,537)    2,358,537 (b)           --             --               --
   Treasury stock, at cost.............      (313,889)      313,889 (b)           --             --               --
   Unearned stock compensation.........           (40)           40 (b)           --             --               --
                                         ------------    ----------      -----------       --------       ----------
         Total stockholders' equity
           (deficiency)................    (1,856,096)    1,856,096          485,550             --          485,550
                                         ------------    ----------      -----------       --------       ----------
                                         $    947,880    $ (631,636)     $   686,492       $ 70,366       $1,073,102
                                         ------------    ----------      -----------       --------       ----------
                                         ------------    ----------      -----------       --------       ----------

                                                        (footnotes on next page)

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(footnotes from previous page)

(a) Borrowed $12,052 under the Exit Financing Facility and together with excess cash of $94,059 paid $106,111
     (including accrued interest of $13,702) to the Company's pre-petition secured creditors.

(b) Reflects the discharge of prepetition indebtedness and cancellation of all outstanding shares of Old Common Stock, including all options and restricted stock, additional paid-in capital, treasury stock, unearned stock compensation and other accumulated comprehensive loss.

(c)  Reflects the issuance of 45,000,000 shares of New Common
     Stock and $200,942 principal amount of Second Lien Notes pursuant to the terms of the Plan.

(d) Reflects the adjustment of fixed assets to estimated fair value of $130,000, licenses and trademarks to fair value of $300,200, and the recognition of a deferred income tax liability primarily related to the adjustment to fair value of certain intangible assets of $69,972. Reflects the elimination of certain design, procurement, receiving and other inventory related costs of approximately $22,494.

(e) Borrowed $14,561 under the Exit Financing Facility to pay deferred financing fees of $4,158, cash bonuses of $7,896 and other administrative claims of $2,507.

(f)  Actual borrowing under the Exit Financing Facility on
     February 4, 2003 was $39,200 reflecting changes in the Company's cash position from January 4, 2003 through February 4, 2003.


NOTE 27 -- SUBSEQUENT EVENTS (UNAUDITED)



    In December 2003, as part of the Company's ongoing strategy to source product from lower-cost third-party providers, the Company entered into a binding agreement to sell its intimate apparel production facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004.



    The summarized assets and liabilities of this entity at January 4, 2003 are presented below:



                                                                   JANUARY 4, 2003
                                                                   ---------------
Cash........................................................           $   25
Prepaid expenses and other current assets...................                6
Property, plant and equipment, net..........................            1,802
                                                                       ------
    Total assets............................................           $1,833
                                                                       ------
                                                                       ------
Accounts payable............................................           $   47
Accrued liabilities.........................................              693
                                                                       ------
    Total liabilities.......................................           $  740
                                                                       ------
                                                                       ------



    In addition, in December 2003, in order to better focus on the Company's core Speedo wholesale business, the Company decided to close its 39 Speedo Authentic Fitness retail stores in the United States, in addition to the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals. The Company will continue to operate its Speedo Authentic Fitness online store. The Company expects the closures to begin in January 2004 and be completed by April 2004.

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


    The summarized operating results for these 39 stores are presented below:



                                                               FISCAL YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
Net revenues.......................................    $56,741       $48,020      $27,933
                                                       -------       -------      -------
                                                       -------       -------      -------
Income (loss) before provision (benefit) for income
  taxes............................................    $   793       $(3,852)     $(1,132)
Provision (benefit) for income taxes...............     --             --           --
                                                       -------       -------      -------
    Net income (loss)..............................    $   793       $(3,852)     $(1,132)
                                                       -------       -------      -------
                                                       -------       -------      -------



    The summarized assets and liabilities at January 4, 2003 of these 39 stores are presented below:



                                                                   JANUARY 4, 2003
                                                                   ---------------
Inventories, net............................................            3,177
Prepaid expenses and other current assets...................              372
Property, plant and equipment, net..........................            4,142
                                                                       ------
    Total assets............................................           $7,691
                                                                       ------
                                                                       ------
Accounts payable............................................           $1,540
Accrued liabilities.........................................              659
Long-term liabilities.......................................               29
                                                                       ------
    Total liabilities.......................................           $2,228
                                                                       ------
                                                                       ------



    In December 2003, the Company also announced that it has commenced a consultation process with employees associated with its Warner's brand in the United Kingdom and Europe to rationalize that organization. The process is expected to conclude by fiscal year-end and may result in significant job reductions.



    The summarized operating results of this entity are presented below:



                                                               FISCAL YEAR ENDED
                                                     --------------------------------------
                                                     DECEMBER 30,   JANUARY 5,   JANUARY 4,
                                                         2000          2002         2003
                                                         ----          ----         ----
Net revenues.......................................    $ 18,453      $ 13,028     $13,652
                                                       --------      --------     -------
                                                       --------      --------     -------
Income (loss) before provision (benefit) for income
  taxes............................................    $(12,253)     $(17,250)    $(7,913)
Provision (benefit) for income taxes...............           3             3          23
                                                       --------      --------     -------
    Net loss.......................................    $(12,256)     $(17,253)    $(7,936)
                                                       --------      --------     -------
                                                       --------      --------     -------

                            THE WARNACO GROUP, INC.
                             (DEBTOR-IN-POSSESSION)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


    The summarized assets and liabilities of this entity at January 4, 2003 are presented below:



                                                                   JANUARY 4, 2003
                                                                   ---------------
Cash........................................................          $     --
Accounts receivable, net....................................             3,471
Inventories, net............................................             5,842
Prepaid expenses and other current assets...................               167
Property, plant and equipment, net..........................             8,085
Goodwill....................................................                --
Assets held for sale........................................             1,127
Other.......................................................                45
                                                                       -------
    Total Assets............................................           $18,737
                                                                       -------
                                                                       -------
Short term debt.............................................           $ 1,526
Accounts payable............................................               661
Accrued liabilities.........................................             4,010
Income taxes payable........................................               367
Liabilities subject to compromise...........................            13,011
                                                                       -------
    Total liabilities.......................................           $19,575
                                                                       -------
                                                                       -------



    The Company anticipates that the abovementioned restructuring initiatives, will result in a total pre-tax restructuring charge of between $18 million and $26 million. The Company expects that approximately half of the total charges will be non-cash.



    On December 10, 2003, the Company entered into an agreement to sell its White Stag trademarks to Wal-Mart Stores, Inc. Under the terms of the sale agreement for the White Stag trademarks, Wal-Mart paid the Company $10 million in cash on December 10, 2003, and will pay the Company an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. The Company will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart. In addition, the Company will receive design incentive fees of no less than $3.6 million in the aggregate through 2006. The carrying value of the White Stag trademark was $32,000 at October 4, 2003. The revenues and operating income related to the White Stag trademark are presented below:



                                                               FISCAL YEAR ENDED
                                                     --------------------------------------
                                                     JANUARY 4,    JANUARY 5,    DECEMBER 30,
                                                        2003          2002          2000
                                                        ----          ----         ----
Net revenues.......................................    $15,764       $16,131      $14,083
                                                       -------       -------      -------
                                                       -------       -------      -------
Operating income...................................    $12,314       $13,261      $10,624

    Total assets of White Stag consisted of the trademark amounting to $9.950 at January 4, 2003.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of THE WARNACO GROUP, INC.

    We have audited the accompanying consolidated balance sheet of The Warnaco Group, Inc. and its subsidiaries (the 'Company') as of February 4, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

    As discussed in Note 1 to the financial statement, on January 16, 2003, the Bankruptcy Court entered an order confirming the Company's plan of reorganization which became effective on February 4, 2003. Accordingly the accompanying financial statement has been prepared in conformity with AICPA Statement of Position 90-7 'Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,' for The Warnaco Group, Inc. as a new entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods as described in Note 2.

    In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of The Warnaco Group, Inc. and its subsidiaries as of February 4, 2003 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York


May 5, 2003
(December 16, 2003 as to Note 16)

                            THE WARNACO GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                   FEBRUARY 4,
                                                                      2003
                                                                      ----
                                                                 (IN THOUSANDS,
                                                              EXCLUDING SHARE DATA)
                           ASSETS
Current assets:
    Cash....................................................       $   20,706
    Restricted cash.........................................            6,200
    Accounts receivable.....................................          213,048
    Inventories.............................................          348,033
    Prepaid expenses and other current assets...............           30,890
    Assets held for sale....................................            1,485
    Deferred income taxes...................................            7,399
                                                                   ----------
        Total current assets................................          627,761
                                                                   ----------
Property, plant and equipment...............................          129,357
Other assets:
    Licenses, trademarks and other intangible assets........          364,700
    Deferred financing costs................................            5,286
    Other assets............................................            2,703
    Reorganization value in excess of fair value of net
      assets................................................           34,142
                                                                   ----------
        Total other assets..................................          406,831
                                                                   ----------
                                                                   $1,163,949
                                                                   ----------
                                                                   ----------

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt.......................       $    5,050
    Revolving credit facility...............................           39,200
    Accounts payable........................................          122,376
    Accrued liabilities.....................................          105,302
    Accrued income taxes payable............................           28,140
                                                                   ----------
        Total current liabilities...........................          300,068
                                                                   ----------
Long-term debt:
    Second Lien Notes.......................................          200,942
    Capital lease obligations...............................            1,260
Deferred income taxes.......................................           86,975
Other long-term liabilities.................................           71,156
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $0.01 par value, 20,000,000 shares
      authorized Series A preferred stock, $0.01 par value,
      112,500 shares authorized.............................               --
    Common stock, $0.01 par value, 112,500,000 shares
      authorized; 45,000,000 shares issued and
      outstanding...........................................              450
    Additional paid-in capital..............................          503,098
                                                                   ----------
        Total stockholders' equity..........................          503,548
                                                                   ----------
                                                                   $1,163,949
                                                                   ----------
                                                                   ----------

                    See Notes to Consolidated Balance Sheet.

                            THE WARNACO GROUP, INC.
                      NOTES TO CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1 -- NATURE OF OPERATIONS AND BASIS OF PRESENTATION

    Organization: The Warnaco Group, Inc. (the 'Predecessor') was incorporated in Delaware on March 14, 1986 and, on May 10, 1986, acquired substantially all of the outstanding shares of Warnaco Inc. ('Warnaco'). Warnaco is the principal operating subsidiary. The Predecessor and Warnaco were reorganized under Chapter 11 of the Bankruptcy Code effective February 4, 2003.

    Nature of Operations: The Warnaco Group, Inc. and its subsidiaries (collectively, the 'Company') design, manufacture, source and market a broad line of (i) intimate apparel (including bras, panties, sleepwear, loungewear, shapewear and daywear for women and underwear and sleepwear for men); (ii) sportswear for men, women and juniors (including jeanswear, khakis, knit and woven shirts, tops and outerwear); and (iii) swimwear for men, women, juniors and children (including swim accessories and fitness and active apparel). The Company's products are sold under a number of internationally known owned and licensed brand names. The Company offers a diversified portfolio of brands across multiple distribution channels to a wide range of customers. The Company distributes its products worldwide to wholesale customers through a variety of channels, including department and specialty stores, independent retailers, chain stores, membership clubs and mass merchandisers. The Company also sells its products directly to consumers through 76 retail stores, including 45 Company-operated Speedo Authentic Fitness full price retail stores in North America, two Warnaco outlet retail stores in Canada, five Calvin Klein underwear full price retail stores in Europe, 11 Calvin Klein underwear full price retail stores in Asia and 13 Warnaco outlet retail stores in Europe.

    Basis of Consolidation and Presentation: The accompanying consolidated balance sheet includes the accounts of the Company at February 4, 2003 (the 'Emergence Date'). All inter-company accounts and transactions are eliminated in consolidation.

    Upon emergence from bankruptcy, the Company implemented fresh start reporting under the provisions of the American Institute of Certified Public Accountants Statement of Position No. 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code ('SOP 90-7'). Under the provisions of SOP 90-7, the reorganization value of the Company of $750,000 was allocated to the fair value of the Company's assets, the Company's accumulated deficit was eliminated and the Company's existing Class A Common Stock, par value $0.01 per share (the 'Old Common Stock') was cancelled. In addition, approximately $2,499,385 of the Company's outstanding pre-petition debt and liabilities was discharged.

    Chapter 11 Cases: On June 11, 2001 (the 'Petition Date'), the Predecessor and certain of its subsidiaries (each a 'Debtor' and, collectively, the 'Debtors') each filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the 'Bankruptcy Code'), in the United States Bankruptcy Court for the Southern District of New York (the 'Bankruptcy Court') (collectively the 'Chapter 11 Cases'). The Predecessor, 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company were Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries were not debtors in the Chapter 11 Cases, nor were they subject to foreign bankruptcy or insolvency proceedings.

    On January 16, 2003, the Bankruptcy Court entered its (i) Findings of Fact to and Conclusions of Law Re: Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and (ii) an Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002 (the 'Plan'), and Granting Related Relief (the 'Confirmation Order').

    In accordance with the provisions of the Plan and the Confirmation Order, the Plan became effective on the Emergence Date and the Company entered into the $275,000 Senior Secured

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Revolving Credit Facility (the 'Exit Financing Facility'). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. See
Note 12. In accordance with the Plan, on the Emergence Date, the Company issued $200,942 of New Warnaco Second Lien Notes due 2008 (the 'Second Lien Notes') to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 1145(a) of the Bankruptcy Code. See Note 12.

    Set forth below is a summary of certain material provisions of the Plan. Among other things, as described below, the Plan resulted in the cancellation of the Old Common Stock, issued prior to the Petition Date. The holders of Old Common Stock did not receive any distribution on account of the Old Common Stock under the Plan. The Company, as reorganized under the Plan, issued 45,000,000 shares of common stock, par value $0.01 per share (the 'New Common Stock'), which was distributed to pre-petition creditors as specified below. In addition, 5,000,000 shares of New Common Stock of the Company were reserved for issuance pursuant to management incentive stock grants. On March 12, 2003, subject to approval by the stockholders of the Company's proposed 2003 Management Incentive Plan, the Company authorized the grant of 750,000 shares of restricted stock and options to purchase 3,000,000 shares of New Common Stock at the fair market value on the date of grant. The Plan also provided for the issuance by the Company of the Second Lien Notes in the principal amount of $200,942 to pre-petition creditors and others as specified below, secured by a second priority security interest in substantially all of the Debtors' domestic assets and guaranteed by the Company and its domestic subsidiaries.

    The following is a summary of distributions pursuant to the Plan:

    (a) the Old Common Stock, including all stock options and restricted shares, was extinguished and holders of the Old Common Stock received no distribution on account of the Old Common Stock;

    (b) general unsecured claimants received approximately 2.55% (1,147,050 shares) of the New Common Stock, which the Company distributed in April 2003;

    (c) the Company's pre-petition secured lenders received their pro-rata share of approximately $106,112 in cash, Second Lien Notes in the principal amount of $200,000 and approximately 96.26% of the New Common Stock (43,318,350 shares);

    (d) holders of claims arising from or related to certain preferred securities received approximately 0.60% of the New Common Stock (268,200 shares);

    (e) pursuant to the terms of his employment agreement, as modified by the Plan, Antonio C. Alvarez II, then President and Chief Executive Officer of the Company, received an incentive bonus consisting of approximately $1,950 in cash, Second Lien Notes in the principal amount of approximately $942 and approximately 0.59% of the New Common Stock (266,400 shares valued at $11.19 per share); and

    (f) in addition to the foregoing, allowed administrative and certain priority claims were paid in full in cash.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

    Use of Estimates: The Company uses estimates and assumptions in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses. Actual results could materially differ from these estimates. The estimates the Company makes are based upon historical factors, current circumstances and the experience and judgment of the Company's management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company' evaluations. The Company

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

believes that the use of estimates affects the application of all of the Company's accounting policies and procedures.

    Revenue Recognition: The Company recognizes revenue when goods are shipped to customers and title and risk of loss has passed, net of estimated customer returns, allowances and other discounts. The Company recognizes revenue from consignment accounts and its retail stores when goods are sold to consumers, net of allowances for future returns. The determination of allowances and returns involves the use of significant judgment and estimates. Such estimates of allowance rates are based on past experience by product line and account, the financial stability of the Company's customers, the rate (based on reorders and customer inventory levels) that the Company's products are selling to consumers, the expected rate of retail sales growth and general economic and retail forecasts. The Company reviews and adjusts its accrual rates each month based upon its current experience. During its monthly review, the Company also considers its accounts receivable collection rate and the nature and amount of customer deductions and requests for promotion assistance. It is likely that the accrual rates for allowances will vary over time and could change materially if the Company's mix of customers, the channels of trade the Company's products are distributed in or the Company's product mix changes.


    Accounts Receivable: The Company maintains reserves for estimated amounts that the Company does not expect to collect from its trade customers. Accounts receivable reserves include amounts the Company expects its customers to deduct for trade discounts, amounts for accounts that go out of business or seek the protection of the Bankruptcy Code and amounts related to charges in dispute with customers. The Company's estimate of the allowance amounts that are necessary includes amounts for specific deductions the Company has authorized and an amount for other estimated losses. The provision for accounts receivable allowances is affected by general economic conditions, the financial condition of the Company's customers, the inventory position of the Company's customers, sell-through of the Company's products by these customers and many other factors most of which are not controlled by the Company or its management. As of February 4, 2003, the Company had approximately $281,917 of open trade invoices and other receivables and $10,836 of outstanding debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company reduced its gross accounts receivable by $79,705 at February 4, 2003. The accounts receivable balance of $213,048 is estimated to be the fair value of the Company's accounts receivable at February 4, 2003. Adjustments for specific account allowances and negotiated settlements of customer deductions are recorded as deductions to revenue in the period the specific adjustment is identified. The fair value adjustment at February 4, 2003 is consistent with the Company's determination of accounts receivable reserves on an ongoing basis. The determination of accounts receivable reserves is subject to significant levels of judgment and estimation by the Company's management. If circumstances change or economic conditions deteriorate, the Company may need to increase the reserve significantly. The Company has purchased credit insurance to help mitigate the potential losses it may incur from the bankruptcy, reorganization or liquidation of some of its customers.


    Inventories: The Company values its inventories at the lower of cost, determined on a first-in, first-out basis, or market. The Company evaluates its inventories to determine excess units or slow-moving styles based upon quantities on hand, orders in house and expected future orders. For those items for which the Company believes it has an excess supply or for styles or colors that are obsolete, the Company estimates the net amount that the Company expects to realize from the sale of such items. The Company's objective is to recognize projected inventory losses at the time the loss is evident rather than when the goods are ultimately sold. The Company's calculation of the reserves necessary for the disposition of excess inventory is highly dependent on its projections of future sales of those products and the prices it is able to obtain for such products. The Company reviews its inventory position monthly and adjusts its reserves for excess and obsolete

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

goods based on revised projections and current market conditions for the disposition of excess and obsolete inventory. If economic conditions worsen the Company will have to increase its reserve estimates substantially. At February 4, 2003, the Company had identified inventory with a carrying value of approximately $57,200 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of February 4, 2003, the Company reduced the carrying value of such goods by $32,800. The Company believes that the carrying value of its inventory, net of the adjustments noted, is equal to its fair value at the Emergence Date.

    Long-lived assets: Property, plant and equipment are recorded in the consolidated balance sheet at their fair values based upon the appraised values of such assets. See Notes 3 and 4. The Company will review its long-lived assets for possible impairment when events or circumstances indicate that the carrying value of the assets may not be recoverable. The Company determined the fair value of its property, plant and equipment using the planned future use of each asset or group of assets, quoted market prices for assets where a market exists for such assets, the expected future revenue and profitability of the business unit utilizing such assets and the expected future life of such assets. In its determination of fair value, the Company also considered whether an asset would be sold either individually or with other assets and the proceeds the Company expects to receive from such a sale. The Company used the work of an independent third party appraisal firm in determining the fair values of its property, plant and equipment. Assumptions relating to the expected future use of individual assets could affect the fair value of such assets and the depreciation expense recorded related to such assets in the future.

    Intangible assets consist primarily of licenses and trademarks. The Company determined the fair value of its trademarks, licenses and other intangible assets. The fair values were calculated using the discounted estimated future cash flow to be generated from the sales of products utilizing such trademarks and/or licenses. The determination of fair value considered the royalty rates attributable to products of similar types, recent sales or licensing agreements entered into by companies selling similar products and the expected term during which it expects to earn cash flows from each license or trademark. The majority of the Company's license and trademark agreements cover periods of time in excess of forty years. The estimates and assumptions used in the determination of the value of these intangible assets will not have any effect on the Company's future earnings unless a future evaluation of trademark or license value indicates that such asset is impaired.

    Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. In addition, depreciation and amortization expense is affected by the Company's determination of the estimated useful lives of the related assets. The estimated remaining useful lives of the Company's fixed assets and finite lived intangible assets are based upon the remaining useful lives as determined by the independent third party appraisers.

    Income Taxes: Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is established to reduce the amount of deferred tax assets to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The only objectively verifiable evidence the Company used in determining the need for a valuation allowance were the future reversals of existing temporary differences. The future recognition of deferred tax assets will first reduce goodwill. Should the recognition of deferred tax assets result in the elimination of goodwill, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    Pension Plan: The Company has a defined benefit pension plan (the 'Pension Plan') covering substantially all full time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The determination of the total liability attributable to benefits owed to participants covered by the Pension Plan are determined by the Pension Plan's third party actuary using assumptions provided by the Company. The assumptions used can have a significant effect on the amount of pension expense and pension liability recorded by the Company. The Pension Plan actuary also determines the annual cash contribution to the Pension Plan using the assumptions defined by the Pension Benefit Guaranty Corporation. The Pension Plan was under-funded as of February 4, 2003. The Pension Plan and the Company's plan of reorganization contemplate that the Company will continue to fully fund its minimum required contributions and any other premiums due under ERISA and the Internal Revenue Code. Effective January 1, 2003, the Pension Plan was amended and, as a result, no future benefits will accrue to participants of the Pension Plan. The Company has recorded a Pension Plan liability equal to the amount that the present value of accumulated benefit obligations (discounted using an interest rate of approximately 5.3%) exceeded the fair value of Pension Plan assets at February 4, 2003, as determined by the Pension Plan trustee. The Company's cash contributions to the Pension Plan for fiscal 2003 will be approximately $9,320 and will be approximately $45,576 over the next five years. The amount of estimated cash contributions the Company will be required to make to the Pension Plan could increase or decrease depending on the actual return earned by the assets of the Pension Plan compared to the estimated rate of return on Pension Plan assets. The accrued long-term Pension Plan liability and accruals for other post retirement benefits are classified as other long-term liabilities in the consolidated balance sheet at February 4, 2003. Contributions to the Pension Plan to be paid in the current year are classified with accrued liabilities. See
Note 8.

    Translation of Foreign Currencies: Assets and liabilities of the Company's foreign operations are recorded at current rates of exchange at February 4, 2003.

    Marketable Securities: Marketable securities are stated at fair value based on quoted market prices. Marketable securities are classified as available-for-sale.

    Assets held for sale: The Company classifies assets to be sold as assets held for sale. Assets held for sale are reported at the estimated fair value less selling costs. Assets held for sale at February 4, 2003 include certain property and equipment of closed facilities identified for disposition.

    Property, Plant and Equipment: Property, plant and equipment are stated at preliminary estimated fair values based upon an independent third party appraisal of such assets. Adjustments to the preliminary fair values of fixed assets will be reflected as adjustments in reorganization value in excess of fair value of net assets (goodwill). The estimated useful lives of such assets based upon the work of the independent third party appraiser are summarized below:

Buildings......................................    20 - 40 years
Building improvements..........................     2 - 20 years
Machinery and equipment........................     3 - 10 years
Furniture and fixtures.........................     7 - 10 years
Computer hardware..............................      3 - 5 years
Computer software..............................      3 - 7 years

    Computer Software Costs: Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property, plant and equipment in accordance with SOP 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and related guidance and are amortized on a straight-line basis, over the estimated useful life of the software (three to seven years). General and administrative costs related to developing or obtaining such software are expensed as incurred.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    Intangible Assets: Intangible assets primarily consist of licenses and trademarks. The fair value of such licenses and trademarks owned by the Company are based upon the appraised values of such assets as determined by an independent third party appraiser and the Company. Identifiable intangible assets with finite lives will be amortized on a straight-line basis over the estimated useful lives of the asset. See Note 11.

    Reorganization value in excess of fair value of net assets: Reorganization value in excess of the fair value of net assets represents the amount by which the Company's reorganization value exceeds the fair value of its tangible assets, identified intangible assets minus its liabilities as of February 4, 2003 allocated in accordance with the provisions of Statement of Financial Accounting Standards ('SFAS') No. 141, Business Combinations ('SFAS 141'). Reorganization value in excess of the fair value of net assets (goodwill, after February 4, 2003) will not be amortized in accordance with the provision of SFAS
142. The Company will test goodwill for impairment annually in the fourth quarter of each fiscal year or when events and circumstances indicate that such value may be impaired.

    Deferred financing costs: Deferred financing costs represent legal, other professional and bank underwriting fees incurred related to the Company's Exit Financing Facility and Second Lien Notes. Such fees will be amortized over the life of the related debt, using the interest method. Amortization expense will be included in interest expense.


    Other assets: Other assets include certain barter credits and long-term rent receivable related to certain subleases. The Predecessor engaged in the exchange of inventory and other assets with a barter company in periods prior to fiscal 2000. The Predecessor did not engage in any subsequent barter exchange transactions. Barter assets amounting to $683 were valued at fair value at February 4, 2003 and are charged to operations when utilized. Deferred rent charges are recognized over the life of the related lease.


    Financial Instruments: The Company has not used derivative financial instruments for speculation or for trading purposes since the Petition Date. The Company had no hedging financial instruments outstanding at the Emergence Date.

    A number of major international financial institutions are counterparties to the Company's outstanding letters of credit. The Company monitors its positions with, and the credit quality of, these counterparty financial institutions and does not anticipate non-performance of these counterparties. Management believes that the Company would not suffer a material loss in the event of nonperformance by these counterparties.

    Start-Up Costs: Pre-operating costs relating to the start-up of new manufacturing facilities, product lines and businesses are expensed as incurred.

    Other liabilities: Other long-term liabilities include long-term accrued pension and post retirement benefit obligations.

    Recent accounting pronouncements: The FASB has issued SFAS No. 148, Accounting for Stock Based Compensation, Transition and Disclosure ('SFAS 148'). SFAS 148 amends SFAS No. 123, Accounting for Stock-Based Compensation ('SFAS 123'), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS 148.

    In November 2002, the Financial Accounting Standards Board ('FASB') issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ('FIN 45'). This interpretation requires certain disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual periods beginning after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material effect on the Company's consolidated financial statements.

    In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 ('FIN 46'). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. It requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. It also requires certain disclosures by the primary beneficiary of a variable interest entity and by an enterprise that holds significant variable interests in a variable interest entity where the enterprise is not the primary beneficiary. FIN 46 is effective for variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date, and effective for the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 requires an entity to disclose certain information regarding a variable interest entity, if, when the Interpretation becomes effective, it is reasonably possible that an enterprise will consolidate or have to disclose information about that variable interest entity, regardless of the date on which the variable entity interest was created. The Company currently does not have any interest in any unconsolidated entity for which variable interest entity accounting is required and therefore does not expect FIN 46 to have a material effect on the Company's consolidated financial statements.

NOTE 3 -- REORGANIZATION VALUE

    In conjunction with the preparation of the Plan, the Company engaged an independent third party appraisal and consulting firm (the 'BEV Appraiser') to prepare a valuation analysis of the reorganized Company. In preparing its analysis, the BEV Appraiser received certain publicly available historical information and financial statements of the Company, reviewed and discussed with management the Company's overall business plan including longer term risks and opportunities and evaluated the Company's projections and the assumptions underlying the projections, considered the market value of publicly traded companies that are reasonably comparable to the Company, considered the purchase price paid in acquisitions of comparable companies and made such other analyses as the BEV Appraiser deemed necessary or appropriate for the purposes of the valuation. The appraiser determined the Company's business enterprise value using a combination of the market approach and income approaches. The BEV appraiser made certain assumptions in its work. The weighted average long-term debt interest rate was assumed to be 7.81% and the weighted average cost of capital was assumed to be 13.80%. The appraiser used three years of financial projections in its evaluation and determined the terminal value based upon the Company's weighted average cost of capital and expected free cash flow using a 5.00% growth rate per annum. The determination of the Company's projected income and free cash flow required the use of significant judgments and estimates by the Company. Changes in economic conditions, the cost of equity or debt financing and many other factors will have a significant effect on the Company's ability to earn the income or generate the free cash flow assumed in its projections. As a result, variations in the amounts of income and cash flow actually

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

earned by the Company will have a significant effect on the Company's business enterprise value. Based upon its analysis the BEV Appraiser determined that the Business Enterprise Value of the reorganized Company was between $730,000 and $770,000. Based upon the timing of the Company's emergence from bankruptcy, market conditions at the time of emergence and the net assets of the Company at the Emergence Date, the Company determined its reorganization equity value of $503,548 by subtracting the Company's debt on the Emergence Date from the mid-point ($750,000) of the BEV valuation range provided by the BEV Appraiser.

NOTE 4 -- FAIR VALUE OF CERTAIN LONG-TERM TANGIBLE AND INTANGIBLE ASSETS

    Considering the provisions of SFAS 141 and the nature and complexity of the Company's business, the Company determined that an independent third party appraisal of its various business units and long-term tangible and intangible assets was necessary in order to allocate the reorganization value of the Company to its various assets and liabilities. The Company engaged an independent third party appraisal and consulting firm separate from the BEV Appraiser to determine the fair value of the Company's long-term tangible assets and identifiable intangible assets (the 'Asset Appraiser'). Based upon the reorganization value of the Company as determined by the BEV Appraiser, the Asset Appraiser provided detailed analysis of the Company's long-term tangible and intangible assets. See Notes 6, 10 and 11.

NOTE 5 -- FRESH START ACCOUNTING

    The Company's emergence from Chapter 11 proceedings on February 4, 2003 resulted in a new reporting entity and adoption of fresh start accounting as of that date, in accordance with SOP 90-7. The consolidated balance sheet as of February 4, 2003 gives effect to adjustments in the carrying value of assets and liabilities to fair value in accordance with the provisions of SOP 90-7 and SFAS 141.

    The following table reflects the implementation of the Plan and the adjustments recorded to the Company's assets and liabilities to reflect the implementation of the Plan and the adjustments of such assets and liabilities to fair value at February 4, 2003, based upon the Company's reorganization value of $750,000 as included in the Plan and as approved by the Bankruptcy Court.

    Reorganization adjustments resulted primarily from the:

    (i) adjustment of property, plant and equipment carrying values to fair value;

    (ii) adjustment of the carrying value of the Company's various trademarks and license agreements to fair value;

    (iii)  forgiveness of the Company's pre-petition debt;

    (iv)  issuance of New Common Stock and Second Lien Notes pursuant to the
          Plan;

    (v) payment of various administrative and other claims associated with the Company's emergence from Chapter 11; and

    (vi) distribution of cash of $106,112 to the Company's pre-petition secured lenders.

    These adjustments were based upon the work of the BEV Appraiser and Asset Appraiser, as well as other valuation estimates to determine the relative fair values of the Company's assets and liabilities. The table below reflects reorganization adjustments for the discharge of indebtedness, issuance of New Common Stock, issuance of Second Lien Notes, and the preliminary fresh start adjustments and the resulting fresh start consolidated balance sheet.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   PREDECESSOR                                                                    REORGANIZED
                                   FEBRUARY 4,   DISCHARGE OF        ISSUANCE OF         FRESH START              FEBRUARY 4,
                                      2003       INDEBTEDNESS       NEW SECURITIES       ADJUSTMENTS                 2003
                                      ----       ------------       --------------       -----------                 ----
             ASSETS
Current assets:
   Cash..........................  $    96,224   $   (75,533)(a)       $     --           $      15(f)             $   20,706
   Restricted cash...............        6,100                                                  100(f)                  6,200
   Accounts receivable...........      213,048                                                                        213,048
   Inventories...................      370,527                                              (22,494)(h)               348,033
   Prepaid expenses and other
    current assets...............       30,890                                                                         30,890
   Assets held for sale..........        1,485                                                                          1,485
   Deferred income taxes.........        2,972                                                4,427(e)                  7,399
                                   -----------   -----------           --------           ---------                ----------
Current assets...................  $   721,246   $   (75,533)          $     --           $ (17,952)               $  627,761
                                   -----------                                                                     ----------
                                   -----------   -----------           --------           ---------                ----------
                                                 -----------           --------           ---------
Property, plant and equipment....  $   153,394                                            $ (24,037)(e)            $  129,357
Other assets:
   Licenses, trademarks and other
    intangible assets............       86,904                                              277,796(e)                364,700
   Deferred financing costs......          859                            4,427(d)                                      5,286
   Other assets..................        2,703                                                                          2,703
   Reorganization value in excess
    of fair value of net
    assets.......................           --   $  (515,659)(a)(b)    $700,567(c)(d)      (150,766)(e)(f)(g)(h)       34,142
                                   -----------   -----------           --------           ---------                ----------
      Total other assets.........       90,466      (515,659)           704,994             127,030                   406,831
                                   -----------   -----------           --------           ---------                ----------
                                   $   965,106   $  (591,192)          $704,994           $  85,041                $1,163,949
                                   -----------   -----------           --------           ---------                ----------
                                   -----------   -----------           --------           ---------                ----------

  LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIENCY)
Current liabilities:
   Current portion of long-term
    debt.........................  $     5,050                                                                     $    5,050
   Revolving credit facility.....           --   $    30,579(a)           1,950(d)        $   2,244(f)                 39,200
                                                                          4,427(d)
   Accounts payable..............      123,235                                                 (859)(f)               122,376
   Accrued liabilities...........      109,530            --             (1,950)(d)           1,645(f)(g)             105,302
                                                                         (2,981)(d)
                                                                           (942)(d)
   Accrued income taxes
    payable......................       28,140                                                   --                    28,140
                                   -----------   -----------           --------           ---------                ----------
      Total current
        liabilities..............      265,955        30,579                504               3,030                   300,068
Long-term debt:
   Second Lien Notes.............           --            --            200,942(d)               --                   200,942
   Capital lease obligations.....        1,260                                                                          1,260
Liabilities subject to
 compromise......................    2,499,385    (2,499,385)(a)(b)          --                  --                        --
Deferred income taxes............        4,964                                               82,011(e)                 86,975
Other long-term liabilities......       71,156                                                                         71,156
Stockholders' equity
 (deficiency):
   Class A Common Stock, $0.01
    par value....................          654          (654)(b)            450(c)               --                       450
   Additional paid-in capital....      908,939      (908,939)(b)        503,098(c)               --                   503,098
   Accumulated other
    comprehensive loss...........      (92,671)       92,671(b)              --                  --                        --
   Deficit.......................   (2,380,615)    2,380,615(b)              --                  --                        --
   Treasury stock, at cost.......     (313,889)      313,889(b)              --                  --                        --
   Unearned stock compensation...          (32)           32(b)              --                  --                        --
                                   -----------   -----------           --------           ---------                ----------
      Total stockholders' equity
        (deficiency).............   (1,877,614)    1,877,614            503,548                  --                   503,548
                                   -----------   -----------           --------           ---------                ----------
                                   $   965,106   $  (591,192)          $704,994           $  85,041                $1,163,949
                                   -----------   -----------           --------           ---------                ----------
                                   -----------   -----------           --------           ---------                ----------

---------
 (a) Utilized excess cash of $75,533 and borrowed $30,579 under the Exit Financing Facility to pay $106,112 (including accrued interest of $14,844) to the Company's pre-petition secured creditors.

 (b) Reflects the discharge of pre-petition indebtedness of $2,393,273 (not including $106,112 in cash paid to pre-petition secured lenders) and cancellation of all outstanding shares of Old Common Stock, including all options and restricted stock, additional paid in capital, treasury stock, unearned stock compensation and other accumulated comprehensive loss.

 (c)  Reflects the issuance of 45,000,000 shares of New Common
      Stock and recognition of reorganization equity value of $503,548 as determined by the Company pursuant to the provisions of the Plan.

                                              (footnotes continued on next page)

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(footnotes continued from previous page)

 (d) Reflects the issuance of $200,000 principal amount of Second Lien Notes to creditors pursuant to the terms of the Plan, payment of $1,950 in cash bonus to the Company's former Chief Executive Officer pursuant to the terms of the Plan and the payment of $4,427 of deferred financing costs. The Company also issued $942 in Second Lien Notes and 266,400 shares of common stock (representing value of $2,981) to its former Chief Executive Officer in payment of a bonus pursuant to the terms of the Plan. The total accrued bonus to the former Chief Executive Officer was $5,873.

 (e) Reflects the adjustment of fixed assets to fair value of $129,357, intangible assets to fair value of $364,700, the recognition of deferred income tax liability of $82,011 and deferred tax assets of $4,427 related to the fair value adjustments noted above. The deferred tax balance as of February 4, 2003 reflects a valuation allowance of $126,654 which was established in connection with fresh start reporting.

 (f) Borrowed $2,244 under the Exit Financing Facility to pay certain administrative and priority claims of $2,015, tax claims of $114, the translation escrow account (subsequently released to the Company) of $100 and provide additional cash funds at closing of $15.

 (g) Reflects the accrual of a minimum lease commitment of $2,801 related to one of the Company's distribution facilities which the Company will vacate prior to the expiration of the lease.

 (h) Reflects adjustments of $22,494 to adjust inventory to fair value.

NOTE 6 -- BUSINESS SEGMENTS AND GEOGRAPHIC INFORMATION

    The Company operates in three business segments or groups: (i) Intimate Apparel Group; (ii) Sportswear Group; and (iii) Swimwear Group.

    The Intimate Apparel Group designs, manufactures, sources and markets moderate to premium priced intimate apparel and other products for women and better to premium priced men's underwear and loungewear under the Warner's'r', Olga'r', Body by Nancy Ganz'TM'/Bodyslimmers'r', Calvin Klein'r', Lejaby'r' and Rasurel'r' brand names. The Intimate Apparel Group also operates 31 retail stores including 11 full price Calvin Klein underwear retail stores in Asia, five full price Calvin Klein underwear retail stores in the United Kingdom, two Warnaco outlet stores in Canada and 13 Warnaco outlet retail stores in Europe.


    The Sportswear Group designs, sources and markets mass market to premium priced men's and women's sportswear under the Calvin Klein'r', Chaps by Ralph Lauren'r', A.B.S. by Allen Schwartz'r', Catalina'r' and White Stag'r' brand names. In October 2003, the Company entered into an agreement to sell its A.B.S. by Allen Schwartz ('ABS') business unit (See Note 16 -- Discontinued Operations).



    The Swimwear Group designs, manufactures, sources and markets moderate to premium priced swimwear, fitness apparel, swim accessories and related products under the Speedo'r'/Speedo Authentic Fitness'r', Anne Cole'r', Cole of California'r', Sunset Beach'r', Sandcastle'r', Catalina'r', White Stag'r', Lifeguard'r', Nautica'r' and Ralph Lauren'r' brand names. The Swimwear Group also operates 45 full price Speedo Authentic Fitness retail stores. During the third quarter of fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores (see Note 16). In addition, on December 10, 2003, the Company announced that it plans to close its 44 remaining Speedo Authentic Fitness retail stores (see Note 17), which includes the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals. The Company will continue to operate the Speedo Authentic Fitness online store.


    The accounting policies of the segments are the same as those described in
Note 2 -- 'Significant Accounting Policies'. Balance sheet information by business segment is set forth below:

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                          INTIMATE                           CORPORATE/
                                          APPAREL    SPORTSWEAR   SWIMWEAR     OTHER        TOTAL
                                          -------    ----------   --------     -----        -----
Total assets............................  $376,574    $343,666    $294,622    $149,087    $1,163,949
                                          --------    --------    --------    --------    ----------
                                          --------    --------    --------    --------    ----------
Property, plant and equipment...........  $ 27,406    $ 15,288    $ 29,551    $ 57,112    $  129,357
                                          --------    --------    --------    --------    ----------
                                          --------    --------    --------    --------    ----------
Intangible assets:
    Finite lived........................  $  2,500    $ 11,300    $  8,500    $     --    $   22,300
    Indefinite lived....................   116,800     174,100      51,500          --       342,400
    Reorganization value in excess of
      fair value of net assets..........        --          --          --      34,142        34,142

                                                          FEBRUARY 4,
GEOGRAPHIC INFORMATION:                                       2003
-----------------------                                       ----
Property, plant and equipment:
    United States.......................................    $118,548
    Canada..............................................       3,000
    Europe..............................................       5,922
    All other...........................................       1,887
                                                            --------
                                                            $129,357
                                                            --------
                                                            --------

NOTE 7 -- DEFERRED INCOME TAXES

    The components of deferred tax assets and liabilities as of February 4, 2003 are as follows:

Deferred Tax Assets:
    Inventory...........................................    $ 17,766
    Post Retirement Benefits............................      32,409
    Advertising Credits.................................      12,155
    Reserves and Accruals...............................      52,373
    Net Operating Losses................................      29,334
                                                            --------
        Subtotal........................................     144,037
    Valuation Allowances................................    (126,654)
                                                            --------
        Subtotal........................................    $ 17,383
                                                            --------
                                                            --------
Deferred Tax Liabilities:
    Depreciation and Amortization.......................    $ 90,681
    Other...............................................       6,278
                                                            --------
        Subtotal........................................      96,959
                                                            --------
                                                            --------
        Total...........................................    $(79,576)
                                                            --------
                                                            --------

    The net deferred tax liability of $79,576 consisted of net deferred tax assets of $7,399 and net deferred tax liabilities of $86,975 at February 4, 2003.

    As of February 4, 2003, the Company had recorded a valuation allowance of $126,654 to reduce the amount of deferred tax assets created as a result of the fresh start accounting adjustments to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The future recognition of such amounts will first reduce reorganization value in excess of the fair value of net assets. Should the recognition of net deferred tax assets result in the elimination of reorganization value in excess of the fair value of net assets, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    In connection with the Company's emergence from bankruptcy, the Company realized an extraordinary gain on the extinguishment of debt of approximately $2,499,385. This gain will not be taxable since the gain resulted from the Company's reorganization under the Bankruptcy Code. However, for U.S. income tax reporting purposes, the Company will be required as of the beginning of its 2004 taxable year to reduce certain tax attributes, including (a) net operating loss carryforwards, (b) certain tax credit carryforwards, and (c) tax bases in assets, in a total amount equal to the gain on the extinguishment of debt. The reorganization of the Company on the Emergence Date constituted an ownership change under Section 382 of the Internal Revenue Code, and the use of any of the Company's net operating loss carryforwards and tax credit carryforwards generated prior to the ownership change that are not reduced pursuant to these provisions will be subject to an overall annual limitation of approximately $23,400. The actual amount of reduction in tax attributes for U.S. income tax reporting purposes will not be determined until 2004 and is therefore not reflected in the amounts disclosed in this note to the consolidated balance sheet.

    Before considering any reductions and limitations discussed above, at February 4, 2003, the Company has U.S. net operating loss carryforwards of $1,166,500 with expiration dates from 2003 through 2022. In addition, the Company has alternative minimum tax credits of $2,270 which have no expiration date. The Company's $630 of other tax credit carryforwards will expire in years 2005 through 2007.

    At February 4, 2003, the Company has foreign net operating loss carryforwards of approximately $85,400. A valuation allowance of $29,334 has been established against these net operating loss carryforwards to reduce them to the amount that will more likely than not be realized.

    At February 4, 2003, prepaid expenses and other current assets includes current income taxes receivable of $10,031 (of which $6,896 relates to foreign entities), and current liabilities include income taxes payable of $28,140 (of which $14,781 relates to foreign entities).

NOTE 8 -- EMPLOYEE RETIREMENT PLANS

    The Pension Plan covers substantially all full time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The Pension Plan is noncontributory and benefits are based upon years of service. The Company also has defined benefit health care and life insurance plans that provide postretirement benefits to certain retired employees ('Other Benefit Plans'). The Other Benefit Plans are, in most cases, contributory with retiree contributions adjusted annually. Effective January 1, 2003, the Pension Plan was amended such that participants in the Pension Plan will not earn any additional pension benefits after December 31, 2002. The Pension Plan was under-funded at February 4, 2003. The accrued Pension Plan liability of $75,955 (of which $66,635 is included in other long-term liabilities and $9,320 is included in current accrued liabilities at February 4, 2003) represents the present value of the future benefit obligations in excess of the fair value of plan assets at February 4, 2003. Contributions to the Pension Plan will be $9,320 in fiscal 2003 which is included in accrued liabilities and are estimated to be approximately $45,576 over the next five years.

    A summary of Pension Plan and Other Benefit Plan liabilities as of February 4, 2003 is as follows:

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              PENSION    OTHER BENEFIT
                                                                PLAN         PLANS
                                                                ----         -----
Benefit obligation..........................................  $157,717      $4,521
Plan assets.................................................    81,762          --
                                                              --------      ------
Accrued benefit cost........................................  $ 75,955      $4,521
                                                              --------      ------
                                                              --------      ------

    A summary of the assumptions used to determine the Pension Plan and Other Benefit Plan liabilities are as follows:

Discount rate...............................................  5.3%

Expected return on plan assets..............................  7.0%

    The Company also sponsors a defined contribution plan for substantially all of its domestic employees. Employees can contribute to the plan, on a pre-tax and after-tax basis, a percentage of their qualifying compensation up to the allowable legal limits. The Company contributes amounts equal to 35.0% of the first 6.0% of employee contributions effective January 1, 2003.

NOTE 9 -- INVENTORIES

                                                           FEBRUARY 4,
                                                              2003
                                                              ----
Finished goods...........................................   $266,061
Work in process..........................................     68,914
Raw materials............................................     45,843
                                                            --------
                                                             380,818
Less: reserves...........................................    (32,785)
                                                            --------
                                                            $348,033
                                                            --------
                                                            --------

NOTE 10 -- PROPERTY, PLANT AND EQUIPMENT

                                                              FEBRUARY 4,
                                                                 2003
                                                                 ----
Land and land improvements..................................   $  1,305
Building and building improvements..........................     23,071
Furniture and fixtures......................................     15,813
Machinery and equipment.....................................     32,072
Computer hardware and software..............................     56,778
Construction in progress....................................        318
                                                               --------
Property, plant and equipment...............................   $129,357
                                                               --------
                                                               --------

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 11 -- INTANGIBLE ASSETS

                                                       FEBRUARY 4,
                                                          2003       USEFUL LIFE
                                                          ----       -----------
Indefinite lived intangible assets:
    Trademarks.......................................   $202,500
    Licenses in perpetuity...........................    139,900

Finite lived intangible assets:
    Licenses for a term..............................      9,700      71 months
    Sales order backlog..............................     12,600       6 months
                                                        --------
Intangible assets....................................   $364,700
                                                        --------
                                                        --------

    Amortization expense related to finite lived intangible assets for fiscal 2003 will be approximately $14,102 and will be $1,639 for each of the next five years.

NOTE 12 -- DEBT

Exit Financing Facility.....................................     39,200
GECC debt...................................................      4,890
Second Lien Notes...........................................    200,942
Capital lease obligations...................................      1,420
                                                               --------
                                                                246,452
Current portion.............................................    (44,250)
                                                               --------
    Total long-term debt....................................   $202,202
                                                               --------
                                                               --------

    Stated maturities of long-term debt at February 4, 2003 were:

                                           EXIT       SECOND             CAPITALIZED
                                         FINANCING     LIEN      GECC       LEASE
YEAR                           TOTAL     FACILITY     NOTES      DEBT    OBLIGATIONS
----                           -----     --------     -----      ----    -----------
2003........................  $  5,050    $    --    $     --   $4,890     $  160
2004........................    40,502         --      40,189       --        313
2005........................    40,502         --      40,189       --        313
2006........................    40,501         --      40,188       --        313
2007........................    79,709     39,200      40,188       --        321
2008 and thereafter.........    40,188         --      40,188       --         --
                              --------    -------    --------   ------     ------
                              $246,452    $39,200    $200,942   $4,890     $1,420
                              --------    -------    --------   ------     ------
                              --------    -------    --------   ------     ------

EXIT FINANCING FACILITY


    On the Emergence Date the Company entered into a $275,000 Senior Secured Revolving Credit Facility (the 'Exit Financing Facility'). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. The Exit Financing Facility includes provisions that allow the Company to increase the maximum available borrowing from $275,000 to $325,000, subject to certain conditions (including obtaining the agreement of existing or new lenders to commit to lend the additional amount). Borrowings under the Exit Financing Facility bear interest at Citibank's base rate plus 1.50% (5.75% at February 4, 2003) or at the London Interbank Offered Rate ('LIBOR') plus 2.50% (approximately 3.9% at February 4, 2003). The Company's initial borrowing was at Citibank's base rate at February 4, 2003 and was converted to LIBOR on February 7, 2003 (the minimum time required to purchase a LIBOR contract). In addition, a portion of the Company's borrowing is required to be at Citibank's base rate as LIBOR contracts

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


are purchased in round dollar amounts. Pursuant to the terms of the Exit Financing Facility, the interest rate the Company will pay on its outstanding loans will decrease by as much as 0.5% in the event the Company achieves certain defined ratios. The Exit Financing Facility contains financial covenants that, among other things, require the Company to maintain a fixed charge coverage ratio above a minimum level, a leverage ratio below a maximum level and limit the amount of the Company's capital expenditures. In addition, the Exit Financing Facility contains certain covenants that, among other things, limit investments and asset sales, prohibit the payment of dividends (subject to limited exceptions) and prohibit the Company from incurring material additional indebtedness. Initial borrowings under the Exit Financing Facility on the Emergence Date were $39,200. The Exit Financing Facility is secured by substantially all of the domestic assets of the Company.


SECOND LIEN NOTES

    In accordance with the Plan, on the Emergence Date, the Company issued $200,942 of New Warnaco Second Lien Notes due 2008 (the 'Second Lien Notes') to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 1145(a) of the Bankruptcy Code. The Second Lien Notes mature on February 4, 2008, subject to, in certain instances, earlier repayment in whole or in part. The Second Lien Notes bear an annual interest rate (9.5% at February 4, 2003) which is the greater of (i) 9.5% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% is added to the margin every six months); and
(ii) LIBOR plus 5.0% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% is added to the margin every six months). The indenture pursuant to which the Second Lien Notes were issued contains certain covenants that, among other things, limit investments and asset sales, prohibit the Company from paying dividends (subject to limited exceptions) and incurring material additional indebtedness. The Second Lien Notes are guaranteed by most of the Company's domestic subsidiaries and the obligations under such guarantee, together with the Company's obligations under the Second Lien Notes, are secured by a second priority lien on substantially the same assets which secure the Exit Financing Facility. The Second Lien Notes are payable in equal annual installments of $40,188 beginning in April 2004 through April 2008. Second Lien Note principal payments can only be made if the Company achieves a defined certain fixed charge coverage ratio and has additional borrowing availability, after the principal payment, of $75,000 or more under the Exit Financing Facility.

GECC

    On June 12, 2002, the Bankruptcy Court approved the Predecessor's settlement of certain operating lease agreements with General Electric Capital Corporation ('GECC'). The leases had original terms from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. The terms of the settlement agreement require the Company to make payments to GECC totaling $15,200. The net present value of the remaining GECC payments of $4,890 is classified with the current portion of long-term debt at February 4, 2003. The Company determined the fair value of the remaining payments due to GECC based upon the monthly payments of $750 per month discounted at 8% and a final payment of $181.5. Remaining amounts payable to GECC will be paid in monthly installments of $750 including interest through September 2003. Obligations to GECC are secured by first priority liens on the applicable assets.

OTHER DEBT

    Certain of the Company's foreign subsidiaries are parties to capital lease obligations related to certain facilities and equipment. The total amount of capital lease obligations outstanding at

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

February 4, 2003 related to these leases was approximately $1,420, of which $160 and $1,260 are included with short-term and long-term debt, respectively.

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

LICENSE AGREEMENTS

    The Company has license agreements with the following minimum guaranteed royalty payments:

                                                             MINIMUM
YEAR                                                        ROYALTY(a)
----                                                        ----------
2003......................................................   $ 22,044
2004......................................................     22,789
2005......................................................     25,527
2006......................................................     25,961
2007......................................................     24,718
2008 and thereafter.......................................    261,255

---------
(a) Includes all minimum royalty obligations. Some of the Company's license agreements have no expiration date or extend beyond 20 years. The duration of these agreements for purposes of this item is assumed to be 20 years. Variable based minimum royalty obligations are based upon payments for the most recent fiscal year.

                              -------------------

    Although the specific terms of each of the Company's license agreements vary, generally such agreements provide for minimum royalty payments and/or royalty payments based upon a percentage of net sales. Such license agreements also generally grant the licensor the right to approve any designs marketed by the licensee.

    Certain of the Company's license agreements with third parties will expire by their terms over the next several years. There can be no assurance that the Company will be able to negotiate and conclude extensions of such agreements on similar economic terms.

EMPLOYMENT AGREEMENT

    On April 15, 2003, the Company announced that it had named Joseph R. Gromek as its President and Chief Executive Officer and that it had elected him to the Board of Directors, effective as of the date of such announcement. Mr. Gromek succeeded Mr. Alvarez who had served as the Company's President and Chief Executive Officer since November 16, 2001.

    In connection with Mr. Gromek's employment, the Company entered into an employment agreement, dated April 14, 2003 (the 'Gromek Agreement'), with Mr. Gromek. The Gromek Agreement has an initial two-year term which commenced on April 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek Agreement, Mr. Gromek will receive a base salary of $900 per year for the initial two-year term and employee benefits and perquisites consistent with those provided to other senior executives of the Company. In addition, Mr. Gromek's agreement provides for a target bonus opportunity equal to 100% of his base salary (prorated for partial years) and a guaranteed bonus for the 2003 fiscal year of no less than 50% of his base salary. Pursuant to the terms of the Gromek Agreement, the Company granted to Mr. Gromek 150,000 restricted shares of New Common Stock and a ten-year option to purchase 600,000 shares of New Common Stock, each award to be made under the Company's equity incentive plan and subject to the terms and conditions set forth in the agreements evidencing the

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

awards. Each of these equity awards will vest with respect to 25% of the shares on each September 12, provided Mr. Gromek is employed by the Company on each date, and will become fully vested if a Change in Control (as defined in the Gromek Agreement) occurs during the term of the Gromek Agreement. If Mr. Gromek's employment with the Company is terminated either by the Company without Cause (as defined in the Gromek Agreement) or by Mr. Gromek for Good Reason (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (1) salary continuation and participation in welfare benefit plans for 12 months, (2) a pro rata bonus for the fiscal year in which the termination occurs and (3) immediate vesting of 50% of the remaining unvested shares of the restricted stock award that are outstanding as of the date of such termination. If Mr. Gromek is terminated because the Company chooses not to renew a term, Mr. Gromek will be entitled to salary continuation and participation in welfare benefit plans for six months. If Mr. Gromek's employment with the Company is terminated by the Company without Cause or by Mr. Gromek for Good Reason within one year following a Change in Control, Mr. Gromek is entitled to (1) salary continuation and participation in welfare benefit plans for 18 months and (2) a pro rata bonus for the fiscal year in which such termination occurs. In order for Mr. Gromek to receive severance benefits, he will be required to execute a release of claims against the Company and its affiliates, and the Company will execute a release (with certain exceptions) of claims against Mr. Gromek. Under the terms of the Gromek Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant, a post-termination non-competition covenant and a post-termination non-solicitation covenant.

CONSULTING AGREEMENT

    During Fiscal 2001, the Predecessor entered into an employment agreement with its President and Chief Executive Officer, Mr. Antonio C. Alvarez II. The employment agreement, as amended, was replaced in conjunction with the consummation of the Plan by a consulting agreement with Alvarez & Marsal Inc. ('A&M'). On January 29, 2003, the Predecessor entered a consulting agreement with A&M (as supplemented by a March 18, 2003 letter agreement, the 'Consulting Agreement') pursuant to which Mr. Alvarez and Mr. James P. Fogarty will continue to serve the Company as Chief Executive Officer and Chief Financial Officer, respectively. Certain other A&M affiliated persons will continue serving the Company in a consulting capacity. The Consulting Agreement was effective on February 4, 2003 and may be terminated by either party, without cause, upon 30 days' written notice. Upon commencement of employment of a New Chief Executive Officer ('New CEO') or Chief Financial Officer ('New CFO'), Mr. Alvarez and Mr. Fogarty are obligated to provide transitional assistance to the New CEO and New CFO, respectively, as reasonably required by the Company. The Consulting Agreement provides that the Company will pay A&M on account of Mr. Alvarez's service as follows: (i) $125 per month for 15 days after the commencement of the employment of the New CEO; and (ii) after the period described above $0.750 per hour of transition services provided by Mr. Alvarez. The Consulting Agreement further provides that the Company will pay A&M on account of Mr. Fogarty's service at the rate of $0.475 per hour. Moreover, A&M is eligible to receive the following incentive compensation under terms of the Consulting Agreement: (i) additional payments upon the consummation of certain transactions and (ii) participation in the Company's incentive compensation program for the periods Mr. Alvarez and Mr. Fogarty serve as Chief Executive Officer and Chief Financial Officer, respectively. Incentive compensation payable to A&M upon the consummation of certain transactions is not currently determinable because it is contingent upon future events which may or may not occur. Mr. Fogarty and Mr. Alvarez are bound by certain confidentiality, indemnification and non-solicitation obligations under the terms of the Consulting Agreement.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

OPERATING LEASES

    The Company is a party to various lease agreements for equipment, real estate, furniture, fixtures and other assets, which expire at various dates through 2020. Under these agreements, the Company is required to pay various amounts including property taxes, insurance, maintenance fees and other costs. The following is a schedule of future minimum rental payments required under operating leases with terms in excess of one year, as of February 4, 2003:

                                                         RENTAL PAYMENTS
                                                     -----------------------
YEAR                                                 REAL ESTATE   EQUIPMENT
----                                                 -----------   ---------
2003...............................................    $17,883       $868
2004...............................................     14,735         55
2005...............................................      9,382         35
2006...............................................      6,361         25
2007...............................................      4,842         13
2008 and thereafter................................     35,401         --

    The Company leases certain real property from an entity controlled by an employee who is the former owner of A.B.S. by Allen Schwartz ("ABS"). The lease expires on May 31, 2005 and includes four five-year renewal options. Minimum rental obligations under this lease total approximately $500 per year through May 2005 and are included in the future minimum real estate rental payments above. All rights and obligations related to this lease will be transferred to the new owners of ABS in the first quarter of fiscal 2004 (See Note 16).

NOTE 14 -- FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

    Accounts Receivable: The carrying amount of the Company's accounts receivable approximates fair value.

    Marketable Securities: Marketable securities are stated at fair value based on quoted market prices.

    Exit Financing Facility: The carrying amounts under the Exit Financing Facility are recorded at the nominal amount which approximates its fair value because of the short-term nature of the obligation and variable interest rate.

    Second Lien Notes: The carrying amount of the Second Lien Notes approximates the fair value as the Second Lien Notes have traded in certain secondary trading markets at approximately par value following the Emergence Date.

    Other long-term debt: The carrying amount of the Company's other long-term debt (other than GECC debt) is recorded at the nominal amount which approximates its fair value because the interest rate on the outstanding debt is variable, there are no prepayment penalties. In the case of the GECC debt, the obligation is valued at the total of its cash flow obligations discounted at 8.0%.

    Letters of credit: Letters of credit collateralize the Company's obligations to third parties and have terms ranging from 30 days to one year. The fees payable related to such letters of credit are reasonable estimates of their fair value since the Company is not obligated to perform under the letters of credit unless the beneficiary performs under the terms of the letters of credit. At February 4, 2003, the Company had standby and outstanding letters of credit of $14,566 and $73,264, respectively. Fees related to the letters of credit are charged at 2.5% of the average balance of standby and outstanding letters of credit.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

    The carrying amounts and fair value of the Company's financial instruments as of February 4, 2003, are as follows:

                                                        FEBRUARY 4, 2003
                                                       -------------------
                                                       CARRYING     FAIR
                                                        AMOUNT     VALUE
                                                        ------     -----
Accounts receivable..................................  $213,048   $213,048
Exit Financing Facility..............................    39,200     39,200
Second Lien Notes....................................   200,942    200,942
Other long-term debt.................................     6,310      6,310
Fees on letters of credit............................        --      2,196

NOTE 15 -- LEGAL MATTERS

    Shareholder Class Actions: Between August 22, 2000 and October 26, 2000, seven putative class action complaints were filed in the U.S. District Court for the Southern District of New York (the 'District Court') against the Company and certain of its officers and directors (the 'Shareholder I Class Action'). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 17, 1997 and July 19, 2000 (the 'Class Period'), allege, inter alia, that the defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose certain information during the Class Period.

    On November 17, 2000, the District Court consolidated the complaints into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation, No. 00-Civ-6266 (LMM), and appointed a lead plaintiff and approved a lead counsel for the putative class. A second amended consolidated complaint was filed on May 31, 2001. On October 5, 2001, the defendants other than the Company filed a motion to dismiss based upon, among other things, the statute of limitations, failure to state a claim and failure to plead fraud with the requisite particularity. On April 25, 2002, the District Court granted the motion to dismiss this action based on the statute of limitations. On May 10, 2002, the plaintiffs filed a motion for reconsideration in the District Court. On May 24, 2002, the plaintiffs filed a notice of appeal with respect to such dismissal. On July 23, 2002, plaintiffs' motion for reconsideration was denied. On July 30, 2002, the plaintiffs voluntarily dismissed, without prejudice, their claims against the Company. On October 2, 2002, the plaintiffs filed a notice of appeal with respect to the District Court's entry of a final judgment in favor of the individual defendants.

    Between April 20, 2001 and May 31, 2001, five putative class action complaints against the Company and certain of its officers and directors were filed in the District Court (the 'Shareholder II Class Action'). The complaints, on behalf of a putative class of shareholders of the Company who purchased the Old Common Stock between September 29, 2000 and April 18, 2001 (the 'Second Class Period'), allege, inter alia, that defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose negative information during the Second Class Period.

    On August 3, 2001, the District Court consolidated the actions into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation (II), No. 01 CIV 3346 (MCG), and appointed a lead plaintiff and approved a lead counsel for the putative class. A consolidated amended complaint was filed against certain current and former officers and directors of the Company, which expanded the Second Class Period to encompass August 16, 2000 to June 8, 2001. The amended complaint also dropped the Company as a defendant, but added as defendants certain outside directors. On April 18, 2002, the District Court dismissed the amended complaint, but granted plaintiffs leave to replead. On June 7, 2002, the plaintiffs filed a second amended

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

complaint, which again expanded the Second Class Period to encompass August 15, 2000 to June 8, 2001. On June 24, 2002, the defendants filed motions to dismiss the second amended complaint. On August 21, 2002, the plaintiffs filed a third amended complaint adding the Company's current independent auditors as a defendant.

    Neither the Shareholder I Class Action nor Shareholder II Class Action has had, or will have, a material adverse effect on the Company's financial condition, results of operations or business.

    Speedo Litigation: On September 14, 2000, Speedo International, Ltd. filed a complaint in the U.S. District Court for the Southern District of New York, styled Speedo International Limited v. Authentic Fitness Corp., et. al., No. 00 Civ. 6931 (DAB) (the 'Speedo Litigation'), against The Warnaco Group, Inc. and various other Warnaco entities (the 'Warnaco Defendants') alleging claims, inter alia, for breach of contract and trademark violations (the 'Speedo Claims'). The complaint sought, inter alia, termination of certain licensing agreements, injunctive relief and damages.

    On November 8, 2000, the Warnaco Defendants filed an answer and counterclaims against Speedo International, Ltd. seeking, inter alia, a declaration that the Warnaco Defendants have not engaged in trademark violations and are not in breach of the licensing agreements, and that the licensing agreements in issue (the 'Speedo Licenses') may not be terminated.

    On or about October 30, 2001, Speedo International, Ltd. filed a motion in the Bankruptcy Court seeking relief from the automatic stay to pursue the Speedo Litigation in the District Court, and have its rights determined there through a jury trial (the 'Speedo Motion'). The Debtors opposed the Speedo Motion, and oral argument was held on February 21, 2002. On June 11, 2002, the Bankruptcy Court denied the Speedo Motion on the basis that inter alia, (i) the Speedo Motion was premature and (ii) the Bankruptcy Court has core jurisdiction over resolution of the Speedo Claims.

    On November 25, 2002, the Warnaco Defendants entered into a settlement agreement with Speedo International, Ltd. to resolve the Speedo Claims on a final basis (the 'Speedo Settlement Agreement'). On December 13, 2002, the Bankruptcy Court entered an order approving the Speedo Settlement Agreement and the Speedo Litigation was subsequently dismissed with prejudice.

    The Speedo Settlement Agreement provided for (a) a total payment by the Company to Speedo International, Ltd. in the amount of $2,558 in settlement of disputed claims; (b) the assignment by the Company to Speedo International, Ltd. of certain domain names; (c) an amendment to the Speedo Licenses and related agreements (which remain in full force and effect for a perpetual term) to clarify certain contractual provisions therein; (d) the execution of a separate Web Site Agreement to govern the use of the Speedo mark in connection with the web site operated by the Company; and (e) full mutual releases in favor of each of the parties. The settlement of the Speedo Litigation did not have a material adverse effect on the Company's financial condition, results of operations or business.

    Wachner Claim: On January 18, 2002, Mrs. Linda J. Wachner, former President and Chief Executive Officer of the Company, filed a proof of claim in the Chapter 11 Cases related to the post-petition termination of her employment with the Company asserting an administrative priority claim in excess of $25,000 (the 'Wachner Claim'). The Debt Coordinators for the Company's pre-petition lenders, the Official Committee of Unsecured Creditors and the Company objected to the Wachner Claim. On November 15, 2002, the parties entered into a settlement agreement (the 'Wachner Settlement'), pursuant to which Mrs. Wachner would receive, in full settlement of the Wachner Claim, the following: (a) an Allowed Unsecured Claim in connection with the termination of her employment agreement in the amount of $3,500 (which would be satisfied under the Plan by a distribution of its pro rata share of New Common Stock having a value of approximately

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

$250 at the time of distribution); and (b) an Allowed Administrative Claim of $200 (which was satisfied by a cash payment of such amount upon confirmation of the Plan). The Wachner Settlement Agreement was approved by the Bankruptcy Court on December 13, 2002.

    SEC Investigation: As previously disclosed, the staff of the Securities and Exchange Commission (the 'SEC') has been conducting an investigation to determine whether there have been any violations of the Exchange Act in connection with the preparation and publication by the Company of various financial statements and other public statements. On July 18, 2002, the SEC staff informed the Company that it intends to recommend that the SEC authorize an enforcement action against the Company and certain persons who have been employed by or affiliated with the Company since prior to the periods covered by the Company's previous restatements of its financial results alleging violations of the federal securities laws. The SEC staff invited the Company to make a Wells Submission describing the reasons why no such action should be brought. On September 3, 2002, the Company filed its Wells Submission and is continuing discussions with the SEC staff as to a settlement of this investigation. The Company does not expect the resolution of this matter as to the Company to have a material effect on the Company's financial condition, results of operation or business.

    Chapter 11 Cases: For a discussion of proceedings under Chapter 11 of the Bankruptcy Code, see Note 1.

    In addition to the above, from time to time, the Company is involved in arbitrations or legal proceedings that arise in the ordinary course of its business. The Company cannot predict the timing or outcome of these claims and proceedings. Currently, the Company is not involved in any arbitration and/or legal proceeding that it expects to have a material effect on its business, financial condition or results of operations.


NOTE 16 -- DISCONTINUED OPERATIONS



    As part of the Company's ongoing restructuring activities, in the third quarter of fiscal 2003, the Company committed to a plan to sell ABS. In November 2003, the Company entered into an agreement to sell ABS. The sale is expected to be finalized in the first quarter of fiscal 2004. The purchase price is $15,000 in cash plus the assumption of up to $2,000 in liabilities. In addition, during the third quarter of fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of fiscal 2004. ABS and the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals will be accounted for as discontinued operations in accordance with SFAS No. 144 in future financial statements of the Company.



    The summarized assets and liabilities of these entities at February 4, 2003 are presented below:



                                                                  FEBRUARY 4, 2003
                                                                  ----------------
Accounts receivable, net....................................           $ 3,691
Inventories, net............................................             3,238
Prepaid expenses and other current assets...................               510
Property, plant and equipment, net..........................             1,118
Intangible assets...........................................            14,000
                                                                       -------
Assets of discontinued operations...........................           $22,557
                                                                       -------
                                                                       -------
Accounts payable............................................           $ 1,864
Accrued liabilities.........................................             1,412
                                                                       -------
Liabilities of discontinued operations......................           $ 3,276
                                                                       -------
                                                                       -------

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


NOTE 17 -- SUBSEQUENT EVENTS (UNAUDITED)



    In December 2003, as part of the Company's ongoing strategy to source product from lower-cost third-party providers, the Company entered into a binding agreement to sell its intimate apparel production facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004.



    The summarized assets and liabilities of this entity at February 4, 2003 are presented below:



                                                                  FEBRUARY 4, 2003
                                                                  ----------------
Cash........................................................           $  142
Prepaid expenses and other current assets...................               15
Property, plant and equipment, net..........................            2,585
                                                                       ------
Total assets................................................           $2,742
                                                                       ------
                                                                       ------
Accounts payable............................................           $   36
Accrued liabilities.........................................              768
                                                                       ------
Total liabilities...........................................           $  804
                                                                       ------
                                                                       ------



    In addition, in December 2003, in order to better focus on the Company's core Speedo wholesale business, the Company decided to close its 39 Speedo Authentic Fitness retail stores in the United States, in addition to the five Speedo Authentic Fitness retail stores for which the Company determined in the third quarter of fiscal 2003 that it will not be seeking lease renewals. The Company will continue to operate its Speedo Authentic Fitness online store. The Company expects the closures to begin in January 2004 and be completed by April 2004.



    The summarized assets and liabilities of these 39 stores at February 4, 2003 are presented below:



                                                                  FEBRUARY 4, 2003
                                                                  ----------------
Cash........................................................           $  224
Accounts receivable, net....................................
Inventories, net............................................            3,237
Prepaid expenses and other current assets...................              355
Property, plant and equipment, net..........................            5,430
Intangible assets...........................................               --
                                                                       ------
Total assets................................................           $9,246
                                                                       ------
                                                                       ------
Accounts payable............................................           $1,359
Accrued liabilities.........................................              584
Long term liabilities.......................................               27
                                                                       ------
Total liabilities...........................................           $1,970
                                                                       ------
                                                                       ------



    In December 2003, the Company also announced that it has commenced a consultation process with employees associated with its Warner's brand in the United Kingdom and Europe to rationalize that organization. The process is expected to conclude by fiscal year-end and may result in significant job reductions.

                            THE WARNACO GROUP, INC.
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


    The summarized assets and liabilities of this entity are presented below:



                                                                  FEBRUARY 4, 2003
                                                                  ----------------
                                                              (IN THOUSANDS OF DOLLARS)
Cash........................................................           $ 1,304
Accounts receivable, net....................................             4,027
Inventories, net............................................             6,130
Prepaid expenses and other current assets...................               157
Property, plant and equipment, net..........................             1,718
Assets held for sale........................................             1,153
Other.......................................................                47
                                                                       -------
Total assets................................................           $14,536
                                                                       -------
                                                                       -------
Short term debt.............................................             1,031
Accounts payable............................................             4,646
Accrued liabilities.........................................               386
Income taxes payable........................................                --
Liabilities subject to compromise...........................
                                                                       -------
Total liabilities...........................................           $ 6,063
                                                                       -------
                                                                       -------



    The Company anticipates that the abovementioned restructuring initiatives will result in a total pre-tax restructuring charge of between $18 million and $26 million. The Company expects that approximately half of the total charges will be non-cash.



    On December 10, 2003, the Company entered into an agreement to sell its White Stag trademarks to Wal-Mart Stores, Inc. Under the terms of the sale agreement for the White Stag trademarks, Wal-Mart paid the Company $10 million in cash on December 10, 2003, and will pay the Company an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. The Company will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart. In addition, the Company will receive design incentive fees of no less than $3.6 million in the aggregate through 2006 the carrying value of the White Stag trademark was $32,000 at October 4, 2003.

                            THE WARNACO GROUP, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                  (UNAUDITED)



                                                                     SUCCESSOR           PREDECESSOR
                                                              ------------------------   -----------
                                                              OCTOBER 4,   FEBRUARY 4,   JANUARY 4,
                                                                 2003         2003          2003
                                                                 ----         ----          ----
                           ASSETS
Current assets:
   Cash.....................................................  $  43,855    $   20,706    $   114,025
   Restricted cash..........................................         --         6,200          6,100
   Accounts receivable, less reserves of $65,318 as of
    October 4, 2003, $ --
    as of February 4, 2003 and $87,512 as of January 4,
    2003....................................................    202,695       213,048        199,817
   Inventories, net.........................................    290,572       348,033        345,268
   Prepaid expenses and other current assets................     31,368        30,890         31,438
   Assets held for sale.....................................      1,777         1,485          1,458
   Assets of discontinued operations........................     22,269            --             --
   Deferred income taxes....................................      7,399         7,399          2,972
                                                              ----------   ----------    -----------
         Total current assets...............................    599,935       627,761        701,078
                                                              ----------   ----------    -----------
Property, plant and equipment, net..........................    105,269       129,357        156,712
Other assets:
   Licenses, trademarks and other intangible assets, at
    cost, less
    accumulated amortization of $13,480 as of October 4,
    2003, $0 as of
    February 4, 2003 and $19,069 as of January 4, 2003......    305,300       364,700         86,827
   Deferred financing costs.................................     12,416         5,286            463
   Other assets.............................................      4,687         2,703          2,800
   Goodwill.................................................     95,023        34,142             --
                                                              ----------   ----------    -----------
         Total other assets.................................    417,426       406,831         90,090
                                                              ----------   ----------    -----------
                                                              $1,122,630   $1,163,949    $   947,880
                                                              ----------   ----------    -----------
                                                              ----------   ----------    -----------
            LIABILITIES AND STOCKHOLDERS' EQUITY
                        (DEFICIENCY)
Liabilities not subject to compromise:
   Current liabilities:
      Current portion of long-term debt.....................  $      --    $    5,050    $     5,765
      Revolving credit facility.............................         --        39,200             --
      Accounts payable......................................     80,165       122,376        103,630
      Accrued liabilities...................................    119,869       105,302        102,026
      Liabilities of discontinued operations................      2,172            --             --
      Accrued income tax payable............................     23,886        28,140         28,420
                                                              ----------   ----------    -----------
         Total current liabilities..........................    226,092       300,068        239,841
                                                              ----------   ----------    -----------
   Long-term debt...........................................    211,178       202,202          1,252
   Deferred income taxes....................................    100,085        86,975          4,964
   Other long-term liabilities..............................     63,878        71,156         71,837
Liabilities subject to compromise...........................         --            --      2,486,082
Commitments and contingencies...............................         --            --             --
Stockholders' equity (deficiency):
   Successor preferred stock: $0.01 par value, 20,000,000
    shares authorized Series A preferred stock, $0.01 par
    value, 112,500 shares authorized as of October 4, 2003
    and February 4, 2003 none issued or outstanding.........         --            --             --
   Successor common stock: $0.01 par value, 112,500,000
    shares authorized, 45,188,183 and 44,999,973 issued and
    outstanding as of October 4, 2003 and February 4, 2003,
    respectively............................................        452           450             --
   Predecessor Class A common stock: $.01 par value,
    130,000,000 shares authorized, 65,232,594 issued and
    outstanding as of January 4, 2003.......................         --            --            654
   Additional paid-in capital...............................    507,739       503,098        908,939
   Accumulated other comprehensive income (loss)............      6,294            --        (93,223)
   Retained earnings (deficit)..............................      7,515            --     (2,358,537)
   Predecessor treasury stock, at cost, 12,242,629 shares as
    of January 4, 2003......................................         --            --       (313,889)
   Successor treasury stock, at cost, 35,569 shares as of
    October 4, 2003.........................................       (603)           --             --
   Unearned stock compensation..............................         --            --            (40)
                                                              ----------   ----------    -----------
         Total stockholders' equity (deficiency)............    521,397       503,548     (1,856,096)
                                                              ----------   ----------    -----------
                                                              $1,122,630   $1,163,949    $   947,880
                                                              ----------   ----------    -----------
                                                              ----------   ----------    -----------



           See Notes to Consolidated Condensed Financial Statements.

                            THE WARNACO GROUP, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                  (UNAUDITED)



                                                               SUCCESSOR     PREDECESSOR
                                                              ------------   ------------
                                                              THREE MONTHS   THREE MONTHS
                                                                 ENDED          ENDED
                                                               OCTOBER 4,     OCTOBER 5,
                                                                  2003           2002
                                                                  ----           ----
Net revenues................................................    $303,059       $331,463
Cost of goods sold..........................................     210,499        237,183
                                                                --------       --------
Gross profit................................................      92,560         94,280
Selling, general and administrative expenses................      88,146         84,576
Amortization of sales order backlog.........................       1,967             --
Restructuring items.........................................       5,242             --
Reorganization items........................................          --         21,122
                                                                --------       --------
Operating loss..............................................      (2,795)       (11,418)
Other (income) expense......................................        (904)            --
Interest expense............................................       5,988          4,283
                                                                --------       --------
Loss from continuing operations before provision (benefit)
  for income taxes..........................................      (7,879)       (15,701)
Provision (benefit) for income taxes........................      (1,336)         2,544
                                                                --------       --------
Loss from continuing operations.............................      (6,543)       (18,245)
Income (loss) from discontinued operations, net of income
  taxes.....................................................        (117)         2,614
                                                                --------       --------
Net loss....................................................    $ (6,660)      $(15,631)
                                                                --------       --------
                                                                --------       --------
Basic and diluted income (loss) per common share:
    Loss from continuing operations.........................    $  (0.15)      $  (0.34)
    Income (loss) from discontinued operations, net of
      income taxes..........................................          --           0.05
                                                                --------       --------
    Net loss................................................    $  (0.15)      $  (0.30)
                                                                --------       --------
                                                                --------       --------
Weighted average number of shares outstanding used in
  computing loss per common share:
    Basic and diluted.......................................      45,065         52,936
                                                                --------       --------
                                                                --------       --------



           See Notes to Consolidated Condensed Financial Statements.

                            THE WARNACO GROUP, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCLUDING PER SHARE DATA)
                                  (UNAUDITED)



                                                    SUCCESSOR                       PREDECESSOR
                                              ----------------------   -------------------------------------
                                                      PERIOD                 PERIOD            NINE MONTHS
                                                 FEBRUARY 5, 2003        JANUARY 5, 2003          ENDED
                                                  TO OCTOBER 4,          TO FEBRUARY 4,        OCTOBER 5,
                                                       2003                   2003                2002
                                                       ----                   ----                ----
Net revenues................................         $949,821              $   112,739         $1,104,744
Cost of goods sold..........................          644,574                   68,083            782,600
                                                     --------              -----------         ----------
Gross profit................................          305,247                   44,656            322,144
Selling, general and administrative
  expenses..................................          251,929                   34,322            282,367
Amortization of sales order backlog.........           11,800                       --                 --
Restructuring items.........................           11,382                       --                 --
Reorganization items........................               --                   29,922             79,207
                                                     --------              -----------         ----------
Operating income (loss).....................           30,136                  (19,588)           (39,430)
Gain on cancellation of pre-petition
  indebtedness..............................               --               (1,692,696)                --
Fresh start adjustments.....................               --                 (765,726)                --
Other (income) expense......................           (2,232)                     359                 --
Interest expense............................           15,838                    1,887             14,340
                                                     --------              -----------         ----------
Income (loss) from continuing operations
  before provision for income taxes.........           16,530                2,436,588            (53,770)
Provision for income taxes..................            8,456                   78,150             49,839
                                                     --------              -----------         ----------
Income (loss) from continuing operations
  before cumulative effect of change in
  accounting principle......................            8,074                2,358,438           (103,609)
Income (loss) from discontinued operations,
  net of income taxes.......................             (559)                      99               (141)
Cumulative effect of change in accounting
  principle (net of income tax benefit of
  $53,513)..................................               --                       --           (801,622)
                                                     --------              -----------         ----------
Net income (loss)...........................         $  7,515              $ 2,358,537         $ (905,372)
                                                     --------              -----------         ----------
                                                     --------              -----------         ----------
Basic income (loss) per common share:
    Income (loss) from continuing operations
      before accounting change..............         $   0.18              $     44.51         $    (1.96)
    Income (loss) from discontinued
      operations............................            (0.01)                      --                 --
    Cumulative effect of change in
      accounting principle..................               --                       --             (15.14)
                                                     --------              -----------         ----------
    Net income (loss).......................         $   0.17              $     44.51         $   (17.10)
                                                     --------              -----------         ----------
                                                     --------              -----------         ----------
Diluted income (loss) per common share:
    Income (loss) from continuing operations
      before accounting change..............         $   0.18              $     44.51         $    (1.96)
    Income (loss) from discontinued
      operations............................            (0.01)                      --                 --
    Cumulative effect of change in
      accounting principle..................               --                       --             (15.14)
                                                     --------              -----------         ----------
    Net income (loss).......................         $   0.17              $     44.51         $   (17.10)
                                                     --------              -----------         ----------
                                                     --------              -----------         ----------
Weighted average number of shares
  outstanding used in computing income
  (loss) per common share:
    Basic...................................           45,028                   52,990             52,936
                                                     --------              -----------         ----------
                                                     --------              -----------         ----------
    Diluted.................................           45,186                   52,990             52,936
                                                     --------              -----------         ----------
                                                     --------              -----------         ----------



           See Notes to Consolidated Condensed Financial Statements.

                            THE WARNACO GROUP, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                                   SUCCESSOR                     PREDECESSOR
                                                              -------------------   --------------------------------------
                                                                    PERIOD                 PERIOD            NINE MONTHS
                                                               FEBRUARY 5, 2003       JANUARY 5, 2003           ENDED
                                                                 TO OCTOBER 4,         TO FEBRUARY 4,        OCTOBER 5,
                                                                     2003                   2003                2002
                                                                     ----                   ----                ----
Net income (loss)...........................................       $  7,515             $ 2,358,537           $(905,372)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
    Gain on cancellation of pre-petition indebtedness.......             --              (1,692,696)                 --
    Fresh start adjustments.................................             --                (765,726)                 --
    Provision for receivable allowances.....................        105,095                  15,206             136,274
    Provision for inventory adjustments.....................         24,527                   3,484              50,346
    Net loss on sale of GJM, Penhaligon's and Ubertech......             --                      --               3,462
    Loss on sale of property, plant and equipment...........             --                      --                 407
    Cumulative effect of change in accounting principle, net
      of taxes..............................................             --                      --             801,622
    Provision for deferred income tax.......................             --                  77,584              47,904
    Depreciation and amortization...........................         22,661                   4,511              42,461
    Amortization of sales order backlog.....................         12,600                      --                  --
    Stock compensation......................................          4,455                       8                 270
    Amortization of deferred financing costs................          1,209                     463               6,888
    Non-cash restructuring items............................          2,414                      --                  --
    Non-cash reorganization items...........................             --                  15,561              39,555
Change in operating assets and liabilities:
    Accounts receivable.....................................        (98,415)                (28,437)            (64,332)
    Inventories.............................................         29,256                 (28,520)             (3,163)
    Prepaid expenses and other assets.......................          2,359                    (142)             11,376
    Accounts payable, accrued expenses and other
      liabilities...........................................        (34,211)                 14,948              30,706
    Accrued income taxes....................................         (4,006)                    293               4,821
                                                                   --------             -----------           ---------
Net cash provided by (used in) operating activities.........         75,459                 (24,926)            203,225
                                                                   --------             -----------           ---------
Cash flows from investing activities:
    Disposals of property, plant and equipment..............            109                      --               9,821
    Purchase of property, plant and equipment...............        (12,012)                   (745)             (8,101)
    Proceeds from sale of business units, net of cash
      balances..............................................             --                      --              20,609
                                                                   --------             -----------           ---------
Net cash provided by (used in) investing activities.........        (11,903)                   (745)             22,329
                                                                   --------             -----------           ---------
Cash flows from financing activities:
    Repayments of GECC debt.................................         (4,890)                   (715)             (1,939)
    Repayments of capital lease obligations.................           (242)                     --                  --
    Repayments of pre-petition debt.........................             --                (106,112)            (11,071)
    Repayments under Amended DIP............................             --                      --            (155,915)
    Repayments of Second Lien Notes.........................       (200,942)                     --                  --
    Payment of deferred financing costs.....................         (8,339)                     --                  --
    Proceeds from the issuance of Senior Notes due 2013.....        210,000                      --                  --
    Borrowings (repayments) under revolving credit
      facility..............................................        (39,200)                 39,200                  --
    Stock issuance costs....................................            (55)                     --                  --
    Purchase of treasury stock..............................           (603)                     --                  --
                                                                   --------             -----------           ---------
Net cash used in financing activities.......................        (44,271)                (67,627)           (168,925)
                                                                   --------             -----------           ---------
Translation adjustments.....................................          3,864                     (21)               (329)
                                                                   --------             -----------           ---------
Increase (decrease) in cash.................................         23,149                 (93,319)             56,300
Cash at beginning of period.................................         20,706                 114,025              39,558
                                                                   --------             -----------           ---------
Cash at end of period.......................................       $ 43,855             $    20,706           $  95,858
                                                                   --------             -----------           ---------
                                                                   --------             -----------           ---------



           See Notes to Consolidated Condensed Financial Statements.

                            THE WARNACO GROUP, INC.
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



NOTE 1 -- NATURE OF OPERATIONS AND BASIS OF PRESENTATION



    Organization: The Warnaco Group, Inc. ('Warnaco Group') was incorporated in Delaware on March 14, 1986 and on May 10, 1986, acquired substantially all of the outstanding shares of Warnaco Inc. ('Warnaco'). Warnaco is the principal operating subsidiary of Warnaco Group. Warnaco Group, Warnaco and certain of Warnaco's subsidiaries were reorganized under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. 'SS'SS'101-1330, as amended (the 'Bankruptcy Code') effective February 4, 2003 (the 'Effective Date').



    Nature of Operations: Warnaco Group and its subsidiaries (collectively, the 'Company') design, manufacture, source and market a broad line of (i) intimate apparel (including bras, panties, sleepwear, loungewear, shapewear and daywear for women and underwear and sleepwear for men); (ii) sportswear for men, women and juniors (including jeanswear, knit and woven shirts, tops and outerwear); and (iii) swimwear for men, women, juniors and children (including swim accessories and fitness and active apparel). The Company's products are sold under a number of internationally known owned and licensed brand names. The Company offers a diversified portfolio of brands across multiple distribution channels to a wide range of customers. The Company distributes its products to customers, both domestically and internationally, through a variety of channels, including department and specialty stores, independent retailers, chain stores, membership clubs, mass merchandisers and Company-owned retail stores.



    Chapter 11 Cases: On June 11, 2001 (the 'Petition Date'), Warnaco Group, 36 of its 37 U.S. subsidiaries and one of its Canadian subsidiaries, Warnaco of Canada Company (each a 'Debtor' and, collectively, the 'Debtors'), each filed a voluntary petition for relief under the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the 'Bankruptcy Court') (collectively, the 'Chapter 11 Cases'). The remainder of Warnaco Group's foreign subsidiaries were not debtors in the Chapter 11 Cases, nor were they subject to foreign bankruptcy or insolvency proceedings.



    On November 9, 2002, the Debtors filed the First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of the Bankruptcy Code (the 'Plan'). On January 16, 2003, the Bankruptcy Court entered (i) its Findings of Fact to and Conclusions of Law Re: Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and (ii) an Order and Judgment Confirming The First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession Under Chapter 11 of Title 11 of the United States Code, dated November 8, 2002, and Granting Related Relief (the 'Confirmation Order').



    In accordance with the provisions of the Plan and the Confirmation Order, the Plan became effective on the Effective Date and the Company entered into the $275,000 Senior Secured Revolving Credit Facility (the 'Exit Financing Facility'). The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. See Note 16. In accordance with the Plan, on the Effective Date, the Company issued $200,942 of New Warnaco Second Lien Notes due 2008 (the 'Second Lien Notes') to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to Section 1145(a) of the Bankruptcy Code. The Second Lien Notes were secured by a second priority security interest in substantially all of the Debtors' domestic assets and guaranteed by Warnaco Group and Warnaco's domestic subsidiaries. On June 12, 2003, the Company repaid the Second Lien Notes and the accrued interest thereon, in full, with the proceeds of the offering of the 8 7/8% Senior Notes due 2013 (the 'Senior Notes'). See Note 16.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


    Set forth below is a summary of certain material provisions of the Plan. Among other things, as described below, the Plan resulted in the cancellation of Warnaco Group's Class A Common Stock, par value $0.01 per share (the 'Old Common Stock'), issued prior to the Petition Date. The holders of Old Common Stock did not receive any distribution on account of the Old Common Stock under the Plan. The Company, as reorganized under the Plan, issued 44,999,973 shares of common stock, par value $0.01 per share (the 'New Common Stock'), in reliance on the exemption from registration afforded by Section 1145 of the Bankruptcy Code, which were distributed to pre-petition creditors as described below. In addition, 5,000,000 shares of New Common Stock were reserved for issuance pursuant to management incentive stock grants. On March 12, 2003, subject to approval by the stockholders of the Company's proposed 2003 Stock Incentive Plan (the 'Stock Incentive Plan'), the Company authorized the grant of 750,000 shares of restricted stock and options to purchase 3,000,000 shares of New Common Stock at the fair market value of the New Common Stock on the date of grant. On May 28, 2003, the stockholders of the Company approved the Stock Incentive Plan. The Company received no proceeds from the issuance of the New Common Stock and the Second Lien Notes; however, approximately $2,499,385 of indebtedness was extinguished in connection with such issuances.



    The following is a summary of distributions made pursuant to the Plan:



    (a) the Old Common Stock, including all stock options and restricted shares, was extinguished and holders of the Old Common Stock received no distribution on account of the Old Common Stock;



    (b) general unsecured claimants received 2.55% (1,147,023 shares) of the New Common Stock;



    (c) the Company's pre-petition secured lenders received their pro-rata share of $106,112 in cash, Second Lien Notes in the principal amount of $200,000 and 96.26% of the New Common Stock (43,318,350 shares);



    (d) holders of claims arising from or related to certain preferred securities received 0.60% of the New Common Stock (268,200 shares);



    (e) pursuant to the terms of his employment agreement, as modified by the Plan, Antonio C. Alvarez II, the former President and Chief Executive Officer of the Company, received an incentive bonus in an aggregate amount of $5,873, consisting of $1,950 in cash, Second Lien Notes in the principal amount of $942 and 0.59% of the New Common Stock (266,400 shares valued at $11.19 per share); and



    (f) in addition to the foregoing, allowed administrative and certain priority claims were paid in full in cash.



    Basis of Consolidation and Presentation: References in these consolidated condensed financial statements to the 'Predecessor' refer to the Company prior to February 4, 2003. References to the 'Successor' refer to the Company on and after February 4, 2003 after giving effect to the implementation of fresh start reporting.



    All inter-company accounts have been eliminated in consolidation.



    The accompanying consolidated condensed financial statements of the Predecessor for the periods July 7, 2002 to October 5, 2002 (the 'Third Quarter of Fiscal 2002'), January 6, 2002 to October 5, 2002 (the 'Nine Months Ended October 5, 2002') and January 5, 2003 to February 4, 2003 have been presented in accordance with American Institute of Certified Public Accountants Statement of Position ('SOP') 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code ('SOP 90-7'). In the Chapter 11 Cases, substantially all unsecured liabilities and under-secured liabilities as of the Petition Date were subject to compromise or other treatment under the Plan. For financial reporting purposes, those liabilities and obligations whose treatment

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


and satisfaction were dependent on the outcome of the Chapter 11 Cases have been segregated and classified as liabilities subject to compromise in the accompanying consolidated condensed balance sheet as of January 4, 2003.



    Pursuant to SOP 90-7, professional fees and other costs associated with the Chapter 11 Cases were being expensed as incurred and reported as reorganization items. Interest expense was reported only to the extent that it was to be paid during the Chapter 11 Cases.



    Upon its emergence from bankruptcy on February 4, 2003, the Company implemented fresh start reporting under the provisions of SOP 90-7. Pursuant to the provisions of SOP 90-7, (i) the Company's reorganization value of $750,000 was allocated to the fair value of the Company's assets; (ii) the Company's accumulated deficit was eliminated; and (iii) the Old Common Stock was cancelled. In addition, approximately $2,499,385 of the Company's outstanding pre-petition debt and liabilities were discharged.



    The accompanying unaudited consolidated condensed financial statements include all adjustments (all of which were of a normal, recurring nature except for (i) the adoption of Statement of Financial Accounting Standards ('SFAS')
No. 142, Goodwill and Other Intangible Assets ('SFAS 142'); (ii) adjustments related to the Chapter 11 Cases; and (iii) adjustments related to the forgiveness of indebtedness and adoption of fresh start reporting pursuant to the provisions of SOP 90-7) which are, in the opinion of management, necessary for fair presentation of the results of operations and financial position of the Company.



    Periods Covered: The period July 6, 2002 to October 5, 2002 (the 'Third Quarter of Fiscal 2002') contained 13 weeks of operations of the Predecessor and the Nine Months Ended October 5, 2002 contained 39 weeks of operations of the Predecessor. The period January 5, 2003 to February 4, 2003 contained four weeks of operations of the Predecessor. The period July 6, 2003 to October 4, 2003 (the 'Third Quarter of Fiscal 2003') contained 13 weeks of operations of the Successor and the period February 5, 2003 to October 4, 2003 contained 35 weeks of operations of the Successor.



    Statement of Cash Flows: The statement of cash flows includes the cash flows from discontinued operations as the Company determined that these cash flows were not significant and therefore did not require separate indentification.



NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES



    Use of Estimates: The Company uses estimates and assumptions in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses. Actual results could materially differ from these estimates. The estimates the Company makes are based upon historical factors, current circumstances and the experience and judgment of the Company's management. The Company evaluates its assumptions and estimates on an ongoing basis and may employ outside experts to assist in the Company's evaluations. The Company believes that the use of estimates affects the application of all of the Company's accounting policies and procedures.



    Revenue Recognition: The Company recognizes revenue when goods are shipped to customers and title and risk of loss has passed, net of estimated customer returns, allowances and other discounts. The Company recognizes revenue from its consignment accounts and retail stores when goods are sold to consumers, net of allowances for future returns. The determination of allowances and returns involves the use of significant judgment and estimates by the Company. The Company bases its estimates of allowance rates on past experience by product line and account, the financial

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


stability of its customers, the expected rate of retail sales growth and general economic and retail forecasts. The Company reviews and adjusts its accrual rates each month based on its current experience. During the Company's monthly review, the Company also considers its accounts receivable collection rate and the nature and amount of customer deductions and requests for promotion assistance. The Company believes it is likely that its accrual rates will vary over time and could change materially if the Company's mix of customers, channels of distribution or product mix changes. The Company's current rates of accrual for sales allowances, returns and discounts vary by business unit and channel of distribution and range from 5.0% to 20.0%.



    Cost of Goods Sold: Cost of goods sold for the Successor consists of the cost of products produced or purchased and certain period costs related to the production and manufacturing process. Product costs include (i) material, direct labor and overhead (including the costs incurred by external contractors),
(ii) duty, quota and related tariffs, (iii) in-bound freight and traffic costs, including inter-plant freight, (iv) procurement and material handling costs,
(v) indirect production overhead including inspection, quality control, sample making/room, production control and planning, cost accounting, and engineering, and (vi) in-stocking costs in the Company's warehouse (cost to receive, unpack and stock product available for sale in the Company's distribution center). Period costs included in costs of goods sold include (a) royalty, (b) design and merchandising, (c) samples, (d) manufacturing variances (net of amounts capitalized), (e) loss on seconds and (f) provisions for inventory losses (including provisions for shrinkage and losses on the disposition of excess and obsolete inventory). Costs incurred to store, pick, pack and ship inventory to customers are included in shipping and handling costs and are classified in selling, general and administrative expenses. The Company's gross profit and gross margin may not be comparable to those of other companies as some companies include shipping and handling costs in cost of goods sold. The Predecessor included design, merchandising, and other product related costs in its determination of inventory value. Beginning on February 4, 2003 the Company expenses such costs as incurred. Total capitalized costs amounted to $44.7 million and $30.2 million at October 5, 2002 and January 4, 2003, respectively.



    Accounts Receivable: The Company maintains reserves for estimated amounts that the Company does not expect to collect from its trade customers. Accounts receivable reserves include amounts the Company expects its customers to deduct for trade discounts, amounts for accounts that go out of business or seek the protection of the Bankruptcy Code and amounts related to charges in dispute with customers. The Company's estimate of the allowance amounts that are necessary includes amounts for specific deductions the Company has authorized and an amount for other estimated losses. Adjustments for specific account allowances and negotiated settlements of customer deductions are recorded as deductions to revenue in the period the specific adjustment is identified. The provision for accounts receivable allowances is affected by general economic conditions, the financial condition of the Company's customers, the inventory position of the Company's customers and many other factors. As of October 4, 2003 the Company had approximately $257,044 of open trade invoices and other receivables and $10,969 of open debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company had $65,318 of accounts receivable reserves at October 4, 2003. As of February 4, 2003, the Company had approximately $281,917 of open trade invoices and other receivables and $10,836 of open debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company reduced its accounts receivable balance by $79,705 to reflect its accounts receivable at fair value. As of January 4, 2003, the Company had approximately $276,889 of open trade invoices and other receivables and $10,440 of open debit memos. Based upon the Company's analysis of estimated recoveries and collections associated with the related invoices and debit memos, the Company had $87,512 of accounts receivable reserves at January 4, 2003. The net accounts receivable balance of $213,048 at February 4, 2003 was estimated to be the fair value of

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


the Company's accounts receivable at February 4, 2003. The determination of accounts receivable reserves is subject to significant levels of judgment and estimation by the Company's management. If circumstances change or economic conditions deteriorate, the Company may need to increase the reserves significantly. The Company has purchased credit insurance to help mitigate the potential losses it may incur from the bankruptcy, reorganization or liquidation of some of its customers.



    Inventories: The Company values its inventories at the lower of cost, determined on a first-in, first-out basis, or market. The Company evaluates its inventories to determine excess units or slow-moving styles based upon quantities on hand, orders in house and expected future orders. For those items for which the Company believes it has an excess supply or for styles or colors that are obsolete, the Company estimates the net amount that the Company expects to realize from the sale of such items. The Company's objective is to recognize projected inventory losses at the time the loss is evident rather than when the goods are ultimately sold. The Company's calculation of the reduction in carrying value necessary for the disposition of excess inventory is highly dependent on its projections of future sales of those products and the prices it is able to obtain for such products. The Company reviews its inventory position monthly and adjusts its reserves for excess or obsolete goods based on revised projections and current market conditions for the disposition of excess and obsolete inventory. If economic conditions worsen the Company may have to increase its reserve estimates substantially. At October 4, 2003, the Company had identified inventory with a carrying value of approximately $51,000 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of October 4, 2003, the Company had approximately $25,747 of inventory reserves for excess, obsolete and other inventory adjustments. At February 4, 2003, the Company had identified inventory with a carrying value of approximately $57,200 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of February 4, 2003, the Company reduced its inventory by $32,785 to reflect such inventory at fair value. At January 4, 2003, the Company had identified inventory with a carrying value of approximately $61,500 as potentially excess and/or obsolete. Based upon the estimated recoveries related to such inventory, as of January 4, 2003, the Company had approximately $33,816 of inventory reserves for excess, obsolete and other inventory adjustments. The Company believes that the carrying value of its inventory, net of the adjustments noted, was equal to its fair value at February 4, 2003.



    Long-lived Assets: As of February 4, 2003, the Company adopted fresh start accounting and its long-lived assets, including property, plant and equipment were recorded at their fair values based upon the preliminary appraised values of such assets. The Company used the work of an independent third party appraisal firm to assist it in determining the fair value of its property, plant and equipment. The Company and the independent third party appraiser determined the fair value of the Company's property, plant and equipment using the planned future use of each asset or group of assets, quoted market prices for assets where a market exists for such assets, the expected future revenue and profitability of the business unit utilizing such assets and the expected future life of such assets. In its determination of fair value, the Company also considered whether an asset would be sold either individually or with other assets and the proceeds the Company expects to receive from such a sale. Assumptions relating to the expected future use of individual assets could affect the fair value of such assets and the depreciation expense recorded related to such assets in the future.



    Intangible assets consist primarily of licenses and trademarks. The Company used the work of an independent third party appraisal firm to assist it in determining the value of its trademarks, licenses and other intangible assets. The fair values were calculated using the discounted estimated future cash flow to be generated from the sales of products utilizing such trademarks and/or

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


licenses. The determination of fair value considered the royalty rates attributable to products of similar types, recent sales or licensing agreements entered into by companies selling similar products and the expected term during which the Company expects to earn cash flows from each license or trademark. The majority of the Company's license and trademark agreements cover periods of time in excess of forty years. The estimates and assumptions used in the determination of the value of these intangible assets will not have any effect on the Company's future earnings unless a future evaluation of trademark or license value indicates that such asset is impaired. Identifiable intangible assets with finite useful lives are amortized on a straight-line basis over the estimated useful lives of the assets. Pursuant to the provisions of SFAS 142 the Company does not amortize assets with indefinite lives.



    The Company reviews its long-lived assets for possible impairment when events or circumstances indicate that the carrying value of the assets may not be recoverable. Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. In addition, depreciation and amortization expense is affected by the Company's determination of the estimated useful lives of the related assets. The estimated remaining useful lives of the Company's fixed assets and finite lived intangible assets for periods at February 4, 2003 are based upon the remaining useful lives as determined by independent third party appraisers and the Company. The estimated useful lives of fixed assets and finite lived intangible assets acquired after February 5, 2003 are based on their classification and expected usage, as determined by the Company.



    Income Taxes: Deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is established to reduce the amount of deferred tax assets to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The only objectively verifiable evidence the Company used in determining the need for a valuation allowance were the future reversals of existing temporary differences. The future recognition of deferred tax assets, through a reduction in valuation allowances that existed at February 4, 2003, will first reduce goodwill. Should the recognition of deferred tax assets result in the elimination of goodwill, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.



    Pension Plan: The Company has a defined benefit pension plan (the 'Pension Plan') covering certain full-time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement. The Pension Plan's third party actuary has determined the total liability attributable to benefits owed to participants covered by the Pension Plan using assumptions provided by the Company. The assumptions used can have a significant effect on the amount of pension expense and pension liability recorded by the Company. The Pension Plan actuary also determines the annual cash contribution to the Pension Plan using the assumptions set forth by the Pension Benefit Guaranty Corporation. The Pension Plan was under-funded as of January 4, 2003,
February 4, 2003 and October 4, 2003. The Pension Plan and the Company's plan of reorganization contemplate that the Company will continue to fund its minimum required contributions and any other premiums due under the Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the United States Internal Revenue Code of 1986, as amended (the 'Code'). Effective January 1, 2003, the Pension Plan was amended and, as a result, no future benefits will accrue to participants in the Pension Plan. As a result of the amendment, the Company will not record any pension expense for current service costs after January 1, 2003. As of February 4, 2003 and October 4, 2003, the Company had recorded a Pension Plan liability

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


equal to the amount that the present value of accumulated benefit obligations (discounted using an interest rate of approximately 5.3%) exceeded the fair value of Pension Plan assets as determined by the Pension Plan trustee. The Company's cash contributions to the Pension Plan for fiscal 2003 will be approximately $9,380 and will be approximately $46,293 in the aggregate from fiscal 2004 through fiscal 2008. The amount of estimated cash contributions that the Company will be required to make to the Pension Plan could increase or decrease depending on the actual return earned by the assets of the Pension Plan compared to the estimated rate of return on Pension Plan assets. The accrued long-term Pension Plan liability and accruals for other post retirement benefits are classified as other long-term liabilities in the consolidated condensed balance sheet at October 4, 2003. Cash contributions to the Pension Plan were $7,720 for the period February 5, 2003 to October 4, 2003. The remaining contributions to the Pension Plan to be paid in fiscal 2003 of $1,660 are classified with accrued liabilities at October 4, 2003.



    Stock-Based Compensation: Effective February 5, 2003, the Successor adopted the fair value method of accounting for stock options for all options granted by the Successor after February 4, 2003 pursuant to the prospective method provisions of SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure ('SFAS 148'). The Company uses the Black-Scholes model to calculate the fair value of stock option awards. The Black-Scholes model requires the Company to make significant judgments regarding the assumptions used within the Black-Scholes model, the most significant of which are the stock price volatility assumption, the expected life of the option award and the risk-free rate of return. The Company emerged from bankruptcy on February 4, 2003, and as a result, the Company does not have sufficient stock price history upon which to base its volatility assumption. In determining the volatility used in its model, the Company considered the volatility of the stock prices of selected companies in the apparel industry, the nature of those companies, the Company's emergence from bankruptcy and other factors in determining its stock price volatility assumption of 35%. The Company based its estimate of the average life of a stock option of five years upon the vesting period of 42 months and the option term of ten years. The Company's risk-free rate of return assumption of 2.55% for options granted in fiscal 2003 is equal to the quoted yield for five-year U.S. treasury bonds as of March 12, 2003.



    Prior to February 5, 2003, the Company followed the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ('SFAS 123'). SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock option compensation. The Company accounted for stock-based compensation for employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ('APB 25'), and related interpretations. Under APB 25, no compensation expense was recognized for employee share option grants because the exercise price of the options granted equaled the market price of the underlying shares on the date of grant (the 'intrinsic value method'). Compensation expense related to restricted stock grants is recognized over the vesting period of the grants.



    The following table illustrates the effect that stock-based compensation would have had on net income (loss) and net income (loss) per share of the Predecessor if such compensation had been included in its net income (loss) and net income (loss) per share for the period January 5, 2003 to February 4, 2003, the Third Quarter of Fiscal 2002 and the Nine Months Ended October 5, 2002, respectively:

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                       PREDECESSOR
                                                       --------------------------------------------
                                                           PERIOD        THREE MONTHS   NINE MONTHS
                                                       JANUARY 5, 2003      ENDED          ENDED
                                                       TO FEBRUARY 4,     OCTOBER 5,    OCTOBER 5,
                                                            2003             2002          2002
                                                            ----             ----          ----
Net income (loss) as reported:.......................    $2,358,537        $(15,631)     $(905,372)
Add: Stock-based employee compensation cost included
  in reported net income, net of related income tax
  effects............................................             8              53            270
Less: Stock-based employee compensation cost, net of
  income tax effects, that would have been included
  in the determination of net income (loss) if the
  fair value method had been applied to all awards...          (252)         (1,802)        (5,517)
                                                         ----------        --------      ---------
Net income (loss) -- pro forma.......................    $2,358,293        $(17,380)     $(910,619)
                                                         ----------        --------      ---------
                                                         ----------        --------      ---------
Income (loss) per share:
    Basic & diluted -- as reported...................    $    44.51        $  (0.30)     $  (17.10)
                                                         ----------        --------      ---------
                                                         ----------        --------      ---------
    Basic & diluted -- pro forma.....................    $    44.50        $  (0.33)     $  (17.20)
                                                         ----------        --------      ---------
                                                         ----------        --------      ---------
Weighted average number of shares outstanding used in
  computing income (loss) per common share:
    Basic & diluted..................................        52,990          52,936         52,936



    Total stock-based compensation expense before income taxes was $4,455 for the period February 5, 2003 to October 4, 2003. Stock-based compensation expense included in the consolidated condensed statement of operations for the Third Quarter of Fiscal 2003 was $712 (net of income tax benefit of $475) related to stock options and $506 (net of income tax benefit of $338) related to restricted stock grants. For the period February 5, 2003 to October 4, 2003, stock-based compensation expense related to stock options was $1,556 (net of income tax benefit of $1,037) and $1,087 (net of income tax benefit of $725) related to restricted stock grants. Included in stock-based compensation expense for the period February 5, 2003 to October 4, 2003 is $50 related to the issuance of shares of common stock to the directors as partial compensation for serving as members on the Board of Directors of the Company. The Company expects that total stock-based compensation expense for fiscal 2003 will be approximately $3,460 (net of income tax benefit of $2,307). See Note 19.



    The fair value of the stock options was determined at the date of grant using a Black-Scholes option pricing model with the following assumptions:



                                                                     SUCCESSOR
                                                        -----------------------------------
                                                             THREE             PERIOD
                                                         MONTHS ENDED     FEBRUARY 5, 2003
                                                        OCTOBER 4, 2003  TO OCTOBER 4, 2003
                                                        ---------------  ------------------
Risk free rate of return..............................       2.55%             2.55%
Dividend yield (a)....................................        --                 --
Expected volatility of the market price of the
  Company's common stock..............................       35.0%             35.0%
Expected option life..................................      5 years           5 years



---------



(a) The Company is restricted from paying dividends under the terms of the Exit Financing Facility and the terms of the indenture governing the Senior Notes.



    The Predecessor did not grant any stock-based compensation or stock options during the Nine Months Ended October 5, 2002 or the period January 5, 2003 to February 4, 2003.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


    Advertising Costs: Advertising costs are included in selling, general and administrative expenses and are expensed when the advertising or promotion is published or presented to consumers. Cooperative advertising allowances provided to customers are charged to operations as incurred and are included in selling, general and administrative expenses. The amounts charged to operations for advertising expense (including cooperative advertising, marketing and promotion expenses) for the Nine Months Ended October 5, 2002, the period January 5, 2003 to February 4, 2003 and the period February 5, 2003 to October 4, 2003 were $82,541, $7,550 and $51,827, respectively. Cooperative advertising expense for the Nine Months Ended October 5, 2002, the period January 5, 2003 to
February 4, 2003 and the period February 5, 2003 to October 4, 2003 was $25,155, $1,398 and $15,474, respectively.



    Shipping and Handling Costs: Costs to store, pick, pack and ship merchandise to customers are expensed as incurred and are classified in selling, general and administrative expenses. The amounts charged to shipping and handling costs were $11,061, $31,477, $3,721, $14,071 and $44,390 for the Third Quarter of Fiscal
2003, the period February 5, 2003 to October 4, 2003, the period January 5, 2003 to February 4, 2003, the Third Quarter of Fiscal 2002 and the Nine Months Ended October 5, 2002, respectively.



    Marketable Securities: Marketable securities are stated at fair value based on quoted market prices. Marketable securities are classified as available-for-sale.



    Assets Held for Sale: The Company classifies assets to be sold as assets held for sale. Assets held for sale are reported at the estimated fair value less selling costs. Assets held for sale include certain property and equipment of closed facilities which the Company has identified for disposition.



    Property, Plant and Equipment: Property, plant and equipment as of October 4, 2003 is stated at estimated fair value, net of accumulated depreciation, for the assets in existence at February 4, 2003 and at historical costs, net of accumulated depreciation, for additions during the period February 5, 2003 to October 4, 2003. As of January 4, 2003, property, plant and equipment is stated at historical costs net of accumulated depreciation. The estimated useful lives of such assets are summarized below:



Buildings..............................................    20 - 40 years
Building improvements..................................     2 - 20 years
Machinery and equipment................................     3 - 10 years
Furniture and fixtures.................................     7 - 10 years
Computer hardware......................................      3 - 5 years
Computer software......................................      3 - 7 years



    Computer Software Costs: Internal and external costs incurred in developing or obtaining computer software for internal use are capitalized in property, plant and equipment in accordance with SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and related guidance and are amortized on a straight-line basis over the estimated useful life of the software (three to seven years). General and administrative costs related to developing or obtaining such software are expensed as incurred.



    Intangible Assets: Intangible assets primarily consist of licenses and trademarks. The fair value of such licenses and trademarks owned by the Company at February 4, 2003 was based upon the preliminary appraised values of such assets as determined by the Company and an independent third party appraiser. Adjustments to the preliminary appraised amounts were recorded as adjustments to goodwill. Identifiable intangible assets with finite lives are amortized on a straight-line basis over the estimated useful lives of the assets. Pursuant to the provisions of SFAS 142 intangible assets with indefinite lives are not amortized. See Note 13.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


    Goodwill: Goodwill represents the amount by which the Company's reorganization value exceeded the fair value of its tangible assets and identified intangible assets minus its liabilities allocated in accordance with the provisions of SFAS 141, Business Combinations, as of February 4, 2003. Pursuant to the provisions of SFAS 142, goodwill is not amortized and is subject to an annual impairment test which the Company will perform in the fourth quarter of each fiscal year.



    Deferred Financing Costs: Deferred financing costs represent legal, other professional and bank underwriting fees incurred in connection with the Company's Exit Financing Facility and the issuance of the Senior Notes. Such fees are amortized over the life of the related debt using the interest method. Amortization of deferred financing costs is included in interest expense.



    Other Assets: Other assets include certain barter credits and long-term rent receivable related to certain subleases. Barter assets, amounting to $683 at each of October 4, 2003 and February 4, 2003, are charged to operations when utilized and deferred rent charges are recognized over the life of the related lease.



    Financial Instruments: The Company does not use derivative financial instruments for speculation or for trading purposes and has not done so since the Petition Date. A number of major international financial institutions are counterparties to the Company's outstanding letters of credit. The Company monitors its positions with, and the credit quality of, these counterparty financial institutions and does not anticipate nonperformance of these counterparties. Management believes that the Company would not suffer a material loss in the event of nonperformance by these counterparties. The Company utilizes interest rate swaps to hedge certain exposures related to its long-term debt.



    Start-Up Costs: Pre-operating costs relating to the start-up of new manufacturing facilities, product lines and businesses are expensed as incurred.



    Other Liabilities: Other long-term liabilities consist primarily of long-term accrued pension and post retirement benefit obligations.



    Comprehensive Income (Loss): Comprehensive income (loss) consists of net income (loss), unrealized gain/(loss) on marketable securities (net of tax), unfunded pension liability (net of tax) and cumulative translation adjustments. Because such cumulative translation adjustments are considered a component of permanently invested earnings of foreign subsidiaries, no income taxes are provided on such amounts.



    Translation of Foreign Currencies: Cumulative translation adjustments arise primarily from consolidating the net assets and liabilities of the Company's foreign operations at current rates of exchange. Assets and liabilities of the Company's foreign operations are recorded at current rates of exchange at the balance sheet date and translation adjustments are applied directly to stockholders' equity (deficiency) and are included as part of other comprehensive income (loss). Gains and losses related to the translation of current amounts due from foreign subsidiaries are included in other income and expense in the period incurred. Translation gains and losses related to long-term and permanently invested inter-company balances are recorded in cumulative translation adjustments. The consolidated condensed balance sheet at February 4, 2003 represents the fair value of the Company's assets at that date and, as a result, there is no cumulative translation adjustment on that date. Income and expense items for the Company's foreign operations are translated using monthly average exchange rates.



    Reclassifications: Certain items have been reclassified to conform to the current period presentation.



    Recent Accounting Pronouncements: In November 2002, the Financial Accounting Standards Board (the 'FASB') issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ('FIN 45'). This interpretation requires certain disclosures to be made by a guarantor in its interim and annual

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for interim and annual periods beginning after December 15, 2002. The initial recognition and initial measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have an effect on the Company's consolidated financial statements.



    In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ('SFAS 149'). FASB Statements
No. 133, Accounting for Derivative Instruments and Hedging Activities ('SFAS 133') and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, establish accounting and reporting standards for derivative instruments including derivatives embedded in other contracts (collectively referred to as 'derivatives') and for hedging activities. SFAS 149 amends SFAS 133 for certain decisions made by the FASB as part of the Derivatives Implementation Group process. This statement contains amendments relating to FASB Concepts Statement No. 7, Using Cash Flow Information and Present Value in Accounting Measurements, and FASB Statements No. 65, Accounting for Certain Mortgage Banking Activities, No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, No. 95, Statement of Cash Flows, and No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material effect on the Company's consolidated financial statements.



    During May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ('SFAS 150'). SFAS 150 clarifies the accounting for certain financial instruments that could previously be accounted for as equity. SFAS 150 requires those instruments be classified as liabilities in statements of financial position and is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on the Company's consolidated financial statements.



NOTE 3 -- BUSINESS ENTERPRISE VALUE



    In conjunction with the preparation of the Plan, the Company considered many factors in determining its reorganization value, including the amount and nature of its monetary assets, estimated earnings and cash flow to be generated by the Company in the future, the enterprise value of apparel companies selling similar products based on quoted market prices and the value of recently completed transactions for the purchase and sale of companies or parts of companies in the apparel industry. All of these factors involved the use of judgments and estimates, the most significant of which involve estimates of future earnings and cash flow that the Company will generate. The Company also engaged an independent third party appraisal and consulting firm (the 'BEV Appraiser') to assist the Company in preparing a valuation analysis of the reorganized Company. The BEV Appraiser utilized a combination of the market approach and income approaches. The BEV Appraiser made certain assumptions in its work. The weighted average long-term debt interest rate was assumed to be 7.81% and the weighted average cost of capital was assumed to be 13.80%. The appraiser used three years of financial projections in its evaluation and determined the terminal value based upon the Company's weighted average cost of capital and expected free cash flow using a 5.00% growth rate per annum. The determination of the Company's projected income and free cash flow required the use of significant judgments and estimates by the Company. Changes in economic conditions, the cost of equity or debt financing and many other factors will have a significant effect on the Company's ability to earn the income

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


or generate the free cash flow assumed in its projections. As a result, variations in the amounts of income and cash flow actually earned by the Company will have a significant effect on its business enterprise value ('BEV').



    The Company also allocated the overall business enterprise value to its various business units. The determination of the value of each of the Company's business units was based upon the estimated earnings and cash flow to be generated by those business units. The Company also considered the type and amount of assets held by each of those units. In addition, the Company offered several of its business units for sale as part of its reorganization under the bankruptcy code. The Company considered the prices offered for those business units in allocating its business enterprise value to its business units. The Company allocated the value of each business unit to the individual assets and liabilities held by each business unit based on the fair value of the specific assets. The Company used the work of third party appraisers to assist it in allocating such fair value.



    Based upon the analysis of the BEV Appraiser and considering the factors noted above, the Company determined that the BEV of the reorganized Company was between $730,000 and $770,000. Based upon the timing of the Debtors' emergence from bankruptcy, market conditions at the time of emergence and the net assets of the Company at the Effective Date, the Company determined its reorganization equity value of $503,548 by subtracting the Company's debt of $246,452 on the Effective Date from the mid-point ($750,000) of the BEV valuation range.



NOTE 4 -- FAIR VALUE OF CERTAIN LONG-TERM TANGIBLE AND INTANGIBLE ASSETS



    In order to implement the provisions of SFAS 141, the Company engaged an independent third party to appraise its various business units and long-term tangible and intangible assets and to assist the Company in allocating the reorganization value of the Company to its various assets and liabilities at February 4, 2003. The Company engaged an independent third party appraisal and consulting firm (the 'Asset Appraiser') separate from the BEV Appraiser to assist the Company in determining the fair value of the Company's long-term tangible assets and identifiable intangible assets. Based upon the reorganization value of the Company, the Asset Appraiser provided detailed analysis of certain of the Company's long-term tangible and intangible assets. See Note 13.



NOTE 5 -- FRESH START REPORTING



    The Debtors' emergence from bankruptcy proceedings on February 4, 2003 resulted in a new reporting entity and adoption of fresh start reporting as of that date in accordance with SOP 90-7. The consolidated condensed balance sheet as of February 4, 2003 gives effect to adjustments in the carrying value of assets and liabilities to fair value in accordance with the provisions of SOP 90-7 and SFAS 141.



    The following table reflects the implementation of the Plan and the adjustments recorded to the Company's assets and liabilities to reflect the implementation of the Plan and the adjustments of such assets and liabilities to fair value at February 4, 2003, based upon the Company's reorganization value of $750,000 (as included in the Plan and as approved by the Bankruptcy Court).



    Reorganization adjustments resulted primarily from the:



    (a) distribution of cash of $106,112 (including accrued interest of $14,844) to the Company's pre-petition secured lenders;



    (b) forgiveness of the Debtors' pre-petition debt;



    (c) issuance of New Common Stock and Second Lien Notes pursuant to the Plan;

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


    (d) payment of various administrative and other claims associated with the Company's emergence from bankruptcy;



    (e) adjustment of property, plant and equipment carrying values to fair value; and



    (f) adjustment of the carrying value of the Company's various trademarks and license agreements to fair value.



    These adjustments were based upon the work of the BEV Appraiser, Asset Appraiser and the Company, as well as other valuation estimates to determine the preliminary fair values of the Company's assets and liabilities. The table below reflects reorganization adjustments for the discharge of indebtedness, issuance of New Common Stock, issuance of Second Lien Notes and the fresh start adjustments and the resulting fresh start consolidated balance sheet.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                              PREDECESSOR                                                           SUCCESSOR
                                              FEBRUARY 4,    DISCHARGE OF       ISSUANCE OF       FRESH START      FEBRUARY 4,
                                                  2003       INDEBTEDNESS      NEW SECURITIES     ADJUSTMENTS          2003
                                                  ----       ------------      --------------     -----------          ----
                   ASSETS
Current assets:
   Cash.....................................  $    96,224     $  (75,533)(a)      $     --         $      15 (f)   $    20,706
   Restricted cash..........................        6,100                                                100 (f)         6,200
   Accounts receivable......................      213,048                                                              213,048
   Inventories..............................      370,527                                            (22,494)(h)       348,033
   Prepaid expenses and other current
    assets..................................       30,890                                                               30,890
   Assets held for sale.....................        1,485                                                                1,485
   Deferred income taxes....................        2,972                                              4,427 (e)         7,399
                                              -----------     ----------          --------         ---------       -----------
Current assets..............................      721,246        (75,533)               --           (17,952)          627,761
                                              -----------     ----------          --------         ---------       -----------
Property, plant and equipment...............      153,394                                            (24,037)(e)       129,357
Other assets:
   Licenses, trademarks and other intangible
    assets..................................       86,904                                            277,796 (e)       364,700
   Deferred financing costs.................          859                            4,427 (d)                           5,286
   Other assets.............................        2,703                                                                2,703
   Goodwill.................................                     (515,659)(b)       503,548 (c)      (176,175)(e)        34,142
                                                                                    197,019 (d)           114 (f)
                                                                                                        2,801 (g)
                                                       --                                             22,494 (h)
                                              -----------     ----------          --------         ---------       -----------
         Total other assets.................       90,466       (515,659)          704,994           127,030           406,831
                                              -----------     ----------          --------         ---------       -----------
                                              $   965,106     $ (591,192)         $704,994         $  85,041       $ 1,163,949
                                              -----------     ----------          --------         ---------       -----------
                                              -----------     ----------          --------         ---------       -----------
    LIABILITIES AND STOCKHOLDERS' EQUITY
                (DEFICIENCY)
Liabilities not subject to compromise:
   Current liabilities:
      Current portion of long-term debt.....  $     5,050                                                          $     5,050
      Debtor-in-possession revolving credit
        facility............................           --                                                                   --
      Revolving credit facility.............           --         30,579 (a)         1,950 (d)         2,244 (f)        39,200
                                                                                      4,427 (d)
      Accounts payable......................      123,235                                               (859)(f)       122,376
      Accrued liabilities...................      109,530             --            (1,950)(d)        (1,156)(f)       105,302
                                                                                     (2,981)(d)         2,801 (g)
                                                                                       (942)(d)
      Accrued income taxes payable..........       28,140                                                 --            28,140
                                              -----------     ----------          --------         ---------       -----------
         Total current liabilities..........      265,955         30,579               504             3,030           300,068
                                              -----------     ----------          --------         ---------       -----------
   Long-term debt:
      Second Lien Notes.....................                          --           200,942 (d)            --           200,942
      Capital lease obligations.............        1,260                                                                1,260
Liabilities subject to compromise...........    2,499,385       (106,112)(a)            --                --         2,393,273
                                                              (2,393,273)(b)                                        (2,393,273)
Deferred income taxes.......................        4,964                                             82,011 (e)        86,975
Other long-term liabilities.................       71,156                                                               71,156
Stockholders' equity (deficiency):
   Common Stock, $0.01 par value............          654           (654)(b)           450 (c)            --               450
   Additional paid-in capital...............      908,939       (908,939)(b)       503,098 (c)            --           503,098
   Accumulated other comprehensive loss.....      (92,671)        92,671 (b)            --                --                --
   Deficit..................................   (2,380,615)     2,380,615 (b)            --                --                --
   Treasury stock, at cost..................     (313,889)       313,889 (b)            --                --                --
   Unearned stock compensation..............          (32)            32 (b)            --                --                --
                                              -----------     ----------          --------         ---------       -----------
         Total stockholders' equity
           (deficiency).....................   (1,877,614)     1,877,614           503,548                --           503,548
                                              -----------     ----------          --------         ---------       -----------
                                              $   965,106     $ (591,192)         $704,994         $  85,041       $ 1,163,949
                                              -----------     ----------          --------         ---------       -----------
                                              -----------     ----------          --------         ---------       -----------


                                                        (footnotes on next page)

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



(footnotes from previous page)



(a) Utilized excess cash of $75,533 and borrowed $30,579 under the Exit Financing Facility to pay $106,112 (including accrued interest of $14,844) to the Company's pre-petition secured creditors; such amounts were included in liabilities subject to compromise.

(b) Reflects the discharge of pre-petition indebtedness of $2,393,273 (not including $106,112 in cash paid to pre-petition secured lenders) and cancellation of all outstanding shares of Old Common Stock ($654), including all options and restricted stock, additional paid-in capital ($908,939), treasury stock ($313,889), unearned stock compensation ($32) and elimination of accumulated other comprehensive loss ($92,671) and deficit ($2,380,615). A corresponding amount of $515,659 was recorded as a decrease in goodwill.

(c) Reflects the issuance of 44,999,973 shares of New Common Stock and recognition of reorganization equity value of $503,548 pursuant to the provisions of the Plan. A corresponding amount of $503,548 was recorded as an increase in goodwill.

(d) Reflects the issuance of $200,000 principal amount of Second Lien Notes to creditors pursuant to the terms of the Plan, payment of $1,950 in cash bonus to the Company's former Chief Executive Officer pursuant to the terms of the Plan and the payment of $4,427 of deferred financing costs. The Company also issued $942 in Second Lien Notes and 266,400 shares of common stock (representing value of $2,981) to its former Chief Executive Officer in payment of a bonus pursuant to the terms of the Plan. The total accrued bonus to the former Chief Executive Officer was $5,873. A corresponding amount of $197,019 was recorded as an increase in goodwill.

(e) Reflects $24,037 adjustment to fixed assets to their fair value of $129,357 as determined by the Asset Appraiser, $277,796 to intangible assets to reflect their fair value of $364,700 as determined by the Asset Appraiser, the recognition of deferred income tax liability of $82,011 and the recognition of deferred tax assets of $4,427 related to the preliminary fair value adjustments noted above. The deferred tax balance as of February 4, 2003 reflects a valuation allowance of $126,654 which was established in connection with fresh start reporting. A corresponding amount of $176,175 was recorded as a decrease in goodwill.

(f) Borrowed $2,244 under the Exit Financing Facility to pay certain administrative and priority claims aggregating $859 and $1,156, unaccrued tax claims of $114, the translation escrow account (subsequently released to the Company) of $100 and to provide additional cash funds at closing of $15. A corresponding amount of $114 was recorded as an increase in goodwill.

(g) Reflects the recording of an unfavorable contract commitment of $2,801 related to one of the Company's distribution facilities. A corresponding amount of $2,801 was recorded as an increase in goodwill.

(h) Reflects adjustments of $22,494 to adjust inventory to its fair value of $348,033. A corresponding amount of $22,494 was recorded as an increase in goodwill.



NOTE 6 -- DISCONTINUED OPERATIONS



    As part of the Company's ongoing restructuring activities, in the Third Quarter of Fiscal 2003, the Company committed to a plan to sell its A.B.S. by Allen Schwartz ('ABS') business unit. In November 2003, the Company entered into an agreement to sell ABS. The sale is expected to be final in the first quarter of fiscal 2004. The purchase price is $15,000 in cash plus the assumption of up to $2,000 in liabilities. In addition, during the Third Quarter of Fiscal 2003, the Company determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores. The operating lease rental agreements on these stores will expire during the first quarter of fiscal 2004.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    ABS and the five Speedo Authentic Fitness retail stores for which the Company determined in the Third Quarter of Fiscal 2003 that it will not be seeking lease renewals have been accounted for as discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ('SFAS 144'). Accordingly, the results of operations, assets and liabilities of these business units are separately presented in the accompanying consolidated condensed financial statements. Prior to accounting for ABS and the five Speedo Authentic Fitness retail stores as discontinued operations, the results of operations, assets and liabilities of these business units were included in the results of operations, assets and liabilities of the Sportswear and Swimwear segments, respectively.



    Summarized operating results for the discontinued operations are as follows:

                                                             SUCCESSOR        PREDECESSOR
                                                          ---------------   ---------------
                                                            THREE MONTHS      THREE MONTHS
                                                               ENDED             ENDED
                                                             OCTOBER 4,        OCTOBER 5,
                                                               2003              2002
                                                          ---------------   ---------------
Net revenues............................................      $9,385            $14,854
                                                              ------            -------
                                                              ------            -------
Loss before provision (benefit) for income taxes........      $ (117)           $ 2,614
Provision (benefit) for income taxes....................          --                 --
                                                              ------            -------
Loss from discontinued operations, net of income
  taxes.................................................      $ (117)           $ 2,614
                                                              ------            -------
                                                              ------            -------




                                                     SUCCESSOR           PREDECESSOR
                                                    -----------   -------------------------
                                                      PERIOD        PERIOD
                                                    FEBRUARY 5,    JANUARY 5,   NINE MONTHS
                                                      2003 TO       2003 TO        ENDED
                                                     OCTOBER 4,    FEBRUARY 4,   OCTOBER 5,
                                                       2003          2003          2002
                                                    -----------   -----------   -----------
Net revenues......................................    $26,129       $3,427        $35,212
                                                      -------       ------        -------
                                                      -------       ------        -------
Income before provision (benefit) for income
  taxes...........................................    $  (559)      $   99        $ 4,102
Provision for income taxes........................         --           --          4,243
                                                      -------       ------        -------
Income (loss) from discontinued operations, net of
  income taxes....................................    $  (559)      $   99        $  (141)
                                                      -------       ------        -------
                                                      -------       ------        -------



    Summarized assets and liabilities of the discontinued operations at October 4, 2003 are presented in the consolidated condensed balance sheet as follows:



                                                                 SUCCESSOR
                                                              ----------------
                                                              OCTOBER 4, 2003
                                                              ---------------
Accounts receivable, net....................................      $ 3,673
Inventories, net............................................        3,678
Prepaid expenses and other current assets...................          555
Property, plant and equipment, net..........................        1,163
Intangible assets...........................................       13,200
                                                                  -------
    Assets of discontinued operations.......................      $22,269
                                                                  -------
                                                                  -------
Accounts payable............................................      $ 1,462
Accrued liabilities.........................................          710
                                                                  -------
    Liabilities of discontinued operations..................      $ 2,172
                                                                  -------
                                                                  -------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



NOTE 7 -- REORGANIZATION ITEMS



    In connection with the Chapter 11 Cases, the Company initiated strategic and organizational changes to streamline the Company's operations, focus on its core businesses and return the Company to profitability. Many of the strategic actions are long-term in nature and, though initiated in fiscal 2001 and fiscal 2002, will not be completed until the end of fiscal 2003. The Company has recorded reductions to the net realizable value for assets the Company believes will not be fully realized when they are sold or abandoned.



    Certain reorganization-related accruals were classified as liabilities subject to compromise. The Plan summarized the amount of distribution that each class of impaired creditors received. See Note 1.



    As a direct result of the Chapter 11 Cases, the Company has recorded certain liabilities, incurred certain legal and professional fees and written-down certain assets. The transactions recorded were consistent with the provisions of SOP 90-7. The components of reorganization items are as follows:



                                                               PREDECESSOR
                                           ----------------------------------------------------
                                                PERIOD         THREE MONTHS       NINE MONTHS
                                           JANUARY 5, 2003         ENDED             ENDED
                                            TO FEBRUARY 4,      OCTOBER 5,        OCTOBER 5,
                                                 2003              2002              2002
                                                 ----              ----              ----
Legal and professional fees..............      $ 4,501            $ 5,138           $20,056
Lease and contract terminations..........       10,098              4,470             5,319
Employee contracts and retention.........       14,540              4,422            14,846
Facility shutdown costs..................           82              4,081             4,081
Loss from sale of Penhaligon's and GJM...           --              1,362             3,462
GECC lease settlement....................           --                               22,907
Write-off of fixed assets related to
  retail stores closed...................           --              1,005             5,995
Employee benefit costs related to plant
  closings...............................           --                 --               979
Loss from sales of fixed and other
  assets.................................           70                512               407
Other....................................          631                132             1,155
                                               -------            -------           -------
                                               $29,922            $21,122           $79,207
                                               -------            -------           -------
                                               -------            -------           -------
Cash portion of reorganization items.....      $14,361            $ 9,692           $39,652
Non-cash portion of reorganization
  items..................................      $15,561            $11,430           $39,555



NOTE 8 -- RESTRUCTURING ITEMS



    In the Third Quarter of Fiscal 2003, the Company continued the process of consolidating its manufacturing and distribution operations in accordance with the Plan. Included in restructuring charges are accruals for closing and/or consolidating two sewing plants located in Puerto Cortes, Honduras and Los Angeles, California, one cutting and warehousing facility in Thomasville, Georgia, distribution facilities in Secaucus, New Jersey, and Montreal, Canada, and the consolidation of certain manufacturing operations in France, resulting in total restructuring charges of $5,242 and $11,382 for the Third Quarter of Fiscal 2003 and the period February 5, 2003 to October 4, 2003, respectively. Accruals for restructuring items at February 4, 2003 and charges to the statement of operations for the period February 5, 2003 to October 4, 2003 primarily relate to severance and other benefits payable to approximately 1,463 terminated employees. The Company expects that substantially all payments to terminated employees will be completed by the end of fiscal 2003. Also included in restructuring items for the period February 5, 2003 to October 4, 2003

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



are asset impairment charges related to the write-down to salvage value of idle plant and machinery at certain of the distribution and manufacturing facilities and legal expenses primarily related to the shutdown of the manufacturing operations in France. A summary of restructuring items is as follows:



                                                            SUCCESSOR
                                                ----------------------------------
                                                THREE MONTHS         PERIOD
                                                   ENDED        FEBRUARY 5, 2003
                                                 OCTOBER 4,       TO OCTOBER 4,
                                                    2003              2003
                                                    ----              ----
Contract termination costs....................     $   --            $ 2,500
Employee termination costs, related legal fees
  and other items.............................      2,611              6,135
Write-down of fixed assets and other shutdown
  costs related to closed facilities..........      2,631              2,747
                                                   ------            -------
                                                   $5,242            $11,382
                                                   ------            -------
                                                   ------            -------
Cash portion of restructuring items...........     $2,993            $ 8,968
Non-cash portion of restructuring items.......      2,249              2,414



    Changes in accrued liabilities related to restructuring items are summarized below:



                                                                       SUCCESSOR
                                                -------------------------------------------------------
                                                               EMPLOYEE
                                                              TERMINATION     WRITE-DOWN OF
                                                                COSTS,        FIXED ASSETS
                                                                RELATED         AND OTHER
                                                 CONTRACT     LEGAL FEES     SHUTDOWN COSTS
                                                TERMINATION    AND OTHER       RELATED TO
                                                   COSTS         ITEMS      CLOSED FACILITIES    TOTAL
                                                   -----         -----      -----------------    -----
Balance at February 4, 2003...................    $    --       $15,426          $ 2,842        $18,268
Charges for the period February 5, 2003 to
  October 4, 2003.............................      2,500         6,135            2,747         11,382
Cash reductions for the period February 5,
  2003 to October 4, 2003.....................       (500)       (4,957)            (373)        (5,830)
Non-cash reductions and other items for the
  period February 5, 2003 to October 4,
  2003........................................         --           143           (2,414)        (2,271)
                                                  -------       -------          -------        -------
Balance at October 4, 2003....................    $ 2,000       $16,747          $ 2,802        $21,549
                                                  -------       -------          -------        -------
                                                  -------       -------          -------        -------



NOTE 9 -- BUSINESS SEGMENTS AND GEOGRAPHIC INFORMATION



    The Company operates in three business segments or groups: (i) Intimate Apparel Group; (ii) Sportswear Group; and (iii) Swimwear Group. During fiscal 2002, the Company operated in four business segments or groups: (i) Intimate Apparel Group; (ii) Sportswear Group; (iii) Swimwear Group; and (iv) Retail Stores Group. Because the Company has closed over 200 retail stores since January 1999, the retail stores no longer represent a material portion of the Company's net revenues (retail stores accounted for 2.47% of consolidated net revenue in the period February 5, 2003 to October 4, 2003). In addition, the operations of the remaining retail stores have been combined both on a functional and on a reporting basis with the operations of the Company's three wholesale business groups. Beginning in fiscal 2003, the operations of the Retail Stores Group are being included with the Company's three wholesale groups according to the type of product sold. Certain financial information contained in this Quarterly Report on Form 10-Q has been restated to correspond to the Company's current segment presentation.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    The Intimate Apparel Group designs, manufactures, sources and markets moderate to premium priced intimate apparel and other products for women and better to premium priced men's underwear and loungewear under the Warner's'r', Olga'r', Body Nancy Ganz'TM'/Bodyslimmers'r', Calvin Klein'r', Lejaby'r' and Rasurel'r' brand names. The Intimate Apparel Group also operates 29 retail stores, including 11 full price Calvin Klein underwear retail stores in Asia, five full price Calvin Klein underwear retail stores in Europe, two Warnaco outlet stores in Canada and 11 Warnaco outlet retail stores in Europe.



    The Sportswear Group designs, sources and markets mass market to premium priced men's and women's sportswear under the Calvin Klein'r', Chaps Ralph Lauren'r' and White Stag'r' brand names.



    The Swimwear Group designs, manufactures, sources and markets mass market to premium priced swimwear, fitness apparel, swim accessories and related products under the Speedo'r'/Speedo Authentic Fitness'r', Anne Cole'r', Cole of California'r', Sunset Beach'r', Sandcastle'r', Catalina'r', White Stag'r', Lifeguard'r', Nautica'r' and Calvin Klein'r' brand names. The Swimwear Group also operates 45 full price Speedo Authentic Fitness retail stores (including one online store). The Company has determined that it will not be seeking lease renewals for five Speedo Authentic Fitness retail stores (see Note 2). In addition, on December 10, 2003, the Company announced that it plans to close its 44 remaining Speedo Authentic Fitness retail stores (see Note 23), which includes the five Speedo Authentic Fitness retail stores for which the Company determined in the Third Quarter of Fiscal 2003 that it will not be seeking lease renewals. The Company will continue to operate the Speedo Authentic Fitness online store



    The accounting policies of the segments are the same as those described in
Note 2 -- Significant Accounting Policies.



    During the Company's bankruptcy, the Company sold assets, wrote down impaired assets, recorded an impairment charge related to the adoption of SFAS 142 and stopped amortizing goodwill and certain intangible assets that were previously amortized. In addition, on February 4, 2003, the Company emerged from bankruptcy and adopted fresh start reporting in accordance with the provisions of SOP 90-7. The adoption of fresh start reporting resulted in adjustments of the Company's assets and liabilities to fair value. As a result of these changes and adjustments, depreciation and amortization expense, excluding amortization of sales order backlog, has decreased by an amount in excess of $20,000 annually from the amounts reported in previous years. For informational purposes, the Company has separately identified the depreciation and amortization components of operating income (loss) in the following table. The presentation of segment information for prior periods has been restated to reflect the current classification of the Company's business groups. Information by business group, excluding discontinued operations, is set forth below:

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                  INTIMATE
                                  APPAREL    SPORTSWEAR   SWIMWEAR     GROUP      CORPORATE/
                                   GROUP       GROUP       GROUP       TOTAL      OTHER ITEMS     TOTAL
                                   -----       -----       -----       -----      -----------     -----
    Successor
    ---------
For the three months ended
  October 4, 2003
    Net revenues................  $152,503    $112,002    $ 38,554   $  303,059    $      --    $  303,059
    Operating income (loss).....    17,009      10,373      (8,576)      18,806      (21,601)       (2,795)
    Depreciation and
      amortization..............     2,425         571       2,580        5,576        3,141         8,717
    Restructuring items.........        --          --          --           --        5,242         5,242

For the period February 5, 2003
  to October 4, 2003
    Net revenues................  $401,793    $285,348    $262,680   $  949,821    $      --    $  949,821
    Operating income............    45,477      20,278      35,816      101,571      (71,435)       30,136
    Depreciation and
      amortization..............     7,129       2,907       4,559       14,595       19,621        34,216
    Restructuring items.........        --          --          --           --       11,382        11,382
----------------------------------------------------------------------------------------------------------

    Predecessor
    -----------
For the period January 5, 2003
  to February 4, 2003
    Net revenues................  $ 36,663    $ 37,834    $ 38,242   $  112,739    $      --    $  112,739
    Operating income (loss).....     2,508       5,751       8,503       16,762      (36,350)      (19,588)
    Depreciation and
      amortization..............     1,137         861         618        2,616        1,863         4,479
    Reorganization items........                                             --       29,922        29,922

For the three months ended
  October 5, 2002
    Net revenues................  $156,663    $138,248    $ 36,552   $  331,463    $      --    $  331,463
    Operating income (loss).....    18,563      11,575      (3,876)      26,262      (37,680)      (11,418)
    Depreciation and
      amortization..............     3,832       1,838       1,928        7,598        5,750        13,348
    Reorganization items........        --          --          --           --       21,122        21,122

For the nine months ended
  October 5, 2002
    Net revenues................  $474,765    $355,989    $273,990   $1,104,744    $      --    $1,104,744
    Operating income (loss).....    39,487      23,273      29,752       92,512     (131,942)      (39,430)
    Depreciation and
      amortization..............    14,273       6,674       5,904       26,851       15,314        42,165
    Reorganization items........        --          --          --           --       79,207        79,207

Total Assets

    Successor
    ---------
    October 4, 2003.............  $389,473    $277,725    $208,758   $  875,956    $ 246,674    $1,122,630
    February 4, 2003............   376,574     343,666     294,622    1,014,862      149,087     1,163,949
----------------------------------------------------------------------------------------------------------

    Predecessor
    -----------
    January 4, 2003.............  $305,059    $147,815    $204,126   $  657,000    $ 290,880    $  947,880



    The Company does not allocate corporate departmental expenses, stock-based compensation expenses, reorganization items, restructuring items or depreciation and amortization of corporate assets to its operating segments. Corporate departmental expenses include general corporate overhead and certain corporate services. The Company evaluates the operating groups' results

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



without allocating corporate/other items. Other companies may allocate these costs to their operating divisions and, as a result, the operating results of the Company's operating groups may not be directly comparable to the results of other companies. The table below summarizes corporate/other expenses for each period presented:

                                                             SUCCESSOR        PREDECESSOR
                                                          ---------------   ---------------
                                                           THREE MONTHS      THREE MONTHS
                                                               ENDED             ENDED
                                                             OCTOBER 4,        OCTOBER 5,
                                                                2003             2002
                                                          ---------------   ---------------
Unallocated corporate expenses..........................      $11,148           $10,808
Stock-based compensation................................        2,070                --
Reorganization items....................................           --            21,122
Restructuring items.....................................        5,242                --
Depreciation and amortization of corporate assets.......        3,141             5,750
                                                              -------           -------
    Corporate/other.....................................      $21,601           $37,680
                                                              -------           -------
                                                              -------           -------




                                                     SUCCESSOR           PREDECESSOR
                                                    -----------   -------------------------
                                                      PERIOD        PERIOD
                                                    FEBRUARY 5,    JANUARY 5,   NINE MONTHS
                                                      2003 TO       2003 TO        ENDED
                                                     OCTOBER 4,    FEBRUARY 4,   OCTOBER 5,
                                                       2003          2003          2002
                                                    -----------   -----------   -----------
Unallocated corporate expenses....................    $35,977       $ 4,565      $ 37,421
Stock-based compensation..........................      4,455            --            --
Reorganization items..............................         --        29,922        79,207
Restructuring items...............................     11,382            --
Depreciation and amortization of corporate
  assets..........................................     19,621         1,863        15,314
                                                      -------       -------      --------
    Corporate/other...............................    $71,435       $36,350      $131,942
                                                      -------       -------      --------
                                                      -------       -------      --------



    A reconciliation of Group operating income to total income (loss) from continuing operations before provision (benefit) for income taxes for the Third Quarter of Fiscal 2003, the Third Quarter of Fiscal 2002, the period February 5, 2003 to October 4, 2003, the period January 5, 2003 to February 4, 2003 and the Nine Months Ended October 5, 2002 is as follows:

                                                             SUCCESSOR     PREDECESSOR
                                                            ------------   ------------
                                                            THREE MONTHS   THREE MONTHS
                                                               ENDED          ENDED
                                                             OCTOBER 4,     OCTOBER 5,
                                                               2003           2002
                                                            ------------   ------------
Group operating income....................................    $ 18,806       $ 26,262
Corporate/other items.....................................     (21,601)       (37,680)
Operating loss............................................      (2,795)       (11,418)
Other income..............................................        (904)            --
Interest expense..........................................       5,988          4,283
                                                              --------       --------
Loss from continuing operations before provision (benefit)
  for income taxes........................................    $ (7,879)      $(15,701)
                                                              --------       --------
                                                              --------       --------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                SUCCESSOR                PREDECESSOR
                                             ----------------   -----------------------------
                                                  PERIOD             PERIOD       NINE MONTHS
                                             FEBRUARY 5, 2003   JANUARY 5, 2003      ENDED
                                             TO OCTOBER 4,      TO FEBRUARY 4,     OCTOBER 5,
                                                   2003               2003           2002
                                             ----------------   ---------------   -----------
Group operating income.....................      $101,571         $    16,762      $  92,512
Corporate/other items......................       (71,435)            (36,350)      (131,942)
Operating income (loss)....................        30,136             (19,588)       (39,430)
Gain on cancellation of pre-petition
  indebtedness.............................            --          (1,692,696)            --
Fresh start adjustments....................            --            (765,726)            --
Other (income) loss........................        (2,232)                359             --
Interest expense...........................        15,838               1,887         14,340
                                                 --------         -----------      ---------
Income (loss) from continuing operations
  before provision for income taxes........      $ 16,530         $ 2,436,588      $ (53,770)
                                                 --------         -----------      ---------
                                                 --------         -----------      ---------



GEOGRAPHIC INFORMATION


                                                          SUCCESSOR         PREDECESSOR
                                                       ----------------   ----------------
                                                       THREE MONTHS       THREE MONTHS
                                                          ENDED              ENDED
                                                       OCTOBER 4,         OCTOBER 5,
                                                           2003               2002
                                                       ----------------   ----------------
Net revenues:
    United States....................................      $214,977           $248,361
    Asia.............................................         7,706              6,118
    Canada...........................................        21,239             22,003
    Europe...........................................        55,823             48,675
    Mexico...........................................         3,314              6,306
                                                           --------           --------
                                                           $303,059           $331,463
                                                           --------           --------
                                                           --------           --------



                                                SUCCESSOR                PREDECESSOR
                                             ----------------   -----------------------------
                                                 PERIOD             PERIOD        NINE MONTHS
                                             FEBRUARY 5, 2003   JANUARY 5, 2003      ENDED
                                              TO OCTOBER 4,      TO FEBRUARY 4,    OCTOBER 5,
                                                  2003               2003            2002
                                             ----------------   ---------------   -----------
Net revenues:
    United States..........................      $706,799          $ 84,026       $  865,662
    Asia...................................        17,721             1,787           14,310
    Canada.................................        61,366             5,872           63,688
    Europe.................................       151,741            19,205          142,967
    Mexico.................................        12,194             1,849           18,117
                                                 --------          --------       ----------
                                                 $949,821          $112,739       $1,104,744
                                                 --------          --------       ----------
                                                 --------          --------       ----------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



INFORMATION ABOUT MAJOR CUSTOMERS



    In the period February 5, 2003 to October 4, 2003, there were no customers with sales that accounted for 10% or more of the Company's net revenues. In the Nine Months Ended October 5, 2002, two customers, Federated Department Stores, Inc. and Wal-Mart Stores, Inc., accounted for approximately 11.30% and 10.22%, respectively, of the Company's net revenues.



NOTE 10 -- COMPREHENSIVE INCOME (LOSS)



    The components of comprehensive income (loss) are as follows:

                                                             SUCCESSOR     PREDECESSOR
                                                            ------------   ------------
                                                            THREE MONTHS   THREE MONTHS
                                                                ENDED          ENDED
                                                              OCTOBER 4,     OCTOBER 5,
                                                                2003            2002
                                                            ------------   ------------
Net loss..................................................    $(6,660)       $(15,631)
Other comprehensive income (loss):
    Foreign currency translation adjustments..............     (2,180)         (2,185)
    Change in unfunded minimum pension liability..........         --          (2,000)
    Unrealized gain (loss) on marketable securities.......         51            (378)
                                                              -------        --------
                                                               (2,129)         (4,563)
                                                              -------        --------
        Total comprehensive loss..........................    $(8,789)       $(20,194)
                                                              -------        --------
                                                              -------        --------




                                                SUCCESSOR                PREDECESSOR
                                             ----------------   -----------------------------
                                                  PERIOD            PERIOD        NINE MONTHS
                                             FEBRUARY 5, 2003   JANUARY 5, 2003      ENDED
                                               TO OCTOBER 4,      TO FEBRUARY 4,   OCTOBER 5,
                                                  2003                2003           2002
                                             ----------------   ---------------   -----------
Net income (loss)..........................      $ 7,515          $2,358,537       $(905,372)
Other comprehensive income (loss):
    Foreign currency translation
      adjustments..........................        6,218                 244            (329)
    Change in unfunded minimum pension
      liability............................           --                  --          (6,000)
    Unrealized gain (loss) on marketable
      securities...........................           76                 308            (356)
                                                 -------          ----------       ---------
                                                   6,294                 552          (6,685)
                                                 -------          ----------       ---------
        Total comprehensive income
          (loss)...........................      $13,809          $2,359,089       $(912,057)
                                                 -------          ----------       ---------
                                                 -------          ----------       ---------



    The components of accumulated other comprehensive income (loss) are as follows:

                                                             SUCCESSOR           PREDECESSOR
                                                      ------------------------   ------------
                                                      OCTOBER 4,    FEBRUARY 4,   JANUARY 4,
                                                        2003          2003           2003
                                                      ----------   -----------   ------------
Foreign currency translation adjustments............    $6,218       $   --        $(20,408)
Change in unfunded minimum pension liability........        --           --         (72,659)
Unrealized gain (loss) on marketable securities,
  net...............................................        76           --            (156)
                                                        ------       ------        --------
    Total accumulated other comprehensive income
      (loss)........................................    $6,294       $   --        $(93,223)
                                                        ------       ------        --------
                                                        ------       ------        --------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



NOTE 11 -- INCOME TAXES



PREDECESSOR COMPANY



    The provision for income taxes of $78,150 for the period January 5, 2003 to February 4, 2003 consists of a deferred income tax provision of $77,584 related to the increase in the carrying value of certain assets to fair value recorded in connection with the Company's adoption of fresh start reporting and accrued income taxes on foreign earnings of $566.



    As of February 4, 2003, the Company had recorded a valuation allowance of $126,654 against deferred tax assets to reduce the amount of deferred tax assets created as a result of the adoption of fresh start reporting to an amount that the Company believes, based upon objectively verifiable evidence, is realizable. The future recognition of such amount, through a reduction in valuation allowances that existed at February 4, 2003, will first reduce goodwill. Should the recognition of net deferred tax assets result in the elimination of goodwill, any additional deferred tax asset recognition will reduce other intangible assets. Deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.



    The Company has also established a valuation allowance against certain foreign net operating loss carry-forwards to reduce them to the amount that will more likely than not be realized.



SUCCESSOR COMPANY



    The income tax benefit of $1,336 for the Third Quarter of Fiscal 2003 consists of an income tax benefit of $1,876 on domestic losses offset by an income tax expense of $540, which consists of an income tax expense of $2,530 on foreign earnings offset by an income tax benefit of $1,990 resulting from a favorable settlement to a foreign tax examination. The provision for income taxes of $8,456 for the period February 5, 2003 to October 4, 2003 consists of income taxes of $925 on domestic earnings and an income tax expense of $7,531, which consists of income taxes of $9,521 on foreign earnings, offset by an income tax benefit of $1,990 resulting from a favorable settlement to a foreign tax examination.



    During the Third Quarter of Fiscal 2003, the Company increased its valuation allowance by $1,135 to $157,935 and reduced its deferred tax asset by $2,656 to an amount that will, more likely than not, be realized. The increase in the valuation allowance resulted from adjustments to the preliminary estimates of the fair value of fixed and intangible assets and to reflect the amount of deferred tax asset that will more likely than not be realized. The decrease in the deferred tax asset (established during the first quarter of fiscal 2003 for the utilization of domestic tax losses carried forward for U.S. tax purposes) resulted from a decrease in the Company's domestic taxable income through the Third Quarter of Fiscal 2003. The increase in the Company's valuation allowance related to the adjustments to the preliminary estimates of the fair value of fixed and intangible assets and the decrease in the deferred tax asset have been recorded against goodwill. See Note 13. The Company has not provided any tax benefit for domestic and certain foreign losses incurred during the Third Quarter of Fiscal 2003 where it is more likely than not that the Company will not realize the income tax benefit for these losses.



BANKRUPTCY EFFECT



    In connection with the Debtors' emergence from bankruptcy, the Company realized a gain on the extinguishment of debt of $1,692,696. This gain will not be taxable since the gain resulted from the Company's reorganization under the Bankruptcy Code. However, for U.S. income tax reporting purposes, as of the beginning of its 2004 taxable year, the Company will be required to reduce certain tax attributes, including (a) net operating loss carryforwards,
(b) certain tax credit

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



carryforwards and (c) tax bases in assets in an amount equal to the gain on the extinguishment of debt. The reorganization of the Company on the Effective Date constituted an ownership change under Section 382 of the Code and the use of any of the Company's net operating loss carryforwards and tax credit carryforwards generated prior to the ownership change that are not reduced pursuant to these provisions will be subject to an overall annual limitation. The actual amount of reduction in tax attributes for U.S. income tax reporting purposes will not be determined until 2004 and is therefore not reflected in this note to the consolidated condensed financial statements.



NOTE 12 -- INVENTORIES

                                                             SUCCESSOR           PREDECESSOR
                                                      ------------------------   -----------
                                                      OCTOBER 4,   FEBRUARY 4,    JANUARY 4,
                                                        2003         2003           2003
                                                      ----------   -----------   -----------
Finished goods......................................   $221,268     $243,111      $281,610
Work in process.....................................     51,362       63,013        51,792
Raw materials.......................................     43,689       41,909        45,682
                                                       --------     --------      --------
                                                        316,319      348,033       379,084
Less: inventory adjustments (a).....................     25,747           --        33,816
                                                       --------     --------      --------
                                                       $290,572     $348,033      $345,268
                                                       --------     --------      --------
                                                       --------     --------      --------



---------



(a) Inventory adjustments are based upon the cost of excess and obsolete inventory less the estimated recoveries the Company expects to receive from the disposition of excess and obsolete inventory. As of October 4, 2003, February 4, 2003 and January 4, 2003, the Company had identified inventory with a carrying value of approximately $51,000, $57,200 and $61,500, respectively, as potentially excess and/or obsolete. Based upon the estimated recoveries related to inventory as of February 4, 2003, the Company reduced its inventory by $32,785 to reflect such inventory at fair value.



NOTE 13 -- GOODWILL AND INTANGIBLE ASSETS

                                                             SUCCESSOR           PREDECESSOR
                                                      ------------------------   -----------
                                                      OCTOBER 4,   FEBRUARY 4,    JANUARY 4,
                                                        2003         2003          2003
                                                      ----------   -----------   -----------
Indefinite lived intangible assets:
    Trademarks......................................   $155,903     $202,500       $61,978
    Licenses in perpetuity..........................    139,900      139,900        19,327
Finite lived assets:
    Licenses for a term, at cost, net of accumulated
      amortization..................................      9,317        9,700         5,522
    Favorable lease, net of accumulated
      amortization..................................        180           --            --
    Sales order backlog, at cost, net of accumulated
      amortization..................................         --       12,600            --
                                                       --------     --------       -------
Intangible assets, net..............................   $305,300     $364,700       $86,827
                                                       --------     --------       -------
                                                       --------     --------       -------



    Accumulated amortization related to finite lived intangible assets at October 4, 2003, February 4, 2003 and January 4, 2003 was $13,480, $0 and $19,069, respectively. Amortization expense is expected to be $14,842 for fiscal 2003 and $564 in each of fiscal 2004 through fiscal

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



2018, primarily related to the Chaps license. The following table summarizes intangible assets since February 4, 2003:



                                                     LICENSES
                                                        IN       LICENSES FOR   SALES ORDER   FAVORABLE
                                       TRADEMARKS   PERPETUITY      A TERM        BACKLOG       LEASE      TOTAL
                                       ----------   ----------      ------        -------       -----      -----
Balance at February 4, 2003..........   $202,500     $139,900      $ 9,700       $ 12,600       $  --     $364,700
    Adjustments to preliminary fair
      value..........................    (34,500)          --           --             --         662      (33,838)
    Amortization expense.............         --           --       (1,198)       (11,800)       (482)     (13,480)
    Translation adjustments..........      1,103           --          815             --                    1,918
    Transfer of items to assets held
      for sale of discontinued
      operations.....................    (13,200)          --           --           (800)         --      (14,000)
                                        --------     --------      -------       --------       -----     --------
Balance at October 4, 2003...........   $155,903     $139,900      $ 9,317       $     --       $ 180     $305,300
                                        --------     --------      -------       --------       -----     --------
                                        --------     --------      -------       --------       -----     --------



    The following table summarizes the changes in the carrying amount of goodwill for the period February 5, 2003 to October 4, 2003:



Goodwill balance at February 4, 2003.......................  $34,142
Adjustments:
    Fixed assets -- fair value.............................   11,654
    Trademarks -- fair value...............................   34,500
    Favorable lease -- fair value..........................      264
    Deferred income taxes..................................   12,862
    Other..................................................    1,601
                                                             -------
Goodwill balance at October 4, 2003........................  $95,023
                                                             -------
                                                             -------



    The Company performed a detailed review of the preliminary work of the Asset Appraisers during the second and Third Quarters of Fiscal 2003. During the course of the review, the Company has made adjustments and corrections to reduce preliminary appraisals to fair value for intangible assets, property, plant and equipment and other assets and to reflect deferred income tax liability, as appropriate. The Company completed its reviews of the preliminary appraisals and allocation of fair value during the Third Quarter of Fiscal 2003.



    Goodwill at October 4, 2003 reflects adjustments of $60,881 to the preliminary estimates of the fair value of fixed and intangible assets and accrued liabilities and the related deferred income taxes and valuation allowance as a result of changes in the preliminary fair values of fixed assets, trademarks and accrued liabilities. The reductions in fixed and intangible assets resulted in a corresponding increase in the valuation allowance related to deferred taxes, which increased goodwill.



    In June 2001, the FASB issued SFAS 142. SFAS 142 eliminated the amortization of goodwill and certain other intangible assets with indefinite lives effective for the Company's 2002 fiscal year. SFAS 142 addresses financial accounting and reporting for intangible assets and acquired goodwill. SFAS 142 requires that indefinite lived intangible assets be tested for impairment at least annually. Intangible assets with finite useful lives are to be amortized over their useful lives and reviewed for impairment in accordance with SFAS 144.



    Under the provisions of SFAS 142, goodwill is deemed potentially impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. As of January 5, 2002, the Company had incurred losses in each of its two previous fiscal years and had filed for bankruptcy. As a result, the Company's BEV had decreased. Intangible assets are deemed impaired if the carrying amount exceeds the fair value of the assets. The Company determined its BEV in connection with the preparation of the Plan. The Company allocated the BEV to its

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



various reporting units and determined that the value of certain of the Company's intangible assets and goodwill were impaired. As a result, the Company recorded a charge of $801,622 (net of income tax benefit of $53,513) as a cumulative effect of a change in accounting from the adoption of SFAS 142 on January 6, 2002.



NOTE 14 -- PROPERTY, PLANT AND EQUIPMENT

                                                                       SUCCESSOR            PREDECESSOR
                                                              ---------------------------   -----------
                                                              OCTOBER 4,      FEBRUARY 4,   JANUARY 4,
                                                                 2003           2003           2003
                                                              -------------   -----------   -----------
Land and land improvements..................................    $    959       $  1,305      $   1,223
Building and building improvements..........................      20,067         23,071         51,513
Furniture and fixtures......................................      18,312         15,813        101,861
Machinery and equipment.....................................      23,546         32,072         73,104
Computer hardware and software..............................      58,347         56,778        169,194
Construction in progress....................................       4,762            318            435
                                                                --------       --------      ---------
                                                                $125,993       $129,357      $ 397,330
Less: Accumulated depreciation and amortization.............     (20,724)            --       (240,618)
                                                                --------       --------      ---------
Property, plant and equipment, net..........................    $105,269       $129,357      $ 156,712
                                                                --------       --------      ---------
                                                                --------       --------      ---------



NOTE 15 -- LIABILITIES SUBJECT TO COMPROMISE



    Liabilities subject to compromise include debt, accounts payable, accrued expenses and other liabilities that were settled as part of the Company's emergence from bankruptcy. Creditors received distributions consisting of cash, debt securities and common stock in settlement of their bankruptcy claims. The ratio of cash, debt securities and common stock that individual creditors received depended upon the priority of the claim made by each creditor. The Company recorded a gain on the final settlement of these liabilities of $1,692,696 in the period January 5, 2003 to February 4, 2003. The following table summarizes liabilities subject to compromise at January 4, 2003, all of which were discharged upon the Company's emergence from bankruptcy on February 4, 2003:



                                                                PREDECESSOR
                                                              ----------------
                                                              JANUARY 4, 2003
                                                              ---------------
Current liabilities:
    Accounts payable (a)....................................     $  385,931
    Accrued liabilities, including unsecured GECC claim
      (b)...................................................        128,567
Debt:
    $600 million term loan..................................        584,824
    Revolving credit facilities.............................      1,013,995
    Term loan agreements....................................         27,034
    Capital lease obligations...............................          1,265
    Foreign credit facilities...............................        146,958
    Equity Agreement Notes..................................         56,506
    Company-obligated mandatorily redeemable preferred
      securities............................................        120,000
    Other liabilities.......................................         21,002
                                                                 ----------
        Liabilities subject to compromise (c)...............     $2,486,082
                                                                 ----------
                                                                 ----------



                                                        (footnotes on next page)

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



(footnotes from previous page)



(a) Accounts payable includes $349,737 of trade drafts payable at January 4, 2003. As a result of the Chapter 11 Cases, no principal or interest payments were made on unsecured pre-petition debt.
(b)  See Note 16.
(c) Due to the settlement of final claims in connection with the consummation of the Plan, the total amount of liabilities subject to compromise discharged on February 4, 2003 was $2,499,385. See Note 5.



NOTE 16 -- DEBT

                                                                    SUCCESSOR           PREDECESSOR
                                                             ------------------------   ------------
                                                             OCTOBER 4,   FEBRUARY 4,   JANUARY 4,
                                                               2003         2003           2003
                                                             ----------   -----------   ------------
Exit Financing Facility....................................   $     --     $ 39,200     $        --
GECC debt..................................................         --        4,890           5,603
Second Lien Notes..........................................         --      200,942              --
8 7/8% Senior Notes due 2013...............................    210,000           --              --
Capital lease obligations..................................      1,178        1,420           2,679
$600 million term loan.....................................         --           --         584,824
Revolving credit facilities................................         --           --       1,013,995
Term loan agreements.......................................         --           --          27,034
Foreign credit facilities..................................         --           --         146,958
Equity Agreement Notes.....................................         --           --          56,506
                                                              --------     --------     -----------
                                                               211,178      246,452       1,837,599
Current portion............................................         --      (44,250)         (5,765)
Reclassified to liabilities subject to compromise..........         --           --      (1,830,582)
                                                              --------     --------     -----------
    Total long-term debt...................................   $211,178     $202,202     $     1,252
                                                              --------     --------     -----------
                                                              --------     --------     -----------



SENIOR NOTES



    On June 12, 2003, Warnaco completed the sale of $210,000 Senior Notes at par. The Senior Notes mature on June 15, 2013. The Senior Notes bear interest at 8 7/8% payable semi-annually beginning December 15, 2003. The Senior Notes are unconditionally guaranteed, jointly and severally, by Warnaco Group and substantially all of Warnaco's domestic subsidiaries (all of which are 100% owned, either directly or indirectly, by Warnaco). The Senior Notes are effectively subordinate in right of payment to existing and future secured debt (including the Exit Financing Facility) and to the obligations (including trade accounts payable) of the subsidiaries that are not guarantors of the Senior Notes. The guarantees of each guarantor are effectively subordinate to that guarantor's existing and future secured debt (including guarantees of the Exit Financing Facility) to the extent of the value of the assets securing that debt. There are no restrictions that prevent the guarantor subsidiaries from transferring funds or paying dividends to Warnaco. The indenture pursuant to which the Senior Notes were issued contains covenants which, among other things, restrict the Company's ability to incur additional debt, pay dividends and make restricted payments, create or permit certain liens, use the proceeds of sales of assets and subsidiaries' stock, create or permit restrictions on the ability of certain of Warnaco's subsidiaries to pay dividends or make other distributions to Warnaco or to Warnaco Group, enter into transactions with affiliates, engage in certain business activities, engage in sale and leaseback transactions and consolidate or merge or sell all or substantially all of its assets. The Company was in compliance with the

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



covenants of the Senior Notes at October 4, 2003. Redemption of the Senior Notes prior to their maturity is subject to premiums as set forth in the indenture. Proceeds from the sale of the Senior Notes were used to repay the outstanding principal balance on the Second Lien Notes of $200,942 and accrued interest thereon of $1,987. The proceeds were also used to pay underwriting fees, legal and professional fees and other expenses associated with the offering in an aggregate amount of approximately $7,071. In connection with the offering of the Senior Notes, the Company entered into a registration rights agreement with the initial purchasers of the Senior Notes. The registration rights agreement grants the holders of the Senior Notes certain exchange and registration rights that required the Company to file a registration statement with the SEC within 60 days after the issuance of the Senior Notes. If, within the time periods specified in the registration rights agreement, the Company is unable to complete a registration and exchange of the Senior Notes or, alternatively, cause to be declared effective a shelf registration statement for the resale of the Senior Notes, the Company will be required to pay special interest to the holders of the Senior Notes. Special interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall exceed 1.0% per annum. The Company filed the required registration statement on August 8, 2003. No principal payments prior to the maturity date are required.



INTEREST RATE SWAP AGREEMENT



    On September 18, 2003, the Company entered into an interest rate swap agreement with respect to the Company's Senior Notes for a total notional amount of $50,000. The swap provides that the Company will receive interest of 8 7/8% and pay a variable rate of interest based upon six month London Interbank Offered Rate ('LIBOR') plus 4.11% (5.27% at October 4, 2003). As a result of the swap, the weighted average effective interest rate of the Senior Notes was reduced to 8.02% as of October 4, 2003. The swap agreement expires on June 15, 2013 (the date on which the Senior Notes mature). The Company designated the swap a fair value hedge of the changes in fair value of $50,000 aggregate principal amount of the $21,000 aggregate principal amount of Senior Notes outstanding. As of October 4, 2003, the fair value of the swap agreement was a loss of $173, which is offset by a corresponding gain on the hedged debt. No hedge ineffectiveness is recognized in the consolidated condensed statement of operations as the provisions of the swap match the provisions of the hedged debt.



EXIT FINANCING FACILITY



    On the Effective Date the Company entered into the $275,000 Exit Financing Facility. The Exit Financing Facility provides for a four-year, non-amortizing revolving credit facility. The Exit Financing Facility includes provisions that allow the Company to increase the maximum available borrowing from $275,000 to $325,000, subject to certain conditions (including obtaining the agreement of existing or new lenders to commit to lend the additional amount). Borrowings under the Exit Financing Facility bear interest at Citibank N.A.'s base rate plus 1.50% (5.50% at October 4, 2003) or at LIBOR plus 2.50% (approximately 3.65% at October 4, 2003). The Company purchases LIBOR contracts, in round dollar amounts, when it expects borrowing to be outstanding for more than 30 days. The remaining balances bear interest at the base rate plus 1.50%. The Company's initial borrowing of $39.200 on February 4, 2003 was at Citibank's base rate plus 1.50% and was converted to LIBOR on February 7, 2003 (the minimum time required to purchase a LIBOR contract. Pursuant to the terms of the Exit Financing Facility, the interest rate the Company will pay on its outstanding loans will decrease by as much as 0.5% in the event the Company achieves certain defined ratios. The Exit Financing Facility contains financial covenants that, among other things, require the Company to maintain a fixed charge coverage ratio above a minimum level and a leverage ratio below a maximum level and to limit the amount of the Company's capital expenditures. In addition, the

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



Exit Financing Facility contains certain covenants that, among other things, limit investments and asset sales, prohibit the payment of dividends (subject to limited exceptions) and prohibit the Company from incurring material additional indebtedness. As of October 4, 2003, the Company was in compliance with the covenants of the Exit Financing Facility. The Exit Financing Facility is guaranteed by Warnaco Group and substantially all of Warnaco's domestic subsidiaries and the obligations under such guarantee, together with the Company's obligations under the Exit Financing Facility, are secured by a lien on substantially all of the domestic assets of the Company and its domestic subsidiaries. Initial borrowings under the Exit Financing Facility on the Effective Date were $39,200. As of October 4, 2003, the Company had repaid all amounts owing under the Exit Financing Facility and had approximately $24,952 of cash available as collateral against outstanding letters of credit of $60,269. At October 4, 2003, the Company had $151,339 of credit available under the Exit Financing Facility.



    On November 12, 2003, the Company's lenders approved an amendment to the Exit Financing Facility to modify certain definitions and covenants and to permit certain asset sales, permit the use of cash balances to fund acquisitions and allow the Company to repurchase up to $10,000 of the Company's outstanding Senior Notes after June 30, 2004.



SECOND LIEN NOTES



    In accordance with the Plan, on the Effective Date, the Company issued $200,942 Second Lien Notes to certain pre-petition creditors and others in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 1145(a) of the Bankruptcy Code. The Second Lien Notes were scheduled to mature on February 4, 2008, subject to, in certain instances, earlier repayment in whole or in part. The Second Lien Notes bore an annual interest rate which was the greater of (i) 9.5% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% would have been added to the margin every six months); and (ii) LIBOR plus 5.0% plus a margin (initially 0%, and beginning on August 4, 2003, 0.5% would have been added to the margin every six months). The indenture pursuant to which the Second Lien Notes were issued contained certain covenants that, among other things, limited investments and asset sales and prohibited the Company from paying dividends (subject to limited exceptions) and incurring material additional indebtedness. The Second Lien Notes were guaranteed by most of the Company's domestic subsidiaries and the obligations under such guarantee, together with the Company's obligations under the Second Lien Notes, were secured by a second priority lien on substantially the same assets which secured the Exit Financing Facility. The Second Lien Notes were payable in equal annual installments of $40,188 beginning in April 2004 through April 2008. Second Lien Note principal payments could only be made if the Company achieved a defined fixed charge coverage ratio and had additional borrowing availability, after the principal payment, of $75,000 or more under the Exit Financing Facility.



    On June 12, 2003, the Company repaid all outstanding principal and accrued interest on the Second Lien Notes of $202,929 with the proceeds from the Company's offering of the Senior Notes.



GECC



    On June 12, 2002, the Bankruptcy Court approved the Predecessor's settlement of certain operating lease agreements with General Electric Capital Corporation ('GECC'). The leases had original terms from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. The terms of the settlement agreement required the Company to make payments to GECC totaling $15,200. Obligations to GECC were secured by first priority

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



liens on the applicable assets. Amounts payable at February 4, 2003 to GECC were paid in monthly installments of $750 including interest through September 2003. All obligations under the GECC settlement agreement had been paid to GECC as of October 4, 2003.



OTHER DEBT



    Certain of the Company's foreign subsidiaries are parties to capital lease obligations related to certain facilities and equipment. The total amount of capital lease obligations outstanding at October 4, 2003, February 4, 2003 and January 4, 2003 related to these leases were approximately $1,178, $1,420 and $2,679, of which $0, $160 and $162 are included with the current portion of long-term debt, respectively.



NOTE 17 -- RELATED PARTY TRANSACTIONS



    In anticipation of the Company's emergence from bankruptcy protection, the Company entered into a consulting agreement with Alvarez & Marsal, Inc. ('A&M') on January 29, 2003 (as supplemented by a March 18, 2003 letter agreement, collectively the 'A&M Agreement'). The A&M Agreement provides, among other things, for certain executive services to be provided to the Company (including but not limited to the services of Antonio C. Alvarez as President and Chief Executive Officer of the Company through April 30, 2003, James P. Fogarty as Chief Financial Officer of the Company and other personnel through September 30,
2003) as well as the payment of additional fees upon the consummation of certain transactions involving the Company and, upon certain conditions, the right to participate in the Company's Incentive Compensation Plan for certain periods in fiscal 2003. Pursuant to the A&M Agreement, during the Third Quarter of Fiscal 2003, the Company paid A&M a total amount of $865, consisting of payments for executive services in the amount of $415 and $450 of transaction bonuses. For the period February 5, 2003 to October 4, 2003, total payments to A&M under the A&M Agreement were $2,596, consisting of payments for executive services in the amount of $1,486 and $1,110 of transaction bonuses. Pursuant to the terms of the Plan, Mr. Alvarez received Second Lien Notes in the principal amount of $942 (which, together with accrued interest thereon, were repaid with proceeds from the sale of the Senior Notes on June 12, 2003) and 266,400 shares of new common stock valued at $2,981 in connection with the Company's emergence from bankruptcy on February 4, 2003.



NOTE 18 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                        SUCCESSOR                PREDECESSOR
                                                     ----------------   -----------------------------
                                                          PERIOD             PERIOD       NINE MONTHS
                                                     FEBRUARY 5, 2003   JANUARY 5, 2003     ENDED
                                                       TO OCTOBER 4,      TO FEBRUARY 4,   OCTOBER 5,
                                                           2003               2003           2002
                                                     ----------------   ---------------   -----------
Cash paid during the year for:
    Interest.......................................        9,145             14,844           6,342
    Income taxes, net of refunds received..........       11,422                273          (8,907)
Supplemental non-cash investing and financing
  activities:
    Debt issued for purchase of fixed assets (a)...           --                 --           9,071



---------



(a) Represents debt incurred and assets purchased under the GECC lease settlement. See Note 16.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



NOTE 19 -- STOCKHOLDERS' EQUITY (DEFICIENCY)



    The Successor has authorized an aggregate of 20,000,000 shares of preferred stock, par value $0.01 per share, of which 112,500 shares are designated as Series A preferred stock, par value $0.01 per share. There are no shares of preferred stock issued and outstanding. The Successor has authorized an aggregate of 112,500,000 shares of New Common Stock of which the Successor issued 44,999,973 shares pursuant to the terms of the Plan. A further 23,540 shares and 1,670 shares were issued to the Company's directors on May 28, 2003 and July 7, 2003, respectively, as partial compensation for serving as members on the Board of Directors of the Company. The total number of shares of New Common Stock issued and outstanding at October 4, 2003 was 45,188,183. On March 12, 2003, pursuant to the terms of the Stock Incentive Plan, the Company issued 496,000 shares of restricted stock to certain of its employees. A further 219,500 shares of restricted stock, net of cancellations, were issued through October 4, 2003, of which 61,500 were issued during the Third Quarter of Fiscal 2003. The Stock Incentive Plan was approved by shareholders on May 28, 2003. The fair market value of the New Common Stock on the date of the grants ranged from $9.55 to $16.95 per share. The restricted shares vest, with respect to 25% of the shares, six months after the grant date and, with respect to an additional 25% of such shares, each anniversary after the first vesting date for a period of three years. In addition, the Company granted options for the purchase of 2,862,000 shares, net of cancellations, of New Common Stock at exercise prices ranging from $9.55 to $16.95 per share, which represents the price per share of the New Common Stock at the date of grant. Substantially all the options vest, with respect to 25% of the shares, six months after the grant date and, with respect to an additional 25% of such shares, each anniversary after the first vesting date for a period of three years. The options have a ten-year term. Compensation expense related to the restricted share and option grants to employees was $2,031 for the Third Quarter of Fiscal 2003 and $4,405 for the period February 5, 2003 to October 4, 2003. The total fair value of these options and restricted share grants was $19,070. Stock-based compensation expense for the Third Quarter of Fiscal 2003 and the period February 5, 2003 to October 4, 2003 related to grants of stock to the Company's Board of Directors as partial compensation for their services totaled $40 and $50, respectively.



    A summary of the options outstanding under the Stock Incentive Plan is presented below:



                                                             PERIOD FEBRUARY 5, 2003 TO
                                                                  OCTOBER 4, 2003
                                                            ----------------------------
                                                                        WEIGHTED AVERAGE
                                                             OPTIONS     EXERCISE PRICE
                                                             -------     --------------
Outstanding at February 5, 2003...........................         --
Granted...................................................  2,906,000        $10.80
Exercised.................................................         --            --
Canceled..................................................    (44,000)        10.45
                                                            ---------
Outstanding at October 4, 2003............................  2,862,000         10.80
                                                            ---------
                                                            ---------
Options exercisable at October 4, 2003....................    652,000        $10.25
                                                            ---------        ------
                                                            ---------        ------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    Summary information related to options outstanding at October 4, 2003 is as follows:



                                                    OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                           -------------------------------------   ----------------------
                                                           WEIGHTED
                                           OUTSTANDING     AVERAGE      WEIGHTED   EXERCISABLE   WEIGHTED
                                               AT         REMAINING     AVERAGE        AT        AVERAGE
                                           OCTOBER 4,    CONTRACTUAL    EXERCISE   OCTOBER 4,    EXERCISE
RANGE OF EXERCISE PRICES                      2003       LIFE (YEARS)    PRICE        2003        PRICE
------------------------                      ----       ------------    -----        ----        -----
$9.55 - $10.17...........................     624,000        9.5         $ 9.56      156,000      $ 9.56
$10.17 - $11.87..........................   1,980,000        9.4          10.46      495,000       10.46
$11.87 - $13.56..........................       4,000        9.7          12.54        1,000       12.54
$13.56 - $15.26..........................      12,000        9.8          13.90           --          --
$13.26 - $16.95..........................     242,000        9.9          16.68           --
                                            ---------                                -------      ------
                                            2,862,000                                652,000      $10.25
                                            ---------                                -------      ------
                                            ---------                                -------      ------



    The Company has reserved 5,000,000 shares of New Common Stock for stock-based compensation awards.



    The Predecessor had various stock-based incentive plans in place prior to February 4, 2003 including options outstanding for the purchase of 3,692,363 shares of Old Common Stock at weighted average exercise prices from $0.67 to $42.00 per share. All options to purchase shares of Old Common Stock and restricted shares related to the Old Common Stock were cancelled on February 4, 2003 pursuant to the terms of the Plan.



NOTE 20 -- INCOME (LOSS) PER SHARE

                                                                 SUCCESSOR        PREDECESSOR
                                                              ---------------   ---------------
                                                               THREE MONTHS      THREE MONTHS
                                                                  ENDED             ENDED
                                                                OCTOBER 4,        OCTOBER 5,
                                                                   2003              2002
                                                              ---------------   ---------------
Numerator for basic and diluted loss per share:
    Loss from continuing operations.........................      $(6,543)         $(18,245)
                                                                  -------          --------
                                                                  -------          --------
Denominator for basic and diluted loss per share:
    Weighted average shares outstanding -- basic and
      diluted...............................................       45,065            52,936
                                                                  -------          --------
Loss per share from continuing operations -- basic and
  diluted...................................................      $ (0.15)         $  (0.34)
                                                                  -------          --------
                                                                  -------          --------



                                                      SUCCESSOR                 PREDECESSOR
                                                   ---------------   ----------------------------------
                                                       PERIOD             PERIOD
                                                     FEBRUARY 5,        JANUARY 5,        NINE MONTHS
                                                       2003 TO            2003 TO            ENDED
                                                      OCTOBER 4,        FEBRUARY 4,        OCTOBER 5,
                                                        2003               2003               2002
                                                   ---------------   ----------------   ---------------
Numerator for basic and diluted income (loss) per
  share:
    Income (loss) from continuing operations
      before cumulative effect of change in
      accounting principle.......................      $ 8,074          $2,358,438         $(103,609)
                                                       -------          ----------         ---------
                                                       -------          ----------         ---------
Denominator for basic and diluted income (loss)
  per share:
    Weighted average shares
      outstanding -- basic.......................       45,028              52,990            52,936
                                                       -------          ----------         ---------
                                                       -------          ----------         ---------
    Weighted average shares
      oustanding -- diluted......................       45,186              52,990            52,936
                                                       -------          ----------         ---------
                                                       -------          ----------         ---------
Income (loss) per share from continuing
  operations before accounting change -- basic
  and diluted....................................      $  0.18          $    44.51         $   (1.96)
                                                       -------          ----------         ---------
                                                       -------          ----------         ---------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    The denominator for the weighted average diluted shares outstanding for the period February 5, 2003 to October 4, 2003 includes the effect, under the treasury method, of 552,500 shares of unvested restricted stock and 2,608,000 options. The effect of potentially dilutive securities has been excluded from the computation of loss per share for the Three and Nine Months Ended
October 5, 2002 and the Three Months Ended October 4, 2003 because the effect would have been anti-dilutive. Potentially dilutive securities at October 5, 2002 included options to purchase 3,963,213 shares of Old Common Stock, unvested restricted stock of 19,424 shares and 5,200,000 shares issuable pursuant to the Equity Agreements.



    Options to purchase 254,000 shares of common stock outstanding at October 4, 2003 were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the common shares. Options to purchase shares of common stock outstanding at October 5, 2002 were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price of the common shares. In addition, at October 5, 2002, incremental shares issuable on the assumed conversion of certain then outstanding Company-obligated mandatorily redeemable preferred securities amounting to 1,653,177 shares were not included in the computation of diluted earnings per share for any of the periods presented, as the impact would have been anti-dilutive.



NOTE 21 -- LEGAL MATTERS



SHAREHOLDER CLASS ACTIONS



    Between August 22, 2000 and October 26, 2000, seven putative class action complaints were filed in the U.S. District Court for the Southern District of New York (the 'District Court') against the Company and certain of its officers and directors (the 'Shareholder I Class Action'). The complaints, on behalf of a putative class of the Company's shareholders who purchased the Old Common Stock between September 17, 1997 and July 19, 2000 (the 'Class Period'), allege, among other things, that the defendants violated the Securities Exchange Act of 1934, as amended (the 'Exchange Act') by artificially inflating the price of the Old Common Stock and failing to disclose certain information during the Class Period.



    On November 17, 2000, the District Court consolidated the complaints into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation,
No. 00-Civ-6266 (LMM), and appointed a lead plaintiff and approved a lead counsel for the putative class. A second amended consolidated complaint was filed on May 31, 2001. On October 5, 2001, the defendants other than the Company filed a motion to dismiss based upon, among other things, the statute of limitations, failure to state a claim and failure to plead fraud with the requisite particularity. On April 25, 2002, the District Court granted the motion to dismiss this action based on the statute of limitations. On May 10, 2002, the plaintiffs filed a motion for reconsideration in the District Court. On May 24, 2002, the plaintiffs filed a notice of appeal with respect to such dismissal. On July 23, 2002, plaintiffs' motion for reconsideration was denied. On July 30, 2002, the plaintiffs voluntarily dismissed, without prejudice, their claims against the Company. On October 2, 2002, the plaintiffs filed a notice of appeal with respect to the District Court's entry of a final judgment in favor of the individual defendants. On July 7, 2003, the United States Court of Appeals for the Second Circuit reversed and remanded the District Court's entry of a final judgment in favor of the individual defendants. On September 15, 2003, the individual defendants filed a renewed motion to dismiss based upon, among other things, failure to plead actionable fraud, failure to plead fraud with particularity and failure adequately to plead scienter. On November 13, 2003, the parties to the Shareholder I Class Action entered into a Stipulation and Agreement of Settlement. On the same day, the court entered a preliminary order approving the settlement.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    Between April 20, 2001 and May 31, 2001, five putative class action complaints against the Company and certain of its officers and directors were filed in the District Court (the 'Shareholder II Class Action'). The complaints, on behalf of a putative class of 64 shareholders who purchased the Old Common Stock between September 29, 2000 and April 18, 2001 (the 'Second Class Period'), allege, among other things, that defendants violated the Exchange Act by artificially inflating the price of the Old Common Stock and failing to disclose negative information during the Second Class Period.



    On August 3, 2001, the District Court consolidated the actions into a single action, styled In Re The Warnaco Group, Inc. Securities Litigation (II), No. 01 CIV 3346 (MCG), and appointed a lead plaintiff and approved a lead counsel for the putative class. A consolidated amended complaint was filed against certain of the Company's current and former officers and directors, which expanded the Second Class Period to encompass August 16, 2000 to June 8, 2001. The amended complaint also dropped the Company as a defendant, but added as defendants certain outside directors. On April 18, 2002, the District Court dismissed the amended complaint, but granted plaintiffs leave to replead. On June 7, 2002, the plaintiffs filed a second amended complaint, which again expanded the Second Class Period to encompass August 15, 2000 to June 8, 2001. On June 24, 2002, the defendants filed motions to dismiss the second amended complaint. On August 21, 2002, the plaintiffs filed a third amended complaint adding the Company's current independent auditors as a defendant. On June 2, 2003, the District Court granted the outside directors' motion to dismiss and dismissed the motion to dismiss of the other individual defendants.



    As the Company has been dismissed from both suits, neither the Shareholder I Class Action nor Shareholder II Class Action has had, or will have, a material adverse effect on the Company's financial condition, results of operations or business.



SEC INVESTIGATION



    The staff of the Division of Enforcement of the Securities and Exchange Commission ('SEC') has been conducting an investigation to determine whether there have been any violations of the Exchange Act, in connection with, among other things, the preparation and publication by the Company of (i) the financial statements included in the Company's Annual Reports on Form 10-K for fiscal 1998, fiscal 1999 and fiscal 2000 and Quarterly Report on Form 10-Q for the third quarter of fiscal 2000 and (ii) the Company's press release announcing its results for fiscal 1998. In July 2002, the SEC staff informed the Company that it intends to recommend that the SEC bring a civil injunctive action against the Company, alleging violations of the federal securities laws, including Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1 and 13a-13 promulgated thereunder. The SEC staff invited the Company to make a Wells Submission describing the reasons why no action should be brought. In September 2002, the Company filed its Wells Submission and is continuing discussions with the SEC staff as to a settlement of this investigation. The Company does not expect the resolution of this matter to have a material effect on the Company's business, financial condition or results of operations.



    The Company is also aware that the SEC staff has informed certain persons who were employed by the Company at the time of the preparation of the documents referred to above (including one current member of management) that it intends to recommend that the SEC bring a civil injunctive action against such persons alleging violations of the securities laws. The Company is advised that such persons also have filed Wells Submissions.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



CHAPTER 11 CASES



    For a discussion of bankruptcy proceedings under the Bankruptcy Code, see the discussion of 'Chapter 11 Cases' in Note 1.



OTHER



    In addition to the above, from time to time, the Company is involved in arbitrations or legal proceedings that arise in the ordinary course of its business. The Company cannot predict the timing or outcome of these claims and proceedings. Currently, the Company is not involved in any arbitration and/or legal proceeding that it expects to have a material effect on its financial condition, results of operations or business.



NOTE 22 -- SUPPLEMENTAL CONSOLIDATING CONDENSED FINANCIAL INFORMATION



    The following tables set forth supplemental consolidating condensed financial information as of October 4, 2003, February 4, 2003 and January 4, 2003, for the periods January 5, 2003 to February 4, 2003, February 5, 2003 to October 4, 2003 and for the Nine Months Ended October 5, 2002 for (i) Warnaco Group, (ii) Warnaco, (iii) the subsidiaries of Warnaco that guarantee the Senior Notes (the 'Guarantor Subsidiaries'), (iv) the subsidiaries of Warnaco other than the Guarantor Subsidiaries (the 'Non-Guarantor Subsidiaries') and (v) the Company on a consolidated basis.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                             OCTOBER 4, 2003
                                           ------------------------------------------------------------------------------------
                                           THE WARNACO                 GUARANTOR     NON-GUARANTOR   ELIMINATION
                                           GROUP, INC.  WARNACO INC.  SUBSIDIARIES   SUBSIDIARIES      ENTRIES     CONSOLIDATED
                                           -----------  ------------  ------------   ------------      -------     ------------
                 ASSETS
Current assets:
   Cash..................................   $     --     $   23,570    $     282       $ 20,003      $        --    $   43,855
   Accounts receivable, net..............                   105,719       34,239         62,737                        202,695
   Inventories, net......................                    92,903      125,071         72,598                        290,572
   Prepaid expenses and other current
    assets...............................      4,427         10,657        7,890         15,793                         38,767
   Assets of discontinued operations.....         --             --       22,269             --               --        22,269
   Assets held for sale..................                       712           18          1,047                          1,777
                                            --------     ----------    ---------       --------      -----------    ----------
      Total current assets...............      4,427        233,561      189,769        172,178               --       599,935
                                            --------     ----------    ---------       --------      -----------    ----------
Property, plant and equipment, net.......                    67,735       16,187         21,347                        105,269
Investment in subsidiaries...............    755,963        558,800           --             --       (1,314,763)           --
Other assets.............................     95,023        149,047      146,288         27,068                        417,426
                                            --------     ----------    ---------       --------      -----------    ----------
                                            $855,413     $1,009,143    $ 352,244       $220,593      $(1,314,763)   $1,122,630
                                            --------     ----------    ---------       --------      -----------    ----------
                                            --------     ----------    ---------       --------      -----------    ----------

             LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current liabilities:
   Liabilities of discontinued
    operations...........................   $     --     $       --    $   2,172       $     --      $        --    $    2,172
   Accounts payable and accrued
    liabilities..........................                   107,251       30,279         86,390                        223,920
                                            --------     ----------    ---------       --------      -----------    ----------
      Total current liabilities..........         --        107,251       32,451         86,390               --       226,092
                                            --------     ----------    ---------       --------      -----------    ----------
Intercompany accounts....................    258,299       (110,497)    (119,180)       (28,622)                            --
Long-term debt...........................                   210,000                       1,178                        211,178
Other long-term liabilities..............     82,011         75,473           13          6,466                        163,963
Stockholders' equity.....................    515,103        726,916      438,960        155,181       (1,314,763)      521,397
                                            --------     ----------    ---------       --------      -----------    ----------
                                            $855,413     $1,009,143    $ 352,244       $220,593      $(1,314,763)   $1,122,630
                                            --------     ----------    ---------       --------      -----------    ----------
                                            --------     ----------    ---------       --------      -----------    ----------



                                                                            FEBRUARY 4, 2003
                                           ----------------------------------------------------------------------------------
                                           THE WARNACO                 GUARANTOR    NON-GUARANTOR   ELIMINATION
                                           GROUP, INC.  WARNACO INC.  SUBSIDIARIES  SUBSIDIARIES      ENTRIES    CONSOLIDATED
                                           -----------  ------------  ------------   ------------    -------     ------------
                 ASSETS
Current assets:
   Cash..................................   $     --     $   6,610      $    339       $ 13,757      $        --    $   20,706
   Restricted cash.......................         --         4,500            --          1,700               --         6,200
   Accounts receivable, net..............         --            --       151,317         61,731               --       213,048
   Inventories, net......................         --       128,256       142,133         77,644               --       348,033
   Prepaid expenses and other current
    assets...............................         --        18,905         6,901         12,483               --        38,289
   Assets held for sale..................         --           332            --          1,153               --         1,485
                                            --------     ---------      --------       --------      -----------    ----------
      Total current assets...............         --       158,603       300,690        168,468               --       627,761
                                            --------     ---------      --------       --------      -----------    ----------
Property, plant and equipment, net.......         --        83,126        20,695         25,536               --       129,357
Investment in subsidiaries...............    749,000       558,800            --             --       (1,307,800)           --
Other assets.............................     34,142       186,916       169,985         15,788               --       406,831
                                            --------     ---------      --------       --------      -----------    ----------
                                            $783,142     $ 987,445      $491,370       $209,792      $(1,307,800)   $1,163,949
                                            --------     ---------      --------       --------      -----------    ----------
                                            --------     ---------      --------       --------      -----------    ----------

             LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt.....   $     --     $   5,050      $     --       $     --      $        --    $    5,050
   Revolving credit facility.............         --        39,200            --             --               --        39,200
   Accounts payable and accrued
    liabilities..........................         --       119,796        50,300         85,722               --       255,818
                                            --------     ---------      --------       --------      -----------    ----------
      Total current liabilities..........         --       164,046        50,300         85,722               --       300,068
                                            --------     ---------      --------       --------      -----------    ----------
Intercompany accounts....................    279,594      (278,374)       35,043        (36,263)              --            --
Long-term debt...........................         --       200,942            --          1,260               --       202,202
Other long-term liabilities..............         --       151,831            27          6,273               --       158,131
Stockholders' equity.....................    503,548       749,000       406,000        152,800       (1,307,800)      503,548
                                            --------     ---------      --------       --------      -----------    ----------
                                            $783,142     $ 987,445      $491,370       $209,792      $(1,307,800)   $1,163,949
                                            --------     ---------      --------       --------      -----------    ----------
                                            --------     ---------      --------       --------      -----------    ----------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                             JANUARY 4, 2003
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                  GUARANTOR     NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.  SUBSIDIARIES   SUBSIDIARIES     ENTRIES    CONSOLIDATED
                                           -----------   ------------  ------------   ------------     -------    ------------
                 ASSETS
Current assets:
   Cash..................................  $       --    $    93,676    $     340       $ 20,009       $     --    $   114,025
   Restricted cash.......................          --          6,100           --             --             --          6,100
   Accounts receivable, net..............          --          7,498      134,053         58,266             --        199,817
   Inventories, net......................          --        142,108      132,752         70,408             --        345,268
   Prepaid expenses and other current
    assets...............................          --         15,116        7,086         12,208             --         34,410
   Assets held for sale..................          --            332           --          1,126             --          1,458
                                           -----------   -----------    ---------       --------       --------    -----------
      Total current assets...............          --        264,830      274,231        162,017             --        701,078
                                           -----------   -----------    ---------       --------       --------    -----------
   Property, plant and equipment, net....          --        100,346       23,427         32,939             --        156,712
   Investment in subsidiaries............  (1,140,116)       293,909      380,371        (21,054)       486,890             --
   Other assets..........................          --          1,852       81,923          6,315             --         90,090
                                           -----------   -----------    ---------       --------       --------    -----------
                                           $(1,140,116)  $   660,937    $ 759,952       $180,217       $486,890    $   947,880
                                           -----------   -----------    ---------       --------       --------    -----------
                                           -----------   -----------    ---------       --------       --------    -----------

             LIABILITIES AND
     STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities not subject to compromise
Current liabilities:
   Current portion of long-term debt.....  $       --    $     4,265    $      --       $  1,500       $     --    $     5,765
   Accounts payable and accrued
    liabilities..........................          --         67,869       79,262         86,945             --        234,076
                                           -----------   -----------    ---------       --------       --------    -----------
      Total current liabilities..........          --         72,134       79,262         88,445             --        239,841
                                           -----------   -----------    ---------       --------       --------    -----------
Intercompany accounts....................     622,756       (319,199)    (394,409)        90,852             --             --
Long-term debt...........................          --             --           --          1,252             --          1,252
Other long-term liabilities..............          --         70,500           29          6,272             --         76,801
Liabilities not subject to compromise....                  2,310,063      120,010         56,009                     2,486,082
Stockholders' equity.....................  (1,762,872)    (1,472,561)     955,060        (62,613)       486,890     (1,856,096)
                                           -----------   -----------    ---------       --------       --------    -----------
                                           $(1,140,116)  $   660,937    $ 759,952       $180,217       $486,890    $   947,880
                                           -----------   -----------    ---------       --------       --------    -----------
                                           -----------   -----------    ---------       --------       --------    -----------



                                                                PERIOD JANUARY 5, 2003 TO FEBRUARY 4, 2003
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                  GUARANTOR    NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.  SUBSIDIARIES  SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                           -----------   ------------  ------------  ------------     -------     ------------
Net revenues.............................  $       --    $    25,673    $  58,352       $28,714     $        --   $   112,739
Cost of goods sold.......................          --         15,268       37,536        15,279              --        68,083
                                           -----------   -----------    ---------      -------      -----------   -----------
Gross profit.............................          --         10,405       20,816        13,435              --        44,656
Selling, general and administrative
 expenses................................          --         14,591        9,750         9,981              --        34,322
Reorganization items.....................          --         29,922           --            --              --        29,922
                                           -----------   -----------    ---------       -------     -----------   -----------
Operating income (loss)..................          --        (34,108)      11,066         3,454              --       (19,588)
Equity in income of subsidiaries.........   2,358,537             --           --            --      (2,358,537)           --
Gain on cancellation of pre-petition
 indebtedness............................                 (1,567,721)    (124,975)           --              --    (1,692,696)
Fresh start adjustments..................                   (765,726)          --            --              --      (765,726)
Other (income) expense...................                        359           --            --              --           359
Interest expense.........................                      1,887           --            --              --         1,887
                                           -----------   -----------    ---------       -------     -----------   -----------
Income from continuing operations before
 provision for income taxes..............   2,358,537      2,297,093      136,041         3,454      (2,358,537)    2,436,588
Provision for income taxes...............          --         77,603           --           547              --        78,150
                                           -----------   -----------    ---------       -------     -----------   -----------
Income from continuing operations, net of
 income taxes............................   2,358,537      2,219,490      136,041         2,907      (2,358,537)    2,358,438
Discontinued operations..................          --             --           99            --              --            99
                                           -----------   -----------    ---------       -------     -----------   -----------
Net income...............................  $2,358,537    $ 2,219,490    $ 136,140       $ 2,907     $(2,358,537)  $ 2,358,537
                                           -----------   -----------    ---------       -------     -----------   -----------
                                           -----------   -----------    ---------       -------     -----------   -----------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                 PERIOD FEBRUARY 5, 2003 TO OCTOBER 4, 2003
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                  GUARANTOR     NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.  SUBSIDIARIES   SUBSIDIARIES     ENTRIES    CONSOLIDATED
                                           -----------   ------------  ------------   ------------     -------    ------------
Net revenues.............................  $       --    $   290,771     $ 415,656       $243,394       $     --   $   949,821
Cost of goods sold.......................          --        204,959       297,696        141,919             --       644,574
                                           -----------   -----------     ---------       --------       --------   -----------
Gross profit.............................          --         85,812       117,960        101,475             --       305,247
Selling, general and administrative
 expenses................................          --         99,493        84,601         67,835             --       251,929
Amortization of sales order backlog......          --          3,300         8,500             --             --        11,800
Restructuring items......................          --          5,472         3,586          2,324             --        11,382
                                           -----------   -----------     ---------       --------       --------   -----------
Operating income (loss)..................          --        (22,453)       21,273         31,316             --        30,136
Equity in income (loss) of
 subsidiaries............................       7,515             --            --             --         (7,515)           --
Intercompany royalty and management
 fees....................................          --            (68)       (3,799)         3,867             --            --
Other (income) expense...................          --        (22,662)       22,589         (2,159)            --        (2,232)
Interest expense.........................          --         39,568       (25,852)         2,122             --        15,838
                                           -----------   -----------     ---------       --------       --------   -----------
Income (loss) from continuing operations
 before provision for income taxes.......       7,515        (39,291)       28,335         27,486         (7,515)       16,530
Provision for income taxes...............          --          1,039           376          7,041             --         8,456
                                           -----------   -----------     ---------       --------       --------   -----------
Income (loss) from continuing
 operations..............................       7,515        (40,330)       27,959         20,445         (7,515)        8,074
Loss from discontinued operations, net of
 income taxes............................          --             --          (559)            --             --          (559)
                                           -----------   -----------     ---------       --------       --------   -----------
Net income (loss)........................  $    7,515    $   (40,330)    $  27,400       $ 20,445       $ (7,515)  $     7,515
                                           -----------   -----------     ---------       --------       --------   -----------
                                           -----------   -----------     ---------       --------       --------   -----------



                                                                     NINE MONTHS ENDED OCTOBER 5, 2002
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                  GUARANTOR    NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.  SUBSIDIARIES  SUBSIDIARIES     ENTRIES    CONSOLIDATED
                                           -----------   ------------  ------------  ------------     -------    ------------
Net revenues.............................   $      --     $ 391,149      $ 473,172       $ 240,423     $     --    $1,104,744
Cost of goods sold.......................          --       286,515        349,137         146,948           --       782,600
                                            ---------     ---------      ---------       ---------     --------    ----------
Gross profit.............................          --       104,634        124,035          93,475           --       322,144
Selling, general and administrative
 expenses................................          --       118,943         88,276          75,148           --       282,367
Reorganization items.....................          --        75,743             --           3,464           --        79,207
                                            ---------     ---------      ---------       ---------     --------    ----------
Operating income (loss)..................          --       (90,052)        35,759          14,863           --       (39,430)
Equity in income (loss) of
 subsidiaries............................    (905,372)           --             --              --      905,372            --
Intercompany royalty and management
 fees....................................          --       (28,094)        22,090           6,004           --            --
Other (income) expense...................          --            --             --              --           --            --
Interest (income) expense................          --        52,419        (38,329)            250           --        14,340
                                            ---------     ---------      ---------       ---------     --------    ----------
Income (loss) before provision for income
 taxes and cumulative effect of change in
 accounting principle....................    (905,372)     (114,377)        51,998           8,609      905,372       (53,770)
Provision for income taxes...............          --         2,805         38,724           8,310           --        49,839
                                            ---------     ---------      ---------       ---------     --------    ----------
Income (loss) from continuing operations
 before cumulative effect of change in
 accounting principle....................    (905,372)     (117,182)        13,274             299      905,372      (103,609)
Loss from discontinued operations, net of
 income taxes............................          --            --           (141)                          --          (141)
Cumulative effect of change in accounting
 principle, net of income tax benefit....          --       (84,532)      (651,664)        (65,426)          --      (801,622)
                                            ---------     ---------      ---------       ---------     --------    ----------
Net income...............................   $(905,372)    $(201,714)     $(638,531)      $ (65,127)    $905,372    $ (905,372)
                                            ---------     ---------      ---------       ---------     --------    ----------
                                            ---------     ---------      ---------       ---------     --------    ----------



                                                                 PERIOD JANUARY 5, 2003 TO FEBRUARY 4, 2003
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                   GUARANTOR    NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.   SUBSIDIARIES  SUBSIDIARIES     ENTRIES    CONSOLIDATED
                                           -----------   ------------   ------------  ------------     -------    ------------
Net cash provided by (used in) operating
 activities..............................   $     --      $(126,583)       $ 260         $ 101,397     $     --     $ (24,926)
                                            --------      ---------        -----         ---------     --------     ---------
Cash flows from investing activities:
   Purchase of property, plant and
    equipment............................         --           (468)        (261)              (16)          --          (745)
                                            --------      ---------        -----         ---------     --------     ---------
Net cash used in investing activities....         --           (468)        (261)              (16)          --          (745)
                                            --------      ---------        -----         ---------     --------     ---------
Cash flows from financing activities:
   Borrowings under revolving credit
    facility.............................         --         39,200           --                --           --        39,200
   Borrowings (repayments) under term
    loan and other debt agreements.......         --            785           --            (1,500)          --          (715)
   Repayments of foreign debt............         --             --           --          (106,112)          --      (106,112)
                                            --------      ---------        -----         ---------     --------     ---------
Net cash provided by (used in) financing
 activities..............................         --         39,985           --          (107,612)          --       (67,627)
Translation adjustments..................         --             --           --               (21)          --           (21)
                                            --------      ---------        -----         ---------     --------     ---------
Decrease in cash.........................         --        (87,066)          (1)           (6,252)          --       (93,319)
Cash at beginning of period..............         --         93,676          340            20,009           --       114,025
                                            --------      ---------        -----         ---------     --------     ---------
Cash at end of period....................   $     --      $   6,610        $ 339         $  13,757     $     --     $  20,706
                                            --------      ---------        -----         ---------     --------     ---------
                                            --------      ---------        -----         ---------     --------     ---------

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                               PERIOD FEBRUARY 5, 2003 TO OCTOBER 4, 2003
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                  GUARANTOR     NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.  SUBSIDIARIES   SUBSIDIARIES     ENTRIES    CONSOLIDATED
                                           -----------   ------------   ------------   ------------    -------    ------------
Net cash provided by operating
 activities..............................   $    658      $  67,322       $ 3,154         $ 4,325     $     --      $  75,459
                                            --------      ---------       -------         -------     --------      ---------
Cash flows from investing activities:
   Disposal of fixed assets..............         --            109            --              --           --            109
   Purchase of property, plant and
    equipment............................         --         (6,940)       (3,211)         (1,861)          --        (12,012)
                                            --------      ---------       -------         -------     --------      ---------
Net cash used in investing activities....         --         (6,831)       (3,211)         (1,861)          --        (11,903)
                                            --------      ---------       -------         -------     --------      ---------
Cash flows from financing activities:
   Repayments under revolving credit
    facility.............................         --        (39,200)           --              --           --        (39,200)
   Issuance of Senior Notes..............         --        210,000            --              --           --        210,000
   Repayment of Second Lien Notes........         --       (200,942)           --              --           --       (200,942)
   Repayments under term loan and other
    debt agreements......................         --         (5,050)           --             (82)          --         (5,132)
   Payments of deferred financing costs
    and other............................       (658)        (8,339)           --              --           --         (8,997)
                                            --------      ---------       -------         -------     --------      ---------
Net cash used in financing activities....       (658)       (43,531)           --             (82)          --        (44,271)
Translation adjustments..................         --             --            --           3,864           --          3,864
                                            --------      ---------       -------         -------     --------      ---------
Increase (decrease) in cash..............         --         16,960           (57)          6,246           --         23,149
Cash at beginning of period..............         --          6,610           339          13,757           --         20,706
                                            --------      ---------       -------         -------     --------      ---------
Cash at end of period....................   $     --      $  23,570       $   282         $20,003     $     --      $  43,855
                                            --------      ---------       -------         -------     --------      ---------
                                            --------      ---------       -------         -------     --------      ---------



                                                                     NINE MONTHS ENDED OCTOBER 5, 2002
                                           -----------------------------------------------------------------------------------
                                           THE WARNACO                   GUARANTOR    NON-GUARANTOR  ELIMINATION
                                           GROUP, INC.   WARNACO INC.   SUBSIDIARIES  SUBSIDIARIES    ENTRIES     CONSOLIDATED
                                           -----------   ------------   ------------  ------------    -------     ------------
Net cash provided by (used in) operating
 activities..............................   $     --      $ 225,421       $ (8,970)      $ (13,226)   $     --      $ 203,225
Net cash provided by (used in) investing
 activities..............................         --         (3,792)         7,957          18,164          --         22,329
                                            --------      ---------       --------       ---------    --------      ---------
Cash flows from financing activities:
   Repayments under Amended DIP..........         --       (155,915)            --              --          --       (155,915)
   Repayments of debt....................         --        (10,039)           (29)         (2,942)         --        (13,010)
                                            --------      ---------       --------       ---------    --------      ---------
Net cash used in financing activities....         --       (165,954)           (29)         (2,942)         --       (168,925)
Translation adjustments..................         --             --             --            (329)         --           (329)
                                            --------      ---------       --------       ---------    --------      ---------
Increase (decrease) in cash..............         --         55,675         (1,042)          1,667          --         56,300
Cash at beginning of period..............         --         16,652          1,042          21,864          --         39,558
                                            --------      ---------       --------       ---------    --------      ---------
Cash at end of period....................   $     --      $  72,327       $     --       $  23,531    $     --      $  95,858
                                            --------      ---------       --------       ---------    --------      ---------
                                            --------      ---------       --------       ---------    --------      ---------



NOTE 23 -- SUBSEQUENT EVENTS (UNAUDITED)



    In December 2003, as part of the Company's ongoing strategy to source product from lower-cost third-party providers, the Company entered into a binding agreement to sell its intimate apparel production facility in Honduras to an investor group led by the current manager of the operation. The sale is expected to be finalized in the first quarter of fiscal 2004.



    The summarized assets and liabilities of this entity at October 4, 2003 are presented below:



                                                      OCTOBER 4, 2003
                                                      ---------------
Cash...........................................           $  244
Prepaid expenses and other current assets......                8
Property, plant and equipment, net.............            1,956
                                                          ------
    Total assets...............................           $2,208
                                                          ------
                                                          ------
Accounts payable...............................           $   56
Accrued liabilities............................            1,018
                                                          ------
    Total liabilities..........................           $1,074
                                                          ------
                                                          ------



    In addition, in December 2003, in order to better focus on the Company's core Speedo wholesale business, the Company decided to close its 39 remaining Speedo Authentic Fitness retail stores in the United States, however, it will continue to operate its Speedo Authentic Fitness online

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



store. The Company expects the closures to begin in January 2004 and be completed by April 2004.



    The summarized operating results for these stores are presented below:





                                                                  (IN THOUSANDS OF DOLLARS)
                                                                 SUCCESSOR        PREDECESSOR
                                                              ---------------   ---------------
                                                                THREE MONTHS      THREE MONTHS
                                                                   ENDED             ENDED
                                                                 OCTOBER 4,        OCTOBER 5,
                                                                   2003              2002
                                                              ---------------   ---------------
Net revenues................................................      $5,248            $6,829
                                                                  ------            ------
                                                                  ------            ------
Loss before provision (benefit) for income taxes............      $ (148)           $  327
Provision (benefit) for income taxes........................          --                --
                                                                  ------            ------
Loss from discontinued operations, net of income taxes......      $ (148)           $  327
                                                                  ------            ------
                                                                  ------            ------



                                                                (IN THOUSANDS OF DOLLARS)
                                                      SUCCESSOR                 PREDECESSOR
                                                   ---------------   ----------------------------------
                                                       PERIOD            PERIOD
                                                     FEBRUARY 5,       JANUARY 5,         NINE MONTHS
                                                      2003 TO           2003 TO             ENDED
                                                     OCTOBER 4,        FEBRUARY 4,        OCTOBER 5,
                                                        2003              2003               2002
                                                   ---------------   ----------------   ---------------
Net revenues.....................................      $12,693            $1,209            $23,559
                                                       -------            ------            -------
                                                       -------            ------            -------
Income before provision (benefit) for income
  taxes..........................................      $(1,712)           $ (397)           $  (249)
Provision for income taxes.......................           --                --                 --
                                                       -------            ------            -------
Income (loss) from discontinued operations, net
  of income taxes................................      $(1,712)           $ (397)           $  (249)
                                                       -------            ------            -------
                                                       -------            ------            -------



    The summarized assets and liabilities of these stores at October 4, 2003, are presented below:



                                                      OCTOBER 4, 2003
                                                      ---------------
                                                 (IN THOUSANDS OF DOLLARS)
Cash...........................................           $  218
Inventories, net...............................            4,455
Prepaid expenses and other current assets......              360
Property, plant and equipment, net.............            3,772
Intangible assets..............................
                                                          ------
    Total assets...............................           $8,805
                                                          ------
                                                          ------
Accounts payable...............................           $  258
Accrued liabilities............................              711
                                                          ------
    Total liabilities..........................           $  969
                                                          ------
                                                          ------



    In December 2003, the Company also announced that it has commenced a consultation process with employees associated with its Warner's brand in the United Kingdom and Europe to rationalize that organization. The process is expected to conclude by fiscal year-end and may result in significant job reductions.

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



    The summarized operating results of this entity are presented below:





                                                                 SUCCESSOR        PREDECESSOR
                                                              ---------------   ---------------
                                                                THREE MONTHS      THREE MONTHS
                                                                   ENDED            ENDED
                                                                 OCTOBER 4,        OCTOBER 5,
                                                                   2003              2002
                                                              ---------------   ---------------
Net revenues................................................      $ 3,969           $4,074
                                                                  -------           ------
                                                                  -------           ------
Loss before provision (benefit) for income taxes............      $(1,640)          $ (534)
Provision (benefit) for income taxes........................           --               --
                                                                  -------           ------
Loss from discontinued operations, net of income taxes......      $(1,640)          $ (534)
                                                                  -------           ------
                                                                  -------           ------



                                                      SUCCESSOR                 PREDECESSOR
                                                   ---------------   ----------------------------------
                                                       PERIOD            PERIOD
                                                     FEBRUARY 5,       JANUARY 5,         NINE MONTHS
                                                       2003 TO           2003 TO             ENDED
                                                      OCTOBER 4,        FEBRUARY 4,        OCTOBER 5,
                                                        2003              2003               2002
                                                   ---------------   ----------------   ---------------
Net revenues.....................................      $10,303            $1,358            $11,027
                                                       -------            ------            -------
                                                       -------            ------            -------
Income before provision (benefit) for income
  taxes..........................................      $(2,957)           $   50            $(1,744)
Provision for income taxes.......................           (4)               --                 --
                                                       -------
Income (loss) from discontinued operations, net
  of income taxes................................      $(2,953)           $   50            $(1,744)
                                                       -------            ------            -------
                                                       -------            ------            -------



    The summarized assets and liabilities of this entity at October 4, 2003 are presented below:



                                                      OCTOBER 4, 2003
                                                      ---------------
Cash...........................................           $ 2,399
Accounts receivable, net.......................             3,508
Inventories, net...............................             5,641
Prepaid expenses and other current assets......               503
Property, plant and equipment, net.............             1,194
Assets held for sale...........................             1,047
Other..........................................                71
                                                          -------
    Assets of discontinued operations..........           $14,363
                                                          -------
                                                          -------
Accounts payable...............................           $   674
Accrued liabilities............................             1,368
                                                          -------
    Liabilities of discontinued operations.....           $ 2,042
                                                          -------
                                                          -------



    The Company anticipates that the abovementioned restructuring initiatives will result in a total pre-tax restructuring charge of between $18 million and $26 million. The Company expects that approximately half of the total charges will be non-cash.



    On December 10, 2003, the Company entered into an agreement to sell its White Stag trademarks to Wal-Mart Stores, Inc. Under the terms of the sale agreement for the White Stag trademarks, Wal-Mart paid the Company $10 million in cash on December 10, 2003, and will pay the Company an additional net present value of $18.7 million (at a discount rate of eight percent) in cash over the next three years. The Company will continue to design the White Stag women's sportswear line for a design fee to be paid by Wal-Mart. In addition, the Company will receive design incentive fees of no less than $3.6 million in the aggregate through 2006. The carrying value of the White Stag trademark was $32,000 at October 4, 2003. The revenues and operating income related to the White Stag trademark are presented below:

                            THE WARNACO GROUP, INC.
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)



                                                             SUCCESSOR        PREDECESSOR
                                                          ---------------   ---------------
                                                          THREE MONTHS      THREE MONTHS
                                                            ENDED             ENDED
                                                          OCTOBER 4,        OCTOBER 5,
                                                             2003              2002
                                                          ---------------   ---------------
Net revenues............................................      $4,305            $3,405
                                                              ------            ------
                                                              ------            ------
Operating income........................................      $3,263            $2,380



                                                                        PREDECESSOR
                                                SUCCESSOR      ------------------------------
                                             ---------------     PERIOD
                                               FEBRUARY 5,       JANUARY 5,         NINE MONTHS
                                                 2003 TO           2003 TO            ENDED
                                                OCTOBER 4,        FEBRUARY 4,        OCTOBER 5,
                                                  2003              2003              2002
                                             ---------------   ----------------   -----------
Net revenues...............................      $10,456            $1,593          $11,358
                                                 -------            ------          -------
                                                 -------            ------          -------
Operating income...........................      $ 7,817            $1,306          $ 8,780

________________________________________________________________________________

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS DOES NOT OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR ASK FOR OFFERS TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL, WHERE THE PERSON MAKING THE OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHO CANNOT LEGALLY BE OFFERED THE SECURITIES. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

    Until            , 2003, all dealers that effect transactions in these
securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Warnaco and the guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), they will make this prospectus available to any broker-dealer for use in connection with any such resale.

                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                [WARNACO LOGO]

                                  WARNACO INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                            THE WARNACO GROUP, INC.

OFFER TO EXCHANGE $210,000,000 AGGREGATE PRINCIPAL AMOUNT OF 8 7/8% SENIOR NOTES
                                    DUE 2013
CUSIPS 934391 AE3 AND U93439 AA2 FOR $210,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                          8 7/8% SENIOR NOTES DUE 2013
    CUSIP         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                AS AMENDED

                       Prospectus dated            , 2003

________________________________________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

REGISTRANTS THAT ARE DELAWARE CORPORATIONS

    Under Section 145 of the Delaware General Corporation Law ('DGCL'), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to
Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

    Article VII of the Amended and Restated Certificate of Incorporation of The Warnaco Group, Inc. and Article VIII of the Bylaws of each of Abbeville Manufacturing Company, Authentic Fitness Corporation, CCC Acquisition Corp., Calvin Klein Jeanswear Company, CKJ Holdings, Inc., Designer Holdings Ltd., Gregory Street, Inc., Jeanswear Holdings, Inc., Kai Jay Manufacturing Company, Myrtle Avenue, Inc., Outlet Holdings, Inc., Outlet Stores, Inc., Penhaligon's by Request, Inc., Rio Sportswear, Inc., Ubertech Products, Inc., Warnaco Puerto Rico, Inc. and Warnaco U.S., Inc. contain provisions that grant indemnification rights to the fullest extent authorized under DGCL Section 145.

    Article VIII of the Bylaws of Warnaco Inc., Article Fourteenth of the Amended Certificate of Incorporation of each of 184 Benton Street Inc., Warnaco Sourcing Inc. and Warner's de Costa Rica Inc., Article Ninth of the Amended Certificate of Incorporation of Authentic Fitness Retail Inc., and Article III,
Section 13 of the Bylaws of Authentic Fitness Products Inc. states that the company will provide indemnification to the fullest extent permitted under Delaware law.

    Article Eleventh of the Amended Certificate of Incorporation of each of C.F. Hathaway Company and Warnaco Men's Sportswear Inc. provides for indemnification as follows:

        'Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the corporation, or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled.'

REGISTRANTS THAT ARE DELAWARE LIMITED LIABILITY COMPANIES

    Section 18-108 of the Delaware Limited Liability Company Act permits limited liability companies to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands. However, a limited liability company may set forth restrictions on and standards for indemnification in its limited liability company operating agreement.
Article XI of the Amended and Restated Limited Liability Company Agreement of Warnaco International, L.L.C. contains provisions that grant indemnification rights to the extent authorized under DGCL Section 145.

REGISTRANTS THAT ARE CALIFORNIA CORPORATIONS

    Section 317 of the General Corporation Law of California provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or in the right of the corporation to obtain a favorable judgment for itself, by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding by reason of the fact that the person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation (unless and then only to the extent a court determines otherwise), for amounts paid in settling a pending action without court approval or for expenses incurred in defending a pending action which is settled without court approval. A corporation may pay expenses incurred in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified. A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability.

    Article II, Section 5 of the Bylaws of A.B.S. Clothing Collection, Inc. provides that the corporation may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the General Corporation Law of California.

REGISTRANTS THAT ARE NEVADA CORPORATIONS

    Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. The person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law and must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred in connection with the defense.
Section 78.751 permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.752 permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation's officers, directors, employees or agents, or any persons serving in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

    Article IX of the Bylaws of Authentic Fitness On-line, Inc. provide for indemnification to the fullest extent permitted under Nevada law and for the advance payment of expenses incurred by officers and directors as permitted by
Section 78.751 of the Nevada Revised Statutes.

    In addition, The Warnaco Group, Inc. has entered into separate Indemnification Agreements with each of its directors and officers and has purchased and maintains insurance for its directors and officers against liabilities that they may incur in their capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    2.1       Sale and Purchase Agreement, dated December 18, 2001,
              between Mullion International Limited and Royal Holdings,
              Inc. (incorporated herein by reference to Exhibit 2.3 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

    2.2       Deed of Variation, dated February 8, 2002, among Mullion
              International Limited, Royal Holdings, Inc. and Cradle
              Penhaligon's Limited (incorporated herein by reference to Exhibit 2.4 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*

    2.3       Stock and Asset Sale Agreement, dated as of December 21,
              2001, by and among Warnaco Inc., Warner's (U.K.) Ltd.,
              Warnaco (HK) Ltd. and Luen Thai Overseas Limited
              (incorporated herein by reference to Exhibit 2.5 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

    2.4 Consent and Waiver, dated as of January 21, 2002, by and among Warnaco Inc., Warner's (U.K.) Ltd., Warnaco (HK) Ltd.
              and Luen Thai Overseas Limited (incorporated herein by reference to Exhibit 2.6 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

    2.5 Consent and Waiver, dated as of February 1, 2002, by and among Warnaco Inc., Warner's (U.K.) Ltd., Warnaco (HK) Ltd.
              and Luen Thai Overseas Limited (incorporated herein by reference to Exhibit 2.7 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

    2.6       First Amended Joint Plan of Reorganization of The Warnaco
              Group, Inc. and its Affiliated Debtors in Possession Under
              Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.2 to The Warnaco Group, Inc.'s
              Form 10-Q filed on November 18, 2002).*

    2.7       Disclosure Statement with respect to the First Amended Joint
              Plan of Reorganization of The Warnaco Group, Inc. and its
              Affiliated Debtors and Debtors in Possession Under
              Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.3 to The Warnaco Group, Inc.'s
              Form 10-Q filed November 18, 2002).*

    3.1       Restated Certificate of Incorporation of Warnaco Inc.
              (incorporated by reference to Exhibit T3A-1 to the Form T-3 filed by The Warnaco Group, Inc. on January 17, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Inc. (incorporated by reference to Exhibit T3A-2 to the Form T-3 filed by The Warnaco Group,
              Inc. on January 17, 2003).*

    3.2       Bylaws of Warnaco Inc. (incorporated by reference to
              Exhibit T3B to the Form T-3 filed by The Warnaco Group,
              Inc. on January 17, 2003).*

    3.3       Amended and Restated Certificate of Incorporation of The
              Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on
              February 4, 2003).*

    3.4 Bylaws of The Warnaco Group, Inc. (incorporated by reference to the Annual Report on Form 10-K filed by The Warnaco
              Group, Inc. on April 4, 2003).*

    3.5       Certificate of Incorporation of 184 Benton Street Inc.
              (incorporated by reference to Exhibit T3A-5 to the Amendment
              No. 1 to Form T-3 filed by The Warnaco Group, Inc. on
              February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of 184 Benton
              Street Inc. (incorporated by reference to Exhibit T3A-6 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

    3.6 Bylaws of 184 Benton Street Inc. (incorporated by reference to Exhibit T3B-3 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.7       Articles of Incorporation of A.B.S. Clothing Collection,
              Inc. (incorporated by reference to Exhibit T3A-7 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of
              Amendment to Articles of Incorporation of A.B.S. Clothing
              Collection, Inc. (incorporated by reference to
              Exhibit T3A-8 to the Amendment No. 1 to Form T-3 filed by
              The Warnco Group, Inc. on February 3, 2003).*

    3.8 Bylaws of A.B.S. Clothing Collection, Inc. (incorporated by reference to Exhibit T3B-4 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.9       Certificate of Incorporation of Abbeville Manufacturing
              Company (incorporated by reference to Exhibit T3A-9 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Abbeville
              Manufacturing Company (incorporated by reference to Exhibit T3A-10 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.10 Bylaws of Abbeville Manufacturing Company (incorporated by reference to Exhibit T3B-5 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003),* as amended by the Amendment to the Bylaws of Abbeville Manufacturing Company.**

    3.11      Restated Certificate of Incorporation of Authentic Fitness
              Corporation,** as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness
              Corporation (incorporated by reference to Exhibit T3A-12 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

    3.12      Bylaws of Authentic Fitness Corporation.**

    3.13      Restated Certificate of Incorporation of Authentic Fitness
              On-Line, Inc. (incorporated by reference to Exhibit T3A-13 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness On-Line, Inc. (incorporated by reference to Exhibit T3A-14 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.14 Bylaws of Authentic Fitness On-Line, Inc. (incorporated by reference to Exhibit T3B-7 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003),* as amended by the Amendment to By-laws of Authentic
              Fitness On-Line, Inc.**

    3.15      Amended Certificate of Incorporation of Authentic Fitness
              Products Inc. (incorporated by reference to Exhibit T3A-15 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness Products Inc. (incorporated by reference to Exhibit T3A-16 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.16 Bylaws of Authentic Fitness Products Inc. (incorporated by reference to Exhibit T3B-8 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.17      Certificate of Incorporation of Authentic Fitness Retail
              Inc. (incorporated by reference to Exhibit T3A-17 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic
              Fitness Retail Inc. (incorporated by reference to
              Exhibit T3A-18 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.18      Bylaws of Authentic Fitness Retail Inc. (incorporated by
              reference to Exhibit T3B-9 to the Amendment No. 1 to
              Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.19      Certificate of Incorporation of CCC Acquisition Corp.
              (incorporated by reference to Exhibit T3A-19 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of CCC Acquisition
              Corp. (incorporated by reference to Exhibit T3A-20 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.20 Bylaws of CCC Acquisition Corp. (incorporated by reference to Exhibit T3B-10 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.21      Amended Certificate of Incorporation of C.F. Hathaway
              Company (incorporated by reference to Exhibit T3A-21 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of C.F. Hathaway
              Company (incorporated by reference to Exhibit T3A-22 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.22 Bylaws of C.F. Hathaway Company (incorporated by reference to Exhibit T3B-11 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.23      Certificate of Incorporation of Calvin Klein Jeanswear
              Company (incorporated by reference to Exhibit T3A-23 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Calvin Klein
              Jeanswear Company (incorporated by reference to Exhibit T3A-24 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.24 Bylaws of Calvin Klein Jeanswear Company (incorporated by reference to Exhibit T3B-12 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.25      Certificate of Incorporation of CKJ Holdings, Inc.
              (incorporated by reference to Exhibit T3A-25 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of CKJ Holdings,
              Inc. (incorporated by reference to Exhibit T3A-26 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.26      Bylaws of CKJ Holdings, Inc. (incorporated by reference to
              Exhibit T3B-13 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.27      Certificate of Incorporation of Designer Holdings Ltd.
              (incorporated by reference to Exhibit T3A-27 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Designer
              Holdings Ltd. (incorporated by reference to Exhibit T3A-28 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.28 Bylaws of Designer Holdings Ltd. (incorporated by reference to Exhibit T3B-14 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.29      Certificate of Incorporation of Gregory Street, Inc.
              (incorporated by reference to Exhibit T3A-29 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of
              Amendment to Certificate of Incorporation of Gregory Street,
              Inc. (incorporated by reference to Exhibit T3A-30 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.30      Bylaws of Gregory Street, Inc. (incorporated by reference to
              Exhibit T3B-15 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.31      Certificate of Incorporation of Jeanswear Holdings, Inc.
              (incorporated by reference to Exhibit T3A-31 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Jeanswear
              Holdings, Inc. (incorporated by reference to Exhibit T3A-32 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.32 Bylaws of Jeanswear Holdings, Inc. (incorporated by reference to Exhibit T3B-16 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.33      Amended Certificate of Incorporation of Kai Jay
              Manufacturing Company (incorporated by reference to Exhibit T3A-33 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Kai Jay Manufacturing Company (incorporated by reference to Exhibit T3A-34 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.34 Bylaws of Kai Jay Manufacturing Company (incorporated by reference to Exhibit T3B-17 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.35      Certificate of Incorporation of Myrtle Avenue, Inc.
              (incorporated by reference to Exhibit T3A-35 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Myrtle Avenue,
              Inc. (incorporated by reference to Exhibit T3A-36 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.36      Bylaws of Myrtle Avenue, Inc. (incorporated by reference to
              Exhibit T3B-18 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.37      Certificate of Incorporation of Outlet Holdings, Inc.
              (incorporated by reference to Exhibit T3A-37 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Outlet
              Holdings, Inc. (incorporated by reference to Exhibit T3A-38 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.38 Bylaws of Outlet Holdings, Inc. (incorporated by reference to Exhibit T3B-19 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.39      Certificate of Incorporation of Outlet Stores, Inc.
              (incorporated by reference to Exhibit T3A-39 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Outlet Stores,
              Inc. (incorporated by reference to Exhibit T3A-40 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.40      Bylaws of Outlet Stores, Inc. (incorporated by reference to
              Exhibit T3B-20 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.41      Certificate of Incorporation of Penhaligon's by Request,
              Inc. (incorporated by reference to Exhibit T3A-41 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Penhaligon's by Request, Inc. (incorporated by reference to Exhibit T3A-42 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.42 Bylaws of Penhaligon's by Request, Inc. (incorporated by reference to Exhibit T3B-21 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.43      Amended Certificate of Incorporation of Rio Sportswear, Inc.
              (incorporated by reference to Exhibit T3A-43 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Rio Sportswear,
              Inc. (incorporated by reference to Exhibit T3A-44 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.44      Bylaws of Rio Sportswear, Inc. (incorporated by reference to
              Exhibit T3B-22 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.45      Amended Certificate of Incorporation of Ubertech Products,
              Inc. (incorporated by reference to Exhibit T3A-45 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Ubertech
              Products, Inc. (incorporated by reference to Exhibit T3A-46 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.46 Bylaws of Ubertech Products, Inc. (incorporated by reference to Exhibit T3B-23 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.47      Amended Certificate of Formation of Warnaco International,
              L.L.C. (incorporated by reference to Exhibit T3A-47 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.48      Amended and Restated Limited Liability Company Agreement of
              Warnaco International, L.L.C. (incorporated by reference to
              Exhibit T3B-24 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.49      Amended Certificate of Incorporation of Warnaco Men's
              Sportswear Inc. (incorporated by reference to Exhibit T3A-49 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Men's Sportswear Inc. (incorporated by reference to Exhibit T3A-50 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.50 Bylaws of Warnaco Men's Sportswear Inc. (incorporated by reference to Exhibit T3B-25 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.51      Amended Certificate of Incorporation of Warnaco Puerto Rico,
              Inc. (incorporated by reference to Exhibit T3A-51 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Puerto
              Rico, Inc. (incorporated by reference to Exhibit T3A-52 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.52      Bylaws of Warnaco Puerto Rico, Inc. (incorporated by
              reference to Exhibit T3B-26 to the Amendment No. 1 to
              Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.53      Certificate of Incorporation of Warnaco Sourcing Inc.
              (incorporated by reference to Exhibit T3A-53 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco
              Sourcing Inc. (incorporated by reference to Exhibit T3A-54 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.54 Bylaws of Warnaco Sourcing Inc. (incorporated by reference to Exhibit T3B-27 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.55      Amended Certificate of Incorporation of Warnaco U.S., Inc.
              (incorporated by reference to Exhibit T3A-55 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco U.S.,
              Inc. (incorporated by reference to Exhibit T3A-56 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.56      Bylaws of Warnaco U.S., Inc. (incorporated by reference to
              Exhibit T3B-28 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.57      Amended Certificate of Incorporation of Warner's de Costa
              Rica Inc. (incorporated by reference to Exhibit T3A-57 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warner's de
              Costa Rica Inc. (incorporated by reference to
              Exhibit T3A-58 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.58 Bylaws of Warner's de Costa Rica Inc. (incorporated by reference to Exhibit T3B-29 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    4.1 Registration Rights Agreement, dated as of June 12, 2003, among Warnaco Inc., the Guarantors (as defined therein) and the Initial Purchasers (as defined therein).**

    4.2 Indenture, dated as of June 12, 2003, among Warnaco Inc., the Guarantors (as defined therein) and the Trustee (as defined therein).**

    4.3       Rights Agreement, dated as of February 4, 2003, between The
              Warnaco Group, Inc. and the Rights Agent, including Form of
              Rights Certificate as Exhibit A, Summary of Rights to
              Purchase Preferred Stock as Exhibit B and the Form of
              Certificate of Designation for the Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4,
              2003).*

    4.4 Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof
              (as described in the Registration Rights Agreement)
              (incorporated herein by reference to Exhibit 4.5 to The
              Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

    5.1 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the notes being offered hereby.**

    5.2 Form of Opinion of Schreck Brignone, regarding the legality of certain of the guarantees being offered hereby.'D'

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.1       Senior Secured Revolving Credit Agreement, dated as of
              February 4, 2003, among Warnaco Inc., The Warnaco Group,
              Inc., the Administrative Agent, the Lenders, the Issuing
              Banks, the Syndication Agent and Salomon Smith Barney Inc.
              and J.P. Morgan Securities, Inc., as joint lead managers and joint lead book managers (incorporated herein by reference to Exhibit 99.2 to The Warnaco Group, Inc.'s Form 8-K filed
              February 10, 2003).*

   10.2       Amendment No. 1, Consent and Waiver, dated as of November
              12, 2003, to the Senior Secured Revolving Credit Agreement, dated as of February 4, 2003, among Warnaco Inc., The
              Warnaco Group, Inc., the financial institutions from time to time party thereto as lenders, the financial institutions from time to time party thereto as issuers, Citicorp North
              America, as administrative agent and collateral agent for the Lenders and the Issuers, JPMorgan Chase Bank, as syndication agent for the Lenders and the Issuers and Bank of America, NA, The CIT Group/Commercial Services Inc., and
              Congress Financial Corporation (Central), each as a co-documentation agent for the Lenders and Issuers.'D'

   10.3 Pledge and Security Agreement, dated as of February 4, 2003, among Warnaco Inc., as a grantor, the Guarantors and Citicorp North America, Inc., as administrative agent
              (incorporated herein by reference to Exhibit 99.3 to The
              Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

   10.4 Intercreditor Agreement, dated as of February 4, 2003, among the Administrative Agent, the Indenture Trustee, the
              Collateral Trustee, Warnaco and the Guarantors (incorporated herein by reference to Exhibit 99.4 to The Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

   10.5 Warnaco Employee Retirement Plan (incorporated herein by reference to Exhibit 10.11 to The Warnaco Group, Inc.'s
              Registration Statement on Form S-1, No. 33-4587).*

   10.6       The Warnaco Group, Inc. 2003 Stock Incentive Plan
              (incorporated herein by reference to Appendix D to The
              Warnaco Group, Inc.'s Proxy Statement filed April 29,
              2003).*

   10.7       The Warnaco Group, Inc. Incentive Compensation Plan
              (incorporated herein by reference to Appendix E to The
              Warnaco Group, Inc.'s Proxy Statement filed April 29,
              2003).*

   10.8       Summary of Key Domestic Employee Retention Plan
              (incorporated herein by reference to Exhibit 10.51 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.9       Letter Agreement, dated April 30, 2001, between The Warnaco
              Group, Inc. and Alvarez & Marsal, Inc. (incorporated herein by reference to Exhibit 10.52 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

   10.10      Employment Agreement, dated as of June 11, 2001, between The
              Warnaco Group, Inc. and Antonio Alvarez (incorporated herein by reference to Exhibit 10.53 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

   10.11 Amended Employment Agreement, dated as of June 11, 2001, between The Warnaco Group, Inc. and Antonio Alvarez
              (incorporated herein by reference to Exhibit 10.42 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.12      Offer Letter and Employee Waiver, Release and Discharge of
              Claims pursuant to the Key Domestic Employee Retention Plan for Stanley Silverstein, dated November 26, 2001
              (incorporated herein by reference to Exhibit 10.41 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.13      Agreement to Extend Amended Employment Agreement between The
              Warnaco Group, Inc. and Antonio Alvarez, dated July 16, 2002
              (incorporated herein by reference to Exhibit 10.54 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.14      Letter Agreement, dated January 29, 2003, by and between
              Alvarez & Marsal, Inc. and The Warnaco Group, Inc.
              (incorporated by reference to Exhibit 10.26 to the Annual
              Report on Form 10-K filed by The Warnaco Group, Inc. on
              April 4, 2003).*

   10.15      Letter Agreement, dated March 18, 2003, by and between
              Alvarez & Marsal, Inc. and The Warnaco Group, Inc.
              (incorporated by reference to Exhibit 10.17 to the Annual
              Report on Form 10-K filed by The Warnaco Group, Inc. on
              April 4, 2003).*#

   10.16 Employment Agreement, dated as of April 14, 2003, by and between The Warnaco Group, Inc. and Joseph R. Gromek
              (incorporated by reference to Exhibit 10.7 to the Quarterly
              Report on Form 10-Q filed by The Warnaco Group, Inc. on May
              20, 2003).*

   10.17      Amended and Restated License Agreement, dated as of
              January 1, 1996, between Polo Ralph Lauren, L.P. and Warnaco
              Inc. (incorporated herein by reference to Exhibit 10.4 to The Warnaco Group, Inc.'s Form 10-Q filed November 14,
              1997).*

   10.18      Amended and Restated Design Services Agreement, dated as of
              January 1, 1996, between Polo Ralph Lauren Enterprises, L.P.
              and Warnaco Inc. (incorporated herein by reference to Exhibit 10.5 to The Warnaco Group, Inc.'s Form 10-Q filed
              November 14, 1997).*

   10.19 License Agreement and Design Services Agreement Amendment and Extension, dated as of September 19, 2003, by and among PRL USA, Inc., as successor to Polo Ralph Lauren L.P., The
              Polo/Lauren Company, L.P., Polo Ralph Lauren Corporation, as successor to Polo Ralph Lauren L.P., and Warnaco Inc. and
              Warnaco of Canada Company (incorporated herein by reference to Exhibit 10.2 to the Warnaco Group, Inc.'s Form 10-Q filed
              November 18, 2003).*#

   10.20      License Agreement, dated as of August 4, 1994, between
              Calvin Klein, Inc. and Calvin Klein Jeanswear Company
              (incorporated by reference to Exhibit 10.20 to Designer
              Holdings, Ltd.'s Registration Statement on Form S-1 (File
              No. 333-02236)).*

   10.21      Amendment to the Calvin Klein License Agreement, dated as of
              December 7, 1994 (incorporated by reference to
              Exhibit 10.21 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.22      Amendment to the Calvin Klein License Agreement, dated as of
              January 10, 1995 (incorporated by reference to
              Exhibit 10.22 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.23      Amendment to the Calvin Klein License Agreement, dated as of
              February 28, 1995 (incorporated by reference to
              Exhibit 10.23 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.24      Amendment to the Calvin Klein License Agreement, dated as of
              April 22, 1996 (incorporated by reference to Exhibit 10.38 to Designer Holdings, Ltd.'s Registration Statement on
              Form S-1 (File No. 333-02236)).*

   10.25      Amendment and Agreement, dated June 5, 2003, by and among
              Calvin Klein, Inc., Phillips-Van Heusen Corporation, Warnaco
              Inc., Calvin Klein Jeanswear Company, and CKJ Holdings
              Inc.'D'#

   10.26 Consent and Amendment No. 1 to the Facility Agreement, dated as of February 5, 2002 (incorporated herein by reference to Exhibit 10.49 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*

   10.27 Speedo Settlement Agreement, dated November 25, 2002, by and between Speedo International Limited and Authentic Fitness
              Corporation, Authentic Fitness Products, Inc., The Warnaco
              Group, Inc. and Warnaco Inc. (incorporated herein by reference to Exhibit 10.28 to The Warnaco Group, Inc.'s
              Annual Report on Form 10-K filed April 4, 2003).*

   10.28      Amendment to the Speedo Licenses, dated as of November 25,
              2002, by and among Speedo International Limited, Authentic
              Fitness Corporation and Authentic Fitness Products, Inc.
              (incorporated herein by reference to Exhibit 10.29 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*#

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.29      Settlement Agreement, dated January 22, 2001, by and between
              Calvin Klein Trademark Trust, Calvin Klein, Inc. and Calvin
              Klein and Linda Wachner, The Warnaco Group, Inc., Warnaco
              Inc., Designer Holdings, Ltd, CKJ Holdings, Inc., Jeanswear
              Holdings Inc., Calvin Klein Jeanswear Company and Outlet
              Holdings, Inc. (incorporated herein by reference to
              Exhibit 10.57 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*#

   10.30 License Agreement, dated as of March 1, 2003, by and between Nautica Apparel, Inc. and Authentic Fitness Corporation.
              (incorporated herein by reference to Exhibit 10.31 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*#

   10.31      Amended and Restated Master Agreement of Sale, dated as of
              September 30, 1998, among Warnaco Inc., as Originator, and
              Gregory Street, Inc., as Buyer and Servicer (incorporated herein by reference to Exhibit 10.4 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.32 Master Agreement of Sale, dated as of September 30, 1998, among Calvin Klein Jeanswear Company, as Originator, and
              Gregory Street, Inc., as Buyer and Servicer (incorporated herein by reference to Exhibit 10.5 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.33 Purchase and Sale Agreement, dated as of September 30, 1998, among Gregory Street, Inc., as Seller and initial Servicer and Warnaco Operations Corporation, as Buyer (incorporated herein by reference to Exhibit 10.6 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.34      Parallel Purchase Commitment, dated as of September 30,
              1998, among Warnaco Operations Corporation, as Seller and certain commercial lending institutions, as the Banks, and Gregory Street, Inc., as the initial Servicer and The Bank of Nova Scotia, as Agent (incorporated herein by reference to Exhibit 10.7 to The Warnaco Group, Inc.'s Form 10-Q filed
              November 16, 1998).*

   10.35      Receivables Purchase Agreement, dated as of September 30,
              1998, among Warnaco Operations Corporation, as Seller,
              Gregory Street, Inc., as Servicer, Liberty Street Funding
              Corp., and Corporate Asset Funding Company, Inc. as
              Investors and The Bank of Nova Scotia, as Agent, and
              Citicorp North America, Inc., as Co-Agent (incorporated herein by reference to Exhibit 10.8 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.36      Settlement Agreement, dated November 15, 2002, by and among
              Linda J. Wachner, the Debtors, the Bank of Nova Scotia and
              Citibank, N.A. in their capacity as Debt Coordinators for the Debtors' Prepetition Secured Lenders and the Official
              Committee of Unsecured Creditors of the Debtors
              (incorporated herein by reference to Exhibit 10.38 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*

   10.37 Acquisition Agreement, dated as of March 14, 1994, by and among Calvin Klein, Inc., The Warnaco Group, Inc. and
              Warnaco Inc. (incorporated herein by reference to Exhibit 10.6 to The Warnaco Group, Inc.'s Form 10-Q filed on
              May 24, 1994).*

   10.38 Letter Agreement, dated as of September 11, 2003, by and between The Warnaco Group, Inc. and Lawrence R. Rutkowski.**

   12.1       Computation of Ratio of Earnings to Fixed Charges.'D'

   21.1       Subsidiaries of The Warnaco Group, Inc.**

   23.1       Consent of Deloitte & Touche LLP.'D'

   23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included as Exhibit 5.1 hereto).

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   24.1       Powers of Attorney.**

   25.1       Statement of Eligibility on Form T-1 of Wells Fargo Bank
              Minnesota, National Association, as Trustee.**

   99.1       Form of Letter of Transmittal.'D'

   99.2       Form of Notice of Guaranteed Delivery.**

   99.3       Form of Letter to Clients.**

   99.4       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.**


---------

*    Incorporated herein by reference.

**   Previously filed.

'D'  Filed herewith.

# Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedule

Schedule II Valuation and Qualifying Accounts and Reserves

                            THE WARNACO GROUP, INC.

                 VALUATION & QUALIFYING ACCOUNTS & RESERVES(5)
                             (DOLLARS IN THOUSANDS)

                                                   ADDITIONS
                                     BALANCE AT   CHARGES TO         OTHER                          BALANCE
                                     BEGINNING     COST AND        ADDITIONS/                      AT END OF
            DESCRIPTION               OF YEAR     EXPENSES(1)   RECLASSIFICATION   DEDUCTIONS(4)     YEAR
            -----------               -------     -----------   ----------------   -------------     ----
Year ended December 30, 2000
    Receivable allowances..........   $ 93,872     $262,641         $ 6,993 (2)      $(267,837)    $ 95,669
                                      --------     --------         -------          ---------     --------
                                      --------     --------         -------          ---------     --------
    Inventory reserves.............   $ 14,374     $179,254         $ 4,076 (2)      $(168,408)    $ 29,296
                                      --------     --------         -------          ---------     --------
                                      --------     --------         -------          ---------     --------
Year Ended January 5, 2002
    Receivable allowances..........   $ 95,669     $253,943         $(1,344)(3)      $(235,350)    $112,918
                                      --------     --------         -------          ---------     --------
                                      --------     --------         -------          ---------     --------
    Inventory reserves.............   $ 29,296     $ 74,786         $  (627)(3)      $ (53,358)    $ 50,097
                                      --------     --------         -------          ---------     --------
                                      --------     --------         -------          ---------     --------
Year Ended January 4, 2003
    Receivable allowances..........   $112,918     $188,771              --          $(214,177)    $ 87,512
                                      --------     --------         -------          ---------     --------
    Inventory reserves.............   $ 50,097     $ 42,354         $(2,981)         $ (55,654)    $ 33,816
                                      --------     --------         -------          ---------     --------
                                      --------     --------         -------          ---------     --------

---------

(1) Includes bad debts, cash discounts, allowances and sales returns.

(2) Reserves related to assets acquired including fair value adjustments.

(3) Reclassifications of reserve amounts for assets held for sale.

(4)  Credits issued and amounts written-off, net of recoveries.

(5) See Note 8 of Notes to Consolidated Financial Statements for income tax valuation allowance information.


    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission which are not included with this additional financial data have been omitted because they are not applicable or the required information is shown in the Consolidated Financial Statements or Notes thereto.

ITEM 22. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 18th day of December, 2003.


                                          THE WARNACO GROUP, INC.


                                          By:                  *
                                              .................................
                                              Name: Joseph R. Gromek
                                              Title: President and Chief
Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Director, President and Chief         December 18, 2003
 .........................................    Executive Officer (Principal
            (JOSEPH R. GROMEK)                Executive Officer)

        /s/ LAWRENCE R. RUTKOWSKI           Senior Vice President and Chief       December 18, 2003
 .........................................    Financial Officer (Principal
         (LAWRENCE R. RUTKOWSKI)              Financial and Accounting Officer)

                    *                       Non-Executive Chairman of the Board   December 18, 2003
 .........................................    of Directors
          (STUART D. BUCHALTER)

                    *                       Director                              December 18, 2003
 .........................................
         (ANTONIO C. ALVAREZ II)

                    *                       Director                              December 18, 2003
 .........................................
             (DAVID A. BELL)

                    *                       Director                              December 18, 2003
 .........................................
          (RICHARD KARL GOELTZ)

                    *                       Director                              December 18, 2003
 .........................................
           (SHEILA A. HOPKINS)

                    *                       Director                              December 18, 2003
 .........................................
           (CHARLES R. PERRIN)

           */s/ JAY A. GALLUZZO
 .........................................
            (JAY A. GALLUZZO)
             ATTORNEY-IN-FACT
      PURSUANT TO POWER OF ATTORNEY

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 18th day of December, 2003.


                                          WARNACO INC.


                                          By:                  *

                                              .................................
                                              Name: Joseph R. Gromek
                                              Title: President and Chief
                                              Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Director, President and Chief         December 18, 2003
 .........................................    Executive Officer (Principal
            (JOSEPH R. GROMEK)                Executive Officer)

        /s/ LAWRENCE R. RUTKOWSKI           Senior Vice President and Chief       December 18, 2003
 .........................................    Financial Officer (Principal
         (LAWRENCE R. RUTKOWSKI)              Financial and Accounting Officer)

                    *                       Non-Executive Chairman of the Board   December 18, 2003
 .........................................    of Directors
          (STUART D. BUCHALTER)

                    *                       Director                              December 18, 2003
 .........................................
         (ANTONIO C. ALVAREZ II)

                    *                       Director                              December 18, 2003
 .........................................
             (DAVID A. BELL)

                    *                       Director                              December 18, 2003
 .........................................
          (RICHARD KARL GOELTZ)

                    *                       Director                              December 18, 2003
 .........................................
           (SHEILA A. HOPKINS)

                    *                       Director                              December 18, 2003
 .........................................
           (CHARLES R. PERRIN)

           */s/ JAY A. GALLUZZO
 .........................................
            (JAY A. GALLUZZO)
             ATTORNEY-IN-FACT
      PURSUANT TO POWER OF ATTORNEY

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 18th day of December, 2003.


                                          184 BENTON STREET INC.
                                          A.B.S. CLOTHING COLLECTION, INC.
                                          ABBEVILLE MANUFACTURING COMPANY
                                          AUTHENTIC FITNESS CORPORATION
                                          AUTHENTIC FITNESS ON-LINE, INC.
                                          AUTHENTIC FITNESS PRODUCTS INC.
                                          AUTHENTIC FITNESS RETAIL INC.
                                          CCC ACQUISITION CORP.
                                          C.F. HATHAWAY COMPANY
                                          CALVIN KLEIN JEANSWEAR COMPANY
                                          CKJ HOLDINGS, INC.
                                          DESIGNER HOLDINGS LTD.
                                          GREGORY STREET, INC.
                                          JEANSWEAR HOLDINGS, INC.
                                          KAI JAY MANUFACTURING COMPANY
                                          MYRTLE AVENUE, INC.
                                          OUTLET HOLDINGS, INC.
                                          OUTLET STORES, INC.
                                          PENHALIGON'S BY REQUEST, INC.
                                          RIO SPORTSWEAR, INC.
                                          UBERTECH PRODUCTS, INC.
                                          WARNACO INTERNATIONAL, L.L.C.
                                          WARNACO MEN'S SPORTSWEAR INC.
                                          WARNACO PUERTO RICO, INC.
                                          WARNACO SOURCING INC.
                                          WARNACO U.S., INC.
                                          WARNER'S DE COSTA RICA INC.


                                          BY:                  *

                                              .................................
                                             Name: Stanley P. Silverstein
                                              Title: President and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Director, President and Secretary     December 18, 2003
 .........................................    (Principal Executive Officer)
         (STANLEY P. SILVERSTEIN)

        /s/ LAWRENCE R. RUTKOWSKI           Director, Vice President and          December 18, 2003
 .........................................    Treasurer (Principal Financial and
         (LAWRENCE R. RUTKOWSKI)              Accounting Officer)

                    *                       Director                              December 18, 2003
 .........................................
            (WALLIS H. BROOKS)

           */s/ JAY A. GALLUZZO
 .........................................
            (JAY A. GALLUZZO)
             ATTORNEY-IN-FACT
      PURSUANT TO POWER OF ATTORNEY

                                 EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    2.1       Sale and Purchase Agreement, dated December 18, 2001,
              between Mullion International Limited and Royal Holdings,
              Inc. (incorporated herein by reference to Exhibit 2.3 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

    2.2       Deed of Variation, dated February 8, 2002, among Mullion
              International Limited, Royal Holdings, Inc. and Cradle
              Penhaligon's Limited (incorporated herein by reference to Exhibit 2.4 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*

    2.3       Stock and Asset Sale Agreement, dated as of December 21,
              2001, by and among Warnaco Inc., Warner's (U.K.) Ltd.,
              Warnaco (HK) Ltd. and Luen Thai Overseas Limited
              (incorporated herein by reference to Exhibit 2.5 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

    2.4 Consent and Waiver, dated as of January 21, 2002, by and among Warnaco Inc., Warner's (U.K.) Ltd., Warnaco (HK) Ltd.
              and Luen Thai Overseas Limited (incorporated herein by reference to Exhibit 2.6 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

    2.5 Consent and Waiver, dated as of February 1, 2002, by and among Warnaco Inc., Warner's (U.K.) Ltd., Warnaco (HK) Ltd.
              and Luen Thai Overseas Limited (incorporated herein by reference to Exhibit 2.7 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

    2.6       First Amended Joint Plan of Reorganization of The Warnaco
              Group, Inc. and its Affiliated Debtors in Possession Under
              Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.2 to The Warnaco Group, Inc.'s
              Form 10-Q filed on November 18, 2002).*

    2.7       Disclosure Statement with respect to the First Amended Joint
              Plan of Reorganization of The Warnaco Group, Inc. and its
              Affiliated Debtors and Debtors in Possession Under
              Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.3 to The Warnaco Group, Inc.'s
              Form 10-Q filed November 18, 2002).*

    3.1       Restated Certificate of Incorporation of Warnaco Inc.
              (incorporated by reference to Exhibit T3A-1 to the Form T-3 filed by The Warnaco Group, Inc. on January 17, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Inc. (incorporated by reference to Exhibit T3A-2 to the Form T-3 filed by The Warnaco Group,
              Inc. on January 17, 2003).*

    3.2       Bylaws of Warnaco Inc. (incorporated by reference to
              Exhibit T3B to the Form T-3 filed by The Warnaco Group,
              Inc. on January 17, 2003).*

    3.3       Amended and Restated Certificate of Incorporation of The
              Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on
              February 4, 2003).*

    3.4 Bylaws of The Warnaco Group, Inc. (incorporated by reference to the Annual Report on Form 10-K filed by The Warnaco
              Group, Inc. on April 4, 2003).*

    3.5       Certificate of Incorporation of 184 Benton Street Inc.
              (incorporated by reference to Exhibit T3A-5 to the Amendment
              No. 1 to Form T-3 filed by The Warnaco Group, Inc. on
              February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of 184 Benton
              Street Inc. (incorporated by reference to Exhibit T3A-6 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

    3.6 Bylaws of 184 Benton Street Inc. (incorporated by reference to Exhibit T3B-3 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.7       Articles of Incorporation of A.B.S. Clothing Collection,
              Inc. (incorporated by reference to Exhibit T3A-7 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of
              Amendment to Articles of Incorporation of A.B.S. Clothing
              Collection, Inc. (incorporated by reference to
              Exhibit T3A-8 to the Amendment No. 1 to Form T-3 filed by
              The Warnco Group, Inc. on February 3, 2003).*

    3.8 Bylaws of A.B.S. Clothing Collection, Inc. (incorporated by reference to Exhibit T3B-4 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.9       Certificate of Incorporation of Abbeville Manufacturing
              Company (incorporated by reference to Exhibit T3A-9 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Abbeville
              Manufacturing Company (incorporated by reference to Exhibit T3A-10 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.10 Bylaws of Abbeville Manufacturing Company (incorporated by reference to Exhibit T3B-5 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003),* as amended by the Amendment to the Bylaws of Abbeville Manufacturing Company.**

    3.11      Restated Certificate of Incorporation of Authentic Fitness
              Corporation,** as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness
              Corporation (incorporated by reference to Exhibit T3A-12 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

    3.12      Bylaws of Authentic Fitness Corporation.**

    3.13      Restated Certificate of Incorporation of Authentic Fitness
              On-Line, Inc. (incorporated by reference to Exhibit T3A-13 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness On-Line, Inc. (incorporated by reference to Exhibit T3A-14 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.14 Bylaws of Authentic Fitness On-Line, Inc. (incorporated by reference to Exhibit T3B-7 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003),* as amended by the Amendment to By-laws of Authentic
              Fitness On-Line, Inc.**

    3.15      Amended Certificate of Incorporation of Authentic Fitness
              Products Inc. (incorporated by reference to Exhibit T3A-15 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic Fitness Products Inc. (incorporated by reference to Exhibit T3A-16 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.16 Bylaws of Authentic Fitness Products Inc. (incorporated by reference to Exhibit T3B-8 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.17      Certificate of Incorporation of Authentic Fitness Retail
              Inc. (incorporated by reference to Exhibit T3A-17 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Authentic
              Fitness Retail Inc. (incorporated by reference to
              Exhibit T3A-18 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.18      Bylaws of Authentic Fitness Retail Inc. (incorporated by
              reference to Exhibit T3B-9 to the Amendment No. 1 to
              Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.19      Certificate of Incorporation of CCC Acquisition Corp.
              (incorporated by reference to Exhibit T3A-19 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of CCC Acquisition
              Corp. (incorporated by reference to Exhibit T3A-20 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.20 Bylaws of CCC Acquisition Corp. (incorporated by reference to Exhibit T3B-10 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.21      Amended Certificate of Incorporation of C.F. Hathaway
              Company (incorporated by reference to Exhibit T3A-21 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of C.F. Hathaway
              Company (incorporated by reference to Exhibit T3A-22 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.22 Bylaws of C.F. Hathaway Company (incorporated by reference to Exhibit T3B-11 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.23      Certificate of Incorporation of Calvin Klein Jeanswear
              Company (incorporated by reference to Exhibit T3A-23 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Calvin Klein
              Jeanswear Company (incorporated by reference to Exhibit T3A-24 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.24 Bylaws of Calvin Klein Jeanswear Company (incorporated by reference to Exhibit T3B-12 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.25      Certificate of Incorporation of CKJ Holdings, Inc.
              (incorporated by reference to Exhibit T3A-25 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of CKJ Holdings,
              Inc. (incorporated by reference to Exhibit T3A-26 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.26      Bylaws of CKJ Holdings, Inc. (incorporated by reference to
              Exhibit T3B-13 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.27      Certificate of Incorporation of Designer Holdings Ltd.
              (incorporated by reference to Exhibit T3A-27 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Designer
              Holdings Ltd. (incorporated by reference to Exhibit T3A-28 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.28 Bylaws of Designer Holdings Ltd. (incorporated by reference to Exhibit T3B-14 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.29      Certificate of Incorporation of Gregory Street, Inc.
              (incorporated by reference to Exhibit T3A-29 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of
              Amendment to Certificate of Incorporation of Gregory Street,
              Inc. (incorporated by reference to Exhibit T3A-30 to the
              Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.30      Bylaws of Gregory Street, Inc. (incorporated by reference to
              Exhibit T3B-15 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.31      Certificate of Incorporation of Jeanswear Holdings, Inc.
              (incorporated by reference to Exhibit T3A-31 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Jeanswear
              Holdings, Inc. (incorporated by reference to Exhibit T3A-32 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.32 Bylaws of Jeanswear Holdings, Inc. (incorporated by reference to Exhibit T3B-16 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.33      Amended Certificate of Incorporation of Kai Jay
              Manufacturing Company (incorporated by reference to Exhibit T3A-33 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Kai Jay Manufacturing Company (incorporated by reference to Exhibit T3A-34 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.34 Bylaws of Kai Jay Manufacturing Company (incorporated by reference to Exhibit T3B-17 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.35      Certificate of Incorporation of Myrtle Avenue, Inc.
              (incorporated by reference to Exhibit T3A-35 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Myrtle Avenue,
              Inc. (incorporated by reference to Exhibit T3A-36 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.36      Bylaws of Myrtle Avenue, Inc. (incorporated by reference to
              Exhibit T3B-18 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.37      Certificate of Incorporation of Outlet Holdings, Inc.
              (incorporated by reference to Exhibit T3A-37 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Outlet
              Holdings, Inc. (incorporated by reference to Exhibit T3A-38 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.38 Bylaws of Outlet Holdings, Inc. (incorporated by reference to Exhibit T3B-19 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.39      Certificate of Incorporation of Outlet Stores, Inc.
              (incorporated by reference to Exhibit T3A-39 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Outlet Stores,
              Inc. (incorporated by reference to Exhibit T3A-40 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.40      Bylaws of Outlet Stores, Inc. (incorporated by reference to
              Exhibit T3B-20 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.41      Certificate of Incorporation of Penhaligon's by Request,
              Inc. (incorporated by reference to Exhibit T3A-41 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Penhaligon's by Request, Inc. (incorporated by reference to Exhibit T3A-42 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.42 Bylaws of Penhaligon's by Request, Inc. (incorporated by reference to Exhibit T3B-21 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.43      Amended Certificate of Incorporation of Rio Sportswear, Inc.
              (incorporated by reference to Exhibit T3A-43 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Rio Sportswear,
              Inc. (incorporated by reference to Exhibit T3A-44 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.44      Bylaws of Rio Sportswear, Inc. (incorporated by reference to
              Exhibit T3B-22 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.45      Amended Certificate of Incorporation of Ubertech Products,
              Inc. (incorporated by reference to Exhibit T3A-45 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Ubertech
              Products, Inc. (incorporated by reference to Exhibit T3A-46 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.46 Bylaws of Ubertech Products, Inc. (incorporated by reference to Exhibit T3B-23 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.47      Amended Certificate of Formation of Warnaco International,
              L.L.C. (incorporated by reference to Exhibit T3A-47 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.48      Amended and Restated Limited Liability Company Agreement of
              Warnaco International, L.L.C. (incorporated by reference to
              Exhibit T3B-24 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.49      Amended Certificate of Incorporation of Warnaco Men's
              Sportswear Inc. (incorporated by reference to Exhibit T3A-49 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Men's Sportswear Inc. (incorporated by reference to Exhibit T3A-50 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.50 Bylaws of Warnaco Men's Sportswear Inc. (incorporated by reference to Exhibit T3B-25 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.51      Amended Certificate of Incorporation of Warnaco Puerto Rico,
              Inc. (incorporated by reference to Exhibit T3A-51 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco Puerto
              Rico, Inc. (incorporated by reference to Exhibit T3A-52 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
    3.52      Bylaws of Warnaco Puerto Rico, Inc. (incorporated by
              reference to Exhibit T3B-26 to the Amendment No. 1 to
              Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    3.53      Certificate of Incorporation of Warnaco Sourcing Inc.
              (incorporated by reference to Exhibit T3A-53 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco
              Sourcing Inc. (incorporated by reference to Exhibit T3A-54 to the Amendment No. 1 to Form T-3 filed by The Warnaco
              Group, Inc. on February 3, 2003).*

    3.54 Bylaws of Warnaco Sourcing Inc. (incorporated by reference to Exhibit T3B-27 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3, 2003).*

    3.55      Amended Certificate of Incorporation of Warnaco U.S., Inc.
              (incorporated by reference to Exhibit T3A-55 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warnaco U.S.,
              Inc. (incorporated by reference to Exhibit T3A-56 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc.
              on February 3, 2003).*

    3.56      Bylaws of Warnaco U.S., Inc. (incorporated by reference to
              Exhibit T3B-28 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.57      Amended Certificate of Incorporation of Warner's de Costa
              Rica Inc. (incorporated by reference to Exhibit T3A-57 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group,
              Inc. on February 3, 2003), as amended by the Certificate of Amendment to Certificate of Incorporation of Warner's de
              Costa Rica Inc. (incorporated by reference to
              Exhibit T3A-58 to the Amendment No. 1 to Form T-3 filed by
              The Warnaco Group, Inc. on February 3, 2003).*

    3.58 Bylaws of Warner's de Costa Rica Inc. (incorporated by reference to Exhibit T3B-29 to the Amendment No. 1 to Form T-3 filed by The Warnaco Group, Inc. on February 3,
              2003).*

    4.1 Registration Rights Agreement, dated as of June 12, 2003, among Warnaco Inc., the Guarantors (as defined therein) and the Initial Purchasers (as defined therein).**

    4.2 Indenture, dated as of June 12, 2003, among Warnaco Inc., the Guarantors (as defined therein) and the Trustee (as defined therein).**

    4.3       Rights Agreement, dated as of February 4, 2003, between The
              Warnaco Group, Inc. and the Rights Agent, including Form of
              Rights Certificate as Exhibit A, Summary of Rights to
              Purchase Preferred Stock as Exhibit B and the Form of
              Certificate of Designation for the Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4,
              2003).*

    4.4 Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof
              (as described in the Registration Rights Agreement)
              (incorporated herein by reference to Exhibit 4.5 to The
              Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

    5.1 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the notes being offered hereby.**

    5.2 Form of Opinion of Schreck Brignone, regarding the legality of certain of the guarantees being offered hereby.'D'

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.1       Senior Secured Revolving Credit Agreement, dated as of
              February 4, 2003, among Warnaco Inc., The Warnaco Group,
              Inc., the Administrative Agent, the Lenders, the Issuing
              Banks, the Syndication Agent and Salomon Smith Barney Inc.
              and J.P. Morgan Securities, Inc., as joint lead managers and joint lead book managers (incorporated herein by reference to Exhibit 99.2 to The Warnaco Group, Inc.'s Form 8-K filed
              February 10, 2003).*

   10.2       Amendment No. 1, Consent and Waiver, dated as of November
              12, 2003, to the Senior Secured Revolving Credit Agreement, dated as of February 4, 2003, among Warnaco Inc., The
              Warnaco Group, Inc., the financial institutions from time to time party thereto as lenders, the financial institutions from time to time party thereto as issuers, Citicorp North
              America, as administrative agent and collateral agent for the Lenders and the Issuers, JPMorgan Chase Bank, as syndication agent for the Lenders and the Issuers and Bank of America, NA, The CIT Group/Commercial Services Inc., and
              Congress Financial Corporation (Central), each as a co-documentation agent for the Lenders and Issuers.'D'

   10.3 Pledge and Security Agreement, dated as of February 4, 2003, among Warnaco Inc., as a grantor, the Guarantors and Citicorp North America, Inc., as administrative agent
              (incorporated herein by reference to Exhibit 99.3 to The
              Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

   10.4 Intercreditor Agreement, dated as of February 4, 2003, among the Administrative Agent, the Indenture Trustee, the
              Collateral Trustee, Warnaco and the Guarantors (incorporated herein by reference to Exhibit 99.4 to The Warnaco Group, Inc.'s Form 8-K filed February 10, 2003).*

   10.5 Warnaco Employee Retirement Plan (incorporated herein by reference to Exhibit 10.11 to The Warnaco Group, Inc.'s
              Registration Statement on Form S-1, No. 33-4587).*

   10.6       The Warnaco Group, Inc. 2003 Stock Incentive Plan
              (incorporated herein by reference to Appendix D to The
              Warnaco Group, Inc.'s Proxy Statement filed April 29,
              2003).*

   10.7       The Warnaco Group, Inc. Incentive Compensation Plan
              (incorporated herein by reference to Appendix E to The
              Warnaco Group, Inc.'s Proxy Statement filed April 29,
              2003).*

   10.8       Summary of Key Domestic Employee Retention Plan
              (incorporated herein by reference to Exhibit 10.51 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.9       Letter Agreement, dated April 30, 2001, between The Warnaco
              Group, Inc. and Alvarez & Marsal, Inc. (incorporated herein by reference to Exhibit 10.52 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

   10.10      Employment Agreement, dated as of June 11, 2001, between The
              Warnaco Group, Inc. and Antonio Alvarez (incorporated herein by reference to Exhibit 10.53 to The Warnaco Group, Inc.'s
              Form 10-K filed July 31, 2002).*

   10.11 Amended Employment Agreement, dated as of June 11, 2001, between The Warnaco Group, Inc. and Antonio Alvarez
              (incorporated herein by reference to Exhibit 10.42 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.12      Offer Letter and Employee Waiver, Release and Discharge of
              Claims pursuant to the Key Domestic Employee Retention Plan for Stanley Silverstein, dated November 26, 2001
              (incorporated herein by reference to Exhibit 10.41 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.13      Agreement to Extend Amended Employment Agreement between The
              Warnaco Group, Inc. and Antonio Alvarez, dated July 16, 2002
              (incorporated herein by reference to Exhibit 10.54 to The
              Warnaco Group, Inc.'s Form 10-K filed July 31, 2002).*

   10.14      Letter Agreement, dated January 29, 2003, by and between
              Alvarez & Marsal, Inc. and The Warnaco Group, Inc.
              (incorporated by reference to Exhibit 10.26 to the Annual
              Report on Form 10-K filed by The Warnaco Group, Inc. on
              April 4, 2003).*

   10.15      Letter Agreement, dated March 18, 2003, by and between
              Alvarez & Marsal, Inc. and The Warnaco Group, Inc.
              (incorporated by reference to Exhibit 10.17 to the Annual
              Report on Form 10-K filed by The Warnaco Group, Inc. on
              April 4, 2003).*#

   10.16 Employment Agreement, dated as of April 14, 2003, by and between The Warnaco Group, Inc. and Joseph R. Gromek
              (incorporated by reference to Exhibit 10.7 to the Quarterly
              Report on Form 10-Q filed by The Warnaco Group, Inc. on May
              20, 2003).*

   10.17      Amended and Restated License Agreement, dated as of
              January 1, 1996, between Polo Ralph Lauren, L.P. and Warnaco
              Inc. (incorporated herein by reference to Exhibit 10.4 to The Warnaco Group, Inc.'s Form 10-Q filed November 14,
              1997).*

   10.18      Amended and Restated Design Services Agreement, dated as of
              January 1, 1996, between Polo Ralph Lauren Enterprises, L.P.
              and Warnaco Inc. (incorporated herein by reference to Exhibit 10.5 to The Warnaco Group, Inc.'s Form 10-Q filed
              November 14, 1997).*

   10.19 License Agreement and Design Services Agreement Amendment and Extension, dated as of September 19, 2003, by and among PRL USA, Inc., as successor to Polo Ralph Lauren L.P., The
              Polo/Lauren Company, L.P., Polo Ralph Lauren Corporation, as successor to Polo Ralph Lauren L.P., and Warnaco Inc. and
              Warnaco of Canada Company (incorporated herein by reference to Exhibit 10.2 to the Warnaco Group, Inc.'s Form 10-Q filed
              November 18, 2003).*#

   10.20      License Agreement, dated as of August 4, 1994, between
              Calvin Klein, Inc. and Calvin Klein Jeanswear Company
              (incorporated by reference to Exhibit 10.20 to Designer
              Holdings, Ltd.'s Registration Statement on Form S-1 (File
              No. 333-02236)).*

   10.21      Amendment to the Calvin Klein License Agreement, dated as of
              December 7, 1994 (incorporated by reference to
              Exhibit 10.21 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.22      Amendment to the Calvin Klein License Agreement, dated as of
              January 10, 1995 (incorporated by reference to
              Exhibit 10.22 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.23      Amendment to the Calvin Klein License Agreement, dated as of
              February 28, 1995 (incorporated by reference to
              Exhibit 10.23 to Designer Holdings, Ltd.'s Registration
              Statement on Form S-1 (File No. 333-02236)).*

   10.24      Amendment to the Calvin Klein License Agreement, dated as of
              April 22, 1996 (incorporated by reference to Exhibit 10.38 to Designer Holdings, Ltd.'s Registration Statement on
              Form S-1 (File No. 333-02236)).*

   10.25      Amendment and Agreement, dated June 5, 2003, by and among
              Calvin Klein, Inc., Phillips-Van Heusen Corporation, Warnaco
              Inc., Calvin Klein Jeanswear Company, and CKJ Holdings
              Inc.'D'#

   10.26 Consent and Amendment No. 1 to the Facility Agreement, dated as of February 5, 2002 (incorporated herein by reference to Exhibit 10.49 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*

   10.27 Speedo Settlement Agreement, dated November 25, 2002, by and between Speedo International Limited and Authentic Fitness
              Corporation, Authentic Fitness Products, Inc., The Warnaco
              Group, Inc. and Warnaco Inc. (incorporated herein by reference to Exhibit 10.28 to The Warnaco Group, Inc.'s
              Annual Report on Form 10-K filed April 4, 2003).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.28      Amendment to the Speedo Licenses, dated as of November 25,
              2002, by and among Speedo International Limited, Authentic
              Fitness Corporation and Authentic Fitness Products, Inc.
              (incorporated herein by reference to Exhibit 10.29 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*#

   10.29      Settlement Agreement, dated January 22, 2001, by and between
              Calvin Klein Trademark Trust, Calvin Klein, Inc. and Calvin
              Klein and Linda Wachner, The Warnaco Group, Inc., Warnaco
              Inc., Designer Holdings, Ltd, CKJ Holdings, Inc., Jeanswear
              Holdings Inc., Calvin Klein Jeanswear Company and Outlet
              Holdings, Inc. (incorporated herein by reference to Exhibit 10.57 to The Warnaco Group, Inc.'s Form 10-K filed
              July 31, 2002).*#

   10.30 License Agreement, dated as of March 1, 2003, by and between Nautica Apparel, Inc. and Authentic Fitness Corporation.
              (incorporated herein by reference to Exhibit 10.31 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*#

   10.31      Amended and Restated Master Agreement of Sale, dated as of
              September 30, 1998, among Warnaco Inc., as Originator, and
              Gregory Street, Inc., as Buyer and Servicer (incorporated herein by reference to Exhibit 10.4 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.32 Master Agreement of Sale, dated as of September 30, 1998, among Calvin Klein Jeanswear Company, as Originator, and
              Gregory Street, Inc., as Buyer and Servicer (incorporated herein by reference to Exhibit 10.5 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.33 Purchase and Sale Agreement, dated as of September 30, 1998, among Gregory Street, Inc., as Seller and initial Servicer and Warnaco Operations Corporation, as Buyer (incorporated herein by reference to Exhibit 10.6 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.34      Parallel Purchase Commitment, dated as of September 30,
              1998, among Warnaco Operations Corporation, as Seller and certain commercial lending institutions, as the Banks, and Gregory Street, Inc., as the initial Servicer and The Bank of Nova Scotia, as Agent (incorporated herein by reference to Exhibit 10.7 to The Warnaco Group, Inc.'s Form 10-Q filed
              November 16, 1998).*

   10.35      Receivables Purchase Agreement, dated as of September 30,
              1998, among Warnaco Operations Corporation, as Seller,
              Gregory Street, Inc., as Servicer, Liberty Street Funding
              Corp., and Corporate Asset Funding Company, Inc. as
              Investors and The Bank of Nova Scotia, as Agent, and
              Citicorp North America, Inc., as Co-Agent (incorporated herein by reference to Exhibit 10.8 to The Warnaco Group, Inc.'s Form 10-Q filed November 16, 1998).*

   10.36      Settlement Agreement, dated November 15, 2002, by and among
              Linda J. Wachner, the Debtors, the Bank of Nova Scotia and
              Citibank, N.A. in their capacity as Debt Coordinators for the Debtors' Prepetition Secured Lenders and the Official
              Committee of Unsecured Creditors of the Debtors
              (incorporated herein by reference to Exhibit 10.38 to The
              Warnaco Group, Inc.'s Annual Report on Form 10-K filed
              April 4, 2003).*

   10.37 Acquisition Agreement, dated as of March 14, 1994, by and among Calvin Klein, Inc., The Warnaco Group, Inc. and
              Warnaco Inc. (incorporated herein by reference to Exhibit 10.6 to The Warnaco Group, Inc.'s Form 10-Q filed on
              May 24, 1994).*

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
   10.38      Letter Agreement, dated as of September 11, 2003, by and
              between The Warnaco Group, Inc. and Lawrence R. Rutkowski.**

   12.1       Computation of Ratio of Earnings to Fixed Charges.'D'

   21.1       Subsidiaries of The Warnaco Group, Inc.**

   23.1       Consent of Deloitte & Touche LLP.'D'

   23.2       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
              (included as Exhibit 5.1 hereto).

   24.1       Powers of Attorney.**

   25.1       Statement of Eligibility on Form T-1 of Wells Fargo Bank
              Minnesota, National Association, as Trustee.**

   99.1       Form of Letter of Transmittal.'D'

   99.2       Form of Notice of Guaranteed Delivery.**

   99.3       Form of Letter to Clients.**

   99.4       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.**


---------

*    Incorporated herein by reference.

**   Previously filed.

'D'  Filed herewith.

# Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

                         STATEMENT OF DIFFERENCES
                         ------------------------

The trademark symbol shall be expressed as............................ 'TM'
The registered trademark symbol shall be expressed as................. 'r'
The section symbol shall be expressed as.............................. 'SS'
The dagger symbol shall be expressed as............................... 'D'
The service mark symbol shall be expressed as......................... 'SM'